As filed with the U.S. Securities and Exchange Commission on March 10, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RANGER BERMUDA TOPCO LTD*
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	6331 (Primary Standard Industrial Classification Code Number)	98-1833921 (I.R.S. Employer Identification Number)
48 Par-La-Ville Road, Suite 1141
Hamilton HM 11, Bermuda
(441) 298-4900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
CT Corporation System
28 Liberty St 42nd Floor
New York, NY 10005
(212) 894-8940
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Tim Cruickshank Christian G. Kurtz Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019 (212) 373-3000	Lawrence F. Metz Executive Vice Chairman and Group President Maiden Holdings, Ltd. 48 Par-La-Ville Road, Suite 1141 Hamilton HM 11, Bermuda (441) 298-4900	Todd E. Freed Patrick J. Lewis Dwight S. Yoo Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 (212) 735-3000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the mergers described in the enclosed proxy statement/prospectus.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

*
The registrant is currently named Ranger Bermuda Topco Ltd. The registrant plans to change its name to “           ” following the effective date of this registration statement and prior to completion of the transactions described in the enclosed proxy statement/prospectus.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy such securities be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
SUBJECT TO COMPLETION — DATED MARCH 10, 2025
TO THE SHAREHOLDERS OF MAIDEN HOLDINGS, LTD.
MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT
                 , 2025
Dear Shareholders:
Maiden Holdings, Ltd. (“Maiden”) and Kestrel Group LLC (“Kestrel”) have entered into a combination agreement (the “combination agreement”) providing for the combination of Maiden and Kestrel under a new Bermuda holding company named Ranger Bermuda Topco Ltd (“Bermuda NewCo”). The transaction will bring together two values-driven insurance organizations with a shared commitment to innovation, service and long-term relationships. The combined company will be led by Luke Ledbetter (Chief Executive Officer), Terry Ledbetter (Executive Chairman) and Patrick J. Haveron (President and Chief Financial Officer).
The combination agreement provides that, upon the terms and subject to the conditions set forth therein, Maiden and Kestrel will effect transactions to combine their respective businesses and, as a result, will each become wholly owned subsidiaries of Bermuda NewCo. The combination agreement and the transactions contemplated thereby (the “transaction”) have been unanimously approved by all of the directors of Maiden that voted on the matter (with two directors, having declared their interest in the transaction, recusing themselves from voting) and unanimously approved by the Board of Managers of Kestrel. In connection with the closing of the transaction (the “closing”), each issued and outstanding common share of Maiden, par value $0.01 per share (“Maiden shares” and each, a “Maiden share”), other than any Maiden share underlying outstanding options to purchase Maiden shares or that are unvested or subject to a risk of forfeiture, will be automatically canceled and converted into the right to receive one common share of Bermuda NewCo. The equityholders of Kestrel (the “Kestrel equityholders”), at the closing, will receive an aggregate of $40,000,000 in cash and 55,000,000 common shares of Bermuda NewCo. In addition, the Kestrel equityholders will be entitled to receive contingent consideration up to the lesser of (x)  an aggregate number of Bermuda NewCo common shares equal to $45,000,000 divided by certain volume weighted average prices of such shares, subject to the achievement of certain EBITDA milestones by the businesses that Kestrel conducted immediately prior to the closing and any extensions of such businesses or related or ancillary businesses existing thereafter, subject to other terms and conditions as set forth in the combination agreement and (y) 55,000,000 common shares of Bermuda NewCo.
Bermuda NewCo, which will be rebranded as Kestrel Group following the closing, intends to apply to list its common shares on the Nasdaq Capital Market under the symbol “       ,” subject to official notice of issuance.
Completion of the transaction requires, among other things, the approval of Maiden shareholders. To obtain the required approval, Maiden will hold a special general meeting of Maiden shareholders (the “Maiden special meeting”) on                  , 2025.
MAIDEN’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS TO BE VOTED ON AT THE MAIDEN SPECIAL MEETING.
Information about the Maiden special meeting, the transaction and the other business to be considered by Maiden shareholders is contained in this document and the documents incorporated by reference, which we urge you to read carefully. In particular, see “Risk Factors” beginning on page 34.
Your vote is very important. Whether or not you plan to attend the Maiden special meeting, please submit a proxy to vote your shares as soon as possible to make sure your shares are represented at the Maiden special meeting.
Lawrence F. Metz
Executive Vice Chairman and Group President
Maiden Holdings, Ltd.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued in connection with the transaction or determined if the accompanying proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The accompanying proxy statement/prospectus is dated            , 2025 and is first being mailed or otherwise delivered to shareholders of Maiden on or about            , 2025.

ADDITIONAL INFORMATION
The accompanying proxy statement/prospectus incorporates by reference important business and financial information about Maiden from documents that are not included in or delivered with the proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in the proxy statement/prospectus by requesting them in writing or by telephone from Maiden at the following address, telephone number and website:
Maiden Holdings, Ltd.
48 Par-La-Ville Road, Suite 1141
Hamilton HM 11, Bermuda
Attention: Investor Relations
(441) 298-4900
www.maiden.bm (“Investor Relations” tab)
In addition, if you have questions about the transaction or the Maiden special meeting, or if you need to obtain copies of the accompanying proxy statement/prospectus, proxy cards, election forms or other documents incorporated by reference in the proxy statement/prospectus, you may contact Maiden’s proxy solicitation agent, Equiniti Trust Company, LLC (“Equiniti”), at the telephone numbers listed below. You will not be charged for any of the documents you request.
Equiniti Trust Company, LLC
55 Challenger Road, 2nd Floor
Ridgefield Park, NJ 07660
Toll-free number: (800) 937-5449
Website: https://equiniti.com/us/ast-access/
Email Address: helpAST@equiniti.com
If you would like to request documents, please do so by            , 2025 in order to receive them before the Maiden special meeting.
For a more detailed description of the information incorporated by reference in the accompanying proxy statement/prospectus and how you may obtain it, see “Where You Can Find More Information” beginning on page 189 of the accompanying proxy statement/prospectus.

Maiden Holdings, Ltd.
48 Par-La-Ville Road, Suite 1141
Hamilton HM 11, Bermuda
NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS
           , 2025
The Board of Directors of Maiden Holdings, Ltd. has called for a special general meeting of the shareholders of Maiden Holdings, Ltd. (the “Maiden special meeting”), a Bermuda exempted company (“Maiden”), to be held at        on          , 2025 at          Atlantic Standard Time, to consider and vote upon the following matters:
(1)
Proposal 1: to approve the voting cutback proposal, being the amendment of Bye-Law 1.1. and Bye-Law 33 of the Bye-Laws of Maiden to remove the 9.5% voting limitation contained therein;

(2)
Proposal 2: to approve the first merger approval bye-law proposal, being the amendment of Bye-Law 87 of the Bye-Laws of Maiden to require that the first merger resolution (as defined below) shall be approved by a simple majority of votes cast at the Maiden special meeting;

(3)
Proposal 3: to approve the Statutory Merger Agreement and the merger of Ranger Bermuda Merger Sub Ltd. with and into Maiden, pursuant to and in accordance with the terms of the combination agreement and the Statutory Merger Agreement, with Maiden surviving as a direct wholly owned subsidiary of Ranger U.S. Newco LLC and an indirect wholly owned subsidiary of Bermuda NewCo (the “first merger resolution”);

(4)
Proposal 4: to authorize the adjournment of the special meeting by Maiden to permit further solicitation of proxies if a quorum is present and sufficient votes are not represented at the special meeting to approve the first merger resolution or to ensure that any supplement or amendment to the proxy statement/prospectus is timely provided to Maiden shareholders;

(5)
Proposal 5: to approve the equity incentive plan for service providers of Bermuda NewCo and its subsidiaries; and

(6)
Proposal 6: to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to Maiden’s named executive officers in connection with the mergers.

THE MAIDEN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MAIDEN SHAREHOLDERS VOTE “FOR” EACH PROPOSAL.
Holders of Maiden common shares (“Maiden shares”) of record at the close of business on        , 2025 are entitled to vote at the Maiden special meeting, or to approve the adjournment or postponement of the Maiden special meeting (if it is necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the proposals). A list of registered common shareholders as of the close of business on            , 2025 will be available for examination by any Maiden shareholder during normal business hours through            , 2025, at the principal executive offices of Maiden, at 48 Par-La-Ville Road, Suite 1141, Hamilton HM 11, Bermuda. As a Maiden shareholder, you are cordially invited to attend the meeting in person. Regardless of whether you expect to be present at the meeting, please either complete, sign and date the enclosed proxy card and mail it promptly in the enclosed envelope, or vote electronically via the Internet or telephone as described in greater detail in the proxy statement/prospectus and on the enclosed proxy card. Returning the enclosed proxy card, or voting electronically or telephonically, will not affect your right to vote in person if you attend the meeting. You should NOT send certificates representing Maiden shares with the enclosed proxy card.

For purposes of Section 106(2)(b)(i) of the Companies Act 1981 of Bermuda (the “Bermuda Companies Act”), the Maiden board (with two directors having recused themselves due to an interest in the transaction) considers the fair value for each Maiden share to be the right to receive one (1) duly authorized, validly issued, fully paid and nonassessable US NewCo interest.
In accordance with Section 106(2)(b)(ii) of the Bermuda Companies Act, a dissenting shareholder is entitled to be paid the fair value of its shares. Maiden shareholders who do not vote in favor of the first merger resolution and who are not satisfied that they have been offered fair value for their shares may, within one month of the giving of notice to the Maiden shareholders of the Maiden special meeting to approve the first merger resolution, apply to the Supreme Court of Bermuda (the “Bermuda Court”) to appraise the fair value of their shares. Persons owning beneficial interests in Maiden shares but who are not shareholders of record should note that only persons who are shareholders of record are entitled to make an application for appraisal. Any Maiden shareholder intending to exercise appraisal rights MUST file its application for appraisal of the fair value of its Maiden shares with the Bermuda Court within ONE MONTH after the date that the notice convening the Maiden special meeting is deemed to have been received.
By Order of the Maiden Board of Directors,
Lawrence F. Metz
Executive Vice Chairman and Group President
Pembroke, Bermuda
                 , 2025
YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MAIDEN SPECIAL MEETING. YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT THE TRANSACTION OR THE MAIDEN SPECIAL MEETING PLEASE CONTACT MAIDEN HOLDINGS, LTD. ATTENTION: INVESTOR RELATIONS, 48 PAR-LA-VILLE ROAD, SUITE 1141, HAMILTON HM 11, BERMUDA, (441) 298-4900. IF YOU HAVE QUESTIONS ABOUT VOTING YOUR SHARES, PLEASE FOLLOW THE CONTACT INSTRUCTIONS ON YOUR PROXY CARD. IF YOU HOLD YOUR SHARES IN “STREET NAME,” YOU SHOULD INSTRUCT YOUR BROKER HOW TO VOTE YOUR SHARES IN ACCORDANCE WITH YOUR VOTING INSTRUCTION FORM.

PROXY STATEMENT/PROSPECTUS

i

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC by Bermuda NewCo, constitutes a prospectus of Bermuda NewCo under the Securities Act, with respect to the common shares of Bermuda NewCo, par value $0.01 per share (the “Bermuda NewCo common shares”) to be issued to Maiden shareholders pursuant to the transaction. This proxy statement/prospectus also constitutes a proxy statement for Maiden under Section 14(a) of the Exchange Act. It also constitutes a notice of meeting with respect to the Maiden special meeting.
Maiden has supplied all information contained in or incorporated by reference into this proxy statement/prospectus relating to Maiden, and Kestrel has supplied all information contained in or incorporated by reference into this proxy statement/prospectus relating to Kestrel. Maiden and Kestrel have both contributed information relating to the transaction. You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated            , 2025, and you should assume that the information contained in this proxy statement/prospectus is accurate only as of such date. You should assume that the information incorporated by reference into this proxy statement/prospectus is only accurate as of the date of such information. Neither the mailing of this proxy statement/prospectus to Maiden shareholders nor the issuance by Bermuda NewCo of Bermuda NewCo common shares pursuant to the transaction will create any implication to the contrary.
This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.
Unless otherwise indicated or as the context otherwise requires, all references in this proxy statement/prospectus to:
•
“adjournment proposal” means the proposal to authorize the adjournment of the Maiden special meeting by Maiden to permit further solicitation of proxies if a quorum is present and sufficient votes are not represented at the Maiden special meeting to approve the first merger resolution or to ensure that any supplement or amendment to the proxy statement/prospectus is timely provided to Maiden shareholders;

•
“advisory vote on merger-related compensation proposal” means the proposal to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to Maiden’s named executive officers in connection with the mergers;

•
“AmTrust” means AmTrust Financial Services, Inc.;

•
“AmTrust Insurance Companies” means Park National Insurance Company, Republic Fire and Casualty Insurance Company, Rochdale Insurance Company and Sierra Specialty Insurance Company;

•
“AmTrust registration and investor rights agreement” means that certain Registration and Investor Rights Agreement, by and between Bermuda NewCo and AmTrust;

•
“Bermuda Companies Act” means the Companies Act 1981 of Bermuda, as amended;

•
“Bermuda Court” means the Supreme Court of Bermuda;

•
“Bermuda NewCo” means Ranger Bermuda Topco Ltd, a Bermuda exempted company limited by shares, currently a direct wholly owned subsidiary of Maiden;

•
“Bermuda NewCo board” means the board of directors of Bermuda NewCo following consummation of the transaction;

•
“Bermuda NewCo bye-laws” means the amended and restated bye-laws of Bermuda NewCo, which is included as Exhibit 3.3 to the registration statement of which this proxy statement/prospectus is a part;

•
“Bermuda NewCo equity plan proposal” means the proposal to approve the Bermuda NewCo equity plan;

•
“Bermuda NewCo memorandum of association” means the memorandum of association and certificate of deposit of memorandum of increase of share capital of Bermuda NewCo, which are included as Exhibit 3.2 to the registration statement of which this proxy statement/prospectus is a part;

•
“closing” means the closing of the transaction;

•
“Code” means the U.S. Internal Revenue Code of 1986, as amended;

•
“combination” refers collectively to the Kestrel contribution and the mergers;

•
“combination agreement” means the Combination Agreement, dated as of December 29, 2024, by and among Kestrel, the Kestrel equityholders, Maiden, US NewCo, Merger Sub I, Bermuda NewCo and Merger Sub II, as amended by the Letter Agreement, dated February 17, 2025, by and among Kestrel, the Kestrel equityholders, Maiden, US NewCo, Merger Sub I, Bermuda NewCo and Merger Sub II, and as it may be further amended from time to time;

•
“combined company” refers collectively to Bermuda NewCo and its subsidiaries, including Maiden and Kestrel, following completion of the combination;

•
“Exchange Act” means the Securities Exchange Act of 1934, as amended;

•
“paying agent” means Equiniti Trust Company, LLC (or such other bank or trust company reasonably acceptable to Maiden and Kestrel);

•
“first merger” means the merger through which Merger Sub I merges with and into Maiden, with Maiden surviving the merger as a direct wholly owned subsidiary of US NewCo;

•
“first merger approval bye-law proposal” means the proposal to approve the amendment to Bye-Law 87 of the Maiden bye-laws;

•
“first merger effective time” means the effective time of the first merger;

•
“first merger resolution” means the proposal to approve the Statutory Merger Agreement and the first merger, pursuant to and in accordance with the terms of the combination agreement and the Statutory Merger Agreement;

•
“GAAP” means generally accepted accounting principles in the United States;

•
“governmental authority” means any government, legislature, political subdivision, court, board, regulatory or administrative agency, self-regulatory agency, commission or authority or other legislative, executive or judicial governmental entity, whether federal, national, provincial, state, local, foreign or multinational;

•
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•
“IAP” means Insurance Advisory Partners LLC, financial advisor to Maiden;

•
“Kestrel” means Kestrel Group LLC, a Delaware limited liability company;

•
“Kestrel Business” means all businesses of Bermuda NewCo and its subsidiaries that Kestrel and its subsidiaries conducted as of immediately prior to the closing, and any extensions of such businesses or related or ancillary businesses existing thereafter;

•
“Kestrel closing cash consideration” means $40,000,000 in cash payable to the Kestrel equityholders in accordance with the terms of the combination agreement;

•
“Kestrel contribution” means the contribution, assignment, transfer and conveyance by each Kestrel equityholder of all of the Kestrel units owned by such Kestrel equityholder to US NewCo and the acquisition and acceptance of such Kestrel units by US NewCo;

•
“Kestrel contribution effective time” means the effective time of the Kestrel contribution;

•
“Kestrel earnout shares” means the additional contingent consideration payable in an aggregate number of Bermuda NewCo common shares equal to $45,000,000 divided by certain volume weighted average prices of such shares, contingent upon the achievement of certain EBITDA milestones by the Kestrel Business, subject to other terms and conditions as set forth in the combination agreement;

•
“Kestrel equityholders” means all of the equityholders of Kestrel;

•
“Kestrel LLCA” means the Amended and Restated Limited Liability Company Agreement, dated as of July 26, 2022, and without further amendment, by and among Kestrel and the Kestrel equityholders;

•
“Kestrel merger consideration” means, collectively, the Kestrel earnout shares, Kestrel closing cash consideration and the right of the Kestrel equityholders to receive Bermuda NewCo common shares pursuant to the second merger in accordance with the terms of the combination agreement;

•
“Kestrel units” means the Class A Units and Class B Units of Kestrel, in each case, with the rights and preferences set forth in the Kestrel LLCA;

•
“KILH” means Kestrel Intermediate Ledbetter Holdings LLC, a Texas limited liability company;

•
“Ledbetter registration and investor rights agreement” means that certain Registration and Investor Rights Agreement, by and between Bermuda NewCo and KILH;

•
“Maiden” means Maiden Holdings, Ltd., a Bermuda exempted company limited by shares;

•
“Maiden board” means the board of directors of Maiden;

•
“Maiden bye-laws” means the Bye-Laws of Maiden, as amended up to and including five (5) business days prior to December 29, 2024;

•
“Maiden shareholders” means holders of Maiden shares;

•
“Maiden shares” means Maiden common shares, par value $0.01 per share;

•
“Maiden special meeting” means the special general meeting of Maiden shareholders held pursuant to the terms of the combination agreement in order to receive the approval of Maiden shareholders of the (i) voting cutback proposal, (ii) first merger approval bye-law proposal, (iii) first merger resolution, (iv) adjournment proposal, (v) Bermuda NewCo equity plan proposal and (vi) the advisory vote on merger-related compensation proposal;

•
“merger consideration” means the right of holders of Maiden shares (other than dissenting shares or treasury shares held by Maiden) as of the record date for the Maiden special meeting to receive consideration in accordance with the combination agreement;

•
“Merger Sub I” means Ranger Bermuda Merger Sub Ltd, a Bermuda exempted company limited by shares and a direct wholly owned subsidiary of US NewCo;

•
“Merger Sub II” means Ranger Merger Sub 2 LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Bermuda NewCo;

•
“Merger Subs” refers collectively to Merger Sub I and Merger Sub II;

•
“mergers” refers collectively to the first merger and the second merger;

•
“Nasdaq” means the Nasdaq Capital Market;

•
“Paul, Weiss” means Paul, Weiss, Rifkind, Wharton & Garrison LLP;

•
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002;

•
“SEC” means the U.S. Securities and Exchange Commission;

•
“second merger” means the merger through which Merger Sub II merges with and into US NewCo, with US NewCo surviving the merger as a direct wholly owned subsidiary of Bermuda NewCo;

•
“second merger effective time” means the effective time of the second merger;

•
“Securities Act” means the Securities Act of 1933, as amended;

•
“Skadden” means Skadden, Arps, Slate, Meagher & Flom LLP;

•
“Statutory Merger Agreement” means the statutory merger agreement required by Section 105 of the Bermuda Companies Act, in the form attached as Exhibit B to the combination agreement;

•
“transaction” means the combination and the other transactions contemplated by the combination agreement and described in this proxy statement/prospectus;

•
“US NewCo” means Ranger U.S. Newco LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Maiden;

•
“voting cutback proposal” means the proposal to approve the amendment to Bye-Law 1.1 and Bye-Law 33 of the Maiden bye-laws to remove the 9.5% voting limitation contained therein; and

•
“we”, “our” and “us” refer to Maiden and Kestrel, collectively.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THE MAIDEN SPECIAL MEETING
The following questions and answers are intended to address briefly some commonly asked questions regarding the transaction and the Maiden special meeting. These questions and answers may not address all questions that may be important to you as a shareholder. To better understand these matters, and for a description of the legal terms governing the transaction, you should carefully read this entire proxy statement/prospectus, including the annexes, as well as the documents that have been incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 189.
About the transaction
Q:
Why am I receiving this proxy statement/prospectus?

A:
Maiden and Kestrel have entered into the combination agreement providing for the combination of Maiden and Kestrel under a new holding company named Ranger Bermuda Topco Ltd (which we refer to as Bermuda NewCo), which will be a successor company to Maiden.

Pursuant to the combination agreement, Maiden and Kestrel will effect a transaction to combine their respective businesses through: (a) the contribution of all of the Class A units and Class B units of Kestrel owned by each Kestrel equityholder to US NewCo (which we refer to as the Kestrel contribution), (b) the merger of Merger Sub I with and into Maiden (which we refer to as the first merger), with Maiden surviving the first merger as a direct wholly owned subsidiary of US NewCo and (c) the merger of Merger Sub II with and into US NewCo (which we refer to as the second merger) with US NewCo surviving the second merger as a direct wholly owned subsidiary of Bermuda NewCo. Upon the consummation of the combination, Maiden and Kestrel will be indirect wholly owned subsidiaries of Bermuda NewCo, which will be a successor company to Maiden. Bermuda NewCo will be rebranded as Kestrel Group following the closing. As a result of the transaction, former Maiden shareholders and the Kestrel equityholders will become shareholders in Bermuda NewCo, whose shares are expected to be listed for trading on Nasdaq.
Maiden is holding the Maiden special meeting in order to obtain the shareholder approval necessary to approve the first merger resolution (the “Maiden shareholder approval”). Maiden shareholders will also be asked to approve the voting cutback proposal; the first merger approval bye-law proposal; the adjournment proposal; the Bermuda NewCo equity plan proposal; and the advisory vote on merger-related compensation proposal.
We will be unable to complete the transaction if the Maiden shareholder approval is not obtained.
We have included in this proxy statement/prospectus important information about the transaction, the combination agreement (a copy of which is attached as Annex A) and the Maiden special meeting. You should read this information carefully and in its entirety. The enclosed voting materials allow you to vote your shares without attending the Maiden special meeting. Your vote is very important and we encourage you to submit your proxy as soon as possible.
Q:
What will Maiden shareholders and the Kestrel equityholders receive in the transaction?

A:
In connection with completion of the transaction, each issued and outstanding Maiden share, other than any Maiden share underlying outstanding options to purchase Maiden shares or that are unvested or subject to a risk of forfeiture, will be automatically canceled and converted into the right to receive one common share of Bermuda NewCo. In addition, as consideration for the Kestrel contribution, the Kestrel equityholders, at the closing, will receive an aggregate of $40,000,000 in cash and 55,000,000 common shares of Bermuda NewCo. In addition, the Kestrel equityholders will be entitled to receive contingent consideration up to the lesser of (x) an aggregate number of Bermuda NewCo common shares equal to $45,000,000 divided by certain volume weighted average prices of such shares, subject to the achievement of certain EBITDA milestones by the Kestrel Business and (y) 55,000,000 common shares of Bermuda NewCo.

Q:
Should I send in my share certificates now for the exchange?

A:
No. Maiden shareholders should keep any share certificates they hold at this time. After the mergers are completed, Maiden shareholders holding Maiden share certificates will receive from the paying agent (to be jointly designated by Maiden and Kestrel) a letter of transmittal and instructions on how to obtain the merger consideration.

Q:
What equity stake will former Maiden shareholders and the former Kestrel equityholders hold in Bermuda NewCo?

A:
Immediately following the closing of the transaction, former Maiden shareholders are expected to own approximately 64.8% of the issued and outstanding Bermuda NewCo common shares, and former Kestrel equityholders are expected to own approximately 35.2% of the issued and outstanding Bermuda NewCo common shares, in each case excluding (i) the potential contingent consideration that may become payable to the former Kestrel equityholders and (ii) the 44,750,678 Bermuda NewCo common shares that will be held by Maiden Reinsurance Ltd. (“Maiden Re”).

Q:
What conditions must be satisfied to complete the transaction?

Consummation of the transaction is subject to certain conditions, including approval of the first merger by Maiden shareholders; the expiration or termination of the waiting period under the HSR Act; receipt of certain required regulatory approvals or non-disapprovals pursuant to insurance laws and regulations; the absence of any injunction or order restraining the transaction or the Kestrel contribution; the absence of the imposition by a governmental authority of any Burdensome Condition (as defined in the combination agreement); the declaration of effectiveness of this registration statement, pursuant to which Bermuda NewCo common shares will be issued to Maiden shareholders; the approval of listing of the Bermuda NewCo common shares on Nasdaq (subject to official notice of issuance); and other customary conditions to closing. The obligation of Maiden, on the one hand, and Kestrel and the Kestrel equityholders, on the other hand, to consummate the transaction is also conditioned on, among other things, the accuracy of the representations and warranties made by the other party as of the closing date (subject to certain “materiality” and “material adverse effect” qualifiers), the compliance by the other party in all material respects with its covenants, and other customary conditions to closing. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the transaction, see “The Combination Agreement — Conditions to the Completion of the Transaction” beginning on page 129.
Q:
What constitutes a quorum?

A:
Two or more persons present in person at the start of the special meeting and representing in person or by proxy in excess of 50% of the total Maiden shares issued and outstanding will constitute a quorum for the transaction of business at the Maiden special meeting. Shareholder abstentions and broker non-votes will be included in the number of shareholders present at the Maiden special meeting for the purpose of determining the presence of a quorum. If within 30 minutes from the time appointed for the Maiden special meeting a quorum of Maiden shares is not present, the Maiden special meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as Maiden’s corporate secretary may determine. Unless the Maiden special meeting is adjourned to a specific date, place and time announced at the Maiden special meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned Maiden special meeting shall be given to each shareholder entitled to attend and vote at such meeting. As of            , 2025, the record date for the Maiden special meeting,            Maiden shares would be required to achieve a quorum.

Q:
What vote is required to approve each proposal?

A:
Voting cutback proposal:   Approving the voting cutback proposal requires the affirmative vote (in person or by proxy) of a majority of the votes cast “For” or “Against” the proposal. Accordingly, a Maiden shareholder’s failure to submit a proxy card or to vote in person at the Maiden special meeting, an abstention from voting, or the failure of a Maiden shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee, which we refer to as a broker non-vote, will have no effect on the outcome of any vote to approve the voting cutback proposal.
First merger approval bye-law proposal:   Approving the first merger approval bye-law proposal requires the affirmative vote (in person or by proxy) of a majority of the votes cast “For” or “Against” the proposal. Accordingly, a Maiden shareholder’s failure to submit a proxy card or to vote in person at the Maiden special meeting, an abstention from voting, or the failure of a Maiden shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of any vote to approve the first merger approval bye-law resolution.
First merger resolution:   Approving the first merger resolution, requires (i) if the first merger approval bye-law proposal is approved, the affirmative vote (in person or by proxy) of a majority of the votes cast “For” or “Against” the proposal and (ii) if the first merger approval bye-law proposal is not approved, the affirmative vote (in person or by proxy) of a majority of three-fourths of the votes cast “For” or “Against” the proposal. Accordingly, a Maiden shareholder’s failure to submit a proxy card or to vote in person at the Maiden special meeting, an abstention from voting, or the failure of a Maiden shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of the vote to approve the first merger resolution.
Adjournment proposal:   Approving the adjournment proposal requires the affirmative vote (in person or by proxy) of a majority of the votes cast “For” or “Against” the proposal. Accordingly, a Maiden shareholder’s failure to submit a proxy card or to vote in person at the Maiden special meeting, an abstention from voting, or the failure of a Maiden shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of any vote to approve the adjournment proposal.
Bermuda NewCo equity plan proposal:   Approving the Bermuda NewCo equity plan proposal requires the affirmative vote (in person or by proxy) of a majority of the votes cast “For” or “Against” the proposal. Accordingly, a Maiden shareholder’s failure to submit a proxy card or to vote in person at the Maiden special meeting, an abstention from voting, or the failure of a Maiden shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of any vote to approve the Bermuda NewCo equity plan proposal.
Advisory vote on merger-related compensation proposal:   In accordance with Section 14A of the Exchange Act, Maiden is providing shareholders with the opportunity to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to Maiden’s named executive officers in connection with the mergers, as further described in the section of this proxy statement/prospectus entitled “PROPOSAL 6: Advisory Vote on Merger-Related Compensation for Maiden Named Executive Officers” beginning on page 185. Approving the advisory vote on merger-related compensation proposal requires the affirmative vote (in person or by proxy) of a majority of the votes cast “For” or “Against” the proposal. Accordingly, a Maiden shareholder’s failure to submit a proxy card or to vote in person at the Maiden special meeting, an abstention from voting, or the failure of a Maiden shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of any vote to approve the advisory vote on merger-related compensation proposal.
Q:
What are the recommendations of the Maiden board?

A:
The Maiden board, with two directors having declared their interest in the transaction and recused themselves from voting, has unanimously (i) approved the combination agreement, each ancillary agreement to which Maiden is or will be a party and the transaction, (ii) approved the voting cutback proposal and the first merger approval bye-law proposal, (iii) determined that the transaction (including the first merger) is in the best interests of Maiden and fair to the Maiden shareholders, (iv) determined that the consideration payable to the holders of Maiden shares in connection with the first merger constitutes fair value for each Maiden share in accordance with the Bermuda Companies Act and (v) resolved to recommend and submit to the Maiden shareholders for approval at the Maiden special meeting the first merger approval bye-law proposal and the first merger resolution.
The Maiden board unanimously recommends that Maiden shareholders vote:
“FOR” the voting cutback proposal;
“FOR” the first merger approval bye-law proposal;
“FOR” the first merger resolution;
“FOR” the adjournment proposal;
“FOR” the Bermuda NewCo equity plan proposal; and
“FOR” the advisory vote on merger-related compensation proposal.
See “The Transaction — Maiden’s Reasons for the Transaction” beginning on page 82.
Q:
When do you expect the transaction to be completed?

A:
Maiden and Kestrel are working to complete the transaction as quickly as possible, and we anticipate that it will be completed in the first half of 2025. However, the transaction is subject to various conditions which are described in more detail in this proxy statement/prospectus, and it is possible that factors outside the control of both companies could result in the transaction being completed at a later time, or not at all.

Q:
What are the United States federal income tax consequences of the transaction to holders of Maiden shares?

Bermuda NewCo, Maiden, Kestrel and the Kestrel equityholders each intend that, subject to certain limitations and qualifications described in the section of this proxy statement/prospectus titled “Tax Consequences of the Combination” beginning on page 104, the Kestrel contribution and first merger, taken together, and the second merger will each qualify as a transaction described in Section 351 of the Code. If such treatment applies, U.S. Holders (as defined herein) of Maiden shares will generally not recognize gain or loss upon the exchange of their Maiden shares, or receipt of Bermuda NewCo common shares, in the combination. Upon consummation of the second merger, Bermuda NewCo expects to be treated as a domestic corporation for all U.S. federal tax purposes pursuant to Section 7874(b) of the Code.
For a more detailed summary of the tax consequences of the combination, see the section of this proxy statement/prospectus titled “Tax Consequences of the Combination” beginning on page 104.
Q:
Are Maiden shareholders entitled to appraisal rights?

A:
Yes. Under Bermuda law, Maiden shareholders who do not wish to vote in favor of the first merger resolution and who are not satisfied that they have been offered fair value for their Maiden shares, may, within one month of the notice of the meeting being given, apply to the Bermuda Court to appraise the fair value of their Maiden shares.

Q:
If the transaction is completed, when can I expect to receive the merger consideration for my Maiden shares?

A:
Certificated Shares:   As soon as reasonably practicable after the second merger effective time, the paying agent will mail to each holder of certificated Maiden shares a form of letter of transmittal and instructions for use in effecting the exchange of Maiden shares for the merger consideration. After receiving the proper documentation from a Maiden shareholder, the paying agent will deliver to such holder the Bermuda NewCo common shares to which such holder is entitled under the combination agreement. More information on the documentation a Maiden shareholder is required to deliver to the paying agent may be found under the section entitled “The Combination Agreement — Conversion and Exchange of Maiden Shares” beginning on page 112.
Book Entry Shares:   Each holder of record of one or more book entry Maiden shares whose shares will be converted into the right to receive the merger consideration will automatically, upon the second merger effective time, be entitled to receive, and the paying agent will deliver to such holder as promptly as practicable after the second merger effective time, the Bermuda NewCo common shares to which such holder is entitled under the combination agreement. Holders of book entry shares will not be required to deliver a certificate but may, if required by the paying agent, be required to deliver an executed letter of transmittal to the paying agent in order to receive the merger consideration.
Q:
What happens if I sell my Maiden shares before the Maiden special meeting?

A:
The record date for the Maiden special meeting (the “record date”), is earlier than the date of the Maiden special meeting and the date that the transaction is expected to be completed. If you transfer your shares after the record date, but before the Maiden special meeting, unless the transferee requests a proxy, you will retain your right to vote at the Maiden special meeting, but will have transferred the right to receive the merger consideration in the mergers. In order to receive the merger consideration, you must hold your Maiden shares through the completion of the mergers.

Q:
What happens if I sell my Maiden shares after the Maiden special meeting, but before the closing of the mergers?

A:
If you transfer your Maiden shares after the Maiden special meeting, but before the closing of the mergers, you will have transferred the right to receive the merger consideration in the mergers. In order to receive the merger consideration, you must hold your Maiden shares through completion of the mergers.

About the Maiden special meeting
Q:
When and where will the Maiden special meeting be held?

A:
The Maiden special meeting will be held at the             on            , 2025, at            , Atlantic Standard Time, unless the Maiden special meeting is adjourned or postponed.

Q:
Who is entitled to vote at the Maiden special meeting?

A:
Maiden has fixed            , 2025 as the record date. If you were a Maiden shareholder at the close of business on the record date, you are entitled to vote on matters that come before the Maiden special meeting. However, a Maiden shareholder may only vote his or her shares if he or she is present in person or is represented by proxy at the Maiden special meeting.

Q:
How many votes do I have?

A:
Maiden shareholders are entitled to one vote at the Maiden special meeting for each Maiden share held of record as of the record date. As of the close of business on the record date, there were       Maiden shares outstanding (including 44,750,678 Maiden shares held by Maiden Re, an indirect wholly owned subsidiary of Maiden) entitled to vote at the Maiden special meeting.

Q:
My shares are held in “street name” by my broker. Will my broker automatically vote my shares for me?

A:
No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement/prospectus has been forwarded to you by your brokerage firm, bank or other nominee, or its agent. As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares. If you do not provide voting instructions to your broker on a particular proposal on which your broker does not have discretionary authority to vote, your shares will not be voted on that proposal. This is called a “broker non-vote.”

We believe that (i) under the Bermuda Companies Act and the Maiden bye-laws, broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the Maiden special meeting, and (ii) under the current rules of Nasdaq, brokers do not have discretionary authority to vote on any of the proposals. To the extent that there are any broker non-votes, a broker non-vote will have no effect on the proposals.
Q:
What do I need to do now?

A:
Read and consider the information contained in this proxy statement/prospectus carefully, and then please vote your shares as soon as possible so that your shares may be represented at the Maiden special meeting.

Q:
How do I vote?

A:
You can vote in person by completing a ballot at the Maiden special meeting, or you can vote by proxy before the Maiden special meeting. Even if you plan to attend the Maiden special meeting, we encourage you to vote your shares by proxy as soon as possible. After carefully reading and considering the information contained in this proxy statement/prospectus, please submit your proxy by telephone or over the Internet in accordance with the instructions set forth on the enclosed proxy card, or mark, sign and date the proxy card, and return it in the enclosed postage-paid envelope as soon as possible so that your shares may be voted at the Maiden special meeting. If your shares are held in “street name,” you must follow the directions received from your broker in order to vote your shares. For detailed information, see “The Maiden Special Meeting — How to Vote” beginning on page 69. YOUR VOTE IS VERY IMPORTANT.

Q:
Can I change my vote after I have submitted a proxy by telephone or over the Internet or submitted my completed proxy card?

A:
Yes. You can change your vote by revoking your proxy at any time before it is voted at the Maiden special meeting. You can do this in one of four ways: (1) submit a proxy again by telephone or over the Internet prior to midnight on the night before the Maiden special meeting; (2) sign another proxy card with a later date and return it prior to midnight on the night before the Maiden special meeting; (3) attend the Maiden special meeting and complete a ballot; or (4) send a written notice of revocation to Maiden’s corporate secretary so that it is received prior to midnight on the night before the Maiden special meeting.

If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.
Q:
What should shareholders do if they receive more than one set of voting materials for the Maiden special meeting?

A:
You may receive more than one set of voting materials for the Maiden special meeting, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. Please complete, sign, date and return each proxy card and voting instruction card that you receive. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Q:
Who should I call if I have questions about the proxy materials or voting procedures?

A:
If you have questions about the transaction, or if you need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact Equiniti, the proxy solicitation agent for Maiden, by telephone at (800) 937-5449, on its website at https://equiniti.com/us/ast-access/ or by email at helpAST@equiniti.com.

If your shares are held in a stock brokerage account or by a bank or other nominee, you should contact your broker, bank or other nominee for additional information.

SUMMARY
The following summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that may be important to you. Accordingly, shareholders are encouraged to carefully read this entire proxy statement/prospectus, its annexes and the documents referred to or incorporated by reference in this proxy statement/prospectus. Each item in this summary includes a page reference directing you to a more complete description of that item. Please see the section entitled “Where You Can Find More Information” beginning on page 189.
Information about the Companies (Page 64)
Maiden Holdings, Ltd.
Maiden Holdings, Ltd., which we refer to as Maiden, is a Bermuda-based holding company formed in 2007. Maiden creates shareholder value by actively managing and allocating assets and capital, including through ownership and management of businesses and assets primarily in the insurance and related financial services industries where Maiden can leverage deep knowledge of those markets. Maiden’s principal executive offices are located at 48 Par-La-Ville Road, Suite 1141, Hamilton HM 11, Bermuda. Maiden’s telephone number is (441) 298-4900 and its website is www.maiden.bm. The information contained on the website, or that can be accessed through the website, is not incorporated by reference in this proxy statement/prospectus.
Kestrel Group LLC
Kestrel Group LLC, which we refer to as Kestrel, is a Delaware limited liability company formed in 2022. Kestrel specializes in providing services to insurance program managers, managing general agents (“MGAs”), reinsurers, and reinsurance brokers. Kestrel facilitates insurance fronting transactions utilizing its exclusive management contracts with the AmTrust Insurance Companies. These contracts enable Kestrel to offer both admitted and surplus lines, all of which have been rated “Excellent” by A.M. Best Company, Inc. (“A.M. Best”), a leading insurance industry credit rating agency, in addition to offering established and emerging products. Kestrel does not assume underwriting risks; instead, it earns a fee for granting access to insurance carriers. Kestrel produces lines that insure casualty, workers’ compensation, catastrophe-exposed property, and non-catastrophe-exposed property, with diverse risk durations, sizes, and product types, all within the United States. Kestrel’s principal executive offices are located at 8333 Douglas Avenue, Dallas, Texas, 75225. Kestrel’s telephone number is (469) 423-2763 and its website is www.kestrel.group. The information contained on the website, or that can be accessed through the website, is not incorporated by reference in this proxy statement/prospectus.
Ranger Bermuda Topco Ltd
Ranger Bermuda Topco Ltd, which we refer to as Bermuda NewCo, is an exempted company limited by shares incorporated under the laws of Bermuda. Bermuda NewCo was incorporated on December 24, 2024, solely for the purpose of effecting the transaction. Pursuant to the combination agreement, Maiden and Kestrel will each become indirect wholly owned subsidiaries of Bermuda NewCo and Bermuda NewCo will be a successor company to Maiden. As a result of the transaction, Bermuda NewCo common shares are expected to be listed for trading on Nasdaq, and the former Maiden shareholders and the former Kestrel equityholders will own shares in Bermuda NewCo. Bermuda NewCo has not carried on any activities other than in connection with the transaction. Bermuda NewCo’s registered office is located at Canon’s Court, 22 Victoria Street, Hamilton Pembroke HM12, Bermuda.
Ranger U.S. Newco LLC
Ranger U.S. Newco LLC, which we refer to as US NewCo, is a Delaware limited liability company and wholly owned subsidiary of Maiden Holdings, Ltd. US NewCo was incorporated on December 20, 2024, solely for the purpose of effecting the transaction. Pursuant to the combination agreement, the Kestrel equityholders will contribute their Class A units and Class B units in Kestrel to US NewCo, and following the first merger, Merger Sub II will merge with and into US NewCo with US NewCo surviving as a wholly owned subsidiary of Bermuda NewCo. US NewCo has not carried on any activities other than in connection with the transaction. US NewCo’s registered office is located at 1209 Orange Street, Wilmington, DE 19801, New Castle County.
Ranger Bermuda Merger Sub Ltd
Ranger Bermuda Merger Sub Ltd, which we refer to as Merger Sub I, is an exempted company limited by shares incorporated under the laws of Bermuda and a wholly owned subsidiary of US NewCo. Merger Sub I was incorporated on December 24, 2024, solely for the purposes of effecting the first merger. Pursuant to the combination agreement, Merger Sub I will be merged with and into Maiden, with Maiden continuing as the surviving company. Merger Sub I has not carried on any activities other than in connection with the first merger. Merger Sub I’s registered office is located at Canon’s Court, 22 Victoria Street, Hamilton Pembroke HM12, Bermuda.
Ranger Merger Sub 2 LLC
Ranger Merger Sub 2 LLC, which we refer to as Merger Sub II, is a Delaware limited liability company and a direct wholly owned subsidiary of Bermuda NewCo. Merger Sub II was incorporated on December 20, 2024, solely for the purposes of effecting the second merger. Pursuant to the combination agreement, Merger Sub II will be merged with and into US NewCo, with US NewCo continuing as the surviving entity. Merger Sub II has not carried on any activities other than in connection with the second merger. Merger Sub II’s registered office is located at 1209 Orange Street, Wilmington, DE 19801, New Castle County.
Description of the Transaction (Page 57)
Kestrel and Maiden have entered into the combination agreement, providing for the combination of Kestrel and Maiden under a new holding company, Bermuda NewCo. As a result of the transactions contemplated by the combination agreement, former Kestrel equityholders and former Maiden shareholders will own shares in Bermuda NewCo, whose shares are expected to be listed for trading on Nasdaq. Pursuant to the combination agreement, upon the terms and subject to the conditions set forth therein, Maiden and Kestrel will effect a transaction to combine their respective businesses through: (a) the contribution of all of the Class A units and Class B units of Kestrel owned by each Kestrel equityholder to US NewCo, (b) the merger of Merger Sub I with and into Maiden, with Maiden surviving the first merger as a direct wholly owned subsidiary of US NewCo and (c) the merger of Merger Sub II with and into US NewCo with US NewCo surviving the second merger as a direct wholly owned subsidiary of Bermuda NewCo. Upon the consummation of the mergers, Maiden and Kestrel will be indirect wholly owned subsidiaries of Bermuda NewCo, which will be rebranded as Kestrel Group following the closing of the transaction.
The organization of Kestrel, Maiden and Bermuda NewCo before and after the transaction is illustrated below and on the following page.

Prior to the Transaction

Maiden Shareholders
100%
Maiden
Bermuda NewCo
US NewCo
Merger Sub II
Merger Sub I
Kestrel Equityholders
100%
Kestrel

The Transaction

Following the Transaction
Merger Consideration to Maiden Shareholders (Page 111)
In connection with the transaction, each issued and outstanding Maiden share, other than any Maiden share that is subject to any Maiden restricted shares or Maiden options, will be automatically canceled and converted into and, upon the completion of the mergers, at the closing of the transaction will thereafter represent the right to receive one duly authorized, validly issued, fully paid and nonassessable share of Bermuda NewCo.
Immediately following the closing of the transaction, former Maiden shareholders are expected to own approximately 64.8% of the issued and outstanding Bermuda NewCo common shares, and former Kestrel equityholders are expected to own approximately 35.2% of the issued and outstanding Bermuda NewCo common shares, in each case excluding (i) the potential contingent consideration that may become payable to the former Kestrel equityholders and (ii) the 44,750,678 Bermuda NewCo common shares that will be held by Maiden Re. A description of the Bermuda NewCo common shares to be issued in connection with the transaction is set forth under the section entitled “Description of Bermuda NewCo Common Shares” beginning on page 146.
Merger Consideration to the Kestrel Equityholders (Page 111)
As consideration for the Kestrel contribution, the Kestrel equityholders, at the closing, will receive an aggregate of $40,000,000 in cash and 55,000,000 shares of Bermuda NewCo. In addition, the Kestrel equityholders will be entitled to receive in contingent consideration up to the lesser of (x) an aggregate number of Bermuda NewCo shares equal to $45,000,000 divided by certain volume weighted average prices of such shares (as calculated pursuant to the terms of the combination agreement), which will be payable upon the achievement of certain EBITDA milestones by the Kestrel Business, subject to other terms and conditions as set forth in the combination agreement and (y) 55,000,000 shares of Bermuda NewCo. Immediately following the closing of the transaction, former Kestrel equityholders are expected to own approximately 35.2% of the issued and outstanding Bermuda NewCo common shares, excluding (i) the potential contingent consideration that may become payable to the former Kestrel equityholders and (ii) the 44,750,678 Bermuda NewCo common shares that will be held by Maiden Re. A description of the Bermuda NewCo common shares to be issued in connection with the mergers is set forth under the section entitled “Description of Bermuda NewCo Common Shares” beginning on page 146.

Conversion and Exchange of Maiden Shares (Page 112)
At the first merger effective time, by virtue of the occurrence of the first merger, each Maiden share issued and outstanding immediately prior to the first merger effective time, other than any such share that is subject to a Maiden restricted share or Maiden option, will be converted into the right to receive one duly authorized, validly issued, fully paid and nonassessable common limited liability company interest of US NewCo. All of the Maiden shares converted into US NewCo limited liability company interests pursuant to the first merger will no longer be issued and outstanding and will be automatically canceled and cease to exist.
At the second merger effective time, by virtue of the occurrence of the second merger, each limited liability company interest of US NewCo issued and outstanding immediately prior to the second merger effective time, other than any such interest that is subject to a US NewCo restricted share or US NewCo option, will be converted into the right to receive one duly authorized, validly issued, fully paid and nonassessable share of Bermuda NewCo. All of the US NewCo limited liability company interests converted into Bermuda NewCo common shares pursuant to the second merger will no longer be issued and outstanding and will be automatically canceled and cease to exist.
As soon as reasonably practicable after the second merger effective time, Bermuda NewCo will cause the paying agent to mail to each holder of record of a certificate that immediately prior to the first merger effective time evidenced one or more Maiden shares, a letter of transmittal. The letter of transmittal will specify that delivery will be effected, and risk of loss and title to the certificates will pass, only upon delivery of the certificates to the exchange agent. The letter of transmittal will be accompanied by instructions setting forth, among other things, the procedures by which holders of such certificates may receive the merger consideration. No interest will be paid or will accrue on the merger consideration payable pursuant to the combination agreement. Maiden shareholders should not return share certificates with the enclosed proxy card.
From and after the first merger effective time, the holders of Maiden shares formerly represented by certificates or represented by a book entry immediately prior to the first merger effective time will cease to have any rights with respect to the underlying Maiden shares, except as otherwise provided in the combination agreement or by applicable law. From and after the second merger effective time, the holders of US NewCo limited liability company interests formerly represented by certificates or represented by a book entry immediately prior to the second merger effective time will cease to have any rights with respect to the underlying US NewCo limited liability company interests, except as otherwise provided in the combination agreement or by applicable law.
Total New Bermuda NewCo Common Shares to be Issued
Based on the number of Maiden shares issued and outstanding as of March 3, 2025, the latest practicable date before the date of this proxy statement/prospectus, and the number of Bermuda NewCo common shares to be issued to the Kestrel equityholders, the total number of Bermuda NewCo common shares issued and outstanding immediately after the closing of the transaction is expected to be approximately 156,074,887.
Treatment of Kestrel Class B Units (Page 111)
At the Kestrel contribution effective time, by virtue of the Kestrel contribution and without any action on the part of the parties, each Class B Unit of Kestrel that is outstanding as of immediately prior to the Kestrel contribution effective time will no longer be subject to recoupment and will be treated in accordance with the terms of the Kestrel LLCA, including, without limitation, any applicable repurchase rights, and the allocation of consideration to Kestrel equityholders pursuant to the combination agreement (the “allocation schedule”).
Treatment of Maiden Equity Awards (Page 111)
Maiden Options
Upon the closing of the first merger, each option to purchase Maiden shares (each a “Maiden option”) that is outstanding immediately prior to the closing of the first merger, whether or not then vested or exercisable, will cease to represent a right to acquire Maiden shares and will be converted automatically into an option to purchase common limited liability company interests of US NewCo (a “US NewCo option” and “US NewCo interests”, respectively), on substantially the same terms and conditions, including vesting schedule and per share exercise price, as applied to such Maiden option immediately prior to the closing of the first merger. Upon the closing of the second merger, each US NewCo option that is outstanding immediately prior to the closing of the second merger, whether or not then vested or exercisable, will cease to represent a right to acquire US NewCo interests and will be converted automatically into an option to purchase Bermuda NewCo common shares, on substantially the same terms and conditions, including vesting schedule and per share exercise price, as applied to such US NewCo option immediately prior to the closing of the second merger.
Maiden Restricted Shares
Upon the closing of the first merger, each Maiden share that is unvested and/or subject to a risk of forfeiture (each a “Maiden restricted share”) that is outstanding immediately prior to the closing of the first merger, whether or not then vested, will cease to represent a Maiden share and will be converted automatically into a US NewCo interest that is unvested and/or subject to a risk of forfeiture (a “US NewCo restricted share”), on substantially the same terms and conditions (including vesting schedule) as applied to such Maiden restricted share immediately prior to the closing of the first merger. Upon the closing of the second merger, each US NewCo restricted share that is outstanding immediately prior to the closing of the second merger, whether or not then vested, will cease to represent a US NewCo interest and will be converted automatically into a Bermuda NewCo common share that is unvested and/or subject to a risk of forfeiture, on substantially the same terms and conditions (including vesting schedule) as applied to such US NewCo restricted share immediately prior to the closing of the second merger.
Treatment of Existing Maiden Indebtedness (Page 103)
Pursuant to the terms of Maiden and its subsidiaries’ existing indentures and debt securities, the outstanding debt securities of Maiden and its subsidiaries will not be required to be redeemed or repaid upon the closing. In connection with the closing, Bermuda NewCo will guarantee all of Maiden and its subsidiaries’ rights and obligations under Maiden and its subsidiaries’ indentures and outstanding debt securities.
Directors and Executive Officers of Bermuda NewCo Following the Transaction (Page 95)
Upon completion of the transaction, Terry Ledbetter, who is the current Executive Chairman of Kestrel, will serve as the Executive Chairman of Bermuda NewCo; Bradford Luke Ledbetter (“Luke Ledbetter”), who is the current President and Chief Executive Officer of Kestrel, will serve as Chief Executive Officer of Bermuda NewCo; Patrick Haveron, who is the current Chief Executive Officer and Chief Financial Officer of Maiden, will serve as the President and Chief Financial Officer of Bermuda NewCo; and Lawrence F. Metz, who is the current Executive Vice Chairman and Group President of Maiden, will serve as the Chief Legal Officer of Bermuda NewCo. The other executive officers of Bermuda NewCo will be appointed by the Bermuda NewCo board.
Upon completion of the transaction, it is expected that the Bermuda NewCo board will be comprised of seven directors, including Terry Ledbetter, Luke Ledbetter, Joseph Brecher, Erik Cohen, Michael Hotchkiss, Steven Nigro and Jeffrey Weissmann.
Pursuant to the Ledbetter registration and investor rights agreement, upon completion of the transaction, KILH will have the right to nominate (i) two non-independent directors to the Bermuda NewCo board for so long as it and its affiliates own at least 25% of the shares of Bermuda NewCo issued to them at the closing, and (ii) two independent directors to the board for so long as it and its affiliates own at least 5% of the shares of Bermuda NewCo and at least 25% of the shares of Bermuda NewCo issued to them at the closing.
Pursuant to the AmTrust registration and investor rights agreement, upon completion of the transaction, AmTrust will have the right to nominate (i) one non-independent director to the Bermuda NewCo board for so long as it and its affiliates own at least 25% of the shares of Bermuda NewCo issued to them at the closing, and (ii) two independent directors to the board for so long as it and its affiliates own at least 5% of the shares of Bermuda NewCo and at least 25% of the shares of Bermuda NewCo issued to them at the closing.
Maiden Special Meeting (Page 66)
Date, Time and Location
A Maiden special meeting will be held at the                   at                  , Atlantic Standard Time, on                  , 2025, unless the Maiden special meeting is adjourned or postponed.
Purpose of the Maiden Special Meeting
At the Maiden special meeting, Maiden shareholders will be asked to consider and vote upon the following matters:
•
to approve the voting cutback proposal, being the amendment of Bye-Law 1.1. and Bye-Law 33 of the Maiden bye-laws to remove the 9.5% voting limitation contained therein;

•
to approve the first merger approval bye-law proposal, being the amendment of the Maiden bye-laws to require that the first merger resolution shall be approved by a simple majority of votes cast at the Maiden special meeting;

•
to approve the first merger resolution, being the resolution to approve the Statutory Merger Agreement and the merger of Merger Sub I with and into Maiden, with Maiden surviving as a direct wholly owned subsidiary of US NewCo and an indirect wholly owned subsidiary of Bermuda NewCo, pursuant to and in accordance with the terms of the combination agreement and the Statutory Merger Agreement;

•
to approve the adjournment proposal, being the proposal to authorize the adjournment of the special meeting by Maiden to permit further solicitation of proxies if a quorum is present and sufficient votes are not represented at the special meeting to approve the first merger resolution or to ensure that any supplement or amendment to the proxy statement/prospectus is timely provided to Maiden shareholders;

•
to approve the Bermuda NewCo equity plan proposal, being the proposal to approve the equity incentive plan for service providers of Bermuda NewCo and its subsidiaries; and

•
to approve the advisory vote on merger-related compensation proposal, being the proposal to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to Maiden’s named executive officers in connection with the mergers.

Record Date; Shares Entitled to Vote
Only holders of record of Maiden shares at the close of business on the record date (                 , 2025) will be entitled to vote shares held at that date at the Maiden special meeting or any adjournments or postponements thereof. Each outstanding Maiden share entitles its holder to cast one vote.
As of the record date, there were                   Maiden shares outstanding and entitled to vote at the Maiden special meeting, including, subject to the approval of the voting cutback proposal, 44,750,678 Maiden shares held by Maiden Re.
Vote Required
Voting cutback proposal:   Approving the voting cutback proposal requires the affirmative vote (in person or by proxy) of a majority of the votes cast “For” or “Against” the proposal. Accordingly, a Maiden shareholder’s failure to submit a proxy card or to vote in person at the Maiden special meeting, an abstention from voting, or the failure of a Maiden shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of any vote to approve the voting cutback proposal.

First merger approval bye-law proposal:   Approving the first merger approval bye-law proposal requires the affirmative vote (in person or by proxy) of a majority of the votes cast “For” or “Against” the proposal. Accordingly, a Maiden shareholder’s failure to submit a proxy card or to vote in person at the Maiden special meeting, an abstention from voting, or the failure of a Maiden shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of any vote to approve the first merger approval bye-law resolution.
First merger resolution:   Approving the first merger resolution requires (i) if the first merger approval bye-law proposal is approved, the affirmative vote (in person or by proxy) of a majority of the votes cast “For” or “Against” the proposal and (ii) if the first merger approval bye-law proposal is not approved, the affirmative vote (in person or by proxy) of a majority of three-fourths of the votes cast “For” or “Against” the proposal. Accordingly, a Maiden shareholder’s failure to submit a proxy card or to vote in person at the Maiden special meeting, an abstention from voting, or the failure of a Maiden shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of the vote to approve the first merger resolution.
Adjournment proposal:   Approving the adjournment proposal requires the affirmative vote (in person or by proxy) of a majority of the votes cast “For” or “Against” the proposal. Accordingly, a Maiden shareholder’s failure to submit a proxy card or to vote in person at the Maiden special meeting, an abstention from voting, or the failure of a Maiden shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of any vote to approve the adjournment proposal.
Bermuda NewCo equity plan proposal:   Approving the Bermuda NewCo equity plan proposal requires the affirmative vote (in person or by proxy) of a majority of the votes cast “For” or “Against” the proposal. Accordingly, a Maiden shareholder’s failure to submit a proxy card or to vote in person at the Maiden special meeting, an abstention from voting, or the failure of a Maiden shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of any vote to approve the Bermuda NewCo equity plan proposal.
Advisory vote on merger-related compensation proposal:   In accordance with Section 14A of the Exchange Act, Maiden is providing shareholders with the opportunity to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to Maiden’s named executive officers in connection with the mergers, as further described in the section of this proxy statement/prospectus entitled “PROPOSAL 6: Advisory Vote on Merger-Related Compensation for Maiden Named Executive Officers” beginning on page 185. Approving the advisory vote on merger-related compensation proposal requires the affirmative vote (in person or by proxy) of a majority of the votes cast “For” or “Against” the proposal. Accordingly, a Maiden shareholder’s failure to submit a proxy card or to vote in person at the Maiden special meeting, an abstention from voting, or the failure of a Maiden shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of any vote to approve the advisory vote on merger-related compensation proposal.
Recommendation of Maiden’s Board (Page 66)
The Maiden board, with two directors having declared their interest in the transaction and recused themselves from voting, has unanimously (i) approved the combination agreement, each ancillary agreement to which Maiden is or will be a party and the transaction, (ii) approved the voting cutback proposal and the first merger approval bye-law proposal, (iii) determined that the transaction (including the first merger) is in the best interests of Maiden and fair to the Maiden shareholders, (iv) determined that the consideration payable to the holders of Maiden shares in connection with the first merger constitutes fair value for each Maiden share in accordance with the Bermuda Companies Act and (v) resolved to recommend and submit to the Maiden shareholders for approval at the Maiden special meeting the first merger approval bye-law proposal and the first merger resolution.

The Maiden board unanimously recommends that Maiden shareholders vote:
•
“FOR” the voting cutback proposal;

•
“FOR” the first merger approval bye-law proposal;

•
“FOR” the first merger resolution;

•
“FOR” the adjournment proposal;

•
“FOR” the Bermuda NewCo equity plan proposal; and

•
“FOR” the advisory vote on merger-related compensation proposal.

See “The Transaction — Maiden’s Reasons for the Transaction” beginning on page 82.
Opinion of Maiden’s Financial Advisor (Page 85)
On December 29, 2024, IAP, Maiden’s financial advisor, rendered to the Maiden board an oral opinion, which was confirmed by delivery of a written opinion, dated December 29, 2024, to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, factors considered and limitations and qualifications described in the written opinion, the Kestrel merger consideration was fair, from a financial point of view, to Maiden and Maiden shareholders.
The full text of the written opinion of IAP to the Maiden board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken, is attached as Annex C to this proxy statement/prospectus and is incorporated by reference herein in its entirety. IAP delivered its opinion for the benefit and use of the Maiden board (in its capacity as such) in connection with and for purposes of its evaluation of the Kestrel merger consideration from a financial point of view. IAP’s opinion did not address any other aspect of the transaction and no opinion or view was expressed by IAP as to the relative merits of the transaction in comparison to other strategies or transactions that might be available to Maiden or in which Maiden might engage or as to the underlying business decision of Maiden to proceed with or effect the transaction. IAP expressed no opinion or recommendation as to how any Maiden shareholder should vote or act in connection with the transaction or any other matter. It should be noted that IAP’s opinion speaks only as of the date rendered and not as of any subsequent date, including the date on which the transaction is completed. Although subsequent developments may affect its opinion, IAP does not have any obligation to update, revise or reaffirm its opinion.
In connection with IAP’s services as Maiden’s financial advisor, Maiden has agreed to pay IAP (a) a fee for its services equal to 1.00% of the enterprise value of Kestrel which, based on the information as of the date hereof, is estimated to be approximately $900,000 and is contingent upon consummation of the transaction, of which $350,000, which was payable upon the delivery by IAP of its Opinion, dated as of December 29, 2024, to the Maiden board and (b) an incentive fee of up to 0.50% of the enterprise value of Kestrel, with the actual amount, if any, to be determined by Maiden in its sole discretion, taking into account the quantity and quality of IAP’s work, payable immediately prior to or upon the consummation of the transaction. In addition, Maiden has agreed to reimburse IAP’s expenses and to indemnify IAP against certain liabilities and other items arising out of or related to IAP’s engagement.
For a description of the opinion that the Maiden board received from IAP, see “The Transaction —  Opinion of Maiden’s Financial Advisor” beginning on page 85 of this proxy statement/prospectus.
Interests of Certain Maiden Persons in the Transaction (Page 92)
Certain of Maiden’s executive officers and directors may have interests in the transaction that are different from, or in addition to, the interests of Maiden’s shareholders, generally. The members of the Maiden board are aware of and considered these interests, among other matters, in evaluating and negotiating the combination agreement and the transaction and in recommending to Maiden shareholders to vote in favor of the first merger resolution. These interests are described in more detail in the section of this document entitled “The Mergers — Interests of Certain Maiden Persons in the Transaction” beginning on page 92.

Regulatory Approvals Required (Page 99)
Under the HSR Act, Maiden and Kestrel are required to file notifications with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) and to observe a mandatory waiting period before completing the transaction. On January 22, 2025, Maiden and Kestrel each filed its required HSR notification and report forms with respect to the transaction with the FTC and the Antitrust Division commencing the initial 30-calendar day waiting period. The initial 30-calendar day waiting period under the HSR Act expired on February 21, 2025 at 11:59 PM.
Pursuant to the terms of the combination agreement, the transaction is also subject to approvals or non-disapprovals, as applicable, by the Vermont Department of Financial Regulation, the Swedish Financial Supervisory Authority, the U.K. Financial Conduct Authority and the Texas Department of Insurance. As of February 21, 2025, Maiden and Kestrel had submitted the required filings and notifications to the insurance regulators named above as part of the process to obtain the necessary regulatory clearances. Non-disapproval was received from the Texas Department of Insurance on January 27, 2025. The transaction will also require a post-closing notification and confirmation of no objection from the Bermuda Controller of Foreign Exchange to the change in beneficial ownership of Maiden.
Pursuant to the terms of the combination agreement, to the extent required by applicable law, the transaction is also subject to approval by the Swedish Inspectorate of Strategic Products. On February 20, 2025, Maiden and Kestrel submitted the required filings and notifications to the aforementioned regulator as part of the process to obtain the necessary regulatory clearances.
The transaction cannot be completed until after the applicable waiting periods have expired or the relevant approvals or non-disapprovals have been obtained under the (i) antitrust and competition laws, (ii) insurance laws and regulations and (iii) foreign direct investment laws of the jurisdictions listed above.
Combination Agreement — No Solicitation (Page 121)
Maiden has agreed to immediately cease any solicitation, encouragement discussions or negotiations with any parties that may have been ongoing with respect to a Takeover Proposal (as defined below), and promptly take all steps necessary (to the extent reasonably possible) to terminate any approval under any confidentiality, “standstill” or similar obligation previously given by Maiden to any person to make a Takeover Proposal.
Notwithstanding these restrictions, the combination agreement provides that, prior to obtaining the approval by the Maiden shareholders of the first merger resolution, under specific circumstances (including that Maiden has not breached the provisions in the combination agreement pertaining to a Takeover Proposal other than a breach that is immaterial in scope and effect), Maiden may contact such person or group making the Takeover Proposal and engage in discussions to clarify the terms and conditions thereof, or to request that any Takeover Proposal made orally be made in writing, and may furnish pursuant thereto information (including non-public information) and afford access to the business, properties, assets, books or records of Maiden, and provide information to, and engage in discussions and negotiations with, third parties in response to an unsolicited Takeover Proposal that the Maiden board has determined in good faith, after consultation with its financial advisor and outside legal counsel, constitutes or which is reasonably expected to lead to a Superior Proposal (as defined below) and failure to take the following action or actions would be inconsistent with the directors’ fiduciary duties under applicable law. Prior to furnishing any nonpublic information to or engaging in such discussions or negotiations with a third party, Maiden must enter into an Acceptable Confidentiality Agreement (as defined below).
The combination agreement generally restricts the ability of the Maiden board from withdrawing its recommendation that its shareholders adopt the combination agreement. However, the Maiden board may withdraw its recommendation (i) in circumstances not involving or relating to a Takeover Proposal, if the Maiden board concludes in good faith, after consultation with its financial advisors and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law; or (ii) in response to a Superior Proposal, if the Maiden board has determined in good faith, after consultations with Maiden’s financial advisors and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable laws, and, in both cases, Maiden has notified Kestrel in writing at least five business days in advance of its intention to effect such action and, in the case of clause (ii), with additional notice required to be given in the event of any revision to the financial terms or other material terms of such Superior Proposal.
Combination Agreement — Conditions to the Completion of the Transaction (Page 129)
Conditions to Maiden, Kestrel, the Kestrel equityholders, US NewCo, Bermuda NewCo and the Merger Subs Obligations to Complete the Transaction
The respective obligations of Maiden, Kestrel, the Kestrel equityholders, US NewCo, Bermuda NewCo and the Merger Subs to effect the transaction are subject to the satisfaction (or waiver by Kestrel, Maiden and each of KILH and AmTrust, if permissible under applicable law) on or prior to the date of the closing of the following conditions:
•
Maiden has obtained approval by the Maiden shareholders of the first merger resolution;

•
any waiting period (and any extensions thereof) applicable to the transaction under the HSR Act has been terminated or has expired and the approvals or non-disapprovals of the Texas Department of Insurance, the Vermont Department of Financial Regulation, the Swedish Financial Supervisory Authority and the United Kingdom Financial Conduct Authority have been obtained;

•
no injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority is in effect enjoining, restraining or otherwise making illegal or prohibiting the consummation of the second merger, the first merger and the Kestrel Contribution, or has imposed a burdensome condition;

•
no burdensome conditions has been imposed by a governmental authority;

•
effectiveness of the registration statement for the Bermuda NewCo shares being issued in the transaction (of which this proxy statement/prospectus forms a part) and the absence of any stop order suspending such effectiveness or pending proceeding for that purpose;

•
the Bermuda NewCo common shares to be issued in the second merger have been approved for listing on the Nasdaq, subject to official notice of issuance; and

•
execution and delivery at the closing of the amended and restated option agreement by AmTrust in order for such agreement to be in full force and effect as of the second merger effective time.

Conditions to Maiden’s, US NewCo’s, Bermuda NewCo’s and the Mergers Subs’ Obligation to Complete the Transaction
The obligations of Maiden, US NewCo, Bermuda NewCo and the Merger Subs to effect the transaction are subject to the satisfaction (or waiver by Maiden, if permissible under applicable law) on or prior to the date of the closing of the following conditions:
•
the representations and warranties of Kestrel and the Kestrel equityholders are true and correct as of the date of the combination agreement and as of the date of the closing as though made as of such date, subject to certain materiality or “material adverse effect” qualifications described in the combination agreement, and Maiden has received a certificate from officers of Kestrel to that effect;

•
Kestrel has performed in all material respects all of its pre-closing obligations under the combination agreement, and Maiden has received a certificate from officers of Kestrel to that effect;

•
there has occurred no Kestrel material adverse effect; and

•
execution and delivery at the closing of (i) the Ledbetter registration and investor rights agreement by KILH and (ii) the amended and restated option agreement by Kestrel, in each case, in order for such agreement to be in full force and effect as of the second merger effective time.

Conditions to Kestrel’s and the Kestrel Equityholders’ Obligation to Complete the Transaction
The obligations of Kestrel and the Kestrel Equityholders to effect the transaction are subject to the satisfaction (or waiver by Kestrel and each of KILH and AmTrust, if permissible under applicable law) on or prior to the date of the closing of the following conditions:

•
the representations and warranties of Maiden, US NewCo, Bermuda NewCo and the Merger Subs are true and correct as of the date of the combination agreement and as of the date of the closing as though made as of such date, subject to certain materiality or “material adverse effect” qualifications described in the combination agreement, and Kestrel has received a certificate from officers of Maiden to that effect;

•
Maiden has performed in all material respects all of their respective pre-closing obligations under the combination agreement, and Kestrel has received a certificate from officers of Maiden, US NewCo, Bermuda NewCo and the Merger Subs to that effect;

•
there has occurred no Maiden material adverse effect; and

•
execution and delivery at the closing by Bermuda NewCo of each of the registration and investor rights agreements.

Conditions to Completion of the Transaction
Unless another time is agreed to by Kestrel and Maiden, the closing will occur on the third business day following the satisfaction or (to the extent permitted by the combination agreement and by applicable law), waiver of the conditions set forth in the combination agreement (other than those conditions that by their nature are to be satisfied on the closing, but subject to the satisfaction or (to the extent permitted by the combination agreement and by applicable law) waiver of those conditions at such time).We refer to the date on which the closing occurs as the closing date.
Combination Agreement — Termination (Page 131)
The combination agreement may be terminated and the transaction may be abandoned at any time prior to the Kestrel contribution effective time:
•
by the mutual written consent of Kestrel and Maiden duly authorized by each of the Kestrel board and the Maiden board;

•
by either of Kestrel or Maiden:

•
if the second merger has not been consummated on or prior to the outside date; provided, however, that if on such date Maiden has not obtained the approval by the Maiden shareholders of the first merger resolution but all other conditions precedent to the consummation of the second merger have been satisfied (or, in the case of conditions that by their terms are to be satisfied at the closing, are capable of being satisfied on that date), then the outside date will be automatically be extended to October 20, 2025; provided, further, that the right to terminate this the combination agreement not be available to either party if the breach by such party of its representations and warranties set forth in the combination agreement or the failure of such party to perform any of its obligations under the combination agreement, its failure to act in good faith or its failure to use its reasonable best efforts to consummate the transaction has been a principal cause of or resulted in the failure of the second merger to be consummated on or prior to such date;

•
if any injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority is in effect enjoining, restraining or otherwise making illegal or prohibiting the consummation of the transaction has become final and non-appealable; provided that the party seeking to terminate the combination agreement has performed in all material respects its obligations under the combination agreement, acted in good faith and used reasonable best efforts to prevent the entry of and to remove such restraint in accordance with its obligations under the combination agreement;

•
if the approval of the first merger resolution has not been obtained following a vote thereon having been taken at the Maiden shareholders meeting (or any adjournment or postponement thereof at which a vote on the matter has been taken); or

•
if any burdensome condition has been imposed by a governmental authority and has become final and non-appealable.

By Maiden:
•
if Kestrel has breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the combination agreement, which breach or failure to perform (A) would give rise to the failure of the closing conditions and (B) is not reasonably capable of being cured prior to the outside date, or if reasonably capable of being cured, has not been cured by the earlier of the outside date and thirty days following receipt by Kestrel of written notice of such breach or failure to perform from Maiden stating Maiden’s intention to terminate and the basis for such termination; provided that Maiden will not have the right to terminate if any of Maiden, US NewCo, Bermuda NewCo or the Merger Subs is then in material breach of any of its representations, warranties, obligations or agreements under the combination agreement.

By Kestrel:
•
if Maiden, US NewCo, Bermuda NewCo or the Merger Subs has breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the combination agreement, which breach or failure to perform (A) would give rise to the failure of the closing conditions and (B) is not reasonably capable of being cured prior to the outside date, or if reasonably capable of being cured, has not been cured by the earlier of the outside date and thirty days following receipt by Maiden, US NewCo, Bermuda NewCo or the Merger Subs of written notice of such breach or failure to perform from Kestrel stating Kestrel’s intention to terminate and the basis for such termination; provided that Kestrel will not have the right to terminate if Kestrel is then in material breach of any of its representations, warranties, obligations or agreements under the combination agreement; or

•
if, prior to the approval by the Maiden shareholders of the first merger resolution, the Maiden board has made an Adverse Recommendation Change.

Combination Agreement — Termination Fees; Effect of Termination; Expenses (Page 132)
If the closing does not occur, all fees and expenses incurred by the parties are to be paid by the party that has incurred such fees and expenses. If the transaction is consummated, each party’s documented out-of-pocket fees, costs and expenses incurred in connection with the transaction will be paid by Bermuda NewCo.
The combination agreement provides that Maiden will pay Kestrel within two business days after the date of the termination of the combination agreement a cash termination fee equal to:
•
$7,000,000, in the event that the combination agreement is terminated (i) by either Maiden or Kestrel in the event (a) the second merger has not been consummated on or prior to the outside date; (b) any injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority is in effect enjoining, restraining or otherwise making illegal or prohibiting the consummation of the transaction has become final and non-appealable; or (c) if any burdensome condition has been imposed by a governmental authority and has become final and non-appealable or (ii) by Kestrel in the event of a breach by Maiden, US NewCo, Bermuda NewCo or the Merger Subs of its representations or warranties or failure to perform any of its covenants or agreements set forth in the combination agreement; provided in each case that the principal cause of such termination is not a willful breach of the combination agreement by Kestrel or KILH; provided, further, that, at the time of any such termination, all of the other conditions to Maiden’s, US NewCo’s, Bermuda NewCo’s and the Mergers Subs’ obligation to complete the transaction have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but only if such conditions were capable of being satisfied if the closing occurred at the same time as the termination of the combination agreement);

•
$6,500,000, in the event that the combination agreement is terminated by Kestrel in connection with an Adverse Recommendation Change made by the Maiden board; or

•
$2,000,000, in the event that the combination agreement is terminated by either Maiden or Kestrel in connection with the failure to obtain the approval of the first merger resolution following a vote thereon having been taken at the Maiden shareholders meeting (or any adjournment or postponement thereof at which a vote on the matter has been taken).
Accounting Treatment of the Transaction (Page 100)
Bermuda NewCo will be the legal acquiror of Kestrel. However, for accounting purposes, the transaction will be treated as a reverse acquisition and accounted for using the acquisition method in accordance with Accounting Standards Codification Topic 805, Business Combinations. As such, Maiden will be treated as the “acquired” company for accounting purposes. This determination is primarily based on the fact that, subsequent to the consummation of the transaction, former Kestrel equityholders will have a majority of the voting rights of the combined company assuming the shares held by Maiden Re are treated as controlled by the Bermuda NewCo board of directors and former Kestrel equityholders will have the ability to nominate a majority of the members of the board of directors of the combined company.
Accordingly, for financial reporting purposes, the net assets of Kestrel will be stated at historical carrying values and its consolidated financial statements will be presented as the predecessor to the combined company in the historical financial statements following the consummation of the transaction. The assets and liabilities of Maiden will be recorded at their fair values measured as of the acquisition date. Any excess of the estimated fair values of the net assets acquired over the purchase price is recorded as a gain on bargain purchase. Based on the preliminary estimated fair values of the assets acquired and liabilities assumed, the bargain purchase gain will be recognized in this transaction. The results of Maiden will be presented within the consolidated results of Kestrel from the date of acquisition going forward.
Appraisal Rights (Page 100)
Maiden shareholders who do not vote in favor of the first merger resolution and who are not satisfied that they have been offered fair value for their shares may, within one month of the giving of the notice to the Maiden shareholders of the Maiden special meeting to approve the first merger resolution, apply to the Bermuda Court to appraise the fair value of their shares. Persons owning beneficial interests in Maiden shares but who are not shareholders of record should note that only persons who are shareholders of record are entitled to make an application for appraisal. Any Maiden shareholder intending to exercise appraisal rights MUST file its application for appraisal of the fair value of its Maiden shares with the Bermuda Court within ONE MONTH after the date the notice convening the Maiden special meeting is deemed to have been received. The notice delivered with this proxy statement/prospectus constitutes this notice of meeting. There are no court rules and limited domestic case law concerning the operation of the appraisal right contained in Section 106 of the Bermuda Companies Act, including in particular the Bermuda Court’s appraisal process. In any appraisal application under the Bermuda Companies Act, the Bermuda Court retains broad discretion as to the precise methodology it will adopt in determining the fair value of the subject shares.
Restrictions on Transfer or Resales of Bermuda NewCo Common Shares (Page 102)
In connection with the transaction, it is anticipated that Bermuda NewCo will enter into registration and investor rights agreements (the “registration and investor rights agreements”) at the closing with each of KILH and AmTrust which contain restrictions on transfer of the Bermuda NewCo common shares for a lock-up period of twelve months following the closing. Until the expiration of the lock-up period, neither KILH nor AmTrust may transfer or sell any of the Bermuda NewCo common shares issued to them by Bermuda NewCo at the closing, unless (i) the transferee is any of KILH’s or AmTrust’s respective direct or indirect partners (including limited partners), members, equity holders or controlled affiliates and agrees to be bound by the terms of the respective registration and investor rights agreement, or (ii) such transfer is otherwise approved by a majority of the unaffiliated directors of Bermuda NewCo.
The Bermuda NewCo common shares to be issued to Maiden shareholders in connection with the transaction will be freely tradeable, except for Bermuda NewCo common shares issued in connection with the transaction to persons who become affiliates of Bermuda NewCo for purposes of Rule 144 under the Securities Act, which shares may be resold by such shareholders only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act. We are unable to estimate the number of shares that will be sold under Rule 144 since this will depend on the market price for our common shares, the personal circumstances of the shareholder and other factors. Persons who may be deemed affiliates of Bermuda NewCo generally include individuals or entities that control, are controlled by, or are under common control with, Bermuda NewCo and may include Bermuda NewCo’s directors, executive officers and principal shareholders.
Listing of Bermuda NewCo Common Shares on Nasdaq (Page 103)
Each of Bermuda NewCo and Maiden have agreed to use reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and the rules and policies of Nasdaq and the SEC to enable the listing of the Bermuda NewCo common shares to be issued in connection with the second merger (and as a result thereof, the first merger and the Kestrel contribution) on Nasdaq no later than the second merger effective time, subject to official notice of issuance. It is expected that following the second merger effective time, Bermuda NewCo common shares will trade on Nasdaq under the symbol “      .”
Delisting and Deregistration of Maiden Shares from Nasdaq (Page 103)
Maiden has agreed to use reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and the rules and policies of Nasdaq and the SEC, to cause Maiden shares to be de-listed from Nasdaq and de-registered under the Exchange Act as soon as reasonably practicable following the first merger effective time.
Comparison of Shareholder Rights (Page 158)
Maiden shareholders receiving Bermuda NewCo common shares upon completion of the transaction will have different rights from those to which they are entitled as Maiden shareholders, even though both Maiden and Bermuda NewCo are governed by Bermuda law, because of differences between the respective governing corporate documents of Maiden and Bermuda NewCo. These differences are described in more detail in the section of this proxy statement/prospectus entitled “Comparison of Shareholder Rights” beginning on page 158.
Description of Registration and Investor Rights Agreements (Page 134)
It is anticipated that Bermuda NewCo will enter into registration and investor rights agreements with KILH and AmTrust at the closing. The registration and investor rights agreements provide that, following the expiration of the lock-up period therein, KILH, AmTrust and their permitted transferees may require Bermuda NewCo to register under the Securities Act all or any portion of the Bermuda NewCo common shares issued to KILH and AmTrust in connection with the closing, subject to customary requirements and limitations. KILH, AmTrust and their permitted transferees also have piggyback registration rights, such that KILH, AmTrust and their permitted transferees may include their respective shares in certain future registrations of Bermuda NewCo’s equity securities. The demand registration rights and piggyback registration rights are each subject to market cut-back exceptions.
The registration rights agreement sets forth customary registration procedures, including an agreement by Bermuda NewCo to make its management reasonably available to participate in road show presentations in connection with any underwritten offerings. Bermuda NewCo also agreed to indemnify KILH, AmTrust and their permitted transferees with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from information furnished to Bermuda NewCo for use in a registration statement by KILH, AmTrust or any of their permitted transferees.
The combination agreement and the registration and investor rights agreements provide that the Bermuda NewCo board immediately following the effective time of the second merger will consist of seven directors. KILH has the right to nominate (i) two non-independent directors to the Bermuda NewCo board for so long as it and its affiliates own at least 25% of the shares of Bermuda NewCo issued to them at the closing, and (ii) two independent directors to the board for so long as it and its affiliates own at least 5% of the shares of Bermuda NewCo and at least 25% of the shares of Bermuda NewCo issued to them at the closing. AmTrust has the right to nominate (i) one non-independent director to the Bermuda NewCo board for so long as it and its affiliates own at least 25% of the shares of Bermuda NewCo issued to them at the closing, and (ii) two independent directors to the board for so long as it and its affiliates own at least 5% of the shares of Bermuda NewCo and at least 25% of the shares of Bermuda NewCo issued to them at the closing.
Description of Voting Agreements (Page 134)
In connection with the entry into the combination agreement, Kestrel entered into voting agreements (the “voting agreements”) with each of Leah Karfunkel, Patrick J. Haveron, William T. Jarman, Barry D. Zyskind, Lawrence F. Metz, Steven H. Nigro, Holly L. Blanchard, Simcha G. Lyons, Raymond M. Neff, Yehuda L. Neuberger, Keith A. Thomas and Mark O. Heintzman (collectively, the “principal Maiden shareholders”). The voting agreements require, among other things, that the principal Maiden shareholders vote (or cause to be voted) all the Maiden shares which they own in favor of adopting the proposals and against certain other transactions. The voting agreements will terminate upon termination of the combination agreement and certain other specified events.
Assuming that the voting cutback proposal is adopted and becomes effective with the approval of Maiden shareholders, Maiden shareholders (including Maiden Re) holding issued and outstanding shares representing approximately 44.8% of the total issued and outstanding Maiden shares (including Maiden shares held by Maiden Re) have agreed to vote (or cause their Maiden shares to be voted) in favor of adopting the proposals and against certain other transactions.
Description of Amended and Restated Option Agreement (Page 135)
At the closing, Kestrel and AmTrust will enter into an amended and restated option agreement (the “amended and restated option agreement”), amending the terms of the original option agreement (as defined in the amended and restated option agreement) to provide Kestrel with the option to purchase all of the issued and outstanding equity securities in each of the AmTrust Insurance Companies from the direct record owner of all of the issued and outstanding equity securities of each such insurance carrier at the price and on the terms and conditions set forth therein.
Tax Consequences of the Combination (Page 104)
Bermuda NewCo, Maiden, Kestrel and the Kestrel equityholders each intend that, subject to certain limitations and qualifications described in the section of this proxy statement/prospectus titled “Tax Consequences of the Combination”, the Kestrel contribution and first merger, taken together, and the second merger will each qualify as a transaction described in Section 351 of the Code. If such treatment applies, U.S. Holders (as defined herein) of Maiden shares will generally not recognize gain or loss upon the exchange of their Maiden shares, or receipt of Bermuda NewCo common shares, in the combination. Upon consummation of the second merger, Bermuda NewCo expects to be treated as a domestic corporation for all U.S. federal tax purposes pursuant to Section 7874(b) of the Code.
For a more detailed summary of the tax consequences of the combination, see the section of this proxy statement/prospectus titled “Tax Consequences of the Combination” beginning on page 104.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF MAIDEN
The following table sets forth certain selected historical financial data of Maiden. The selected historical consolidated statements of income data for the years ended December 31, 2024 and 2023 and the selected historical consolidated balance sheet data as of December 31, 2024 and 2023 were derived from Maiden’s audited consolidated financial statements and related notes contained in Maiden’s Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in this proxy statement/prospectus. The information set forth below is only a summary and is not necessarily indicative of the results of future operations of Maiden or the combined company, and you should read the following information together with Maiden’s audited consolidated financial statements and the notes related thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Maiden’s Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in this proxy statement/prospectus. The historical results are not necessarily indicative of the results to be expected in any future period. For more information, see the section entitled “Where You Can Find More Information” beginning on page 189.
Statement of Income Data (in thousands of U.S. dollars except for per share data)	Years ended December 31,
	2024	2023
Revenues:
Gross premiums written	$33,196	$23,466
Net premiums written	$33,063	$23,168
Change in unearned premiums	16,411	20,801
Net premiums earned	49,474	43,969
Other insurance revenue (expense), net	(24,194)	39
Net investment income	25,546	37,378
Net realized and unrealized investment gains (losses)	5,610	7,848
Total revenue	56,436	89,234
Expenses:
Net loss and loss adjustment expenses:	186,127	61,228
Commission and other acquisition expenses	24,310	19,462
General and administrative expenses	35,348	30,796
Interest and amortization expenses	19,266	18,226
Foreign exchange and other losses (gains)	(7,001)	5,741
Total expenses	258,050	135,453
Loss before income taxes and interest in income (loss) of equity method investments:	(201,614)	(46,219)
Income tax expense (benefit)	1,055	196
Interest in income (loss) of equity method investments	1,700	7,846
Net loss	$(200,969)	$(38,569)
Basic and diluted loss per share attributable to common shareholders	$(2.01)	$(0.38)
Weighted average number of common shares – basic (in millions)(1)	99.9	101.4
Net loss	$(200,969)	$(38,569)
Other comprehensive (loss) gain
Net unrealized holdings gains on fixed maturity investments arising during the year	3,760	7,977
Net unrealized losses on held for sale AFS investments	(453)	—
Foreign currency translation adjustment	(4,420)	1,881
Other comprehensive gain (loss), before tax	(1,113)	9,858
Income tax (expense) benefit related to components of other comprehensive gain (loss)	(151)	(93)
Other comprehensive gain (loss), after tax	(1,264)	9,765
Comprehensive loss	$(202,233)	$(28,804)

Balance Sheet Data (in thousands of U.S. dollars)	December 31,
	2024	2023
Cash and cash equivalents (including restricted cash and cash equivalents)	$34,735	$42,678
Total assets	1,316,006	1,518,934
Total liabilities	1,270,813	1,269,774
Total shareholders’ equity	45,193	249,160

(1)
Does not include 44,750,678 Maiden shares held by Maiden Re.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF KESTREL
The following table sets forth certain selected historical financial data of Kestrel. The selected historical consolidated statements of income data for the years ended December 31, 2024 and 2023 and the selected historical consolidated balance sheet data as of December 31, 2024 and 2023 were derived from Kestrel’s audited consolidated financial statements and related notes for the year ended December 31, 2024. The information set forth below is only a summary and is not necessarily indicative of the results of future operations of Kestrel or the combined company, and you should read the following information together with Kestrel’s audited consolidated financial statements and the notes related thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Kestrel” included herein. The historical results are not necessarily indicative of the results to be expected in any future period.
Consolidated Statement of Operations Data (in thousands of U.S. dollars except for per share data)	Years ended December 31,
	2024	2023
Revenues:	$5,250	$1,330
Operating Expenses:
Salaries and benefits	3,402	3,525
Professional fees	1,077	1,184
Legal expenses	—	554
Rent expenses	236	237
Meals, entertainment and travel expense	248	169
Other operating expenses	145	106
Total Operating Expenses	5,108	5,775
Operating Income (Loss):	142	(4,445)
Other Income:
Interest income, net	213	230
Income (Loss) before taxes	354	(4,215)
Provision for income taxes	30	—
Net Income (Loss)	$324	$(4,215)
Net income (loss) per Class A units (except share information)	$0.32	$(4.22)
Class A units outstanding, basic and diluted	1,000	1,000
Class A weighted-average units outstanding, basic and diluted	1,000	1,000
Balance Sheet Data (in thousands of U.S. dollars)	December 31,
	2024	2023
Cash and cash equivalents	$4,286	$5,553
Total assets	4,697	5,883
Total liabilities	905	2,474
Total members’ equity	3,792	3,408

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
The following selected unaudited pro forma condensed consolidated combined financial information is provided to aid you in your analysis of the financial aspects of the transaction. The unaudited pro forma condensed consolidated combined financial information is based on the Maiden historical consolidated financial statements and the Kestrel historical consolidated financial statements as adjusted to give effect to the transaction. The unaudited pro forma condensed consolidated combined balance sheet data gives pro forma effect to the transaction as if it had been consummated on December 31, 2024. The unaudited pro forma condensed consolidated combined statement of operations data for the year ended December 31, 2024 gives effect to the transaction as if it had been consummated on January 1, 2024.
The selected unaudited pro forma condensed consolidated combined financial information has been derived from and should be read in conjunction with:
•
the accompanying notes to the unaudited pro forma condensed consolidated combined financial statements;

•
the historical audited consolidated financial statements of Kestrel as of and for the years ended December 31, 2024 and 2023, and the related notes, included elsewhere in this proxy statement/prospectus;

•
the historical audited consolidated financial statements of Maiden as of and for the years ended December 31, 2024 and 2023, and the related notes, incorporated by reference into this proxy statement/prospectus; and

•
the other information relating to Kestrel and Maiden included elsewhere in this proxy statement/prospectus.

The selected unaudited pro forma condensed consolidated combined financial information is provided for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the transaction been consummated on the dates indicated, nor is such information indicative of the future consolidated results of operations or financial position of the combined company.
The pro forma adjustments are preliminary and have been made solely for informational purposes. The actual results reported by the combined company in periods following the transaction may differ significantly from those reflected in this selected unaudited pro forma combined financial information for a number of reasons, including but not limited to changes in market conditions, cost savings from operating efficiencies, synergies and the impact of costs incurred in integrating the two companies. As a result, the selected unaudited pro forma combined financial information is not intended to represent and is not necessarily indicative of what the combined company’s financial condition and results of operations would have been had the transaction been completed on the applicable dates of this selected unaudited pro forma combined financial information. In addition, the selected unaudited pro forma combined financial information does not purport to project the future financial condition and results of operations of the combined company.
The following should be read in conjunction with the section of this proxy statement/prospectus entitled “Maiden and Kestrel Unaudited Pro Forma Condensed Combined Financial Information ,” and the other financial information included in or incorporated by reference into this document.

Unaudited Pro Forma Combined
As of December 31, 2024
(in thousands, except for earnings per common share)
Statement of Operations Data
Total revenues	$43,742
Total expenses	$112,697
Net income (loss)	$(68,955)
Weighted average number of common shares outstanding – basic and diluted	154,039,253
Earnings (loss) per common share
Basic and diluted	$(0.44)
Unaudited Pro Forma Combined
As of December 31, 2024
(in thousands)
Balance Sheet Data
Cash and cash equivalents (including restricted cash and cash equivalents)	$9,084
Total assets	$1,291,602
Total liabilities	$1,118,301
Total shareholders’ equity	$173,301

COMPARATIVE PER SHARE AND PER UNIT DATA OF MAIDEN, KESTREL AND THE PRO FORMA COMBINED COMPANY
Presented below are Maiden’s historical per share data, which were derived from Maiden’s financial statements, Kestrel’s historical per unit data, which were derived from Kestrel’s financial statements, and the combined Maiden/Kestrel unaudited pro forma per share/unit data, for the year ended December 31, 2024. This information should be read together with Maiden’s consolidated financial statements and condensed consolidated financial statements and related notes that are incorporated by reference in this document, Kestrel’s consolidated financial statements and related notes included in this document and with the unaudited pro forma combined financial data and related notes included under the “Maiden and Kestrel Unaudited Pro Forma Condensed Combined Financial Information” section of this document. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company.
The historical net book value per share or unit, a non-GAAP financial measure, is computed by dividing total shareholders’ equity or unitholders’ equity by the number of common shares or units outstanding at the end of the period, as applicable. The pro forma earnings per share or unit of the combined company is computed by dividing the pro forma net income by the pro forma weighted average number of shares or units outstanding. The pro forma net book value per share or unit of the combined company is computed by dividing total pro forma shareholders’ equity or unitholders’ equity by the pro forma number of common shares or units outstanding at the end of the period.
The historical earnings and dividend per share and unit information of Maiden and Kestrel and the unaudited combined pro forma per share/unit information are as follows:
As of and for the Year Ended December 31, 2024
Historical Data – Maiden
Net loss per common share	$(2.01)
Diluted loss per common share	(2.01)
Cash dividend per common share	—
Net book value per share(1)	0.46
Historical Data – Kestrel Class A Units
Basic earnings per unit	$324
Diluted earnings per unit	324
Cash dividend per unit	—
Net book value per unit(1)	3,792
Historical Data – Kestrel Class B Units
Basic earnings per unit	$—
Diluted earnings per unit	—
Cash dividend per unit	—
Net book value per unit(1)	—
Unaudited pro forma combined
Basic loss per common share	$(0.44)
Diluted loss per common share	(0.44)
Cash dividend per common share	—
Net book value per share(2)	1.12

(1)
Total shareholders’ or members’ equity divided by common shares or units outstanding.

(2)
Pro forma total shareholders’ equity divided by pro forma common shares outstanding.

MARKET PRICE DATA AND DIVIDEND INFORMATION FOR MAIDEN SHARES
The Maiden shares currently trade on Nasdaq under the ticker symbol “MHLD.” On December 27, 2024, the last trading day before the announcement of the signing of the combination agreement, the last sale price of the Maiden shares reported by Nasdaq was $1.25. On March 7, 2025, the last practicable trading day for which information is available as of the date of this proxy statement/prospectus, the last sale price of the Maiden shares reported by Nasdaq was $0.80. The following table sets forth the high and low prices per share of Maiden shares for the periods indicated. Maiden has not declared or paid dividends during the periods indicated. For current price information, Maiden shareholders are urged to consult publicly available sources.
	Maiden Shares
	High	Low
Calendar Year Ending December 31, 2025
First Quarter (through March 7, 2025)	$1.65	$0.73
Calendar Year Ending December 31, 2024
Fourth Quarter	$1.95	$1.22
Third Quarter	$2.14	$1.44
Second Quarter	$2.27	$1.90
First Quarter	$2.36	$1.19
Calendar Year Ended December 31, 2023
Fourth Quarter	$2.55	$1.49
Third Quarter	$2.18	$1.64
Second Quarter	$2.29	$1.81
First Quarter	$2.64	$2.01

RISK FACTORS
In addition to the other information included in, incorporated by reference in or found in the Annexes attached to, this proxy statement/prospectus, including the matters addressed in “Cautionary Note Concerning Forward-Looking Statements,” you should carefully consider the risks described below before deciding how to vote. The combined company’s business, financial condition and results of operations are subject to various risks and uncertainties noted throughout this proxy statement/prospectus, including those discussed below, which may affect the value of its securities. In addition to the risks discussed below, there may be additional risks not presently known to us or that we currently deem less significant that also may adversely affect its business, financial condition and results of operations, perhaps materially. Some statements in the risk factors constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Concerning Forward-Looking Statements” in this proxy statement/prospectus. You should also read and consider the risk factors associated with the businesses of Maiden because these risk factors may affect the operations and financial results of the combined company. These risk factors may be found under Part I, Item 1A in Maiden’s Annual Report on Form 10-K for the year ended December 31, 2024 which is on file with the SEC and which is incorporated by reference into this proxy statement/prospectus. Furthermore, you should read and consider the other information in this proxy statement/prospectus and the other documents incorporated by reference herein. See “Where You Can Find More Information” for the location of information incorporated by reference in this proxy statement/prospectus. Additional risks and uncertainties not presently known to Maiden, Kestrel or the combined company or that are not currently believed to be important also may adversely affect the transaction and the combined company following the transaction.
Risks Related to the Transaction
Maiden shareholders cannot be sure of the market value of the Bermuda NewCo common shares to be issued upon completion of the transaction.
Maiden shareholders will receive a fixed number of Bermuda NewCo common shares in the transaction, rather than a number of shares with a particular fixed market value. The market value of Maiden shares at the time of the transaction may vary significantly from their price on the date of the combination agreement, this proxy statement/prospectus or the Maiden special meeting. Because the ratio at which each Maiden share will be converted into Bermuda NewCo common shares will not be adjusted to reflect any changes in the market price of Maiden shares, the market value of Bermuda NewCo common shares to be issued pursuant to the transaction and the Maiden shares canceled in the transaction may be higher or lower than the values of these shares on earlier dates. 100% of the merger consideration to be received by Maiden shareholders will be Bermuda NewCo common shares.
Changes in the market prices of Maiden shares may result from a variety of factors that are beyond the control of Maiden, including changes in its business, operations and prospects, regulatory considerations, governmental actions, and legal proceedings and developments. Market assessments of the benefits of the transaction, the likelihood that the transaction will be completed, and general and industry-specific market and economic conditions might also have an effect on the market price of Maiden shares. Changes in the market price of Maiden shares might also be caused by fluctuations and developments affecting domestic and global securities markets.
In addition, the transaction may not be completed until a significant period of time has passed after the Maiden special meeting. As a result, the market value of Maiden shares may vary significantly from the date of the Maiden special meeting to the date of the completion of the transaction. You are urged to obtain up-to-date prices for the Maiden shares. There is no assurance that the transaction will be completed, that there will not be a delay in the completion of the transaction or that all or any of the anticipated benefits of the transaction will be realized. See “Market Price Data and Dividend Information for Maiden Shares” for ranges of historic prices of Maiden shares.
Obtaining required regulatory approvals may prevent or delay completion of the transaction, reduce the anticipated benefits of the transaction or require changes to the structure or terms of the transaction.
At any time before or after the transaction is consummated, either the FTC or the Antitrust Division could take action under the antitrust laws in opposition to the transaction, including seeking to enjoin completion of the transaction, condition completion of the transaction upon the divestiture of assets of Kestrel, Maiden or their subsidiaries or impose restrictions on the combined company’s post-merger operations. These could negatively affect the results of operations and financial condition of the combined company following completion of the transaction. Any such requirements or restrictions may prevent or delay completion of the transaction or may reduce the anticipated benefits of the transaction, which could also have a material adverse effect on the combined company’s business and cash flows, financial condition and results of operations.
The transaction is subject to approvals or non-disapprovals, as applicable, by the Vermont Department of Financial Regulation, the Swedish Financial Supervisory Authority, the U.K. Financial Conduct Authority and the Texas Department of Insurance. In addition, in order to complete the transaction, Maiden Re will need to obtain approval from the Vermont Department of Financial Regulation to pay a dividend in an amount equivalent to the cash component of the consideration for the transaction to Maiden Holdings North America Ltd, followed by a dividend of such amount payable in cash from Maiden Holdings North America Ltd to Maiden. In addition, the transaction is subject to approval by the Swedish Inspectorate of Strategic Products, and the transaction cannot be completed until after the applicable waiting period has expired or the relevant approval has been obtained under the Swedish Screening of Foreign Direct Investments Act. Additionally, Maiden and Kestrel have agreed to take certain actions, conditioned on the closing, and may take other actions that Maiden or Kestrel determines in its sole discretion to take, to the extent necessary to ensure satisfaction, on or prior to the closing, of certain conditions to the closing relating to regulatory approvals as further described in the section titled “The Transaction — Governmental and Regulatory Approvals.” Certain of these actions may be taken after receipt of the approval of Maiden shareholders and it is not currently contemplated that any such shareholder approval would be resolicited in the event that any of these actions are taken after the Maiden special meeting.
Failure to successfully combine the businesses of Kestrel and Maiden in the expected timeframe may adversely affect the combined company’s future results.
The success of the transaction will depend, in part, on the combined company’s ability to realize the anticipated benefits from combining the businesses of Maiden and Kestrel, as further described in the section titled “The Transaction — Maiden’s Reasons for the Transaction.” To realize these anticipated benefits, the businesses of Kestrel and Maiden must be successfully combined. Historically, Kestrel and Maiden have been independent companies, and they will continue to be operated as such until the completion of the transaction. The management of the combined company may face significant challenges in consolidating the functions of Maiden and Kestrel, integrating the technologies, organizations, procedures, policies and operations, as well as addressing the different business cultures at the two companies and retaining key personnel. If the combined company is not successfully integrated, the anticipated benefits of the transaction may not be realized fully or at all or may take longer to realize than expected. The integration may also be complex and time consuming and require substantial resources and effort. In addition, the overall integration of the two companies may result in material unanticipated problems, expenses, liabilities, competitive responses, loss of agent relationships and diversion of management’s attention, and may cause the combined company’s share price to decline. The difficulties of combining the operations of Maiden and Kestrel include, among others:
•
unforeseen expenses or delays associated with the integration or the transaction;

•
the potential diversion of management focus and resources from other strategic opportunities and from operational matters, and potential disruption associated with the transaction;

•
maintaining employee morale and retaining key management and other employees;

•
integrating two unique business cultures, which may prove to be incompatible;

•
the possibility of faulty assumptions underlying expectations regarding the integration process;

•
consolidating corporate and administrative infrastructures and eliminating duplicative operations;

•
managing tax costs or inefficiencies associated with integrating the operations of the combined company; and

•
making any necessary modifications to internal financial control standards to comply with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

Many of these factors will be outside of the combined company’s control and any one of them could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy, which could materially impact the combined company’s business, financial condition and results of operations. In addition, even if the operations of Maiden and Kestrel are integrated successfully, the combined company may not realize the full benefits of the transaction, including the synergies, cost savings or growth opportunities that the combined company expects. These benefits may not be achieved within the anticipated time frame, or at all. As a result, Maiden and Kestrel cannot assure you that the combination of Maiden and Kestrel will result in the realization of the full benefits anticipated from the transaction. The integration process and other disruptions resulting from the transaction may also disrupt each company’s ongoing businesses and/or adversely affect Maiden’s or Kestrel’s relationships with employees, regulators and others with whom they have business or other dealings.
Kestrel and Maiden will be subject to business uncertainties and contractual restrictions while the transaction is pending.
Uncertainty about the effect of the transaction on employees, customers, insureds, cedants, policyholders, brokers, agents, financing sources, business partners, service providers, governmental authorities or reinsurance providers, as applicable, may have an adverse effect on Maiden or Kestrel and consequently on the combined company. These uncertainties may impair Maiden’s or Kestrel’s ability to retain and motivate key personnel and could cause governmental authorities, key customers, reinsurance providers and others that deal with Maiden or Kestrel, as applicable, to defer entering into contracts with Maiden or Kestrel or making other decisions concerning Maiden or Kestrel or seek to change existing business relationships with Maiden or Kestrel. In addition, if key employees depart because of uncertainty about their future roles and the potential complexities of the transaction, Maiden’s and Kestrel’s businesses could be harmed. In addition, the combination agreement restricts Kestrel and Maiden from making certain acquisitions and taking other specified actions until the combination occurs without the consent of the other party. These restrictions may prevent Kestrel and Maiden from pursuing attractive business opportunities that may arise prior to the completion of the transaction. See the section entitled “The Combination Agreement — Covenants and Agreements” for a description of the restrictive covenants applicable to Kestrel or Maiden.
The combination agreement limits Kestrel’s and Maiden’s ability to pursue alternatives to the combination.
Kestrel has agreed that it will not, solicit, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any third party (other than Maiden and its representatives) concerning any purchase of the Kestrel units or any merger, sale of all or a material portion of the assets of Kestrel or any of its subsidiaries or similar transactions involving Kestrel or any of its subsidiaries, provide non-public information or documentation with respect to Kestrel or any of its subsidiaries to any person, other than Maiden or Bermuda NewCo or their respective subsidiaries or its or their representatives related to such a transaction or enter into any letter of intent, definitive agreement or other arrangement or understanding with any person, other than Maiden or Bermuda NewCo or their respective subsidiaries relating to such a transaction. Maiden has agreed that it will not solicit, initiate, knowingly encourage or facilitate inquiries or proposals or engage in discussions or negotiations regarding takeover proposals, subject to limited exceptions, including that Maiden may, in certain circumstances, take certain actions in the event Maiden receives, at any time prior to the Maiden shareholder approval, a bona fide takeover proposal which does not result from any breach of the combination agreement and constitutes or would reasonably be expected to lead to a superior proposal. Maiden also agreed that its board of directors will not change its recommendation to its shareholders or approve any alternative agreement, subject to limited exceptions, including that, at any time prior to the Maiden shareholder approval, the Maiden board may make a change in recommendation (i) in circumstances not involving or relating to a takeover proposal, if the Maiden board concludes in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the exercise of its fiduciary duties under applicable laws; or (ii) in response to a superior proposal, if the Maiden board concludes in good faith, after consultation with its financial advisor and outside legal counsel, that failure to change its recommendation would be inconsistent with the exercise of its fiduciary duties under applicable law.
Additionally, the combination agreement provides that under specified circumstances, if the Maiden board determines in good faith, after consultation with its financial advisor and outside legal counsel, that a bona fide takeover proposal which does not result from any breach of the combination agreement constitutes or would reasonably be expected to lead to a superior proposal and failure to take such action would be inconsistent with the exercise of its fiduciary duties under applicable laws, Maiden may enter into an acceptable confidentiality agreement with the person or group making the takeover proposal and, pursuant thereto, furnish information with respect to Maiden and its subsidiaries.
The combination agreement also requires Maiden to take all necessary actions to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the applicable shareholder approval. This special meeting requirement does not apply to Maiden in the event that the combination agreement is terminated in accordance with its terms. See “Proposals to be Submitted to the Maiden Shareholders: Voting Requirements and Recommendations.”
In addition, under specified circumstances, Maiden may be required to pay a termination fee of up to $7 million if the combination is not consummated. See the section entitled “The Combination Agreement — Termination Fees; Expenses” for a description of the circumstances under which such termination fee is payable. These provisions might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of Maiden from considering or proposing an acquisition, even if it were prepared to pay consideration with a higher price per share than that proposed in the transaction, or might result in a potential competing acquiror proposing to pay a lower price per share to acquire Maiden than it might otherwise have been willing to pay.
Certain directors and executive officers of Maiden may have interests in the transaction that are different from, or in addition to or in conflict with, yours.
Executive officers of Maiden negotiated the terms of the combination agreement, and the Maiden board (other than Messrs. Zyskind and Neuberger, who recused themselves from determinations relating to the transactions contemplated by the combination agreement due to their financial interest in AmTrust and Mr. Zyskind’s role as CEO and Chairman of AmTrust) approved the combination agreement and unanimously recommends that you vote in favor of the proposals in connection with the transaction. These directors and executive officers may have interests in the transaction that are different from, or in addition to or in conflict with, yours. These interests include the continued employment of certain executive officers of Maiden by the combined company, the continued positions of certain directors of Maiden as directors of the combined company and the indemnification of former Maiden directors and officers by the combined company. With respect to Maiden executive officers, these interests also include the treatment in the transaction of restricted Maiden shares held by executive officers and their participation in Maiden’s executive severance and executive retention bonus plans. You should be aware of these interests when you consider the Maiden board’s recommendation that you vote in favor of the proposals. For a discussion of the interests of directors and executive officers in the transaction, see “The Transaction — Interests of Certain Maiden Persons in the Transaction.”
The Bermuda NewCo common shares to be received by Maiden shareholders as a result of the transaction will have different rights than Maiden shares.
Following completion of the transaction, Maiden shareholders will no longer be shareholders of Maiden, but will instead become shareholders of Bermuda NewCo. There will be important differences between your current rights as a Maiden shareholder and your rights as a Bermuda NewCo shareholder. See “Comparison of Shareholder Rights” for a discussion of the different rights associated with Maiden shares and Bermuda NewCo common shares.
Maiden shareholders will have a reduced ownership and voting interest after the transaction and will exercise less influence over management.
After the completion of the transaction, former Maiden shareholders are expected to own approximately 64.8% of the issued and outstanding Bermuda NewCo common shares, and former Kestrel equityholders are expected to own approximately 35.2% of the issued and outstanding Bermuda NewCo common shares, in each case excluding (i) the potential contingent consideration that may become payable to the former Kestrel equityholders and (ii) the 44,750,678 Bermuda NewCo common shares that will be held by Maiden Re. Consequently, Maiden shareholders, as a group, will have reduced ownership and voting power in Bermuda NewCo compared to their ownership and voting power in Maiden and thus will exercise less influence over management of the combined company.
Failure to complete the transaction could negatively impact the share price, businesses and financial results of Maiden.
If the transaction is not completed, the ongoing business of Maiden may be adversely affected, and Maiden will be subject to several risks and consequences, including the following:
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Maiden may be required, under certain specified circumstances, to pay Kestrel a termination fee of up to $7 million. See “The Combination Agreement — Termination Fees; Expenses”;

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Maiden is subject to certain restrictions on the conduct of its business prior to completing the transaction, which may adversely affect its ability to execute certain of its business strategies;

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Maiden is no longer writing new business and therefore will not have an operating business if the transaction is not completed; and

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matters relating to the transaction may require substantial commitments of time and resources by Maiden management, which could otherwise have been devoted to other opportunities that may have been beneficial to Maiden as an independent company.

In addition, if the transaction is not completed, Maiden may experience negative reactions from the financial markets and from its employees, customers, insureds, cedants, policyholders, brokers, agents, business partners, service providers or reinsurance providers. Maiden also could be subject to litigation related to a failure to complete the transaction or to enforce its obligations under the combination agreement. If the transaction is not consummated, Maiden cannot assure its shareholders that the risks described will not materially affect the business, financial results and share price of Maiden.
Maiden and Kestrel will incur significant transaction and transaction-related transition costs in connection with the transaction.
Maiden and Kestrel expect that they will incur significant, non-recurring costs in connection with consummating the transaction and integrating the operations of both companies. Maiden will also incur significant fees and expenses relating to legal, accounting and other transaction fees and other costs associated with the transaction. Some of these costs are payable regardless of whether the transaction is completed. Moreover, under certain specified circumstances, Maiden may be required to pay a termination fee of up to $7 million if the transaction is not consummated. See “The Combination Agreement — Termination Fees; Expenses.”
The unaudited pro forma combined financial information included in this proxy statement/prospectus may not be indicative of what the combined company’s actual financial position or results of operations would have been.
The unaudited pro forma combined financial information in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the transaction been completed on the dates indicated, nor is it necessarily indicative of the future operating results or financial position of the combined company. See “Maiden and Kestrel Unaudited Pro Forma Condensed Combined Financial Information” for more information.
Maiden, Kestrel and, subsequently, the combined company must continue to retain, motivate and recruit executives and other key employees, which may be difficult in light of uncertainty regarding the transaction, and failure to do so could negatively affect the combined company.
For the transaction to be successful, during the period before the transaction is completed, both Kestrel and Maiden must continue to retain, motivate and recruit executives and other key employees.

Moreover, the combined company must be successful at retaining and motivating key employees following the completion of the transaction. Experienced employees in the industries in which Maiden and Kestrel operate are in high demand, and competition for their talents can be intense. Employees of both Maiden and Kestrel may experience uncertainty about their future role within the combined company until, or even after, strategies with regard to the combined company are announced or executed. The potential distractions of the transaction may adversely affect the ability of Maiden, Kestrel or, following completion of the transaction, the combined company, to retain, motivate and recruit executives and other key employees and keep them focused on applicable strategies and goals. A failure by Maiden, Kestrel or, following the completion of the transaction, the combined company, to attract, retain and motivate executives and other key employees during the period prior to or after the completion of the transaction could have a negative impact on the business of Maiden, Kestrel or the combined company.
If the transaction is not completed, Maiden’s shares could be materially adversely affected.
The transaction is subject to customary conditions to closing, including the approval of Maiden’s shareholders. In addition, Maiden and Kestrel may terminate the combination agreement under certain circumstances. If Maiden and Kestrel do not complete the transaction, the market price of Maiden’s shares may fluctuate to the extent that the current market price of those shares reflects a market assumption that the transaction will be completed. Further, whether or not the transaction is completed, Maiden and Kestrel will also be obligated to pay certain investment banking, legal and accounting fees and related expenses in connection with the transaction, which could negatively impact results of operations when incurred. If the transaction is not completed, Maiden cannot assure its shareholders that additional risks will not materialize or not materially adversely affect its business, results of operations and share price.
The opinion rendered by IAP to the Maiden board will not reflect changes in circumstances between signing the combination agreement and the closing of the transaction.
IAP rendered a fairness opinion to the Maiden board, dated December 29, 2024, to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, factors considered and limitations and qualifications described in the written opinion, the Kestrel merger consideration was fair, from a financial point of view, to Maiden and Maiden shareholders. Subsequent changes in the operations and prospects of Maiden or Kestrel, general market and economic conditions and other factors, on which the IAP opinion was based, may significantly alter the value of Maiden or Kestrel or the price of Maiden shares by the time the transaction is completed. The IAP opinion does not speak as of the time the transaction will be completed or as of any date other than the date of such opinion. Because the Maiden board does not anticipate asking IAP to update its opinion, the Maiden board will not receive an opinion as to the fairness, from a financial point of view, of the Kestrel merger consideration to Maiden and Maiden shareholders as of any time other than December 29, 2024. For a description of the opinion that the Maiden board received from IAP, see “The Transaction — Opinion of Maiden’s Financial Advisor.”
Maiden may in the future be the target of securities class action and derivative lawsuits, which could result in substantial costs and may delay or prevent the completion of the transaction.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into transaction agreements in an effort to enjoin the relevant transactions or seek monetary relief. Maiden may in the future be a defendant in one or more lawsuits relating to the combination agreement and the transaction and, even if any such future lawsuits are without merit or resolved in Maiden’s favor, defending against these claims could result in substantial costs and divert management time and resources from pursuing the completion of the transaction and from other potentially beneficial business opportunities. Maiden cannot predict whether such lawsuits will be brought against Maiden or the outcome of such lawsuits or others, nor can Maiden predict the amount of time and expense that will be required to resolve such litigation. An unfavorable resolution of any such litigation surrounding the combination agreement and the transaction could delay or prevent the completion of the transaction, which may adversely affect Maiden’s, Kestrel’s or, if the transaction is completed but delayed, the combined company’s business, financial position and results of operations.

Risks Relating to the Combined Company Following the Transaction
The combined company may not be able to recover amounts due from its reinsurers, which would adversely affect its financial condition.
The combined company will be a specialty program group offering fronting arrangements to domestic and foreign insurers that want to access specific U.S. property and casualty insurance business, which are collectively referred to as “capacity providers,” and will generally reinsure on a quota share basis up to 100% of the risk under these policies with these carriers in exchange for ceding fees. The combined company will write business initially through the AmTrust Insurance Companies, all subsidiaries of AmTrust through which Kestrel has been writing its business, and the combined company will have an option to acquire the AmTrust Insurance Companies from AmTrust.
The combined company will reinsure a substantial portion of the underwriting and operating risks in connection with its fronting arrangements to its capacity providers. The combined company will generally select either well capitalized, highly rated authorized capacity providers or will require the capacity providers to post collateral and/or obtain guarantees to secure the reinsured risks. However, if any of the capacity providers becomes insolvent or otherwise refuse to reimburse losses paid to these policyholders in a timely manner, the corresponding impact to the combined company’s ability to continue writing business through the AmTrust Insurance Companies could materially adversely affect the combined company’s financial condition and results of operations.
While the combined company generally will not hold net reserves for losses or loss adjustment expenses (“LAE”) that might arise as a result of claims made under the policies (unless it participates on a quota share basis to a limited extent in certain programs), it may hold collateral from capacity providers who may not be well capitalized, highly rated, or authorized to protect against any such capacity provider’s failure to pay claims. However, collateral may not be sufficient to cover the combined company’s liability for these claims, and the combined company may not be able to cause the capacity providers to deliver additional collateral.
Although the AmTrust Insurance Companies will ultimately take the risk of insolvency or other failure to pay by a capacity provider, any adverse impact to the business, financial condition, results of operations and prospects of the AmTrust Insurance Companies may have an adverse impact on the combined company’s financial condition and results of operations as the combined company is reliant on the AmTrust Insurance Companies to write its business. For example, any risks or difficulties that result in a negative impact on the financial strength ratings, licenses or reputation of any of the AmTrust Insurance Companies may limit or restrict the combined company’s ability to continue to write business on behalf of its capacity providers, which in turn may have a material and adverse impact on the combined company’s ability to generate fee revenues.
If market conditions cause the combined company’s reinsurance to be more costly or difficult to obtain, it may be required to bear increased risks or reduce the level of its underwriting commitments.
The combined company will provide access to the U.S. property and casualty insurance markets in exchange for ceding fees through its fronting business by providing access to the AmTrust Insurance Companies with expansive licensing and an “A-” (Excellent) rating by A.M. Best through its relationship with AmTrust. As part of its business strategy, the combined company will reinsure a substantial portion of underwriting risk, credit risk and business risk related to its fronting business. The combined company may be unable to maintain its current reinsurance arrangements or to obtain other reinsurance in adequate amounts and at favorable rates, particularly if reinsurers become unwilling or unable to support its specialized fronting model in the future. A decline in the availability of reinsurance, increases in the cost of reinsurance or a decreased level of activity by general agents could limit the amount of fronting business the combined company could write through the AmTrust Insurance Companies and materially and adversely affect its business, financial condition, results of operations and prospects.
Regulators may challenge the combined company’s use of fronting arrangements in states in which its capacity providers are not licensed.
The combined company will enter into fronting arrangements with general agents and domestic and foreign insurers that want to access specific U.S. property and casualty insurance business in states in which such capacity providers are not licensed or are not authorized to write particular lines of insurance. The capacity providers or the general agents administer the business, settle all claims and reinsure a substantial portion of the risks. The combined company will receive ceding fees but generally will not share in the profits or losses of the business it writes for the capacity providers unless Maiden Re participates on a quota share basis to a limited extent in certain programs. Some state insurance regulators may object to such fronting arrangements. In certain states, insurance regulators have the authority to prohibit an authorized insurer from acting as an issuing carrier for an unauthorized insurer. In addition, insurance departments in states without such prohibition could still deem the assuming insurer as transacting insurance business without a license and the issuing carrier as aiding and abetting the unauthorized sale of insurance.
If regulators in any of the states where the combined company conducts its fronting business were to prohibit or limit the arrangement, the combined company would be prevented or limited from conducting the business for which a capacity provider is not authorized in those states, unless and until such capacity provider is able to obtain the necessary licenses. This could have a material and adverse effect on the combined company’s business, financial condition, results of operations and prospects.
While it is expected that the fronting business will be ceded to a number of unaffiliated reinsurers, Maiden Re may be ceded a small percentage of the reinsurance, subject to prior approval from the Vermont Department of Financial Regulation of the combined company’s ability to reinsure the business that it expects to underwrite. If the Vermont Department of Financial Regulation fails to provide this approval, or places certain limitations on such approval, the combined company may not be able to operate its fronting business efficiently, which could reduce the combined company’s effectiveness in the marketplace. In addition, the Vermont Department of Financial Regulation may place certain restrictions on the combined company’s fronting business, such as requiring Maiden Re to no longer be licensed as a captive or affiliated reinsurer. Such limitations could further impact the combined company’s ability to operate its fronting business, which could have a material and adverse effect on the combined company’s business, financial condition, results of operations and prospects.
Notwithstanding these state law restrictions on ceding insurers, the Nonadmitted and Reinsurance Reform Act (“NRRA”) contained in the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) provides that all laws of a ceding insurer’s nondomestic state (except those with respect to taxes and assessments on insurers or insurance income) are preempted to the extent that they otherwise apply the laws of the state to reinsurance agreements of nondomestic ceding insurers. The NRRA places the power to regulate reinsurer financial solvency primarily with the reinsurer’s domiciliary state and requires credit for reinsurance to be recognized for a nondomestic ceding company if it is allowed by the ceding company’s domiciliary state. A state insurance regulator might not view the NRRA as preempting a state regulator’s determination that an unauthorized reinsurer must obtain a license or that any statute prohibits the combined company from doing a fronting business. However, such a determination or a conflict between state law and the NRRA could cause regulatory uncertainty about its fronting business, which could have a material and adverse effect on its business, financial condition, results of operations and prospects.
State insurance regulation could materially adversely affect the combined company’s business.
Some states have adopted changes to their insurance laws and regulations that permit insurers to obtain credit for reinsurance from reinsurers who are able to post reduced collateral if they satisfy certain requirements, including specific rating criteria. The combined company will require many of its capacity providers to post collateral to secure their reinsurance obligations. If regulatory changes are adopted in the states in which the AmTrust Insurance Companies are domiciled that permit non-admitted reinsurers to post reduced or no collateral in order for the insurer to obtain credit for that reinsurance, it may become more difficult for the combined company to obtain collateral from its capacity providers who meet the applicable rating agency requirements, which could materially and adversely affect the amount of business that the combined company can write through the AmTrust Insurance Companies.
In addition, state insurance regulators maintain broad discretion to deny, delay, suspend, non-renew or revoke licenses for various reasons, including violation of regulations. In some instances, where there is uncertainty as to applicability, the combined company may follow practices based on interpretations of regulations or practices that the combined company believes generally to be followed by the industry. These practices may turn out to be different from the interpretations of regulatory authorities. If the combined company does not have the requisite licenses and approvals or does not comply with applicable regulatory requirements, state insurance regulators could preclude or temporarily suspend the combined company from carrying on some or all regulated activities or could otherwise penalize the combined company. In particular, Kestrel Insurance Agency, LLC (“Kestrel Insurance Agency”), which is licensed as a reinsurance broker and general lines agent by the Texas Department of Insurance, has entered into a management agreement with AmTrust that governs the combined company’s fronting arrangement with each of the AmTrust Insurance Companies. If either of these licenses is suspended, non-renewed or revoked, the combined company may be unable to maintain its fronting arrangement with AmTrust and, further, may be unable to exercise the option to acquire the AmTrust Insurance Companies from AmTrust. This could adversely affect the combined company’s ability to operate its business. Further, changes in the level of regulation of the insurance industry or changes in laws or regulations themselves or interpretations by regulatory authorities could interfere with the combined company’s operations and require it to bear additional costs of compliance, which could adversely affect the combined company’s ability to operate its business.
Insurers are also regulated by state insurance departments for solvency issues and are subject to reserve requirements. The combined company cannot guarantee that all of the AmTrust Insurance Companies comply with regulations instituted by state insurance departments. The combined company may need to expend resources to address questions or concerns regarding its relationships with the AmTrust Insurance Companies, diverting management resources away from operating its business.
Compliance by the combined company’s insurance subsidiaries with the legal and regulatory requirements to which they are subject is expensive. Any failure to comply could have a material adverse effect on the combined company’s business.
The combined company’s insurance subsidiaries are required to comply with a wide variety of laws and regulations applicable to insurance or reinsurance companies, both in the jurisdictions in which they are organized and where they sell their insurance and reinsurance products. The insurance and regulatory environment has become subject to increased scrutiny in many jurisdictions, including the U.S., various states within the U.S. and the EU. In the past, there have been Congressional and other initiatives in the U.S. regarding increased supervision and regulation of the insurance industry. It is not possible to predict the future impact of changes in laws and regulations on the combined company’s operations.
Compliance with applicable laws and regulations is time-consuming and personnel-intensive, and changes in these laws and regulations may materially increase costs of compliance. In the future, states may make existing insurance laws and regulation more restrictive or enact new restrictive laws. In such event, the combined company may seek to cut down its business in, or withdraw entirely from, these states. Additionally, from time to time, the United States Congress and certain federal agencies investigate the current condition of the insurance industry to determine whether federal regulation is necessary. Currently, the U.S. federal government does not directly regulate the property and casualty insurance business. However, Dodd-Frank Act established a Federal Insurance Office (“FIO”) within the Department of the Treasury. The FIO initially is charged with monitoring all aspects of the insurance industry (other than health insurance, certain long-term care insurance and crop insurance), gathering data and developing methods to modernize and improve the insurance regulatory system in the United States. The FIO continues to support the current state-based regulatory regime but will consider federal regulation should the states fail to take steps to greater uniformity. The combined company cannot fully predict the impacts of any new legislation on its business, financial condition and results of operations.
In addition, the combined company’s subsidiaries may not always be able to obtain or maintain necessary licenses, permits, authorizations or accreditations. They also may not be able to fully comply with, or to obtain appropriate exemptions from, the laws and regulations applicable to them. Any failure to comply with applicable law or to obtain appropriate exemptions could result in restrictions on either the ability of the company in question, as well as potentially its affiliates, to do business in one or more of the jurisdictions in which they operate or on brokers on which the combined company may rely. In addition, any such failure to comply with applicable laws or to obtain appropriate exemptions could result in the imposition of fines or other sanctions. Any of these sanctions could have a material adverse effect on the combined company’s business.

The combined company may change its underwriting guidelines or strategy without shareholder approval.
The combined company’s management team has the authority to change its underwriting guidelines or strategy without notice to shareholders and without shareholder approval. As a result, the combined company may make fundamental changes to its operations without shareholder approval, which could result in the combined company pursuing a strategy or implementing underwriting guidelines that may be materially different from the current strategy and underwriting guidelines.
The combined company has a limited operating history and may not be able to manage its growth effectively.
The combined company intends to grow its business in the future, which could require additional capital, systems development and skilled personnel. However, the limited operating history of the combined company may make it difficult to evaluate its current capital structure and future capital requirements, which may have an adverse impact on potential strategic initiatives. The combined company will encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, including increasing and unforeseen expenses as it continues to grow its business. The inability of the combined company to manage these risks successfully may have a direct impact on its ability to exercise the option to acquire the AmTrust Insurance Companies from AmTrust, as it must be able to meet its capital needs, expand its systems and internal controls effectively, allocate its human resources optimally, identify, hire, train and develop qualified employees and effectively incorporate the components of any business it may acquire in its effort to achieve growth. The failure to manage the combined company’s growth effectively could have a material adverse effect on its business, financial condition and results of operations.
Inability to maintain the strategic relationship with AmTrust could adversely affect the combined company’s business.
Upon the completion of the transaction, AmTrust will hold approximately 10% of the issued and outstanding Bermuda NewCo common shares and will have the right to nominate three directors to the Bermuda NewCo board. See “Related Agreements — Registration and Investor Rights Agreements.” The combined company will write its business on a fronting basis initially through the AmTrust Insurance Companies. The combined company will cede up to 100% of underwriting risk in exchange for a ceding fee based on gross premiums written. In addition, AmTrust will provide additional services in relation to the AmTrust Insurance Companies pursuant to a management agreement with Kestrel Insurance Agency, including compliance, data reporting, data flow and information technology systems. As a result, the combined company will rely on its strategic partnership with AmTrust, and any inability to maintain such relationship with AmTrust or to exercise the option to acquire the AmTrust Insurance Companies from AmTrust would materially adversely affect its business. These contractual arrangements may terminate or be terminated under certain circumstances, and there can be no assurance that this strategic relationship will continue in the future, including on the same or similar terms, and if not, that the combined company would be able to find a suitable replacement or another strategic partnership on favorable terms, if at all. If the combined company was not able to find other insurance carriers with similar financial strength ratings with which it could partner, its ability to write new and renewal business would be significantly impacted.
The combined company’s business, and therefore its results of operations and financial condition, may be adversely affected by conditions that result in reduced insurer capacity.
The combined company’s results of operations depend on the continued capacity of the AmTrust Insurance Companies to adequately and appropriately underwrite risk and provide coverage. Capacity could be reduced by the AmTrust Insurance Companies failing or withdrawing from writing certain coverages that the combined company will offer and it will have limited control over these matters. In addition, to the extent that reinsurance becomes significantly more expensive, the combined company may experience restrictions and limitations on its ability to continue to write the amount or types of business it anticipated, which could have a negative impact on its ability to generate fee revenue.
A decline in the financial strength rating or financial size category of the combined company’s fronting companies may adversely affect the combined company’s financial condition and results of operations.
Each of the combined company’s fronting companies has an “A-” (Excellent) financial strength rating and a XV financial size category from A.M. Best. A downgrade or withdrawal of the financial strength rating or reduction in the financial size category of any of the combined company’s fronting companies could cause current and future general agents and insureds to choose other competitors and could severely limit or prevent the combined company’s writing of new and renewal insurance contracts.
A.M. Best’s analysis includes comparisons to peers and industry standards as well as assessments of operating plans, philosophy and management. A.M. Best periodically reviews each insurance carrier’s financial strength rating and may adjust upward or downward at its discretion based primarily on analyzing the balance sheet strength, operating performance and business profile of each insurance carrier.
In addition, in view of the earnings and capital pressures experienced by many financial institutions, including insurance companies, it is possible that rating organizations will heighten the level of scrutiny that they apply to such institutions, increase the frequency and scope of their credit reviews, request additional information from the companies that they rate or increase the capital and other requirements employed in the rating organizations’ models for maintenance of certain ratings levels.
As the combined company will leverage its strategic relationship with such fronting companies for lines of business that require an “A-” financial strength rating from A.M. Best, any downgrade or withdrawal of any insurance carrier’s rating could have a material adverse effect on the combined company’s business. A.M. Best assigns ratings that are intended to provide an independent opinion of an insurance company’s ability to meet its obligations to policyholders and is neither an evaluation directed to investors nor a recommendation to buy, sell or hold stock or any other securities an insurance group may issue.
There can be no assurances that the combined company’s fronting companies will be able to maintain this rating. Any downgrade in ratings would likely materially adversely affect the combined company’s business through the loss of certain existing and potential policyholders and the loss of relationships with clients that might move to other companies with higher ratings. If such fronting companies lose their “A-” rating, the combined company may need to secure a new fronting arrangement or risk losing the business of its capacity providers to higher rated issuing carriers.
The combined company derives a significant portion of its fee revenues from a limited number of general agents, the loss of which could result in its inability to continue to write a significant portion of the current business, additional expense and a material decrease in fee revenues.
A significant portion of the combined company’s total fees are derived from a limited number of general agents and the combined company is heavily reliant upon these general agents to generate revenues. The decision of any such general agent to seek to terminate its arrangements with the combined company or to otherwise decrease the volume of business the combined company writes through them, could result in additional expense and a material decrease in the amount of fee revenues the combined company is able to generate. In addition, if the combined company is unable to collect fees under these arrangements due to insolvency, dispute or other unwillingness or inability of any of its general agents to meet their obligations to the combined company, its business, financial condition, results of operations or prospects could be materially and adversely affected.
The combined company will depend on a limited number of capacity providers and general agents for a large portion of its gross written premium, and the loss of business provided by any one of them could materially adversely affect the combined company.
The combined company will offer fronting arrangements to both general agents and capacity providers. Capacity providers may be either independent or under common control with a particular general agent. An independent capacity provider may reinsure a single book or multiple books with various general agents. A single general agent may control a single book with one capacity provider or multiple books with various capacity providers.
Other insurance companies compete with the combined company for this business. These capacity providers and general agents may choose to enter into fronting arrangements with such competitors, and the general agents or capacity providers may terminate fronting arrangements with the combined company if they no longer need access to its fronting capacity. Relationships with clients, including general agents and capacity providers, are generally governed by agreements that may be terminated on relatively short notice.

Given the combined company’s reliance on a small group of capacity providers and general agents, a significant decrease in business from, or the entire loss of, any of them would cause the combined company to lose premium and ceding fees and require the combined company to seek additional capacity providers or general agents or to replace the lost premium and ceding fees. If the combined company is unable to do so, its business, financial condition, results of operations and prospects would be materially and adversely affected.
In addition, the ability of the combined company to compete and remain profitable will depend, in part, on it maintaining business relationships with clients (including general agents and capacity providers), the business development and marketing efforts of its sales professionals, the servicing efforts of its relationship managers and on its ability to offer insurance solutions and maintain financial strength ratings through the AmTrust Insurance Companies that meet the requirements and preferences of clients. Any failure to be effective in any of these areas may have a material and adverse effect on the combined company’s business, financial condition, results of operations and prospects.
Failure of capacity providers or general agents to properly market, underwrite or administer policies could materially adversely affect the combined company.
The marketing, underwriting, claims administration and other administration of policies will be the responsibility of the combined company’s capacity providers or general agents. Any failure by them to properly handle these functions could result in liability to the AmTrust Insurance Companies, which may have an adverse impact on the financial condition of the combined company. Even though these capacity providers or general agents may be required to compensate the AmTrust Insurance Companies for any such liability, there are risks that any such failure could create regulatory or reputational issues for the AmTrust Insurance Companies, which could limit or restrict the combined company’s ability to continue to write business on behalf of its capacity providers. Any such limitations or restrictions could materially and adversely affect the business, financial condition, results of operations and prospects of the combined company.
The combined company may not be successful in building more direct relationships with general agents and capacity providers.
The combined company’s fronting capacity may be constrained by the size of its capital base, and it may rely on its relationship-driven channels to generate new fronting business. In addition, the combined company may rely on brokers to identify general agents in need of fronting. Although the combined company will build direct relationships with general agents and capacity providers and hire additional fully-dedicated sales staff, the combined company may not be successful in its efforts to expand its fronting business.
The combined company may face increased competition.
The combined company will compete primarily on the basis of price, customer service, geographic coverage, financial strength ratings, licenses, reputation, business model and experience. Its competitors will include State National, MS Transverse, Obsidian, Palomar and Trisura. Unlike the combined company, some of its competitors may offer policy administration or other services or be willing to take on significant underwriting risk. There is already active competition for business and any increase in competition could materially and adversely affect the business, financial condition, results of operations and prospects of the combined company.
Some of the combined company’s fronting arrangements may contain limits on the reinsurer’s obligations.
While the combined company will reinsure a substantial portion of the risks inherent in its fronting programs, the combined company will, in certain cases, enter into programs that contain limits on its reinsurers’ obligations, including exclusion of certain coverages, loss ratio caps, per occurrence or aggregate reinsurance limits or exclusion of the credit risk of general agents. To the extent losses under these programs exceed the prescribed limits, the combined company and/or the AmTrust Insurance Companies will be liable to pay the losses in excess of such limits, which could materially and adversely affect the business, financial condition, results of operations and prospects of the combined business.

Catastrophic losses may exceed expectations.
The combined company’s insurance business will be subject to claims arising from catastrophes, such as hurricanes, tornadoes, windstorms, floods, earthquakes, hailstorms, severe winter weather and fires, or other events, such as explosions, terrorist attacks, riots and hazardous material releases. The incidence and severity of these events are inherently unpredictable, and the combined company’s losses from catastrophes could be substantial. Although the combined company will reinsure a substantial portion of the underwriting risk through its capacity providers , a catastrophe loss could impair the ability of one or more of such capacity providers to pay all of the reinsured claims, in which case the AmTrust Insurance Companies would be responsible for paying any claims not paid by the combined company’s capacity providers. The consequence may include substantial volatility in the financial condition or results of operations of the AmTrust Insurance Companies for any fiscal quarter or year, which could have a material and adverse effect on its business, financial condition, results of operations and prospects or its ability to write new business. Any limitations or restrictions on the ability of the AmTrust Insurance Companies to continue to write new business may have a material impact on the combined company’s ability to write new business for its capacity providers, in particular, if it is unable to find a suitable replacement for the loss of any insurance capacity from the AmTrust Insurance Companies. The inability of the combined company to continue to write new business could materially and adversely affect its business, financial condition, results of operations and prospects.
The combined company relies on third-party service providers that provide the infrastructure for its technological systems, and any failure to maintain these relationships could harm the combined company’s business.
Information technology systems form a key part of the combined company’s business and accordingly it is dependent on its relationships with third parties that provide the infrastructure for its technological systems. For example, as previously noted, AmTrust is providing services in relation to the AmTrust Insurance Companies pursuant to a management agreement with Kestrel Insurance Agency, which includes compliance, data reporting, data flow and information technology systems. If these third parties experience difficulty providing the services the combined company requires or meeting its standards for those services, or experience disruptions or financial distress or cease operations temporarily or permanently, it could make it difficult for the combined company to operate some aspects of its business. In addition, such events could cause the combined company to experience increased costs and delay its ability to provide services until it has found alternative sources of the services provided by these third parties. If the combined company is unsuccessful in identifying high-quality partners, if it fails to negotiate cost-effective relationships with them or if it ineffectively manage these relationships, it could materially and adversely affect the combined company’s business, operating results, financial condition and prospects.
If any of the combined company’s third-party service providers experience difficulties or terminate their services and the combined company’s is unable to replace them with other service providers, its operations could be interrupted. It may be difficult for the combined company to replace some of its third-party vendors, particularly vendors providing its core operational and technological infrastructure, in a timely manner if they were unwilling or unable to provide the combined company with these services in the future for any reason. If an interruption were to continue for a significant period of time, it could have a material adverse effect on the combined company’s business, financial condition or results of operations. Even if the combined company is able to replace them, it may be at higher cost, which could have a material adverse effect on the combined company’s business, financial condition or results of operations. In addition, if a third-party provider fails to provide the services the combined company requires, fails to meet contractual requirements, such as compliance with applicable laws and regulations, or suffers a cyber-attack or other security breach, the combined company’s business could suffer economic and reputational harm that could have a material adverse effect on its business, financial condition or results of operations.
Maiden’s reinsurers may not pay losses in a timely fashion, or at all, which could have a material adverse effect on the combined company’s results of operations or financial condition.
At December 31, 2024, Maiden had $568.3 million due to it from one reinsurer, Cavello Bay Reinsurance Limited (“Cavello”), consisting of losses recoverable from Cavello under a retrocession agreement of $35.4 million and reinsurance recoverable on unpaid losses under a retroactive reinsurance agreement of

$532.9 million. Cavello provided collateral in the form of a letter of credit in the amount of $445.0 million to AmTrust under the Loss Portfolio Transfer and Adverse Development Cover Agreement (“LPT/ADC Agreement”) with Enstar Group Limited (“Enstar”) on July 31, 2019, pursuant to which Cavello assumed the loss reserves as of December 31, 2018 associated with a quota share reinsurance agreement between certain insurance subsidiaries of Maiden and AmTrust that went in run-off effective January 1, 2019, subject to additional collateral funding requirements. As of December 31, 2024, the amount of collateral required was $484.7 million. Maiden’s reinsurers may not pay losses in a timely fashion, or at all. Either of these events would increase the combined company’s costs and could have a material adverse effect on the combined company’s business, financial condition, results of operations and prospects.
The failure of any of the loss limitation methods the combined company has employed or could employ in the future could have a material adverse effect on its results of operations or financial condition.
The combined company seeks to limit loss exposure through loss limitation provisions in policies it writes, such as limitations on the amount of losses that can be claimed under a policy, limitations or exclusions from coverage and provisions relating to choice of forum, which are intended to ensure that the combined company’s policies are legally interpreted as intended. These contractual provisions may not be enforceable in the manner expected and disputes relating to coverage may not be resolved in the combined company’s favor. If the loss limitation provisions in the policies are not enforceable or disputes arise concerning the application of such provisions, the losses that the combined company incurs could be materially higher than expected and the combined company’s financial condition and results of operations could be adversely affected.
Maiden’s investments in alternative investments and its investments in joint ventures and/or entities accounted for using the equity method may be illiquid and volatile in terms of value and returns, which could negatively affect the combined company’s investment income and liquidity.
In addition to fixed maturity securities, Maiden has invested in alternative investments such as hedge funds, fixed income funds, equity funds, privately held investments, private equity and private credit funds and co-investments, real estate funds and co-investments and other alternative investments. During 2024, Maiden decreased the amount allocated to such investments, and at December 31, 2024, approximately 48% of its total cash and investments were categorized as equity securities, other investments and equity method investments on its consolidated balance sheets compared to 51% as of December 31, 2023.
These alternative investments and other similar investments may be illiquid due to restrictions on sales, transfers and redemption terms, may have different, more significant risk characteristics than investments in fixed maturity securities and may also have more volatile values and returns, all of which could negatively affect the combined company’s investment income and overall portfolio liquidity.
Maiden has also invested in joint ventures and in other entities that it does not control. In these investments, many of which are accounted for using the equity method, Maiden may lack management and operational control over the entities in which it is invested, which may limit its ability to take actions that could protect or increase the value of its investment. In addition, these investments may be illiquid due to contractual provisions, and Maiden’s lack of operational control may prevent it from obtaining liquidity through distributions from these investments in a timely manner or on favorable terms. As a result, Maiden’s ability to promptly sell one or more investments in response to changing economic, financial and investment conditions may be limited and, if Maiden is required to liquidate all or a portion of these alternative investments and other similar investments quickly, it may realize significantly less than the value at which it had previously recorded those investments, which could have a material and adverse effect on the combined company’s financial condition and results of operations.
Typically, there is not a public market for these alternative investments and other similar investments in which Maiden has invested. As a result, certain of these securities are valued quarterly at fair value based on assessments from the combined company’s third-party valuation firms. The determination of fair value and, consequently, the amount of unrealized gains and losses in the combined company’s portfolio are, to a certain degree, subjective and dependent on the valuation process of these third-party valuation firms. Certain factors that may be considered in determining the fair value of certain of Maiden’s alternative investments and other similar investments include external events, such as private mergers, sales and acquisitions involving comparable companies. Because such valuations are inherently uncertain, they may fluctuate over short periods of time and may be based on estimates by the combined company’s third-party valuation firms. Maiden holds a high level of illiquid investments and has a high proportion of assets that are fair valued relative to other assets which requires the combined company’s third-party valuation firms to rely on a high degree of unobservable valuation inputs. In addition, the review of fair valuations of certain of these alternative investments and other similar investments requires a high degree of auditor judgment and extensive effort to audit management’s determination of fair value of such alternative investments and other similar investments, including the need to involve fair value specialists possessing relevant valuation experience to evaluate the appropriateness of the valuation techniques and the significant unobservable inputs used in the valuation of such investments which may differ from the valuation techniques and inputs utilized by the combined company and its third-party valuation firms and/or may change over time. The effect of all these factors on the combined company’s portfolio may reduce the combined company’s net asset value by increasing unrealized depreciation in the combined company’s portfolio. Depending on market conditions, the combined company could incur substantial realized losses and may suffer additional unrealized losses in future periods, which could have a material adverse effect on the combined company’s business, financial condition, results of operations and prospects.
In addition, alternative or “other” investments may not meet regulatory admissibility requirements or may result in increased regulatory capital charges to Maiden’s insurance subsidiaries that hold these investments, which could limit those subsidiaries’ ability to make capital distributions to the combined company, which in turn could adversely affect the combined company’s business, financial condition, results of operations and prospects.
Performance of the combined company’s investment portfolio will be subject to a variety of investment risks.
The combined company’s operating results will be affected, in part, by the performance of its investment portfolio. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond the combined company’s control. Although the combined company will take measures to manage investment risks, it may not be able to fully or effectively mitigate interest rate sensitivity. Despite any mitigation efforts, a significant change in interest rates could have a material and adverse effect on the combined company’s business, financial condition, results of operations and prospects.
In addition, the performance of the combined company’s investment portfolio will generally be subject to other risks, including the following:
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deterioration in the financial condition, operating performance or business prospects of one or more issuers of its fixed-income securities;

•
heavy concentration of the investment portfolio in the securities of a few issuers, sectors or industries;

•
inability to convert investment securities into cash on favorable terms and on a timely basis; and

•
general movements in the securities markets.

A substantial decline in its investment portfolio could have a material and adverse effect on the combined company’s business, financial condition, results of operations and prospects.
Technology breaches or failures, including, but not limited to, those resulting from cyber-attacks on the combined company or its business partners and service providers, could disrupt or otherwise negatively impact the combined company’s business.
The combined company’s information technology systems are vulnerable to data breaches, interruptions or failures due to events that may be beyond its control, including, but not limited to, natural disasters, theft, terrorist attacks, computer viruses, hackers and general technology failures. The combined company’s information technology systems will include the Internet and third-party hosted services. The combined company will use information systems to process financial information and results of operations for internal reporting purposes and for regulatory financial reporting, legal and tax requirements. The combined company may also use information systems for electronic communications with customers and its various locations.

A shutdown or inability to access one or more of its facilities, a power outage, a security breach, or a failure of one or more of its information technology, telecommunications or other systems could significantly impair the combined company’s ability to perform such functions on a timely basis. These incidents could be caused by malicious or disruptive software, computer hackers, rogue employees, cyber-attacks, failures of telecommunications systems or other catastrophic events. If sustained or repeated, such a business interruption, system failure or service denial could result in a deterioration of the combined company’s ability to write and process business, provide customer service, pay claims in a timely manner or perform other necessary business functions. Furthermore, a significant portion of the communications between the combined company’s employees and its business, banking and investment partners will depend on information technology and electronic information exchange. In addition, the combined company may suffer financial and reputational damage because of lost or misappropriated confidential information belonging to it, and may become subject to legal action and increased regulatory oversight. The combined company could also be required to spend significant financial and other resources to remedy any damage caused to repair or replace information systems.
The combined company’s information systems may be the target of attacks. Although the combined company has not experienced known material or threatened cases involving unauthorized access to its information technology systems and data or unauthorized appropriation of such data to date, it has no assurance that such technology breaches will not occur in the future.
Additionally, some of the combined company’s subsidiaries will collect, use, store, transmit, retrieve, retain and otherwise process confidential and personally identifiable information in their information systems in and across multiple jurisdictions, and they are subject to a variety of confidentiality obligations and privacy, data protection and information security laws, regulations, orders and industry standards in the jurisdictions in which they do business. The regulatory environment surrounding information security, data privacy and cybersecurity is evolving and increasingly demanding. A number of the combined company’s subsidiaries are subject to numerous U.S. federal and state laws and non-U.S. regulations governing the protection of personally identifiable and confidential information of their customers and employees. On October 24, 2017, the NAIC adopted an Insurance Data Security Model Law, which requires licensed insurance entities to comply with detailed information security requirements. The NAIC model law has been adopted by certain states, including Vermont, which may raise compliance costs or increase the risk of noncompliance, and noncompliance could subject the combined company’s insurance subsidiaries to regulatory enforcement actions and penalties, as well as reputational harm. Any such events could potentially have an adverse impact on the combined company’s insurance subsidiaries’ business, results of operations, financial condition and cash flows.
Because the interpretation and application of many privacy and data protection laws along with contractually imposed industry standards are uncertain, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with the combined company’s insurance subsidiaries’ existing data management practices or the features of their services and platform capabilities. Any failure or perceived failure by the combined company’s insurance subsidiaries, or any third parties with which they do business, to comply with their posted privacy policies, changing consumer expectations, evolving laws, rules and regulations, industry standards, or contractual obligations to which they or such third parties are or may become subject, may result in actions or other claims against the combined company’s insurance subsidiaries by governmental entities or private actors, the expenditure of substantial costs, time and other resources or the incurrence of significant fines, penalties or other liabilities. In addition, any such action, particularly to the extent the combined company’s insurance subsidiaries were found to be guilty of violations or otherwise liable for damages, would damage their reputation and adversely affect their business, financial condition and results of operations.
Maiden’s business is subject to risks related to litigation. Losses from legal and regulatory actions may have a material adverse effect on Maiden’s reputation, which in turn may have a material adverse effect on the combined company’s operating results, cash flows, financial condition and prospects.
Maiden may from time to time be subject to litigation or other legal or regulatory actions in the ordinary course of business relating to its current and past business operations, including, but not limited to, disputes over coverage or claims adjudication, including reinsurance contract disputes and arbitration, claims alleging that Maiden has acted in bad faith in the administration of claims by its policyholders, disputes with its agents, producers and termination of contracts and related claims and disputes with former employees.
Maiden also may be subject to litigation from security holders due to the diminution in value of its securities as a result of its operating results and financial condition. For example, in 2019 certain security holders of Maiden filed a class action alleging that Maiden failed to take adequate loss reserves in connection with reinsurance provided to AmTrust and that certain of Maiden’s representations concerning its business, underwriting and financial statements were rendered false by the allegedly inadequate loss reserves, which caused Maiden’s share price to fall. This class action is currently under appeal. Defending against these actions may require Maiden to utilize significant resources in its defense as well as result in a significant amount of time by senior management. In addition, any reserves established for pending litigation may be insufficient, in particular, in the event of an adverse resolution of one or more such lawsuits or arbitrations, which could have a material adverse effect on the combined company’s operating results, cash flows, financial condition and prospects.
If the combined company is unable to establish and maintain accurate loss reserves, its business, financial condition, results of operations and prospects may be materially and adversely affected.
There is inherent uncertainty in the process of establishing insurance loss reserves. As a result of these uncertainties, the ultimate paid loss and LAE may deviate, perhaps substantially, from the point-in-time estimates of such losses and expenses, as reflected in the loss reserves included in the combined company’s financial statements. To the extent that loss and LAE exceed estimates, the combined company will be required to immediately recognize any retained unfavorable development and increase loss reserves, with a corresponding reduction in its net income in the period in which the reserve levels are increased. Consequently, ultimate losses paid could materially exceed reported loss reserves and have a material and adverse effect on the combined company’s business, financial condition, results of operations and prospects.
The combined company’s business will depend on the efforts of its executive officers and other personnel. If the combined company is unsuccessful in its efforts to attract, train and retain qualified personnel, its business, financial condition, results of operations and prospects may be materially adversely affected.
The combined company’s success will depend on its executive officers’ industry expertise, knowledge of its markets and relationships with clients. The executive officers of the combined company will be:
•
Luke Ledbetter (Chief Executive Officer);

•
Terry Ledbetter (Executive Chairman);

•
Patrick Haveron (President and Chief Financial Officer); and

•
Lawrence F. Metz (Chief Legal Officer).

The combined company has agreements with its executive officers that contain certain non-compete and non-solicit provisions. Nonetheless, should any of its executive officers cease working for the combined company, it may not be able to find acceptable replacements with comparable skills and experience in the niche markets that the combined company targets. In addition, its business is also dependent on other skilled employees. The combined company cannot guarantee its ability to attract, train and retain, on a timely basis and on anticipated economic and other terms, experienced and capable senior management, underwriters and support staff. The combined company will pay competitive salaries, bonuses and equity-based rewards in order to attract and retain such personnel, but there can be no assurance that the combined company will be successful in such endeavors. Loss of key personnel or inability to recruit and retain qualified personnel in the future could have a material and adverse effect on the combined company’s business, financial condition or results of operations.
The combined company may require additional capital in the future which may not be available or available only on unfavorable terms.
The combined company’s future capital requirements will depend on many factors, including its ability to successfully write new business and to establish premium rates and reserves at levels sufficient to cover losses. To the extent funds generated by its ongoing operations and capitalization are insufficient for operating requirements or to fund future strategic initiatives such as entering into new lines of business or exercising the option to acquire the AmTrust Insurance Companies from AmTrust, the combined company may need to raise additional capital. The combined company cannot assure that it will be able to raise equity or debt financing on favorable terms and in the needed amounts, or at all. If the combined company cannot obtain adequate capital, its business, financial condition, results of operations and prospects could be materially adversely affected.
In addition, the terms of a capital raising transaction may include stringent financial and operating covenants which may restrict the combined company from raising additional capital in the future.
The general lines of authority or business the combined company is licensed to conduct, as well as the rates charged by the combined company under the policies it writes through the AmTrust Insurance Companies, will be subject to prior regulatory approval in most of the states in which the combined company operates.
The combined company is impacted by the regulation of the AmTrust Insurance Companies. Admitted insurance companies are subject to various state laws that govern organization, licensing, capitalization, policy forms, rate approvals and claims handling. Since the AmTrust Insurance Companies are admitted in most of the states in which the combined company operates, the combined company may have to obtain prior regulatory approval of general lines of authority or business it may be lacking in such states, as well as prior regulatory approval of program-specific insurance rates charged to its insureds and its clients’ insureds in such states, including any increases in the rates. The timing of such approval processes, as well as the willingness of insurance regulators to approve licensing changes or rate increases, can impact the profitability of new policies written by the combined company, which in turn can cause fluctuations in the combined company’s revenue and earnings. If the combined company is unable to obtain approval for the requested licensing or rate changes, or if such approval is delayed, its financial condition, results of operations and liquidity may be adversely affected.
Even if the combination qualifies as a transaction described in Section 351 of the Code, a U.S. Holder of Maiden shares may still recognize gain as a result of the first merger if Maiden is or was classified as a passive foreign investment company (“PFIC”) for any taxable year during which a U.S. Holder held Maiden shares.
Pursuant to Section 1291(f) of the Code, to the extent provided in U.S. Treasury Regulations promulgated under the Code (the “Treasury Regulations”), even if the combination qualifies as a transaction described in Section 351 of the Code, if Maiden was a PFIC for any taxable year during a U.S. Holder’s holding period for the Maiden shares, certain adverse U.S. federal income tax consequences, including recognition of gain, could apply to such U.S. Holder as a result of the first merger, unless certain exceptions apply. Based on the nature of Maiden’s business, the projected composition of its income and the projected composition and estimated fair market values of its assets, Maiden does not believe it was a PFIC for its taxable year ended on December 31, 2024 and does not expect to be a PFIC for its taxable year ending on December 31, 2025, or the succeeding taxable year. However, because there is significant uncertainty in the application of the PFIC rules, no assurance can be given that Maiden was not previously a PFIC and will not be a PFIC for its taxable year ending December 31, 2025, or any subsequent taxable year.
Holders of Maiden shares should consult such holders’ tax advisors regarding the possible classification of Maiden as a PFIC and the resulting U.S. federal income tax considerations. See the section of this proxy statement/prospectus titled “Tax Consequences of the Combination — U.S. Federal Income Tax Consequences of the Combination to U.S. Holders of Maiden Shares — Passive Foreign Investment Company Rules”.
The ability of Bermuda NewCo’s subsidiaries to use net operating loss carryforwards and other tax attributes may be limited in connection with the combination or other transactions.
As of December 31, 2024, Maiden and certain of its subsidiaries had U.S. federal net operating losses of approximately $459,604,000. These net operating losses will carry forward to offset a portion of future taxable income, if any, until such unused losses expire, if at all.

Under Sections 382 and 383 of Code, these federal net operating loss carryforwards, certain losses incurred following the combination, and other tax attributes may become subject to an annual limitation in the event of certain changes in Bermuda NewCo’s ownership. An “ownership change” pursuant to Section 382 of the Code generally occurs if one or more stockholders or groups of stockholders who own at least 5% of a company’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Bermuda NewCo’s, or its subsidiaries’, ability to utilize net operating loss carryforwards, certain losses incurred following the mergers, and other tax attributes to offset future taxable income or tax liabilities may be limited as a result of ownership changes, including potential changes in connection with the combination or other transactions. Similar rules may apply under state tax laws. Such limitations could result in increased future income tax liability to Bermuda NewCo or its subsidiaries, and Bermuda NewCo’s or its subsidiaries’ future cash flows could be adversely affected.
To preserve Bermuda NewCo’s and its subsidiaries’ ability to utilize their tax attributes without limitation, Bermuda NewCo has taken actions to attempt to prevent an “ownership change” from occurring, including adopting provisions that limit or discourage shareholders from acquiring 5% or more of Bermuda NewCo or, in the case of shareholders that already own 5% or more of Bermuda NewCo, from increasing their ownership. Bermuda NewCo may take further actions in the future. There can be no assurances that such actions will be available, or if such actions are available, whether Bermuda NewCo will decide to undertake any such actions. Moreover, there can be no assurances that any existing or future actions will be effective in preventing an “ownership change” pursuant to Section 382 of the Code.
Bermuda NewCo expects to be a tax resident of, and subject to tax in, both the United States and Bermuda, which may result in an increase in Bermuda NewCo’s and its subsidiaries’ cash tax obligations and effective rate.
Under current U.S. federal tax law, a corporation organized under Bermuda law is generally classified as a foreign corporation pursuant to Section 7701(a)(4) of the Code. Section 7874 of the Code and the Treasury Regulations promulgated thereunder, however, contain rules that cause a foreign corporation, such as Bermuda NewCo, that acquires the stock of a domestic corporation, such as US NewCo, to be treated as a domestic corporation for U.S. federal tax purposes in certain situations. Bermuda NewCo expects to be treated as a domestic corporation for all US. Federal tax purposes upon consummation of the Second Merger pursuant to Section 7874(b) of the Code. However, Section 7874 of the Code is complex and Bermuda NewCo cannot be certain or provide any guarantees regarding its expected treatment.
On the basis that Bermuda NewCo is treated as a tax resident in the U.S., Bermuda NewCo is not expected to be treated as a Bermuda tax resident pursuant to Bermuda’s tax legislation. Regardless of whether Bermuda NewCo expects to be treated as a domestic corporation for U.S. federal income tax purposes pursuant to Section 7874(b) of the Code, it could be liable for both U.S. and Bermuda taxes. Bermuda NewCo does not expect any tax owed to Bermuda to be material, but Bermuda’s tax laws may change and Bermuda NewCo cannot provide any assurances that its Bermuda tax obligations will not become material in the future.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS
Certain statements in this proxy statement/prospectus, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results and the assumptions upon which those statements are based are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include general statements with respect to Bermuda NewCo, Maiden and Kestrel, the insurance industry, the transaction, the expected timetable for completing the transaction, the ability to complete the transaction, projected financial information and descriptions of the combined company and its operations and generally are identified with the words “anticipate,” “believe,” “expect,” “predict,” “estimate,” “intend,” “plan,” “project,” “seek,” “potential,” “possible,” “could,” “might,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this proxy statement/prospectus should not be considered as a representation by us or any other person that our objectives or plans or other matters described in any forward-looking statement will be achieved. These statements are based on current plans, estimates, assumptions and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore, you should not place undue reliance on them. Important factors that could cause actual results to differ materially from those in such forward-looking statements are set forth in the section titled “Risk Factors” in this proxy statement/prospectus.
We caution that the list of important risk factors is not intended to be and is not exhaustive. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law, and all subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. If one or more risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we projected. Any forward-looking statements in this proxy statement/prospectus reflect our current view with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth, strategy and liquidity. You are cautioned not to place undue reliance on the forward-looking statements which speak only as of the dates of the documents in which such statements were made.

MAIDEN AND KESTREL UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed consolidated combined financial statements are provided to aid you in your analysis of the financial aspects of the transaction. The unaudited pro forma condensed consolidated combined financial statements are based on the Maiden historical consolidated financial statements and the Kestrel historical consolidated financial statements as adjusted to give effect to the transaction. The unaudited pro forma condensed consolidated combined balance sheet gives pro forma effect to the transaction as if it had been consummated on December 31, 2024. The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2024 gives effect to the transaction as if it had been consummated on January 1, 2024.
The unaudited pro forma condensed consolidated combined financial statements have been derived from and should be read in conjunction with:
•
the accompanying notes to the unaudited pro forma condensed consolidated combined financial statements;

•
the historical audited consolidated financial statements of Kestrel as of and for the years ended December 31, 2024 and 2023, and the related notes, included elsewhere in this proxy statement/prospectus;

•
the historical audited consolidated financial statements of Maiden as of and for the years ended December 31, 2024 and 2023, and the related notes, incorporated by reference into this proxy statement/prospectus; and

•
the other information relating to Kestrel and Maiden included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed consolidated combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the transaction been consummated on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.
The pro forma adjustments are preliminary and have been made solely for informational purposes. The actual results reported by the combined company in periods following the transaction may differ significantly from those reflected in this unaudited pro forma combined financial information for a number of reasons, including but not limited to changes in market conditions, cost savings from operating efficiencies, synergies and the impact of costs incurred in integrating the two companies. As a result, the unaudited pro forma combined financial information is not intended to represent and is not necessarily indicative of what the combined company’s financial condition and results of operations would have been had the transaction been completed on the applicable dates of this unaudited pro forma combined financial information. In addition, the unaudited pro forma combined financial information does not purport to project the future financial condition and results of operations of the combined company.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED
BALANCE SHEET AS OF DECEMBER 31, 2024
(in thousands)
	Historical		Transaction Accounting Adjustments		Pro Forma Balance Sheet
	Kestrel	Maiden
	5(A)	5(B)
Assets
Fixed maturities, available-for-sale, at fair value	$—	$232,613	$—		$232,613
Equity securities, at fair value	—	13,147			13,147
Equity method investment	—	81,287	37,669	5(g)	118,956
Other investments	—	157,016			157,016
Total investments	—	484,063	37,669		521,732
Cash and cash equivalents	4,286	25,651	(29,937)	5(m)	—
Restricted cash and cash equivalents	—	9,084			9,084
Accrued investment income	—	3,346			3,346
Reinsurance balances receivable, net	—	8,159			8,159
Reinsurance recoverable on unpaid losses	—	571,331			571,331
Loan to related party	—	167,975	(34,652)	5(f)	133,323
Deferred commission and other acquisition expenses, net	—	8,102	(8,102)	5(c)	—
Value of business acquired	—	—	5,939	5(b)	5,939
Funds withheld receivable	—	12,650	(633)	5(j)	12,017
Other assets	411	4,830	615	5(h)	5,856
Assets held for sale	—	20,815			20,815
Total Assets	$4,697	$1,316,006	$(29,101)		$1,291,602
Liabilities
Reserve for loss and loss adjustment expenses	—	793,679	(6,799)	5(a)	786,880
Unearned premiums	—	29,793			29,793
Deferred gain on retroactive reinsurance	—	107,255	(107,255)	5(d)	—
Liability for securities purchased	—	6,480			6,480
Earn out liability	—	—	19,275	5(m)	19,275
Accrued expenses and other liabilities	905	77,966	12,759	5(i)	97,980
			10,063	5(m)
			62	5(h)
			179	5(n)
			(3,954)	5(f)
Senior notes – principal amount	—	262,361	(85,351)	5(e)	177,010
Less: unamortized debt issuance costs	—	7,604	(7,604)	5(e)	—
Senior notes, net	—	254,757	(77,747)		177,010
Liabilities held for sale	—	883	—		883
Total Liabilities	$905	$1,270,813	$(153,417)		$1,118,301
Commitments and Contingencies
Equity
Owners equity (Kestrel)	10,134	—	(10,134)	5(m)	—
Common shares	—	1,503	(1,503)	5(k)	1,988
			1,438	5(l)
			550	5(m)
Additional paid-in capital	—	888,067	(888,067)	5(k)	117,312
			107,178	5(l)
			10,134	5(m)
Accumulated other comprehensive loss	—	(32,733)	32,733	5(k)	—
Accumulated deficit	(6,342)	(687,914)	700,673	5(k)	87,564
			(179)	5(n)
			153,910	5(n)
			(59,825)	5(m)
			(12,759)	5(i)
Treasury shares, at cost	—	(123,730)	123,730	5(k)	(33,563)
			(33,563)	5(l)
Total Shareholders’ Equity	3,792	45,193	124,316		173,301
Total Equity	3,792	45,193	124,316		173,301
Total Liabilities and Equity	$4,697	$1,316,006	$(29,101)		$1,291,602

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED STATEMENT OF
OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2024
(in thousands, except per share amounts)
	Historical		Discontinued operations	Maiden Proforma	Transaction Accounting Adjustments		Pro Forma Statement of Operations
	Kestrel	Maiden
	6(A)	6(B)	6(C)
Revenues:
Gross premiums written	$—	$33,196	$(18,266)	$14,930	$—		$14,930
Net premiums written	—	33,063	(18,176)	14,887	—		14,887
Change in unearned premiums	—	16,411	232	16,643	—		16,643
Net premiums earned	—	49,474	(17,944)	31,530	—		31,530
Other insurance (expense) revenue	—	(24,194)	—	(24,194)	—		(24,194)
Net investment income		25,546	—	25,546	—		25,546
Net realized and unrealized gains on investment	—	5,610	—	5,610	—		5,610
Fee revenue	5,250	—	—	—	—		5,250
Total revenues	$5,250	$56,436	$(17,944)	$38,492	$—		$43,742
Expenses	—	—			—
Net loss and loss adjustment expenses	—	186,127	(8,649)	177,478			177,474
					(4)	6(b)
Commission and other acquisition expenses	—	24,310	(5,602)	18,708			18,708
General and administrative expenses	5,108	35,348	(4,465)	30,883	2,550	6(a)	51,771
					291	6(g)
					12,759	6(h)
					179	6(i)
Interest and amortization expenses	—	19,266	—	19,266	(160)	6(c)	25,732
					1,805	6(d)
					4,821	6(e)
Foreign exchange and other gains (losses)	—	(7,001)	137	(6,864)			(6,864)
Other income	(212)				(153,910)	6(j)	(154,122)
Total expenses	$4,896	$258,050	$(18,579)	$239,471	$(131,669)		$112,697
Income (loss) before income taxes and interest in income of equity method investments	354	(201,614)	636	(200,978)	131,669		(68,955)
Less: income tax (benefit) expense	30	1,055	(1,040)	15	—	6(k)	45
Interest in income of equity method investments	—	1,700	—	1,700	(613)	6(f)	1,087
Net income (loss)	$324	$(200,969)	$1,675	$(199,294)	$131,056		$(67,913)
Basic and diluted income (loss) per share attributable to common shareholders	$0.32	$(2.01)					$(0.44)	6(l)
Weighted average number of common shares – basic and diluted	1,000	99,902,695					154,039,253

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
COMBINED FINANCIAL STATEMENTS
1.   Description of the Transaction
On December 29, 2024, Maiden Holdings, Ltd., a Bermuda exempted company limited by shares, entered into a combination agreement with Kestrel Group, LLC, a Delaware limited liability company, the Kestrel equityholders, Ranger U.S. Newco LLC, a Delaware limited liability company, Ranger Bermuda Merger Sub Ltd, a Bermuda exempted company limited by shares and a direct wholly owned subsidiary of US NewCo, Ranger Bermuda Topco Ltd, a Bermuda exempted company limited by shares, and Ranger Merger Sub 2 LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Bermuda NewCo.
In accordance with the combination agreement, Maiden and Kestrel will effect a transaction to combine their respective businesses through: (a) the contribution of all of the Class A units and Class B units of Kestrel owned by each Kestrel equityholder to US NewCo, (b) the merger of Merger Sub I with and into Maiden, with Maiden surviving the First Merger as a direct wholly owned subsidiary of US NewCo and (c) the merger of Merger Sub II with and into US NewCo, with US NewCo surviving the Second Merger as a wholly owned subsidiary of Bermuda NewCo. Upon the consummation of the Mergers, Maiden and Kestrel will be wholly owned subsidiaries of Bermuda NewCo, which will be rebranded as Kestrel Group following the closing of the transaction.
In connection with the transaction, each issued and outstanding common share of Maiden, par value $0.01 per share, other than any Maiden share that is subject to any Maiden options or restricted share award, will be automatically canceled and converted into and, at the closing of the transaction, will thereafter represent the right to receive one share of Bermuda NewCo. In addition, as consideration for the Kestrel contribution, the Kestrel equityholders, at the closing, will receive an aggregate of $40,000,000 in cash and 55,000,000 shares of Bermuda NewCo. In addition, the Kestrel equityholders will be entitled to receive, in contingent consideration, up to the lesser of 55,000,000 shares of Bermuda NewCo and an aggregate number of Bermuda NewCo shares equal to $45,000,000 divided by certain volume weighted average prices of such shares (as calculated pursuant to the terms of the combination agreement), which will be payable upon the achievement of certain EBITDA milestones by the businesses that Kestrel and its subsidiaries conducted as of immediately prior to the closing. In connection with the transaction, former Maiden shareholders and former Kestrel equityholders are expected to own approximately 64% and 36% of Bermuda NewCo, respectively, at the closing (excluding shares of Bermuda NewCo that will be owned by Maiden Reinsurance Ltd., an affiliate and wholly owned subsidiary of Maiden, and the potential contingent consideration payable to Kestrel equityholders).
Upon the completion of the transaction, (i) each outstanding option to purchase Maiden shares will be converted into an option to purchase Bermuda NewCo shares, on substantially the same terms and conditions, including the vesting schedule and per share exercise price, as applied to such Maiden option immediately prior to the effective time of the First Merger, and (ii) each outstanding Maiden share that is unvested and/or subject to a risk of forfeiture will convert automatically into a Bermuda NewCo share that is unvested and/or subject to a risk of forfeiture, on substantially the same terms and conditions (including vesting schedule) as applied to such Maiden restricted share.
2.   Basis of Pro Forma Presentation
The unaudited pro forma condensed consolidated combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and only presents Transaction Accounting Adjustments in the unaudited pro forma condensed consolidated combined financial information. The adjustments presented in the unaudited pro forma condensed consolidated combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company after the consummation of the transaction.
The unaudited pro forma condensed consolidated combined financial statements are based on the Maiden historical consolidated financial statements and the Kestrel historical consolidated financial statements, as adjusted to give effect to the transaction. The unaudited pro forma condensed consolidated combined balance sheet gives pro forma effect to the transaction as if it had been consummated on December 31, 2024. The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2024 gives effect to the transaction as if it had occurred on January 1, 2024.
The unaudited pro forma condensed consolidated combined financial statements were prepared using the acquisition method of accounting with Kestrel being considered the accounting acquirer of Maiden. Under the acquisition method of accounting, the purchase price is allocated to the underlying Maiden assets acquired and liabilities assumed based on their respective fair market values. Any excess of the estimated fair values of the net assets acquired over the purchase price is recorded as a gain on a bargain purchase. Based on the preliminary estimated fair values of the assets acquired and liabilities assumed, the bargain purchase gain will be recognized in this transaction. Refer below to Note 3 “Accounting Treatment for the Transaction.”
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments reflecting the transaction are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the transaction based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated combined financial statements.
The unaudited pro forma condensed consolidated combined financial statements do not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the transaction. Maiden and Kestrel have not had any historical relationship prior to the transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
Discontinued Operations Adjustments
On November 29, 2024, Maiden entered into an agreement to sell its Swedish subsidiaries (the “Swedish Subsidiaries Sale”), Maiden GF and Maiden LF, to a group of international insurance and reinsurance companies headquartered in the United Kingdom. Maiden GF and Maiden LF were the principal operating subsidiaries of the Company’s IIS platform. The transaction is subject to customary regulatory approvals. The sale will be an all-cash transaction and pursuant to the terms of such agreement, all existing staff and independent directors of both Maiden GF and Maiden LF will transition to the new ownership group.
Although Maiden GF and Maiden LF currently comprise a substantial portion of the Diversified Reinsurance segment, Maiden has concluded that the sale does not constitute discontinued operations as it does not represent a strategic shift that will have a major effect on its ongoing operations and financial results. Pursuant to the terms of the Swedish Subsidiaries Sale agreement, any remaining historic business upon closing will be fully retroceded to Maiden, and thus there will be continuing involvement regarding the historical reinsurance operations. However, pursuant to the terms of the Swedish Subsidiaries Sale, this transaction met the relevant held for sale criteria as of December 31, 2024 and accordingly, any non-underwriting related assets and liabilities related to the sale consideration are classified as held-for-sale on the consolidated balance sheet as of December 31, 2024.
Under the accounting guidance contained in Accounting Standards Codification Topic 205, a business that, upon acquisition, meets the held-for-sale criteria is not analyzed under the strategic shift test. Instead, it is reported in discontinued operations automatically based on its held-for-sale classification. The strategic shift test does not apply because the acquired businesses were not previously part of the acquiring entity and would be classified as held-for-sale on the acquisition date. As the historical audited consolidated statement of operations of Maiden for the year ended December 31, 2024, includes the operations of Maiden GF and Maiden LF for the full period presented, pro forma adjustments were added to exclude the operations of Maiden GF and Maiden LF for the year ended December 31, 2024. The unaudited pro forma condensed consolidated combined financial statements exclude the results of operations of Maiden GF and Maiden LF because those businesses will not be considered part of acquiring entity’s continuing operations.
3.   Accounting Treatment for the Transaction
Bermuda NewCo will be the legal acquiror of Kestrel. However, for accounting purposes, the transaction will be treated as a reverse acquisition and accounted for using the acquisition method in accordance with Accounting Standards Codification Topic 805, Business Combinations. As such, Maiden will be treated as the “acquired” company for accounting purposes. This determination is primarily based on the fact that, subsequent to the consummation of the transaction, former Kestrel equityholders will have a majority of the voting rights of the combined company assuming the shares held by Maiden Re are treated as controlled by the Bermuda NewCo board of directors and former Kestrel equityholders will have the ability to nominate a majority of the members of the board of directors of the combined company.
Accordingly, for financial reporting purposes, the net assets of Kestrel will be stated at historical carrying values and its consolidated financial statements will be presented as the predecessor to the combined company in the historical financial statements following the consummation of the transaction. The assets and liabilities of Maiden will be recorded at their fair values measured as of the acquisition date. Any excess of the estimated fair values of the net assets acquired over the purchase price is recorded as a gain on bargain purchase. Based on the preliminary estimated fair values of the assets acquired and liabilities assumed, the bargain purchase gain will be recognized in this transaction. The results of Maiden will be presented within the consolidated results of Kestrel from the date of acquisition going forward.
4.   Preliminary Estimated Purchase Price and Purchase Price Allocation
Management performed a preliminary estimation of fair values of the Maiden assets and liabilities as of December 31, 2024. As of the date of this proxy statement/prospectus, Kestrel has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of the Maiden assets to be acquired and the liabilities to be assumed and the related purchase price allocation. The preliminary fair value estimates are subject to change based on the final valuations. The estimated preliminary fair values of the Maiden assets and liabilities are based on discussions with Maiden’s management, preliminary valuation studies, the transaction due diligence, and information presented in Maiden’s public filings. The final purchase price and purchase price allocation may be different than the information that is presented herein, and such differences could be material.
Preliminary Estimated Purchase Price
The following table summarizes the preliminary estimate of the purchase price (in thousands, except shares and per share price):
Bermuda NewCo shares issued at Closing	143,789,931
Bermuda NewCo share price(1)	$0.75
Gross equity portion of consideration transferred at Closing	$107,843
Bermuda NewCo shares retained as treasury shares by Maiden Reinsurance at Closing	(44,750,678)
Bermuda NewCo share price(1)	$0.75
Equity portion of consideration transferred to Maiden Reinsurance	$(33,563)
Net equity portion of consideration transferred at Closing	$74,280
Portion of the Maiden awards attributable to pre-combination service	$773
Total estimated consideration transferred	$75,053

(1)
The final purchase price will be based on the fair value of the issued and outstanding common shares at the closing. For purposes of preparing these unaudited pro forma condensed consolidated combined financial statements, the estimated fair value is based on the closing share price of the common shares on the transaction closing date of March 6, 2025.

Preliminary Estimated Purchase Price Allocation
The following table summarizes allocation of the preliminary estimate of the purchase price to the assets acquired and liabilities assumed (in thousands):
Fixed maturities, available-for-sale, at fair value	$232,613
Equity securities, at fair value	13,147
Equity method investments	118,956
Other investments	157,016
Cash and cash equivalents	25,651
Restricted cash and cash equivalents	9,084
Accrued investment income	3,346
Reinsurance balances receivable, net	8,159
Reinsurance recoverable on unpaid losses(1)	571,331
Loan to related party	133,323
Value of business acquired	5,939
Funds withheld receivable	12,017
Other assets	5,445
Assets held for sale	20,815
Reserve for loss and loss adjustment expenses(1)	(786,880)
Unearned premiums	(29,793)
Liability for securities purchased	(6,480)
Accrued expenses and other liabilities	(86,833)
Senior notes – principal amount	(177,010)
Liabilities held for sale	(883)
Net assets	228,963
Bargain purchase gain	(153,910)
Total consideration effectively transferred	$75,053

(1)
Includes the net fair value adjustment of $6.8 million to net loss and loss adjustment expenses as of closing, which was made up of a $79.8 million decrease to the reinsurance recoverable on unpaid losses and an $86.6 million decrease to the reserve for loss and loss adjustment expenses.

5.   Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet
The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:
Pro forma notes
(A)
Derived from the audited consolidated balance sheet of Kestrel as of December 31, 2024.

(B)
Derived from the audited consolidated balance sheet of Maiden as of December 31, 2024.

(C)
The historical audited consolidated financial statements of Maiden are inclusive of Maiden GF and Maiden LF. The discontinued operations adjustments are presented to exclude Maiden GF and Maiden LF’s results of operations.

Pro forma Transaction Accounting Adjustments
(a)
Reflects the pro forma adjustment of $6.8 million to historical amounts to record the estimated fair value of reserve for loss and loss adjustment expenses, which reflects a decrease related to the present value of the net loss and loss adjustment expenses based on the estimated payout pattern, partially offset by an increase in net loss and loss adjustment expenses to the estimated market-based risk margin. The risk margin represents the estimated cost of capital required by a market participant to assume the net loss and loss adjustment expenses. The fair value of the net reserve for loss and loss adjustment expenses was determined using certain key assumptions, including the estimated cost of capital and investment yield. This will be amortized based on the claims settlement and reinsurance recovery timing.

(b)
Reflects the pro forma adjustment to record the value of acquired business (“VOBA”) at the estimated fair value of $5.9 million, which represents the present value of the expected underwriting profit within the unearned premiums liability, net of reinsurance, less costs to service the related policies and a risk premium. The fair value of VOBA was determined after taking into consideration certain key assumptions, including the estimated cost of capital, investment yield, loss ratio and related expenses. The adjustment for VOBA will be amortized in line with the earning pattern of unearned premiums (see Note 6(a) below).

(c)
Reflects the pro forma adjustment to eliminate the deferred commissions and other acquisition costs of $8.1 million.

(d)
Reflects the pro forma adjustment to eliminate the deferred gain on the retroactive reinsurance balance of $107.3 million (see Note 6(b) below).

(e)
Reflects a pro forma adjustment to record the senior notes at the estimated fair value of $177.0 million. The historical deferred debt issuance costs balance of $7.6 million was eliminated (see Note 6(c) below).

(f)
Reflects the pro forma adjustment to historical amounts to record the loan to a related party at the estimated fair value of $133.3 million and the premium repayment loan at the estimated fair value of $20.3 million (see Note 6(e) below).

(g)
Reflects the pro forma adjustment to historical amounts to record the estimated fair value of the equity method investments (see Note 6(f) below).

(in thousands)	Fair Value as of December 31, 2024
Real Estate Asset No. 1 – LP	27,480
Real Estate Asset No. 2 – GP	2,561
Private Equity Asset No. 1	14,666
Real Estate Asset No. 3	45,000
Alternative Asset No. 1	5,025
Alternative Asset No. 2	3,182
Alternative Asset No. 3	21,042
Total	$118,956

(h)
Reflects a pro forma adjustment to record the right of use assets and lease liability at $2.0 million based on the estimated incremental borrowing rate as of acquisition date (See Note 6(g) below).

(i)
Reflects a pro forma adjustment for $12.8 million of Maiden estimated transaction costs to be incurred, consisting of advisory, legal, accounting and auditing fees and other professional fees. The adjustment has been recorded as an increase to the Accrued expenses and other liabilities and increase to the Accumulated deficit of $12.8 million (see Note 6(h) below).

(j)
Reflects the pro forma adjustment to record the funds withheld receivable at the estimated fair value of $12.0 million.

(k)
Reflects a pro forma adjustment to eliminate the Maiden historical common shares of $1.5 million, treasury shares of $123.7 million, additional paid-in capital of $888.1 million, accumulated deficit of $700.7 million, and accumulated other comprehensive loss of $32.7 million.

(l)
Reflects a pro forma adjustment to record the gross consideration transferred in amount of $108.6 million to additional paid-in capital. The common shares issued to Maiden Reinsurance of $33.5 million are presented as treasury shares and are excluded from the net consideration transferred of $75.1 million.

(m)
Reflects a pro forma adjustment to record the recapitalization of Kestrel, pursuant to the combination agreement, through the issuance of 55,000,000 shares of Bermuda NewCo, cash payments of $40.0 million and assumed liabilities of $19.3 million related to the fair value of earnout consideration and to present the recast of the Kestrel’s historical equity of $10.1 million to reflect the capital structure of Bermuda NewCo.

(n)
Reflects a pro forma adjustment to record the acceleration of Kestrel’ stock compensation cost of $0.2 million, as measured at the original grant dates, due to the repurchase of Kestrel stock-based compensation awards (see Note 6(i) above).

(o)
Based on the preliminary estimated fair values of the assets acquired and liabilities assumed, a bargain purchase gain of $153.9 million will be recognized in this transaction (see Note 4 above).

6.   Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations
The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:
Pro forma Transaction Accounting Adjustments
(a)
Reflects a pro forma adjustment to record VOBA amortization of $2.6 million in line with the earning pattern of unearned premiums (see Note 5(b) above).

(b)
Reflects a pro forma adjustment to eliminate the historical deferred gain on retroactive reinsurance amortization of less than $0.1 million (see Note 5(d) above).

(c)
Reflects a pro forma adjustment to eliminate the historical deferred debt issuance costs amortization of $0.2 million (see Note 5(e) above).

(d)
Reflects a pro forma adjustment to record of amortization of the senior notes fair value adjustment over the remaining life of the notes (see Note 5(e) above).

(e)
Reflects a pro forma adjustment to record the amortization of the loan to a related party and the premium repayment loan fair value adjustments over the remaining lives of the loans (see Note 5(f) above).

(f)
Reflects a pro forma adjustment to record adjustment of $0.6 million to interest in income of equity method investments (see Note 5(g) above).

(g)
Reflects a pro forma adjustment to record lease expense of $0.3 million based on the incremental borrowing rate as of acquisition date (see Note 5(h) above).

(h)
Reflects a pro forma adjustment to record the estimated transaction costs to be incurred of $12.8 million (see Note 5(i) above).

(i)
Reflects a pro forma adjustment to record the acceleration of Kestrel’ stock compensation cost of $0.2 million, as measured at the original grant dates, due to the repurchase of Kestrel stock-based compensation awards (see Note 5(n) above).

(j)
Reflects a pro forma adjustment to record the bargain purchase gain of $153.9 million (see Note 4 above).

(k)
Bermuda NewCo does not expect to recognize current or deferred tax expense upon consummation of the transaction and therefore no income tax provision impact related to the transaction accounting adjustments is reflected. The U.S. deferred tax balances are offset by a full valuation allowance.

(l)
The pro forma basic and diluted number of shares presented in the unaudited pro forma condensed consolidated combined statement of operations are based upon the number of Bermuda NewCo’s shares outstanding as if the transaction occurred on January 1, 2024. The calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes that the shares issuable in connection with the transaction have been outstanding for the entirety of the period presented.

Pro forma weighted average common shares outstanding presented in the unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2024 — basic and diluted are calculated as follows:
Bermuda NewCo shares issued at Closing	143,789,931
Bermuda NewCo shares retained as treasury shares by Maiden Reinsurance at Closing	(44,750,678)
Common shares issued to Kestrel	55,000,000
Total numbers of shares	154,039,253
Since treasury shares are not considered outstanding for share count purposes, the common shares held by Maiden Reinsurance are excluded from the average number of common shares outstanding for basic and diluted earnings per share.

INFORMATION ABOUT THE COMPANIES
Maiden Holdings, Ltd.
Maiden Holdings, Ltd., which we refer to as Maiden, is a Bermuda-based holding company formed in 2007. Maiden creates shareholder value by actively managing and allocating assets and capital, including through ownership and management of businesses and assets primarily in the insurance and related financial services industries where Maiden can leverage deep knowledge of those markets. Maiden’s principal executive offices are located at 48 Par-La-Ville Road, Suite 1141, Hamilton HM 11, Bermuda. Maiden’s telephone number is (441) 298-4900 and its website is www.maiden.bm. The information contained on the website, or that can be accessed through the website, is not incorporated by reference in this proxy statement/prospectus.
Kestrel Group LLC
Kestrel Group LLC, which we refer to as Kestrel, is a Delaware limited liability company formed in 2022. Kestrel specializes in providing services to insurance program managers, MGAs, reinsurers, and reinsurance brokers. Kestrel facilitates insurance fronting transactions utilizing its exclusive management contracts with the AmTrust Insurance Companies. These contracts enable Kestrel to offer both admitted and surplus lines, all of which have been rated “Excellent” by A.M. Best, a leading insurance industry credit rating agency, in addition to offering established and emerging products. Kestrel does not assume underwriting risks; instead, it earns a fee for granting access to insurance carriers. Kestrel produces lines that insure casualty, workers’ compensation, catastrophe-exposed property, and non-catastrophe-exposed property, with diverse risk durations, sizes, and product types, all within the United States. Kestrel’s principal executive offices are located at 8333 Douglas Avenue, Dallas, Texas, 75225. Kestrel’s telephone number is (469) 423-2763 and its website is www.kestrel.group. The information contained on the website, or that can be accessed through the website, is not incorporated by reference in this proxy statement/prospectus.
Ranger Bermuda Topco Ltd
Ranger Bermuda Topco Ltd, which we refer to as Bermuda NewCo, is an exempted company limited by shares incorporated under the laws of Bermuda. Bermuda NewCo was incorporated on December 24, 2024, solely for the purpose of effecting the transaction. Pursuant to the combination agreement, Maiden and Kestrel will each become indirect wholly owned subsidiaries of Bermuda NewCo and Bermuda NewCo will be a successor company to Maiden. As a result of the transaction, Bermuda NewCo common shares are expected to be listed for trading on Nasdaq, and the former Maiden shareholders and the former Kestrel equityholders will own shares in Bermuda NewCo. Bermuda NewCo has not carried on any activities other than in connection with the transaction. Bermuda NewCo’s registered office is located at Canon’s Court, 22 Victoria Street, Hamilton Pembroke HM12, Bermuda.
Ranger U.S. NewCo LLC
Ranger U.S. Newco LLC, which we refer to as US NewCo, is a Delaware limited liability company and wholly owned subsidiary of Maiden Holdings, Ltd. US NewCo was incorporated on December 20, 2024, solely for the purpose of effecting the transaction. Pursuant to the combination agreement, the Kestrel equityholders will contribute their Class A units and Class B units in Kestrel to US NewCo, and following the first merger, Merger Sub II will merge with and into US NewCo with US NewCo surviving as a wholly owned subsidiary of Bermuda NewCo. US NewCo has not carried on any activities other than in connection with the transaction. US NewCo’s registered office is located at 1209 Orange Street, Wilmington, DE 19801, New Castle County.
Ranger Bermuda Merger Sub Ltd
Ranger Bermuda Merger Sub Ltd, which we refer to as Merger Sub I, is an exempted company limited by shares incorporated under the laws of Bermuda and a wholly owned subsidiary of US NewCo. Merger Sub I was incorporated on December 24, 2024, solely for the purposes of effecting the first merger. Pursuant to the combination agreement, Merger Sub I will be merged with and into Maiden, with Maiden continuing as the surviving company. Merger Sub I has not carried on any activities other than in connection with the first merger. Merger Sub I’s registered office is located at Canon’s Court, 22 Victoria Street, Hamilton Pembroke HM12, Bermuda.
Ranger Merger Sub 2 LLC
Ranger Merger Sub 2 LLC, which we refer to as Merger Sub II, is a Delaware limited liability company and a direct wholly owned subsidiary of Bermuda NewCo. Merger Sub II was incorporated on December 20, 2024, solely for the purposes of effecting the second merger. Pursuant to the combination agreement, Merger Sub II will be merged with and into US NewCo, with US NewCo continuing as the surviving entity. Merger Sub II has not carried on any activities other than in connection with the second merger. Merger Sub II’s registered office is located at 1209 Orange Street, Wilmington, DE 19801, New Castle County.

THE MAIDEN SPECIAL MEETING
This section contains information about the Maiden special meeting that has been called to consider and approve the voting cutback proposal, the first merger approval bye-law proposal, the first merger resolution, the adjournment proposal, the Bermuda NewCo equity plan proposal and the advisory vote on merger-related compensation proposal.
This proxy statement/prospectus is being furnished to Maiden shareholders in connection with the solicitation of proxies by the Maiden board for use at the Maiden special meeting. Maiden is first mailing this proxy statement/prospectus and accompanying proxy card to its shareholders on or about            , 2025.
Date, Time and Location
A special meeting of the shareholders of Maiden will be held at the            on           , 2025 at           , Atlantic Standard Time, unless the Maiden special meeting is adjourned or postponed.
Purpose
At the Maiden special meeting, Maiden shareholders will be asked to consider and vote upon the following matters:
•
to approve the voting cutback proposal, being the amendment of Bye-Law 1.1. and Bye-Law 33 of the Maiden bye-laws to remove the 9.5% voting limitation contained therein;

•
to approve the first merger approval bye-law proposal, being the amendment of the Maiden bye-laws to require that the first merger resolution shall be approved by a simple majority of votes cast at the Maiden special meeting;

•
to approve the first merger resolution, being the resolution to approve the Statutory Merger Agreement and the merger of Merger Sub I with and into Maiden, with Maiden surviving as a direct wholly owned subsidiary of US NewCo and an indirect wholly owned subsidiary of Bermuda NewCo, pursuant to and in accordance with the terms of the combination agreement and the Statutory Merger Agreement;

•
to approve the adjournment proposal, being the proposal to authorize the adjournment of the special meeting by Maiden to permit further solicitation of proxies if a quorum is present and sufficient votes are not represented at the special meeting to approve the first merger resolution or to ensure that any supplement or amendment to the proxy statement/prospectus is timely provided to Maiden shareholders;

•
to approve the Bermuda NewCo equity plan proposal, being the proposal to approve the equity incentive plan for service providers of Bermuda NewCo and its subsidiaries; and

•
to approve the advisory vote on merger-related compensation proposal, being the proposal to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to Maiden’s named executive officers in connection with the mergers.

Recommendation of the Maiden Board
The Maiden board, with two directors having declared their interest in the transaction and recused themselves from voting, has unanimously (i) approved the combination agreement, each ancillary agreement to which Maiden is or will be a party and the transaction, (ii) approved the voting cutback proposal and the first merger approval bye-law proposal, (iii) determined that the transaction (including the first merger) is in the best interests of Maiden and fair to the Maiden shareholders, (iv) determined that the consideration payable to the holders of Maiden shares in connection with the first merger constitutes fair value for each Maiden share in accordance with the Bermuda Companies Act and (v) resolved to recommend and submit to the Maiden shareholders for approval at the Maiden special meeting the first merger approval bye-law proposal and the first merger resolution.

The Maiden board unanimously recommends that Maiden shareholders vote:
“FOR” the voting cutback proposal;
“FOR” the first merger approval bye-law proposal;
“FOR” the first merger resolution;
“FOR” the adjournment proposal;
“FOR” the Bermuda NewCo equity plan proposal; and
“FOR” the advisory vote on merger-related compensation proposal.
See “The Transaction — Maiden’s Reasons for the Transaction” beginning on page 82.
Maiden shareholders should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the combination agreement, the transaction and the compensation that may be paid or become payable to Maiden’s named executive officers in connection with the mergers. In addition, Maiden shareholders are directed to the combination agreement, which is attached as Annex A to this proxy statement/prospectus.
Record Date; Shares Entitled to Vote
Only Maiden shareholders of record at the close of business on the record date (           , 2025) will be entitled to vote shares held at that date at the Maiden special meeting. Maiden may propose to adjourn the Maiden special meeting to permit further solicitation of proxies if a quorum is present and sufficient votes are not represented at the Maiden special meeting to approve the first merger resolution. See “PROPOSAL 4: Adjournment Proposal” beginning on page 177. Each issued and outstanding Maiden share entitles its holder to cast one vote.
As of the record date, there were           Maiden shares, par value $0.01 per share, issued and outstanding and entitled to vote at the Maiden special meeting, including, subject to the approval of the voting cutback proposal, 44,750,678 Maiden shares held by Maiden Re.
Quorum
Two or more persons present in person at the start of the special meeting and representing in person or by proxy in excess of 50% of the total Maiden shares issued and outstanding will constitute a quorum for the transaction of business at the Maiden special meeting. Shareholder abstentions and broker non-votes will be included in the number of shareholders present at the Maiden special meeting for the purpose of determining the presence of a quorum.
If, within 30 minutes from the time appointed for the Maiden special meeting, a quorum of Maiden shares is not present, the Maiden special meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as Maiden’s corporate secretary may determine. Unless the Maiden special meeting is adjourned to a specific date, place and time announced at the Maiden special meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned Maiden special meeting shall be given to each shareholder entitled to attend and vote at such meeting. As of           , 2025, the record date for the Maiden special meeting,           Maiden shares will be required to achieve a quorum.
Maiden shareholders present in person at the Maiden special meeting but not voting, and Maiden shares for which Maiden has received proxies indicating that their holders have abstained, will be counted as present at the Maiden special meeting for purposes of determining whether a quorum is established.
Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. The matters being voted on at the Maiden special meeting are all considered non-routine matters under Nasdaq rules. Accordingly, brokers will not have discretionary voting authority to vote your shares on any matter at the Maiden special meeting. A broker non-vote occurs when brokers do not have discretionary voting authority and have not received instructions from the beneficial owners of the shares on a particular non-routine matter. A broker will not be permitted to vote on any of the proposals to be considered at the Maiden special meeting without instruction from the beneficial owner of Maiden shares held by that broker. Broker non-votes will have no effect on the outcome of the proposals to be considered at the Maiden special meeting. Broker non-votes, if any, will be counted for purposes of determining whether a quorum exists at the Maiden special meeting. If you hold Maiden shares through a broker, bank or other organization with custody of your shares, follow the voting instructions you receive from that organization.
Vote Required
Voting cutback proposal:   Approving the voting cutback proposal requires the affirmative vote (in person or by proxy) of a majority of the votes cast “For” or “Against” the proposal. Accordingly, a Maiden shareholder’s failure to submit a proxy card or to vote in person at the Maiden special meeting, an abstention from voting, or the failure of a Maiden shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of any vote to approve the voting cutback proposal.
First merger approval bye-law proposal:   Approving the first merger approval bye-law proposal requires the affirmative vote (in person or by proxy) of a majority of the votes cast “For” or “Against” the proposal. Accordingly, a Maiden shareholder’s failure to submit a proxy card or to vote in person at the Maiden special meeting, an abstention from voting, or the failure of a Maiden shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of any vote to approve the first merger approval bye-law resolution.
First merger resolution:   Approving the first merger resolution requires (i) if the first merger approval bye-law proposal is approved, the affirmative vote (in person or by proxy) of a majority of the votes cast “For” or “Against” the proposal and (ii) if the first merger approval bye-law proposal is not approved, the affirmative vote (in person or by proxy) of three-fourths of the votes cast “For” or “Against” the proposal. Accordingly, a Maiden shareholder’s failure to submit a proxy card or to vote in person at the Maiden special meeting, an abstention from voting, or the failure of a Maiden shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of the vote to approve the first merger resolution.
Adjournment proposal:   Approving the adjournment proposal requires the affirmative vote (in person or by proxy) of a majority of the votes cast “For” or “Against” the proposal. Accordingly, a Maiden shareholder’s failure to submit a proxy card or to vote in person at the Maiden meeting, an abstention from voting, or the failure of a Maiden shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of any vote to approve the adjournment proposal.
Bermuda NewCo equity plan proposal:   Approving the Bermuda NewCo equity plan proposal requires the affirmative vote (in person or by proxy) of a majority of the votes cast “For” or “Against” the proposal. Accordingly, a Maiden shareholder’s failure to submit a proxy card or to vote in person at the Maiden special meeting, an abstention from voting, or the failure of a Maiden shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of any vote to approve the Bermuda NewCo equity plan proposal.
Advisory vote on merger-related compensation proposal:   In accordance with Section 14A of the Exchange Act, Maiden is providing shareholders with the opportunity to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to Maiden’s named executive officers in connection with the mergers, as further described in the section of this proxy statement/prospectus entitled “PROPOSAL 6: Advisory Vote on Merger-Related Compensation for Maiden Named Executive Officers” beginning on page 185. Approving the advisory vote on merger-related compensation proposal requires the affirmative vote (in person or by proxy) of a majority of the votes cast “For” or “Against” the proposal. Accordingly, a Maiden shareholder’s failure to submit a proxy card or to vote in person at the Maiden special meeting, an abstention from voting, or the failure of a Maiden shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of any vote to approve the advisory vote on merger-related compensation proposal.
Voting by Maiden’s Directors and Executive Officers
As of the record date, Maiden’s directors and executive officers and certain of their affiliates beneficially owned             Maiden shares entitled to vote at the Maiden special meeting. This represents approximately           % in voting power of the issued and outstanding Maiden shares entitled to be cast at the Maiden special meeting. On December 29, 2024, Kestrel entered into the voting agreements. The voting agreements, among other things, require that the principal Maiden shareholders vote (or cause to be voted) all of the Maiden shares which they own in favor of adopting the combination agreement and the first merger and against certain other transactions. The voting agreements will terminate upon termination of the combination agreement and certain other specified events.
How to Vote
Maiden shareholders may vote using any of the following methods:
By Telephone or on the Internet
You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.
The website for Internet voting is           . Please have your proxy card handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.
Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day beginning on or about           , 2025 and will close at           , Atlantic Standard Time, on         , 2025. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, Maiden recommends that you follow the voting instructions in the materials you receive.
If you vote by telephone or on the Internet, you do not need to return your proxy card.
By Mail
If you received your Maiden special meeting materials by mail, you may complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Maiden board.
In Person at the Maiden Special Meeting
All Maiden shareholders as of the record date may vote in person at the Maiden special meeting. You may also be represented by another person at the Maiden special meeting by executing a proper proxy designating that person. If you are a beneficial owner of Maiden shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Maiden special meeting.
By granting a proxy or submitting voting instructions
You may vote by granting a proxy or, for shares held in “street name,” by submitting voting instructions to your bank, broker or other holder of record.

Voting of Proxies
If you vote by Internet, by telephone or by completing, signing, dating and mailing your proxy card or voting instruction card, your shares will be voted in accordance with your instructions. If you are a shareholder of record and you sign, date and return your proxy card but do not indicate how you want to vote or do not indicate that you wish to abstain, your shares will be voted “FOR” the voting cutback proposal, “FOR” the first merger approval bye-law proposal, “FOR” the first merger resolution, “FOR” the adjournment proposal, “FOR” the Bermuda NewCo equity plan proposal and “FOR” the advisory vote on merger-related compensation proposal.
Voting Shares Held in Street Name
If your shares are held in a stock brokerage account or by a bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares by following the instructions that the broker, bank or other nominee provides you along with this proxy statement/prospectus. Your broker, bank or other nominee may have an earlier deadline by which you must provide instructions to it as to how to vote your shares, so you should read carefully the materials provided to you by your broker, bank or other nominee.
If you do not provide a signed voting instruction form to your bank, broker or other nominee, your shares will not be voted on any proposal on which the bank, broker or other nominee does not have discretionary authority to vote. This is referred to in this proxy statement/prospectus and in general as a broker non-vote.
In these cases, the bank, broker or other nominee will not be able to vote your shares on those matters for which specific authorization is required. Brokers do not have discretionary authority to vote on any of the proposals. Shares constituting broker non-votes on a proposal are not counted or deemed to be present in person or by proxy for the purpose of voting on such proposal.
Accordingly, if you fail to provide voting instructions to your bank, broker or other nominee, your shares held through such bank, broker or other nominee will not be voted.
Revoking Your Proxy or Voting Instructions
If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Maiden special meeting. To do this, you must:
•
enter a new vote by telephone, over the Internet, or by signing and returning another proxy card at a later date;

•
provide written notice of the revocation to Maiden’s corporate secretary or deliver another duly executed proxy dated subsequent to the date thereof to the addressee named in the proxy; or

•
attend the Maiden special meeting and vote in person.

If your shares are held in “street name,” you must contact your broker or nominee to revoke your voting instructions.
Attending the Maiden special meeting
Only Maiden shareholders of record, or beneficial owners of Maiden shares, as of the record date, may attend the Maiden special meeting in person.
If your shares are held beneficially in the name of a broker, bank or other holder of record, you must present proof of your ownership of Maiden shares, such as a bank or brokerage account statement, to be admitted to the Maiden special meeting. Please note that if you plan to attend the Maiden special meeting in person and would like to vote there, you will need to bring a legal proxy from your broker, bank or other holder of record as explained above.
Shareholders also must present a form of photo identification, such as a driver’s license, in order to be admitted to the Maiden special meeting. No cameras, recording equipment, large bags or packages will be permitted in the Maiden special meeting.

Confidential Voting
Proxy instructions, ballots and voting tabulations that identify individual Maiden shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Maiden or to third parties, except: (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote and (iii) to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their proxy cards. All comments received are then forwarded to Maiden’s management.
Shareholders Sharing an Address
Maiden has adopted a procedure approved by the SEC called “householding.” Under this procedure, beneficial shareholders who have the same address and last name and who do not participate in electronic delivery or Internet access of proxy materials will receive only one copy of shareholder documents unless one or more of these shareholders notifies Maiden that they wish to continue receiving individual copies. This procedure is designed to reduce duplicate mailings and save significant printing and processing costs, as well as natural resources. Each shareholder who participates in householding will continue to receive a separate proxy card. Your consent to householding is perpetual unless you withhold or revoke it. You may revoke your consent at any time by contacting            , either by calling toll-free at           , or by writing to           . You will be removed from the householding program within 30 days of receipt of your response, after which you will receive an individual copy of the shareholder documents.
Solicitation of Proxies
Maiden is soliciting proxies for the Maiden special meeting from Maiden shareholders. Maiden has also retained Equiniti to solicit proxies for the Maiden special meeting from Maiden shareholders for a fee of approximately $      , plus reimbursement of its reasonable out-of-pocket expenses. Maiden will bear the entire cost of soliciting proxies from Maiden shareholders. In addition to this mailing, Maiden’s and Kestrel’s directors, officers and employees (who will not receive any additional compensation for such services) may otherwise solicit proxies. Solicitation of proxies will be undertaken through the mail, in person, by telephone and the Internet.
Maiden may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses for forwarding proxy and solicitation materials to the beneficial owners of Maiden shares and in obtaining voting instructions from such beneficial owners.
Other Business
There are no other matters that the Maiden board intends to present, or has reason to believe others will present, at the Maiden special meeting. If you have returned your signed and completed proxy card and other matters are properly presented for voting at the Maiden special meeting, the proxy committee appointed by the Maiden board (the persons named in your proxy card if you are a shareholder of record) will have the discretion to vote on those matters for you. For additional information on how business can be brought before a meeting, see “Meetings of Members” in Maiden’s bye-laws.
Assistance
If you need assistance in completing your proxy card or have questions regarding the Maiden special meeting, please contact Equiniti, the proxy solicitation agent for Maiden, by telephone at (800) 937-5449, on its website at https://equiniti.com/us/ast-access/ or by email at helpAST@equiniti.com.

THE TRANSACTION
Background of the Transaction
The Maiden board and Maiden management regularly evaluate industry conditions and Maiden’s operations, financial performance and long-term strategic goals. As part of this ongoing evaluation, the Maiden board and Maiden management consider potential opportunities to enhance shareholder value through business combination transactions and other strategic alternatives. In particular, the Maiden board has been focused on the fact that Maiden did not presently have an active operating business.
More specifically, the Maiden board had identified the benefits to Maiden of transitioning from a balance sheet business toward a fee-based business model focused on insurance businesses, which could also enable it to selectively underwrite business to optimize shareholders’ returns. The Maiden board believed a fee-based model would enable Maiden to generate more predictable streams of income.
In early 2024, Maiden was evaluating the potential acquisition of one or more MGAs, that were fee-based businesses. The Maiden board recognized that multiple acquisitions would be required to achieve sufficient operating scale and, therefore, could increase the complexity and execution risk relative to a single larger transaction. In the course of exploring a potential acquisition of one or more MGAs as well as exploring other insurance-focused fee-based businesses, Barry Zyskind, Chairman of the Maiden board, advised Patrick Haveron, Chief Executive Officer and Chief Financial Officer of Maiden, that Kestrel, a company in which AmTrust is a minority investor, was considering opportunities to grow its business and could potentially be interested in a business combination transaction with Maiden. Mr. Haveron was familiar with Kestrel and its founders, Luke Ledbetter and Terry Ledbetter (the “Ledbetters”), as Terry Ledbetter had successfully founded, grown and sold a highly successful fronting company named State National Companies, Inc. (“State National”).
During a discussion with Mr. Zyskind and Adam Karkowsky, President of AmTrust, on March 6, 2024, Mr. Haveron expressed interest in exploring a possible business combination of Maiden and Kestrel that would provide Kestrel with selective underwriting capacity to grow its business and resolve some of the uncertainty associated with Maiden’s AmTrust reinsurance liabilities. In their discussions, Messrs. Haveron, Zyskind and Karkowsky contemplated the acquisition of Kestrel by Maiden, with Maiden shares being used as consideration. They also discussed the possibility that Maiden could acquire four AmTrust Insurance Companies through which Kestrel has been writing its business and that would continue to provide ongoing capacity for the Kestrel business. Messrs. Haveron, Zyskind and Karkowsky agreed that, if Maiden were to acquire the four AmTrust Insurance Companies, Maiden would need to obtain a favorable rating from A.M. Best and that in order to obtain such a rating it might be necessary for Maiden to transfer certain reinsurance liabilities ceded by AmTrust to Maiden, either through a commutation to AmTrust or a retrocession to a third-party reinsurance company.
Later that day, Mr. Zyskind advised Mr. Haveron that he had spoken with the Ledbetters about the possibility of a business combination of Kestrel and Maiden along the lines discussed with Mr. Haveron earlier that day. Mr. Zyskind reported that the Ledbetters had indicated they were receptive to engaging in preliminary discussions with Maiden regarding a transaction.
At a meeting of the Maiden board on March 7, 2024, Mr. Haveron informed the Maiden board of the discussions regarding Kestrel and that the Ledbetters had indicated that they were potentially interested in exploring a business combination transaction with Maiden, which would potentially involve the acquisition of Kestrel by Maiden, the acquisition by Maiden of four AmTrust Insurance Companies and the commutation of certain AmTrust reinsurance liabilities. Members of the Maiden board and Maiden management discussed that a combination with Kestrel would be a significant step in transitioning Maiden’s operations toward a fee-based business and that Maiden was well-positioned to expand Kestrel’s current fronting business. Mr. Haveron noted that he believed the Ledbetters’ prior success at State National would cause a combination with Maiden to be viewed positively by investors.
The Maiden board asked Maiden management a number of questions, including initial views on valuation and whether any members of the Ledbetter family would be involved in the management of the combined company. Mr. Haveron advised the Maiden board that valuation discussions had not yet occurred and that one or more members of the Ledbetter family were expected to be involved in the management of the combined company. Members of the Maiden board observed that Maiden needed to pursue strategic alternatives to diversify its operations given that Maiden did not presently have a true operating business, and that combining Kestrel’s growing fronting business with Maiden’s access to public equity markets and long-term debt as sources of capital and a reinsurance balance sheet made a potential combination of Maiden and Kestrel attractive.
The Maiden board asked additional questions about the rationale for the acquisition of the AmTrust Insurance Companies. Mr. Haveron explained that the four AmTrust Insurance Companies were collectively licensed to write admitted and non-admitted specialty business in all 50 states, were the dedicated insurance carriers through which Kestrel was currently writing its business and would provide the underwriting capacity necessary to grow the Kestrel business. Mr. Haveron further explained that Kestrel had a very favorable option to buy the AmTrust Insurance Companies as “clean shells” (i.e., without any historic, pre-Kestrel liabilities) for an amount equal to the GAAP book value of the four companies and that, in substance, the combined company would be utilizing Maiden’s balance sheet to exercise Kestrel’s option. The Maiden board also asked questions about the proposed commutation of the AmTrust reinsurance liabilities. Mr. Haveron explained that if Maiden acquired the AmTrust Insurance Companies, it would be critical to the future success of the combined company to obtain a favorable rating from A.M. Best and that, based on preliminary analysis, transferring the AmTrust reinsurance liabilities by way of commutation to AmTrust or retrocession to a third-party reinsurance company would likely be necessary to obtain such a favorable rating. Mr. Haveron also expressed his view that transferring the AmTrust reinsurance liabilities off Maiden’s balance sheet would significantly reduce the substantial market uncertainty associated with the AmTrust reserves and de-risk Maiden’s balance sheet, thereby increasing the prospects of a favorable investor reaction to the transaction. Following deliberation among members of the Maiden board, the Maiden board authorized Maiden management to continue exploring a potential business combination transaction with Kestrel and AmTrust.
On March 18, 2024, Maiden and a subsidiary of Kestrel executed a mutual non-disclosure agreement.
Following execution of the mutual non-disclosure agreement, Maiden management and representatives of IAP, Maiden’s financial advisor, engaged in discussions with representatives of Kestrel, AmTrust and Evercore Group L.L.C., Kestrel’s financial advisor (“Evercore”), regarding a potential business combination transaction. Maiden selected IAP as its financial advisor because it is a recognized financial advisory firm that has substantial experience in transactions similar to the combination. Pursuant to an engagement letter, dated March 25, 2024, Maiden engaged IAP to act as its financial advisor in connection with the combination.
On April 12, 2024, the Maiden board held a meeting at which Maiden management and representatives of IAP were in attendance. Prior to the meeting, each of Mr. Barry Zyskind and Mr. Yehuda L. Neuberger, a director of Maiden, had disclosed his financial interest in AmTrust and recused himself from attending meetings of the Maiden board (or portions thereof) during which a potential transaction with Kestrel and AmTrust was discussed. At the meeting, Mr. Haveron provided an update on the discussions with representatives of Kestrel management and AmTrust. Mr. Haveron and representatives of IAP described the potential advantages of the potential transaction, including the prospect of attracting a new investor base and having an experienced management team specialized in fronting. The Maiden board asked further questions of Maiden management, including with respect to the potential commutation of certain AmTrust reinsurance liabilities. Mr. Haveron advised the Maiden board that, in order to properly assess and price the AmTrust reinsurance liabilities that may be commuted to AmTrust, in addition to its own analysis, Maiden would retain a third-party actuary to provide independent advice with respect to the AmTrust reserves. Mr. Haveron also advised that Maiden was evaluating the engagement of an independent reinsurance broker to conduct a market check to determine whether a retrocession of the AmTrust reinsurance liabilities to a third party was feasible on terms more favorable to Maiden than a commutation of the AmTrust reinsurance liabilities to AmTrust. After further discussion, the Maiden board agreed that Maiden management should continue discussions with Kestrel and AmTrust, including with respect to a potential commutation or retrocession of the AmTrust reinsurance liabilities.
On April 24, 2024, Maiden delivered a non-binding letter of intent to representatives of Kestrel indicating Maiden’s interest in exploring a potential business combination of Maiden and Kestrel (the

“April 24 Proposal”). The April 24 Proposal proposed that Maiden would acquire 100% of the equity of Kestrel for $130 million consisting of:
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closing consideration of $78 million payable at closing of a transaction in Maiden shares;

•
earnout consideration of up to $52 million payable, at the option of Maiden, in either cash, Maiden shares or a combination of cash and Maiden shares, if Kestrel’s 2026 EBITDA was between $28.6 million and $57.2 million; and

•
additional earnout consideration of between $26.3 million to $27.5 million payable, at the option of Maiden, in either cash, Maiden shares or a combination of cash and Maiden shares, if Kestrel’s 2026 EBITDA exceeded $57.2 million.

The April 24 Proposal also assumed (among other items) that, contemporaneous with the acquisition of Kestrel, Maiden would acquire the AmTrust Insurance Companies and commute certain reinsurance liabilities ceded by AmTrust to Maiden not covered by the Loss Portfolio Transfer and Adverse Development Cover Agreement, dated July 31, 2019, between Cavello Bay Reinsurance Limited, a subsidiary of Enstar Group Limited, and Maiden Reinsurance Ltd., a subsidiary of Maiden (the “Commutation”) and that Kestrel would appoint at least two representatives to the Maiden board.
Over the course of the next several weeks, Mr. Haveron and representatives of IAP engaged in various discussions with representatives of Kestrel and Evercore. At the same time, Maiden engaged in initial discussions with independent third-party actuaries and independent reinsurance brokers regarding their potential engagement in connection with a Commutation or retrocession of the AmTrust reinsurance liabilities.
On May 24, 2024, Kestrel delivered a counterproposal indicating that, in Kestrel’s view, Maiden’s proposal undervalued Kestrel’s business (the “May 24 Counterproposal”). The May 24 Counterproposal proposed a total value of $280 million for 100% of the equity of Kestrel consisting of:
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closing consideration of 70 million Maiden shares at a share price based on the 90-day volume-weighted average price of Maiden shares, which at the time of the May 24 Counterproposal had a value of approximately $123.2 million;

•
earnout consideration of up to $156.8 million payable no earlier than three years following the date on which the potential transaction closes, at the option of Kestrel, in either cash, Maiden shares or a combination of cash and Maiden shares if Kestrel’s 2027 EBITDA was between $20 million and $60 million; and

•
uncapped additional earnout consideration payable no earlier than three years following the date on which the potential transaction closes, at the option of Kestrel, in either cash, Maiden shares or a combination of cash and Maiden shares if Kestrel’s 2027 EBITDA exceeded $60 million.

The May 24 Counterproposal included (among other items) assumptions similar to those in the April 24 Proposal with respect to the acquisition of the AmTrust Insurance Companies and the Commutation. With respect to governance, Kestrel assumed that it would have representation on the Maiden board commensurate with its pro forma shareholdings in Maiden. The May 24 Counterproposal also indicated that the combined company would be rebranded as the Kestrel Group.
On June 6, 2024, the Maiden board held a meeting at which Maiden management, representatives of IAP, representatives of Paul, Weiss, legal advisor to Maiden, and representatives of Appleby (Bermuda) Limited, Bermuda counsel to Maiden’s independent directors (“Appleby”), were in attendance. Mr. Haveron provided an update to the Maiden board regarding the discussions with representatives of Kestrel and AmTrust, and informed the Maiden board that the parties had exchanged initial due diligence materials and that Maiden had received Kestrel’s projections. Representatives of IAP noted the potential uncertainties in realizing Kestrel’s projections and that the use of earnout payments would mitigate the risk that such projections were not realized. Mr. Haveron also provided an update regarding Maiden’s engagement of an independent third-party actuary and independent reinsurance broker with respect to a potential Commutation or retrocession of the AmTrust reinsurance liabilities. This included the initial entry into a non-disclosure agreement and discussions with a leading participant in the legacy reinsurance market. After further discussion, the Maiden board instructed Maiden management to continue discussions with Kestrel and AmTrust regarding a potential transaction.
On June 7, 2024, representatives of Maiden, Kestrel and AmTrust as well as IAP and Evercore discussed the potential transaction. In the discussions, representatives of Kestrel and Evercore indicated that Kestrel preferred that the closing consideration be a fixed number of Maiden shares. The representatives of Kestrel and Evercore also indicated a concern that under the proposed transaction structure, an acquisition of Kestrel by Maiden, the share portion of the consideration to be paid to the Kestrel equityholders would be taxable and that Kestrel advisors were considering alternative transaction structures that would provide a tax deferral to the Kestrel equityholders.
On June 11, 2024, Maiden delivered a revised proposal to Kestrel (the “June 11 Proposal”). The June 11 Proposal valued Kestrel at up to $226 million and proposed:
•
closing consideration of 47.477 million Maiden shares, which at that time had a value of approximately $101 million based on a 30-day volume-weighted average price of the shares;

•
earnout consideration of up to $125 million, payable, at the option of Maiden, in cash, Maiden shares or a combination of cash and Maiden shares, if Kestrel’s 2027 EBITDA was between $30 million and $75 million; and

•
no additional earnout consideration if Kestrel’s 2027 EBITDA exceeded $75 million.

The other terms of the June 11 Proposal with respect to assumptions and governance were consistent with the May 24 Counterproposal.
On June 12, 2024, representatives of Evercore sent an email to Maiden management and representatives of IAP proposing a closing consideration of approximately 65.3 million Maiden shares, which implied a value of Kestrel of up to $264 million but otherwise accepted the economic terms of the June 11 Proposal (the “June 12 Counterproposal”). The June 12 Counterproposal also proposed that the Maiden board would consist of nine members, with KILH having the right to nominate two directors and AmTrust having the right to nominate one director (in addition to Mr. Zyskind).
During this time, representatives of Paul, Weiss and Skadden engaged in discussions regarding potential transaction structures that would provide the Maiden U.S. shareholders and the Kestrel equityholders a tax deferral.
On June 14, 2024, the Maiden board held a meeting at which Maiden management and representatives of IAP, Paul, Weiss and Appleby were in attendance. Mr. Haveron provided the Maiden board with an update about both the June 11 Proposal and June 12 Counterproposal and indicated that negotiations were ongoing. Mr. Haveron also provided an update regarding the preliminary work undertaken by Maiden’s independent third-party actuary and independent reinsurance broker, in addition to discussions with AmTrust, with respect to a potential Commutation or retrocession of the AmTrust reinsurance liabilities. Following discussions among the Maiden board members, Maiden management and Maiden’s advisors, the Maiden board authorized Maiden management to continue the discussions with Kestrel and AmTrust.
On June 19, 2024, Maiden delivered an initial counterproposal to Kestrel in the morning (the “Initial June 19 Proposal”). The Initial June 19 Proposal valued Kestrel at up to $247 million and proposed:
•
closing consideration of 57.5 million Maiden shares, 5.75 million of which would be escrowed and subject to forfeiture if none of Kestrel’s 2025 EBITDA, 2026 EBITDA or 2027 EBITDA was at least $15 million, $22.5 million or $30 million, respectively; and

•
earnout consideration of up to $125 million, payable in cash, Maiden shares or a combination of cash and Maiden shares, if Kestrel’s 2027 EBITDA was between $30 million and $75 million.

Later that same day, Maiden delivered a revised proposal to Kestrel (the “Revised June 19 Proposal”). The Revised June 19 Proposal valued Kestrel at up to $252 million and proposed:
•
closing consideration of 60 million Maiden shares, 9 million of which would be escrowed and subject to forfeiture if none of Kestrel’s 2025 EBITDA, 2026 EBITDA or 2027 EBITDA was at least $15 million, $22.5 million or $30 million, respectively; and

•
earnout consideration of up to $125 million, payable in cash, Maiden shares or a combination of cash and Maiden shares, if Kestrel’s 2027 EBITDA was between $30 million and $75 million.

The Revised June 19 Proposal also accepted the June 12 Counterproposal’s post-closing composition of the Maiden board. Following discussions among the parties that day, each of Kestrel and AmTrust indicated that it was interested in pursuing a business combination with Maiden on the terms set out in the Revised June 19 Proposal, and the parties set out to document such agreement in a non-binding letter of intent.
On June 20, 2024, Mr. Haveron informed the Maiden board that the parties had reached an agreement in principle to pursue a transaction on terms consistent with the Revised June 19 Proposal.
On June 21, 2024, the Maiden board held a meeting at which Maiden management and representatives of IAP, Paul, Weiss and Appleby were in attendance. The Maiden board discussed the Revised June 19 Proposal and asked questions of Maiden management and representatives of IAP. Maiden management and representatives of IAP explained how the earnout consideration, tied to Kestrel achieving specified EBITDA targets, was designed to de-risk the uncertainties related to Kestrel realizing its business plan. Mr. Haveron also provided an update regarding the work undertaken by Maiden’s independent third-party actuary and independent reinsurance broker with respect to a potential Commutation or retrocession of the AmTrust reinsurance liabilities. Following these deliberations, the Maiden board authorized Maiden management to deliver to Kestrel and AmTrust a written letter of intent containing the terms set forth in the Revised June 19 Proposal.
On June 22, 2024, representatives of Paul, Weiss provided a draft letter of intent to representatives of Skadden and representatives of Kramer Levin Naftalis & Frankel LLP, legal advisor to AmTrust (“Kramer Levin”), containing the material terms of the Revised June 19 Proposal (the “Letter of Intent”). The draft Letter of Intent also indicated that the transaction would be structured as a “double-dummy” in which a newly formed corporation for U.S. tax purposes would acquire both Maiden and Kestrel, which would result in a transaction that would not be taxable to Maiden shareholders or the Kestrel equityholders, and included a 45-day exclusivity period which could be extended by an additional 15 days.
Between June 22, 2024 and June 30, 2024, representatives of Paul, Weiss, Skadden and Kramer Levin, on behalf of their respective clients, negotiated revisions to the Letter of Intent, including to provide that (i) the earnout consideration would be payable solely in shares (unlike the Revised June 19 Proposal, which contemplated the combined company had the option to pay in cash, shares or a combination thereof), (ii) the parties would cooperate to rebrand the combined company as the “Kestrel Group” and (iii) Maiden Reinsurance Ltd. and Maiden’s directors and officers would enter into voting agreements in support of the transaction. On June 30, 2024, each of Maiden, Kestrel and AmTrust executed the Letter of Intent.
Thereafter, each of Maiden, Kestrel and AmTrust opened a virtual data room to facilitate the other parties’ due diligence that would continue for the next several weeks. Each of the parties also held due diligence sessions for the other party and responded to numerous due diligence requests from the other party. In addition to direct discussions with AmTrust regarding a Commutation, Maiden’s independent reinsurance broker approached several additional leading participants in the legacy reinsurance market and Maiden entered into non-disclosure agreements with four of such participants regarding a potential retrocession of the AmTrust reinsurance liabilities. Maiden also continued direct discussions with the previously contacted leading participant in the legacy reinsurance market.
On July 11, 2024, Maiden management met with representatives of Kestrel, IAP and Evercore at Evercore’s offices in New York. The representatives of Kestrel provided an update on the state of the fronting market, generally, and the specific opportunities they believed were available for growth of the Kestrel business, including Kestrel’s pipeline. In addition, the parties also discussed various other topics, including Kestrel’s projections, Maiden’s reserve profile and portfolio of alternative investments, personnel of the combined company and the status of each party’s due diligence review of the other party.
On July 14, 2024, representatives of Skadden provided an initial draft of the combination agreement to representatives of Paul, Weiss and Kramer Levin.
Between July 15, 2024 and August 21, 2024, drafts of the combination agreement and ancillary agreements (including, among others, the voting agreements in support of the transaction and the purchase agreement with respect to the acquisition of the AmTrust Insurance Companies) were exchanged among representatives of Paul, Weiss, Skadden and Kramer Levin. During this period, the parties exchanged comments with respect to, among other things, the structure of the potential transaction, termination rights and related termination fees, governance of the combined company and required efforts and related parameters and/or adjustments with respect to the potential earnout consideration. During this period, Maiden and AmTrust engaged in extensive discussions regarding the Commutation, including the payment that Maiden would be required to make to AmTrust (and charges that Maiden was likely to subsequently incur) in connection with the Commutation. During that same period, Maiden, with assistance of its independent third-party actuary, as well as a third-party market reinsurance company conducted detailed claims and actuarial diligence on the AmTrust reinsurance liabilities that could potentially be retroceded to such third party. At the same time, Maiden’s independent reinsurance broker continued to engage with other reinsurance companies regarding a potential retrocession of certain of Maiden’s AmTrust reinsurance liabilities. Also, during this period, the parties began to discuss a revised transaction perimeter in which less than all the AmTrust Insurance Companies would be acquired to reduce the upfront cash needed to complete the transaction and the impact on the combined company’s liquidity.
The Maiden board held meetings on August 6 and August 7, 2024, at which Maiden management and (at the August 6 meeting) representatives of IAP and Paul, Weiss, were in attendance. Mr. Haveron updated the Maiden board as to the ongoing discussions with AmTrust and Kestrel. Mr. Haveron advised the Maiden board of the key open issues, including that discussions with third parties regarding a retrocession of the AmTrust reinsurance liabilities had not yet resulted in a viable solution but that Maiden’s independent reinsurance broker was continuing to engage in such discussions on behalf of Maiden. Maiden was also continuing to engage directly with one reinsurance company regarding a retrocession of the AmTrust reinsurance liabilities. Mr. Haveron also explained the challenges reaching an agreement with AmTrust regarding a Commutation on terms that Maiden believed were commercially reasonable for Maiden in light of Maiden’s financial circumstances at the time. Mr. Haveron explained that, in light of the upfront costs associated with acquiring all four of the AmTrust Insurance Companies and the challenges in reaching a cost-effective finality solution for the AmTrust reinsurance liabilities with AmTrust or any third-party reinsurance company, Maiden management had discussed with representatives of Kestrel and AmTrust a transaction structure that may include the acquisition of less than four (and potentially none) of the AmTrust Insurance Companies and without a Commutation or retrocession of the AmTrust reinsurance liabilities. Following discussions among the Maiden board members, Maiden management and Maiden’s advisors, the Maiden board authorized Maiden management to continue the discussions with Kestrel and AmTrust.
On August 13, 2024, Maiden confirmed in writing its commitment to the terms set forth in the Letter of Intent and extended the exclusivity period for an additional 15 days to August 29, 2024.
On August 21, 2024, representatives of Kestrel informed Maiden management that Kestrel had decided to cease negotiations with Maiden with respect to the potential transaction due to the parties being unable to agree on commercial terms, particularly if the Commutation was not entered into. Representatives of Kestrel indicated that Kestrel intended to evaluate other strategic alternatives.
On August 23, 2024, the Maiden board held a meeting at which Maiden management and representatives of IAP, Paul, Weiss and Appleby were in attendance. Mr. Haveron updated the Maiden board regarding the cessation of transaction discussions, and that, with the Maiden board’s approval, the Maiden management team would resume their evaluation of alternative transactions, which could include acquisitions of MGAs and other fronting companies. Mr. Haveron also explained that based on the extensive and ongoing reserve and claims diligence work undertaken by Maiden and its independent third-party actuary to date in connection with the Commutation discussions, any finality solution with respect to the AmTrust reinsurance liabilities could result in significant charges and that, if no finality solution was available, Maiden may incur significant reserve charges.
On November 12, 2024, Maiden issued a press release announcing its third-quarter financial results. In addition to the financial results, the press release also disclosed that Maiden was continuing to pursue strategic paths to build fee-based businesses. The press release also disclosed that Maiden was continuing to pursue finality solutions to resolve the AmTrust reinsurance liabilities, including through third parties. Maiden’s news release also stated that such solutions could involve significant charges to execute and that if a finality solution was not available, Maiden may incur significant additional reserve charges.

On November 20, 2024, Mr. Haveron spoke with Luke Ledbetter about reengaging in discussions regarding a potential business combination between Maiden and Kestrel. Mr. Ledbetter advised that while he appreciated the call, Kestrel was focused on proposals from alternative capital providers.
At a Maiden board meeting held on November 26, 2024 to discuss Maiden third-quarter financial results, Mr. Haveron provided the Maiden board with an update regarding potential MGA acquisitions that Maiden management was reviewing.
During the week of December 2, 2024, Mr. Haveron engaged in a series of discussions with representatives of AmTrust on potential transaction terms that Kestrel might consider favorable relative to other strategic opportunities Kestrel had available to it, including an alternative transaction structure that did not include the acquisition of the AmTrust Insurance Companies or the Commutation, as well as providing some cash consideration at closing. At the same time, Mr. Haveron also consulted with IAP on revised transaction parameters based on the preliminary financial analysis IAP had previously conducted.
On December 9, 2024, Mr. Haveron met with representatives of Kestrel and AmTrust in person at Kestrel’s offices in Dallas, Texas to discuss a potential transaction on revised terms (the “December 9 Proposal”). The December 9 Proposal, which valued Kestrel at $125 million, proposed that Maiden and Kestrel would enter into a business combination transaction in which Maiden shareholders would receive one share of the combined company for each of their Maiden shares and the Kestrel equityholders would receive closing consideration consisting of $25 million in cash and $100 million in convertible preferred shares of the combined company. The December 9 Proposal did not include an earnout and did not contemplate the acquisition of the AmTrust Insurance Companies or the Commutation, but did propose that Maiden would have a two-year option to acquire the AmTrust Insurance Companies. The December 9 Proposal also contemplated that the board of directors of the combined company would consist of nine directors, two of whom would be nominated by KILH and two of which would be nominated by AmTrust.
On December 15, 2024, representatives of Kestrel delivered a counterproposal to Maiden management in response to the December 9 Proposal (the “December 15 Counterproposal”). The December 15 Counterproposal proposed that Maiden and Kestrel would enter into a business combination transaction in which Maiden shareholders would receive one share of the combined company for each of their Maiden shares and the Kestrel equityholders would receive:
•
closing consideration consisting of $40 million in cash and 60 million common shares of the combined company valued at $90 million; and

•
earnout consideration consisting of up to 30 million common shares of the combined company, payable in increments of 10 million shares if Kestrel’s post-closing Year 1, Year 2 or Year 3 EBITDA was at least $10.5 million, $15.75 million and $21.0 million, respectively.

The December 15 Counterproposal also contemplated that:
•
the combined company would have a three-year option to acquire the AmTrust Insurance Companies and that the AmTrust Insurance Companies would continue to be operated exclusively to underwrite Kestrel business;

•
the board of directors of the combined company would consist of seven directors, four of whom would be nominated by KILH (two of whom would be independent directors) and three of whom would be nominated by AmTrust (two of whom would be independent directors); and

•
Maiden would pay Kestrel a $10 million termination fee if the transaction did not close for any reason other than as a result of Kestrel’s willful and material breach of the combination agreement.

Maiden management and representatives of Kestrel and AmTrust, as well as their respective financial advisors, held a virtual meeting on December 15, 2024 to discuss the December 15 Counterproposal.
On December 16, 2024, Maiden management and representatives of Kestrel and AmTrust reached an agreement in principle for a potential business combination transaction, subject to due diligence, negotiation of definitive documentation and the approval of the Maiden board (the “Final Proposal”). Under the terms of the Final Proposal, which valued Kestrel at up to $167.5 million, Maiden shareholders would receive one share of the combined company for each of their Maiden shares and the Kestrel equityholders would receive:
•
closing consideration consisting of $40 million in cash and 55 million common shares of the combined company valued at $82.5 million; and

•
earnout consideration consisting of up to $45 million of common shares of the combined company, payable in increments of $15 million of common shares if Kestrel’s post-closing Year 1, Year 2 or Year 3 EBITDA was at least $10.5 million, $15.75 million and $21.0 million, respectively.

The Final Proposal also contemplated that:
•
consistent with the December 15 Counterproposal, the board of directors of the combined company would consist of seven directors, four of whom would be nominated by KILH (two of whom would be independent directors) and three of whom would be nominated by AmTrust (two of whom would be independent directors);

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Mr. Luke Ledbetter would serve as chief executive officer, Mr. Terry Ledbetter would serve as executive chairman and Mr. Haveron would serve as President and Chief Financial Officer of the combined company;

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consistent with the December 15 Counterproposal, the combined company would have a three-year option to acquire the AmTrust Insurance Companies after closing and the AmTrust Insurance Companies would continue to be operated exclusively to underwrite Kestrel business;

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the definitive agreement would include a “force-the-vote” provision, such that, if Maiden received a proposal from a third party that was financially superior to the transaction with Kestrel, Maiden could not terminate the combination agreement, but the Maiden board could change its recommendation to Maiden shareholders;

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if the Maiden board changed its recommendation and the Maiden shareholders did not approve the transaction with Kestrel, Maiden would be required to pay a $6.5 million termination fee to Kestrel;

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if the Maiden board recommended in favor of the transaction with Kestrel but the Maiden shareholders did not approve the transaction with Kestrel, Maiden would be required to pay a $2.0 million termination fee to Kestrel; and

•
if the combination agreement was terminated for any other reason other than for willful and material breach by Kestrel), Maiden would be required to pay a $7.0 million termination fee to Kestrel.

On December 17, 2024, representatives of Sheppard, Mullin, Richter & Hampton LLP, legal advisor to the Ledbetters, sent representatives of Paul, Weiss a draft form of employment agreement between the combined company and each of Messrs. Luke Ledbetter and Terry Ledbetter with respect to their roles as chief executive officer and executive chairman, respectively, of the combined company upon the closing of the potential transaction. The terms of these employment agreements (the “Ledbetter Employment Agreements”) were discussed and negotiated among the parties from December 17, 2024 through December 29, 2024. The final terms of the Ledbetter Employment Agreements as agreed to by the parties are summarized in the section entitled “The Transaction — Bermuda NewCo’s Board of Directors and Executive Officers after the Transaction — Ledbetter Employment Agreements” beginning on page 98.
On December 18, 2024, the Maiden board held a meeting, at which Maiden management and representatives of IAP and Paul, Weiss were in attendance. At the meeting, Mr. Haveron provided an update on the discussions with representatives of Kestrel and AmTrust. Mr. Haveron informed the Maiden board that, subject to the approval of the Maiden board, Maiden management and representatives of Kestrel and AmTrust had reached an agreement in principle for a potential business combination transaction and summarized the Final Proposal. Mr. Haveron explained that the combined company would have a three-year option to acquire the AmTrust Insurance Companies, which would provide the combined company with time to strengthen its balance sheet before acquiring the AmTrust Insurance Companies and seeking the desired A.M. Best rating. The Maiden board asked questions of Mr. Haveron and deliberated about the potential transaction on such revised terms.
Late on December 18, 2024, representatives of Skadden provided drafts of the combination agreement, voting agreements, option agreement and other ancillary agreements to representatives of Paul, Weiss and Kramer Levin.
On December 19, 2024, the Maiden board held a meeting at which Maiden management and representatives of IAP, Paul, Weiss and Appleby were in attendance. Representatives of Paul, Weiss and Appleby described the material terms included in the revised draft of the combination agreement. The Maiden board asked questions of Maiden management, Paul, Weiss and Appleby, and authorized Maiden management to continue negotiations of definitive agreements with Kestrel and AmTrust.
On December 20, 2024, representatives of Paul, Weiss provided a revised draft of the combination agreement to representatives of Skadden and Kramer Levin, which revised draft, among other things, provided that (i) Maiden would only be required to pay a $7 million termination fee if the parties failed to obtain required competition and insurance approvals or there arose a Burdensome Condition or restraint in respect thereof, (ii) Maiden would not be responsible for any termination fee if Kestrel committed a material, uncured breach of its representations and covenants that resulted in a termination of the combination agreement and (iii) any impairment, reserve charge or write-down by Maiden would not constitute a Maiden Material Adverse Effect.
From December 20, 2024 until the execution of definitive documentation on December 29, 2024, the parties and their respective legal advisors exchanged drafts of, and engaged in discussions and negotiations concerning, the issues described above, the potential earnout consideration to the Kestrel equityholders and other terms of the combination agreement, the disclosure schedules thereto and the ancillary agreements. The final terms as agreed to by the parties are summarized in the section entitled “The Combination Agreement” beginning on page 110.
On December 23, 2024, the Maiden board held a meeting at which Maiden management and representatives of IAP, Paul, Weiss and Appleby were in attendance. At the meeting, Mr. Haveron provided the Maiden board with an update as to the status of the transaction discussions and representatives of Paul, Weiss advised the Maiden board as to the material outstanding issues in the draft definitive agreements. The Maiden board asked questions of Maiden management, Paul, Weiss and Appleby, and authorized Maiden management to continue negotiations of definitive agreements with Kestrel and AmTrust.
On December 26, 2024, certain holders of Maiden Holdings North America, Ltd.’s senior unsecured 7.75% notes filed a lawsuit alleging that Maiden’s prior sale of Maiden Reinsurance North America, Inc. breached a provision of Maiden Holdings North America, Ltd.’s indenture (the “Noteholder Litigation”). Maiden, Kestrel and their respective representatives held a telephonic meeting to discuss the Noteholder Litigation, during which Maiden’s litigation counsel summarized the allegations and Maiden’s view that the litigation was meritless. Following this discussion, representatives of Kestrel advised Maiden management that Kestrel would not be willing to proceed with a transaction without an indemnity for losses that may arise from the Noteholder Litigation.
On December 27, 2024, the Maiden board held a meeting at which Maiden management and representatives of IAP, Paul, Weiss and Appleby were in attendance. At the meeting, Mr. Haveron provided the Maiden board with an update as to the status of the transaction discussions. Representatives of Paul, Weiss then updated the Maiden board about the material outstanding issues in the draft definitive agreements, including that Kestrel had requested indemnification for any losses arising from the Noteholder Litigation. The Maiden board asked questions of Maiden management, Paul, Weiss and Appleby, and authorized Maiden management to continue negotiations of definitive agreements with Kestrel and AmTrust, including providing the Kestrel equityholders with indemnification for any losses arising from the Noteholder Litigation.
On December 28 and 29, 2024, representatives of Paul, Weiss and Skadden, on behalf of their respective clients, negotiated and revised the draft definitive agreements to resolve all outstanding issues.

On December 29, 2024, the Maiden board held a meeting at which Maiden management and representatives of IAP, Paul, Weiss and Appleby were in attendance. At the meeting, Mr. Haveron provided the Maiden board with an update as to the status of the transaction discussions. The Maiden board asked questions of Mr. Haveron and Mr. Lawrence F. Metz, Maiden’s Executive Vice Chairman and Group President, regarding the discussions with Kestrel and AmTrust. Representatives of Paul, Weiss then provided a summary of the material terms of the definitive agreements, including a description of the resolution of open items that had previously been discussed with the Maiden board, materials with respect to which had been provided to the Maiden board in advance of the meeting. The Maiden board asked questions of representatives of Paul, Weiss regarding the resolution of the remaining issues in the definitive agreements. Representatives of Appleby then reviewed with the Maiden board its fiduciary responsibilities under Bermuda law in connection with the potential transaction, materials with respect to which had been provided to the Maiden board in advance of the meeting. The Maiden board asked questions of representatives of Appleby regarding the duties of directors of a Bermuda company. Representatives of IAP presented their financial analyses of the potential transaction, materials with respect to which had been provided to the Maiden board in advance of the meeting. The Maiden board then asked questions of representatives of IAP regarding IAP’s financial analyses. After responding to the questions, IAP delivered its oral opinion (subsequently confirmed by delivery of a written opinion dated December 29, 2024) that, as of such date and based upon and subject to the assumptions made and qualifications and limitations to be described in its written opinion, the Kestrel merger consideration was fair, from a financial point of view, to Maiden and Maiden shareholders (see the section entitled “Opinion of Maiden’s Financial Advisor” beginning on page 85).
Mr. Metz, with the assistance of representatives of Paul, Weiss, then reviewed with the Maiden board the resolutions proposed to be adopted by the Maiden board to approve the potential transaction, a draft of which had been provided to the Maiden board in advance of the meeting. After discussion and deliberation of the proposed terms of the transaction, and taking into consideration the matters discussed during the meeting and prior meetings of the Maiden board (including the factors described in the section entitled “— Reasons for the Transaction” beginning on page 82), the Maiden board (other than Mr. Barry Zyskind and Mr. Yehuda L. Neuberger, each of whom had recused himself from the meeting) unanimously adopted the resolutions, among other things, (i) determining that it was in the best interests of Maiden and fair to Maiden’s shareholders, and declaring it advisable, to enter into the combination agreement and the statutory merger agreement and to consummate the transactions contemplated thereby in accordance with the terms of the combination agreement (including the ancillary agreements attached as exhibits thereto), (ii) approving each of the Maiden bye-law amendments (as described in the sections entitled “PROPOSAL 1: Voting Cutback Proposal” and “PROPOSAL 2: First Merger Approval Bye-Law Proposal” beginning on page 173), (iii) approving and declaring advisable the Ledbetter Employment Agreements, (iv) authorizing the execution of the combination agreement, the statutory merger agreement and the Ledbetter Employment Agreements by certain members of Maiden management and (v) resolving to recommend and submit to the Maiden shareholders for approval at the Maiden shareholders meeting the voting cutback proposal, the first merger approval bye-law proposal and the first merger resolution.
Later on December 29, 2024, the parties executed the combination agreement, voting agreements and Ledbetter Employment Agreements.
On December 30, 2024, Maiden and Kestrel issued a joint press release that publicly announced the execution of the combination agreement and described the terms of the transaction. The press release also disclosed that, while no final determination had been made, Maiden anticipated that it would incur charges of up to $150 million in the fourth quarter of 2024, including approximately $25 million in charges related to the resolution of certain related party transactions anticipated to be entered into effective December 31, 2024, along with adverse development of loss reserves not covered by the Enstar LPT/ADC agreement, pending final determination of revised best estimates along with potential impairment of certain deferred acquisition costs and related charges.
Recommendation of the Maiden Board
The Maiden board, with two directors having declared their interest in the transaction and recused themselves from voting, has unanimously (i) approved the combination agreement, each ancillary agreement to which Maiden is or will be a party and the transaction, (ii) approved the voting cutback proposal and the first merger approval bye-law proposal, (iii) determined that the transaction (including the first merger) is in the best interests of Maiden and fair to the Maiden shareholders, (iv) determined that the consideration payable to the holders of Maiden shares in connection with the first merger constitutes fair value for each Maiden share in accordance with the Bermuda Companies Act and (v) resolved to recommend and submit to the Maiden shareholders for approval at the Maiden special meeting the first merger approval bye-law proposal and the first merger resolution.
The Maiden board unanimously recommends that Maiden shareholders vote:
“FOR” the voting cutback proposal;
“FOR” the first merger approval bye-law proposal;
“FOR” the first merger resolution;
“FOR” the adjournment proposal;
“FOR” the Bermuda NewCo equity plan proposal; and
“FOR” the advisory vote on merger-related compensation proposal.
Maiden’s Reasons for the Transaction
In evaluating the combination agreement and the transactions contemplated thereby, including the mergers, the Maiden board consulted with members of Maiden management and Maiden’s financial and legal advisors. The Maiden board evaluated, among other things, the strategic, financial and operational effects of the transaction from the perspective of Maiden and Maiden shareholders as well as how the benefits of the transaction compared to Maiden’s standalone prospects.
In recommending that Maiden shareholders vote in favor of the first merger resolution, the Maiden board considered a number of factors, including (not listed in order of relative importance):
•
that the combined company is expected to deliver greater long-term value to current Maiden shareholders than Maiden would as an independent, standalone company, based on the fact that:

•
Maiden is no longer writing new business;

•
consistent with its stated objectives, the combination will add a balance sheet light, fee-revenue-focused insurance group, which will allow the combined company to reorient toward a fee-based insurance platform that can selectively deploy underwriting capacity to optimize returns for shareholders;

•
Maiden’s balance sheet can be leveraged to accelerate Kestrel’s growth prospects; and

•
Maiden faces significant risks continuing to operate as an independent, standalone company, including the risks and uncertainties in the U.S. and global economy generally, the property and casualty insurance and reinsurance industry and the “Risk Factors” set forth in Maiden’s Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent reports filed with the SEC;

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that Maiden shareholders will hold approximately 64.8% of the shares of the combined company (excluding shares held by Maiden Re), which will provide them with significant participation in any potential upside of the combined company’s businesses;

•
that the percentage ownership that former Maiden shareholders will have in the combined company was obtained following extensive negotiations (as more fully described in the section above entitled “— Background of the Transaction”), and represented the highest percentage ownership reasonably obtainable under the circumstances;

•
the information reviewed by and discussed by the Maiden board concerning the business, assets, liabilities, financial performance and results of operations, and financial condition and prospects of Maiden and Kestrel, including the projections for Kestrel discussed below under the caption “— Unaudited Prospective Financial Information;”

•
that the combined company will have an option to acquire the AmTrust Insurance Companies from AmTrust pursuant to the amended and restated option agreement;

•
the opinion of IAP, dated December 29, 2024, delivered to the Maiden board that, as of such date and based upon and subject to the assumptions made and qualifications and limitations to be described in the written opinion, as more fully described below under the caption “— Opinion of Maiden’s Financial Advisor,” the Kestrel merger consideration was fair, from a financial point of view, to Maiden and Maiden shareholders;

•
that the combined company will be led by an experienced management team with decades of experience in specialty program and reinsurance underwriting, including Mr. Luke Ledbetter as Chief Executive Officer, Mr. Terry Ledbetter as Executive Chairman and Mr. Haveron, Maiden’s current Chief Executive Officer and Chief Financial Officer, as the President and Chief Financial Officer;

•
the Maiden board’s belief that the terms and conditions of the combination agreement, including the parties’ representations and warranties, covenants, termination provisions, termination fees and closing conditions, were obtained through extensive negotiations and are reasonable for a transaction of this nature, and that the transaction is likely to be consummated pursuant to such terms and conditions;

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that the first merger is subject to the approval of holders of at least a majority of the issued and outstanding Maiden shares that are present (in person or by proxy) at the Maiden special meeting (if the first merger approval bye-law proposal is approved) or a majority of three-fourths of the issued and outstanding Maiden shares that are present (in person or by proxy) at the Maiden special meeting (if the first merger approval bye-law proposal is not approved);

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that the terms of the combination agreement permit Maiden, prior to the time that Maiden shareholders approve the first merger, to engage in or otherwise participate in discussions or negotiations with a person or group who has made an unsolicited bona fide Takeover Proposal, which the Maiden board determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to lead to a Superior Proposal;

•
that the combination agreement allows the Maiden board, under specified circumstances, to change or withdraw its recommendation to Maiden shareholders with respect to the first merger resolution in response to a Superior Proposal or Intervening Event (as defined below);

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that the consideration payable to the Kestrel equityholders at the closing is a fixed amount of cash and a fixed number of Bermuda NewCo shares and, therefore, Maiden shareholders will not experience any dilution as a result of fluctuations in the market price of Maiden shares following the announcement of the transaction;

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that a significant portion of the Kestrel merger consideration is in the form of an earnout that will only be payable if the Kestrel Business realizes certain financial projections in the first three years following closing, which partially mitigates the risk that the Kestrel Business underperforms; and

•
that the mergers were structured to be tax-efficient to the Maiden shareholders and Maiden for U.S. federal income tax purposes (as more fully described in the section entitled “Tax Consequences of the Combination — U.S. Federal Income Tax Consequences”).

The Maiden board also considered certain countervailing factors in its deliberations concerning the transaction, including:
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the possibility that the anticipated benefits and synergies from the transaction could fail to materialize to the extent anticipated;

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that the Kestrel equityholders will own approximately 35.2% of the issued and outstanding Bermuda NewCo common shares (excluding shares held by Maiden Re) immediately following the consummation of the transaction and will, at closing, have the right to nominate all of the directors of the Bermuda NewCo board pursuant to the terms of the registration and investor rights agreements, and such governance arrangements could cause Maiden shareholders to have less influence over the Bermuda NewCo board than Maiden shareholders currently have over Maiden;

•
that the control the current Kestrel equityholders will have over the combined company may discourage a third party from making an offer to acquire Bermuda NewCo in the future;

•
the potential challenges of combining the businesses of Maiden and Kestrel, including the possible disruption of Maiden’s and Kestrel’s businesses that might result from the announcement of transaction, the actions necessary to consummate the transaction and the integration of Maiden’s and Kestrel’s businesses following consummation of the transaction;

•
that the combined company will bear risks, including unknown contingent liabilities, with respect to Kestrel’s businesses arising prior to the consummation of the transaction;

•
the restrictions in the combination agreement on Maiden’s conduct of business prior to the consummation of the transaction, which could delay or prevent Maiden from undertaking business opportunities that may arise, or taking other actions with respect to its operations that the Maiden board and Maiden management might believe were appropriate or desirable;

•
the restrictions on Maiden’s ability to solicit possible alternative transactions under the combination agreement, including the fact that under the combination agreement, if Maiden were to receive an alternative transaction proposal that the Maiden board determines in good faith (after consultation with its financial advisors and outside legal counsel) constitutes or would reasonably be expected to result in a Superior Proposal:

•
Maiden may not terminate the combination agreement in order to accept a Superior Proposal (although the Maiden board may, subject to certain conditions, change its recommendation to Maiden shareholders with respect to the first merger resolution); and

•
Kestrel would have the right, subject to certain conditions, to negotiate with Maiden in good faith and respond within five business days to any such alternative transaction proposals;

•
the fact that Maiden may be required to pay Kestrel (i) a $7 million termination fee if the combination agreement is terminated under specified circumstances, including a failure to consummate the second merger by the outside date, a failure to obtain regulatory approvals from governmental authorities, the imposition of a burdensome condition by a governmental authority or Maiden’s uncured breach of its representations or covenants (subject to materiality and material adverse effect qualifications), (ii) a $6.5 million termination fee if the combination agreement is terminated by Kestrel because the Maiden board changes its recommendation to Maiden shareholders with respect to the first merger resolution and the effect such termination fee could have on Maiden, including the possibility that such termination fee could discourage some potential transaction counterparties from making an alternative transaction proposal for Maiden, or (iii) a $2 million termination fee if the first merger resolution is not approved by Maiden shareholders, each as more fully described in the section entitled “The Combination Agreement — Termination Fees; Expenses;”

•
the possibility that the transaction may not be consummated and the potential adverse consequences if the transaction is not consummated, including potential shareholder, investor and market reaction;

•
the impact of the announcement, pendency or completion of the transaction, or the failure to complete the transaction, on Maiden’s relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, technical and other personnel), partners and other counterparties;

•
the risks inherent in requesting, and the possibility of not obtaining in a timely manner, regulatory approvals from governmental authorities, as more fully described below under the caption “— Governmental and Regulatory Approvals;” and

•
the risks of the type and nature described under the section entitled “Risk Factors,” and the matters described in such section under the caption “Cautionary Note Concerning Forward-Looking Statements.”

In addition, certain members of the Maiden board and executive officers have financial interests in the transaction that are different from, or in addition to, those of Maiden’s shareholders generally. The Maiden board was aware of and considered these potential interests, among other matters, in evaluating the transaction and in making its recommendation to Maiden shareholders. For a discussion of these interests, see “— Interests of Certain Maiden Persons in the Transaction.”
This discussion of the information and factors considered by the Maiden board in reaching its conclusions and recommendation includes the principal factors considered by the Maiden board but is not intended to be exhaustive and may not include all factors considered by the Maiden board. In view of the wide variety of factors considered in connection with its evaluation of the transaction, and the complexity of these matters, the Maiden board did not find it useful and did not attempt to quantify, rank or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the combination agreement and the mergers, and to make its recommendation to Maiden shareholders. Rather, the Maiden board viewed its decisions as being based on the totality of the information presented to it and the factors it considered, including its review with members of Maiden’s management and outside legal and financial advisors. In addition, individual members of the Maiden board may have assigned different weights to different factors.
Opinion of Maiden’s Financial Advisor
Pursuant to a letter agreement, dated March 25, 2024, between Maiden and IAP (the “IAP Engagement Letter”), Maiden retained IAP to act as a financial advisor to Maiden in connection with the transaction. On December 29, 2024, IAP rendered its oral opinion to the Maiden board, which was subsequently confirmed in writing by delivery of its opinion, dated December 29, 2024 (the “Opinion”), that, as of such date, and based upon and subject to the assumptions, qualifications and limitations set forth therein, the Kestrel merger consideration to be received in the transaction by the Kestrel equityholders pursuant to the combination agreement was fair, from a financial point of view, to Maiden and Maiden shareholders.
The full text of the Opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by IAP in connection with rendering its Opinion, is attached as Annex C to this proxy statement/prospectus. The description of the Opinion set forth below is qualified in its entirety by reference to the full text of the Opinion.
The Opinion speaks only as of the date of the Opinion. The Opinion was delivered for the information of the Maiden board (in its capacity as such) in connection with its evaluation of the transaction. The Opinion addresses only the fairness, from a financial perspective, to Maiden and Maiden shareholders of the Kestrel merger consideration to be received in the transaction by the Kestrel equityholders pursuant to the combination agreement. The Opinion does not address, and IAP did not express any view or opinion as to, the underlying business decision of the Maiden board to engage in the transaction or any other aspect of the transaction. The Opinion does not constitute a recommendation as to how any person should vote or act in connection with the transaction or any other matter.
In arriving at its Opinion, IAP, among other things:
•
reviewed a draft, dated December 29, 2024, of the combination agreement (the “draft combination agreement”);

•
reviewed certain non-public financial and operating information relating to the business, operations and prospects of Kestrel furnished to IAP by management of Kestrel, including certain internal analyses and financial forecasts and projections (including assumptions thereto) relating to Kestrel that were prepared by management of Kestrel (“Management Projections”), which Maiden directed IAP to utilize in its financial analyses for purposes of delivering its Opinion;

•
compared certain financial information of Kestrel with similar information, to the extent available, for certain other companies that IAP deemed relevant whose equity securities are publicly traded;

•
reviewed the reported prices and trading activity for the Maiden Shares;

•
compared the financial terms of the transaction with the financial terms, to the extent publicly available, of certain other transactions that IAP deemed relevant;

•
held discussions with certain members of senior management of Maiden and Kestrel regarding certain aspects of the transaction, as well as the business, past and current operations, financial projections, financial condition and future prospects of Kestrel; and

•
performed such other analyses and examinations and considered such other factors and information that IAP deemed appropriate.

In connection with rendering its Opinion, IAP, with Maiden’s consent, assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of all financial and other information publicly available, provided to, otherwise reviewed by or discussed with IAP and, with Maiden’s consent, further relied upon the assurances of management of Maiden that it was not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts and projections of Kestrel made available to IAP by Kestrel and approved for IAP’s use by Maiden for purposes of IAP’s financial analyses and opinion, IAP assumed, at Maiden’s direction and with Maiden’s consent, that such projections were reasonably prepared by Kestrel on bases and assumptions reflecting the best currently available estimates and good faith judgments of the management of Kestrel. IAP expressed no view as to the reasonableness, completeness, or accuracy of any such financial projections or the assumptions on which they are based.
For purposes of rendering its Opinion, IAP, with Maiden’s consent, assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the combination agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by such party under the combination agreement (and the ancillary agreements referred to therein) and that all conditions to the consummation of the transaction would be satisfied without material delay, waiver or modification thereof that would be meaningful in any respect to IAP’s analysis or opinion. IAP assumed, at Maiden’s direction, that the transaction would be consummated in accordance with the terms of the combination agreement without waiver, modification or amendment of any material term, condition or agreement that would be meaningful in any respect to IAP’s analysis or opinion. IAP further assumed, with Maiden’s consent, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the transaction would be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on Maiden, Kestrel, any of their respective subsidiaries or the consummation of the transaction, materially reduce the benefits to Maiden of the transaction or affect IAP’s analysis or Opinion in any meaningful way. IAP further assumed, with Maiden’s consent, that the final combination agreement would not differ from the draft combination agreement in any material respect. IAP further assumed, with Maiden’s consent, that Kestrel would have sufficient fronting capacity necessary for the execution of Kestrel’s business plan following the consummation of the transaction.
IAP is not an actuary and its services did not include any actuarial determination or evaluation or any attempt by IAP to evaluate actuarial assumptions. IAP expressed no view as to, and its Opinion did not address, any effect arising from any write-down of assets, write-up of liabilities, the recognition of any adverse reserve development or other similar actions that may be taken by Maiden, Kestrel or their respective subsidiaries at any time. IAP did not conduct a physical inspection of the properties or assets of Maiden, Kestrel or their respective affiliates and did not prepare, obtain or review any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities) of Maiden, Kestrel or any of their respective subsidiaries or affiliates. IAP was not furnished with and did not assume any responsibility for preparing any such appraisals. IAP did not evaluate, and IAP did not express an opinion as to, the solvency or fair value of Maiden, Kestrel or any of their respective subsidiaries or affiliates under any state or federal laws relating to bankruptcy, insolvency or similar matters.
The Opinion is limited to the fairness, from a financial point of view, to Maiden and Maiden shareholders of the Kestrel merger consideration to be received by the Kestrel equityholders in the transaction pursuant to the combination agreement as of the date of the Opinion. IAP did not express any opinion or view with respect to any consideration to be received in connection with the transaction by the holders of any class of securities, creditors or other constituencies of any party. The Opinion does not address any terms (other than the Kestrel merger consideration to the extent expressly specified in the Opinion) or other aspects or implications of the transaction, including, without limitation, the form or structure of the transaction or any other agreement, arrangement or understanding, or term or aspect thereof (including without limitation the terms of the earnout), to be entered into in connection with or contemplated by the transaction or otherwise, including without limitation the terms and conditions of any of the ancillary agreements such as the registration and investor rights agreements. IAP did not express any view or opinion as to, and its Opinion did not address, the pro forma ownership or governance of the combined company following the consummation of the transaction.
IAP did not express any view or opinion as to, and its Opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors, or employees of any party to the transaction, or any class of such persons, relative to the Kestrel merger consideration or otherwise; the relative merits of the transaction as compared to any alternative business or financial strategies or transactions that might be available to Maiden or the effect of any other transaction in which Maiden might engage; or the underlying business decision of Maiden to engage in the transaction.
The Opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to IAP as of, the date of the Opinion. Developments occurring after the date of the Opinion may affect the Opinion and IAP expressly disclaimed and assumed no responsibility for any undertaking or obligation to update, revise, reaffirm or withdraw its Opinion or advise any person of any change in any fact or matter affecting its Opinion of which IAP may become aware after the date of its Opinion. IAP is not a legal, regulatory, accounting or tax expert and IAP relied on, and assumed the accuracy and completeness of, assessments by Maiden and its advisors with respect to legal, regulatory, accounting and tax matters and the Opinion does not address any such matters.
The Opinion was approved by the fairness opinion committee of IAP. The Opinion was rendered for the information of the Maiden board (in its capacity as such) in connection with its evaluation of the transaction. The Opinion does not address the prices at which the Maiden shares (or the shares of the combined company) may trade following the announcement of the transaction or at any other time, and does not constitute a recommendation as to how any person should vote or act in connection with the transaction.
The following is a summary of the material analyses performed by IAP in connection with rendering its Opinion to the Maiden board. The following summary does not purport to be a complete description of the financial analyses performed by IAP and the order in which the analyses are presented is not an indication of the relative importance or weight given to such analyses by IAP. The preparation of a fairness opinion is a complex process involving subjective judgments as to the appropriate methods of financial analysis and the application of those methods to the particular circumstances and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth below, without considering the analyses as a whole, could create an incomplete view of the processes underlying the Opinion. In arriving at its fairness determination, IAP considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, IAP made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the below analyses as a comparison is directly comparable to Kestrel or Maiden or the contemplated transaction. Some of the summaries of the financial analyses performed by IAP include information presented in tabular format. The tables must be read together with the full text of each summary and alone are not a complete description of IAP’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 27, 2024 and is not necessarily indicative of current market conditions.
Summary of Financial Analyses of IAP
Selected Companies Analysis.   IAP reviewed and compared certain financial information for Kestrel to corresponding financial information, ratios and public market multiples for the following publicly traded companies in the insurance brokerage industry whose primary focus is similar to Kestrel:
•
Marsh & McLennan Companies, Inc.

•
Aon plc

•
Arthur J. Gallagher & Co.

•
Willis Towers Watson Public Limited Company

•
Brown & Brown, Inc.

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Ryan Specialty Holdings, Inc.

•
The Baldwin Group Ltd.

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Goosehead Insurance, Inc.

•
Hagerty, Inc.

•
TWFG, Inc.

The multiples and ratios of the selected companies were based on the closing prices of their respective common shares on December 27, 2024, financial data obtained from public filings and S&P Capital IQ and consensus estimates. With respect to Kestrel and the selected companies, IAP calculated the following multiples and ratios:
•
Enterprise value as a multiple of estimated 2025 EBITDA (“2025E EBITDA”); and

•
Enterprise value as a multiple of estimated 2026 EBITDA (“2026E EBITDA”).

The selected companies and the results of these analyses are summarized below:
Selected Company	2025E EBITDA	2026E EBITDA
Marsh & McLennan Companies, Inc.	15.5x	14.5x
Aon plc	16.7x	15.2x
Arthur J. Gallagher & Co.	16.6x	14.2x
Willis Towers Watson Public Limited Company.	13.3x	12.0x
Brown & Brown, Inc.	18.0x	16.6x
Ryan Specialty Holdings, Inc.	19.4x	16.7x
The Baldwin Group Ltd.	16.9x	14.2x
Goosehead Insurance, Inc.	35.7x	26.2x
Hagerty, Inc.	19.8x	17.4x
TWFG, Inc.	33.6x	27.5x
The overall lower quartile and upper quartile 2025E EBITDA multiples observed for the selected companies were 16.6x and 19.7x, respectively (with a median of 17.5x and mean of 20.6x), and the overall lower quartile and upper quartile 2026E EBITDA multiples observed for the selected companies were 14.3x and 17.2x, respectively (with a median of 15.9x and mean of 17.5x).
Based on the results of the foregoing calculations and IAP’s professional judgment and experience, IAP applied (i) a reference range of 2025E EBITDA multiples of 14.5x to 16.5x to Kestrel’s estimated 2025 EBITDA of $15.5 million based on Management Projections to derive a range of implied enterprise values of Kestrel of $224 million to $255 million; and (ii) a reference range of 2026E EBITDA multiples of 12.5x to 14.5x to Kestrel’s estimated 2026 EBITDA of $23.4 million based on Management Projections to derive a range of implied enterprise values of Kestrel of $292 million to $339 million.
Precedent Transactions Analysis.   IAP reviewed and analyzed certain financial information relating to the following transactions in the insurance brokerage industry since 2018 involving publicly traded and private targets:
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Arthur J. Gallagher & Co.’s acquisition of AssuredPartners announced in December 2024;

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Ryan Specialty Holdings, Inc.’s acquisition of US Assure Insurance Services of Florida, Inc. announced in August 2024;

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Ambac Financial Group, Inc.’s acquisition of Beat Capital Partners Ltd. announced in June 2024;

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Amwins Group, Inc.’s acquisition of Connected Risk Solutions, LLC announced in February 2024;

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Stone Point Capital LLC, Clayton, Dubilier & Rice, LLC and Mubadala Investment Company’s acquisition of Truist Insurance Holdings, LLC announced in February 2024;

•
Aon plc’s acquisition of NFP Corp. announced in December 2023;

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Arthur J. Gallagher & Co.’s acquisition of Cadence Insurance, Inc. announced in October 2023;

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Arthur J. Gallagher & Co.’s acquisition of Eastern Insurance Group, LLC announced in September 2023;

•
Brown & Brown, Inc.’s acquisition of Kentro Capital Limited announced in May 2023;

•
The Carlyle Group Inc.’s acquisition of NSM Insurance Group announced in May 2022;

•
BRP Group, Inc.’s acquisition of Westwood Insurance Agency announced in March 2022;

•
BRP Group, Inc.’s acquisition of RogersGray, Inc., Breakwater Brokerage, LLC and Monomoy Insurance Group, LLC announced in June 2021; and

•
Marsh & McLennan Companies, Inc.’s acquisition of Jardine Lloyd Thompson Group plc announced in September 2018.

For each of the selected transactions, IAP calculated the multiples of the deal value reported in press releases, public filings and other publicly available sources (“Deal Value”) to EBITDA. Such calculations were performed based on information obtained from press releases, public filings and other publicly available sources.
The selected transactions and the results of these analyses are summarized below:
Date Announced	Acquiror	Target	Deal Value/ EBITDA
12/09/2024	Arthur J. Gallagher & Co.	AssuredPartners	14.3x
08/01/2024	Ryan Specialty Holdings, Inc.	US Assure Insurance Services of Florida, Inc.	17.6x
06/05/2024	Ambac Financial Group, Inc.	Beat Capital Partners Ltd.	17.4x
02/29/2024	Amwins Group, Inc.	Connected Risk Solutions, LLC	11.8x
02/20/2024	Stone Point LLC, Clayton, Dubilier & Rice, LLC and Mubadala Investment Company	Truist Insurance Holdings, LLC	18.1x
12/20/2023	Aon plc	NFP Corp.	15.0x
10/24/2023	Arthur J. Gallagher & Co.	Cadence Insurance, Inc.	14.6x
09/19/2023	Arthur J. Gallagher & Co.	Eastern Insurance Group, LLC	13.8x
05/22/2023	Brown & Brown, Inc.	Kentro Capital Limited	18.3x
05/09/2022	The Carlyle Group Inc.	NSM Insurance Group	20.9x
03/03/2022	BRP Group, Inc.	Westwood Insurance Agency	12.4x
06/14/2021	BRP Group, Inc.	RogersGray, Inc., Breakwater Brokerage, LLC and Monomoy Insurance Group, LLC	20.2x
09/18/2018	Marsh & McLennan Companies, Inc.	Jardine Lloyd Thompson Group plc	15.7x
The overall lower quartile and upper quartile Deal Value/EBITDA multiples observed for the selected transactions were 14.3x and 18.1x, respectively (with a median of 15.7x and mean of 16.2x).
Based on the results of the foregoing calculations and IAP’s professional judgment and experience, IAP applied a reference range of Deal Value/EBITDA multiples of 15.0x to 17.0x to Kestrel’s 11/30/2024 Adjusted Last Twelve Months (“LTM”) EBITDA of $10.8 million based on Management Projections to derive a range of implied enterprise value of Kestrel of $162 million to $183 million.
Discounted Cash Flow Analysis.   IAP performed an illustrative discounted cash flow analysis on Kestrel to derive a range of illustrative enterprise values for Kestrel. Using the mid-year convention for discounting cash flows and discount rates ranging from 14.0% to 16.0%, reflecting estimates of Kestrel’s weighted average cost of capital, IAP discounted to present value as of December 27, 2024 (i) estimates of unlevered free cash flow for Kestrel for the fiscal years 2025 through 2028 as reflected in the Management Projections and (ii) a range of illustrative terminal values for Kestrel, which were calculated by applying terminal year exit enterprise value (“EV”) to the last twelve month EBITDA (“EV/LTM EBITDA”) multiples ranging from 11.0x to 13.0x, to a terminal year estimate of EBITDA to be generated by Kestrel as reflected in the Management Projections. The range of terminal year exit EV/LTM EBITDA multiples was estimated by IAP utilizing its professional judgment and experience. IAP derived ranges of illustrative enterprise values for Kestrel by adding the ranges of present values that it derived above. The discounted cash flow analysis indicated an enterprise value range of Kestrel on a standalone basis of $242 million to $295 million.
General.   IAP prepared these analyses for purposes of rendering its Opinion to the Maiden board as to the fairness, from a financial point of view, to Maiden and Maiden shareholders of the Kestrel merger consideration to be received in the transaction by the Kestrel equityholders pursuant to the combination agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. These analyses are inherently subject to uncertainty and are based upon numerous factors or events beyond the control of the parties or their respective advisors. As such, none of Kestrel, IAP or any other person assumes responsibility for future results being materially different from those forecast.
As described above, the Opinion to the Maiden board was one of many factors taken into consideration by the Maiden board in making its determination to approve the combination agreement. The foregoing summary does not purport to be a complete description of the analyses performed by IAP in connection with rendering its Opinion and is qualified in its entirety by reference to the Opinion attached as Annex C.
IAP and its affiliates are engaged in advisory, securities and financing and other financial and non-financial activities and services for various persons and entities. During the two-year period prior to the date of the Opinion, IAP and its affiliates did not provide any services to, and did not receive any compensation from, Kestrel. IAP has, in the past, provided financial advisory services to Maiden and/or its affiliates for which IAP has received customary compensation. IAP may, in the future, provide investment banking, placement agent and other services to Kestrel and/or its affiliates from time to time for which IAP or its affiliates may receive compensation. IAP and its affiliates may, in the future, provide investment banking, placement agent and other services to Maiden and/or its affiliates from time to time for which IAP or its affiliates may receive compensation.
The Maiden board selected IAP to act as a financial advisor because IAP is a nationally recognized insurance advisory and valuation firm that has substantial experience in providing such services in connection with transactions similar to the transaction. Pursuant to the IAP Engagement Letter, IAP acted as a financial advisor to Maiden in connection with the transaction and will receive (a) a fee for its services equal to 1.00% of the enterprise value of Kestrel which, based on the information as of the date hereof, is estimated to be approximately $900,000 and is contingent upon consummation of the transaction, of which $350,000, which was payable upon the delivery by IAP of its Opinion, dated as of December 29, 2024, to the Maiden board and (b) an incentive fee of up to 0.50% of the enterprise value of Kestrel, with the actual amount, if any, to be determined by Maiden in its sole discretion, taking into account the quantity and quality of IAP’s work, payable immediately prior to or upon the consummation of the transaction. In addition, Maiden has agreed to reimburse IAP’s expenses and to indemnify IAP against certain liabilities and other items arising out of or related to IAP’s engagement.
Unaudited Prospective Financial Information
Maiden does not, as a matter of course, publicly disclose long-term forecasts or internal projections as to future performance, revenues, earnings or other results due to, among other things, the uncertainty of related underlying assumptions and estimates. However, in connection with the Maiden board’s evaluation of the combination and the other transactions contemplated by the combination agreement, Kestrel management provided to representatives of Maiden management and IAP certain financial forecasts with respect to Kestrel (collectively, the “Projections”), which Projections were considered by the Maiden board in its evaluation of the combination and the other transactions contemplated by the combination agreement and, as described in the section entitled “The Transaction — Opinion of Maiden’s Financial Advisor,” by IAP in connection with its financial analyses and opinion to the Maiden board.
Maiden does not endorse the Projections as an assurance or guarantee of future results of Kestrel’s business or the business of the combined company. The Projections are included in this proxy statement/prospectus because they were provided to the Maiden board and IAP in connection with the evaluation of the combination and the other transactions contemplated by the combination agreement and not with a view toward public disclosure. The Projections are based on estimates and assumptions made by Kestrel at the time of preparation of the Projections and speak only as of such time. Such assumptions and estimates include, among others, that AmTrust will continue to act as a fronting carrier for Kestrel at existing fronting fees, as well as assumptions and estimates with respect to industry performance, the fronting market in general, general business, economic, regulatory, market and financial conditions and other future events. The facts and circumstances underlying these assumptions and estimates are difficult or impossible to predict accurately and are generally beyond the control of Maiden management or Kestrel management. The Projections reflect Kestrel on a standalone basis, without giving effect to the combination and the other transactions contemplated by the combination agreement and as if Kestrel never contemplated the transaction, including the expenses that have been or may be incurred in connection with consummating the transaction, the potential synergies that may be achieved by the combined company as a result of the transaction, the effect of any business or strategic decision or action that has been or will be taken as a result of the combination agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the combination agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the transaction.
The Projections cover multiple years and, therefore, also become subject to greater uncertainty and are less reliable with each successive year. As such, the Projections constitute forward-looking statements and are subject to many risks and uncertainties that could cause actual results to differ materially from the results forecasted herein, including, among other things, changes in the demand for, or price of, insurance products, changes in laws and regulations, general market or industry changes and changes in interest rates or other macro-economic conditions which risks are inherently subject to significant business, economic, competitive, financial markets and regulatory uncertainties and contingencies.
You should review the information included in “Risk Factors,” “Cautionary Note Concerning Forward-Looking Statements” and “Where You Can Find More Information” in this proxy statement/prospectus. The Projections were not prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of Projections. Neither Maiden’s nor Kestrel’s independent registered public accounting firm, nor any other independent accountants have compiled, examined or performed any audit or other procedures with respect to the Projections contained herein, nor have they expressed any opinion or any other form of assurance on the achievability of the Projections. Furthermore, the Projections do not take into account any circumstances or events occurring after the date on which they were prepared. Except to the extent required by applicable law, Maiden has no obligation to update the Projections included in this proxy statement/prospectus and has not done so and does not intend to do so.
The Projections
The summary below of the Projections is included in this proxy statement/prospectus solely to give Maiden shareholders access to these projections and is not being included in this proxy statement/prospectus to influence any Maiden shareholder’s decision as to whether to vote in favor of the first merger.
The following is a summary of the Projections:
($ amounts in millions)	2024E(1)	11/30/24 Adjusted LTM(2)	2025E	2026E	2027E	2028E
Gross Premiums Written	$143.3	$510.0	$713.5	$1,042.8	$1,280.2	$1,408.2
Total Revenue	$5.3	$17.0	$22.7	$32.4	$39.6	$44.4
Total Expenses	$5.2	$6.2	$7.2	$9.0	$11.1	$13.1
EBITDA(3)	$0.1	$10.8	$15.5	$23.4	$28.5	$31.2
EBITDA Margin	1.3%	63.6%	68.1%	72.3%	71.9%	70.4%

(1)
2024E represents actual accruals for the applicable measure of financial performance of Kestrel from January 1, 2024 through November 30, 2024, plus forecasts for the applicable measure of financial performance for the month of December 2024.

(2)
11/30/24 Adjusted LTM is the applicable measure of financial performance of Kestrel for the last twelve months’ ended November 30, 2024, adjusted by Kestrel management for estimated premium and fee income for programs subject to signed agreements as if such premium and fee income were generated by Kestrel during LTM 11/30/24.

(3)
EBITDA is a non-GAAP financial measure, and in the Projections is defined as net income excluding income tax expense; interest expense; gain on early extinguishment of debt; amortization of intangibles; depreciation; impairment of goodwill and intangible assets; (gain) loss on sale of businesses, net; any change in estimated acquisition earnout payables recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statements of income; the expense related to management contract buy-outs; non-cash bad debt expense; interest income on other than cash balances; and consulting expenses related to acquisitions.

The Projections include non-GAAP financial measures. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. In addition, the Projections were based on significant estimates and assumptions that make it inherently less comparable to any similarly titled GAAP measures in Maiden’s historical GAAP financial statements. No reconciliation of non-GAAP financial measures in the analysis above to GAAP measures was created or used in connection with preparing the Projections and no such reconciliation was provided to, or relied on by, the Maiden board or IAP in connection with their respective evaluations of the transaction. Accordingly, no reconciliation of the non-GAAP financial measures included in such forecast is provided in this proxy statement/prospectus.
None of Maiden, Kestrel nor any of their respective affiliates, directors, officers, advisors or other representatives has made or makes any representation to any Maiden shareholder or other person regarding the ultimate performance of the Maiden businesses, Kestrel businesses or combined company compared to the information contained in the Projections, or any representation that the Projections will be achieved.
In light of the foregoing factors and the uncertainties inherent in the foregoing, Maiden’s shareholders are cautioned not to place undue, if any, reliance on the Projections in making a decision regarding the transaction, as the Projections may be materially different from actual results.
Interests of Certain Maiden Persons in the Transaction
Interests of Maiden Executive Officers and Directors in the Transaction
In considering the recommendation of the Maiden board that you vote in favor of the first merger resolution, you should be aware that Maiden’s executive officers and directors may have interests in the transaction that are different from, or in addition to, the interests of Maiden’s shareholders generally. The Maiden board was aware of these potentially differing interests and considered them, among other matters, in reaching its decision to approve the combination agreement and the transaction, including the mergers, and to recommend that you vote in favor of the first merger resolution.
Treatment of Maiden Equity Awards
As of March 3, 2025 Maiden executive officers and continuing non-employee directors held 4,686,933 issued and outstanding restricted Maiden shares and 36,000 Maiden options. 3,173,769 of the 4,686,933 restricted shares are performance based restricted shares that only vest upon the achievement of certain metrics. At the second merger effective time, each issued and outstanding restricted Maiden share and Maiden option held by the Maiden executive officers and directors will be converted into restricted Bermuda NewCo common shares and Bermuda NewCo options, in each case on substantially the same terms and conditions (including with respect to vesting and, for Maiden options, per-share exercise price) as applied before such conversions.

The following tables summarize the number of issued and/or outstanding Maiden options and restricted Maiden shares held by Maiden’s executive officers and continuing non-employee directors as of March 3, 2025 (the last practicable date prior to filing this proxy statement/prospectus), assuming continued employment of the Maiden executive officers through the second merger effective time, that will be converted into restricted Bermuda NewCo common shares and Bermuda NewCo options on substantially the same terms and conditions (including with respect to vesting and, for Maiden options, per-share exercise price) as applied to the restricted Maiden shares and Maiden options prior to the mergers. Upon vesting of the restricted Maiden shares, any dividends that accrued with respect to such restricted Maiden shares from the grant date through the vesting date will be paid to Maiden’s executive officers and continuing non-employee directors.
Name of Maiden Executive Officer	Restricted Maiden Shares (#)	Maiden Options (#)
Patrick J. Haveron	2,736,718(1)	—
Lawrence F. Metz	1,607,774(2)	—
William T. Jarman	183,613	—
Mark O. Heintzman	172,744	—

(1)
1,938,048 of these shares are performance based restricted shares that vest only upon the achievement of certain metrics as more fully described in Note 14 to Maiden’s Annual Consolidated Financial Statements for the year ended December 31, 2024.

(2)
1,235,721 of these shares are performance based restricted shares that vest only upon the achievement of certain metrics as more fully described in in Note 14 to Maiden’s Annual Consolidated Financial Statements for the year ended December 31, 2024.

Name of Maiden Director	Restricted Maiden Shares (#)	Maiden Options (#)
Steven H. Nigro	35,211	12,000
Treatment of Maiden Equity Awards held by Terminating Non-Employee Directors
The following table summarizes the number of issued and/or outstanding Maiden options and restricted Maiden shares held by each of Maiden’s non-employee directors as of March 3, 2025 (the last practicable date prior to filing this proxy statement/prospectus) whose service will terminate in connection with the transaction. Restricted shares held by Maiden’s non-employee directors will vest on June 1, 2025 in accordance their terms. As discussed in “Directors and Executive Officers of Bermuda NewCo Following the Transaction” beginning on page 95, certain Maiden non-employee directors’ tenure will end at the effective time of the mergers. Subject to the mergers effective time occurring prior to June 1, 2025, Maiden restricted shares held by Maiden non-employee directors will vest following such non-employee directors’ termination of board service in connection with the mergers. All share numbers have been rounded to the nearest whole number. As of the assumed effective time, Maiden’s non-employee directors did not hold any other outstanding equity awards with respect to Maiden.
Name of Maiden Director	Restricted Maiden Shares (#)	Value of Restricted Shares ($)	Maiden Options (#)	Estimated Total Value of Unvested Equity Awards ($)
Barry D. Zyskind	—		—
Holly L. Blanchard	30,516		—
Simcha G. Lyons	30,516		12,000
Raymond M. Neff	30,516		12,000
Yehuda L. Neuberger	—		—
Keith A. Thomas	30,516		—

Officers Following the Transaction
Mr. Haveron will serve as President and Chief Financial Officer of Bermuda NewCo, Mr. Metz will serve as the Chief Legal Officer of Bermuda NewCo, following closing of the mergers. See “— Bermuda NewCo’s Board of Directors and Executive Officers after the Transaction” on page 95.
Employment Agreements with Patrick Haveron and Lawrence F. Metz
Maiden entered into employment agreements with Messrs. Haveron and Metz on November 1, 2011. The employment agreements provide Messrs. Haveron and Metz with contractual payments in the event of certain qualifying terminations of their employment. Upon certain qualifying terminations, including a termination by Maiden not for “cause,” Messrs. Haveron and Metz are entitled to continuation of their base salary and employee benefits (as specified in their employment agreements) pursuant to normal payroll practices until the end of the current term under their employment agreements, May 1, 2028.
For purposes of Messrs. Haveron’s and Metz’s employment agreements, “cause” includes the executive’s (a) material breach of the employment agreement, but only if such breach is not cured within thirty (30) days following written notice by Maiden to the executive of such breach, assuming such breach may be cured; (b) conviction for any act or course of conduct involving moral turpitude; or (c) engaging in any willful act or willful course of conduct constituting an abuse of office or authority which significantly adversely affects the business or reputation of Maiden. If the executive is discharged for cause, Maiden, without any limitations on any remedies it may have at law or equity, shall have no liability for salary or any other compensation and benefits to the executive after the date of such discharge.
Based on their compensation as of March 3, 2025, each of Messrs. Haveron and Metz would receive contractual payments payable upon a termination of employment by Maiden without cause on March 3, 2025 equal to $2,850,000 and $2,550,000 and continuation of certain employee benefits equal to $133,717 and $105,627, respectively. Under their employment agreements, each of Messrs. Haveron and Metz will be subject to a one-year non-competition and two-year non-solicit following their employment termination.
Other Employment Agreements
Maiden does not have employment agreements with any other Maiden executive officers.
Indemnification
Under the terms of the combination agreement, Bermuda NewCo agreed that it will, for a period of six (6) years following the effective time of the mergers, cause Maiden to indemnify, defend and hold harmless, and advance certain expenses to, the present and former officers and directors of Maiden or any of its subsidiaries, against all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including reasonable and documented fees and expenses of legal counsel) in connection with any action (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (i) the fact that such person is or was a director, officer or employee of Maiden or any of its subsidiaries, or (ii) acts or omissions by such person in such person’s capacity as a director, officer, employee or agent of the Maiden or any of its subsidiaries or taken at the request of Maiden or any of its subsidiaries (including in connection with serving at the request of Maiden or any of its subsidiaries as a director, officer, employee, agent, trustee or fiduciary of another person (including any employee benefit plan)), in each case, at or prior to the effective time of the mergers (including any action relating in whole or in part to the transaction or relating to the enforcement of the indemnification provisions in the combination agreement, as described in this paragraph, or any other indemnification or advancement right of such persons) to the fullest extent permitted under applicable law. In addition, Bermuda NewCo agreed that it will, following the effective time of the mergers, cause Maiden to advance certain expenses relating to such indemnity.
Compensation Programs of Bermuda NewCo Following the Transaction
Although executive compensation determinations following the transaction will be made by Bermuda NewCo’s Compensation Committee, the primary objectives of its executive compensation programs are expected to be to meet three key objectives: (i) attract and retain talented executive officers; (ii) further align the financial interests of its executive officers with those of its shareholders; and (iii) compensate its executive officers based on their overall performance. To fulfill these objectives, Bermuda NewCo is expected to have an executive compensation program that includes three major elements — base salary, annual bonus incentives and long-term equity incentives, which may include restricted shares and share options. Other than the Bermuda NewCo equity plan, which is described below in Proposal 5, there are no proposed or adopted compensation policies, procedures or plans with respect to Bermuda NewCo named executive officer compensation and any such determinations remain subject to the review and approval of Bermuda NewCo’s Compensation Committee.
Bermuda NewCo’s Board of Directors and Executive Officers after the Transaction
Board of Directors
Upon completion of the transaction, it is expected that the Bermuda NewCo board will be comprised of seven directors, including Terry Ledbetter, Luke Ledbetter, Joseph Brecher, Erik Cohen, Michael Hotchkiss, Steven Nigro and Jeffrey Weissmann.
Pursuant to the Ledbetter registration and investor rights agreement, upon completion of the transaction, KILH will have the right to nominate (i) two non-independent directors to the Bermuda NewCo board for so long as it and its affiliates own at least 25% of the shares of Bermuda NewCo issued to them at the closing, and (ii) two independent directors to the board for so long as it and its affiliates own at least 5% of the shares of Bermuda NewCo and at least 25% of the shares of Bermuda NewCo issued to them at the closing.
Pursuant to the AmTrust registration and investor rights agreement, upon completion of the transaction, AmTrust will have the right to nominate (i) one non-independent director to the Bermuda NewCo board for so long as it and its affiliates own at least 25% of the shares of Bermuda NewCo issued to them at the closing, and (ii) two independent directors to the board for so long as it and its affiliates own at least 5% of the shares of Bermuda NewCo and at least 25% of the shares of Bermuda NewCo issued to them at the closing.
Bermuda NewCo directors that have been designated as of the date of this proxy statement/prospectus and their ages as of March 1, 2025 are as follows:
Name	Age	Current Director of:
Terry Ledbetter	72	Kestrel
Luke Ledbetter	43	Kestrel
Joseph Brecher	35	Kestrel
Erik Cohen	46	N/A
Michael Hotchkiss	50	N/A
Steven Nigro	64	Maiden
Jeffrey Weissmann	47	N/A
Biographical information for the initial directors of Bermuda NewCo is set forth below.
Terry Ledbetter serves as Executive Chairman of Kestrel. Mr. Ledbetter co-founded State National Companies in 1973 and served as Chairman, President and Chief Executive Officer until his retirement at the end of 2019. Mr. Ledbetter pioneered the dedicated fronting business model in the property and casualty industry and guided State National through its IPO in 2014 and sale to Markel Corporation in 2017. Mr. Ledbetter has deep relationships with some of the most respected carriers, reinsurers, MGAs, wholesale brokers, regulators, ratings agencies and capital providers in the world. He received his B.B.A. from Southern Methodist University. Mr. Ledbetter was selected to serve on the Bermuda NewCo board because of his experience in the property and casualty insurance industry; his knowledge of the legal and regulatory matters affecting company operations; and his long-time executive experience with Kestrel.

Luke Ledbetter serves as President and CEO of Kestrel. Mr. Ledbetter previously served as Chief Underwriting Officer and Head of Business Development with State National Companies through June 2018 and continued to provide consulting services to State National until January 2022. During Mr. Ledbetter’s engagement with State National, gross written premium grew to more than $2.5 billion annually. He has deep relationships across the entire property and casualty value chain. Mr. Ledbetter holds law degrees from Cambridge University and the University of Texas School of Law in addition to a B.A. from University of Texas at Austin. Prior to joining State National Companies, Mr. Ledbetter practiced law with Baker Botts L.L.P. Luke Ledbetter is Terry Ledbetter’s son. Mr. Ledbetter’s long service at Kestrel as well as his experience in the property and casualty industry make him a valuable asset to management and the Bermuda NewCo board.
Joseph Brecher currently serves as Head of Alternative Investments at AmTrust, where he is responsible for managing a diverse investment portfolio. Mr. Brecher has been with AmTrust since 2015 and has previously held other senior positions at the company, including co-head of Strategic Development and M&A and Assistant Vice President of Financial Planning and Analysis. He has been a director of Kestrel since its founding in 2022. Mr. Brecher holds an M.B.A. in Finance and Accounting from NYU Stern School of Business. As a result of these professional and other experiences, we believe Mr. Brecher possesses particular knowledge and experience in a variety of areas including corporate finance, investment management and financial planning that strengthens the Bermuda NewCo board’s collective knowledge, capabilities and experience.
Erik Cohen has over 20 years of investment advisory experience. Mr. Cohen is the Co-Founder of Outrunner Capital, an Austin, Texas based investment firm, offering a multi-family office that provides investment management, strategic advice and family office services to a select group of families. He is a General Partner of Outrunner Capital’s private equity business, and he serves on the Limited Partner Advisory Committee for Cordillera Investment Partners Fund III. Prior to co-founding Outrunner, Mr. Cohen served as Partner and Portfolio Manager at Brown Advisory for over 7 years where he opened the Austin office. He also served as Partner and Portfolio Manager at Oxbow Advisors and as Vice President of Investment Management at NYC based investment firm, BBR Partners. Mr. Cohen earned his M.B.A. from The Zicklin School of Business and his B.B.A. from The George Washington University. He has also been involved in several philanthropic causes over the years including Dell Children’s Trust, as a board member of ADL Austin, and as a cabinet member and Investment Committee member of the Jewish Foundation of Austin and Central Texas. We believe Mr. Cohen is well qualified to serve on the Bermuda NewCo board because of his extensive experience in corporate governance and investment management.
Michael Hotchkiss currently serves as Chief Executive Officer of Hotchkiss Insurance, a retail insurance brokerage with five offices across Texas. He has served as CEO since 2015, leading the firm while also serving select clients, giving him direct insight into the insurance marketplace and specific client needs. Hotchkiss Insurance is an organic growth firm and was recently recognized in the Business Insurance Top 100 US insurance brokers in 2024 and also just received the 2024 MAX Performer Regional Winner — Southwest from MarshBerry. This achievement is awarded to the member firm with the highest financial and operational metrics within the MarshBerry firm group. Prior to joining Hotchkiss Insurance in 1999, Mr. Hotchkiss earned his B.B.A. in accounting at Texas A&M University and joined PricewaterhouseCoopers in the financial service audit assurance practice, with a focus auditing insurance and banking clients. Mr. Hotchkiss holds several professional designations including Certified Public Accountant (CPA), Certified Insurance Counselor (CIC), and Certified Risk Manager (CRM) designations. He is currently a board member of Columbia Insurance Group, a mutual insurance company based in Columbia, Missouri and operating across the south and mid-western U.S., serving on the Audit and Compensation committees. Past board experience includes the Independent Insurance Agents of Texas, Independent Insurance Agents of Houston and school board service at Covenant Academy. We believe that Mr. Hotchkiss’s financial background, insurance executive leadership and board member experience makes him qualified to serve on the Bermuda NewCo board.
Steven Nigro has been a member of Maiden’s board since July 2007, Lead Independent Director since November 2016, Vice Chairman since August 2018, and currently serves as Chair of the Audit Committee and as a member of the Compensation Committee. Mr. Nigro has over 35 years of experience in financial services and specializes in mergers and acquisitions and capital raising for the insurance industry. In

September 2012, Mr. Nigro became the Managing Partner of TAG Financial Institutions Group, LLC, an investment and merchant bank focusing on the financial services industry with specific concentration in the insurance industry. Since October 2020, Mr. Nigro has served on the board of directors of PrimeOne Insurance Company, a specialty commercial lines carrier. From 2011 to 2012, he was the Managing Director and Head of the Financial Services practice at Allegiance Capital Corporation. In 2005, Mr. Nigro co-founded Pfife Hudson Group, an investment bank specializing in the insurance industry and previously served as a Managing Director at Rhodes Financial Group, LLC and Hales & Company, both financial advisory firms catering exclusively to the insurance industry. From 1994 to 1998, he was Chief Financial Officer and Treasurer and a Director of Tower Group, Inc., an insurance holding company where he was responsible for financial and regulatory management, strategic planning and corporate finance. Mr. Nigro served as a director of Clear Blue Financial Holdings, LLC from October 2015 through September 2016. Mr. Nigro began his career with Arthur Young and Co. and is a Certified Public Accountant in New York. Mr. Nigro graduated from the University at Albany with a major in Accounting and minor in Economics. In July 2022, Mr. Nigro was awarded The Corporate Director Certificate from Harvard Business School, having completed qualifying programs in the areas of board leadership, oversight of financial reporting and internal control, and executive compensation. Because of his years of experience in the insurance industry and as a director on company boards, we believe Mr. Nigro is well qualified to serve on the Bermuda NewCo board.
Jeffrey Weissmann is a corporate attorney in private practice. Mr. Weissmann served as general counsel and secretary of National General Holdings Corp., a personal lines insurer from 2011 until its acquisition by Allstate in 2021. He also served as an officer and director of many of National General’s insurance subsidiaries. Prior to joining National General, from 2003 to 2011, Mr. Weissmann practiced law at Cadwalader, Wickersham & Taft, LLP in the securities, mergers & acquisitions and corporate governance areas. Mr. Weissmann holds a J.D. from New York University School of Law. As a result of these professional and other experiences, we believe Mr. Weissmann possesses particular knowledge and experience in a variety of areas including corporate governance and strategic planning that strengthens the Bermuda NewCo board’s collective knowledge, capabilities, and experience.
Committees of the Bermuda NewCo Board
Upon completion of the transaction, it is expected that the Bermuda NewCo board will have the following three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each comprised entirely of independent directors within the meaning of the rules of the Nasdaq.
It is expected that the Bermuda NewCo board will determine the committees on which the directors of Bermuda NewCo will serve.
Executive Officers
Bermuda NewCo’s executive officers that have been designated as of the date of this proxy statement/prospectus and their ages as of March 1, 2025 are as follows:
Name	Age	Title
Luke Ledbetter	43	Chief Executive Officer
Terry Ledbetter	72	Executive Chairman
Patrick Haveron	63	President and Chief Financial Officer
Lawrence F. Metz	52	Chief Legal Officer
Biographical information for the initial executive officers of Bermuda NewCo is set forth below.
Patrick Haveron has been a member of the Maiden board since December 2019 and has served as Chief Executive Officer and Chief Financial Officer of Maiden since May 2023. He previously served as Co-Chief Executive Officer and Chief Financial Officer from May 2020 to May 2023, as Chief Financial Officer and Chief Operating Officer from September 2018 to April 2020, and as Executive Vice President from November 2009 to May 2020. Mr. Haveron has served as the President of Maiden’s wholly owned subsidiary Maiden Reinsurance Ltd. since February 2014. Mr. Haveron is also a director of several of Maiden’s wholly owned subsidiaries. Since December 2020, Mr. Haveron has served on the board of managers of USQRisk Holdings, LLC, an alternative risk transfer MGA of which Maiden is an investor. From 2004 to 2009, Mr. Haveron was President and Chief Executive Officer of Preserver Group, Inc., a publicly traded property and casualty insurer, after having served in a variety of financial and executive leadership roles since 1988. Mr. Haveron was also Senior Vice President and Chief Operating Officer of Tower Group, Inc., a publicly traded property and casualty insurer, from 2007 to 2009 after its acquisition of Preserver in 2007. Mr. Haveron holds a B.S. from the University of Scranton. Mr. Haveron has previously served on the board of governors of the Property Casualty Insurers Association of America.
Lawrence F. Metz has been a member of the Maiden board since December 2019, and has served as Executive Vice Chairman and Group President of Maiden since May 2023. He previously served as President and Co-Chief Executive Officer of Maiden from September 2018 to May 2023, as Executive Vice President, General Counsel and Secretary from February 2016 to August 2018, and as Senior Vice President, General Counsel and Secretary from June 2009 to February 2016. Mr. Metz serves as executive chairman of Maiden’s wholly owned subsidiary, Maiden Reinsurance Ltd. and is also chairman or a director of several of Maiden’s wholly owned subsidiaries. Since December 2020, Mr. Metz has served on the board of managers of USQRisk Holdings, LLC, an alternative risk transfer MGA of which Maiden is an investor. From 2007 to 2009, Mr. Metz served as Vice President, General Counsel — U.S. Operations and Assistant Secretary of AmTrust. From 2004 to 2007, Mr. Metz served as Vice President, General Counsel and Secretary of a publicly traded provider of information management and business process optimization solutions. Mr. Metz holds a B.S. from the University of Wisconsin — Madison and a J.D. from Fordham University School of Law and is a member of the Bar of the Supreme Court of the United States, the New Jersey State Bar Association and the New York State Bar Association. Mr. Metz serves on the Board of Advisors of the RAND Institute for Civil Justice, and formerly served as the Chair and Vice Chair of the Legal Subcommittee of the Legal and Government Affairs Committee of the Property Casualty Insurers Association of America, and also formerly served on the Board of Advisors of the RAND Center for Corporate Ethics and Governance.
The other executive officers of Bermuda NewCo will be designated by the Bermuda NewCo board.
Information on the executive officers of Bermuda NewCo who will also serve as directors of Bermuda NewCo is provided above under “Bermuda NewCo’s Board of Directors and Executive Officers After the Transaction — Board of Directors.”
Ledbetter Employment Agreements
In connection with entering into the combination agreement, Bermuda NewCo entered into the Ledbetter Employment Agreements to reflect the terms of the Ledbetters’ employment following the closing of the transaction. The Ledbetter Employment Agreements have an initial term that concludes on May 1, 2028, which automatically renews for subsequent five-year terms thereafter, unless written notice of non-renewal is provided at least 90 days prior to the end of the term, and if Bermuda NewCo terminates the Ledbetters’ employment without cause (and other than by reason of their death) before the end of the then-current term, the Ledbetters will be entitled to continued payments at the rate of their base salary through the end of the term. The Ledbetter Employment Agreements provide for an annual base salary ($950,000 for Bradford Luke Ledbetter and $650,000 for Terry Ledbetter), an annual target bonus opportunity (100% of base salary for Bradford Luke Ledbetter and 150% of base salary for Terry Ledbetter), eligibility to participate in the Bermuda Newco long term incentive program and other benefits as generally provided by Bermuda NewCo to its executives. In the event of the Ledbetters death, his heirs or legal representatives will receive six months of base salary after the date of death. Under the Ledbetter Employment Agreements, the Ledbetters are subject to customary non-competition, non-solicitation and confidentiality covenants.
Ownership of Bermuda NewCo Following the Transaction
Immediately following the closing of the transaction, former Maiden shareholders are expected to own approximately 64.8% of the issued and outstanding Bermuda NewCo common shares, and former Kestrel equityholders are expected to own approximately 35.2% of the issued and outstanding Bermuda NewCo common shares, in each case excluding (i) the potential contingent consideration that may become payable to the former Kestrel equityholders and (ii) the 44,750,678 Bermuda NewCo common shares that will be held by Maiden Re.
Governmental and Regulatory Approvals
Each of the parties has agreed, subject to the terms and conditions of the combination agreement, to use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to cause the conditions to the closing to be satisfied as promptly as reasonably practicable and to consummate and make effective the transaction as promptly as reasonably practicable, including:
•
using reasonable best efforts to take all such actions contemplated by the terms of the Statutory Merger Agreement;

•
otherwise using reasonable best efforts to prepare and file promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents; and

•
using reasonable best efforts to execute and deliver any additional instruments necessary, proper or advisable to consummate the transaction.

Each of the parties has further agreed, subject to the terms and conditions of the combination agreement, to use its reasonable best efforts to:
•
obtain all consents, waivers, approvals, licenses, franchises, permits, certificates, orders, non-objections or authorizations from any governmental authority or third party necessary, proper or advisable to consummate the transaction, including any such consents required under certain insurance laws (as specified in the combination agreement) and applicable antitrust laws;

•
take any and all steps that are necessary, proper or advisable to avoid each and every impediment under any applicable law that may be asserted by, or action, suit or proceeding that may be entered by, any governmental authority with respect to the combination agreement or any ancillary agreement thereto or the transaction, as promptly as practicable; and

•
defend or contest in good faith any action, suit or proceeding by any third party (including any governmental authority), whether judicial or administrative, challenging the combination agreement or any ancillary agreement thereto or that would otherwise reasonably be expected to prevent or impede, interfere with, hinder or delay in any material respect the consummation of the transaction, including by seeking to have any stay or temporary restraining order entered by any court or other governmental authority vacated or reversed.

Notwithstanding the foregoing, no party or any of their respective affiliates will be required to take or refrain from taking, any action or to suffer to exist any term, condition, obligation, restriction, requirement, limitation, qualification, remedy or other action imposed, required or requested by any governmental authority that, individually or in the aggregate with any other term, condition, obligation, restriction, requirement, limitation, qualification, remedy or other action, would or would reasonably be expected to (i) materially and adversely affect the economic benefits reasonably anticipated by such party and its affiliates to be received by them as a result of the transaction taken as a whole or (ii) impose any requirement on a party or any of its affiliates relating to the contribution of capital, keepwell or capital maintenance arrangements or maintaining risk based capital level or any restrictions on dividends or distributions (any such agreement, action, impairment or imposition, a “Burdensome Condition”).
United States Antitrust
Under the HSR Act, Maiden and Kestrel are required to file notifications with the FTC and the Antitrust Division and to observe a mandatory waiting period before completing the transaction. On January 22, 2025, Maiden and Kestrel each filed its required HSR notification and report forms with respect to the transaction with the FTC and the Antitrust Division commencing the initial 30-calendar day waiting period. The initial 30-calendar day waiting period under the HSR Act expired on February 21, 2025 at 11:59 PM.

Insurance Regulatory
Pursuant to the terms of the combination agreement, the transaction is also subject to approvals or non-disapprovals, as applicable, by the Vermont Department of Financial Regulation, the Swedish Financial Supervisory Authority, the U.K. Financial Conduct Authority and the Texas Department of Insurance. As of February 21, 2025, Maiden and Kestrel had submitted the required filings and notifications to the insurance regulators named above as part of the process to obtain the necessary regulatory clearances. The transaction cannot be completed until after the applicable waiting periods have expired or the relevant approvals or non-disapprovals have been obtained under the insurance laws and regulations of the jurisdictions listed above. The transaction will also require a post-closing notification and confirmation of no objection from the Bermuda Controller of Foreign Exchange to the change in beneficial ownership of Maiden. Non-disapproval was received from the Texas Department of Insurance on January 27, 2025.
Foreign Direct Investment
Pursuant to the terms of the combination agreement, to the extent required by applicable law, the transaction is also subject to approval by the Swedish Inspectorate of Strategic Products. On February 20, 2025, Maiden and Kestrel submitted the required filings and notifications to the aforementioned regulator as part of the process to obtain the necessary regulatory clearances. The transaction cannot be completed until after the applicable waiting period has expired or the relevant approval has been obtained under the Swedish Screening of Foreign Direct Investments Act.
Other than the approvals and notifications described above, none of the parties is aware of any material regulatory approvals required to be obtained or made, or waiting periods required to expire, in connection with the transaction. If the parties determine that other approvals or filings and waiting periods are required by applicable law, they will seek to obtain or comply with them, although, as is the case with the regulatory approvals described above, there can be no assurance that additional approvals or actions will be obtained.
Accounting Treatment of the Transaction
Bermuda NewCo will be the legal acquiror of Kestrel. However, for accounting purposes, the transaction will be treated as a reverse acquisition and accounted for using the acquisition method in accordance with Accounting Standards Codification Topic 805, Business Combinations. As such, Maiden will be treated as the “acquired” company for accounting purposes. This determination is primarily based on the fact that, subsequent to the consummation of the transaction, former Kestrel equityholders will have a majority of the voting rights of the combined company assuming the shares held by Maiden Re are treated as controlled by the Bermuda NewCo board of directors and former Kestrel equityholders will have the ability to nominate a majority of the members of the board of directors of the combined company.
Accordingly, for financial reporting purposes, the net assets of Kestrel will be stated at historical carrying values and its consolidated financial statements will be presented as the predecessor to the combined company in the historical financial statements following the consummation of the transaction. The assets and liabilities of Maiden will be recorded at their fair values measured as of the acquisition date. Any excess of the estimated fair values of the net assets acquired over the purchase price is recorded as a gain on bargain purchase. Based on the preliminary estimated fair values of the assets acquired and liabilities assumed, the bargain purchase gain will be recognized in this transaction. The results of Maiden will be presented within the consolidated results of Kestrel from the date of acquisition going forward.
Appraisal Rights
Maiden shareholders who do not vote in favor of the first merger resolution and who are not satisfied that they have been offered fair value for their shares may, within one month of the giving of the notice to the Maiden shareholders of the Maiden special meeting to approve the first merger resolution, apply to the Bermuda Court to appraise the fair value of their shares. Persons owning beneficial interests in Maiden shares but who are not shareholders of record should note that only persons who are shareholders of record are entitled to make an application for appraisal. Any Maiden shareholder intending to exercise appraisal rights MUST file its application for appraisal of the fair value of its Maiden shares with the Bermuda Court within ONE MONTH after the date the notice convening the Maiden special meeting is deemed to have been received. The notice delivered with this proxy statement/prospectus constitutes this notice of meeting. There are no court rules and limited domestic case law concerning the operation of the appraisal right contained in Section 106 of the Bermuda Companies Act, including in particular the Bermuda Court’s appraisal process. In any appraisal application under the Bermuda Companies Act, the Bermuda Court retains broad discretion as to the precise methodology it will adopt in determining the fair value of the subject shares.
If a Maiden shareholder votes in favor of the first merger resolution at the Maiden special meeting, such shareholder will have no right to apply to the Bermuda Court to appraise the fair value of its shares, and instead, if the transaction is completed, and as discussed in the section of this proxy statement/prospectus titled “The Transaction — Merger Consideration to Maiden Shareholders” beginning on page 111, each Maiden share held by such shareholder will be converted into the right to receive the merger consideration. Voting against the first merger resolution, or not voting, will not in itself satisfy the requirements for exercise of a Maiden shareholder’s right to apply for appraisal of the fair value of its Maiden shares under Bermuda law.
Under Bermuda law, in the event of a merger of a Bermuda company with another company or corporation, any shareholder of the Bermuda company is entitled to receive fair value for its shares. The Maiden board (with two directors having recused themselves due to an interest in the transaction) considers the fair value for each Maiden share to be the right to receive one (1) duly authorized, validly issued, fully paid and nonassessable US NewCo interest.
In any case where a registered Maiden shareholder has made an appraisal application, which shareholder is referred to as a “dissenting shareholder,” in respect of the Maiden shares held by such dissenting shareholder, which are referred to as “dissenting shares,” and the combination has been made effective under Bermuda law before the Bermuda Court’s appraisal of the fair value of such dissenting shares then, if the fair value of the dissenting shares is later appraised by the Bermuda Court to be greater than the amount paid to the dissenting shareholder, such dissenting shareholder will be paid the difference between the amount paid to them and the value appraised by the Bermuda Court within one month of the Bermuda Court’s appraisal.
In any case where the value of the dissenting shares held by a dissenting shareholder is appraised by the Bermuda Court before the combination has been made effective under Bermuda law, then Maiden will be required to pay the dissenting shareholder, within one month of the Bermuda Court’s appraisal, an amount equal to the value of the dissenting shares appraised by the Bermuda Court, unless the combination is terminated pursuant to the terms of the combination agreement, in which case no payment will be made.
A Maiden shareholder who has exercised appraisal rights has no right of appeal from an appraisal made by the Bermuda Court. The responsibility for costs of any application to the Bermuda Court under Section 106 of the Bermuda Companies Act will be in the Bermuda Court’s discretion.
Under the combination agreement, Maiden is required to give Kestrel (i) written notice of any demands for appraisal (or withdrawals thereof) and, to the extent Maiden has knowledge thereof, any applications to the Bermuda Court for appraisal of the fair value of the dissenting shares and (ii) to the extent permitted by applicable law, the opportunity to participate with Maiden in any settlement negotiations and proceedings with respect to any demands for appraisal under the Bermuda Companies Act. Maiden is not permitted to, without the prior written consent of Kestrel, such consent not to be unreasonably withheld, conditioned or delayed, voluntarily make any payment with respect to, offer to settle or settle any such demands or applications. Payment of any amount payable to holders of the dissenting shares shall solely be the obligation of the first surviving company.
The relevant portions of Section 106 of the Bermuda Companies Act are as follows:
“(6) Any shareholder who did not vote in favor of the amalgamation or merger and who is not satisfied that he has been offered fair value for his shares may within one month of the giving of the notice referred to in subsection (2) apply to the Court to appraise the fair value of his shares.
(6A) Subject to subsection (6B), within one month of the Court appraising the fair value of any shares under subsection (6) the company will be entitled either —

(a) to pay to the dissenting shareholder an amount equal to the value of his shares as appraised by the Court; or
(b) to terminate the amalgamation or merger in accordance with subsection (7).
(6B) Where the Court has appraised any shares under subsection (6) and the amalgamation or merger has proceeded before the appraisal then, within one month of the Court appraising the value of the shares, if the amount paid to the dissenting shareholder for his shares is less than that appraised by the Court the amalgamated or surviving company will pay to such shareholder the difference between the amount paid to him and the value appraised by the Court.
(6C) No appeal will lie from an appraisal by the Court under this section.
(6D) The costs of any application to the Court under this section will be in the discretion of the Court.
(7) An amalgamation agreement or merger agreement may provide that at any time before the issue of a certificate of amalgamation or merger the agreement may be terminated by the directors of an amalgamating or merging company, notwithstanding approval of the agreement by the shareholders of all or any of the amalgamating or merging companies.”
SHAREHOLDERS WHO HOLD THEIR SHARES IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BANKS, BROKERAGE FIRMS AND OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE MAIDEN SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN MAIDEN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON (SUCH AS A BANK, BROKERAGE FIRM AND OTHER NOMINEE) MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO EXERCISE THEIR APPRAISAL RIGHTS.
In addition to filing an application with the Bermuda Court, a Maiden shareholder who elects to exercise appraisal rights under Section 106(6) of the Bermuda Companies Act should mail or deliver a written demand to:
Maiden Holdings, Ltd.
Attention: Secretary
48 Par-La-Ville Road, Suite 1141
Hamilton HM 11, Bermuda
Restrictions on Transfer or Resales of Bermuda NewCo Common Shares
In connection with the transaction, it is anticipated that Bermuda NewCo will enter into the registration and investor rights agreements at the closing with each of KILH and AmTrust which contain restrictions on transfer of the Bermuda NewCo common shares for a lock-up period of twelve months following the closing. Until the expiration of the lock-up period, neither KILH nor AmTrust may transfer or sell any of the Bermuda NewCo common shares issued to them by Bermuda NewCo at the closing, unless (i) the transferee is any of KILH’s or AmTrust’s respective direct or indirect partners (including limited partners), members, equity holders or controlled affiliates and agrees to be bound by the terms of the respective registration and investor rights agreement, or (ii) such transfer is otherwise approved by a majority of the unaffiliated directors of Bermuda NewCo.
The Bermuda NewCo common shares to be issued to Maiden shareholders in connection with the transaction will be freely tradeable, except for Bermuda NewCo common shares issued in connection with the transaction to persons who become affiliates of Bermuda NewCo for purposes of Rule 144 under the Securities Act, which shares may be resold by such shareholders only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act. We are unable to estimate the number of shares that will be sold under Rule 144 since this will depend on the market price for our common shares, the personal circumstances of the shareholder and other factors. Persons who may be deemed affiliates of Bermuda

NewCo generally include individuals or entities that control, are controlled by, or are under common control with, Bermuda NewCo and may include Bermuda NewCo’s directors, executive officers and principal shareholders.
Listing of Bermuda NewCo Common Shares on Nasdaq
Each of Bermuda NewCo and Maiden have agreed to use reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and the rules and policies of Nasdaq and the SEC to enable the listing of the Bermuda NewCo common shares to be issued in connection with the second merger (and as a result thereof, the first merger and the Kestrel contribution) on Nasdaq no later than the second merger effective time, subject to official notice of issuance. It is expected that following the second merger effective time, Bermuda NewCo common shares will trade on Nasdaq under the symbol “      .”
Delisting and Deregistration of Maiden Shares
Maiden has agreed to use reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and the rules and policies of Nasdaq and the SEC, to cause Maiden shares to be de-listed from Nasdaq and de-registered under the Exchange Act as soon as reasonably practicable following the first merger effective time.
Treatment of Existing Maiden Indebtedness
Pursuant to the terms of Maiden and its subsidiaries’ existing indentures and debt securities, the outstanding debt securities of Maiden and its subsidiaries will not be required to be redeemed or repaid upon the closing. In connection with the closing, Bermuda NewCo will guarantee all of Maiden and its subsidiaries’ rights and obligations under Maiden and its subsidiaries’ indentures and outstanding debt securities.
Transaction Expenses, Fees and Costs
If the closing does not occur, all fees and expenses incurred by the parties are to be paid by the party that has incurred such fees and expenses. If the transaction is consummated, each party’s documented out-of-pocket fees, costs and expenses incurred in connection with the transaction will be paid by Bermuda NewCo.
Under certain specified circumstances, Maiden may be required to pay Kestrel a cash termination fee equal to:
•
$7,000,000, in the event that the combination agreement is terminated (i) by either Maiden or Kestrel in the event (a) the second merger has not been consummated on or prior to the outside date (b) any injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority is in effect enjoining, restraining or otherwise making illegal or prohibiting the consummation of the transaction has become final and non-appealable; or (c) if any burdensome condition has been imposed by a governmental authority and has become final and non-appealable or (ii) by Kestrel in the event of a breach by Maiden, US NewCo, Bermuda NewCo or the Merger Subs of its representations or warranties or failure to perform any of its covenants or agreements set forth in the combination agreement (subject to materiality and material adverse effect qualifications);

•
$6,500,000, in the event that the combination agreement is terminated by Kestrel in connection with an Adverse Recommendation Change made by the Maiden board; or

•
$2,000,000, in the event that the combination agreement is terminated by either Maiden or Kestrel in connection with the failure to obtain the approval of the first merger resolution following a vote thereon having been taken at the Maiden shareholders meeting (or any adjournment or postponement thereof at which a vote on the matter has been taken).

See “The Combination Agreement — Termination Fees; Expenses” beginning on page 132.

TAX CONSEQUENCES OF THE COMBINATION
U.S. Federal Income Tax Consequences
The following is a summary of the U.S. federal income tax consequences of the combination to the holders of Maiden shares that are U.S. Holders (as defined below) and, to the extent it relates to material U.S. federal income tax consequences following the combination, to the Bermuda NewCo shareholders that are Non-U.S. Holders (as defined below). This summary is based on the Code, the Treasury Regulations and judicial and administrative interpretations of those laws, in each case as in effect and available as of the date of this proxy statement/prospectus and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretations could affect the tax consequences described below. There can be no assurance that the Internal Revenue Service (“IRS”) or courts will not adopt a position that is contrary to the description included in the following summary.
This discussion is limited to U.S. Holders (as defined below) who hold their Maiden shares as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment) and certain Non-U.S. Holders (as defined below) who hold Bermuda NewCo common shares following the combination. This summary does not address all tax considerations that may be relevant to a particular type of person in light of their particular circumstances. In particular, this summary does not address the U.S. federal income tax consequences of the combination to persons subject to special treatment under the U.S. federal income tax laws, such as:
•
dealers or traders in securities or currencies;

•
banks, financial institutions or insurance companies;

•
real estate investment trusts or regulated investment companies;

•
grantor trusts;

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persons who own or have owned, directly, indirectly or constructively, 10% or more, by voting power or value, of Maiden shares;

•
persons that hold Maiden shares who exercise their dissenters rights;

•
persons who will own, or will be deemed to own, 5% or more, by voting power or value, of Bermuda NewCo common shares (except to the limited extent explicitly addressed herein) following the combination;

•
persons that hold their Maiden shares as part of a position in a straddle or as part of a hedging, conversion or other risk reduction transaction for U.S. federal income tax purposes;

•
U.S. expatriates and certain former citizens or long-term residents of the United States;

•
tax-exempt entities;

•
persons who hold their Maiden shares through individual retirement accounts or other tax-deferred accounts;

•
persons who acquired their Maiden shares pursuant to the exercise of warrants or conversion rights under convertible instruments;

•
persons who acquired their Maiden shares pursuant to the exercise of employee stock options or otherwise as compensation;

•
persons who own their Maiden shares through partnerships or other pass-through entities; and

•
holders of Kestrel units.

In addition, the following summary does not address (i) any U.S. federal non-income tax consequences of the combination, including estate, gift or other tax consequences, (ii) any state, local or non-U.S. tax consequences of the combination, or (iii) the tax on net investment income or the alternative minimum tax.
If an entity (or an arrangement) treated as a partnership for U.S. federal income tax purposes holds Maiden shares, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships and partners in such a partnership should consult their tax advisors about the tax consequences of the combination to them.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of Maiden shares that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or a resident of the United States;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if it (1) is subject to the primary supervision of a U.S. court and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Also, for purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of Maiden shares who or that is neither a U.S. Holder nor an entity classified as a partnership for U.S. federal income tax purposes.
YOU SHOULD CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE COMBINATION TO YOU BASED ON YOUR OWN PARTICULAR CIRCUMSTANCES.
The following discussion assumes that the combination will be consummated as described in the combination agreement and as described in the proxy statement/prospectus. Bermuda NewCo, US NewCo, Maiden, Kestrel and the Kestrel equityholders each intend to take the position that the Kestrel Contribution and First Merger, taken together, and the Second Merger, each qualify as a transaction described in Section 351 of the Code.
U.S. Federal Income Tax Consequences of the Combination Generally
Tax Treatment of the Combination
Bermuda NewCo, US NewCo, Maiden, Kestrel and Kestrel equityholders each intend that the Kestrel contribution and the first merger, taken together, will qualify as a transaction described in Section 351 of the Code, and that the second merger will also qualify as a transaction described in Section 351 of the Code. None of these positions will be binding on the IRS or the courts, and none of Maiden, Kestrel or Kestrel equityholders have requested, and none intends to request, any ruling from the IRS as to the U.S. federal income tax consequences of the combination. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. Accordingly, each Maiden shareholder should consult its tax advisor with respect to the particular tax consequences of the combination to such holder, including the consequences if the IRS successfully challenged the qualification of the Kestrel contribution and the first merger, taken together, as a transaction described in Section 351 of the Code or the qualification of the second merger as a transaction described in Section 351 of the Code.
Tax Treatment of Bermuda NewCo Following the Combination
Pursuant to Section 7874(b) of the Code, upon consummation of the second merger and without any action or election by Bermuda NewCo, Bermuda NewCo expects to be treated as a domestic corporation for all U.S. federal tax purposes.
U.S. Federal Income Tax Consequences of the Combination to U.S. Holders of Maiden Shares
Subject to the paragraph below, as a result of each merger qualifying as a transaction described in Section 351 of the Code, the following tax consequences would result:
•
a U.S. Holder of Maiden shares will not recognize gain or loss upon the exchange of its Maiden shares for US NewCo interests in the first merger;

•
the aggregate basis of the US NewCo interests received in the first merger by a U.S. Holder of Maiden shares will be the same as the aggregate basis of the shares of Maiden shares exchanged;

•
the holding period of the US NewCo interests received in the first merger by a U.S. Holder of Maiden shares generally will include the holding period of the shares of Maiden shares for which they are exchanged;

•
a U.S. Holder of US NewCo interests will not recognize gain or loss upon the exchange of its US NewCo interests for Bermuda NewCo common shares in the second merger;

•
the aggregate basis of the Bermuda NewCo common shares received in the second merger by a U.S. Holder of US NewCo interests will be the same as the aggregate basis of the US NewCo interests exchanged; and

•
the holding period of the Bermuda NewCo common shares received in the second merger by a U.S. Holder of US NewCo interests generally will include the holding period of the US NewCo interests for which they are exchanged.

Each U.S. Holder who will exchange multiple blocks of Maiden shares in connection with the combination is urged to consult its tax advisors regarding the consequences of the combination on such U.S. Holder’s tax basis and holding period in the Bermuda NewCo common shares received in the second merger.
Passive Foreign Investment Company Rules
Bermuda NewCo is not a foreign corporation subject to the passive foreign investment company (“PFIC”) rules. However, if Maiden is classified as a PFIC for the taxable year that includes the combination or for a prior taxable year, dispositions of Maiden shares may be subject to the PFIC rules, as described below.
Definition of a PFIC
Under the Code, a foreign (i.e., non-U.S.) corporation is classified as a PFIC for any taxable year in which, after the application of certain “look-through” rules with respect to subsidiaries, (1) 75% or more of its gross income constitutes passive income or (2) 50% or more of its assets produce, or are held for the production of, passive income. For these purposes, passive income includes interest, dividends and other investment income, with certain exceptions.
While Maiden cannot express a definitive view about its PFIC status for the current taxable year or any prior taxable year, based on the composition of its income and valuation of its assets, the manner in which it conducts its business, relevant market data and its current expectations regarding the value and nature of its assets and the sources and nature of its income, Maiden does not expect that it will be a PFIC for the taxable year that includes the combination, and does not believe that it has been a PFIC in any prior taxable year. However, this is a fact-intensive inquiry made on an annual basis and no assurances can be provided regarding Maiden’s PFIC status for any taxable year. The U.S. Internal Revenue Service or courts may not agree with the methodology of Maiden’s PFIC determination, and Maiden’s status as a PFIC during the taxable year that includes the combination cannot be determined until the end of such taxable year. If Maiden is or was characterized as a PFIC for any taxable year during which a U.S. Holder holds or held Maiden shares, the following discussion regarding the disposition of PFIC shares may be relevant to such U.S. Holder.
Effects of the PFIC Rules
Pursuant to Section 1291(f) of the Code, to the extent provided in the Treasury Regulations, even if the combination qualifies as a transaction described in Section 351 of the Code, if Maiden was a PFIC for any taxable year during a U.S. Holder’s holding period for Maiden shares, certain U.S. federal income tax consequences, including recognition of gain, could potentially apply to such U.S. Holder as a result of the combination. At present, there are no final Treasury Regulations implementing Section 1291(f). The U.S. Treasury promulgated proposed regulations in 1992 (the “Proposed PFIC Regulations”), but these regulations remain proposed. The IRS could finalize the Proposed PFIC Regulations, including with effect retroactive to a period that includes the combination, or the IRS could take the position that Section 1291(f) of the Code is effective even in the absence of finalized Treasury Regulations. Accordingly, no assurances can be provided as to the potential applicability of Section 1291(f) of the Code to the combination.
Even if Section 1291(f) of the Code and the Proposed PFIC Regulations apply to the combination, however, the Proposed PFIC Regulations provide an exception to the general gain recognition rule for direct or indirect dispositions of PFIC stock if such stock is owned by a U.S. person immediately after the transfer and certain other requirements are met. It is expected that the conditions set forth in the Proposed PFIC Regulations will be met with respect to the exchange of Maiden shares and receipt of Bermuda NewCo common shares by U.S. Holders pursuant to the combination, and accordingly, it is expected that no gain would be recognized by U.S. Holders in the combinations pursuant to Section 1291(f) even if the Proposed PFIC Regulations were to be finalized in their current form with an effective date that includes the date of the combination. If it is ultimately determined that Maiden is a PFIC for the taxable year that includes the combination, Maiden shall endeavor to provide U.S. Holders with all reporting information required to qualify for the exception described above.
Reporting Requirement
U.S. Holders of Maiden shares that receive US NewCo interests and, upon consummation of the combination, own Bermuda NewCo common shares representing at least 5% of the total combined voting power or value of the total issued and outstanding Bermuda NewCo common shares, are required to attach to their tax returns for the year in which the combination is consummated, and maintain a permanent record of, a statement containing the information listed in Treasury Regulations section 1.351-3. The facts to be disclosed by a U.S. Holder include the aggregate fair market value of, and the U.S. Holder’s basis in, the Maiden shares and US NewCo interests, as applicable, exchanged pursuant to the mergers.
U.S. Federal Income Tax Consequences to Non-U.S. Holders of the Ownership and Disposition of Bermuda NewCo Common Shares
Sale, Exchange or Other Disposition of Bermuda NewCo Common Shares
A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on a sale or other disposition of Bermuda NewCo common shares unless:
•
such Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of such disposition and certain other requirements are met, in which case any gain realized will generally be subject to a flat 30% U.S. federal income tax, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States) provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses;

•
the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. Holder), in which case such gain will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to United States persons (as defined in the Code), and any such gain of a Non-U.S. Holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

•
Bermuda NewCo is or has been a U.S. real property holding corporation at any time during the shorter of the five-year period preceding such disposition and such Non-U.S. Holder’s holding period and either (A) Bermuda NewCo common shares have ceased to be regularly traded on an established securities market or (B) such Non-U.S. Holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such Non-U.S. Holder’s holding period, more than 5% of the issued and outstanding Bermuda NewCo common shares.

If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such Non-U.S. Holder on the sale, exchange or other disposition of the Bermuda NewCo common shares will be subject to tax at generally applicable U.S. federal income tax rates. In addition, if Bermuda NewCo ceases to be regularly traded on an established securities market, a buyer of Bermuda NewCo common shares from a Non-U.S. Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. Bermuda NewCo will be classified as a U.S. real property holding corporation if the fair market value of Bermuda NewCo’s “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of Bermuda NewCo’s worldwide real property interests and Bermuda NewCo’s other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Bermuda NewCo believes that it is not currently a U.S. real property holding corporation, and it does not anticipate becoming a U.S. real property holding corporation in the foreseeable future. However, such determination is factual in nature and subject to change and no assurance can be provided as to whether Bermuda NewCo will be a U.S. real property holding corporation with respect to a Non-U.S. Holder at any future time.
Distributions with Respect to Bermuda NewCo Common Shares Held by Non-U.S. Holders Following the Combination
Distributions made with respect to Bermuda NewCo common shares following the combination generally will constitute dividends for U.S. federal income tax purposes to the extent paid from Bermuda NewCo’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of Bermuda NewCo’s current and accumulated earnings and profits, will constitute a return of capital that will be applied against and reduce (but not below zero) the Non-U.S. Holder’s adjusted tax basis in Bermuda NewCo common shares. Any remaining excess will be treated as gain realized on the sale or other disposition of Bermuda NewCo common shares and will be treated as described in the section of this proxy/prospectus titled “Material Tax Consequences of the Combination — U.S. Federal Income Tax Consequences to Non-U.S. Holders of Bermuda NewCo Common Shares — Disposition of Shares” above. In general, with respect to any distributions that constitute dividends for U.S. federal income tax purposes and are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, Bermuda NewCo will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (on an IRS Form W-8BEN or W-8BEN-E or other applicable documentation).
Because Bermuda NewCo generally cannot determine at the time Bermuda NewCo makes a distribution whether or not the distribution will exceed its current and accumulated earnings and profits, Bermuda NewCo normally will withhold tax on the entire amount of any distribution at the 30% rate (subject to reduction pursuant to an applicable income tax treaty). However, some or all of any amounts thus withheld may be refundable to the Non-U.S. Holder if it is subsequently determined that such distribution was, in fact, in excess of Bermuda NewCo’s current and accumulated earnings and profits. If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the 30% U.S. federal withholding tax described above if such Non-U.S. Holder furnishes to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
FATCA Withholding
Provisions commonly referred to as “FATCA” impose withholding (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of dividends (including constructive dividends) on Bermuda NewCo common shares to certain foreign financial institutions (which is broadly defined for this purpose and in general includes investment vehicles) and certain non-financial foreign entities unless (i) in the case of a foreign financial institution, such institution enters into, and complies with, an agreement with the U.S. government to withhold on certain payments, and to collect and provide, on an annual basis, to the U.S. tax authorities substantial information regarding U.S.

account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies to the withholding agent that it does not have any substantial U.S. owners or provides the withholding agent with a certification identifying the direct and indirect substantial U.S. owners of the entity or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules or, if required under an intergovernmental agreement between the United States and an applicable foreign country, reports the information in clause (i) to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations, may modify these requirements. Accordingly, the entity through which Bermuda NewCo common shares are held will affect the determination of whether such withholding is required. Non-U.S. Holders should consult their own tax advisors regarding the possible implications of FATCA on their ownership of the Bermuda NewCo common shares.

THE COMBINATION AGREEMENT
The following is a summary of the material terms and conditions of the combination agreement. This summary may not contain all the information about the combination agreement that is important to you. This summary is qualified in its entirety by reference to the combination agreement attached as Annex A to, and incorporated by reference into, this proxy statement/prospectus. You are encouraged to read the combination agreement in its entirety because it is the legal document that governs the mergers.
The combination agreement and the summary of its terms in this proxy statement/prospectus have been included to provide information about the terms and conditions of the combination agreement. The terms and information in the combination agreement are not intended to provide any other public disclosure of factual information about Kestrel, the Kestrel equityholders, Maiden, Bermuda NewCo, US NewCo and the Merger Subs or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the combination agreement are made by Kestrel, the Kestrel equityholders, Maiden, Bermuda NewCo, US NewCo and the Merger Subs only for the purposes of the combination agreement and were qualified and subject to certain limitations and exceptions agreed to by Kestrel, the Kestrel equityholders, Maiden, Bermuda NewCo, US NewCo and the Merger Subs in connection with negotiating the terms of the combination agreement. In particular, in your review of the representations and warranties contained in the combination agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the combination agreement and were negotiated for the purpose of allocating contractual risk among the parties to the combination agreement rather than to establish matters as facts. The representations and warranties may also be subject to a contractual standard of materiality or material adverse effect different from those generally applicable to shareholders and reports and documents filed with the SEC and in some cases may be qualified by disclosures made by one party to the other, which are not necessarily reflected in the combination agreement. Moreover, information concerning the subject matter of the representations and warranties, which does not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the combination agreement.
For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Kestrel, the Kestrel equityholders, Maiden, Bermuda NewCo, US NewCo and the Merger Subs or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this document or incorporated by reference into this proxy statement/prospectus.
Description of the Kestrel Contribution and the First and Second Mergers
The combination agreement provides that, upon the terms and subject to the conditions set forth therein, Maiden and Kestrel will effect a transaction to combine their respective businesses through: (a) the contribution of all of the Kestrel units owned by each Kestrel equityholder to US NewCo, (b) the merger of Merger Sub I with and into Maiden with Maiden surviving the first merger as a direct wholly owned subsidiary of US NewCo and (c) the merger of Merger Sub II with and into US NewCo with US NewCo surviving the second merger as a direct wholly owned subsidiary of Bermuda NewCo. Upon the consummation of the mergers, Maiden and Kestrel will be indirect wholly owned subsidiaries of Bermuda NewCo, which will be rebranded as Kestrel Group following the closing and whose shares are expected to be listed for trading on Nasdaq.
Closing of the Kestrel Contribution and the Mergers
Unless another time is agreed to by Kestrel and Maiden, the closing will occur on the third business day following the satisfaction or (to the extent permitted by the combination agreement and by applicable law) waiver of the conditions set forth in the combination agreement (other than those conditions that by their nature are to be satisfied on the closing, but subject to the satisfaction or (to the extent permitted by the combination agreement and by applicable law) waiver of those conditions at such time). For a description of the conditions to the closing of the mergers, see the section entitled “— Conditions to the Completion of the Transaction” beginning on page 129.

Effective Times
Upon the terms and subject to the conditions set forth in the combination agreement, all Kestrel equityholders will, on the closing date, make the Kestrel contribution. The Kestrel contribution will become effective when completed, which time will be prior to the first merger effective time.
The mergers will become effective at the time at which the applicable certificate of merger has been duly filed with the Secretary of State of the State of Delaware or has been issued by the Registrar of Companies in Bermuda, as the case may be. The application for registration for the first merger and the certificate of merger for the first merger will be filed on the closing date, and the combination agreement provides that the filing of the certificate of merger for the second merger will occur immediately following the first merger effective time.
Merger Consideration to Maiden Shareholders
In connection with the transaction, each issued and outstanding Maiden share, other than any Maiden share that is subject to any Maiden restricted shares or Maiden options, will be automatically canceled and converted into and, upon the completion of the Mergers, at the closing of the transaction will thereafter represent the right to receive one duly authorized, validly issued, fully paid and nonassessable share of Bermuda NewCo.
Merger Consideration to the Kestrel Equityholders
As consideration for the Kestrel contribution, the Kestrel equityholders, at the closing, will receive an aggregate of $40,000,000 in cash and 55,000,000 shares of Bermuda NewCo. In addition, the Kestrel equityholders will be entitled to receive in contingent consideration up to the lesser of (x)  an aggregate number of Bermuda NewCo shares equal to $45,000,000 divided by certain volume weighted average prices of such shares (as calculated pursuant to the terms of the combination agreement), which will be payable upon the achievement of certain EBITDA milestones by the Kestrel Business, subject to other terms and conditions as set forth in the combination agreement and (y) 55,000,000 shares of Bermuda NewCo.
Treatment of Kestrel Class B Units
At the Kestrel contribution effective time, by virtue of the Kestrel contribution and without any action on the part of the parties, each Class B Unit of Kestrel that is outstanding as of immediately prior to the Kestrel contribution effective time will no longer be subject to recoupment and will be treated in accordance with the terms of the Kestrel LLCA, including, without limitation, any applicable repurchase rights and the allocation schedule.
Treatment of Maiden Equity Awards
Maiden Options
Upon the closing of the first merger, each Maiden option that is outstanding immediately prior to the closing of the first merger, whether or not then vested or exercisable, will cease to represent a right to acquire Maiden shares and will be converted automatically into a US NewCo option, on substantially the same terms and conditions, including vesting schedule and per share exercise price, as applied to such Maiden option immediately prior to the closing of the first merger. Upon the closing of the second merger, each US NewCo option that is outstanding immediately prior to the closing of the second merger, whether or not then vested or exercisable, will cease to represent a right to acquire US NewCo interests and will be converted automatically into an option to purchase Bermuda NewCo common shares, on substantially the same terms and conditions, including vesting schedule and per share exercise price, as applied to such US NewCo option immediately prior to the closing of the second merger.
Maiden Restricted Shares
Upon the closing of the first merger, each Maiden restricted share that is issued and outstanding immediately prior to the closing of the first merger, whether or not then vested, will cease to represent a

Maiden share and will be converted automatically into a US NewCo restricted share, on substantially the same terms and conditions (including vesting schedule) as applied to such Maiden restricted share immediately prior to the closing of the first merger. Upon the closing of the second merger, each US NewCo restricted share that is outstanding immediately prior to the closing of the second merger, whether or not then vested, will cease to represent a US NewCo interest and will be converted automatically into a Bermuda NewCo common share that is unvested and/or subject to a risk of forfeiture, on substantially the same terms and conditions (including vesting schedule) as applied to such US NewCo restricted share immediately prior to the closing of the second merger.
Conversion and Exchange of Maiden Shares
At the first merger effective time, by virtue of the occurrence of the first merger, each Maiden share issued and outstanding immediately prior to the first merger effective time, other than any such share that is subject to a Maiden restricted share or Maiden option, will be converted into the right to receive one duly authorized, validly issued, fully paid and nonassessable common limited liability company interest of US NewCo. All of the Maiden shares converted into US NewCo limited liability company interests pursuant to the first merger will no longer be issued and outstanding and will be automatically canceled and cease to exist.
At the second merger effective time, by virtue of the occurrence of the second merger, each limited liability company interest of US NewCo issued and outstanding immediately prior to the second merger effective time, other than any such interest that is subject to a US NewCo restricted share or US NewCo option, will be converted into the right to receive one duly authorized, validly issued, fully paid and nonassessable share of Bermuda NewCo. All of the US NewCo limited liability company interests converted into Bermuda NewCo common shares pursuant to the second merger will no longer be issued and outstanding and will be automatically canceled and cease to exist.
As soon as reasonably practicable after the second merger effective time, Bermuda NewCo will cause the paying agent to mail to each holder of record of a certificate that immediately prior to the first merger effective time evidenced one or more Maiden shares, a form of letter of transmittal. The letter of transmittal will specify that delivery will be effected, and risk of loss and title to the certificates will pass, only upon delivery of the certificates to the paying agent. The letter of transmittal will be accompanied by instructions setting forth, among other things, the procedures by which holders of such certificates may receive the merger consideration. No interest will be paid or will accrue on the merger consideration payable pursuant to the combination agreement. Maiden shareholders should not return share certificates with the enclosed proxy card.
From and after the first merger effective time, the holders of Maiden shares formerly represented by certificates or represented by a book entry immediately prior to the first merger effective time will cease to have any rights with respect to the underlying Maiden shares, except as otherwise provided in the combination agreement or by applicable law. From and after the second merger effective time, the holders of US NewCo limited liability company interests formerly represented by certificates or represented by a book entry immediately prior to the second merger effective time will cease to have any rights with respect to the underlying US NewCo limited liability company interests, except as otherwise provided in the combination agreement or by applicable law.
Earnout Shares
The Kestrel equityholders will be entitled to receive in contingent consideration up to the lesser of (x) an aggregate number of Bermuda NewCo shares equal to $45,000,000 divided by certain volume weighted average prices of such shares (as calculated pursuant to the terms of the combination agreement), which will be payable upon the achievement of certain EBITDA milestones by the Kestrel Business, subject to other terms and conditions as set forth in the combination agreement and (y) 55,000,000 shares of Bermuda NewCo.
Representations and Warranties
The combination agreement contains a number of representations and warranties made by each party thereto that are subject in some cases to exceptions and qualifications (including exceptions that do not result in, and would not reasonably be expected to have, a “material adverse effect”). See also the definition of  “material adverse effect” below. The representations and warranties in the combination agreement relate to, among other things:
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the due incorporation or organization, valid existence, good standing and qualification to do business of such party;

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the capitalization of such party and the ownership of the capital stock of each of its subsidiaries;

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the corporate power and authority of such party, the corporate authorization of the combination agreement and the transaction and the valid and binding nature of the combination agreement as to such party;

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the unanimous approval and recommendation by such party’s Board of Directors of the combination agreement and the transaction;

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the absence of any conflicts with such party’s organizational documents, applicable laws, governmental orders or certain contracts or the creation of any liens as a result of such party entering into the combination agreement, consummating the transactions contemplated by the combination agreement or performing or complying with its terms;

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the consents and approvals required from governmental entities in connection with the transaction;

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the proper filing or furnishing of required documents of Maiden with the SEC since January 1, 2022 and the accuracy of information contained in such documents;

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the accuracy of the parties’ financial statements and their compliance with GAAP;

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the absence of undisclosed liabilities;

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the accuracy of information supplied by such party in connection with this proxy statement/prospectus and the associated registration statement;

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the absence of material weaknesses relating to Maiden’s internal accounting controls; the establishment of disclosure controls and procedures and internal control over financial reporting; and the disclosure of all significant deficiencies and material weaknesses in the design and operation of, and any fraud that involves management or other employees who have a significant role in, Maiden’s internal control over financial reporting;

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such party’s conduct of its businesses in the ordinary course and the absence of a material adverse effect (as described below) since December 31, 2023;

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the absence of certain legal proceedings or outstanding injunctions, orders, judgments, rulings, decrees or writs;

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compliance with applicable laws and governmental orders since May 13, 2022 (including certain anti-corruption matters and compliance with certain export control laws);

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the possession of required permits necessary for the conduct of such party’s business since May 13, 2022;

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tax matters;

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benefits matters and compliance with the Employee Retirement Income Security Act of 1974;

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employment and labor matters;

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investment assets carried on the books and records of Maiden;

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intellectual property and data privacy matters;

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the inapplicability of anti-takeover laws;

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real property matters;

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matters relating to material contracts;

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matters relating to insurance subsidiaries;

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statutory statements and examinations;

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agreements with insurance regulators;

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reinsurance or retrocession arrangements;

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the determination of reserves for losses, loss adjustment expenses and unearned premiums of Maiden insurance subsidiaries and the satisfaction of all applicable insurance laws with respect to the establishment of reserves;

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the provision and accuracy of Maiden actuarial reports since December 31, 2022;

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the valid issuance of the US NewCo limited liability company interests and the Bermuda NewCo common shares;

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the absence of certain arrangements with management and shareholders;

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the opinion from Maiden’s financial advisor;

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broker’s and financial advisors’ fees related to the mergers; and

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matters relating to the ownership and voting of the Maiden shares held by Maiden’s subsidiaries.

Certain of the representations and warranties made by the parties are qualified as to “materiality” or “material adverse effect.” In addition, the parties have provided each other confidential disclosure letters that may disclose exceptions to, or otherwise alter, the representations and warranties contained in the combination agreement.
For purposes of the combination agreement, “material adverse effect,” when used in reference to Kestrel, means any effect, change, circumstance or event that, individually or in the aggregate with all other effects, changes, circumstances or events, has, or would reasonably be expected to have, a material adverse effect on the properties, business, results of operations, assets, licenses, liabilities or condition (financial or otherwise) of Kestrel and its Subsidiaries taken as a whole; except that, in no event will any of the following, or any effect, change, circumstance or event arising out of, or resulting from, the following, constitute or be taken into account, individually or in the aggregate, in determining whether a Kestrel material adverse effect has occurred or would reasonably be expected to occur (subject to certain limitations set forth in the combination agreement):
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effects, changes or events generally affecting the insurance fronting industry in the geographic regions or product markets in which Kestrel and its subsidiaries operate;

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general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions in any jurisdiction;

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any failure, in and of itself, by Kestrel to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period;

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geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism (including cyber-terrorism), man-made disaster, epidemics, pandemics or disease outbreaks or any escalation or worsening of any of the foregoing;

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any volcano, tsunami, hurricane, tropical storm, tornado, windstorm, flood, earthquake, wildfire or other natural disaster or any conditions resulting from such natural disasters (including increases in liabilities under or in connection with insurance or reinsurance contracts to which Kestrel or any of its subsidiaries is a party arising from such a natural disaster);

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the negotiation, execution and delivery of the combination agreement and the ancillary agreements or the public announcement, pendency or performance of the transaction, including the impact thereof on the relationships of Kestrel or any of its subsidiaries with employees, customers, insureds, cedants, policyholders, brokers, agents, financing sources, business partners, service providers, governmental authorities or reinsurance providers, and including any action, suit or proceeding by or before any governmental authority with respect to the transaction;

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any change or announcement of a potential change, in and of itself, in Kestrel’s or any of its subsidiaries’ credit, financial strength or claims paying ratings or the ratings of any of Kestrel’s or its subsidiaries’ businesses;

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any change in applicable law, GAAP (or interpretation or enforcement thereof) or in statutory accounting principles applicable to an insurance subsidiary (or interpretation or enforcement thereof), including accounting and financial reporting pronouncements by the SEC, the National Association of Insurance Commissioners, any Insurance Regulator and the FASB; or

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any action required to be taken by Kestrel, or that Kestrel is required to cause one of its subsidiaries to take, pursuant to, or any failure of Kestrel or any of its subsidiaries to take an action prohibited by, the terms of the combination agreement or any ancillary agreement to which Kestrel is or will be a party.

For purposes of the combination agreement, “material adverse effect,” when used in reference to Maiden, or “Maiden material adverse effect,” means any effect, change, circumstance or event that, individually or in the aggregate with all other effects, changes, circumstances or events, has, or would reasonably be expected to have, a material adverse effect on the properties, business, results of operations, assets, licenses, liabilities or condition (financial or otherwise) of Maiden and its subsidiaries taken as a whole; except that, in no event will any of the following, or any effect, change, circumstance or event arising out of, or resulting from, the following, constitute or be taken into account, individually or in the aggregate, in determining whether a Maiden material adverse effect has occurred or would reasonably be expected to occur (subject to certain limitations set forth in the combination agreement):
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effects, changes or events generally affecting the insurance, reinsurance or risk management industries in the geographic regions or product markets in which Maiden and its subsidiaries operate or underwrite insurance or reinsurance or manage risk;

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general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions in any jurisdiction;

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any failure, in and of itself, by Maiden to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period;

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geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism (including cyber-terrorism), man-made disaster, epidemics, pandemics or disease outbreaks or any escalation or worsening of any of the foregoing;

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any volcano, tsunami, hurricane, tropical storm, tornado, windstorm, flood, earthquake, wildfire or other natural disaster or any conditions resulting from such natural disasters (including increases in liabilities under or in connection with insurance or reinsurance contracts to which Maiden or any of its subsidiaries is a party arising from such a natural disaster);

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the negotiation, execution and delivery of the combination agreement and the ancillary agreements or the public announcement, pendency or performance of the transaction, including the impact thereof on the relationships of Maiden or any of its subsidiaries with employees, customers, insureds, cedants, policyholders, brokers, agents, financing sources, business partners, service providers, governmental authorities or reinsurance providers, and including any action, suit or proceeding by or before any governmental authority with respect to the transaction;

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any change or announcement of a potential change, in and of itself, in Maiden’s or any of its subsidiaries’ credit, financial strength or claims paying ratings or the ratings of any of Maiden’s or its subsidiaries’ businesses;

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any change, in and of itself, in the market price, ratings or trading volume of Maiden’s or any of its subsidiaries’ securities;

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any change in applicable law, GAAP (or interpretation or enforcement thereof) or in statutory accounting principles applicable to an insurance subsidiary (or interpretation or enforcement thereof), including accounting and financial reporting pronouncements by the SEC, the National Association of Insurance Commissioners, any Insurance Regulator and the FASB; or

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any action required to be taken by Maiden, or that Maiden is required to cause one of its subsidiaries to take, pursuant to, or any failure of Maiden or any of its subsidiaries to take an action prohibited by, the terms of the combination agreement or any ancillary agreement to which Maiden is or will be a party.

The representations and warranties of each of the parties to the combination agreement will expire upon the effective time of the mergers, and there will be no post-closing remedy for any breaches of such representations and warranties.
Covenants and Agreements
Conduct of Business by Kestrel
Kestrel has agreed that, prior to the earlier of (i) the closing or (ii) the termination of the combination agreement, unless Maiden otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), or as otherwise contemplated, required or permitted by the combination agreement or as required by applicable law, it will:
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use its reasonable best efforts to, and will direct and use its reasonable best efforts to cause each of its subsidiaries to, carry on its business in all material respects in the ordinary course and

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to the extent consistent with the item immediately above, use, and cause its subsidiaries to use, its and their reasonable best efforts to preserve its and each of its subsidiaries’ business organizations intact and preserve existing relations with governmental authorities, key customers, reinsurance providers and other persons with whom Kestrel or its subsidiaries have significant business relationships, in each case, consistent with past practice in all material respects.

Kestrel has also agreed that, prior to the earlier of (i) the closing or (ii) the termination of the combination agreement, unless Maiden otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), or as otherwise contemplated, required or permitted by the combination agreement or as required by applicable law, it will not and will not permit any of its subsidiaries to, subject to certain exceptions:
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(A) issue, sell or grant any Kestrel units or other equity or voting interests of Kestrel or its subsidiaries, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any Kestrel units or other equity or voting interests of Kestrel or any of its subsidiaries, or any options, rights, warrants or other commitments or agreements to acquire from Kestrel or any of its subsidiaries, or that obligate Kestrel or any of its subsidiaries to issue, any share capital of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of, or other equity or voting interests in, Kestrel or any of its subsidiaries, (B) redeem, purchase, repurchase or otherwise acquire any outstanding Kestrel units or other equity or voting interests of Kestrel or any of its subsidiaries, or any rights, warrants or options to acquire any Kestrel units or other equity or voting interests of Kestrel or any of its subsidiaries, except as required by Kestrel’s benefit plans, the Class B Units or other equity awards, (C) except pursuant to the Kestrel LLCA, establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any Kestrel units or other equity or voting interests of Kestrel or any of its subsidiaries or (D) split, combine, subdivide or reclassify any Kestrel units or other equity or voting interests of Kestrel or any of its subsidiaries;

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(A) incur, assume or guarantee any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any such indebtedness or any debt securities of another person or enter into any “keep well” or other agreement to maintain any financial statement condition of another person, except for (x) indebtedness incurred solely between Kestrel and any of its subsidiaries or solely between its subsidiaries or (y) letters of credit issued in the ordinary course of business, consistent with past practice, or (B) enter into any swap or hedging transaction or other derivative agreements other than in the ordinary course of business;

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(A) make any loans, advances or capital contributions to, or investments in, any other person, other than in the ordinary course of business consistent with past practice or between Kestrel and any of its subsidiaries or between subsidiaries of Kestrel or (B) make any loans to its directors or officers, other than advances to directors, officers or employees in respect of travel or other related business expenses, in each case, in the ordinary course of business consistent with past practice;
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sell or lease to any person, in a single transaction or series of related transactions, any of its owned properties or assets whose value or purchase price exceeds $100,000 individually or $400,000 in the aggregate, except for (A) dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of Kestrel or any of its subsidiaries, (B) transfers among Kestrel and its subsidiaries, (C) pursuant to contracts in effect on December 29, 2024 or (D) other transactions in the ordinary course of business (including in connection with cash management or investment portfolio activities) consistent with past practice;

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(A) make any acquisition (including by merger or amalgamation) of the share capital or other equity or voting interests of any other person or a material portion of the assets of any other person, in each case for consideration in excess of $100,000 individually or $250,000 in the aggregate, or (B) merge, consolidate, combine or amalgamate Kestrel or any of its subsidiaries with any person;

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except as required pursuant to the terms of any Kestrel benefit plan in effect on December 29, 2024, (A) grant to any current or former director, officer, employee or natural independent contractor of Kestrel or any of its subsidiaries any increase in compensation or benefits, (B) take any voluntary action to accelerate the vesting or lapse of restrictions or payment, or to fund or secure the payment of, any compensation or benefits, (C) establish, adopt, renew, enter into, terminate or amend any Kestrel benefit plan or collective bargaining agreement or other agreement with a labor union, works council or similar organization, (D) hire, engage or promote, or offer to hire, engage or promote, any individual or (E) waive or reduce the scope or duration of any non-competition, non-solicitation, or other restrictive covenant;

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renew, enter into, amend or terminate any employment agreement or any other employment agreement or similar agreement entered into with an employee of Kestrel or any of its subsidiaries;

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make any material changes in financial accounting methods, principles or practices, except insofar as may be required by (A) GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the FASB or any similar organization or (B) applicable SAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the National Association of Insurance Commissioners or (C) any applicable laws;

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except as may be required by (A) GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the FASB or any similar organization, (B) applicable SAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the National Association of Insurance Commissioners or (C) any applicable laws, alter or amend in any material respect any existing underwriting, reserving, claim handling or actuarial practice guideline or policy of Kestrel or any subsidiary of Kestrel that conducts the business of insurance or reinsurance;

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amend (A) the Kestrel LLCA or Kestrel certificate of formation or (B) the comparable organizational documents of any of Kestrel’s subsidiaries;

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grant any lien (other than permitted liens) on any of its material assets other than to secure indebtedness permitted under the combination agreement;

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sell, assign, transfer, license, sublicense, abandon, cancel, terminate or dispose of, permit to lapse or fail to protect, renew or maintain any material Kestrel-owned intellectual property or any other material intellectual property for which Kestrel controls prosecution or maintenance thereof, other than (A) non-exclusive licenses or sublicenses in the ordinary course of business or (B) during the ordinary course of prosecution at the United States Patent and Trademark Office and state, local and foreign equivalents thereof;

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other than in connection with claims under or in connection with contracts of insurance issued by Kestrel or any of its subsidiaries, settle or compromise any pending or threatened action against Kestrel or any of its subsidiaries for a cash settlement amount of more than $250,000 individually or $1,000,000 in the aggregate, or which settlement imposes any material restrictions on any of the current or future activities of Kestrel and its subsidiaries or that imposes equitable relief on, or the admission of wrongdoing by, Kestrel or any of its subsidiaries or any of their respective officers or directors;
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(A) materially amend, modify, terminate or waive any right under any Kestrel material contracts or (B) enter into any contract that would constitute a Kestrel material contract if in effect as of December 29, 2024, in each case, except in the ordinary course of business;

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materially amend, waive or voluntarily terminate any Kestrel lease, or enter into, extend or fail to exercise any renewal option under any Kestrel lease, in each case, except in the ordinary course of business;

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(A) change or revoke any material tax election (or otherwise cause Kestrel or any of its direct or indirect subsidiaries (other than Kestrel Service Corporation) to be treated as other than a partnership or a disregarded entity for tax purposes), (B) change any annual tax accounting period, or adopt or change any material method of accounting for tax purposes, (C) file any material amended tax return, (D) enter into any closing agreement for tax purposes, (E) request or enter into any private letter ruling, technical advice memoranda or comparable rulings, decisions or advice, in each case related to taxes, (F) surrender any right to claim a refund of material taxes, or (G) settle or compromise any audit or other proceeding relating to a material amount of tax, in each case to the extent that doing so would reasonably be expected to result in a material incremental tax cost to Bermuda NewCo, the surviving companies of the mergers or any of their subsidiaries after the closing;

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make or authorize capital expenditures, except in the ordinary course of business or as budgeted in Kestrel’s current plan presented to the Kestrel board that was made available to Maiden;

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adopt any plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, other than, in the case of any subsidiary of Kestrel, that is not material to Kestrel and its subsidiaries, taken as a whole;

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voluntarily abandon, dispose of, or permit to lapse any permit material to the business of Kestrel and of its subsidiaries, taken as a whole, other than as required by applicable law;

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enter into any new lines of business or withdraw from, or put into “run off,” any existing lines of business;

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engage in any contract or transaction with any employee, director or officer of Maiden or any person owning directly or indirectly five percent (5%) or more of the Kestrel units as of December 29, 2024, or any affiliate or family member thereof other than (A) in the ordinary course of business, (B) pursuant to a contract in effect as of December 29, 2024 or pursuant to an employment arrangement permitted hereunder or (C) as may be permitted under the Kestrel organizational documents; or

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authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

Conduct of Business by Maiden
Maiden has agreed that, prior to the earlier of (i) the closing or (ii) the termination of the combination agreement, unless Kestrel otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), or as contemplated, required or permitted by the combination agreement or as required by applicable law, it will:
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use its reasonable best efforts to, and will direct and use its reasonable best efforts to cause each of its subsidiaries (including Bermuda NewCo) to, carry on its business in all material respects in the ordinary course; and

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to the extent consistent with the item immediately above, use, and cause its subsidiaries to use, its and their reasonable best efforts to preserve its and each of its subsidiaries’ business organizations intact and preserve existing relations with governmental authorities, key customers, reinsurance providers and other persons with whom Maiden or its subsidiaries have significant business relationships, in each case, consistent with past practice in all material respects.

Maiden also agreed that, prior to the earlier of (i) the closing or (ii) the termination of the combination agreement, unless Kestrel otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), or as contemplated, required or permitted by the combination agreement or as required by applicable law, Maiden will not and will not permit any of its subsidiaries to, subject to certain exceptions:
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(A) issue, sell or grant any Maiden shares or other equity or voting interests of Maiden or its subsidiaries, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any Maiden shares or other equity or voting interests of Maiden or any of its subsidiaries, or any options, rights, warrants or other commitments or agreements to acquire from Maiden or any of its subsidiaries, or that obligate Maiden or any of its subsidiaries to issue, any share capital of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of, or other equity or voting interests in, Maiden or any of its subsidiaries, (B) redeem, purchase, repurchase or otherwise acquire any outstanding Maiden shares or other equity or voting interests of Maiden or any of its subsidiaries, or any rights, warrants or options to acquire any Maiden or other equity or voting interests of Maiden or any of its Subsidiaries, except (x) as required by the Maiden benefit plans, the Maiden restricted shares, Maiden options or other equity awards or (y) in connection with the satisfaction of tax withholding obligations with respect to Maiden restricted shares, Maiden options or other equity awards, (C) establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any Maiden shares or other equity or voting interests of Maiden or any of its subsidiaries or (D) split, combine, subdivide or reclassify any Maiden shares or other equity or voting interests of Maiden or any of its subsidiaries;

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(A) incur, assume or guarantee any indebtedness, except for (x) indebtedness incurred solely between Maiden and any of its subsidiaries or solely between its subsidiaries or (y) letters of credit issued in the ordinary course of business consistent with past practice, or (B) enter into any swap or hedging transaction or other derivative agreements other than in the ordinary course of business and in compliance with the Maiden investment guidelines in all material respects;

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(A) make any loans, advances or capital contributions to, or investments in, any other person, other than with respect to the bonds, stocks, mortgage loans and other investments, together with all bonds, stocks, mortgage loans and other investments acquired by Maiden and its subsidiaries between December 31, 2023 and the fifth business day prior to the date on which the closing occurs (the “Maiden investment assets”) or otherwise in the ordinary course of business consistent with past practice or between Maiden and any of its subsidiaries or between subsidiaries of Maiden or (B) make any loans to its directors or officers, other than advances to directors, officers or employees in respect of travel or other related business expenses, in each case, in the ordinary course of business consistent with past practice;

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sell or lease to any person, in a single transaction or series of related transactions, any of its owned properties or assets whose value or purchase price exceeds $100,000 individually or $400,000 in the aggregate, except for (A) dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of Maiden or any of its subsidiaries, (B) transfers among Maiden and its subsidiaries, (C) pursuant to contracts in effect on the date of this Agreement or (D) transactions with respect to Maiden investment assets consistent with the Maiden investment guidelines in all material respects (including in connection with cash management or investment portfolio activities) and other transactions in the ordinary course of business consistent with past practice;

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(A) make any acquisition (including by merger or amalgamation) of the share capital or other equity or voting interests of any other person or a material portion of the assets of any other person, in each case for consideration in excess of $100,000 individually or $250,000 in the aggregate, or (B) merge, consolidate, combine or amalgamate Maiden or any of its subsidiaries with any person;

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except as required pursuant to the terms of any of Maiden’s benefit plan in effect on December 29, 2024, (A) grant to any current or former director, officer, employee or natural independent contractor of Maiden or any of its subsidiaries any increase in compensation or benefits, (B) take any voluntary action to accelerate the vesting or lapse of restrictions or payment, or to fund or secure the payment of, any compensation or benefits, (C) establish, adopt, renew, enter into, terminate or amend any

Maiden benefit plan or collective bargaining agreement or other agreement with a labor union, works council or similar organization, (D) hire, engage or promote, or offer to hire, engage or promote, any individual or (E) waive or reduce the scope or duration of any non-competition, non-solicitation, or other restrictive covenant;
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renew, enter into, amend or terminate any employment agreement or any other employment agreement or similar agreement entered into with an employee of Maiden or any of its subsidiaries;

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make any material changes in financial accounting methods, principles or practices, except insofar as may be required by (A) GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the FASB or any similar organization, (B) applicable SAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the National Association of Insurance Commissioners or (C) any applicable laws, including Regulation S-X under the Securities Act;

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except as may be required by (A) GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the FASB or any similar organization, (B) applicable SAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the National Association of Insurance Commissioners or (C) any applicable laws, alter or amend in any material respect any existing underwriting, reserving, claim handling or actuarial practice guideline or policy of Maiden or any subsidiary of Maiden that conducts the business of insurance or reinsurance;

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amend (A) the Maiden bye-laws or Maiden memorandum of association or (B) the comparable organizational documents of any of the subsidiaries of Maiden;

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grant any lien (other than permitted liens) on any of its material assets other than to secure indebtedness permitted under the combination agreement;

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sell, assign, transfer, license, sublicense, abandon, cancel, terminate or dispose of, permit to lapse or fail to protect, renew or maintain any material Maiden-owned intellectual property or any other material intellectual property for which Maiden controls prosecution or maintenance thereof, other than (A) non-exclusive licenses or sublicenses in the ordinary course of business or (B) during the ordinary course of prosecution at the United States Patent and Trademark Office and state, local and foreign equivalents thereof;

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other than in connection with claims under or in connection with contracts of insurance issued by Maiden or any of its subsidiaries, settle or compromise any pending or threatened action against Maiden or any of its subsidiaries for a cash settlement amount of more than $250,000 individually or $1,000,000 in the aggregate, or which settlement imposes any material restrictions on any of the current or future activities of Maiden and its subsidiaries or that imposes equitable relief on, or the admission of wrongdoing by, Maiden or any of its subsidiaries or any of their respective officers or directors;

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(A) materially amend, modify, terminate or waive any right under any Maiden material contract or Maiden reinsurance contract, or (B) enter into any contract that would constitute a Maiden material contract or Maiden reinsurance contract if in effect as of December 29, 2024, in each case, except in the ordinary course of business consistent with past practice;

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materially amend, waive or voluntarily terminate any Maiden lease, or enter into, extend or fail to exercise any renewal option under any Maiden lease, in each case, except in the ordinary course of business consistent with past practice;

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materially amend the Maiden investment guidelines (as defined below);

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in relation to Maiden and any subsidiary incorporated in Bermuda, discontinue to a jurisdiction outside of Bermuda;

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(A) change or revoke any material tax election, (B) change any annual tax accounting period, or adopt or change any material method of accounting for tax purposes, (C) file any material amended tax return, (D) enter into any closing agreement for tax purposes, (E) request or enter into any private letter ruling, technical advice memoranda or comparable rulings, decisions or advice, in each case related to taxes, (F) surrender any right to claim a refund of material taxes, or (G) settle or compromise any audit or other proceeding relating to a material amount of tax, in each case to the extent that doing so would reasonably be expected to result in a material incremental tax cost to Bermuda NewCo, the surviving companies of the mergers or any of their subsidiaries after the closing;
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reduce or strengthen any reserves, provisions for losses or other liability amounts in respect of insurance contracts and assumed reinsurance contracts except (A) as may be required by (or, in the reasonable good faith judgment of Maiden, advisable under) applicable SAP (disregarding any changes to applicable SAP that are not yet required to be implemented) or GAAP, as applicable or (B) as a result of loss or exposure payments to other parties in accordance with the terms of insurance contracts and assumed reinsurance contracts;

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(A) acquire or dispose of any Maiden investment assets in any manner not in compliance with all applicable policies of Maiden with respect to the investment of the Maiden investment assets (the “Maiden investment guidelines”), or (B) retain or engage any external investment manager that had not been retained or engaged prior to December 29, 2024;

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make or authorize capital expenditures, except in the ordinary course of business or as budgeted in Maiden’s current plan presented to the Maiden board that was made available to Kestrel;

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adopt any plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, other than, in the case of any subsidiary of Maiden, that is not material to Maiden and its subsidiaries, taken as a whole;

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voluntarily abandon, dispose of, or permit to lapse any permit material to the business of Maiden and of its subsidiaries, taken as a whole, other than as required by applicable law;

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enter into any new lines of business or withdraw from, or put into “run off,” any existing lines of business;

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engage in any contract or transaction with any employee, director or officer of Maiden or any person owning directly or indirectly five percent (5%) or more of the Maiden shares as of December 29, 2024, or any affiliate or family member thereof other than (A) in the ordinary course of business, (B) pursuant to a contract in effect as of December 29, 2024 or pursuant to an employment arrangement permitted hereunder or (C) as may be permitted under the Maiden organizational documents; or

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authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

The interim operating covenants of each of the parties will expire upon the closing, and there will be no post-closing remedy for any breaches of such interim operating covenants. In addition, the parties have provided each other confidential disclosure letters that may disclose material exceptions to, or otherwise alter, the interim operating covenants contained in the combination agreement.
No Solicitation by Maiden
Maiden has agreed to immediately cease any solicitation, encouragement discussions or negotiations with any parties that may have been ongoing with respect to a Takeover Proposal (as defined below), and promptly take all steps necessary (to the extent reasonably possible) to terminate any approval under any confidentiality, “standstill” or similar obligation previously given by Maiden to any person to make a Takeover Proposal.
Until the earlier of the second merger effective time and the date of termination of the combination agreement, Maiden has agreed not to, and to cause its subsidiaries and its officers, directors, managers, employees, agents, financial advisors, investment bankers, attorneys, accounts and other advisors not to, directly or indirectly:
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solicit, encourage, initiate or take any action to knowingly facilitate or encourage the submission of any inquiry or the making of any proposal, in each case, that constitutes, or would reasonably be expected to lead to, a Takeover Proposal;

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amend, waive or fail to enforce any confidentiality, “standstill” or similar obligation of any person under any previously executed confidentiality agreement (provided that if the Maiden board determines in good faith, after consultation with Maiden’s outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, then Maiden may waive any such “standstill” or similar obligation to the extent necessary to permit the person bound by such provision or agreement to make a Takeover Proposal to the Maiden board on a non-public basis);

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continue, engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information or afford access to the business, properties, assets, books, or records of Maiden or any of its subsidiaries for the purpose of facilitating, a Takeover Proposal; or

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approve or recommend, make any public statement approving or recommending, or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, amalgamation agreement or other similar agreement that constitutes or would reasonably be expected to lead to a Takeover Proposal.

For purposes of the combination agreement, “Takeover Proposal” means any inquiry, proposal (whether or not in writing) or offer, from any person or group of persons (other than Kestrel and its subsidiaries) relating to, in a single transaction or series of related transactions (other than the transaction), any direct or indirect:
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acquisition (including any reinsurance or retrocession transaction, or transaction that has similar risk transfer effects) that if consummated would result in any person or group owning twenty percent (20%) or more of the consolidated assets (based on the fair market value thereof, as determined in good faith by the Maiden board), reserves, revenues or net income of Maiden and its subsidiaries;

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acquisition of Maiden shares representing twenty percent (20%) or more of the issued and outstanding Maiden shares;

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tender offer or exchange offer that if consummated would result in any person or group having beneficial ownership of Maiden shares representing twenty percent (20%) or more of the issued and outstanding Maiden shares;

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merger, amalgamation, consolidation, share exchange, share purchase, business combination, recapitalization, liquidation, dissolution or similar transaction involving Maiden or any of its subsidiaries pursuant to which such person or group (or the shareholders of any person) would acquire, directly or indirectly, twenty percent (20%) or more of the aggregate voting power of Maiden or of the surviving entity in such transaction or the resulting direct or indirect parent of Maiden or such surviving entity; or

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combination of the foregoing.

For purposes of the combination agreement, “Superior Proposal” means a bona fide written Takeover Proposal that did not result from a breach of the no solicitation covenants in the combination agreement (other than any breach that is immaterial in scope and effect) and that the Maiden board has determined in its good faith judgment, after consultation with its financial advisors and outside legal counsel, and taking into account all relevant (in the reasonable view of the Maiden board) financial, legal, regulatory and other such aspects of such Takeover Proposal (including any termination fee and conditions to consummation and the identity of the person making such Takeover Proposal) and the combination agreement, is:
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reasonably likely to be consummated in accordance with its terms; and

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more favorable to the Maiden shareholders (solely in their capacities as such) from a financial point of view than the transaction;

provided, that, for purposes of the definition of  “Superior Proposal,” the references to “twenty percent (20%)” in the definition of  “Takeover Proposal” will be deemed to be references to “fifty percent (50%).”
Notwithstanding anything contained in the combination agreement to the contrary, if at any time prior to obtaining the approval by Maiden shareholders of the first merger resolution Maiden receives a bona fide

Takeover Proposal, which Takeover Proposal did not result from any breach of the no solicitation provisions of the combination agreement (other than any breach that is immaterial in scope and effect), then (i) Maiden and its representatives may contact such person or group making the Takeover Proposal and engage in discussions to clarify the terms and conditions thereof, or to request that any Takeover Proposal made orally be made in writing and (ii) if the Maiden board has determined in good faith, after consultation with Maiden’s financial advisors and outside legal counsel, that such Takeover Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and failure to take the following action or actions would be inconsistent with the directors’ fiduciary duties under applicable law, then Maiden and its representatives may (x) enter into a confidentiality agreement with the person or group making the Takeover Proposal that contains provisions that are not less favorable in the aggregate to Maiden than those contained in the confidentiality agreement and does not prohibit Maiden from complying with its obligations set forth in the combination agreement (an “Acceptable Confidentiality Agreement”) and furnish pursuant thereto information (including non-public information) with respect to Maiden and its subsidiaries and afford access to the business, properties, assets, books or records of Maiden or any of its subsidiaries to the person or group who has made such Takeover Proposal (including their respective representatives); provided that Maiden will simultaneously provide to Kestrel any information with respect to Maiden and its subsidiaries that is provided to any person to the extent access to such information was not previously provided to Kestrel and its representatives; and (y) after entering into an Acceptable Confidentiality Agreement, engage in or otherwise participate in discussions or negotiations with the person or group and their respective representatives making such Takeover Proposal. In no event may Maiden or any of its subsidiaries or any of their respective representatives directly or indirectly reimburse or pay, or agree to reimburse or pay, the fees, costs or expenses of, or provide or agree to provide any compensation to, any person or group (or any of its or their representatives or potential financing sources) making a Takeover Proposal.
Additionally, Maiden has agreed to notify prompt (and in any event within twenty-four hours after the first director or executive officer of Maiden becomes aware of receipt) notify Kestrel in the event that Maiden or any of its subsidiaries or its or their representatives receives a Takeover Proposal and will disclose to Kestrel the material terms and conditions of any such Takeover Proposal (including unredacted copies of any written requests, proposals, offers, proposed agreements and all material correspondence or other material written documentation with respect thereto (and written summaries of any material oral communications)) and the identity of the person or group making such Takeover Proposal, and to keep Kestrel reasonable informed on a prompt basis (and in any event within twenty-four hours after the first director or executive officer of Maiden becomes aware of receipt) of any material developments with respect to any such Takeover Proposal (including any material changes thereto). Maiden has agreed that it and its subsidiaries will not enter into any confidentiality agreement relating to a Takeover Proposal with any person that prohibits Maiden from providing any information to Kestrel in accordance with the combination agreement.
In addition, the combination agreement provides that neither the Maiden board nor any committee thereof will (i) fail to make, withhold or withdraw the Maiden board recommendation, (ii) modify, qualify or amend the Maiden board recommendation in a manner adverse to Kestrel, (iii) fail to include the Maiden board recommendation in this proxy statement/prospectus, (iv) approve, adopt, endorse, recommend, or otherwise declare advisable any Takeover Proposal, or refrain from recommending against any Takeover Proposal that is a tender offer or exchange offer, within ten business days after the commencement of such tender offer or exchange offer pursuant to Rule 14d-2 of the Exchange Act (or such fewer number of business days as remain prior to the Maiden shareholders meeting as it may be adjourned or postponed), (v) fail to reaffirm (publicly, if so requested by Kestrel) the Maiden board recommendation within ten business days after receipt of a written request by Kestrel to make such reaffirmation following the receipt by Maiden of a Takeover Proposal (or a material modification thereto) (or, if the Maiden shareholders meeting is scheduled to be held within ten business days of such request, within five business days of such request, and in any event, prior to the date of Maiden shareholders meeting), (vi) make any public statement inconsistent with the Maiden board recommendation or (vii) resolve or agree to take any of the foregoing actions (any prohibited action described in the foregoing being referred to as an “Adverse Recommendation Change”).
However, notwithstanding the foregoing or any other provision of the combination agreement to the contrary, prior to the time the approval by the Maiden shareholders of the first merger resolution is obtained, the Maiden board may (i) with respect to an Intervening Event, if the Maiden board has determined in good faith, after consultation with Maiden’s financial advisors and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, make an Adverse Recommendation Change and (ii) with respect to a Superior Proposal, if the Maiden board has determined in good faith, after consultation with Maiden’s financial advisors and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, make an Adverse Recommendation Change, provided that Maiden has given Kestrel at least five business days’ prior written notice of its intention to make an Adverse Recommendation Change in accordance with the provisions of the combination agreement, and provided, further, that, (a) during such five business day period (it being understood and agreed that any change to the financial or other material terms and conditions of a Superior Proposal will require an additional Maiden notice to Kestrel of three business days running from the date of such notice), Maiden will have, and will have caused its representatives to, negotiate with Kestrel in good faith to make such amendments to the terms and conditions of the combination agreement as would enable the Maiden board to no longer make an Adverse Recommendation Change or a determination that a Takeover Proposal constitutes a Superior Proposal and (b) the Maiden board will have determined following the end of such five business day period (as it may be extended pursuant to the combination agreement, after considering the results of such negotiations and any amendments to the combination agreement committed to in writing by Kestrel, if any, after consultation with Maiden’s financial advisors and outside legal counsel, (1) that the Superior Proposal giving rise to such notice continues to be a Superior Proposal or (2) that failure to make an Adverse Recommendation Change in respect of the applicable Intervening Event or Superior Proposal, would be inconsistent with the directors’ fiduciary duties under applicable law.
For purposes of the combination agreement, “Intervening Event” means any material event, change, circumstance or event with respect to Maiden or any of its subsidiaries occurring or arising after the date of the combination agreement that (a) was not known to, or reasonably foreseeable by, the Maiden board prior to the execution of the combination agreement, which effect, change, circumstance or event becomes known to the Maiden board prior to the receipt of the approval by the Maiden shareholders of the first merger resolution and (b) does not relate to (i) any Takeover Proposal, (ii) any change, in and of itself, in the market price, ratings or trading volume of Maiden’s or any of its subsidiaries’ securities, (iii) Maiden meeting or failing to meet or exceeding any published or unpublished projections, forecasts, budgets, operational metrics or estimates, in each case in and of itself or (iv) any change in applicable law, GAAP (or interpretation or enforcement thereof) or in applicable statutory accounting principles prescribed or permitted by an applicable insurance regulator (or interpretation or enforcement thereof), including accounting and financial reporting pronouncements by the SEC, the National Association of Insurance Commissioners, any insurance regulator and the FASB.
Maiden, the Maiden board and its committees are not prohibited from (i) taking and disclosing to the Maiden shareholders a position or communication contemplated by Rule 14e-2(a), Rule 14d-9 (including a customary “stop, look and listen” communication pursuant to Rule 14d-9(f)) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any factually accurate disclosure to the Maiden Shareholders not in violation of the combination agreement if the Maiden board determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would be inconsistent with the directors’ fiduciary duties under applicable law, provided that if such disclosure does not reaffirm the Maiden board recommendation or has the substantive effect of withdrawing, suspending or adversely amending or modifying the Maiden board recommendation, such disclosure will be deemed to be an Adverse Recommendation Change (it being understood that any factually accurate public statement by Maiden that merely describes Maiden’s receipt of a Takeover Proposal and the operation of the combination agreement with respect thereto and contains a “stop, look and listen” communication that contains only the information set forth in Rule 14d-9(f) will not be deemed to be an Adverse Recommendation Change so long as the Maiden board expressly publicly reaffirms the Maiden board recommendation in a subsequent disclosure on or before the earlier of (i) the last day of the ten business day period under Rule 14d-9(f) under the Exchange Act and (ii) three business days before the Maiden shareholders meeting).
Shareholders Meetings and Duty to Recommend
The combination agreement requires Maiden to duly call, give notice of, convene and hold a special meeting of its shareholders as promptly as practicable for the purpose of obtaining approval of the voting cutback proposal, the first merger approval bye-law proposal, the first merger resolution and the Bermuda

NewCo equity plan proposal, and in any event within forty-five days following the date the SEC confirms that it has no further comments on this proxy statement/prospectus and this registration statement is declared effective. Maiden has agreed to use its reasonable best efforts to solicit and secure approval of each of the voting cutback proposal, the first merger approval bye-law proposal and the first merger resolution in accordance with applicable legal requirements including engaging a proxy solicitor reasonably acceptable to Kestrel to assist in the solicitation of proxies from shareholders relating to the voting cutback proposal, the first merger approval bye-law proposal and the first merger resolution.
Reasonable Best Efforts
Each of Maiden, Kestrel, the Kestrel equityholders, US NewCo, Bermuda NewCo and the Merger Subs has agreed to, and has agreed to cause its subsidiaries to, use reasonable best efforts to (i) take, or cause to be taken, all actions and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to cause the conditions to closing to be satisfied as promptly as reasonably practicable and to consummate and make effective the transaction as promptly as reasonably practicable, including (A) using reasonable best efforts to take all such actions contemplated by the terms of the Statutory Merger Agreement, (B) otherwise using reasonable best efforts to prepare and file promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (C) using reasonable best efforts to execute and deliver any additional instruments necessary, proper or advisable to consummate the transaction, (ii) obtain all consents from any governmental authority or third party necessary, proper or advisable to consummate the transaction, (iii) take any and all steps that are necessary, proper or advisable to avoid each and every impediment under any applicable law that may be asserted by, or action that may be entered by, any governmental authority with respect to the combination agreement or any ancillary agreement or the transaction, as promptly as practicable and (iv) defend or contest in good faith any action by any third party (including any governmental authority), whether judicial or administrative, challenging the combination agreement or any ancillary agreement or that would otherwise reasonably be expected to prevent or impede, interfere with, hinder or delay in any material respect the consummation of the transaction, including by seeking to have any stay or temporary restraining order entered by any court or other governmental authority vacated or reversed.
Governmental Approvals
Maiden and Kestrel each filed a Notification and Report Form pursuant to the HSR Act with respect to the combination on January 22, 2025, and additional filed a filing with the Texas Department of Insurance with respect to the combination on January 23, 2025, a Form A filing with the Vermont Department of Financial Regulation on February 11, 2025, a filing with the Swedish Financial Supervisory Authority on January 28, 2025, a filing with the United Kingdom Financial Conduct Authority with respect to the combination on January 28, 2025 and the Swedish Inspectorate of Strategic Products on February 20, 2025.
Each of Maiden, Kestrel, the Kestrel equityholders, US NewCo, Bermuda NewCo and the Merger Subs has agreed to consult with one another with respect to the obtaining of all consents from any governmental authority necessary, proper or advisable to consummate the transaction and to keep the others reasonably apprised on a prompt basis of the status of matters relating to such consents. Kestrel and Maiden have agreed that the other party will have the right to review in advance and, subject to any restrictions under applicable law, each will consult the other on, any filing made with, or written materials submitted to, any governmental authority in connection with the transaction and has agreed to reasonably consider comments of the other parties thereon. The parties have agreed that each of the parties will promptly furnish to each other copies of all such filings and written materials after their filing or submission, in each case subject to applicable laws, and further agreed that each of the parties will promptly advise each other upon receiving any communication from any governmental authority with respect to any consent necessary, proper or advisable to consummate the transaction, including promptly furnishing each other copies of any written or electronic communication, and will promptly advise each other when any such communication causes such party to believe that there is a reasonable likelihood that any such consent will not be obtained or that the receipt of any such consent will be materially delayed or conditioned. The parties will not, and will cause their affiliates not to, permit any of its representatives to participate in any live or telephonic meeting (other than non-substantive scheduling or administrative calls) with any governmental authority in respect of any filings, investigation or other inquiry relating to the transaction unless it consults with the other in advance and, to the extent permitted by applicable law and by such governmental authority, gives the other parties the opportunity to attend and participate in such meeting.
The parties have agreed that in no event will Maiden, Kestrel, the Kestrel equityholders, US NewCo, Bermuda NewCo and the Merger Subs or any of their respective affiliates be required to take or refrain from taking, any action or to suffer to exist any term, condition, obligation, restriction, requirement, limitation, qualification, remedy or other action imposed, required or requested by any governmental authority that, individually or in the aggregate with any other term, condition, obligation, restriction, requirement, limitation, qualification, remedy or other action, would or would reasonably be expected to (i) materially and adversely affect the economic benefits reasonably anticipated by such party and its affiliates to be received by them as a result of the transaction taken as a whole or (ii) impose any requirement on a party or any of its affiliates relating to the contribution of capital, keepwell or capital maintenance arrangements or maintaining risk based capital level or any restrictions on dividends or distributions (a “burdensome condition”).
Kestrel Exclusivity
The parties have agreed that until the Kestrel contribution effective time or the earlier termination of the combination agreement, Kestrel will, and will cause each of its subsidiaries and representatives to, not, solicit, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any third party (other than Maiden and its representatives) concerning any purchase of Kestrel units or any merger, sale of all or a material portion of the assets of Kestrel or any of its subsidiaries or similar transactions involving Kestrel or any of its subsidiaries (other than assets sold in the ordinary course of business consistent with past practice), provide non-public information or documentation with respect to Kestrel or any of its subsidiaries to any person, other than Maiden, Bermuda NewCo or their respective subsidiaries or its or their representatives, relating thereto or enter into any letter of intent, definitive agreement or other arrangement or understanding with any person, other than Maiden, Bermuda NewCo or their respective subsidiaries, relating thereto.
Employee Benefit Plan Matters
If requested by Maiden in writing at least thirty business days prior to the closing, Kestrel will take the necessary action to withdraw from the Resourcing Edge Retirement Savings Plan (the “401(k) Plan”) and cause the portion of the 401(k) Plan attributable to Kestrel and its employees to be spun-off into a separate plan (the “Spin-Off Plan”). The Spin-Off Plan will be terminated by Kestrel prior to and contingent upon the closing, and participants in the Spin-Off Plan will become fully vested in any unvested portion of their Spin-Off Plan accounts as of the date the plan is terminated. If the request to withdraw from the 401(k) Plan is made, Maiden will designate a tax-qualified defined contribution retirement plan that is sponsored by Maiden or one of its subsidiaries (the “Maiden 401(k) Plan”) that will cover Kestrel employees. The Maiden 401(k) Plan will accept the “direct rollover” of the account balance (including the in-kind rollover of promissory notes evidencing all outstanding loans) of each active employee of Kestrel who had an account balance in the 401(k) Plan as of the date the plan is terminated and who elects the direct rollover in accordance with the terms of the 401(k) Plan and the Code.
At least two days prior to the closing, Kestrel will use their reasonable best efforts to secure a waiver from each person who has a right to any payments or benefits or potential right to any payments or benefits that would be deemed to constitute “parachute payments” (within the meaning of Section 280G of the Code) of the person’s rights to all of the parachute payments that are equal to or in excess of three times the person’s “base amount” (within the meaning of Section 280G of the Code) less one dollar (the “Waived 280G Benefits”). Maiden will provide Kestrel with all of the information that is reasonably necessary to allow Kestrel to determine whether any payments made or to be made or benefits granted or to be granted by Maiden could reasonably be considered to be parachute payments, at least twenty days prior to the closing. The waiver will be subject to the approval of the equityholders of Kestrel, as required under Section 280G of the Code.

Maiden Voting Matters
The parties have agreed that, at any duly called meeting of the Maiden shareholders, Maiden will cause its subsidiaries to cause the 44,736,178 Maiden Shares held by Maiden’s subsidiaries to be counted as present for the purposes of establishing a quorum, and will vote or consent (or cause to be voted or consented) all such shares in favor of (i) the voting cutback proposal, subject to Section 33 of the Maiden bye-laws, (ii) the first merger approval bye-law proposal, (iii) the first merger resolution, (iv) the adjournment proposal and (v) any proposal that the Maiden board has determined, after consultation with Kestrel, is designed to facilitate the consummation of the first merger and the second merger, and against (x) any Takeover Proposal, (y) any action, proposal, transaction, arrangement or agreement involving Maiden or any of its subsidiaries, in each case, that would reasonably be expected to prevent, materially delay or impair the consummation of the first merger, the second merger or the other transaction on a timely basis and (z) any action, proposal, transaction, arrangement or agreement which would reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of Maiden under the combination agreement.
Maiden has agreed on behalf of itself and its subsidiaries that, prior to the approval by Maiden shareholders of the first merger resolution, it and its subsidiaries will not, with Kestrel’s prior written consent, transfer or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit- or loss-sharing arrangement) with respect to or related to any or all of Maiden shares held by Maiden’s subsidiaries or Maiden and its subsidiaries’ voting or economic interest therein, and that any attempted transfer of such shares or any interest therein in violation of the combination agreement will be null and void.
Maiden Investment Asset Reporting
Maiden has agreed that within seven business days after the end of each calendar month during the period between the date of the combination agreement and the date of the closing, Maiden will provide Kestrel with an updated listing of the Maiden investment assets as of the last day of the preceding calendar month and other reporting and data in respect of the Maiden investment assets that Kestrel reasonably requests.
Post-Closing Segment Reporting of Bermuda NewCo
Pursuant to the combination agreement, following the closing and through the date on which Bermuda NewCo files its final Annual Report on Form 10-K for the period beginning on the first day of the calendar month immediately following the calendar month in which the closing occurs and ending on the date immediately preceding the three-year anniversary of such date, subject to the requirements of applicable law and GAAP, Bermuda NewCo will cause all of Bermuda NewCo’s periodic Exchange Act filings with the SEC to be prepared and reported on the basis of three separate financial reporting segments (each as described below).
Legacy Reinsurance
A “Legacy Reinsurance” reporting segment will report the assets, liabilities, income, expenses and results of operations of all businesses of Bermuda NewCo and its subsidiaries that Maiden and its subsidiaries conducted as of immediately prior to the closing, and any extensions of such businesses or related or ancillary businesses existing thereafter.
Insurance Programs
An “Insurance Programs” reporting segment will report the assets, liabilities, income, expenses and results of operations of the Kestrel Business.
Corporate
A “Corporate” reporting segment will report all general corporate and management-related expenses and costs incurred by Bermuda NewCo and its subsidiaries following the closing.

Noteholder Litigation Matter
The parties have agreed that from and after the closing, Bermuda NewCo will indemnify, defend and hold harmless each of the Kestrel equityholders from and against all litigation losses arising out of the Noteholder Litigation, in each case, based upon each Kestrel equityholder’s pro rata ownership percentage of Bermuda NewCo immediately following the closing.
If a settlement or judgment in respect of the Noteholder Litigation occurs at least ten business days prior to the closing, within five business days following the settlement of, or the rendering of any judgment with respect to, the Noteholder Litigation, Maiden has agreed that Maiden will provide written notice to Kestrel setting forth in reasonable detail the amount of all litigation losses arising out of the Noteholder Litigation, and whether Maiden elects to pay the aggregate of such Kestrel equityholder’s applicable percentage of such litigation losses in cash or duly authorized, validly issued, fully paid and nonassessable US NewCo limited liability company interests or a combination thereof.
If a settlement or judgment in respect of the Noteholder Litigation occurs less than ten business days prior to the closing, on the later of five business days following (i) the closing or (ii) the settlement of, or rendering of any judgment with respect to, the Noteholder Litigation, Maiden has agreed that Maiden will provide written notice to Kestrel setting forth in reasonable detail the amount of all litigation losses arising out of the Noteholder Litigation, and whether Maiden elects to pay the aggregate of such Kestrel equityholder’s applicable percentage of such litigation losses in cash or duly authorized, validly issued, fully paid and nonassessable Bermuda NewCo common shares or a combination thereof.
Indemnification and Insurance
The parties have agreed that for six years from and after the closing, Bermuda NewCo will, and will cause Kestrel and Maiden, as applicable, to (i) indemnify, defend and hold harmless each person who (x) at the second merger effective time is, or at any time prior to Kestrel contribution effective time was, a director or officer of Kestrel or of a subsidiary of Kestrel or (y) at the second merger effective time is, or at any time prior to the first merger effective time was, a director or officer of Maiden or of a subsidiary of Maiden (each, together with such person’s heirs, executors and administrators, an “indemnitee”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including reasonable and documented fees and expenses of legal counsel) in connection with any action, whenever asserted, based on or arising out of, in whole or in part, (A) the fact that an indemnitee is or was a director or officer of Kestrel, Maiden or such subsidiary or (B) acts or omissions by an indemnitee in the indemnitee’s capacity as a director, officer, employee or agent of Kestrel, Maiden or such subsidiary or taken at the request of Kestrel, Maiden or such subsidiary, in each case under clause (A) or (B), at, or at any time prior to, Kestrel contribution effective time or the first merger effective time, as applicable, to the fullest extent permitted under applicable law and (ii) assume all obligations of Kestrel, Maiden and such subsidiaries to the indemnitees in respect of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Kestrel contribution effective time or the first merger effective time, as applicable, as provided in the organizational documents of Kestrel, Maiden and such subsidiaries as in effect on the date of the combination agreement or in any agreement in existence as of the date of the combination agreement providing for indemnification between Kestrel or any of its subsidiaries, or Maiden or any of its subsidiaries, as applicable, and any indemnitee.
The parties have further agreed that, without limiting the foregoing, Bermuda NewCo, from and after the second merger effective time will cause, to the fullest extent permitted under applicable law, each of the limited liability company agreement of Kestrel, the memorandum of association and bye-laws of Maiden and the memorandum of association and bye-laws of Bermuda NewCo to contain provisions no less favorable to the indemnitees with respect to limitation of liabilities of directors and officers and indemnification than are set forth as of the date of the combination agreement in the organizational documents of Kestrel, Maiden and their respective subsidiaries, as applicable, which provisions will not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the indemnitees. In addition, the parties have agreed that from the second merger effective time, Bermuda NewCo will, and will cause Kestrel and Maiden to, advance the reasonable and documented expenses (including reasonable and documented fees and expenses of legal counsel) of any indemnitee under the indemnification and insurance provisions of the combination agreement as incurred to the fullest extent permitted under applicable law.

Conditions to the Completion of the Transaction
Conditions to Maiden, Kestrel, the Kestrel equityholders, US NewCo, Bermuda NewCo and the Merger Subs Obligations to Complete the Transaction
The respective obligations of Maiden, Kestrel, the Kestrel equityholders, US NewCo, Bermuda NewCo and the Merger Subs to effect the transaction are subject to the satisfaction (or waiver by Kestrel, Maiden and each of KILH and AmTrust, if permissible under applicable law) on or prior to the date of the closing of the following conditions:
•
Maiden has obtained approval by the Maiden shareholders of the first merger resolution;

•
any waiting period (and any extensions thereof) applicable to the transaction under the HSR Act has been terminated or has expired and the approvals or non-disapprovals of the Texas Department of Insurance, the Vermont Department of Financial Regulation, the Swedish Financial Supervisory Authority and the United Kingdom Financial Conduct Authority have been obtained;

•
no injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority is in effect enjoining, restraining or otherwise making illegal or prohibiting the consummation of the second merger, the first merger and the Kestrel Contribution, or has imposed a burdensome condition;

•
no burdensome conditions has been imposed by a governmental authority;

•
effectiveness of the registration statement for the Bermuda NewCo shares being issued in the transaction (of which this proxy statement/prospectus forms a part) and the absence of any stop order suspending such effectiveness or pending proceeding for that purpose;

•
the Bermuda NewCo common shares to be issued in the second merger have been approved for listing on the Nasdaq, subject to official notice of issuance; and

•
execution and delivery at the closing of the amended and restated option agreement by AmTrust in order for such agreement to be in full force and effect as of the second merger effective time.

Conditions to Maiden’s, US NewCo’s, Bermuda NewCo’s and the Mergers Subs’ Obligation to Complete the Transaction
The obligations of Maiden, US NewCo, Bermuda NewCo and the Merger Subs to effect the transaction are subject to the satisfaction (or waiver by Maiden, if permissible under applicable law) on or prior to the date of the closing of the following conditions:
•
the representation and warranty of Kestrel set forth in the combination agreement with respect to the absence of any effect, change, circumstance or event since December 31, 2023 that would (i) have a Kestrel material adverse effect or (ii) reasonably be expected to prevent or materially impair the ability of Kestrel to perform its obligations under the combination agreement or to consummate the transactions contemplated by the combination agreement is true and correct in all respects as of the date of the combination agreement and as of the date of the closing as though made as of such date;

•
the representations and warranties of the Kestrel equityholders set forth in the combination agreement with respect to (a) due organization, good standing and authority to consummate the transaction, (b) due authorization, (c) title to the Kestrel units and (d) the absence of any broker or finder fees, and the representations and warranties of Kestrel set forth in the combination agreement with respect to (i) the due organization, good standing and authority to carry on its business as currently conducted of Kestrel, (ii) capitalization of Kestrel, (iii) due authorization and (iv) the absence of any broker or finder fees except for the fees payable to Evercore, in each case, are true and correct in all material respects as of the date of the combination agreement and as of the date of the closing as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date);

•
all other representations and warranties of Kestrel set forth in the combination agreement are true and correct in all respects (disregarding all qualifications or limitations as materiality or material adverse effect in such representation or warranty), as of the date of the combination agreement and as of the date of the closing as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except to the extent that breaches of such representations or warranties, individually or in the aggregate, would, individually or in the aggregate, have, a material adverse effect on Kestrel;
•
Maiden has received a certificate signed on behalf of Kestrel by an executive officer of Kestrel certifying that the three conditions above have been satisfied;

•
Kestrel has performed or complied in all material respects with the obligations and agreements required by the combination agreement to be performed or complied with by it at or prior to the closing and Maiden has received a certificate signed on behalf of Kestrel by an executive officer of Kestrel certifying that this condition has been satisfied;

•
there has occurred no Kestrel material adverse effect; and

•
execution and delivery at the closing of (i) the Ledbetter registration and investor rights agreement by KILH and (ii) the amended and restated option agreement by Kestrel, in each case, in order for such agreement to be in full force and effect as of the second merger effective time.

Conditions to Kestrel’s and the Kestrel Equityholders’ Obligation to Complete the Transaction
The obligations of Kestrel and the Kestrel equityholders to effect the transaction are subject to the satisfaction (or waiver by Kestrel and each of KILH and AmTrust, if permissible under applicable law) on or prior to the date of the closing of the following conditions:
•
the representation and warranty of Maiden, US NewCo, Bermuda NewCo and the Merger Subs set forth in the combination agreement with respect to the absence of any effect, change, circumstance or event since December 31, 2023 that would (i) have a Maiden material adverse effect or (ii) reasonably be expected to prevent or materially impair the ability of Maiden to perform its obligations under the combination agreement or to consummate the transactions contemplated by the combination agreement is true and correct in all respects as of the date of the combination agreement and as of the date of the closing as though made as of such date;

•
the representations and warranties of the Maiden, US NewCo, Bermuda NewCo and the Merger Subs set forth in the combination agreement with respect to (i) the due organization, good standing and authority to carry on its business as currently conducted, (ii) capitalization, (iii) due authorization, noncontravention and voting requirements, (iv) inapplicability of statutory anti-takeover provisions, (v) the absence of any broker or finder fees except for the fees payable to IAP and (vi) ownership of and power to vote Maiden shares by subsidiaries of Maiden, in each case, are true and correct in all material respects as of the date of the combination agreement and as of the date of the closing as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date);

•
all other representations and warranties of Maiden, US NewCo, Bermuda NewCo and the Merger Subs set forth in the combination agreement are true and correct in all respects (disregarding all qualifications or limitations as materiality or material adverse effect in such representation or warranty), as of the date of the combination agreement and as of the date of the closing as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except to the extent that breaches of such representations or warranties, individually or in the aggregate, would, individually or in the aggregate, have, a material adverse effect on Maiden;

•
Kestrel has received a certificate signed on behalf of Maiden, US NewCo, Bermuda NewCo and the Merger Subs by an executive officer of Maiden certifying that the three conditions above have been satisfied;

•
Maiden has performed or complied in all material respects with the obligations and agreements required by the combination agreement to be performed or complied with by it at or prior to the closing and Kestrel has received a certificate signed on behalf of Maiden, US NewCo, Bermuda NewCo and the Merger Subs by an executive officer of Maiden certifying that this condition has been satisfied;

•
there has occurred no Maiden material adverse effect; and

•
execution and delivery at the closing by Bermuda NewCo of each of the registration and investor rights agreements.

Termination
The combination agreement may be terminated and the transaction may be abandoned at any time prior to the Kestrel contribution effective time:
•
by the mutual written consent of Kestrel and Maiden duly authorized by each of the Kestrel board and the Maiden board;

•
by either of Kestrel or Maiden:

•
if the second merger has not been consummated on or prior to the outside date; provided, however, that if on such date Maiden has not obtained the approval by the Maiden shareholders of the first merger resolution but all other conditions precedent to the consummation of the second merger have been satisfied (or, in the case of conditions that by their terms are to be satisfied at the closing, are capable of being satisfied on that date), then the outside date will be automatically be extended to October 20, 2025; provided, further, that the right to terminate this the combination agreement not be available to either party if the breach by such party of its representations and warranties set forth in the combination agreement or the failure of such party to perform any of its obligations under the combination agreement, its failure to act in good faith or its failure to use its reasonable best efforts to consummate the transaction has been a principal cause of or resulted in the failure of the second merger to be consummated on or prior to such date;

•
if any injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority is in effect enjoining, restraining or otherwise making illegal or prohibiting the consummation of the transaction has become final and non-appealable; provided that the party seeking to terminate the combination agreement has performed in all material respects its obligations under the combination agreement, acted in good faith and used reasonable best efforts to prevent the entry of and to remove such restraint in accordance with its obligations under the combination agreement;

•
if the approval of the first merger resolution has not been obtained following a vote thereon having been taken at the Maiden shareholders meeting (or any adjournment or postponement thereof at which a vote on the matter has been taken); or

•
if any burdensome condition has been imposed by a governmental authority and has become final and non-appealable;

•
by Maiden:

•
if Kestrel has breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the combination agreement, which breach or failure to perform (A) would give rise to the failure of the closing conditions and (B) is not reasonably capable of being cured prior to the outside date, or if reasonably capable of being cured, has not been cured by the earlier of the outside date and thirty days following receipt by Kestrel of written notice of such breach or failure to perform from Maiden stating Maiden’s intention to terminate and the basis for such termination; provided that Maiden will not have the right to terminate if any of Maiden, US NewCo, Bermuda NewCo or the Merger Subs is then in material breach of any of its representations, warranties, obligations or agreements under the combination agreement;

•
by Kestrel:

•
if Maiden, US NewCo, Bermuda NewCo or the Merger Subs has breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the combination agreement, which breach or failure to perform (A) would give rise to the failure of the closing conditions and (B) is not reasonably capable of being cured prior to the outside date, or if reasonably capable of being cured, has not been cured by the earlier of the outside date and thirty days following receipt by Maiden, US NewCo, Bermuda NewCo or the Merger Subs of written notice of such breach or failure to perform from Kestrel stating Kestrel’s intention to terminate and the basis for such termination; provided that Kestrel will not have the right to terminate if Kestrel is then in material breach of any of its representations, warranties, obligations or agreements under the combination agreement; or
•
if, prior to the approval by the Maiden shareholders of the first merger resolution, the Maiden board has made an Adverse Recommendation Change.

Effect of Termination
If the combination agreement is terminated as described in “— Termination” above, written notice thereof will be given to the other parties, specifying the provision of the combination agreement pursuant to which such termination is made, and the combination agreement will be null and void (except certain other provisions of the combination agreement, including provisions with respect to the effect of termination, termination fees, the miscellaneous provisions of the combination agreement (including with respect to governing law, submission to jurisdiction, waiver of jury trial and interpretation) and the applicability of the obligations of the parties contained in the confidentiality agreement between Kestrel Service Corporation and Maiden, all of which will survive termination of the combination agreement), and there will be no liability on the part of any party or their respective former, current or future directors, officers, partners, shareholders, managers, members and affiliates, except:
•
as liability may exist pursuant to the provisions specified in the immediately preceding parenthetical that survive such termination;

•
that no termination will relieve the parties from any liabilities or damages incurred or suffered by the other party arising out of the willful breach of the combination agreement or fraud.

Termination Fees; Expenses
If the closing does not occur, all fees and expenses incurred by the parties are to be paid by the party that has incurred such fees and expenses. If the transaction is consummated, each party’s documented out-of-pocket fees, costs and expenses incurred in connection with the transaction will be paid by Bermuda NewCo.
The combination agreement provides that Maiden will pay Kestrel within two business days after the date of the termination of the combination agreement a cash termination fee equal to:
•
$7,000,000, in the event that the combination agreement is terminated (i) by either Maiden or Kestrel in the event (a) the second merger has not been consummated on or prior to the outside date; (b) any injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority is in effect enjoining, restraining or otherwise making illegal or prohibiting the consummation of the second merger has become final and non-appealable; or (c) if any burdensome condition has been imposed by a governmental authority and has become final and non-appealable or (ii) by Kestrel in the event of a breach by Maiden, US NewCo, Bermuda NewCo or the Merger Subs of its representations or warranties or failure to perform any of its covenants or agreements set forth in the combination agreement; provided in each case that the principal cause of such termination is not a willful breach of the combination agreement by Kestrel or KILH; provided, further, that, at the time of any such termination, all of the other conditions to Maiden’s, US NewCo’s, Bermuda NewCo’s and the Mergers Subs’ obligation to complete the mergers and the Kestrel Contribution have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but only if such conditions were capable of being satisfied if the closing occurred at the same time as the termination of the combination agreement);

•
$6,500,000, in the event that the combination agreement is terminated by Kestrel in connection with an Adverse Recommendation Change made by the Maiden board; or

•
$2,000,000, in the event that the combination agreement is terminated by either Maiden or Kestrel in connection with the failure to obtain the approval of the first merger resolution following a vote thereon having been taken at the Maiden shareholders meeting (or any adjournment or postponement thereof at which a vote on the matter has been taken).

Amendment and Waiver
Amendment
At any time prior to the closing, the combination agreement may be amended or supplemented in any and all respects, whether before or after the approval by the Maiden shareholders of the first merger resolution, only by written agreement of Maiden, Kestrel and the Kestrel equityholders; provided, however, that after the approval by the Maiden shareholders of the first merger resolution, there will be no amendment or change to the provisions of the combination agreement which by applicable law would require further approval by the Maiden shareholders, in each case, without such approval.
Waiver
At any time prior to the closing, the parties may, to the extent permitted by applicable law:
•
waive any inaccuracies in the representations and warranties contained of the other parties;

•
extend the time for the performance of any of the obligations or other acts of any other parties; or

•
subject to the requirements of applicable law, waive compliance with any of the agreements contained in the combination agreement or, except as otherwise provided in the combination agreement, waive any of such party’s conditions.

Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.
Specific Performance; Third-Party Beneficiaries
Specific Performance
In the event of any breach or threatened breach by any other party of any covenant or obligation contained in the combination agreement, the non-breaching party is entitled to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction, restraining such breach or threatened breach in the Court of Chancery of the State of Delaware or, if the Court of Chancery declines to accept jurisdiction, any court of the State of Delaware or of the United States located in the State of Delaware.
Third-Party Beneficiaries
The combination agreement is not intended to confer upon any person other than the parties thereto any rights or remedies, except:
•
if the first merger effective time occurs, the right of the holders of Maiden shares to receive the first merger consideration in accordance with the combination agreement and the right of the holders of Maiden restricted shares and Maiden options to receive the consideration payable in accordance with the combination agreement;

•
if the second merger effective time occurs, the right of the holders of US NewCo limited liability company interest to receive the second merger consideration payable in accordance with the combination agreement and the right of the holders of US NewCo restricted limited liability company interests and US NewCo options to receive the consideration payable in accordance the combination agreement; and

•
for the provisions of the combination agreement relating to indemnification and exculpation from liability for the directors and officers of Kestrel, Maiden and their subsidiaries.

RELATED AGREEMENTS
Registration and Investor Rights Agreements
It is anticipated that Bermuda NewCo will enter into the registration and investor rights agreements with KILH and AmTrust at the closing. The registration and investor rights agreements provide that, following the expiration of the lock-up period therein, KILH, AmTrust and their permitted transferees can require Bermuda NewCo to register under the Securities Act all or any portion of the Bermuda NewCo common shares issued to KILH and AmTrust in connection with the closing, subject to customary requirements and limitations. KILH, AmTrust and their permitted transferees also have piggyback registration rights, such that KILH, AmTrust and their permitted transferees may include their respective shares in certain future registrations of Bermuda NewCo’s equity securities. The demand registration rights and piggyback registration rights are each subject to market cut-back exceptions.
The registration rights agreement sets forth customary registration procedures, including an agreement by Bermuda NewCo to make its management reasonably available to participate in road show presentations in connection with any underwritten offerings. Bermuda NewCo also agreed to indemnify KILH, AmTrust and their permitted transferees with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from information furnished to Bermuda NewCo for use in a registration statement by KILH, AmTrust or any of their permitted transferees.
The combination agreement and the registration and investor rights agreements provide that the Bermuda NewCo board immediately following the effective time of the second merger will consist of seven directors. KILH has the right to nominate (i) two non-independent directors to the Bermuda NewCo board for so long as it and its affiliates own at least 25% of the shares of Bermuda NewCo issued to them at the closing, and (ii) two independent directors to the board for so long as it and its affiliates own at least 5% of the shares of Bermuda NewCo and at least 25% of the shares of Bermuda NewCo issued to them at the closing. AmTrust has the right to nominate (i) one non-independent director to the Bermuda NewCo board for so long as it and its affiliates own at least 25% of the shares of Bermuda NewCo issued to them at the closing, and (ii) two independent directors to the board for so long as it and its affiliates own at least 5% of the shares of Bermuda NewCo and at least 25% of the shares of Bermuda NewCo issued to them at the closing.
The foregoing description of the registration and investor rights agreements and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the registration and investor rights agreements, forms of which are included as exhibits to the combination agreement in Exhibit 2.1 to the registration statement of which this proxy statement/prospectus is a part.
Voting Agreements
In connection with the entry into the combination agreement, Kestrel entered into the voting agreements with the principal Maiden shareholders. The voting agreements require, among other things, that the principal Maiden shareholders vote (or cause to be voted) all the Maiden shares which they own in favor of adopting the proposals and against certain other transactions. The voting agreements will terminate upon termination of the combination agreement and certain other specified events.
The foregoing description of the voting agreements and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the voting agreements, a form of which is included as Exhibit 10.1 to this proxy statement/prospectus.
Assuming that the voting cutback proposal is adopted and becomes effective with the approval of Maiden shareholders, Maiden shareholders (including Maiden Re) holding issued and outstanding shares representing approximately 44.8% of the total issued and outstanding Maiden shares (including Maiden shares held by Maiden Re) have agreed to vote (or cause their Maiden shares to be voted) in favor of adopting the proposals and against certain other transactions.

Amended and Restated Option Agreement
At the closing, Kestrel and AmTrust will enter into the amended and restated option agreement, amending the terms of the original option agreement (as defined in the amended and restated option agreement) to provide Kestrel with the option to purchase all of the issued and outstanding equity securities in each of (i) Park National Insurance Company, (ii) Republic Fire and Casualty Insurance Company, (iii) Sierra Specialty Insurance Company and (iv) Rochdale Insurance Company (which we refer to as the AmTrust Insurance Companies) from the direct record owner of all of the issued and outstanding equity securities of each such AmTrust Insurance Company at the price and on the terms and conditions set forth therein.
The foregoing description of the amended and restated option agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the amended and restated option agreement, a form of which is included as Exhibit 10.2 to this proxy statement/prospectus.

DESCRIPTION OF KESTREL’S BUSINESS
Kestrel specializes in providing services to insurance program managers, MGAs, reinsurers, and reinsurance brokers. Kestrel facilitates fronting insurance transactions utilizing its exclusive management contracts with the AmTrust Insurance Companies. These contracts enable Kestrel to offer both admitted and surplus lines, all of which have been rated “Excellent” by A.M. Best, a leading insurance industry credit rating agency, in addition to offering established and emerging products. Kestrel does not assume underwriting risks; instead, it earns a fee for granting access to these carriers. Kestrel produces lines that insure casualty, workers’ compensation, catastrophe-exposed property, and non-catastrophe-exposed property, with diverse risk durations, sizes, and product types, all within the United States.
Through the AmTrust Insurance Companies, Kestrel writes insurance on behalf of its customers and subsequently reinsures a substantial portion of the risk under these policies, generating significant fee income in the form of capacity distribution fees, also called ceding fees. This arrangement allows Kestrel to generate substantial gross premiums without assuming significant underwriting risk, as it reinsures a substantial portion of the risks associated with its fronting arrangements. Kestrel is able to do this profitably because its specialized fronting business model relies on program managers, MGAs, reinsurers and reinsurance brokers to provide the infrastructure associated with providing policy administration, claims handling, cash handling, underwriting and other traditional insurance company services.
Since its founding in 2022, Kestrel has experienced strong growth, organically sourcing over $140 million in gross written premiums across seven programs actively producing business. Kestrel’s success is built on its management team’s industry relationships developed through their respective experience managing the successful fronting company, State National. Kestrel’s corporate culture is built upon a foundation of credit underwriting discipline and relentless sales motion. This credit underwriting discipline is evidenced in Kestrel’s strict contractual guidelines and in its selectivity in choosing highly rated, credit-worthy reinsurance capital. Kestrel further protects its position by structuring clear operating guidelines for its fronted insurance programs and by having tight collateral triggers with its counterparties.
Kestrel is well-positioned to benefit from the growing market opportunity in the program insurance industry by utilizing the widely licensed admitted and non-admitted paper of the AmTrust Insurance Companies that provide national coverage across a full suite of business lines in both the admitted and excess & surplus markets. Importantly, the AmTrust Insurance Companies have minimal legacy or channel conflicts, and Kestrel has the comprehensive licensing and the industry knowledge to execute fronting arrangements in an organized and straightforward manner.
Kestrel’s principal executive offices are located at 8333 Douglas Avenue, Suite 1360, Dallas, Texas 75225, and its telephone number is (469) 423-2763.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF KESTREL
The following discussion and analysis contains forward-looking statements about trends, uncertainties and Kestrel’s plans and expectations of what may happen in the future. Forward-looking statements are based on a number of assumptions and estimates that are inherently subject to significant risks and uncertainties and Kestrel’s results could differ materially from the results anticipated by Kestrel’s forward-looking statements as a result of many known or unknown factors, including, but not limited to, those factors discussed under the captions “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements” and elsewhere in this proxy statement/prospectus.
The following discussion and analysis should be read in conjunction with Kestrel’s consolidated financial statements and related notes and the information contained elsewhere in this proxy statement/prospectus under the captions “Risk Factors” and “Selected Consolidated Historical Financial Data of Kestrel.”
Background and Overview
Kestrel specializes in providing services to insurance program managers, MGAs, reinsurers, and reinsurance brokers. Kestrel facilitates fronting insurance transactions utilizing its exclusive management contracts with: (i) Park National Insurance Company, (ii) Rochdale Insurance Company, (iii) Sierra Specialty Insurance Company and (iv) Republic Fire & Casualty Insurance Company (which we refer to as the AmTrust Insurance Companies). These contracts enable Kestrel to offer both admitted and surplus lines, all of which have been rated “Excellent” by A.M. Best, a leading insurance industry credit rating agency, in addition to offering established and emerging products. Kestrel does not assume underwriting risks; instead, it earns a fee for granting access to these carriers. Kestrel produces lines that insure casualty, workers’ compensation, catastrophe-exposed property, and non-catastrophe-exposed property, with diverse risk durations, sizes, and product types, all within the United States. Kestrel is headquartered in Dallas, TX and was established in July 2022.
Kestrel’s growth is driven by its ability to leverage its management team’s industry relationships to secure contracts for new insurance programs that add Gross Written Premium (“GWP”). These relationships were developed through their respective experience managing the highly successful fronting company, State National Companies, Inc. Kestrel’s management team, led by Terry and Luke Ledbetter, pioneered the fronting industry, and its corporate culture is built upon a foundation of credit underwriting discipline and relentless sales motion. Kestrel’s credit underwriting discipline is evidenced by its strict contractual guidelines and by its selectivity in choosing highly-rated, credit-worthy reinsurance capital. Kestrel further protects its position by structuring clear operating guidelines for its insurance programs and by having tight collateral triggers with its counterparties.
Since its founding, Kestrel has grown significantly, organically sourcing over $140 million of GWP across seven programs actively producing business. We believe Kestrel is well-positioned to benefit from the growing market opportunity in the program insurance industry. Kestrel’s widely licensed admitted and non-admitted paper provides national coverage across a full suite of business lines in both the admitted and excess & surplus markets. Importantly, the AmTrust Insurance Companies have minimal legacy or channel conflicts, and Kestrel has the comprehensive licensing and the industry knowledge to execute fronting arrangements in an organized and straightforward manner.
Industry Trends Affecting Kestrel’s Results of Operations
The MGA market in the United States has grown dramatically over the past decade. This growth has, in turn, driven many MGAs to seek fronting solutions as an effective way to source cost-efficient capacity while minimizing customer churn. Fronting carrier premiums have grown at a faster rate than the MGA market in recent years, and Kestrel believes that industry growth underpins the potential for its business pipeline in the coming years. Kestrel’s future success depends to a significant extent upon the market’s continued need for carrier capacity to support program growth. These industry dynamics are further impacted by broader economic trends, such as pricing stability in the global property & casualty insurance market, the availability of reinsurance capacity for any given program, and by the willingness and ability of Kestrel to retain risk on program business. Challenging global or regional economic conditions and recessionary periods may adversely impact the demand for fronting capacity and for insurance program growth. A reversal or a significant deterioration in industry growth, changes in underlying interest rates or investment returns and/or increasing competition in the fronting space could adversely affect financial performance.
In its role as a provider of capacity, Kestrel often competes against fronting carriers. Fronting is a highly competitive market with many new entrants launching over the past decade. Fronting carriers compete across several factors, including price, service level, geographic coverage, financial strength ratings, licenses, reputation, business model, experience, reporting requirements and risk retention. The higher number of fronting carriers offers MGAs and other program underwriters negotiating leverage when seeking out a fronting partner for new business lines. Kestrel leverages its wide network and deep connections across the insurance value chain in order to combat these competitive forces. Adverse developments impacting the fronting industry may have an impact on Kestrel’s business as MGAs and reinsurance partners become more discerning in who they select as fronting carriers and how they structure new programs.
Kestrel’s customers include sophisticated, operationally efficient MGAs with long-term track records of profitable underwriting through many insurance cycles in the program insurance space. These MGAs offer superior, long-term claims management that attracts highly rated reinsurance. In select situations, Kestrel will work with more recently established MGAs that are targeting niche insurance market sub-sectors where there is a substantial growth opportunity. Kestrel seeks to partner with MGAs and other industry parties that can easily integrate their data with Kestrel’s systems so that Kestrel has a clear view of the underlying programs driving its business. The program insurance space is characterized by intense competition due to low barriers to entry and due to the growing availability of capital and of underwriters looking to launch new, monoline risk programs. This industry growth is an opportunity for Kestrel as these companies and programs need additional capacity.
Kestrel is reliant upon the availability of reinsurance capital in its role in providing capacity to MGAs and program managers. Both the quantity and the quality of available reinsurance capital is critical to the deployment of new insurance programs. Kestrel will often work in partnership with the MGA or the program manager to source either highly rated, credit-worthy reinsurance counterparties or capacity providers posting substantial collateral to secure the reinsured risks. A key component of Kestrel’s underwriting and diligence process is assessing the credit worthiness of its reinsurance partners. Kestrel offers access to the U.S. primary markets to both onshore and non-U.S. reinsurance capital partners.
Operations
Operating Performance
Operating performance is primarily determined by the extent to which Kestrel can leverage the ‘A-’ rated paper and the nationally licensed AmTrust Insurance Companies to connect MGA partners with access to global reinsurance capital in exchange for a capacity distribution fee.
Kestrel’s primary expenses are personnel related. Kestrel’s employees fall into two broad categories: (i) sales and (ii) support (reporting, finance, legal, IT, regulatory). As of December 31, 2024, Kestrel receives professional and administrative support services for its business through a management and expense reimbursement arrangement with an outsourced service provider.
Sales for the year ended December 31, 2024 totaled approximately $5,200,000. This increase of approximately $3,900,000 represents strong growth from the year ended December 31, 2023. There are seven programs contributing to this revenue total across several lines of business — commercial property, general liability and cyber risk. The substantial growth for the year ended December 31, 2024 compared to the year ended December 31, 2023 is the result of securing new fronting contracts for additional programs and adding GWP on current programs. For the year ended December 31, 2024, Kestrel’s GWP was approximately $143,300,000, compared to approximately $38,000,000 for the year ended December 31, 2023.

2024 and 2023 Financial Highlights
For the Year Ended December 31,	2024	2023	Change
Net Sales	$5,249,587	$1,330,022	$3,919,565
Operating Expenses
Salaries & wages	3,401,784	3,525,272	(123,488)
Professional fees	1,076,527	1,184,073	(107,546)
Legal expenses	0	554,015	(554,015)
Rent expenses	235,773	236,820	(1,047)
Meals, entertainment and travel expense	248,309	168,872	79,437
Other operating expenses	145,432	106,186	39,246
Total Operating Expenses	5,107,825	5,775,238	(667,413)
Operating Income (Loss)	141,762	(4,445,216)	4,586,978
Other Income
Interest Income	212,550	229,805	(17,255)
Income (Loss) before taxes	354,312	(4,215,411)	4,569,723
Provision for income taxes	30,039	—	30,039
Net Income (Loss)	$324,273	$(4,215,411)	$4,539,684
Principal Revenue and Expense Items
Capacity distribution fees (or commissions). Capacity distribution fees are collected from program managers or MGAs for granting contractual access to Kestrel’s insurance carrier network and are considered a single performance obligation. Services provided for insurance and reinsurance brokerage arrangements that culminate in the placement of bound insurance coverage are also considered a single performance obligation. Kestrel considers these arrangements as a single revenue stream.
Except for contractual arrangements with minimum annual fees, the effective date of bound insurance coverage is considered the point in time when Kestrel’s performance obligation is met. Control passes to the customer at the effective date of bound insurance coverage, at which point the customer has accepted the services.
For contractual arrangements with minimum annual fees, Kestrel amortizes the minimum fee over the contract period. For the year ended December 31, 2024, Kestrel recognized approximately $234,000 related to minimum fees for two individual customers. All other revenue recognized for the years ended December 31, 2024 and 2023 related to the placement of insurance policies with program managers that were recognized when the insurance was considered binding.
Salaries & wages. Expenses related to salaries & wages are for the employees on Kestrel’s payroll. These expenses declined approximately $123,000 for the year ended December 31, 2024 compared to the year ended December 31, 2023 due to certain non-recurring required incentive payments that were made in 2023. Kestrel anticipates adding to its employee headcount in support of its overall revenue and program growth.
Professional fees. Kestrel receives professional and administrative services through a management and expense reimbursement arrangement with AmTrust North America Inc. that has common ownership and management with Kestrel. Kestrel incurred approximately $826,000 and $1,150,000 during the years ended December 31, 2024 and 2023, respectively, related to the agreement that governs Kestrel’s contractual arrangement with each of the AmTrust Insurance Companies.
Legal expenses. Kestrel and certain of its officers and directors were subject to a lawsuit filed by a former employer of such persons in September 2022. This legal proceeding was fully and finally resolved pursuant to a final judgment and disposition entered in October 2022. Legal and related expenses were incurred through December 31, 2023 in connection with this proceeding and certain conditions of the resolution.

Rent expenses. Kestrel’s principal executive offices are located at 8333 Douglas Avenue, Suite 1360, Dallas, Texas 75225, and its telephone number is (469) 423-2763. The Dallas office is leased through Kestrel’s wholly owned subsidiary, Kestrel Service Corporation, pursuant to a Lease Agreement dated October 23, 2019. Kestrel Service Corporation reimburses Terry Ledbetter via an expense reimbursement provision under his employment agreement for the use of this leased office space. This Lease Agreement expires January 31, 2026.
Kestrel also leases office space for the corporate office in Austin, Texas, through Kestrel Service Corporation, that expires in 2027. Lease payments have an escalating fee schedule, which range from a 3% to 4% increase each year. Termination of the lease is generally prohibited unless there is a violation under the lease agreement. See “— Contractual Obligations and Commitments”.
Meals, entertainment and travel expense. Kestrel participates in several conferences and industry events throughout the year. Kestrel employees host and participate in these events and incur expenses in the normal course of business. Kestrel also maintains an active travel schedule to source new business, frequently visiting major insurance and reinsurance hubs such as New York, Bermuda and London. Kestrel anticipates this category of expenses increasing in line with its revenue generation.
Income Taxes. Income taxes related to Kestrel Service Corporation are provided for the tax effects of transactions reported in the consolidated financial statements. The provision for income taxes for the years ended December 31, 2024 and 2023 consists of the following:
	2024	2023
Current income taxes
Federal	$15,734	$—
State	14,305	—
Total current	30,039	—
Deferred income taxes
Federal	—	—
State	—	—
Total current	—	—
Provision for income taxes	$30,039	$—
A reconciliation of the differences between the effective tax rate and the federal statutory tax rate from continuing operations for the years ended December 31, 2024 and 2023 are as follows:
	2024	2023
Federal income taxes	21.0%	21.0%
State income taxes, net of federal benefit	4.0%	0.0%
Permanent differences	1.4%	-0.8%
Valuation allowance for passthrough losses	-17.9%	-20.2%
Provision for income taxes	8.5%	0.0%
Liquidity and Capital Resources
Kestrel finances its operations through a combination of contributed equity and cash generated internally from operations. Kestrel believes that there will be access to debt capital in the near future as its business continues to scale. Kestrel will continue to evaluate all capital sources available to it in order to efficiently fund Kestrel’s anticipated growth. Kestrel currently has no debt outstanding.
Kestrel considers all liquid investments with original maturities of three months or less to be cash equivalents. Kestrel does not consider uninvested cash held in investment accounts as cash or cash equivalents. As of December 31, 2024 and 2023, cash equivalents consisted primarily of money market accounts.

As of December 31, 2024 and 2023, Kestrel’s cash accounts exceeded federally insured limits by approximately $3,236,000 and $4,515,000 respectively.
Cash Flow
The following table sets forth certain cash flow information for each of the periods indicated:
	2024	2023
Net cash used in operating activities	(1,266,841)	(2,485,329)
Decrease in cash and cash equivalents	(1,266,841)	(2,485,329)
Cash and cash equivalents, beginning of year	5,553,121	8,038,450
Cash and cash equivalents, end of year	$4,286,280	$5,553,121
Operating Activities
Net cash used in operating activities decreased to $(1,266,841) for the year ended December 31, 2024, compared to ($2,485,329) for the year ended December 31, 2023. The primary driver of the decrease in cash utilized was the increase in net income to $324,273 for the year ended December 31, 2024 compared to ($4,215,411) for the year ended December 31, 2023.
Contractual Obligations and Commitments
Kestrel has an operating lease for its office building at 305 Camp Craft Road, Suite 550, Austin, Texas. The table below shows the lease cost and other related information for the years ended December 31, 2024 and 2023.
Lease Cost	2024	2023
Operating lease cost	$78,992	$78,992
Other information
Cash paid for amounts included in the measurment of lease liabilities
Operating cash flows from operating leases	80,006	77,070
Weighted-average remaing lease term
Operating leases (in years)	2.92	3.92
Weighted-average discount rate
Operating leases	3.9%	3.9%
Future minimum lease payments and reconciliation to the consolidated balance sheet at December 31, 2024 are as follows:
Operating Leases
2025	$82,942
2026	85,878
2027	88,814
$257,634
Less Interest	(13,516)
Total future minimum lease payments	$244,118
Off-Balance Sheet Arrangements
As of December 31, 2024, Kestrel did not have any off-balance sheet relationships. Kestrel is, therefore, not exposed to any financing, liquidity, market or credit risk that could arise if Kestrel had engaged in such relationships.

Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates include, but are not limited to, the valuation of deferred tax assets, the determination of lease liabilities, and the fair value of equity shares. Actual results could differ from those estimates and those differences could be material.
Segment Reporting
Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions on how to allocate resources and assess performance. Kestrel’s chief operating decision maker is its chief executive officer. Kestrel and its chief executive officer view Kestrel’s operations and manage its business as one reportable segment. Kestrel offers a cohesive suite of products and services that are integrated and interdependent. Kestrel’s revenue is highly concentrated because of the capacity distribution agreements with an individual customer. As a single reportable segment, Kestrel’s financial statements reflect the consolidated results of our operations. Kestrel does not allocate revenues, expenses, or assets to multiple segments, as Kestrel’s business activities are managed and evaluated on a company-wide basis.
Cash and Cash Equivalents
Kestrel considers all liquid investments with original maturities of three months or less to be cash equivalents. Kestrel does not consider uninvested cash held in investment accounts as cash or cash equivalents.
At December 31, 2024 and 2023, cash equivalents consisted primarily of money market accounts. At December 31, 2024 and 2023, Kestrel’s cash accounts exceeded federally insured limits by approximately $3,236,000 and $4,515,000 respectively.
Revenue Recognition
In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, Kestrel recognizes revenue for each separately identifiable performance obligation in a contract representing a promise to transfer a distinct good or service to a customer.
Revenue is measured as the amount of consideration Kestrel expects to receive in exchange for providing services to customers and is generally governed by a capacity distribution agreement as a specified percentage of the premium. These agreements outline the terms and conditions under which Kestrel provides access to write policies on its carriers in exchange for a fee. These agreements may also include other provisions, such as minimum fee arrangements or cancellation provisions, which may impact revenue recognition.
Capacity distribution fees are collected from program managers or MGAs for providing support services and granting contractual access to our insurance carrier network and are considered a single performance obligation. Support services provided for these insurance and reinsurance brokerage arrangements include compliance and regulatory reporting and administrative support which culminates in the placement of bound insurance coverage. Kestrel considers these arrangements a single revenue stream.
Accounts Receivable
Accounts receivable are recorded at net realizable value. Accounts receivable are presented net of an allowance for doubtful accounts, which is an estimate of expected losses. In determining the amount of the reserve, Kestrel makes judgments about the creditworthiness of significant customers based on known delinquent activity or disputes and ongoing credit evaluations in addition to evaluating the historical loss rate on the pool of receivables.

Impairment of Long-Lived Assets
Long-lived assets are tested for recoverability whenever events or changes in the business environment indicate that the carrying amount of the assets may not be fully recoverable. Factors considered by Kestrel when deciding when to perform an impairment review include significant underperformance of the business against expectations, significant negative industry or economic trends and significant changes or planned changes in the use of the assets. An impairment loss would be recognized when estimated undiscounted future cash flows resulting from the use of an asset are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset over its current fair value. Kestrel management believes the carrying value of long-lived assets are recoverable and no impairments were recorded during the years ended December 31, 2024 and 2023.
Income taxes
Kestrel has elected to be treated as a partnership for federal and, if applicable, state and local tax purposes and is not directly subject to income taxes under the provisions of the Code and applicable state laws. Therefore, taxable income or loss is reported to the members for inclusion in their respective tax returns.
Income taxes related to Kestrel Service Corporation are provided for the tax effects of transactions reported in the consolidated financial statements. Deferred tax assets and liabilities, if significant, are recognized for the estimated future tax effects attributed to temporary differences between the book and tax basis of assets and liabilities and carryforward items. The measurement of current and deferred tax assets and liabilities is based on enacted law. Deferred tax assets are reduced, if necessary, by a valuation allowance for the amount of tax benefits that may not be realized. As of December 31, 2024 and 2023, Kestrel has recorded a full valuation allowance for all deferred tax assets.
The benefit of a tax position is recognized in the consolidated financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the positions will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. As of December 31, 2024 and 2023, Kestrel has not recognized liabilities for uncertain tax positions or associated interest and penalties.
Kestrel files income tax returns in the U.S. federal jurisdiction and various state jurisdictions and is subject to examinations by tax authorities for years since inception.
Net Income (Loss) Per Unit
Kestrel has structured its equity interests into two classes of units: Class A and Class B.
Class A consists of 1,000 units, with an initial capital contribution totaling $10 million. These units represent the primary equity investment in Kestrel.
Class B consists of 63 units, which are subject to a 60% and 80% recoupment percent as of 2024 and 2023, respectively. Additionally, Class B units have a participation hurdle of $10 million. This hurdle must be met before Class B unit holders begin to participate in profit distributions.
Once the recoupment and participation threshold conditions are satisfied, profits will be distributed among all unit holders according to their respective interests. This structure ensures that initial investors are prioritized in profit distributions, while also providing an opportunity for Class B unit holders to participate in Kestrel’s financial success once certain financial milestones are achieved. Kestrel does not have any dilutive equity instruments.
As neither Kestrel’s undistributed or distributed earnings have exceeded the B Units’ hurdles for any periods presented, no earnings were allocated to the B Units in the computation of earnings per unit.
Fair Value
Kestrel measures certain financial assets and liabilities at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. Kestrel utilizes a three-level hierarchy for fair value measurements based on the observability of inputs to the valuation of an asset or liability as of the measurement date.
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Level 1:   Quoted prices in active markets for identical assets or liabilities.

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Level 2:   Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

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Level 3:   Unobservable inputs for the asset or liability, reflecting Kestrel management’s own assumptions about the assumptions market participants would use in pricing the asset or liability.

Kestrel maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. The fair value of financial instruments is determined using various valuation techniques, including the market approach, income approach, and cost approach, as appropriate. Changes in fair value measurements are recorded in the period in which they occur.
Advertising
Advertising costs are recorded in the consolidated statement of operations in the period in which they are incurred.
Interest Income
Interest income is recorded in the consolidated statements of operations in other income in the period in which it is earned and represents interest earned on Kestrel’s money market accounts.
Equity-Based Compensation
Kestrel estimates the fair value of equity-based awards on the date of grant. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the five-year vesting period using the straight-line attribution method. These amounts are reduced by an estimated forfeiture rate. The forfeiture rate is estimated based on actual cancellation experience and is applied to all equity-based awards. The rate is estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.
Recently Adopted Accounting Standards Updates (ASU)
ASU 2023-07: In November 2023, the Financial Accounting Standards Board (FASB) issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The updated accounting guidance requires expanded reportable segment disclosures, primarily related to significant segment expenses, which are regularly provided to Kestrel’s Chief Operating Decision Maker (CODM). The guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within annual periods beginning after December 15, 2024. Kestrel has adopted the guidance retrospectively and it did not have a material impact to the company.
Accounting Standards Pending Adoption
In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The updated accounting guidance requires expanded income tax disclosures, including the disaggregation of existing disclosures related to the tax rate reconciliation and income taxes paid. The guidance is effective for annual periods beginning after December 15, 2024. Prospective application is required, with retrospective application permitted.
In November 2024, the FASB issued ASU 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. The updated accounting guidance requires disaggregated disclosure of specified expense categories. The guidance also requires disclosure of total selling expenses and how Kestrel defines selling expenses. The guidance is effective for fiscal years beginning after December 15, 2026, and interim periods within annual periods beginning after December 15, 2027. Prospective application is required, with retrospective application permitted. Kestrel is currently evaluating the effect the updated guidance will have on Kestrel’s consolidated financial statement disclosures.
Quantitative and Qualitative Disclosures about Market Risk
Market risk is the risk of loss to future earnings, values or cash flows that may result from changes in the price of a financial instrument. The value of a financial instrument, derivative or non-derivative, might change as a result of changes in interest rates, exchange rates, commodity prices, equity prices and other market changes. Kestrel has operations within the United States and is exposed to market risks in the ordinary course of its business. These risks include liquidity risk, credit risk, interest rate risk and inflation.
Liquidity risk
Liquidity risk represents the potential inability to meet all payment obligations when they become due. Kestrel seeks to maintain sufficient cash and cash equivalents to fund its operations.
Credit risk
Although the AmTrust Insurance Companies are directly exposed to the risk of insolvency or other failure to pay by a reinsurer, any adverse impact to the business, financial condition, results of operations, and prospects of the AmTrust Insurance Companies may have an adverse impact on Kestrel’s financial condition and results of operations, as Kestrel relies on the AmTrust Insurance Companies to write its business. Therefore, Kestrel is indirectly exposed to credit risk from potential losses arising principally from the financial condition of the third-party reinsurers, and Kestrel is also directly exposed to credit risk from potential losses in its cash and money market accounts. Although the third-party reinsurers are obligated to reimburse losses to the extent risk is ceded to them, insurance carriers are ultimately liable to the policyholders on all risks ceded. As a result, reinsurance contracts do not limit the ultimate obligations to pay claims covered under the insurance policies that Kestrel issues through the insurance carriers, and Kestrel might not collect amounts recoverable from the reinsurers.
Kestrel also evaluates the credit risk of its investment portfolio. As of December 31, 2024, Kestrel’s cash and cash equivalents are held in FDIC-insured banks and in money market accounts with daily liquidity.

DESCRIPTION OF BERMUDA NEWCO COMMON SHARES
The following is a summary of the Bermuda NewCo common shares as of the closing and does not purport to be a complete description of the Bermuda NewCo common shares. You should also refer to, and this summary is qualified in its entirety by, (1) Bermuda NewCo’s memorandum of association and any (i) certificates of deposit of memorandum of increase of share capital or (ii) certificates of deposit of memorandum of reduction of share premium attached thereto, which we refer to as the Bermuda NewCo memorandum of association, are included as Exhibit 3.2 to the registration statement of which this proxy statement/prospectus is a part and are incorporated herein by reference, (2) Bermuda NewCo’s amended and restated bye-laws, which we refer to as the Bermuda NewCo bye-laws, are included as Exhibit 3.3 to the registration statement of which this proxy statement/prospectus is a part and is incorporated herein by reference and (3) the applicable provisions of the Bermuda Companies Act . The following summary should be read in conjunction with the section entitled “Comparison of Shareholder Rights” beginning on page 158.
Dividends
Holders of Bermuda NewCo common shares are entitled to receive dividends when, as and if declared by the Bermuda NewCo board out of funds legally available for the payment of such dividends, subject to any applicable contractual restrictions or any preferred dividend rights on the payment of dividends and to any restrictions on the payment of dividends that Bermuda NewCo may be subject to imposed by the terms of any issued and outstanding preference shares or debt securities. Bermuda law does not permit payment of dividends, or distributions of contributed surplus by a company if there are reasonable grounds for believing that:
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the company is, or would be, after the payment is made, unable to pay its liabilities as they become due; or

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the realizable value of the company’s assets would be less than its liabilities.

Under the Bermuda NewCo bye-laws, the Bermuda NewCo board has the power to declare dividends or distributions out of contributed surplus, and to determine that any dividend shall be paid in cash or wholly or partly in specie, in which case the Bermuda NewCo board may fix the value for distribution in specie of any assets.
Common Shares
Bermuda NewCo’s authorized share capital consists of 850,000,000 shares. Holders of Bermuda NewCo common shares will have no pre-emptive, redemption, conversion or sinking fund rights. Holders of Bermuda NewCo common shares are entitled to one vote per share on all matters submitted to a vote of holders of Bermuda NewCo common shares. Most matters to be approved by holders of Bermuda NewCo common shares require approval by a simple majority vote. Under the Bermuda NewCo bye-laws, the holders of at least a majority of the Bermuda NewCo common shares voting in person or by proxy at a meeting must approve any merger, amalgamation, business combination or similar transaction with another company.
The Bermuda Companies Act provides that a resolution to remove Bermuda NewCo’s auditor before the expiration of its term of office must be approved by at least two-thirds of the votes cast at a meeting of Bermuda NewCo’s shareholders of which notice specifying the intention to pass such resolution was given to such Bermuda NewCo shareholders. The quorum for general meetings of Bermuda NewCo’s shareholders is two or more persons holding or representing a majority of the issued and outstanding Bermuda NewCo common shares on an unadjusted basis. The Bermuda NewCo board has the power to approve Bermuda NewCo’s discontinuation from Bermuda to another jurisdiction. Under the Bermuda NewCo bye-laws, the rights attached to any class of Bermuda NewCo shares, common or preferred, may be varied with the consent in writing of the holders of at least a majority of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class.
In the event of Bermuda NewCo’s liquidation, dissolution or winding-up, the holders of shares are entitled to share equally and ratably in Bermuda NewCo’s assets, if any, remaining after the payment of all its debts and liabilities and the liquidation preference of any issued and outstanding preferred shares. The Bermuda NewCo common shares to be issued in connection with the combination will be validly issued, fully paid and non-assessable. Subject to the listing rules and requirements of Nasdaq, authorized but unissued shares may, subject to any rights attaching to existing shares, be issued at any time and at the discretion of the Bermuda NewCo board without the approval of Bermuda NewCo’s shareholders, with such rights, preferences and limitations as the board may determine.
Limitation on Voting Rights
In general, and except as provided under the Bermuda NewCo bye-laws and as provided below, the common shareholders have one vote for each common share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders. Unlike the current Maiden bye-laws (as described in the section entitled “Comparison of Shareholder Rights” beginning on page 158), the Bermuda NewCo bye-laws, as contemplated, will not limit the voting power of any holder of Bermuda NewCo common shares to 9.5% of the votes conferred by Bermuda NewCo’s issued common shares.
Restrictions on Transfer, Issuance and Repurchase
Bermuda NewCo’s directors may decline to register the transfer of any shares if they have reason to believe that such transfer may expose Bermuda NewCo or any direct or indirect shareholder or its affiliates to non-de minimis adverse tax, legal or regulatory consequences in any jurisdiction. Similarly, Bermuda NewCo could be restricted from issuing or repurchasing shares if its directors believe that such issuance or repurchase may result in a non-de minimis adverse tax, legal or regulatory consequence to Bermuda NewCo or any direct or indirect shareholder or its affiliates.
Sections 382 and 383 of the Code impose limitations on the use of net operating loss carryforwards and other tax attributes if one or more stockholders or groups of stockholders who own at least 5% of a company’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Bermuda NewCo has determined that allowing any ownership change that would trigger application of Sections 382 and 383 of the Code could cause a non-de minimis adverse tax consequence to Bermuda NewCo or its subsidiaries. To preserve Bermuda NewCo’s and its subsidiaries’ ability to utilize their tax attributes without limitation, Bermuda NewCo has adopted provisions that generally prohibit shareholders from acquiring Bermuda NewCo’s common shares if, as a result of such acquisition, such shareholders would become Substantial Shareholders (as defined below), or in the case of shareholders that already own 4.9% or more of Bermuda NewCo’s common shares (“Substantial Shareholders”), such existing Substantial Shareholders would increase their ownership percentage, during any 3-year period in which there has been and continues to be a greater than 35% shift in the percentage stock ownership in Maiden Holdings North America, Ltd. owned by Substantial Shareholders, unless Bermuda NewCo’s directors approve any such acquisitions. See “Risk Factors — The ability of Bermuda NewCo’s subsidiaries to use net operating loss carryforwards and other tax attributes may be limited in connection with the combination or other transactions.”
Bermuda NewCo’s directors also may, in their absolute discretion, decline to register the transfer of any shares if they have reason to believe that registration of the transfer under the Securities Act or under any U.S. state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected. In addition, Bermuda NewCo’s directors may decline to approve or register a transfer of shares unless all applicable consents, authorizations, permissions or approvals of any governmental authority in Bermuda, the United States or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.
Bermuda NewCo is authorized to request information from any holder or prospective acquirer of shares as necessary to give effect to the transfer, issuance and repurchase restrictions described above, and may decline to effect any transaction if complete and accurate information is not received as requested.
Conyers Dill & Pearman Limited, Bermuda NewCo’s Bermuda counsel, has advised that while the precise form of the restrictions on transfer contained in the Bermuda NewCo bye-laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. A proposed transferee will be permitted to dispose of any shares purchased that violate the restrictions and as to the transfer of which registration is refused. The proposed transferor of those shares will be deemed to own those shares for dividend, voting and reporting purposes until a transfer of such shares has been registered on Bermuda NewCo’s shareholders register.
If Bermuda NewCo’s directors refuse to register a transfer for any reason, the Secretary of Bermuda NewCo must notify the proposed transferor and transferee within three months of such refusal. The Bermuda NewCo bye-laws also provide that the Bermuda NewCo board may suspend the registration of transfers for any reason and for such periods as it may determine, provided that it may not suspend the registration of transfers for more than 45 days in any period of 365 consecutive days.
The voting restrictions and restrictions on transfer described above may have the effect of delaying, deferring or preventing a change in control of Bermuda NewCo.
Nomination, Election and Removal of Directors
The combination agreement and the registration and investor rights agreements provide that the Bermuda NewCo board immediately following the second merger effective time will consist of seven directors. KILH has the right to nominate (i) two non-independent directors to the Bermuda NewCo board for so long as it and its affiliates own at least 25% of the shares of Bermuda NewCo issued to them at the closing, and (ii) two independent directors to the Bermuda NewCo board for so long as it and its affiliates own at least 5% of the shares of Bermuda NewCo and at least 25% of the shares of Bermuda NewCo issued to them at the closing. AmTrust has the right to nominate (i) one non-independent director to the Bermuda NewCo board for so long as it and its affiliates own at least 25% of the shares of Bermuda NewCo issued to them at the closing, and (ii) two independent directors to the Bermuda NewCo board for so long as it and its affiliates own at least 5% of the shares of Bermuda NewCo and at least 25% of the shares of Bermuda NewCo issued to them at the closing.
Except in the case of vacancies, each director is elected by the affirmative vote of a majority of the votes cast at the general meeting of shareholders of Bermuda NewCo, except in the case of a contested election, in which case, the director nominees receiving the greatest number of votes “for” their election, up to the number of directors to be elected, shall be elected and an absolute majority of the votes cast shall not be a prerequisite to the election of such directors.
Subject to the rights of KILH and AmTrust to nominate directors pursuant to the Bermuda NewCo bye-laws, and the registration and investor rights agreements, any vacancy on the Bermuda NewCo board shall be filled by a majority of the directors then in office, provided that a quorum is present, and a director so appointed shall hold office for the remainder of the term of the removed director, or in the absence of such term being determined by the shareholders, until the next annual general meeting or until such director’s office is otherwise vacated.
Under the Bermuda NewCo bye-laws, a director may be removed from office, only with cause, by the shareholders at a special general meeting called for that purpose. The notice of a meeting convened for the purpose of removing a director must contain a statement of intention to do so and be served on such director not less than 14 days before the meeting. The director subject to removal will be entitled to be heard on the motion for his removal.
Bye-laws
The Bermuda NewCo bye-laws provide for Bermuda NewCo’s corporate governance, including the establishment of share rights, modification of those rights, issuance of share certificates, calls on shares which are not fully paid, forfeiture of shares, the transfer of shares, alterations of capital, the calling and conduct of general meetings, proxies, the appointment and removal of directors, conduct and power of directors, the payment of dividends, the appointment of an auditor and Bermuda NewCo’s winding-up.
The Bermuda NewCo bye-laws provide that shareholders may only remove a director for cause prior to the expiration of that director’s term at a meeting of shareholders at which a majority of the holders of shares voting thereon vote in favor of that action.

The Bermuda NewCo bye-laws may only be amended by a resolution adopted by the Bermuda NewCo board and by resolution of the shareholders.
Transfer Agent
The registrar and transfer agent for the Bermuda NewCo common shares will be Equiniti Trust Company, LLC.
Listing
The Bermuda NewCo common shares will be listed on Nasdaq under the symbol “     .”
Differences in Corporate Law
Dividends
Bermuda law does not permit payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or that the realizable value of the company’s assets would be less, as a result of the payment, than its liabilities. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances, for example to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation.
Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits at any time when capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.
Mergers and Similar Arrangements
The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies or its parent company) requires the amalgamation agreement to be approved by the company’s board of directors and by its shareholders. Under the Bermuda NewCo bye-laws, Bermuda NewCo may, with the approval of at least a majority of the votes cast at a general meeting of Bermuda NewCo’s shareholders at which a quorum is present, merge, amalgamate, consolidate or combine (or enter into a similar transaction) with another Bermuda company or with a body incorporated outside Bermuda. In the case of a merger, amalgamation, consolidation, combination or similar transaction under Bermuda law, a shareholder who does not wish to vote in favor of such merger, amalgamation, consolidation or similar transaction and who is not satisfied that they have been offered fair value for their shares may, within one (1) month of the giving of the notice of the meeting for such merger, amalgamation, consolidation or similar transaction, apply to the Bermuda Court to appraise the fair value of their shares.
Under Delaware law, with certain exceptions, a merger, consolidation, or sale of all or substantially all the assets of a corporation must be approved by the board of directors and the holders of a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which the shareholder may receive cash in the amount of the fair value of the shares held by that shareholder (as determined by a court) in lieu of the consideration that the shareholder would otherwise receive in the transaction. Delaware law does not provide shareholders of a corporation with voting or appraisal rights when the corporation acquires another business through the issuance of its stock or other consideration (i) in exchange for the assets of the business to be acquired; (ii) in exchange for the outstanding stock of the corporation to be acquired; (iii) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation; or (iv) in a merger in which the corporation’s certificate of incorporation is not amended and the corporation issues less than 20% of its common shares outstanding prior to the merger.

Takeovers
Bermuda does not have any specific takeover regulations applicable to shareholders of Bermuda companies. Under the Bermuda Companies Act, a purchaser is generally able to compulsorily acquire the shares of minority holders in any of the following ways:
(a)   By a court approved scheme of arrangement under the Bermuda Companies Act. While dissenting shareholders do not have express statutory appraisal rights, Bermuda courts will only sanction a scheme where: (a) the statutory majority, whose vote is required to approve the scheme, fairly represents the class and acts bona fide to promote the interests of the class; and (b) the Court concludes that an intelligent and honest member of the class, acting in their own interest, might reasonably approve the scheme. Any scheme must be approved by a majority in number being no less than three-fourths in value of the shareholders present and voting either in person or by proxy at the requisite special general meeting. If there are dissenting shareholders who hold more than 10% of the shares, Bermuda courts might be persuaded not to exercise their discretion to sanction the scheme on the grounds that the scheme constitutes a takeover under the Bermuda Companies Act and requires 90% acceptance.
(b)   By a squeeze-out of minority shareholders in a Bermuda company in the form of a general offer by a potential acquirer followed by a squeeze-out permitted under the Bermuda Companies Act upon acquisition of shares up to the statutory threshold. When an offer is made for shares of another company and, within four months of the offer, the holders of not less than 90% in value of the shares which are the subject of the offer (other than shares held by or for the offeror or its subsidiaries) accept, the offeror may by notice require the nontendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to a Bermuda court within one month of the notice objecting to the transfer. . In the absence of special circumstances, the Court will only interfere with a squeeze-out on the application of a dissenting shareholder where it is affirmatively established that, notwithstanding the views of a very large majority of shareholders, the offer is unfair to the body of shareholders as a whole. As 90% of shareholders will have already accepted the offer, the Court will, prima facie, regard the offer as a fair one. A dissenting shareholder’s application for relief must therefore demonstrate substantial unfairness and will not be granted only on the basis that: (i) there are valid criticisms of the offer, or (ii) a better or fairer offer might have been made.
(c)   By the holders of 95% or more of the Bermuda company’s shares or any class of such company’s shares serving a notice on the remaining shareholders or class of shareholders under the Bermuda Companies Act.
Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of the outstanding shares of each class of stock that is entitled to vote on the transaction. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.
Interested Directors
Bermuda law and the Bermuda NewCo bye-laws provide that if a director has an interest in a material contract or proposed material contract with Bermuda NewCo or any of Bermuda NewCo’s subsidiaries or has a material interest in any person that is a party to such a contract, the director must disclose the nature of that interest at the first opportunity either at a meeting of directors or in writing to the directors. The Bermuda NewCo bye-laws provide that, after a director has made such a declaration of interest, he is allowed to be counted for purposes of determining whether a quorum is present and to vote on a transaction in which he has an interest, unless disqualified from doing so by the chairman of the relevant board meeting. Under Delaware law such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed to or are known by the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed to or are known by the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified.

Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.
Shareholder’s Suit
The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in Bermuda NewCo’s name to remedy a wrong done to Bermuda NewCo where the act complained of is alleged to be beyond Bermuda NewCo’s corporate power or is illegal or would result in the violation of Bermuda NewCo’s memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. The Bermuda NewCo bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Bermuda NewCo, against any of Bermuda NewCo’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except with respect to any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
Inspection of Corporate Records
Members of the general public have the right to inspect Bermuda NewCo’s public documents available at the office of the Registrar of Companies in Bermuda, which includes Bermuda NewCo’s memorandum of association (including Bermuda NewCo’s objects and powers) and alterations to Bermuda NewCo’s memorandum of association, including any increase or reduction of Bermuda NewCo’s authorized capital. Bermuda NewCo’s shareholders have the additional right to inspect Bermuda NewCo’s bye-laws, minutes of general meetings and audited financial statements, which must be presented to the annual general meeting of shareholders. Bermuda NewCo’s register of shareholders is also open to inspection by shareholders and to members of the public without charge. Bermuda NewCo is required to maintain a share register in Bermuda but may establish a branch register outside Bermuda. Bermuda NewCo is required to keep at its registered office a register of its directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.
Insurance Regulations Concerning Change of Control
State insurance laws intended primarily for the protection of policyholders contain certain requirements that must be met prior to any change of control of an insurance company or insurance holding company that is domiciled, or in some cases, having such substantial business that it is deemed commercially domiciled, in that state. These requirements may include the advance filing of specific information with the state insurance commission, a public hearing on the matter, and review and approval of the change of control by the state agencies. Bermuda NewCo will have an insurance subsidiary domiciled in Vermont. Under the insurance laws in this state, “control” is presumed to exist through the ownership of 10% or more of the voting securities of an insurance company or any company that controls the insurance company. Any purchase of Bermuda NewCo shares that would result in the purchaser owning more than 10% of Bermuda NewCo’s voting securities will be presumed to result in the acquisition of control of Bermuda NewCo’s insurance subsidiaries and require prior regulatory approval.

CERTAIN BENEFICIAL OWNERS OF MAIDEN SHARES
The following table sets forth, as of March 3, 2025 (except as otherwise noted), information with respect to the beneficial ownership of the Maiden shares issued and outstanding for:
•
each of Maiden’s directors and named executive officers;

•
Maiden’s directors and named executive officers as a group; and

•
each person or group of affiliated persons whom Maiden knows to beneficially own more than five percent of the Maiden shares issued and outstanding.

The following table gives effect to the Maiden shares issuable within 60 days of March 3, 2025 upon the exercise of all options and other rights beneficially owned by the indicated shareholders on that date. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment power with respect to all shares beneficially owned. Unless otherwise indicated, the address for those listed below is c/o Maiden Holdings, Ltd., 48 Par-La-Ville Road, Suite 1141, Hamilton HM 11, Bermuda.
The percentages of beneficial ownership in the table below are based on 101,074,887 Maiden shares issued and outstanding as of March 3, 2025 (which includes 2,035,634 Maiden restricted shares and excludes 44,750,678 Maiden shares held by Maiden Re), together with the named executive officer’s options to purchase Maiden shares outstanding which are fully vested at March 3, 2025 and any restricted shares granted and not yet vested.
	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Directors and Named Executive Officers
Barry D. Zyskind	6,374,292(1)	6.3%
Holly L. Blanchard	161,648(2)	*
Patrick J. Haveron	3,047,059(3)	3.0%
William T. Jarman	350,068(4)	*
Mark O. Heintzman	172,744(5)	*
Simcha G. Lyons	239,041(6)	*
Lawrence F. Metz	2,201,523(7)	2.2%
Raymond M. Neff	686,588(8)	*
Yehuda L. Neuberger	—(9)	*
Steven H. Nigro	292,018(10)	*
Keith A. Thomas	136,247(11)	*
All executive officers and directors as a group (11 persons)	13,661,228	13.5%

*
Less than one percent.

(1)
Mr. Zyskind holds 220,000 of these Maiden shares as a custodian for his children under the Uniform Transfers to Minors Act.

(2)
The amount shown above includes 30,516 restricted shares that were issued on June 1, 2024 that will fully vest on June 1, 2025, which Ms. Blanchard has the ability to vote, but is restricted from transferring until the vesting date.

(3)
The amount shown above includes 683,453 restricted shares that were issued on March 14, 2024 that will vest 50% on the first anniversary of the grant, and 50% on the second anniversary of the grant, and 115,217 restricted shares that were issued on March 17, 2023 that will vest on March 17, 2025. The amount above does not include 225,490 restricted shares that Mr. Haveron may earn starting at the conclusion of fiscal 2023 in the sole discretion of Maiden’s compensation committee upon the achievement of GAAP book value of at least $4.00 per share as established in Maiden’s year-end audited financial statements. Furthermore, the amount above also does not include 172,826 restricted shares that Mr. Haveron may earn starting at the conclusion of fiscal 2023 upon the achievement of (i) total shareholder return of 10% or more, (ii) alternative investment portfolio return of 10% or more, and (iii) GAAP book value of at least $4.25 per share as established in Maiden’s year-end audited financial statements, in the sole discretion of Maiden’s compensation committee. Furthermore, the amount above also does not include 172,826 restricted shares that Mr. Haveron may earn starting at the conclusion of fiscal 2024 upon the achievement of (i) total shareholder return of 10% or more, (ii) alternative investment portfolio return of 10% or more, and (iii) GAAP book value of at least $4.50 per share as established in Maiden’s year-end audited financial statements, in the sole discretion of Maiden’s compensation committee. Furthermore, the amount above also does not include 1,366,906 restricted shares that Mr. Haveron may earn in whole or in part starting at the conclusion of fiscal 2024 upon the achievement of certain financial metrics as established in Maiden’s year-end audited consolidated financial statements, which final valuation will be determined at the end of fiscal 2027.
(4)
The amount shown above includes 76,086 restricted shares that were issued on March 17, 2023 that will fully vest on March 31, 2025, all of which Mr. Jarman has the ability to vote, but is restricted from transferring until the vesting date. The amount shown above also includes 107,527 restricted shares that were issued on March 22, 2024 that will fully vest on March 31, 2026, all of which Mr. Jarman has the ability to vote, but is restricted from transferring until the vesting date.

(5)
The amount shown above includes 65,217 restricted shares that were issued on March 17, 2023 that will fully vest on March 31, 2025, all of which Mr. Heintzman has the ability to vote, but is restricted from transferring until the vesting date. The amount shown above also includes 107,527 restricted shares that were issued on March 22, 2024 that will fully vest on March 31, 2026, all of which Mr. Heintzman has the ability to vote, but is restricted from transferring until the vesting date.

(6)
The amount shown above includes vested options to acquire 12,000 Maiden shares granted on June 1, 2015 and June 1, 2016. The amount shown above also includes 30,516 restricted shares that were issued on June 1, 2024 that will fully vest on June 1, 2025, which Mr. Lyons has the ability to vote, but is restricted from transferring until the vesting date.

(7)
The amount shown above includes 456,835 restricted shares that were issued on March 14, 2024 that will vest 50% on the first anniversary of the grant, and 50% on the second anniversary of the grant, and 84,782 restricted shares that were issued on March 17, 2023 that will vest on March 17, 2025. The amount above does not include 225,490 restricted shares that Mr. Metz may earn starting at the conclusion of fiscal 2023 in the sole discretion of Maiden’s compensation committee upon the achievement of GAAP book value of at least $4.00 per share as established in Maiden’s year-end audited financial statements. Furthermore, the amount above also does not include 127,174 restricted shares that Mr. Metz may earn starting at the conclusion of fiscal 2023 upon the achievement of (i) total shareholder return of 10% or more, (ii) alternative investment portfolio return of 10% or more, and (iii) GAAP book value of at least $4.25 per share as established in Maiden’s year-end audited financial statements, in the sole discretion of Maiden’s compensation committee. Furthermore, the amount above also does not include 127,174 restricted shares that Mr. Metz may earn starting at the conclusion of fiscal 2024 upon the achievement of (i) total shareholder return of 10% or more, (ii) alternative investment portfolio return of 10% or more, and (iii) GAAP book value of at least $4.50 per share as established in Maiden’s year-end audited financial statements, in the sole discretion of Maiden’s compensation committee. Furthermore, the amount above also does not include 586,330 restricted shares that Mr. Haveron may earn in whole or in part starting at the conclusion of fiscal 2024 upon the achievement of certain financial metrics as established in Maiden’s year-end audited consolidated financial statements, which final valuation will be determined at the end of fiscal 2027.

(8)
The amount shown above includes vested options to acquire 12,000 Maiden shares granted on June 1, 2015 and June 1, 2016. The amount shown above also includes 30,516 restricted shares that were issued on June 1, 2024 that will fully vest on June 1, 2025, which Mr. Neff has the ability to vote, but is restricted from transferring until the vesting date.

(9)
On December 31, 2023, Mr. Neuberger sold his shares in a private transaction in order to comply with restrictions on investments imposed in connection with his spouse’s government service.

(10)
The amount shown above includes vested options to acquire 12,000 Maiden shares granted on June 1, 2015 and June 1, 2016. The amount shown above also includes 35,211 restricted shares that were issued on June 1, 2024 that will fully vest on June 1, 2025, which Mr. Nigro has the ability to vote, but is restricted from transferring until the vesting date.
(11)
The amount shown above includes 30,516 restricted shares that were issued on June 1, 2024 that will fully vest on June 1, 2025, which Mr. Thomas has the ability to vote, but is restricted from transferring until the vesting date.

The percentages of beneficial ownership in the table below are based on 101,074,887 Maiden shares issued and outstanding as of March 3, 2025 (which includes 2,035,634 Maiden restricted shares and excludes 44,750,678 Maiden shares held by Maiden Re).
	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Five Percent and Greater Shareholders
Talkot Capital, LLC	12,892,902(1)	12.8%
Phillips Ray Capital Management, Inc.	7,047,561(2)	7.0%
BlackRock, Inc.	5,925,829(3)	5.9%

(1)
Based on Amendment No. 8 to Schedule 13G filed with the SEC on February 12, 2025. Talkot Capital, LLC, as investment adviser, filed on behalf of these other Reporting Persons: Talkot Fund, L.P., Talkot Capital, LLC, Thomas B. Akin, James H. Akin Trust, Karen Hochster Akin, Blair Spencer Akin, Willa Reyes and Akin Family Foundation. The principal business office for Talkot Capital, LLC is 30 Liberty Ship Way, Suite 3110, Sausalito, CA 94965.

(2)
Based on Amendment No. 4 to Schedule 13G filed with the SEC on February 6, 2024. Phillips Ray Capital Management, Inc. jointly filed with one other Reporting Person: Brian Michael Phillips. The principal business office for Phillips Ray Capital Management, Inc. is 2727 W 7th Street, Suite 220, Fort Worth, TX 76107.

(3)
Based on Schedule 13G filed with the SEC on November 8, 2024. The principal business office for BlackRock, Inc, is 50 Hudson Yards New York, NY 10001.

CERTAIN BENEFICIAL OWNERS OF BERMUDA NEWCO COMMON SHARES
The following table sets forth information with respect to the beneficial ownership of the Bermuda NewCo common shares issued and outstanding after giving effect to the transaction for:
•
each of Bermuda NewCo’s directors and named executive officers;

•
Bermuda NewCo’s directors and named executive officers as a group; and

•
each person or group of affiliated persons whom Bermuda NewCo expects to beneficially own more than five percent of the Bermuda NewCo common shares then issued and outstanding.

The following table gives effect to the Bermuda NewCo common shares expected to be issuable within 60 days of March 3, 2025 upon the exercise of all options and other rights beneficially owned by the indicated shareholders on that date. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment power with respect to all shares beneficially owned.
The percentages of beneficial ownership in the table below are based on 156,074,887 common shares of Bermuda NewCo issued and outstanding after giving effect to the transaction (which excludes (A) the potential contingent consideration payable to the former Kestrel equityholders and (B) 44,750,678 Bermuda NewCo common shares to be held by Maiden Re upon consummation of the transaction), being the sum of (i) 101,074,887 common shares of Bermuda NewCo issuable to former Maiden shareholders pursuant to the transaction (based on such number of Maiden shares issued and outstanding as of March 3, 2025), and (ii) 55,000,000 common shares of Bermuda NewCo issuable to the former Kestrel equityholders pursuant to the transaction, together with the named executive officer’s options to purchase Bermuda NewCo common shares outstanding which are fully vested at the closing and any restricted shares granted and not yet vested. Unless otherwise indicated, the address for those listed below is c/o Ranger Bermuda Topco Ltd, 48 Par-La-Ville Road, Suite 1141, Hamilton HM 11, Bermuda.
	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Directors and Named Executive Officers
Luke Ledbetter	18,117,647(1)	11.6%
Terry Ledbetter	18,117,647(2)	11.6%
Patrick J. Haveron	3,047,059(5)	2.0%
Lawrence F. Metz	2,201,523(4)	1.4%
Joseph Brecher	110,000(3)	*
Erik Cohen	—	—
Michael Hotchkiss	—	—
Steven Nigro	292,018(6)	*
Jeffrey Weissmann	—	—
All executive officers and directors as a group (9 persons)	41,885,894	26.8%

*
Less than one percent.

(1)
The amount shown above represents Mr. Luke Ledbetter’s beneficial ownership of Bermuda NewCo common shares through his role as trustee of (i) the Bradford Luke Ledbetter 2006 Grantor Trust No. 2 (which holds a 25% interest in KILH) and (ii) the Shari Ann Ledbetter Irrevocable 2019 Trust (which holds a 25% interest in KILH).

(2)
The amount shown above represents Mr. Terry Ledbetter’s beneficial ownership of Bermuda NewCo common shares through his role as co-trustee of the Terry Lee Ledbetter and Reta Laurie Ledbetter 2000 Revocable Trust (which holds a 50% interest in KILH).

(3)
Represents 110,000 Maiden Shares that Mr. Brecher beneficially owns jointly with his spouse.

(4)
The amount shown above includes 456,835 restricted shares that were issued on March 14, 2024 that will vest 50% on the first anniversary of the grant, and 50% on the second anniversary of the grant, and 84,782 restricted shares that were issued on March 17, 2023 that will vest on March 17, 2025. The amount above does not include 225,490 restricted shares that Mr. Metz may earn starting at the conclusion of fiscal 2023 in the sole discretion of Maiden’s compensation committee upon the achievement of GAAP book value of at least $4.00 per share as established in Maiden’s year-end audited financial statements. Furthermore, the amount above also does not include 127,174 restricted shares that Mr. Metz may earn starting at the conclusion of fiscal 2023 upon the achievement of (i) total shareholder return of 10% or more, (ii) alternative investment portfolio return of 10% or more, and (iii) GAAP book value of at least $4.25 per share as established in Maiden’s year-end audited financial statements, in the sole discretion of Maiden’s compensation committee. Furthermore, the amount above also does not include 127,174 restricted shares that Mr. Metz may earn starting at the conclusion of fiscal 2024 upon the achievement of (i) total shareholder return of 10% or more, (ii) alternative investment portfolio return of 10% or more, and (iii) GAAP book value of at least $4.50 per share as established in Maiden’s year-end audited financial statements, in the sole discretion of Maiden’s compensation committee. Furthermore, the amount above also does not include 586,330 restricted shares that Mr. Haveron may earn in whole or in part starting at the conclusion of fiscal 2024 upon the achievement of certain financial metrics as established in Maiden’s year-end audited consolidated financial statements, which final valuation will be determined at the end of fiscal 2027.

(5)
The amount shown above includes 683,453 restricted shares that were issued on March 14, 2024 that will vest 50% on the first anniversary of the grant, and 50% on the second anniversary of the grant, and 115,217 restricted shares that were issued on March 17, 2023 that will vest on March 17, 2025. The amount above does not include 225,490 restricted shares that Mr. Haveron may earn starting at the conclusion of fiscal 2023 in the sole discretion of Maiden’s compensation committee upon the achievement of GAAP book value of at least $4.00 per share as established in Maiden’s year-end audited financial statements. Furthermore, the amount above also does not include 172,826 restricted shares that Mr. Haveron may earn starting at the conclusion of fiscal 2023 upon the achievement of (i) total shareholder return of 10% or more, (ii) alternative investment portfolio return of 10% or more, and (iii) GAAP book value of at least $4.25 per share as established in Maiden’s year-end audited financial statements, in the sole discretion of Maiden’s compensation committee. Furthermore, the amount above also does not include 172,826 restricted shares that Mr. Haveron may earn starting at the conclusion of fiscal 2024 upon the achievement of (i) total shareholder return of 10% or more, (ii) alternative investment portfolio return of 10% or more, and (iii) GAAP book value of at least $4.50 per share as established in Maiden’s year-end audited financial statements, in the sole discretion of Maiden’s compensation committee. Furthermore, the amount above also does not include 1,366,906 restricted shares that Mr. Haveron may earn in whole or in part starting at the conclusion of fiscal 2024 upon the achievement of certain financial metrics as established in Maiden’s year-end audited consolidated financial statements, which final valuation will be determined at the end of fiscal 2027.

(6)
The amount shown above includes vested options to acquire 12,000 Maiden shares granted on June 1, 2015 and June 1, 2016. The amount shown above also includes 35,211 restricted shares that were issued on June 1, 2024 that will fully vest on June 1, 2025, which Mr. Nigro has the ability to vote, but is restricted from transferring until the vesting date.

The percentages of beneficial ownership in the table below are based on 156,074,887 common shares of Bermuda NewCo issued and outstanding after giving effect to the transaction (which excludes (A) the potential contingent consideration payable to the former Kestrel equityholders and (B) 44,750,678 Bermuda NewCo common shares to be held by Maiden Re upon consummation of the transaction), being the sum of (i) 101,074,887 common shares of Bermuda NewCo issuable to former Maiden shareholders pursuant to the transaction (based on such number of Maiden shares issued and outstanding as of March 3, 2025), and (ii) 55,000,000 common shares of Bermuda NewCo issuable to the former Kestrel equityholders pursuant to the transaction.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Five Percent and Greater Shareholders
Kestrel Intermediate Ledbetter Holdings LLC	36,235,294(1)	23.2%
AmTrust Financial Services, Inc.	15,529,412(2)	10.0%
Talkot Capital, LLC	12,892,902(3)	8.3%

(1)
The Bermuda NewCo common shares beneficially owned by Kestrel Intermediate Ledbetter Holdings LLC represents the aggregated holdings of the Terry Lee Ledbetter and Reta Laurie Ledbetter 2000 Revocable Trust, the Bradford Luke Ledbetter 2006 Grantor Trust No. 2 and the Shari Ann Ledbetter Irrevocable 2019 Trust. In addition to the beneficial ownership disclosure further above with respect to Messrs. Luke and Terry Ledbetter, Ms. Reta Laurie Ledbetter is a considered a beneficial owner of 18,117,647 Bermuda NewCo common shares through her role as co-trustee of the Terry Lee Ledbetter and Reta Laurie Ledbetter 2000 Revocable Trust. The principal business office for Kestrel Intermediate Ledbetter Holdings LLC is 8333 Douglas Avenue, Suite 1360, Dallas, Texas 75225.

(2)
The principal business office for AmTrust Financial Services, Inc. is 59 Maiden Lane, 43rd Floor, New York, NY 10038.

(3)
Based on Amendment No. 8 to Schedule 13G filed with the SEC on February 12, 2025. Talkot Capital, LLC, as investment adviser, filed on behalf of these other Reporting Persons: Talkot Fund, L.P., Talkot Capital, LLC, Thomas B. Akin, James H. Akin Trust, Karen Hochster Akin, Blair Spencer Akin, Willa Reyes and Akin Family Foundation. The principal business office for Talkot Capital, LLC is 30 Liberty Ship Way, Suite 3110, Sausalito, CA 94965.

COMPARISON OF SHAREHOLDER RIGHTS
This section describes the material differences between the rights of Maiden shareholders prior to the consummation of the transaction, and the rights of Bermuda NewCo shareholders. As both Maiden and Bermuda NewCo are governed by Bermuda law, these differences in shareholders’ rights result from the differences between the respective governing corporate documents of Maiden and Bermuda NewCo.
Each of Maiden and Bermuda NewCo is a Bermuda exempt limited liability company subject to the Bermuda Companies Act. Maiden shareholders’ rights are currently governed by Maiden’s memorandum of association and the Maiden bye-laws. Bermuda NewCo shareholders’ rights are to be governed by the Bermuda NewCo memorandum of association and the Bermuda NewCo bye-laws.
The following description summarizes the material differences that may affect the rights of Maiden shareholders and Bermuda NewCo shareholders, but does not purport to be a complete summary of all those differences, or a complete description of the specific provisions referred to in this summary. The following description is qualified, except where otherwise provided, by reference to the Maiden memorandum of association and the Maiden bye-laws and the Bermuda NewCo memorandum of association and the Bermuda NewCo bye-laws. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. Shareholders should read carefully the relevant portions of the Bermuda Companies Act and Maiden’s and Bermuda NewCo’s respective memorandum of association and bye-laws. Copies of the documents referred to in this summary may be obtained as described in the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 189.
	MAIDEN	BERMUDA NEWCO
Authorized Capital
Maiden has an authorized share capital of $2,000,000 consisting of 200,000,000 shares of par value $0.01 each.
As of close of business on March 3, 2025, there were issued and outstanding 101,074,887 Maiden shares (including 2,035,634 Maiden restricted shares) and there were issued and outstanding 145,825,565 Maiden shares when including the 44,750,678 Maiden shares held by Maiden Re, which are treated as treasury shares. Additionally, as of March 3 2025, 1,291,729 Maiden shares were reserved for issuance under Maiden equity plans. Upon the exercise or settlement of all of Maiden’s outstanding equity awards that will settle in shares, there would be 148,933,281 issued and outstanding Maiden shares (when including the 44,750,678 Maiden shares held by Maiden Re).

Bermuda NewCo will have an authorized share capital of $8,500,000 consisting of 850,000,000 shares of par value $0.01 each.
At the closing, there will be issued and outstanding 156,074,887 Bermuda NewCo common shares and 44,750,678 Bermuda NewCo common shares held by its affiliate Maiden Reinsurance Ltd., which are treated as treasury shares. Additionally, as of closing, it is expected that 24,100,000 Bermuda NewCo common shares will be reserved for issuance under the Bermuda NewCo equity plan.
The Bermuda NewCo board will have the same power to issue any unissued shares on such terms and conditions as it may determine.

Subject to the Maiden bye-laws and to any resolution of the Maiden shareholders to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Maiden board shall have the power to issue any unissued shares on

	MAIDEN	BERMUDA NEWCO
such terms and conditions as it may determine.
Voting Rights
Each Maiden shareholder is entitled to one vote per share, subject to the Maiden bye-laws and the voting restrictions set out below.
The Maiden bye-laws provide that, if, and so long as, the shares of a shareholder are treated as “controlled shares” (as determined pursuant to sections 957 and 958 of the Code and the Treasury Regulations promulgated thereunder) of any U.S. Person (that owns shares directly, indirectly or constructively) and such controlled shares constitute 9.5% or more of the votes conferred by Maiden’s issued shares (each such person, a “9.5% U.S. Shareholder”), the voting rights with respect to the controlled shares owned by such U.S. Person will be limited, in the aggregate, to a voting power of less than 9.5%, under a formula specified in the Maiden bye-laws. The formula is applied repeatedly until the voting power of all 9.5% U.S. Shareholders has been reduced to less than 9.5%.
The Maiden board may limit a shareholder’s voting rights when it deems it appropriate to do so to (i) avoid the existence of any 9.5% U.S. Shareholder; and (ii) avoid certain adverse tax, legal or regulatory consequences to Maiden, any of its subsidiaries or any direct or indirect shareholder or its affiliates. The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately among other shareholders whose shares were not “controlled shares” of the 9.5% U.S. Shareholder so long as such reallocation does not cause any person to become a 9.5% U.S. Shareholder.
In addition, the Maiden bye-laws provide that any direct or indirect holder of shares shall give notice to Maiden within 10 days following the date that such holder acquires actual

Each Bermuda NewCo shareholder is entitled to one vote per share, subject to the Bermuda NewCo bye-laws.
Pursuant to the voting cutback proposal, the Bermuda NewCo bye-laws as contemplated will not limit voting power to 9.5% of the votes conferred by Bermuda NewCo’s issued shares.

	MAIDEN	BERMUDA NEWCO
knowledge that it is the direct or indirect holder of controlled shares of 9.5% or more of the voting power of all issued shares of Maiden.
Dividend and Other Payment Rights
Under Bermuda law, a company may pay dividends on its issued and outstanding shares in accordance with the company’s bye-laws and the rights attaching to the company’s shares. Dividends may be declared by a company’s board of directors, out of any funds of the company legally available for the payment of such dividends, subject to any preferred dividend right of any holders of any preference shares from time to time.
Under the Bermuda Companies Act, a company shall not declare or pay a dividend or make a distribution out of contributed surplus if there are reasonable grounds for believing that: (i) the company is or would, after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of the company’s assets would thereby be less than its liabilities.
Subject to the Maiden bye-laws and in accordance with the Bermuda Companies Act, the Maiden board may declare a dividend to be paid to the Maiden shareholders, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Maiden board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against Maiden.
The Maiden board may fix any date as the record date for determining the Maiden shareholders entitled to receive any dividend.
Maiden may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.
The Maiden board may declare and make such other distributions (in cash
The Bermuda NewCo bye-laws contain identical provisions.

	MAIDEN	BERMUDA NEWCO

or in specie) to the Maiden shareholders as may be lawfully made out of the assets of Maiden. No unpaid distribution shall bear interest as against Maiden.
The Maiden board may, before declaring a dividend, set aside out of the surplus or profits of Maiden, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalizing dividends or for any other purpose.
Any dividend and or other moneys payable in respect of a share which has remained unclaimed for 7 years from the date when it became due for payment shall, if the Maiden board so resolves, be forfeited and cease to remain owing by Maiden. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by Maiden into an account separate from Maiden’s own account. Such payment shall not constitute Maiden a trustee in respect thereof.

Pre-emptive rights
Under Bermuda law, no shareholder has a pre-emptive right to subscribe for additional issues of a company’s shares unless, and to the extent that, the right is expressly granted to the shareholder under the bye-laws of the company or under any contract between the shareholder and the company.
The Maiden bye-laws are silent with respect to pre-emptive rights for shareholders.
The Bermuda NewCo bye-laws are also silent with respect to pre-emptive rights for shareholders.
Repurchase/Purchase of Shares
Under the Bermuda Companies Act, a company limited by shares, or other company having a share capital, may, if authorized to do so by its memorandum of association or bye-laws, purchase its own shares.
In accordance with the Bermuda Companies Act and Maiden bye-laws, (i) Maiden may purchase its own shares for cancellation or acquire them as treasury shares on such terms as the Maiden board shall think fit and (ii) the Maiden board may exercise all the powers of Maiden to
The Bermuda NewCo bye-laws contain identical provisions.

	MAIDEN	BERMUDA NEWCO

purchase or acquire all or any part of its own shares.
Notwithstanding the foregoing, under the Maiden bye-laws, any such purchase or acquisition may not be made if the Maiden board determines in its sole discretion that the purchase or acquisition may result in a non de minimis adverse tax, legal or regulatory consequence to Maiden, any of its subsidiaries or any direct or indirect holder of shares or its affiliates.

Restrictions on Transfers
The Maiden board may refuse to recognize any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Maiden board may reasonably require to show the right of the transferor to make the transfer.
Shares may also be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Bermuda Companies Act. Notwithstanding anything to the contrary in the Maiden bye-laws, shares that are listed or admitted to trading on an appointed stock exchange may be transferred in accordance with the rules and regulations of such exchange.
The Maiden board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid up. The Maiden board shall refuse to register a transfer (x) unless all applicable consents, authorizations and permissions of any governmental body or agency in Bermuda have been obtained or (y) if such transfer is not made in accordance with the provisions of Regulation S under the United States Securities Act, pursuant to registration under such Securities Act or pursuant to an available exemption from registration under such Securities Act.
The Maiden board may decline to approve or register or permit the

The Bermuda NewCo bye-laws contain substantially identical provisions as the Maiden bye-laws.
However, additional restrictions on transfer are contemplated by the Bermuda NewCo for the purposes of reducing the risk that any “ownership change” (as defined in Section 382 of the Tax Code) with respect to the U.S. federal income tax consolidated group of which Maiden Holdings North America, Ltd. is the common parent (the “Company U.S. Consolidated Group”) may limit the Company U.S. Consolidated Group’s ability to utilize any net operating loss carryovers, capital loss carryovers, excess interest deduction carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Tax Code, of the Company U.S. Consolidated Group or any member thereof.

	MAIDEN	BERMUDA NEWCO

registration of any transfer of shares if it appears to the Maiden board that any non de minimis adverse tax, regulatory or legal consequences to Maiden, any subsidiary of Maiden, or any direct or indirect holder of shares or its affiliates would result from such transfer.
If the Maiden board refuses to register a transfer of any share the secretary shall, within three months after the date on which the transfer was lodged with Maiden, send to the transferor and transferee notice of the refusal.

Appraisal / Dissenters’ Rights
Under Bermuda law, a dissenting shareholder of an amalgamating or merging company who did not vote in favor of the amalgamation or merger and does not believe it has been offered fair value for its shares may within one month of the giving of the notice sent to each shareholder calling the meeting at which the amalgamation or merger was decided upon apply to the Bermuda Court to appraise the fair value of its shares.
Where the Bermuda Court has appraised any such shares and the amalgamation or merger has been consummated before the appraisal then, within one month of the Bermuda Court appraising the value of the shares, the amalgamated company or the surviving company shall be entitled to either: (i) pay to any shareholder an amount equal to the value of its shares as appraised by the Bermuda Court; or (ii) terminate the amalgamation or merger agreement in accordance with the Bermuda Companies Act.
Where the Bermuda Court has appraised the fair value of any shares and the amalgamation or merger has proceeded prior to the appraisal then, within one month of the Bermuda Court appraising the value of the shares, if the amount (if any) paid to the dissenting shareholder for his or her shares is less than that appraised by the Bermuda Court, the
Bermuda NewCo is subject to the same appraisal rights under the Bermuda Companies Act.

	MAIDEN	BERMUDA NEWCO

amalgamated or surviving company will pay to such shareholder the difference between the amount paid to such shareholder and the value appraised by the Bermuda Court.
There shall be no right of appeal from an appraisal by the Bermuda Court. The costs of any application to the Bermuda Court to appraise the fair value of any shares shall be in the discretion of the Bermuda Court.

Number and Election of Directors
The Maiden board shall consist of such number of directors being not less than 3 directors and not more than such maximum number of directors, not exceeding eleven 11 directors, as the Maiden board may from time to time determine.
Directors shall hold office for such term as the Maiden shareholders may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

The Bermuda NewCo board shall consist of such number of directors being not less than 3 directors and not more than a maximum number of 11 directors, or as such minimum or maximum numbers of directors as the Bermuda NewCo board may from time to time determine. The initial size of the Bermuda NewCo board shall be 7 directors.
KILH has the right to nominate (i) two non-independent directors to the Board for so long as it and its affiliates own at least 25% of the shares of Bermuda NewCo issued to them at the closing, and (ii) two independent directors to the Board for so long as it and its affiliates own at least 5% of the shares of Bermuda NewCo and at least 25% of the shares of Bermuda NewCo issued to them at the closing.
AmTrust has the right to nominate (i) one non-independent director to the Board for so long as it and its affiliates own at least 25% of the shares of Bermuda NewCo issued to them at the closing, and (ii) two independent directors to the Board for so long as it and its affiliates own at least 5% of the shares of Bermuda NewCo and at least 25% of the shares of Bermuda NewCo issued to them at the closing.
The Bermuda NewCo bye-laws contain an identical provision with respect to the term that directors shall hold office.

Vacancies on the Board of Directors and Removal of Directors	At any general meeting, the Maiden shareholders may authorize the Maiden board to fill any vacancy in	Subject to the Bermuda NewCo bye-laws and the registration and investor rights agreements, any

	MAIDEN	BERMUDA NEWCO

their number left unfilled at a general meeting.
The Maiden bye-laws provide that the office of director shall be vacated if the director is (i) is removed from office pursuant to the Maiden bye-laws or is prohibited from being a director by law; (ii) is or becomes bankrupt, or makes any arrangement or composition with his creditors generally; (iii) is or becomes of unsound mind or dies; or (iv) resigns his office by notice in writing to Maiden.
Subject to any provision to the contrary in the Maiden bye-laws, the Maiden shareholders entitled to vote for the election of directors may, at any special general meeting convened and held in accordance with the Maiden bye-laws, remove a director, only with cause; provided that the notice of any such meeting convened for the purpose of removing a director shall contain a statement of the intention so to do and be served on such director not less than 14 days before the meeting and at such meeting the director shall be entitled to be heard on the motion for such director’s removal.
For the purpose of the above, “cause” means a conviction for a criminal offense involving dishonesty or engaging in conduct which brings the director or Maiden into disrepute and which results in material financial detriment to Maiden.
If a director is removed from the Maiden board pursuant to the above, the Maiden shareholders may fill the vacancy at the meeting at which such director is removed and a director so appointed shall hold office in the same class of directors as the removed director held until the next annual general meeting or until such director’s office is otherwise vacated. In the absence of such election or appointment, the Maiden board may fill the vacancy.

vacancy on the Bermuda NewCo board shall be filled by a majority of the directors then in office; provided that a quorum is present, and a director so appointed shall hold office for the remainder of the term of the removed director, or in the absence of such term being determined by the Bermuda NewCo shareholders, until the next annual general meeting or until such director’s office is otherwise vacated.
The Bermuda NewCo bye-laws contain substantially the same provisions with respect to the removal of directors.

Compensation of	The Maiden bye-laws provide that the	The Bermuda NewCo bye-laws

	MAIDEN	BERMUDA NEWCO
Directors
remuneration (if any) of the directors shall be determined by Maiden in general meeting and shall be deemed to accrue from day to day.
The directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Maiden board, any committee appointed by Maiden board, general meetings, or in connection with the business of Maiden or their duties as directors generally.
contain an identical provision.
Amendments to the Memorandum of Association
Under the Maiden bye-laws, no alteration or amendment to the Memorandum of Association may be made save in accordance with the Bermuda Companies Act and until same has been approved by a resolution of the Maiden board and the Maiden shareholders. Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given.
Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof or the holders of not less than 20% of the debentures entitled to object to amendments to the memorandum of association have the right to apply to the Bermuda Court for an annulment of any amendment to the memorandum of association adopted by shareholders at any general meeting. This does not apply to an amendment that alters or reduces a company’s share capital as provided in sections 45 and 46 of the Bermuda Companies Act. Upon such application, the alteration will not have effect until it is confirmed by the Bermuda Court. An application for an annulment of an amendment to the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be
The same amendment to the memorandum of association process under Bermuda law is applicable to Bermuda NewCo.

	MAIDEN	BERMUDA NEWCO
made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.
Amendments to Bye-laws	The Maiden bye-laws provide that no bye-law may be rescinded, altered or amended and no new bye-law may be made until the same has been approved by a resolution of the Maiden board and by a resolution of the Maiden shareholders.	The Bermuda NewCo bye-laws contain an identical provision.
Classified Board	None.	None.
Cumulative Voting	The Maiden shareholders are not entitled to vote on a cumulative basis.	The Bermuda NewCo shareholders are not entitled to vote on a cumulative basis.
Ability to Call Special General Meetings of Shareholders
The president or the chairman (if any) or the Maiden board may convene a special general meeting whenever in their judgment such a meeting is necessary.
The Maiden board shall, on the requisition of Maiden shareholders holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of Maiden as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting.

The chief executive officer or the chairman (if any) or the Bermuda NewCo board may convene a special general meeting whenever in their judgment such a meeting is necessary.
The Bermuda NewCo board shall not be required to convene a special general meeting upon the requisition of Bermuda NewCo shareholders, except to the extent required by applicable law, including the Bermuda Companies Act. Under the Bermuda Companies Act, there is a statutory right that the directors of a company, notwithstanding anything in its bye-laws, shall, on the requisition of shareholders holding at the date of the deposit of the requisition not less than one-tenth of the paid-up share capital of the company carrying the right to vote at general meetings, forthwith proceed to convene a special general meeting of the company.

Notice Required for Shareholder Nominations and Other Proposals	Nominations: At an annual general meeting, such notice must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not 30 days before or after such anniversary the notice must be given not later than 10 days following the earlier of the date on which notice of the annual	Subject to the registration and investor rights agreements and related bye-laws, the Bermuda NewCo bye-laws contain a substantially similar provision.

	MAIDEN	BERMUDA NEWCO

general meeting was posted to Maiden shareholders or the date on which public disclosure of the date of the annual general meeting was made.
At a special general meeting, such notice must be given not later than 10 days following the earlier of the date on which notice of the special general meeting was posted to Maiden shareholders or the date on which public disclosure of the date of the special general meeting was made.

Proposals:   Under Bermuda law, shareholders may, at their own expense (unless the company otherwise resolves), as set out below, require a company to give notice of any resolution that shareholders can properly propose at the next annual general meeting and/or to circulate a statement (of not more than 1,000 words) in respect of any matter referred to in a proposed resolution or any business to be conducted at that general meeting.
The number of shareholders necessary for such a request is either the number of shareholders representing not less than one-twentieth of the total voting rights of all the shareholders having at the date of the request a right to vote at the meeting to which the request relates, or not less than 100 shareholders.
The same Bermuda law with respect to proposals is applicable to Bermuda NewCo.
Quorum
At any general meeting two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares in Maiden shall form a quorum for the transaction of business.
If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed canceled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the secretary may determine. Unless the meeting is adjourned to a

At any general meeting two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company shall form a quorum for the transaction of business; provided, however, that if the Company or a class of Members shall have only one Member, one Member present in person or by proxy shall constitute the necessary quorum for the Company or such class, as applicable
If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled

	MAIDEN	BERMUDA NEWCO
	specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Maiden shareholder entitled to attend and vote thereat in accordance with the Maiden bye-laws.	and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the secretary may determine. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with the Bermuda NewCo bye-laws.
Written Consent by Shareholders
Subject to the Maiden bye-laws, anything which may be done by resolution of Maiden in general meeting or by resolution of a meeting of the Maiden shareholders may, without a meeting be done by written resolution; provided that (i) if the Maiden board determines that the signature of the last Maiden shareholder to sign must be affixed outside the United States, any such resolution shall be valid only if such resolution complies with the Maiden board determination and (ii) the resolution shall be void if the Maiden board reasonably determines, based on the advice of counsel, that the use of a resolution in writing would result in a non-de minimis adverse tax, regulatory or legal consequence to Maiden, any subsidiary of Maiden or any direct or indirect holder of shares.
Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Maiden shareholders who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any Maiden shareholder does not invalidate the passing of a resolution.
A resolution in writing:
•
is passed when it is signed by, or in the case of a Maiden shareholder that is a corporation on behalf of, the Maiden shareholders who at the date that the notice is given represent such majority of votes as

The Bermuda NewCo bye-laws do not provide for written resolutions of Bermuda NewCo shareholders. However, pursuant to the Bermuda Companies Act, Bermuda NewCo shareholders can still take action by written resolutions except in the case of the removal of auditors or directors. The Bermuda Companies Act prescribes that (subject to the bye-laws) notice of any resolution in writing must be given to such shareholder(s) who are entitled to attend a meeting to vote on the resolutions and notice shall be satisfied by giving such shareholder(s) a copy of that resolution in writing in the same manner that is required for a notice of a general meeting of the company at which the resolution could have been considered, except that the length of the period of notice shall not apply.

	MAIDEN	BERMUDA NEWCO

would be required if the resolution was voted on at a meeting of Maiden shareholders at which all Maiden shareholders entitled to attend and vote thereat were present and voting;
•
may be signed by any number of counterparts;

•
is as valid as if it had been passed by Maiden in general meeting or by a meeting of Maiden shareholders, as the case may be and any reference in any Maiden bye-law to a meeting at which a resolution is passed or to Maiden shareholders voting in favor of a resolution shall be construed accordingly; and

•
made in accordance with the Maiden bye-laws will constitute minutes for the purposes of the Bermuda Companies Act.

Written resolutions may not be passed to remove an auditor or a director from office before the expiry of his term of office.
The effective date of the resolution is the date when the resolution is signed by, or in the case of a Maiden shareholder that is a corporation on behalf of, the last Maiden shareholder whose signature results in the necessary voting majority being achieved.

Approval of Certain Transactions	Amalgamations and Mergers: Under Bermuda law, the amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at a meeting of shareholders is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two or more persons holding or representing more than one-third of the issued shares of the
The same Bermuda Companies Act provisions on the approval of certain transactions are applicable to Bermuda NewCo.
The Bermuda NewCo bye-laws provide that any resolution proposed for consideration at any general meeting to approve any merger, amalgamation, consolidation, business combination or similar transaction of Bermuda NewCo with any other company, wherever incorporated, shall require the approval of a simple majority of votes cast at such meeting and the quorum in which the required quorum is present.

MAIDEN	BERMUDA NEWCO

company.
The Maiden bye-laws provide that any resolution proposed for consideration at any general meeting to approve the amalgamation (but not a merger) of Maiden with any other company, wherever incorporated, shall require the approval of a simple majority of votes cast at such meeting in which the required quorum is present.
Sale of Assets: The Bermuda Companies Act is silent on whether a company’s shareholders are required to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. Bermuda law does require, however, that shareholders approve certain forms of mergers and reconstructions.
The Maiden bye-laws provide that with respect to a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of Maiden or of any entity directly or indirectly wholly-owned or majority-owned by Maiden to an interested shareholder (within a period of three years following the time of the transaction in which the Maiden shareholder becomes an interested shareholder) having an aggregate market value equal to 10% or more of either the aggregate market value of all of the assets of Maiden determined on a consolidated basis or the aggregate market value of all the issued and outstanding shares of Maiden requires the affirmative vote of at least 66 and 2/3% of the issued and outstanding voting shares of Maiden that are not owned by the interested shareholder, subject to certain exceptions as described in the Maiden bye-laws.
Takeover: Bermuda does not have any takeover regulations applicable to shareholders of Bermuda companies.
The Bermuda NewCo bye-laws are silent on whether shareholder approval is required for a sale, lease or transfer of substantially all of Bermuda NewCo’s assets.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Maiden reviews all relationships and transactions in which it, its control persons and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest in such relationships and transactions.
Maiden’s Code of Business Conduct and Ethics discourages all conflicts of interest and provides guidance with respect to conflicts of interest. Under this code, conflicts of interest occur when a person’s private interest interferes in any way, or even appears to interfere, with the interest of Maiden as a whole. A conflict situation can arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her work at Maiden objectively and effectively. Conflict of interests may also arise when an employee, officer or director, or a member of his or her family, received improper personal benefits as a result of his or her position in Maiden.
Maiden has multiple processes for reporting conflicts of interests, including related person transactions. Under its Code of Business Conduct and Ethics, all employees are required to consult with their managers or follow the procedures set out in the relevant procedures of Maiden. This information is then reviewed by Maiden’s audit committee as deemed necessary, and discussed with management. Ultimately, all such transactions require approval or ratification by the audit committee.
In addition, Maiden annually distributes a questionnaire to its executive officers and members of the Maiden board requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests. This information is then reviewed for any conflicts of interest. At the completion of the annual audit, Maiden’s audit committee and its independent registered public accounting firm review insider and related person transactions and potential conflicts of interest with management.
Bermuda NewCo expects the Code of Business Conduct and Ethics and the practices described above to apply to Bermuda NewCo after the transaction.
Additionally, in connection with the transaction, Maiden and Kestrel have entered into, or will enter into, certain agreements, including the registration and investor rights agreements, the voting agreements and the amended and restated option agreement. For a more complete discussion, see “Related Agreements” beginning on page 134.
Pursuant to Item 18(b) of Form S-4, certain other information required by Item 18(a)(7)(iii) of Form S-4 is being incorporated by reference into this proxy statement/prospectus from Maiden’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

PROPOSALS TO BE SUBMITTED TO THE MAIDEN SHAREHOLDERS; VOTING REQUIREMENTS AND RECOMMENDATIONS
PROPOSAL 1:   VOTING CUTBACK PROPOSAL
Bye-law 33 of the Maiden bye-laws contains voting cutback provisions that limit any U.S. shareholder from exercising voting power with respect to Maiden shares constituting 9.5% or more of the voting power of all issued shares of Maiden, which has the effect of reducing the voting rights of certain Maiden shareholders to less than one vote per share. Maiden Re is currently subject to such limitation and will therefore only be able to vote 13,853,428 of its Maiden shares in favor of the voting cutback proposal. Maiden shareholders are being asked to approve at the Maiden special meeting the following amendments to the Maiden bye-laws, effective immediately upon approval, to remove such voting cutback provisions, provided, that if the first merger resolution is not approved by the Maiden shareholders, the amendments to the Maiden bye-laws contemplated by the voting cutback proposal shall not take effect:
The Maiden bye-laws shall be amended as follows:
1.   Amendment of Bye-law 1.1.   The definitions of “Attribution Percentage”, “Controlled Shares”, “9.5% US Member” and “Tentative 9.5% US Member” are deleted in their entirety and all conforming changes to the Maiden bye-laws necessary or appropriate to reflect the deletion of such definitions are hereby deemed made and the Maiden bye-laws shall be construed accordingly.
2.   Amendment of Bye-law 33.   Bye-law 33 of the Maiden bye-laws is deleted in its entirety and all conforming changes to the Maiden bye-laws necessary or appropriate to reflect the deletions of Bye-law 33 is hereby deemed made and the Maiden bye-laws shall be construed accordingly.
If approved, the voting cutback proposal will allow Maiden Re to vote all of its 44,750,678 Maiden shares in favor of the proposals described below.
Vote Required
Approving the voting cutback proposal requires the affirmative vote (in person or by proxy) of a majority of the votes cast “For” or “Against” the proposal. Accordingly, a Maiden shareholder’s failure to submit a proxy card or to vote in person at the Maiden special meeting, an abstention from voting, or the failure of a Maiden shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of any vote to approve the voting cutback proposal.
Board Recommendation
THE MAIDEN BOARD (OTHER THAN MESSRS. ZYSKIND AND NEUBERGER, WHO RECUSED THEMSELVES FROM DETERMINATIONS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THE COMBINATION AGREEMENT DUE TO THEIR FINANCIAL INTEREST IN AMTRUST) UNANIMOUSLY RECOMMENDS THAT MAIDEN SHAREHOLDERS VOTE “FOR” PROPOSAL 1.

PROPOSAL 2:   FIRST MERGER APPROVAL BYE-LAW PROPOSAL
Bye-law 87 of the Maiden bye-laws provides that any resolution proposed for consideration at any general meeting to approve the amalgamation of Maiden with any other company, wherever incorporated, shall require the approval of a simple majority of votes cast at such meeting and the quorum requirement for such meeting is the same requirement as set forth in the Maiden bye-laws for shareholder resolutions generally. The Maiden bye-laws do not currently specify the required approval threshold or quorum for a resolution at a general meeting to approve the merger of Maiden with any other company. Section 106 of the Bermuda Companies Act provides that, unless a company’s bye-laws provide otherwise, the resolution of the shareholders or class approving the merger or amalgamation of such company with any other company must be approved by a majority vote of three-fourths of those voting at such meeting and the quorum necessary for such meeting shall be two persons at least holding or representing by proxy more than one-third of the issued shares of the company or the class, as the case may be. The first merger approval bye-law proposal provides that a resolution at a general meeting to approve the merger, amalgamation, consolidation or business combination of Maiden with any other company will require the affirmative vote of a majority of votes cast by shareholders present and voting at such general meeting and that the quorum requirement for such meeting will be the same requirement as set forth in the Maiden bye-laws for shareholder resolutions generally.
This amendment is intended to align the required approval threshold with respect to mergers, consolidations and business combinations with the approval thresholds required under the Maiden bye-laws for amalgamations and other matters in respect of which Maiden shareholders are required to vote.
Accordingly, Maiden shareholders are being asked to approve at the Maiden special meeting the following amendment to the Maiden bye-laws, effective immediately upon approval, requiring, for any resolution proposed at a general meeting to approve the merger, amalgamation, consolidation or business combination of Maiden with any other company, the affirmative vote of a majority of the votes cast by Maiden shareholders that are present (in person or by proxy) and voting at such general meeting, provided, that if the first merger resolution is not approved by the Maiden shareholders, the amendments to the Maiden bye-laws contemplated by the first merger approval bye-law proposal shall not take effect:
The Maiden bye-laws shall be amended as follows:
Amendment of Bye-law 87. Bye-law 87 of the Maiden bye-laws is deleted in its entirety and replaced by the following:
“87. Merger, Amalgamation, Consolidation or Business Combination
Any resolution proposed for consideration at any general meeting to approve any merger, amalgamation, consolidation, business combination or similar transaction of the Company with any other company, wherever incorporated, shall (other than in respect of any merger, amalgamation, consolidation, business combination or similar transaction constituting a Business Combination to which the restrictions in Bye-law 83.1 shall apply) require the approval of a simple majority of votes cast at such meeting and the quorum for such meeting shall be that required in Bye-law 27 and a poll may be demanded in respect of such resolution in accordance with the provisions of Bye-law 30.”
Vote Required
Approving the first merger approval bye-law proposal requires the affirmative vote (in person or by proxy) of a majority of the votes cast “For” or “Against” the proposal. Accordingly, a Maiden shareholder’s failure to submit a proxy card or to vote in person at the Maiden special meeting, an abstention from voting, or the failure of a Maiden shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of any vote to approve the first merger approval bye-law resolution.

Board Recommendation
THE MAIDEN BOARD (OTHER THAN MESSRS. ZYSKIND AND NEUBERGER, WHO RECUSED THEMSELVES FROM DETERMINATIONS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THE COMBINATION AGREEMENT DUE TO THEIR FINANCIAL INTEREST IN AMTRUST) UNANIMOUSLY RECOMMENDS THAT MAIDEN SHAREHOLDERS VOTE “FOR” PROPOSAL 2.

PROPOSAL 3:   FIRST MERGER RESOLUTION
Maiden shareholders are being asked to approve at the Maiden special meeting the Statutory Merger Agreement and the first merger, pursuant to and in accordance with the terms of the combination agreement and the Statutory Merger Agreement.
For a summary and detailed information regarding this proposal, see the information about the first merger throughout this proxy statement/prospectus, including the information set forth in the section entitled “The Combination Agreement” beginning on page 110. A copy of the combination agreement is attached as Annex A to this proxy statement/prospectus. A copy of the form of the Statutory Merger Agreement is attached as Exhibit B to the combination agreement. You are urged to read the combination agreement and Statutory Merger Agreement carefully and in their entirety.
Under the combination agreement, approval of the first merger resolution is a condition to the completion of the mergers, and approval of the first merger resolution constitutes approval by Maiden shareholders of the mergers. If the proposal is not approved, the mergers will not be completed even if the other proposals are approved. The approval, timing and completion of the transactions contemplated by the first merger resolution are not conditioned on the approval and implementation of the voting cutback proposal or the first merger approval bye-law proposal.
Vote Required
Approving the first merger resolution requires (i) if the first merger approval bye-law proposal is approved, the affirmative vote (in person or by proxy) of a majority of the votes cast “For” or “Against” the proposal and (ii) if the first merger approval bye-law proposal is not approved, the affirmative vote (in person or by proxy) of a majority of three-fourths of the votes cast “For” or “Against” the proposal. Accordingly, a Maiden shareholder’s failure to submit a proxy card or to vote in person at the Maiden special meeting, an abstention from voting, or the failure of a Maiden shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of the vote to approve the first merger resolution.
Board Recommendation
THE MAIDEN BOARD (OTHER THAN MESSRS. ZYSKIND AND NEUBERGER, WHO RECUSED THEMSELVES FROM DETERMINATIONS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THE COMBINATION AGREEMENT DUE TO THEIR FINANCIAL INTEREST IN AMTRUST) UNANIMOUSLY RECOMMENDS THAT MAIDEN SHAREHOLDERS VOTE “FOR” PROPOSAL

PROPOSAL 4:   ADJOURNMENT PROPOSAL
Maiden may propose to adjourn the Maiden special meeting to permit further solicitation of proxies if it reasonably believes there will be insufficient Maiden shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Maiden special general meeting, if a quorum is present and sufficient votes are not represented at the Maiden special meeting to approve the first merger resolution or to ensure that any supplement or amendment to the proxy statement/prospectus is timely provided to Maiden shareholders. Maiden currently does not intend to propose adjournment of the Maiden special general meeting if there are sufficient votes to obtain approval of the first merger resolution.
Maiden is asking its shareholders to authorize the holder of any proxy solicited by the Maiden board to vote in favor of any adjournment to the Maiden special meeting to solicit additional proxies if there are insufficient Maiden shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Maiden special general meeting, if a quorum is present and sufficient votes are not represented at the Maiden special meeting to approve the first merger resolution or to ensure that any supplement or amendment to the proxy statement/prospectus is timely provided to Maiden shareholders.
Vote Required
Approving the adjournment proposal requires the affirmative vote (in person or by proxy) of a majority of the votes cast “For” or “Against” the proposal. Accordingly, a Maiden shareholder’s failure to submit a proxy card or to vote in person at the Maiden special meeting, an abstention from voting, or the failure of a Maiden shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of any vote to approve the adjournment proposal.
Board Recommendation
THE MAIDEN BOARD (OTHER THAN MESSRS. ZYSKIND AND NEUBERGER, WHO RECUSED THEMSELVES FROM DETERMINATIONS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THE COMBINATION AGREEMENT DUE TO THEIR FINANCIAL INTEREST IN AMTRUST) UNANIMOUSLY RECOMMENDS THAT MAIDEN SHAREHOLDERS VOTE “FOR” PROPOSAL 4.

PROPOSAL 5:   BERMUDA NEWCO EQUITY PLAN PROPOSAL
Set forth below is a summary of the material terms of the equity incentive plan (the “Bermuda NewCo equity plan”) for service providers of Bermuda NewCo and its subsidiaries. The summary is qualified in its entirety by the specific language of the Bermuda NewCo equity plan, a copy of which is attached as Exhibit 10.49 to this proxy statement/prospectus. Capitalized terms used but not defined in the following summary have the meanings ascribed to such terms in the Bermuda NewCo equity plan. You are urged to read the Bermuda NewCo equity plan carefully and in its entirety.
The Maiden board and Maiden shareholders previously approved the Maiden Holdings, Ltd. 2019 Omnibus Incentive Plan (the “Maiden omnibus incentive plan”). Subject to approval by shareholders of the first merger resolution, at the effective time of the mergers, the Maiden omnibus incentive plan will be assigned to and assumed by Bermuda NewCo and all outstanding equity awards granted under the Maiden omnibus incentive plan will be converted into Bermuda NewCo equity awards, in each case on substantially the same terms and conditions (including with respect to vesting and, for options, per-share exercise price) as applied before such conversions in accordance with the terms of the contribution agreement. After the closing, no new awards will be granted under the Maiden omnibus incentive plan. The Bermuda NewCo equity plan includes several provisions designed to protect shareholder interests, promote effective corporate governance and reflect certain current best practices, including the following:
•   New Aggregate Share Reserve — Subject to adjustment, the maximum number of common shares of beneficial interest, par value $0.01 per share, that will be reserved and available for issuance under the Bermuda NewCo equity plan will be equal to 24,100,000;
•   Term — The term of the Bermuda NewCo equity plan will expire on the ten year anniversary of the date the Bermuda NewCo equity plan is approved by our shareholders;
•   No Liberal Share Recycling for Options and SARs — The Bermuda NewCo equity plan prohibits share recycling of shares tendered or surrendered in payment of the exercise price for options, the base price for SARs, or in satisfaction of withholding taxes applicable to options and SARs, none of which will again be available for issuance;
•   Annual Limits for Non-Employee Directors — Under the terms of the Bermuda NewCo equity plan, the maximum aggregate grant date fair value of equity Awards granted to any non-employee director during any calendar year shall not exceed $1,000,000;
•   Double-Trigger Vesting — Subject to the applicable award agreement, the Bermuda NewCo equity plan provides for double-trigger accelerated vesting for termination of service following a change of control (if such awards are assumed, continued or substituted in connection with the change of control);
•   Dividend Restrictions — Dividends paid with respect to awards are subject to the same restrictions and risk of forfeiture as the awards to which such dividends relate;
•   No Repricing of Options or SARs — The Bermuda NewCo equity plan prohibits, without shareholder approval, the repricing of any previously outstanding option or SAR, the canceling of any previously outstanding option or SAR in exchange for an option or SAR with a lower exercise price, the cancelling of any previously outstanding option or SAR in exchange for cash or another award when the exercise or base price of such option or SAR exceeds the fair market value of an Ordinary Share, and the taking of any action with respect to an option or SAR that would be treated, for accounting purposes, as a “repricing”;
•   No Discounted Options or SARs — Options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the date of grant;
•   No Evergreen Provision — The Bermuda NewCo equity plan does not contain an “evergreen” or automatic replenishment provision for the shares authorized under the Bermuda NewCo equity plan; and
•   No Automatic Grants — The Bermuda NewCo equity plan does not provide for automatic grants to any participant.

Bermuda NewCo anticipates filing a registration statement on Form S-8 with the SEC to register the Bermuda NewCo common shares in the aggregate share reserve under the Bermuda NewCo equity plan as soon as practicable following the closing.
Summary of the Bermuda NewCo Equity Plan
Shares Available — Subject to the approval of Maiden shareholders of the Bermuda NewCo equity plan proposal and any adjustment contemplated by the Bermuda NewCo equity plan, the maximum number of Bermuda NewCo common shares that will be reserved and available for issuance under the Bermuda NewCo equity plan is 24,100,000 shares which is estimated to be approximately 12% of the issued and outstanding share capital of Bermuda NewCo at the time of closing. Any of the authorized Bermuda NewCo common shares may be used for any type of Award under the Bermuda NewCo equity plan, except that no more than 24,100,000 Bermuda NewCo common shares may be allocated to incentive stock options.
Any Bermuda NewCo common shares subject to an outstanding restricted share award, restricted share unit award, performance award, or other share-based award granted under the Bermuda NewCo equity plan that are forfeited, canceled, exchanged or surrendered or if such an award terminates or expires without the issuance of Bermuda NewCo common shares to the participant, or if Bermuda NewCo common shares are withheld by Bermuda NewCo as payment of withholding taxes in respect of an award, the Bermuda NewCo common shares with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for issuance pursuant to awards granted under the Bermuda NewCo equity plan. However, Bermuda NewCo common shares surrendered as payment of either the exercise price of an option, the base price of a stock appreciation right (a “SAR”) or any withholding taxes in respect of an option or SAR will be counted against the share limits and will not again be available for issuance in connection with future awards under the Bermuda NewCo equity plan. In addition, each Bermuda NewCo common share with respect to which a stock-settled SAR is exercised will be counted as one Bermuda NewCo common share against the maximum aggregate number of Bermuda NewCo common shares that may be delivered pursuant to awards granted under the Bermuda NewCo equity plan, regardless of the number of Bermuda NewCo common shares actually delivered upon the settlement of such stock-settled SAR. Awards that are required to be settled in cash will not reduce the aggregate number of Bermuda NewCo common shares that may be delivered pursuant to awards granted under the Bermuda NewCo equity plan.
Adjustment — The number of Bermuda NewCo common shares will be subject to adjustment in the event of any change in the corporate structure of Bermuda NewCo, including, but not limited to, as a result of a recapitalization, stock or share split, share dividend, consolidation, rights offering, separation, reorganization, or liquidation (including a partial liquidation) and any transaction in which Bermuda NewCo common shares are changed into or exchanged for a different number or kind of shares or other securities of Bermuda NewCo or another corporation.
In the event of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, or other extraordinary corporate transaction, Bermuda NewCo’s Compensation Committee may make provision for a cash payment or for the substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards based upon the distribution or consideration payable to holders of Bermuda NewCo common shares upon or in respect of such event.
Types of Awards — Bermuda NewCo’s Compensation Committee may grant one or more of the following types of awards under the Bermuda NewCo equity plan: (i) options (including non-qualified stock options and incentive stock options); (ii) restricted share awards; (iii) restricted share unit awards; (iv) SARs; (v) other share-based awards; (vi) performance awards; and (vii) deferred cash awards.
Award Limits — Under the terms of the Bermuda NewCo equity plan, the maximum aggregate grant date fair value of equity awards granted to any non-employee director during any calendar year will not exceed $1 million.
Eligibility — Bermuda NewCo employees (including officers or directors who are also employees), consultants, and present and future directors, or those of Bermuda NewCo’s subsidiaries, in each case as selected by Bermuda NewCo’s Compensation Committee, are eligible to participate in the Bermuda NewCo equity plan. We estimate that approximately thirty-two employees, eleven consultants, two non-employee directors (this number is subject to change, including due to shareholder approval of the nominated non-employee directors) and all future employees, consultants and directors (the numbers of which are not presently determinable) will be eligible to participate in the Bermuda NewCo equity plan. In addition, regardless of the number of eligible participants under the plan, Bermuda NewCo expects to issue awards only to a select group of the broader set of eligible participants.
Administration — The Bermuda NewCo equity plan will be administered by Bermuda NewCo’s Compensation Committee, or any successor committee thereto, or another committee of the Bermuda NewCo board duly authorized, appointed or designated by the Bermuda NewCo board. The Bermuda NewCo Compensation Committee will have the discretion to select participants and determine the form, amount and timing of each award to such persons, the exercise price or base price associated with the award, the vesting schedule and expiration date of the award and all other terms and conditions of the award. To the extent permitted by law and any applicable stock exchange rules, the Bermuda NewCo Compensation Committee may delegate all or any of its responsibilities or powers under the Bermuda NewCo equity plan to any one of its members or to any other person or persons, except that the Bermuda NewCo Compensation Committee may not delegate its power and authority to a member of the Bermuda NewCo board, the Chief Executive Officer or other executive officer of Bermuda NewCo with regard to the selection for participation in the Bermuda NewCo equity plan of any person who is, as of the relevant time, subject to Section 16 of Exchange Act for decisions concerning the timing, pricing or amount of an award to such a person.
Key Terms of Awards — The following is a brief summary of the types of awards that may be granted under the Bermuda NewCo equity plan:
(i)   Options, ISOs and SARs — Options are rights to purchase shares at an exercise price and during a period determined by Bermuda NewCo’s Compensation Committee (including non-qualified stock options and incentive stock options). Incentive stock options (“ISOs”) are awards granting the holder the right to buy Bermuda NewCo common shares at a discounted price. To the extent permissible under the Code, ISOs are intended to be “incentive stock options” within the meaning of Section 422 of the Code. The aggregate fair market value of the Bermuda NewCo common shares underlying an ISO that may be exercised for the first time during any calendar year, together with any ISOs that are exercisable for the first time under any Bermuda NewCo plan during any such year, as determined in accordance with Section 422 of the Code, for the purpose of receiving ISO tax treatment, shall not exceed $100,000. If, immediately before an ISO is granted, an individual owns (or is treated as owning) stock accounting for 10% or more of the total combined voting power of all classes of stock, options granted to the individual cannot qualify as ISOs unless the strike price is at least 110% of the fair market value, with an exercise period that is no longer than five years after the initial grant grate. SARs are awards granting the holder the right to exercise all or a specified portion of an amount determined by subtracting the base price per share of the award from the fair market value on the date of exercise and multiplying that value by the number of shares with respect to which the award will have been exercised. The exercise price of an option or the base price of a SAR will not be less than the fair market value of a Bermuda NewCo common share on the date of grant. Options and SARs expire no later than 10 years after the date of grant;
(ii)   Restricted Share Units — A restricted share unit is an award that is valued by reference to a Bermuda NewCo common share, which value may be paid to the participant by delivery of shares, cash or other property as determined by Bermuda NewCo’s Compensation Committee. Restrictions on RSUs may lapse separately or in combination at such times, in installments or otherwise, as Bermuda NewCo’s Compensation Committee deems appropriate;
(iii)   Restricted Share Awards — A restricted share is any share issued with the restriction that the participant may not, for a specified time or times, sell, transfer, pledge or assign such share and with such other restrictions as Bermuda NewCo’s Compensation Committee, in its sole discretion, may impose. Restrictions on restricted share awards may lapse separately or in combination at such times, in installments or otherwise, as Bermuda NewCo’s Compensation Committee deems appropriate;

(iv)   Performance Awards — Performance awards are the award of cash, shares or a combination thereof that will be earned by the participant upon the achievement of performance goals established by Bermuda NewCo’s Compensation Committee. Bermuda NewCo’s Compensation Committee will determine the performance criteria to be achieved during any performance period and the length of the performance period. Performance awards may be settled in cash, shares or other property as will be determined by Bermuda NewCo’s Compensation Committee;
(v)   Other Share-Based Awards — The Bermuda NewCo equity plan also authorizes the grant of awards that are valued in whole or in part by reference to, or are otherwise based on, shares or other property; and
(vi)   Deferred Cash Awards — Bermuda NewCo’s Compensation Committee will also have full discretion and authority to grant deferred cash awards, which will be payable to the participant in cash.
Termination of Employment — Except as otherwise determined by Bermuda NewCo’s Compensation Committee or provided by Bermuda NewCo’s Compensation Committee in an applicable agreement under the Bermuda NewCo equity plan, a participant’s unvested awards will become fully vested upon the participant’s termination of employment due to his or her total and permanent disability (as determined by Bermuda NewCo) or death. Except as otherwise determined by Bermuda NewCo’s Compensation Committee or provided by Bermuda NewCo’s Compensation Committee in an applicable agreement under the Bermuda NewCo equity plan, any unvested awards held by a participant will be immediately and automatically forfeited if his or her employment is terminated for any other reason.
Change of Control — Unless otherwise provided in an award or other agreement with a participant, awards granted under the Bermuda NewCo equity plan will not become fully vested, exercisable or free of transfer restrictions solely upon the occurrence of a “change of control” (as defined in the Bermuda NewCo equity plan); however, if a participant’s service is terminated by Bermuda NewCo for any reason (other than for cause) or by the participant for good reason, in each case, within 24 months following a change of control, then any awards granted to such participant that have not become fully vested, exercisable or free of transfer restrictions will, as of the date of such termination, become fully vested, exercisable and free of such transfer restrictions (at the target level in the case of any awards subject to performance-based vesting criteria). In addition, if awards under the Bermuda NewCo equity plan are not assumed, continued, or substituted in connection with a future change of control, then, solely to the extent determined by the Bermuda NewCo board in its sole discretion, any then-unvested and outstanding awards will immediately and automatically become vested, exercisable and free of transfer restrictions, in whole or in part (at the target level in the case of any awards subject to performance-based vesting criteria). The Bermuda NewCo board may also make additional adjustments and/or settlements of outstanding awards as it deems appropriate and consistent with the purposes of the Bermuda NewCo equity plan.
Repricing — Except in connection with the permissible adjustments described above, the Bermuda NewCo’s Compensation Committee may not, without shareholder approval: (i) reduce the exercise price or base price of outstanding options or SARs; (ii) cancel outstanding options or SARs in exchange for options or SARs with an exercise price or base price that is less than the exercise price or base price of the original options or SARs; (iii) cancel outstanding options or SARs in exchange for cash or other awards if the exercise price of such option or the base price of such SAR exceeds the fair market value of a Bermuda NewCo common share on the date of such cancellation; or (iv) take any action with respect to an option or SAR that would be treated, for accounting purposes, as a “repricing” of such option or SAR.
Dividends and Dividend Equivalents — Subject to the provisions of the Bermuda NewCo equity plan and any award agreement, a participant receiving an award (other than any option or SAR) may, to the extent determined by Bermuda NewCo’s Compensation Committee in its sole discretion, be entitled to receive cash dividends, or cash payments in amounts equivalent to cash dividends on Bermuda NewCo common shares (i.e., dividend equivalents), with respect to the number of Bermuda NewCo common shares covered by the award, and Bermuda NewCo’s Compensation Committee may provide that such amounts (if any) will be deemed to have been reinvested in additional Bermuda NewCo common shares or otherwise reinvested. Dividends or dividend equivalents paid with respect to awards will be subject to restrictions and a risk of forfeiture to the same extent, and on the same terms and conditions, as the awards to which such dividends or dividend equivalents relate. No dividend or dividend equivalent payments or other payments will be made in respect of any applicable award prior to the settlement date of such award.
Transferability — Except as otherwise provided in an applicable award agreement, no award will be transferable by a participant other than by will or by the laws of descent and distribution or pursuant to beneficiary designation procedures approved by Bermuda NewCo.
Duration of the Bermuda NewCo Equity Plan — The Bermuda NewCo equity plan is subject to approval by Maiden shareholders. The Bermuda NewCo equity plan will terminate on the tenth anniversary of the date of its approval by Maiden shareholders. No award will be granted under the Bermuda NewCo equity plan after such date. However, unless otherwise expressly provided in the Bermuda NewCo equity plan or in an applicable award agreement, any award granted under the Bermuda NewCo equity plan may extend beyond such date, and the authority of the Bermuda NewCo board (or duly authorized committee thereof) to administer the Bermuda NewCo equity plan and to amend, alter, adjust, suspend, discontinue, or terminate any such award, or to waive any conditions or rights under any such award, and the authority of the Bermuda NewCo board (or duly authorized committee thereof) to amend the Bermuda NewCo equity plan, will extend beyond such date.
Amendment, Modification and Termination of the Bermuda NewCo Equity Plan — The Bermuda NewCo board may, at any time and from time to time, modify or amend the Bermuda NewCo equity plan, except that such action will not be taken without shareholder approval if such modification or amendment materially increases the benefits accruing to participants, increases the maximum number of shares which may be issued under the Bermuda NewCo equity plan (except for the permissible adjustments described above) or materially modifies the requirements as to eligibility for participation in the Bermuda NewCo equity plan or exercise of an option. No action taken with respect to the Bermuda NewCo equity plan will affect the rights of a participant without the consent of the affected participant, unless such action is necessary to qualify any or all options under the Bermuda NewCo equity plan for favorable tax treatment under Section 422 of the Code.
U.S. Federal Income Tax Consequences
Generally, there will be no U.S. federal income tax consequences to the participant or Bermuda NewCo upon the grant of an option under the Bermuda NewCo equity plan. Upon exercise of an option that is not an incentive stock option, a participant generally will recognize ordinary income in an amount equal to (i) the fair market value, on the date of exercise, of the acquired shares; less (ii) the exercise price of the option. Bermuda NewCo will generally be eligible to receive a tax deduction in the same amount.
Upon the exercise of an incentive stock option, a participant generally recognizes no immediate taxable income and income recognition is generally deferred until the participant sells the shares. However, the excess of the fair market value of the shares acquired upon exercise of an incentive stock option over the exercise price constitutes a tax preference item for purposes of computing the “alternative minimum tax” under the Code. If an incentive stock option is exercised no later than three months after the termination of the participant’s employment, and the participant does not dispose of the shares acquired pursuant to such exercise within two years from the date the option was granted or within one year after the date on which the shares acquired pursuant to the exercise are transferred to the participant, any gain or loss on the sale will be treated as long-term capital gain or loss. Bermuda NewCo is not eligible to receive any tax deduction with respect to the grant or exercise of incentive stock options, except that if the shares are not held for the full term of the holding period described above, then an amount equal to the lesser of: (i) the fair market value of the shares on the date of exercise minus the exercise price and (ii) the amount realized on disposition minus the exercise price, will be taxed to the participant as ordinary income and, the employing entity will generally be eligible to receive a deduction in the same amount.
A participant generally recognizes no taxable income and Bermuda NewCo is not eligible to receive a deduction when a SAR is granted. Generally, upon exercising a SAR, a participant will recognize ordinary income in an amount equal to sum of the cash and the fair market value of the shares received and Bermuda NewCo will be eligible to receive a corresponding deduction. Upon sale of any shares received upon exercise of a SAR, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.
Unless a participant makes a “Section 83(b) election” under the Code, there generally will be no U.S. federal income tax consequences to either the participant or Bermuda NewCo upon the grant of restricted shares that are subject to a substantial risk of forfeiture until the restrictions constituting a substantial risk of forfeiture lapse. At the time the substantial risk of forfeiture lapses, the participant generally will recognize taxable income equal to the then fair market value of the shares. Bermuda NewCo will generally be eligible to receive a corresponding tax deduction. If a participant makes a “Section 83(b) election” under the Code, the participant will recognize ordinary income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of income recognized will be equal to the fair market value of the restricted shares at such time (valued without taking the restrictions into account) over the price paid for such award, if any, and Bermuda NewCo will be eligible to receive a corresponding deduction. By making a “Section 83(b) election,” the participant will recognize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize short-term or long-term capital gain or loss with respect to the shares when they are sold. If, however, the shares are subsequently forfeited to us, the participant will not be eligible to claim a loss with respect to the shares to the extent of the income recognized by the participant upon the making of the “Section 83(b) election.” To make a “Section 83(b) election,” a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after the restricted shares are received, and the participant must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are received.
There generally will be no U.S. federal income tax consequences to the participant or Bermuda NewCo upon the grant of performance awards (unless the participant makes a “Section 83(b) election” under the Code), restricted share unit awards or deferred cash awards. Participants generally will recognize taxable income at the time when such awards are paid or settled in an amount equal to the aggregate amount of cash and the fair market value of shares acquired. Bermuda NewCo will generally be eligible to receive a tax deduction equal to the amount includible in the participant’s income.
Section 409A of the Code imposes restrictions on non-qualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount, and a possible interest charge. Share options and SARs granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Share options and SARs that would be awarded under the Bermuda NewCo equity plan are intended to be eligible for this exception. Other awards may be subject to Section 409A depending on the specific nature and terms of the award granted.
Section 162(m) of the Code imposes limits on the deductibility of compensation for Bermuda NewCo’s “covered employees” (within the meaning of that section) and, accordingly, the tax deduction Bermuda NewCo might otherwise be eligible to receive in respect of awards under the Bermuda NewCo equity plan may be limited.
This brief summary is limited to the general federal income tax aspects of awards that may be made under the Bermuda NewCo equity plan based on existing U.S. federal tax laws as of the date hereof and is not intended to be exhaustive. It also does not include any state, local, or non-U.S. tax consequences of participating in the Bermuda NewCo equity plan. It was not intended or written to be used, and cannot be used, for the purpose of avoiding penalties that may be asserted under the Code.
New Plan Benefits
Future awards under the Bermuda NewCo equity plan will be granted at the discretion of Bermuda NewCo’s Compensation Committee, and, therefore, the types, numbers, recipients, and other terms of such awardscannot be determined at this time.
The material terms and conditions of these awards are described in the section entitled “Summary of the Bermuda NewCo Equity Plan” set forth above. The federal income tax consequences of the issuance and exercise of these awards are described above. For option awards, the exercise price will be equal to or greater than the fair market value on the date of grant, generally defined as the closing sales price for a share (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the common shares are listed on the date of determination. The fair market value of Maiden Shares as of March 3, 2025 was $0.82. Accordingly, Maiden shareholders are being asked to approve at the Maiden special meeting the Bermuda NewCo equity plan, effective as of (and contingent on) the closing.
Equity Compensation Plan Information
The following table sets forth information as of December 31, 2024, regarding the number of Maiden shares that were available for future issuance under the Maiden omnibus incentive plan. Provided that the shareholders approve the Bermuda NewCo equity plan, these shares no longer will be available for future issuance under the Maiden omnibus incentive plan:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	103,500	$9.12	1,291,729
Equity compensation plans not approved by security holders	—	—	—
Total	103,500		1,291,729
Vote Required
Approving the Bermuda NewCo equity plan proposal requires the affirmative vote (in person or by proxy) of a majority of the votes cast “For” or “Against” the proposal. Accordingly, a Maiden shareholder’s failure to submit a proxy card or to vote in person at the Maiden special meeting, an abstention from voting, or the failure of a Maiden shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of any vote to approve the Bermuda NewCo equity plan proposal.
Board Recommendation
THE MAIDEN BOARD (OTHER THAN MESSRS. ZYSKIND AND NEUBERGER, WHO RECUSED THEMSELVES FROM DETERMINATIONS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THE COMBINATION AGREEMENT DUE TO THEIR FINANCIAL INTEREST IN AMTRUST) UNANIMOUSLY RECOMMENDS THAT MAIDEN SHAREHOLDERS VOTE “FOR” PROPOSAL 5.

PROPOSAL 6:   ADVISORY VOTE ON MERGER-RELATED COMPENSATION FOR MAIDEN NAMED EXECUTIVE OFFICERS
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each Maiden named executive officer that is based on or otherwise relates to the mergers. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to Maiden’s named executive officers. The “golden parachute” compensation payable to these individuals is subject to a non-binding, advisory vote of Maiden’s shareholders, as described below in this section.
Messrs. Haveron and Metz are contractually entitled to certain payments upon certain terminations of employment under the terms of their employment agreements, as shown in the table below. Under their employment agreements, each will be subject to a one-year non-competition and two-year non-solicit following their employment termination.
Assuming that the mergers were completed and the employment of each of the Maiden named executive officers were involuntarily terminated without cause on March 3, 2025 (the last practicable date prior to filing this proxy statement/prospectus), certain Maiden named executive officers would receive approximately the amounts set forth in the table below pursuant to Maiden’s normal payroll practices. The amounts reported below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement/prospectus, and do not reflect certain compensation actions that may occur prior to the completion of the mergers. As a result, the actual amounts, if any, to be received by certain Maiden named executive officers may materially differ from the amounts set forth below.
Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ benefits ($)(3)	Other ($)(4)	Total ($)
Patrick J. Haveron	$2,850,000	$471,582	$133,717	$101,285	$3,556,584
Lawrence F. Metz	$2,550,000	$315,216	$105,627	$146,394	$3,117,237
William T. Jarman	—	—	—	—	—
Mark O. Heintzman	—	—	—	—	—

(1)
The amounts in this column represent the continued payment of base salary until May 1, 2028, assuming the termination of employment of Mr. Haveron or Metz without cause under the terms of the employment agreements as of March 3, 2025. Although these amounts are payable irrespective of whether the employment termination is in connection with the mergers or a change in control, out of an abundance of caution we are describing them in this prospectus/proxy statement.

(2)
The amounts in this column represent the equity awards that will continue to vest until March 14, 2026, assuming the termination of employment of Mr. Haveron or Metz without cause under the terms of the restricted share award agreements dated as of March 17, 2023 and March 14, 2024. Although these amounts are payable irrespective of whether the employment termination is in connection with the mergers or a change in control, out of an abundance of caution we are describing them in this prospectus/proxy statement. The amounts in this column do not include equity awards that will continue to remain subject to performance vesting conditions assuming the termination of employment of Mr. Haveron or Metz without cause under the terms of the restricted share award agreements dated as of March 17, 2023 and March 7, 2024.

(3)
The amounts in this column represent the approximate value of continued payment of certain employee benefits including medical insurance ($47,424 and $47,424), executive life insurance ($22,766 and $2,263), supplemental allowance ($56,909 and $37,939) and executive physical ($6,619 and $18,000) for Messrs. Haveron and Metz, respectively, until May 1, 2028, assuming the termination of employment of Mr. Haveron or Metz without cause under the terms of the employment agreements as of March 3, 2025. Although these amounts are payable irrespective of whether the employment termination is in connection with the mergers or a change in control, out of an abundance of caution we are describing them in this prospectus/proxy statement.
(4)
The amounts in this column represent the value of accrued vacation assuming the termination of employment of Mr. Haveron or Metz without cause under the terms of the employment agreements as of March 3, 2025. Although these amounts are payable irrespective of whether the employment termination is in connection with the mergers or a change in control, out of an abundance of caution we are describing them in this prospectus/proxy statement.

Merger-Related Compensation Proposal
Pursuant to the Dodd-Frank Act and Rule 14a-21(c) of the Exchange Act, Maiden is seeking a non-binding, advisory shareholder approval of the compensation of Maiden’s named executive officers that is based on or otherwise relates to the mergers as disclosed above in this section. The proposal gives Maiden shareholders the opportunity to express their views on the merger-related compensation of Maiden’s named executive officers.
Accordingly, Maiden shareholders are being asked to adopt the following resolution, on a non-binding, advisory basis:
“RESOLVED, that the compensation that may be paid or become payable to Maiden’s named executive officers, in connection with the mergers, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in ‘PROPOSAL 6: Advisory Vote on Merger-Related Compensation for Maiden Named Executive Officers — Golden Parachute Compensation,’ are hereby APPROVED.”
Vote Required
The vote on this proposal is a vote separate and apart from the vote to approve the first merger resolution. Accordingly, you may vote not to approve this proposal on merger-related executive compensation and vote to approve the first merger resolution and vice versa. Because the vote is advisory in nature, it will not be binding on Maiden, regardless of whether the first merger is approved. Approval of the non-binding, advisory proposal with respect to the compensation that may be received by Maiden’s named executive officers in connection with the mergers is not a condition to completion of the mergers, and failure to approve this advisory matter will have no effect on the vote to approve the first merger resolution. Because the merger-related executive compensation to be paid in connection with the mergers is based on contractual arrangements with the named executives, such compensation will be payable, regardless of the outcome of this advisory vote, if the first merger is approved (subject only to the contractual conditions applicable thereto).
Approving the advisory vote on merger-related compensation proposal requires the affirmative vote (in person or by proxy) of a majority of the votes cast “For” or “Against” the proposal. Accordingly, a Maiden shareholder’s failure to submit a proxy card or to vote in person at the Maiden special meeting, an abstention from voting, or the failure of a Maiden shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the outcome of any vote to approve the advisory vote on merger-related compensation proposal.
Board Recommendation
THE MAIDEN BOARD (OTHER THAN MESSRS. ZYSKIND AND NEUBERGER, WHO RECUSED THEMSELVES FROM DETERMINATIONS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THE COMBINATION AGREEMENT DUE TO THEIR FINANCIAL INTEREST IN AMTRUST) UNANIMOUSLY RECOMMENDS THAT MAIDEN SHAREHOLDERS VOTE “FOR” PROPOSAL 6.

LEGAL MATTERS
Certain legal matters will be passed upon on behalf of Maiden by Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel to Maiden, and on behalf of Kestrel by Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel to Kestrel.
Appleby (Bermuda) Limited, Bermuda counsel to Maiden, will pass upon the validity of the Bermuda NewCo common shares offered by this proxy statement/prospectus.

EXPERTS
The consolidated financial statements of Maiden Holdings, Ltd., appearing in Maiden Holdings, Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Maiden Holdings, Ltd.’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Kestrel Group LLC as of and for the years ended December 31, 2024 and 2023, have been included herein in reliance upon the audit report of Frazier & Deeter, LLC, independent registered public accounting firm, appearing elsewhere herein, and given on the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES
Bermuda NewCo is an exempted company limited by shares incorporated under the laws of Bermuda, and certain of its officers and directors named in this proxy statement/prospectus reside outside the United States, and a substantial portion of Bermuda NewCo’s assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against Bermuda NewCo or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the U.S. federal securities laws. However, investors may serve Bermuda NewCo with process in the United States with respect to actions against Bermuda NewCo arising out of or in connection with the U.S. federal securities laws relating to offers and sales of the securities covered by this proxy statement/prospectus by serving CT Corporation, 28 Liberty St 42nd Floor New York, NY 10005.
WHERE YOU CAN FIND MORE INFORMATION
Maiden files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information, including those filed by Maiden, at www.sec.gov. You may also access the SEC filings and obtain other information about Maiden through the website maintained by Maiden, www.maiden.bm. The information contained on the website, or that can be accessed through the website, is not incorporated by reference in this proxy statement/prospectus.
The SEC allows Bermuda NewCo and Maiden to “incorporate by reference” information about Maiden in this proxy statement/prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus or in another subsequent filing with the SEC and any information that is deemed, in accordance with SEC rules, to be furnished and not filed with the SEC. This proxy statement/prospectus incorporates by reference the documents set forth below that Maiden (Commission File Number 001-34042) has previously filed with the SEC. These documents contain important information about Maiden and its financial condition.
Maiden Filings with the SEC	Period and/or Filing Date
Annual Report on Form 10-K	Year ended December 31, 2024, as filed March 10, 2025
Current Reports on Form 8-K	Filed February 18, 2025
The description of Maiden common shares set forth in the Annual Report on Form 10-K for the year ended December 31, 2019, as filed March 18, 2020.
All documents filed by Maiden pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement/prospectus to the date of the special meeting shall also be deemed to be incorporated herein by reference (other than any information that is deemed, in accordance with SEC rules, to be furnished and not filed with the SEC).
You may also obtain copies of any document incorporated in this proxy statement/prospectus, without charge, by requesting them from Maiden in writing, by telephone or via Maiden’s website at the following address, telephone number and website:
Maiden Holdings, Ltd.
48 Par-La-Ville Road, Suite 1141
Hamilton HM 11, Bermuda
Attention: Investor Relations
(441) 298-4900
www.maiden.bm (“Investor Relations” tab)
None of Kestrel, Bermuda NewCo or Maiden has authorized anyone to give any information or make any representation about Kestrel, Bermuda NewCo, Maiden, the Bermuda NewCo common shares, the transaction or the Maiden special meeting that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that are incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.
Annex A — Combination Agreement
Annex B-1 — Form of Registration and Investor Rights Agreement — Ledbetter
Annex B-2 — Form of Registration and Investor Rights Agreement — AmTrust
Annex B-3 — Form of Voting Agreement
Annex C — Opinion of Insurance Advisory Partners

FUTURE SHAREHOLDER PROPOSALS
Advance Notice Requirements for Submission of Nominations and Proposals
Assuming consummation of the transaction, Bermuda NewCo shareholders will be entitled to present proposals for consideration at forthcoming shareholder meetings provided that they comply with the proxy rules promulgated by the SEC. The deadline for submission of all shareholder proposals to be considered for inclusion in Bermuda NewCo’s proxy statement for its next annual meeting will be disclosed in a Form 10-Q or Form 8-K filed after the consummation of the transaction.
Maiden expects it will hold a 2025 annual meeting of shareholders only if the transaction has not already been completed. If such a meeting is held, shareholder proposals intended for inclusion in the proxy materials for the 2025 annual meeting pursuant to Rule 14a-8 of the Exchange Act must have been received by Maiden’s corporate secretary, 48 Par-La-Ville Road, Suite 1141, Hamilton HM 11, Bermuda on or before November 27, 2024 in order to be considered for such inclusion. Shareholder proposals intended to be submitted at the 2025 annual meeting outside the framework of Rule 14a-8 must have been received on or before February 10, 2025 to be considered timely under Rule 14a-4(c)(1). If Maiden did not receive notice of the matter by the applicable date, the proxy holders will vote on the matter, if properly presented at the annual meeting, in their discretion.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
KESTREL GROUP LLC
Audited Consolidated Financial Statements

Kestrel Group, LLC
Consolidated Financial Statements
December 31, 2024 and 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Members and Board of Managers of Kestrel Group, LLC
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Kestrel Group, LLC (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in members’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and auditing standards generally accepted in the United States of America (GAAS). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matters
Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.
/s/ Frazier & Deeter, LLC
We have served as the Company’s auditor since 2025.
Atlanta, Georgia
March 10, 2025

Kestrel Group, LLC
Consolidated Balance Sheets
December 31, 2024 and 2023
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$4,286,280	$5,553,121
Accounts receivable	153,944	—
Prepaids and other assets	33,156	37,306
Total current assets	4,473,380	5,590,427
Right of use asset – operating lease	223,461	292,332
Total assets	$4,696,841	$5,882,759
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$298,651	$1,723,154
Accrued compensation	361,772	437,277
Current portion of operating lease liabilities	75,488	69,884
Total current liabilities	735,911	2,230,315
Long-term operating lease liabilities, net of current portion	168,630	244,118
Total liabilities	904,541	2,474,433
Members’ Equity
Total members’ equity	3,792,300	3,408,326
Total liabilities and members’ equity	$4,696,841	$5,882,759
See accompanying notes to these Consolidated Financial Statements

Kestrel Group, LLC
Consolidated Statement of Operations
Years Ended December 31, 2024 and 2023
	2024	2023
Revenues	$5,249,587	$1,330,022
Operating Expenses
Salaries and benefits	3,401,784	3,525,272
Professional fees	1,076,527	1,184,073
Legal expenses	—	554,015
Rent expenses	235,773	236,820
Meals, entertainment and travel expense	248,309	168,872
Other operating expenses	145,432	106,186
Total Operating Expenses	5,107,825	5,775,238
Operating Income (Loss)	141,762	(4,445,216)
Other Income
Interest income, net	212,550	229,805
Income (Loss) before taxes	354,312	(4,215,411)
Provision for income taxes	30,039	—
Net Income (Loss)	$324,273	$(4,215,411)
Net income (loss) per Class A units (except share information)	$324	$(4,215)
Class A units outstanding, basic and diluted	1,000	1,000
Class A weighted-average units outstanding, basic and diluted	1,000	1,000
See accompanying notes to these Consolidated Financial Statements

Kestrel Group, LLC
Consolidated Statement of Changes in Members’ Equity
Years Ended December 31, 2024 and 2023
	Members’ Equity	Accumulated Deficit	Total Members’ Equity
Balance, December 31, 2022	$10,014,450	$(2,450,414)	$7,564,036
Net loss	—	(4,215,411)	(4,215,411)
Equity-based compensation	59,701	—	59,701
Balance, December 31, 2023	10,074,151	(6,665,824)	3,408,326
Net income	—	324,273	324,273
Equity-based compensation	59,701	—	59,701
Balance, December 31, 2024	$10,133,852	$(6,341,552)	$3,792,300
See accompanying notes to these Consolidated Financial Statements

Kestrel Group, LLC
Consolidated Statement of Cash Flows
Years Ended December 31, 2024 and 2023
	2024	2023
Cash flows from operating activities
Net income (loss)	$324,273	$(4,215,411)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Noncash operating lease expense	68,872	66,405
Equity-based compensation	59,701	59,701
Changes in:
Accounts receivable	(153,944)	—
Prepaids and other assets	4,150	(4,325)
Accounts payable	(1,424,503)	1,705,786
Accrued compensation	(75,505)	(33,003)
Operating lease liabilities	(69,885)	(64,482)
Net cash used in operating activities	(1,266,841)	(2,485,329)
Net decrease in cash and cash equivalents	(1,266,841)	(2,485,329)
Cash and Cash Equivalents Balance, Beginning of Year	5,553,121	8,038,450
Cash and Cash Equivalents Balance, End of Year	$4,286,280	$5,553,121
See accompanying notes to these Consolidated Financial Statements

Note 1:   Nature of Operations, Basis of Presentation and Pending Merger Agreement
Nature of Operations
Kestrel Group, LLC (the “Company”), a Delaware-based limited liability company, specializes in providing services to insurance program managers, Managing General Agents (MGAs), reinsurers, and reinsurance brokers. The Company facilitates fronting insurance transactions utilizing its exclusive management contracts with four insurance carriers. These contracts enable the Company to offer both admitted and surplus lines, all of which have been rated “Excellent” by AM Best, a leading insurance industry credit rating agency, in addition to offering established and emerging products. The Company does not assume underwriting risks; instead, it earns a fee for granting access to these carriers. The Company produces lines that insure casualty, workers’ compensation, catastrophe-exposed property, and non-catastrophe-exposed property, with diverse risk durations, sizes, and product types, all within the United States. The Company is headquartered in Dallas, TX and was established in July 2022.
Basis of Presentation
These consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the accounts of the Kestrel Group, LLC and its wholly-owned subsidiaries, Kestrel Insurance Agency, LLC and Kestrel Service Corporation. All intercompany accounts and transactions have been eliminated in consolidation.
Pending Merger Agreement
In December 2024, the Company and its equity unit holders entered into a combination agreement (“the Agreement”) with Maiden Holdings Ltd. (“Maiden”), Ranger U.S. NewCo LLC (“US NewCo”), Ranger Bermuda Merger Sub Ltd. (“Merger Sub Ltd”), Ranger Bermuda Topco Ltd. (“Bermuda NewCo”), and Ranger Merger Sub 2 LLC (“Merger Sub LLC”) (collectively, “the Parties”). Under the terms of the Agreement, the Company’s existing equity unit holders will contribute all of their interests in the Company to US NewCo in exchange for cash and equity units in US NewCo, and the right to receive additional equity units in US NewCo contingent upon the achievement of specified financial targets. The transaction is structured to qualify as a tax-free reorganization under U.S. federal income tax laws.
The transaction will involve a series of mergers whereby the Company and Maiden will become wholly owned subsidiaries of Bermuda NewCo. The Company will operate separately from Maiden with its assets, liabilities, income, expenses and results of operations reported in the Insurance Programs segment of Bermuda NewCo’s periodic Securities and Exchange Act filings with the Securities and Exchange Commission. The Agreement is expected to bolster the Company’s market position by integrating complementary services and expanding its client base. The transaction is expected to close in 2025.
Note 2:   Summary of Significant Accounting Principles
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates include, but are not limited to, the valuation of deferred tax assets, the determination of lease liabilities, and the fair value of equity shares. Actual results could differ from those estimates and those differences could be material.
Segment Reporting
Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions on how to allocate resources and assess performance. The Company’s chief operating decision maker is the chief executive officer. The Company and the chief executive officer view the Company’s operations and manage its business as one reportable segment. The Company offers a cohesive suite of products and services that are integrated and interdependent. Our revenue is highly concentrated because of the capacity distribution agreements with an individual customer. As a single reportable segment, our financial statements reflect the consolidated results of our operations. We do not allocate revenues, expenses, or assets to multiple segments, as our business activities are managed and evaluated on a company-wide basis.
Cash and Cash Equivalents
The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. The Company does not consider uninvested cash held in investment accounts as cash or cash equivalents. At December 31, 2024 and 2023, cash equivalents consisted primarily of money market accounts.
At December 31, 2024 and 2023, the Company’s cash accounts exceeded federally insured limits by approximately $3,236,000 and $4,515,000 respectively.
Revenue Recognition
In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, the Company recognizes revenue for each separately identifiable performance obligation in a contract representing a promise to transfer a distinct good or service to a customer.
Revenue is measured as the amount of consideration the Company expects to receive in exchange for providing services to customers and is generally governed by a capacity distribution agreement as a specified percentage of the premium. These agreements outline the terms and conditions under which the Company provides access to write policies on its carriers in exchange for a fee. These agreements may also include other provisions, such as minimum fee arrangements or cancellation provisions, which may impact revenue recognition.
Capacity distribution fees are collected from program managers or MGAs for providing support services and granting contractual access to our insurance carrier network and are considered a single performance obligation. Support services provided for these insurance and reinsurance brokerage arrangements include compliance and regulatory reporting and administrative support which culminates in the placement of bound insurance coverage. The Company considers these arrangements as a single revenue stream.
See Note 4 for additional information about the Company’s revenue.
Accounts Receivable
Accounts receivable are recorded at net realizable value. Accounts receivable are presented net of an allowance for doubtful accounts, which is an estimate of expected losses. In determining the amount of the reserve, the Company makes judgments about the creditworthiness of significant customers based on known delinquent activity or disputes and ongoing credit evaluations in addition to evaluating the historical loss rate on the pool of receivables.
Impairment of Long-Lived Assets
Long-lived assets, are tested for recoverability whenever events or changes in the business environment indicate that the carrying amount of the assets may not be fully recoverable. Factors considered by the Company when deciding when to perform an impairment review include significant underperformance of the business against expectations, significant negative industry or economic trends and significant changes or planned changes in the use of the assets. An impairment loss would be recognized when estimated undiscounted future cash flows resulting from the use of an asset are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset over its current fair value. Management believes the carrying value of long-lived assets are recoverable and no impairments were recorded during the years ended December 31, 2024 and 2023.
Income Taxes
The Company is not directly subject to income taxes under the provisions of the Internal Revenue Code and applicable state laws. Therefore, taxable income or loss is reported to the individual partners for inclusion in their respective tax returns.
Income taxes related to Kestrel Service Corporation are provided for the tax effects of transactions reported in the consolidated financial statements. Deferred tax assets and liabilities, if significant, are recognized for the estimated future tax effects attributed to temporary differences between the book and tax basis of assets and liabilities and carryforward items. The measurement of current and deferred tax assets and liabilities is based on enacted law. Deferred tax assets are reduced, if necessary, by a valuation allowance for the amount of tax benefits that may not be realized. As of December 31, 2024 and 2023, the Company has recorded a full valuation allowance for all deferred tax assets.
The benefit of a tax position is recognized in the consolidated financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the positions will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions that meet the more- likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. As of December 31, 2024 and 2023, the Company has not recognized liabilities for uncertain tax positions or associated interest and penalties.
The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions and is subject to examinations by tax authorities for years since inception.
Net Income (Loss) Per Unit
The company has structured its equity interests into two classes of units: Class A and Class B.
Class A consists of 1,000 units, with an initial capital contribution totaling $10 million. These units represent the primary equity investment in the company.
Class B consists of 63 units, which are subject to a 60% and 80% recoupment percent as of 2024 and 2023, respectively. Additionally, Class B units have a participation hurdle of $10 million. This hurdle must be met before Class B unit holders begin to participate in profit distributions.
Once the recoupment and participation threshold conditions are satisfied, profits will be distributed among all unit holders according to their respective interests. This structure ensures that initial investors are prioritized in profit distributions, while also providing an opportunity for Class B unit holders to participate in the Company’s financial success once certain financial milestones are achieved. The Company does not have any dilutive equity instruments.
As neither the Company’s undistributed or distributed earnings have exceeded the B Units’ hurdles for any periods presented, no earnings were allocated to the B Units in the computation of earnings per unit.
Fair Value
The Company measures certain financial assets and liabilities at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. The Company utilizes a three-level hierarchy for fair value measurements based on the observability of inputs to the valuation of an asset or liability as of the measurement date.
•
Level 1:   Quoted prices in active markets for identical assets or liabilities.

•
Level 2:   Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•
Level 3:   Unobservable inputs for the asset or liability, reflecting management’s own assumptions about the assumptions market participants would use in pricing the asset or liability.

The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. The fair value of financial instruments is determined using various valuation techniques, including the market approach, income approach, and cost approach, as appropriate. Changes in fair value measurements are recorded in the period in which they occur.
Advertising
Advertising costs are recorded in the consolidated statement of operations in the period in which they are incurred.
Interest income
Interest income is recorded in the consolidated statements of operations in other income in the period in which it is earned and represents interest earned on the Company’s money market accounts.
Equity-Based Compensation
The Company estimates the fair value of equity-based awards on the date of grant. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the five-year vesting period using the straight-line attribution method. These amounts are reduced by an estimated forfeiture rate. The forfeiture rate is estimated based on actual cancellation experience and is applied to all equity-based awards. The rate is estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.
Recently Adopted Accounting Standards Updates (ASU)
ASU 2023-07:   In November 2023, the Financial Accounting Standards Board (FASB) issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The updated accounting guidance requires expanded reportable segment disclosures, primarily related to significant segment expenses which are regularly provided to the Company’s Chief Operating Decision Maker (CODM). The guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within annual periods beginning after December 15, 2024. The Company has adopted the guidance retrospectively and it did not have a material impact to the company.
Accounting Standards Pending Adoption
In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The updated accounting guidance requires expanded income tax disclosures, including the disaggregation of existing disclosures related to the tax rate reconciliation and income taxes paid. The guidance is effective for annual periods beginning after December 15, 2024. Prospective application is required, with retrospective application permitted.
In November 2024, the FASB issued ASU 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. The updated accounting guidance requires disaggregated disclosure of specified expense categories. The guidance also requires disclosure of total selling expenses and how the Company defines selling expenses. The guidance is effective for fiscal years beginning after December 15, 2026, and interim periods within annual periods beginning after December 15, 2027. Prospective application is required, with retrospective application permitted. The Company is currently evaluating the effect the updated guidance will have on the Company’s consolidated financial statement disclosures.
Note 3.   Operating Lease
Under the provisions of ASC 842, the Company determines if an arrangement is a lease or contains a lease at inception. An arrangement is determined to be a lease at inception if it conveys the right to control the use of identified property, plant, or equipment for a period of time in exchange for consideration. Leases result in the recognition of right-of-use (ROU) assets and lease liabilities on the accompanying consolidated balance sheets. ROU assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease, measured on a discounted basis. The Company determines lease classification as operating or finance at the lease commencement date. The Company has elected not to record leases with an initial term of 12 months or less on the consolidated balance sheets.
The Company evaluates leases at their inception to determine if they are to be accounted for as an operating lease or a finance lease. A lease is accounted for as a finance lease if it meets one of the following five criteria: (i) the lease has a purchase option that is reasonably certain of being exercised, (ii) the present value of the future cash flows is substantially all of the fair market value of the underlying asset, (iii) the lease term is for a significant portion of the remaining economic life of the underlying asset, (iv) the title to the underlying asset transfers at the end of the lease term, or (v) if the underlying asset is of such a specialized nature that it is expected to have no alternative uses to the lessor at the end of the term. The Company has determined that it does not have finance leases.
Leases that do not meet the finance lease criteria are accounted for as an operating lease. Operating lease ROU assets and liabilities are recognized based on the present value of the remaining lease payments over the lease term and excludes lease incentives. When the Company’s lease does not provide an implicit rate, the Company uses its incremental borrowing rate in determining the present value of lease payments. The Company has made a policy election to use a risk-free rate (the rate of a zero-coupon U.S. Treasury instrument) for the initial and subsequent measurement of all lease liabilities. The risk-free rate is determined using a period comparable with the lease term.
Lease terms include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.
The Company accounts for lease and non-lease components separately. The lease components consist of its office building, and non-lease components consist of common area and other maintenance costs and are expensed in the period incurred.
Lease Summary
The Company is party to one lease for a corporate office that expires in 2027. Lease payments have an escalating fee schedule, which range from 3% to 4% each year. Termination of the leases is generally prohibited unless there is a violation under the lease agreement.
Lease cost recognized on a straight-line basis was $78,992 for the years ended December 31, 2024 and 2023. Other required information for the years ended December 31, 2024 and 2023 are as follows:
	2024	2023
Other information related to operating lease:
Operating cash flows from operating lease	80,006	77,070
Weighted-average remaining lease term (in years)	2.92	3.92
Weighted-average discount rate	3.9%	3.9%
Future minimum lease payments and reconciliation to the consolidated balance sheets as of December 31, 2024 are as follows:
2025	$82,942
2026	85,878
2027	88,814
Total undiscounted cash flows	257,634
Less present value discount	(13,516)
Total operating lease liabilities	$244,118

Note 4.   Revenue from Contracts with Customers
In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, the Company recognizes revenue for each separately identifiable performance obligation in a contract representing a promise to transfer a distinct good or service to a customer.
Revenue is measured as the amount of consideration the Company expects to receive in exchange for providing services to customers and is generally governed by a capacity distribution agreement as a specified percentage of the premium. These agreements outline the terms and conditions under which the Company provides access to write policies on its carriers in exchange for a fee. These agreements may also include other provisions, such as minimum fee arrangements or cancellation provisions, which may impact revenue recognition.
Capacity distribution fees are collected from program managers or MGAs for providing support services and granting contractual access to our insurance carrier network and are considered a single performance obligation. Support services provided for these insurance and reinsurance brokerage arrangements include compliance and regulatory reporting and administrative support which culminates in the placement of bound insurance coverage. The Company considers these arrangements as a single revenue stream.
For contractual arrangements with minimum annual fees, the Company amortizes the minimum fee over the contract period. For the year ended December 31, 2024, the Company recognized approximately $234,000 related to minimum fees for two individual customers. All other revenue recognized for the years ended December 31, 2024 and 2023 was earned in accordance with the respective capacity distribution agreements.
Note 5.   Income Taxes
Income taxes related to Kestrel Service Corporation are provided for the tax effects of transactions reported in the consolidated financial statements. The provision for income taxes for the years ended December 31, 2024 and 2023 consists of the following:
	2024	2023
Current income taxes
Federal	$15,734	$—
State	14,305	—
Total current	30,039	—
Deferred income taxes
Federal	—	—
State	—	—
Total deferred	—	—
Provision for income taxes	$30,039	$—
A valuation allowance must be established for any portion of the deferred tax asset which is believed not to be realizable. Management reviews the need for a valuation allowance based on anticipated future earnings, reversal of future taxable differences, the available carryback and carryforward periods, and tax planning strategies that are prudent and feasible. In management’s opinion, it is more likely than not that the Company will not realize the benefit of our deferred taxes and therefore recorded a valuation allowance of $108,857 at December 31, 2024 and $170,326 at December 31, 2023.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2024 and 2023, respectively are as follows:
	2024	2023
Deferred tax assets
Compensation and benefit accrual	$33,664	$32,858
Net operating loss carryforward	75,231	138,166
Lease liability	51,265	65,940
Total deferred tax assets	160,160	236,964
Deferred tax liabilities
Right of use asset	(46,927)	(61,390)
Prepaid expenses	(4,376)	(5,248)
Total deferred tax liabilities	(51,303)	(66,638)
Net deferred tax assets before valuation allowance	108,857	170,326
Change in valuation allowance	(108,857)	(170,326)
Net deferred tax assets	$—	$—
A reconciliation of the differences between the effective tax rate and the federal statutory tax rate from continuing operations for the years ended December 31, 2024 and 2023 are as follows:
	2024	2023
Federal income taxes	21.0%	21.0%
State income taxes	4.0%	0.0%
Permanent differences	1.4%	-0.8%
Valuation allowance and passthrough losses	-17.9%	-20.2%
Provision for income taxes	8.5%	0.0%
The Company incurred passthrough losses of $107,700 and $3,689,785 for the years ended December 31, 2024 and 2023, respectively, which are not reflected in the NOL carryforward table but may impact the individual tax situations of the owners.
The following reflects the remaining net operating loss carryforwards of the Company as of December 31, 2024 and 2023, which do not have an expiration date:
Year	Beginning NOL Carryforward	NOL Utilized	NOL Expired	Ending NOL Carryforward
2022	$387,179	$(299,689)	$—	$87,490
2023	270,755	—	—	270,755
Total	657,934	(299,689)	—	358,245
Note 6.   Retirement Savings Plan
The Company has a 401(k) retirement savings plan (the Plan) covering substantially all employees. Employees are eligible for the Plan after one month of service with the Company. Participants are 100% vested in their contributions. The Company matches 100% of the first 1% and 50% of the next 5% of employee contributions. Matching contributions totaled approximately $64,000 and $60,000 for the years ended December 31, 2024 and 2023, respectively. These amounts are presented in Salaries and benefits in the consolidated statement of operations.
Note 7.   Related-Party Transactions
As part of the July 26, 2022 Unit Purchase Agreement, AmTrust North America Inc. acquired a 30% minority interest in the Company with the option for the Company to purchase certain insurance carriers owned by AmTrust North America Inc. The Company also receives professional and administrative services through an expense reimbursement arrangement with AmTrust North America Inc. The Company incurred costs related to this agreement of approximately $826,000 and $1,150,000 during the years ended December 31, 2024 and 2023, respectively. These amounts are presented in Professional fees in the consolidated statement of operations and generally include services such as statutory financial reporting, IT processing, legal contracting, and insurance company compliance functions. The Company also has an exclusive management contract with AmTrust North American Inc. to produce business through four insurance carriers: 1) Park National Insurance Company, 2) Rochdale Insurance Company, 3) Sierra Specialty Insurance Company, and 4) Republic Fire & Casualty Insurance Company (the “AmTrust Insurance Companies”). All fee revenue during the years ended December 31, 2024 and 2023 were based on the net premiums associated with this agreement.
The Company incurred legal fees in 2023 of approximately $554,000 related to a non-competition agreement matter involving the Company and certain individuals of the Company. Of this amount, approximately $524,000 was initially paid by certain company executives and subsequently reimbursed by the Company. The Company recorded a liability in the amount of approximately $524,000 for this matter as of December 31, 2023 and the obligation was settled in 2024.
The Company reimburses certain executive officers for access to office space in Dallas, TX. These amounts are recorded in the consolidated statement of operations as Rent expense and is approximately $111,000 and $112,000 during the years ended December 31, 2024 and 2023, respectively.
Note 8.   Members’ Equity
The Company is a limited liability company under the laws of the State of Delaware with a perpetual life. As of December 31, 2024 and 2023 members’ equity, the Company had two classes of membership units. Membership Units consisted of Class A Units and Class B Units. The Class A Units have voting rights, while the Class B Units are non-voting.
At December 31, 2024, as defined in the Company’s LLC Agreement, distributions are to be made to members in the following order of priority:
1.
First, to the holders of Class A Units issued in connection with additional Capital Contributions, in proportion to their respective Unpaid Return as of such date, until the aggregate Unpaid Return with respect to all Class A Units is Zero Dollars ($0).

2.
Second, to the holders of Class A Units, in proportion to their respective Unreturned Capital Contributions as of such date, until the aggregate Unreturned Capital Contributions with respect to all Class A Units is Zero Dollars ($0).

3.
Third, to the holders of issued and outstanding Class A Units and Class B Units pro rata in proportion to their aggregate holdings of Class A Units and Class B Units treated as one class of Units.

In connection with the Company’s LLC Agreement, certain employees of the Company were granted profits interests (i.e., Class B Units). The Company authorized 150 Class B units of which 63 units have been granted as of the year ended December 31, 2024. The Company believes such awards better align the interests of its employees with those of its unitholders. All of the units granted vest based on five years of continuous service. The cost for the service-based awards is expected to be recognized over a straight-line basis over a five-year period. Equity-based compensation cost related to the service-based vesting awards was $59,701 for the years ended December 31, 2024, and 2023 and is presented in salaries and benefits in the consolidated statement of operations. There is approximately $165,000 of unrecognized compensation expense which will be recognized over the next three years ending in December 2027.
The fair value of each award was estimated on the grant date using a Black-Scholes option pricing model that used the assumptions noted below and other valuation techniques.

Risk-free interest rate	3.2% to 4.3%
Expected volatility	44.7%
Dividend yield	0%
Expected term (in years)	6
Expected volatility was based on historical volatility for guideline public companies that operate in the Company’s industry plus a qualitative adjustment due to the start-up nature of the Company. The expected term of awards granted represents management’s estimate for the number of years until a liquidity event as of the grant date. The risk-free rate for the period of the expected term was based on the U.S. Treasury yield curve in effect at the time of the grants. The dividend yield was based on the Company having no expectations of dividends being paid out in the future. Management considered the distribution priority schedule or “waterfall calculation” in its estimation process.
	Class B Units	Weighted- Average Grant-date Fair Value
Nonvested, beginning of year, January 1, 2023	63	$4,776
Granted	—	—
Vested	(13)	4,776
Forfeited	—	—
Nonvested, end of year, December 31, 2023	50	4,776
Nonvested, beginning of year, January 1, 2024	50	$4,776
Granted	—	—
Vested	(13)	4,776
Forfeited	—	—
Nonvested, end of year, December 31, 2024	37	$4,776
Note 9.   Commitments and Contingencies
As of December 31, 2024 and 2023, with the exception of the office lease, the company does not have any material guarantees, commitments or contingencies. There are no outstanding contractual obligations that could have a significant impact on the company’s financial position or results of operations. The Company is not a party to any claims or litigation to its business.
Note 10.   Concentrations
Accounting principles generally accepted in the United States of America require disclosure of certain vulnerabilities due to concentrations.
Major Customers
For the year ended December 31, 2024, the Company has an accounts receivable balance of approximately $154,000 related to one customer. As of December 31, 2023 and 2022, the Company had an accounts receivable balance of zero.
For the years ended December 31, 2024 and 2023, the Company had one customer in each year that accounted for 90% or more of the Company’s total fee revenue. The loss of this customer, or a significant reduction in the amount of business conducted with this customer, could have a material adverse effect on the Company’s financial condition.
Note 11.   Subsequent Events
Subsequent events have been evaluated through March 10, 2025, which is the date the consolidated financial statements were issued.

Annex A
EXECUTION VERSION

COMBINATION AGREEMENT
by and among
KESTREL GROUP LLC
THE EQUITYHOLDERS OF KESTREL GROUP LLC PARTY HERETO
MAIDEN HOLDINGS, LTD.
RANGER U.S. NEWCO LLC
RANGER BERMUDA MERGER SUB LTD
RANGER BERMUDA TOPCO LTD
and
RANGER MERGER SUB 2 LLC
Dated as of December 29, 2024

A-i

A-ii

A-iii

SCHEDULES
Company Equityholder Disclosure Letter
Company Disclosure Letter
Parent Disclosure Letter
EXHIBITS
Exhibit A Form of Voting Agreement
Exhibit B Statutory Merger Agreement
Exhibit C US NewCo Limited Liability Company Agreement
Exhibit D Bermuda NewCo Memorandum of Association
Exhibit E Bermuda NewCo Bye-laws
Exhibit F Parent Representation Letter
Exhibit G Company Representation Letter
Exhibit H-1 Bye-Law Amendment Resolutions
Exhibit H-2 First Merger Resolution
Exhibit I Ledbetter Registration and Investor Rights Agreement
Exhibit J AmTrust Registration and Investor Rights Agreement
Exhibit K Amended and Restated Option Agreement
Exhibit L Bermuda NewCo Officers

A-iv

COMBINATION AGREEMENT
This COMBINATION AGREEMENT (this “Agreement”), dated as of December 29, 2024, is by and among Kestrel Group LLC, a Delaware limited liability company (the “Company”), all of the equityholders of the Company (the “Company Equityholders”), Maiden Holdings, Ltd., a Bermuda exempted company limited by shares (“Parent”), Ranger U.S. Newco LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Parent (“US NewCo”), Ranger Bermuda Merger Sub Ltd, a Bermuda exempted company limited by shares and a direct wholly owned Subsidiary of US NewCo (“Merger Sub Ltd.”), Ranger Bermuda Topco Ltd, a Bermuda exempted company limited by shares and a direct wholly owned Subsidiary of Parent (“Bermuda NewCo”), and Ranger Merger Sub 2 LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Bermuda NewCo (“Merger Sub LLC”). The Company, the Company Equityholders, Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC, are each referred to in this Agreement as a “party” and collectively as the “parties.”
WHEREAS, the Board of Directors of Parent (the “Parent Board”) has (i) approved this Agreement, each Ancillary Agreement to which Parent is or will be a party and the Transactions, (ii) approved each of the Parent Bye-Law Resolutions, (iii) determined that the Transactions (including the First Merger) are in the best interests of Parent and fair to the shareholders of Parent (the “Parent Shareholders”), (iv) determined that the First Merger Consideration constitutes fair value for each Parent Share in accordance with the Bermuda Companies Act and (v) resolved, subject to Section 7.03 hereof, to recommend and submit to the Parent Shareholders for approval the Parent Bye-Law Resolutions and the First Merger Resolution;
WHEREAS, the Company Board has unanimously (i) approved this Agreement and each Ancillary Agreement to which the Company is or will be a party and the Transactions and (ii) declared the advisability of this Agreement, the Ancillary Agreements to which the Company is or will be a party and the Company Contribution;
WHEREAS, in connection with the Company Equityholders entering into this Agreement, such Company Equityholders have agreed to contribute, at the Company Contribution Effective Time, all of the Company Units owned by each such Company Equityholder, which together are all of the issued and outstanding equity interests in the Company, to US NewCo and US NewCo has agreed to accept the Company Units from each Company Equityholder, in each case on the terms and subject to the conditions hereinafter set forth;
WHEREAS, the Board of Directors of Merger Sub Ltd. (the “Merger Sub Ltd. Board”) has unanimously (i) approved the First Merger, this Agreement and each Ancillary Agreement to which Merger Sub Ltd. is or will be a party, (ii) determined that the terms of this Agreement and the Ancillary Agreements to which Merger Sub Ltd. is or will be a party are in the best interests of Merger Sub Ltd. and fair to Merger Sub Ltd.’s sole shareholder and (iii) resolved to recommend approval of the First Merger and the Statutory Merger Agreement to its sole shareholder;
WHEREAS, the Board of Directors of US NewCo (the “US NewCo Board”) has unanimously (i) approved the Second Merger, this Agreement and the Ancillary Agreements to which US NewCo is or will be a party, (ii) determined that the terms of this Agreement and the Ancillary Agreements to which US NewCo is or will be a party are in the best interests of and fair to US NewCo and its sole member and (iii) declared the advisability, this Agreement and the Ancillary Agreements to which US NewCo is or will be a party and the Second Merger;
WHEREAS, Bermuda NewCo, in its capacity as the sole member of Merger Sub LLC, has unanimously (i) approved the Second Merger, this Agreement and each Ancillary Agreement to which Merger Sub LLC is or will be a party and (ii) determined that the terms of this Agreement and the Ancillary Agreements to which Merger Sub LLC is or will be a party are in the best interests of Merger Sub LLC and fair to Merger Sub LLC’s sole member;
WHEREAS, the Board of Directors of Bermuda NewCo (the “Bermuda NewCo Board”) has unanimously (i) approved the Second Merger, this Agreement and the Ancillary Agreements to which Bermuda NewCo is or will be a party, (ii) determined that the terms of this Agreement and the Ancillary Agreements to which Bermuda NewCo is or will be a party are in the best interests of and fair to Bermuda NewCo and its sole shareholder, (iii) declared the advisability of this Agreement and the Ancillary Agreements to which Bermuda NewCo is or will be a party and the Second Merger and (iv) resolved to recommend approval of the Second Merger and this Agreement to its sole shareholder;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of the Company to enter into this Agreement, certain shareholders of Parent (the “Principal Parent Shareholders”) are each entering into a voting and support agreement in the form attached as Exhibit A hereto (a “Voting Agreement”) with the Company, pursuant to which each of the Principal Parent Shareholders has agreed, upon the terms and subject to the conditions set forth in the Voting Agreements, to, among other things, vote all of such Principal Parent Shareholders’ Parent Shares in favor of each of the Parent Bye-Law Resolutions, the First Merger and all other matters for which approval is sought at the Parent Shareholders Meeting;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of the parties to enter into this Agreement, Bermuda NewCo has entered into employment agreements (the “Employment Agreements”) with certain key employees of the Company and Parent, which Employment Agreements shall become effective at the Closing and shall terminate and be null and void if this Agreement is terminated;
WHEREAS, it is the intent of the parties that, for U.S. federal income tax purposes, (i) the Company Contribution and the First Merger, taken together, will qualify as an exchange described in Section 351 of the Code in which no gain or loss is recognized by the Company, the Company Equityholders (except for any gain realized in connection with and to the extent of any Company Closing Cash Consideration received), Parent or the Parent Shareholders whereby (x) in exchange for the Company Contribution Consideration (received by the Company Equityholders in accordance with the Allocation Schedule), the Company Equityholders contribute to US NewCo all of their membership interests in the Company (consistent with Rev. Rul. 84-111, Situation 3) and (y) in exchange for the First Merger Consideration, the holders of the Parent Shares contribute such Parent Shares to US NewCo (the “Intended US NewCo Contribution Tax Treatment”), (ii) the Second Merger will qualify as an exchange described in Section 351 of the Code in which no gain or loss is recognized by the members of US NewCo, US NewCo or Bermuda NewCo whereby, in exchange for the Second Merger Consideration, the members of US NewCo contribute to Bermuda NewCo all of their US NewCo Interests including the right to receive US NewCo Interests that are Earnout Shares (consistent with Rev. Rul. 2003-51) (the “Intended Bermuda NewCo Contribution Tax Treatment”), and (iii) each of the First Merger and the Second Merger will qualify as a “reorganization” described in Section 368 of the Code in which no gain or loss is recognized by Parent or the Parent Shareholders, in the case of the First Merger, or US NewCo or the members of US NewCo, in the case of the Second Merger, this Agreement will constitute a “plan of reorganization” within the meaning of Treasury Regulation 1.368-2(g), and Parent, US NewCo and Merger Sub Ltd., in the case of the First Merger, and US NewCo, Bermuda NewCo and Merger Sub LLC, in the case of the Second Merger, will each be party to the reorganization within the meaning of Section 368(b) of the Code (the “Intended Reorganization Tax Treatment”); and
WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Transactions and also to prescribe various conditions to the Transactions.
NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:
ARTICLE I
DEFINITIONS AND TERMS
Section 1.01   Definitions.   As used in this Agreement, the following terms have the meanings ascribed thereto below:
“401(k) Plan” has the meaning set forth in Section 7.11(a).
“280G Approval” has the meaning set forth in Section 7.11(b).
“Acceleration Event” means the occurrence of any of the following events, in a single transaction or a series of related transactions, prior to the end of the Third Measurement Period: (a) (i) the consummation of any sale, lease, license, distribution, dividend, conveyance, acquisition, transfer or other disposition

(including any reinsurance or retrocession transaction, or transaction that has similar risk transfer effects) that results in any Person or Group, other than Bermuda NewCo, any of Bermuda NewCo’s wholly owned Subsidiaries and/or any Permitted Person, owning fifty percent (50%) or more of the consolidated assets, reserves, revenues or net income of Bermuda NewCo and its Subsidiaries (as such financial metrics are reported in Bermuda NewCo’s Annual Report on Form 10-K and/or audited annual statutory statements for Bermuda NewCo’s Subsidiaries for the most recently completed fiscal year), (ii) the consummation of any sale, lease, license, distribution, dividend, conveyance, acquisition, transfer or other disposition that results in any Person or Group, other than Bermuda NewCo, any of Bermuda NewCo’s wholly owned Subsidiaries and/or any Permitted Person, having beneficial ownership of Bermuda NewCo Shares representing fifty percent (50%) or more of the issued and outstanding Bermuda NewCo Shares, (iii) the consummation of any tender offer or exchange offer that results in any Person or Group, other than Bermuda NewCo, any of Bermuda NewCo’s wholly owned Subsidiaries and/or any Permitted Person, having beneficial ownership of Bermuda NewCo Shares representing fifty percent (50%) or more of the issued and outstanding Bermuda NewCo Shares, (iv) the consummation of any merger, amalgamation, consolidation, share exchange, share purchase, spin-off, split-off, business combination, recapitalization, liquidation, dissolution or similar transaction pursuant to which any Person or Group, other than Bermuda NewCo, any of Bermuda NewCo’s wholly owned Subsidiaries and/or Permitted Person, would acquire (1) fifty percent (50%) or more of the consolidated assets, reserves, revenues or net income of Bermuda NewCo and its Subsidiaries (as such financial metrics are reported in Bermuda NewCo’s Annual Report on Form 10-K and/or audited annual statutory statements for Bermuda NewCo’s Subsidiaries for the most recently completed fiscal year) or (2) fifty percent (50%) or more of the aggregate voting power of Bermuda NewCo or any Material Bermuda NewCo Subsidiary or of the surviving entity in such transaction or the resulting direct or indirect parent of Bermuda NewCo or such Material Bermuda NewCo Subsidiary or such surviving entity or (v) combination of the foregoing; (b) any proceeding shall be instituted against Bermuda NewCo or any Material Bermuda NewCo Subsidiary seeking to adjudicate any such Persons as bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of the debts of Bermuda NewCo or any Material Bermuda NewCo Subsidiary under any applicable law relating to bankruptcy, insolvency or reorganization; or (c) both Terry Ledbetter and Luke Ledbetter are either terminated “without cause” or terminate their employment with Bermuda NewCo or any of its Subsidiaries for “good reason,” in each case, pursuant to the applicable Employment Agreement.
“Acceleration Payment” has the meaning set forth in Section 2.01(g).
“Acceptable Confidentiality Agreement” means any confidentiality agreement entered into by Parent from and after the date of this Agreement that contains provisions that are not less favorable in the aggregate to Parent than those contained in the Confidentiality Agreement and does not prohibit Parent from complying with its obligations set forth in Section 7.03.
“Action” means any action, suit or proceeding by or before any Governmental Authority.
“Adverse Recommendation Change” has the meaning set forth in Section 7.03(d).
“Adverse Recommendation Change Termination Fee” has the meaning set forth in Section 9.03(a)(ii).
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise. The parties acknowledge and agree that, when used in reference to Parent and its Subsidiaries or the Company and its Subsidiaries, “Affiliate” in each case does not include AmTrust or any of its Subsidiaries.
“Agreement” has the meaning set forth in the preamble.
“Allocation Schedule” has the meaning set forth in Section 2.01(a)(iii).
“Amended and Restated Option Agreement” means that certain Amended and Restated Option Agreement, by and between the Company and AmTrust, in the form attached hereto as Exhibit K.

“AmTrust” means AmTrust Financial Services, Inc.
“AmTrust Registration and Investor Rights Agreements” means that certain Registration and Investor Rights Agreement, by and between Bermuda NewCo and AmTrust, in the form attached hereto as Exhibit J.
“Ancillary Agreements” means, collectively, the Confidentiality Agreement, the Voting Agreements, the Employment Agreements, the Statutory Merger Agreement, the Registration and Investor Rights Agreements, the Amended and Restated Option Agreement and the Paying Agent Agreement.
“Anti-Bribery Legislation” means all and any of the following: the U.S. Foreign Corrupt Practices Act of 1977; the Organisation for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation; the relevant common law or legislation in England and Wales relating to bribery and/or corruption, including the Public Bodies Corrupt Practices Act 1889, the Prevention of Corruption Act 1906 as supplemented by the Prevention of Corruption Act 1916 and the Anti-Terrorism, Crime and Security Act 2001, the Bribery Act 2010, the Proceeds of Crime Act 2002, the Bermuda Bribery Act 2016 and any other applicable anti-bribery or anti-corruption related provisions in criminal and anti-competition Laws and/or other applicable Laws relating to bribery or corruption.
“Antitrust Laws” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act, all applicable non-U.S. antitrust Laws and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Applicable SAP” means, with respect to any Parent Insurance Subsidiary, the applicable statutory accounting principles (or local equivalents in the applicable jurisdiction) prescribed or permitted by the applicable Insurance Regulator under the Insurance Law of such Parent Insurance Subsidiary’s (as applicable) domiciliary jurisdiction.
“Appraisal Withdrawal” has the meaning set forth in Section 3.08(b).
“Appraised Fair Value” has the meaning set forth in Section 3.08(a).
“Bankruptcy and Equity Exception” has the meaning set forth in Section 4.02(a).
“Bermuda Companies Act” means the Bermuda Companies Act 1981.
“Bermuda NewCo” has the meaning set forth in the preamble.
“Bermuda NewCo Board” has the meaning set forth in the recitals.
“Bermuda NewCo Equity Plan” has the meaning set forth in Section 7.04(g)Section 3.06(b)(i).
“Bermuda NewCo Option” has the meaning set forth in Section 3.06(b)(i).
“Bermuda NewCo Restricted Share” has the meaning set forth in Section 3.06(b)(i).
“Bermuda NewCo Shareholder Approval” has the meaning set forth in Section 7.13(b).
“Bermuda NewCo Shares” means the common stock, par value $0.01 per share, of Bermuda NewCo.
“Burdensome Condition” has the meaning set forth in Section 7.05(e).
“business day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York, Dallas, Texas or Bermuda are authorized or required by applicable Law to be closed.
“Capitalization Date” has the meaning set forth in Section 5.02(a).
“Claim” has the meaning set forth in Section 7.08(b).
“Class A Unit” means a Class A Unit of the Company, with the rights and preferences set forth in the Company LLCA.

“Class B Unit” means a Class B Unit of the Company, with the rights and preferences set forth in the Company LLCA.
“Closing” has the meaning set forth in Section 2.07.
“Closing Date” has the meaning set forth in Section 2.07.
“Code” means the U.S. Internal Revenue Code of 1986.
“Common Interest Material” has the meaning set forth in Section 7.22(f).
“Company” has the meaning set forth in the preamble.
“Company Acquisition Transaction” has the meaning set forth in Section 7.17.
“Company Balance Sheet” has the meaning set forth in Section 5.05(a).
“Company Board” has the meaning set forth in Section 5.03(a).
“Company Certificate of Formation” means the Company’s Certificate of Formation, as amended up to and including the five (5) business days prior to the date of this Agreement.
“Company Closing Cash Consideration” has the meaning set forth in Section 2.01(a)(iii).
“Company Closing Interests” has the meaning set forth in Section 2.01(a)(iv).
“Company Contribution” has the meaning set forth in Section 2.01(a)(i).
“Company Contribution Consideration” has the meaning set forth in Section 2.01(a)(ii).
“Company Contribution Effective Time” has the meaning set forth in Section 2.03(a).
“Company Disclosure Letter” has the meaning set forth in Article V.
“Company Equityholder Approvals” has the meaning set forth in Section 4.04.
“Company Equityholder Disclosure Letter” has the meaning set forth in Article IV.
“Company Equityholder Parties” has the meaning set forth in Section 10.16(b).
“Company Equityholder Percentage” means, with respect to a Company Equityholder, the percentage derived from the quotient of the number of Bermuda NewCo Shares held by such Company Equityholder immediately following the Closing divided by the total number of Bermuda NewCo Shares issued and outstanding immediately following the Closing.
“Company Equityholders” has the meaning set forth in the preamble.
“Company Audited Financial Statements” has the meaning set forth in Section 5.05(a).
“Company Insurance Approvals” has the meaning set forth in Section 5.04.
“Company Insurance Subsidiary” means a Subsidiary of the Company that conducts the business of insurance or reinsurance.
“Company Interim Financial Statements” has the meaning set forth in Section 5.05(b).
“Company Lease” has the meaning set forth in Section 5.13(b).
“Company Leased Real Property” has the meaning set forth in Section 5.13(b).
“Company LLCA” means that certain Amended and Restated Limited Liability Company Agreement, dated as of July 26, 2022, and without further amendment, by and among the Company and the Company Equityholders.
“Company Material Adverse Effect” means any effect, change, circumstance or event that, individually or in the aggregate with all other effects, changes, circumstances or events, has, or would reasonably be expected to have, a material adverse effect on the properties, business, results of operations, assets, licenses, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; provided that, in no event shall any of the following, or any effect, change, circumstance or event arising out of, or resulting from, the following, constitute or be taken into account, individually or in the aggregate, in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitation set forth below): (a) effects, changes or events generally affecting the insurance fronting industry in the geographic regions or product markets in which the Company and its Subsidiaries operate, (b) general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions in any jurisdiction, (c) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period, (d) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism (including cyber-terrorism), man-made disaster, epidemics, pandemics or disease outbreaks or any escalation or worsening of any of the foregoing, (e) any volcano, tsunami, hurricane, tropical storm, tornado, windstorm, flood, earthquake, wildfire or other natural disaster or any conditions resulting from such natural disasters (including increases in liabilities under or in connection with insurance or reinsurance Contracts to which the Company or any of its Subsidiaries is a party arising from such a natural disaster), (f) the negotiation, execution and delivery of this Agreement and the Ancillary Agreements or the public announcement, pendency or performance of the Transactions, including the impact thereof on the relationships of the Company or any of its Subsidiaries with employees, customers, insureds, cedants, policyholders, brokers, agents, financing sources, business partners, service providers, Governmental Authorities or reinsurance providers, and including any Action with respect to the Transactions, (g) any change or announcement of a potential change, in and of itself, in the Company’s or any of its Subsidiaries’ credit, financial strength or claims paying ratings or the ratings of any of the Company’s or its Subsidiaries’ businesses, (h) any change in applicable Law, GAAP (or interpretation or enforcement thereof) or in Applicable SAP (or interpretation or enforcement thereof), including accounting and financial reporting pronouncements by the SEC, the National Association of Insurance Commissioners, any Insurance Regulator and the FASB or (i) any action required to be taken by the Company, or that the Company is required to cause one of its Subsidiaries to take, pursuant to, or any failure of the Company or any of its Subsidiaries to take an action prohibited by, the terms of this Agreement or any Ancillary Agreement to which the Company is or will be a party (it being understood that the exceptions in clauses (c) and (g) shall not prevent or otherwise affect a determination that the underlying cause of any such failure or change referred to therein (if not otherwise falling within any of the exceptions provided by clauses (a) through (i) hereof) is a Company Material Adverse Effect); provided, further, however, that any effect, change, circumstance or event referred to in clause (a), (b), (d), (e) or (h) may be taken into account in determining whether or not there has been a Company Material Adverse Effect to the extent such effect, change or event has a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other similarly sized participants engaged primarily in the insurance fronting industry in the geographic regions or product markets in which the Company and its Subsidiaries operate (in which case the incremental materially disproportionate effect or effects may be taken into account in determining whether or not a Company Material Adverse Effect has occurred).
“Company Material Contract” has the meaning set forth in Section 5.14(a).
“Company Organizational Documents” means the Company Certificate of Formation and the Company LLCA.
“Company Owned Intellectual Property” has the meaning set forth in Section 5.12(a).
“Company Plan” means each plan, program, policy, agreement or other arrangement covering current or former directors, officers, employees or natural independent contractors of the Company or any of its Subsidiaries, that is (a) an employee benefit plan within the meaning of Section 3(3) of ERISA (whether or not such plan is subject to ERISA), (b) a share option, share purchase, share appreciation right or other share-based compensation agreement, program or plan, (c) an individual employment, consulting, severance, retention, change-in-control or other similar agreement between such Person and the Company or any of its Affiliates or (d) a bonus, incentive, deferred compensation, profit-sharing, retirement, post-retirement, spending or reimbursement account, employee loan, paid time off, severance or termination pay, benefit or fringe-benefit plan, program, policy, agreement or other arrangement (other than, in each case, any such plan, program, policy, agreement or other arrangement required by applicable Law, sponsored by a Governmental Authority), whether or not in writing and whether or not funded, in each case, that is sponsored, maintained or contributed to (or required to be sponsored, maintained or contributed to) by the Company or any of its Affiliates or with respect to which the Company or any of its Affiliates has any actual or contingent liability.
“Company Privacy Obligations” means (a) any data privacy, data security, cybersecurity, security breach notification or data protection law or regulation in any applicable jurisdiction, including the General Data Protection Regulation (EU) 2016/679 (the “GDPR”), the UK General Data Protection Regulation as defined by the Data Protection Act 2018 as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019 (the “UK GDPR”), any applicable law or national law supplementing or implementing the GDPR or UK GDPR, the Texas Data Privacy and Security Act of 2024, and the California Consumer Privacy Act of 2018 (as amended by the California Privacy Rights Act of 2020), (b) internal policies and procedures regarding Personal Information, and (c) all publicly posted privacy policies and contractual obligations with respect to the receipt, collection, compilation, storage, use, transfer, disclosure, sharing, destruction, disposal, alteration or other processing of Personal Information, posted or entered into by the Company or its Subsidiaries.
“Company Privileged Communications” has the meaning set forth in Section 10.16(f).
“Company Pro Forma Annual Financial Statements” has the meaning set forth in Section 5.05(b).
“Company Pro Forma Financial Statements” has the meaning set forth in Section 5.05(b).
“Company Pro Forma Interim Financial Statements” has the meaning set forth in Section 5.05(b).
“Company Rights” has the meaning set forth in Section 5.02(b).
“Company Securities” has the meaning set forth in Section 5.02(b).
“Company Units” means the Class A Units and Class B Units.
“Company’s Counsel” has the meaning set forth in Section 7.10(c).
“Confidentiality Agreement” has the meaning set forth in Section 7.07(a).
“Consent” means any consent, waiver, approval, license, Permit, order, non-objection or authorization.
“Contract” means, with respect to any Person, any written loan or credit agreement, debenture, note, bond, mortgage, indenture, deed, lease, sublease, license, contract or other written agreement, to which such Person is a party or by which such Person’s assets or properties are legally bound.
“Contracting Parties” has the meaning set forth in Section 10.14.
“Designated Equityholders” means Kestrel Intermediate Ledbetter Holdings LLC and AmTrust.
“Dissenting Shares” means Parent Shares held by a holder of Parent Shares who (a) did not vote in favor of the First Merger, (b) complied with all of the provisions of the Bermuda Companies Act concerning the right of holders of Parent Shares to require appraisal of their Parent Shares pursuant to the Bermuda Companies Act and (c) did not fail to exercise such right to appraisal or did not deliver an Appraisal Withdrawal.
“DLLCA” means the Delaware Limited Liability Company Act.
“Earnout Shares” has the meaning set forth in Section 2.01(b).
“EBITDA” means the earnings attributable to the Kestrel Business before interest, Taxes, depreciation and amortization attributable to the Kestrel Business, as determined in accordance with GAAP and on the basis of financial information contained in the “Insurance Programs” reporting segment section(s) of Bermuda NewCo’s Annual Report on Form 10-K.

“EBITDA Calculations” means: (a) for the First Measurement Period, the Measurement EBITDA for the First Measurement Period; (b) for the Second Measurement Period, the Measurement EBITDA for the Second Measurement Period; and (c) for the Third Measurement Period, the Measurement EBITDA for the Third Measurement Period.
“EBITDA Disputed Items” has the meaning set forth in Section 2.01(c).
“EBITDA Objection Notice” has the meaning set forth in Section 2.01(c).
“EBITDA Resolved Matters” has the meaning set forth in Section 2.01(c).
“EBITDA Statement” has the meaning set forth in Section 2.01(c).
“Employment Agreements” has the meaning set forth in the recitals.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“Exchange Act” has the meaning set forth in Section 4.04.
“Exchange Fund” has the meaning set forth in Section 3.05(a).
“FASB” means the Financial Accounting Standards Board.
“Filed SEC Documents” has the meaning set forth in Article VI.
“First Bermuda NewCo Earnout Share Price” means the volume weighted average price of Bermuda NewCo Shares on the Nasdaq, as reported by Bloomberg, for the thirty (30) consecutive trading days ending on the date Measurement EBITDA for the First Measurement Period is finally determined pursuant to Section 2.01(c); provided that in the event that the Bermuda NewCo Shares are not listed on the Nasdaq for the thirty (30) consecutive trading days ending on the date Measurement EBITDA for the First Measurement Period is finally determined pursuant to Section 2.01(c), the First Bermuda NewCo Earnout Share Price means the volume weighted average price of Bermuda NewCo Shares on the Nasdaq, as reported by Bloomberg, for the most recent thirty (30) consecutive trading day period during which the Bermuda NewCo Shares were traded on the Nasdaq prior to the date Measurement EBITDA for the First Measurement Period is finally determined pursuant to Section 2.01(c).
“First Measurement Period” means the period beginning on the first day of the calendar month immediately following the calendar month in which the Closing occurs and ending on the date immediately preceding the one (1)-year anniversary of such date.
“First Merger” has the meaning set forth in Section 2.02(a).
“First Merger Approval Bye-Law Resolution” means the resolution to approve the amendment to Bye-Law 87 of the Parent Bye-Laws set forth on Exhibit H-1 hereto.
“First Merger Consideration” has the meaning set forth in Section 3.01(c).
“First Merger Effective Time” has the meaning set forth in Section 2.03(b).
“First Merger Resolution” means the resolution to approve the First Merger set forth on Exhibit H-2 hereto.
“First Surviving Company” has the meaning set forth in Section 2.02(a).
“Fraud” means an actual fraud involving a knowing and intentional misrepresentation by a party that resulted in a representation or warranty set forth in Article IV, V or VI being materially breached (made with the Knowledge that a representation or warranty set forth in Article IV, V or VI was actually breached when made), and made with the express intent of inducing (x) the Company or the Company Equityholders, in the case of Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC or (y) Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC, in the case of the Company and the Company Equityholders, in each case, to enter into this Agreement and upon which such applicable other party has relied to its detriment; provided, however, “Fraud” shall not include any fraud claim based on constructive knowledge, negligent misrepresentation or a similar theory.
“GAAP” means generally accepted accounting principles in the United States, consistently applied.
“GDPR” has the meaning set forth in the definition of “Company Privacy Obligations.”
“Governmental Authority” means any government, legislature, political subdivision, court, board, regulatory or administrative agency, self-regulatory agency, commission or authority or other legislative, executive or judicial governmental entity, whether federal, national, provincial, state, local, foreign or multinational.
“Group” has the meaning ascribed to such term in Rule 13d-5(b)(1) under the Exchange Act with respect to two or more Persons.
“Hook Shares” has the meaning set forth in Section 6.02(a).
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Indebtedness” has the meaning set forth in Section 7.01(a)(ii).
“Indemnitee” has the meaning set forth in Section 7.08(a).
“Insurance Law” means all Laws applicable to the business of insurance or reinsurance (including intermediaries) or the regulation of insurance companies, reinsurance companies and insurance and reinsurance intermediaries, whether federal, national, provincial, state, local, foreign or multinational.
“Insurance Regulators” means all Governmental Authorities regulating the business of insurance or reinsurance, or regulating insurance or reinsurance companies, under Insurance Laws.
“Intellectual Property” means all intellectual property and rights therein in any jurisdiction throughout the world, whether registered or unregistered, including (a) patents (including all reissues, divisions, continuations, continuations-in-part, renewals, reexaminations, supplemental examinations, inter partes reviews, post-grant oppositions, substitutions and extensions thereof) and patent applications (including provisional and nonprovisional) and patent disclosures, (b) trademarks, trademark registrations, trademark applications, service marks, trade dress, trade names, business names, brand names, logos, slogans and other indicia of origin or source identifiers, including registrations and applications for registration therefor, and any and all common law rights therein, together with any and all goodwill associated therewith, (c) copyrightable subject matter (including copyrights in software), copyright registrations, copyright applications, design or database rights and works of authorship (whether or not copyrightable), including registrations and applications for registration therefor, (d) URL and Internet domain names, (e) trade secrets, know-how and other information of a confidential and proprietary nature, including inventions, discoveries, improvements, concepts, ideas, methods, techniques, processes, procedures, programs, designs, prototypes, patterns, plans, compilations, program devices, formulas, schematics, drawings, technical data, specifications, research and development information, databases, data collections, customer lists and business plans, in each case, to the extent protectable under applicable Law and (f) any other similar rights in any of the foregoing.
“Intended Bermuda NewCo Contribution Tax Treatment” has the meaning set forth in the recitals.
“Intended Reorganization Tax Treatment” has the meaning set forth in the recitals.
“Intended US NewCo Contribution Tax Treatment” has the meaning set forth in the recitals.
“Intervening Event” means any material effect, change, circumstance or event with respect to Parent or any of its Subsidiaries occurring or arising after the date of this Agreement that (a) was not known to, or reasonably foreseeable by, the Parent Board prior to the execution of this Agreement, which effect, change, circumstance or event becomes known to the Parent Board prior to the receipt of the Parent Shareholder Approval and (b) does not relate to (i) any Takeover Proposal, (ii) any change, in and of itself, in the market price, ratings or trading volume of Parent’s or any of its Subsidiaries’ securities, (iii) Parent meeting or failing to meet or exceeding any published or unpublished projections, forecasts, budgets, operational metrics or estimates, in each case in and of itself or (iv) any change in applicable Law, GAAP (or interpretation or enforcement thereof) or in Applicable SAP (or interpretation or enforcement thereof), including accounting and financial reporting pronouncements by the SEC, the National Association of Insurance Commissioners, any Insurance Regulator and the FASB.
“IRS” means the U.S. Internal Revenue Service.
“IT Assets” means (a) with respect to Company, the software, systems, servers, workstations, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and other information technology equipment, and all associated documentation, owned or controlled, or purported to be owned or controlled, by the Company or any of its Subsidiaries, or licensed or leased, or purported to be licensed or leased, to the Company or any of its Subsidiaries and (b) with respect to Parent, the software, systems, servers, workstations, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and other information technology equipment, and all associated documentation, owned or controlled, or purported to be owned or controlled, by Parent or any of its Subsidiaries, or licensed or leased, or purported to be licensed or leased, to Parent or any of its Subsidiaries.
“Kestrel Business” means all businesses of Bermuda NewCo and its Subsidiaries that the Company and its Subsidiaries conducted as of immediately prior to the Closing, and any extensions of such businesses or related or ancillary businesses existing thereafter.
“Knowledge” means, (a) with respect to the Company, the actual knowledge (after due inquiry), as of the date of this Agreement, of the individuals listed on Section 1.01 of the Company Disclosure Letter and (b) with respect to Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC, the actual knowledge (after due inquiry), as of the date of this Agreement, of the individuals listed on Section 1.01 of the Parent Disclosure Letter.
“Laws” has the meaning set forth in Section 5.08(a).
“Ledbetter Registration and Investor Rights Agreement” means that certain Registration and Investor Rights Agreement, by and between Bermuda NewCo and Kestrel Intermediate Ledbetter Holdings LLC, in the form attached hereto as Exhibit I.
“Liens” means any pledges, liens, charges, mortgages, encumbrances, leases, licenses, hypothecations or security interests of any kind or nature, but excluding restrictions on transfer under applicable U.S. federal, state or other securities Laws.
“Litigation Losses” means all claims, liabilities, losses, payments, settlements, damages, judgments, fines, penalties, interest, costs and expenses (including court costs, out-of-pocket fees and expenses of legal counsel, professionals and advisors, and any other amounts in connection with the investigation, defense, settlement, mitigation or appeal, regardless of the ultimate outcome) suffered, incurred, sustained or paid by Parent, Bermuda NewCo or any of their respective Subsidiaries on or after December 27, 2024, in each case arising out of, relating to or in connection with the Noteholder Litigation Matter.
“Lookback Date” means May 13, 2022.
“Maiden Business” means all businesses of Bermuda NewCo and its Subsidiaries that Parent and its Subsidiaries conducted as of immediately prior to the Closing, and any extensions of such businesses or related or ancillary businesses existing thereafter.
“Material Bermuda NewCo Subsidiary” or “Material Bermuda NewCo Subsidiaries” means any Subsidiary or Subsidiaries of Bermuda NewCo, after giving effect to the Transactions, that alone or together represent forty percent (40%) or more of the consolidated assets, reserves, revenues or net income of Bermuda NewCo (as such financial metrics are reported in Bermuda NewCo’s Annual Report on Form 10-K and/or audited annual statutory statements of Bermuda NewCo’s Subsidiaries for the most recently completed fiscal year).
“Measurement EBITDA” means EBITDA of the Kestrel Business for the applicable Measurement Period.

“Measurement Period” means each of the First Measurement Period, the Second Measurement Period and the Third Measurement Period.
“Merger Application” has the meaning set forth in Section 2.03(b).
“Merger Sub LLC” has the meaning set forth in the preamble.
“Merger Sub LLC Interests” has the meaning set forth in Section 3.02.
“Merger Sub Ltd.” has the meaning set forth in the preamble.
“Merger Sub Ltd. Board” has the meaning set forth in the recitals.
“Merger Sub Ltd. Shareholder Approval” has the meaning set forth in Section 7.13(a).
“Merger Sub Ltd. Shares” has the meaning set forth in Section 3.01.
“Mergers” means the First Merger and the Second Merger, collectively.
“Nasdaq” means the Nasdaq Capital Market.
“NewCo Certificate of Merger” has the meaning set forth in Section 2.03(c).
“No Vote Termination Fee” has the meaning set forth in Section 9.03(a)(iii).
“Nonparties” has the meaning set forth in Section 10.14.
“Noteholder Litigation Matter” means the litigation filed in the Supreme Court of the State of New York, New York County, captioned, WUSO Holding Corp. and 683 Capital Partners, LP, v. Maiden Holdings North American, Ltd. and Maiden Holdings, Ltd., Index No. 659861/2024 and any other claim or litigation arising out of or relating to similar underlying facts.
“Outside Date” has the meaning set forth in Section 9.01(b)(i).
“Parent” has the meaning set forth in the preamble.
“Parent 401(k) Plan” has the meaning set forth in Section 7.11(a).
“Parent Acquisition Agreement” has the meaning set forth in Section 7.03(a).
“Parent Award” means a Parent Restricted Share or Parent Option, as applicable.
“Parent Board” has the meaning set forth in the recitals.
“Parent Board Recommendation” has the meaning set forth in Section 6.03(b).
“Parent Book-Entry Share” has the meaning set forth in Section 3.01(c).
“Parent Bye-Law Resolutions” means the Parent Voting Cutback Bye-Law Resolution and the First Merger Approval Bye-Law Resolution.
“Parent Bye-Laws” means the Bye-laws of Parent, as amended up to and including five (5) business days prior to the date of this Agreement.
“Parent Certificate of Merger” has the meaning set forth in Section 2.03(b).
“Parent Disclosure Letter” has the meaning set forth in Article VI.
“Parent Insurance Approvals” has the meaning set forth in Section 6.04.
“Parent Insurance Subsidiary” has the meaning set forth in Section 6.17.
“Parent Investment Assets” has the meaning set forth in Section 6.12(a).
“Parent Investment Guidelines” has the meaning set forth in Section 6.12(a).

“Parent Leases” has the meaning set forth in Section 6.15(b).
“Parent Leased Real Property” has the meaning set forth in Section 6.15(b).
“Parent Material Adverse Effect” means any effect, change, circumstance or event that, individually or in the aggregate with all other effects, changes, circumstances or events, has, or would reasonably be expected to have, a material adverse effect on the properties, business, results of operations, assets, licenses, liabilities or condition (financial or otherwise) of Parent and its Subsidiaries taken as a whole; provided that, in no event shall any of the following, or any effect, change, circumstance or event arising out of, or resulting from, the following, constitute or be taken into account, individually or in the aggregate, in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitation set forth below): (a) effects, changes or events generally affecting the insurance, reinsurance or risk management industries in the geographic regions or product markets in which Parent and its Subsidiaries operate or underwrite insurance or reinsurance or manage risk, (b) general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions in any jurisdiction, (c) any failure, in and of itself, by Parent to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period, (d) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism (including cyber-terrorism), man-made disaster, epidemics, pandemics or disease outbreaks or any escalation or worsening of any of the foregoing, (e) any volcano, tsunami, hurricane, tropical storm, tornado, windstorm, flood, earthquake, wildfire or other natural disaster or any conditions resulting from such natural disasters (including increases in liabilities under or in connection with insurance or reinsurance Contracts to which Parent or any of its Subsidiaries is a party arising from such a natural disaster), (f) the negotiation, execution and delivery of this Agreement and the Ancillary Agreements or the public announcement, pendency or performance of the Transactions, including the impact thereof on the relationships of Parent or any of its Subsidiaries with employees, customers, insureds, cedants, policyholders, brokers, agents, financing sources, business partners, service providers, Governmental Authorities or reinsurance providers, and including any Action with respect to the Transactions, (g) any change or announcement of a potential change, in and of itself, in Parent’s or any of its Subsidiaries’ credit, financial strength or claims paying ratings or the ratings of any of Parent’s or its Subsidiaries’ businesses, (h) any change, in and of itself, in the market price, ratings or trading volume of Parent’s or any of its Subsidiaries’ securities, (i) any change in applicable Law, GAAP (or interpretation or enforcement thereof) or in Applicable SAP (or interpretation or enforcement thereof), including accounting and financial reporting pronouncements by the SEC, the National Association of Insurance Commissioners, any Insurance Regulator and the FASB, (j) any action required to be taken by Parent, or that Parent is required to cause one of its Subsidiaries to take, pursuant to, or any failure of Parent or any of its Subsidiaries to take an action prohibited by, the terms of this Agreement or any Ancillary Agreement to which Parent is or will be a party (it being understood that the exceptions in clauses (c), (g) and (h) shall not prevent or otherwise affect a determination that the underlying cause of any such failure or change referred to therein (if not otherwise falling within any of the exceptions provided by clauses (a) through (j) hereof) is a Parent Material Adverse Effect), or (k) the reserve development or other charges publicly announced at or around the time of the announcement of the Transactions; provided, further, however, that any effect, change, circumstance or event referred to in clause (a), (b), (d), (e) or (i) may be taken into account in determining whether or not there has been a Parent Material Adverse Effect to the extent such effect, change or event has a materially disproportionate adverse effect on Parent and its Subsidiaries, taken as a whole, relative to other similarly sized participants engaged primarily in the insurance, reinsurance or risk management industries in the geographic regions or product markets in which Parent and its Subsidiaries operate or underwrite insurance or reinsurance or manage risk (in which case the incremental materially disproportionate effect or effects may be taken into account in determining whether or not a Parent Material Adverse Effect has occurred).
“Parent Material Contract” has the meaning set forth in Section 6.16(a).
“Parent Memorandum of Association” means Parent’s Memorandum of Association, as amended up to and including the date of this Agreement.
“Parent Notice” has the meaning set forth in Section 7.03(e).
“Parent Option” means a share option to purchase Parent Shares.

“Parent Organizational Documents” means the Parent Memorandum of Association and the Parent Bye-Laws.
“Parent Owned Intellectual Property” has the meaning set forth in Section 6.13(a).
“Parent Parties” has the meaning set forth in Section 10.16(d).
“Parent Payments” has the meaning set forth in Section 7.11(b).
“Parent Plan” means each plan, program, policy, agreement or other arrangement covering current or former directors, officers, employees or natural independent contractors of Parent or any of its Subsidiaries, that is (a) an employee benefit plan within the meaning of Section 3(3) of ERISA (whether or not such plan is subject to ERISA), (b) a share option, share purchase, share appreciation right or other share-based compensation agreement, program or plan, (c) an individual employment, consulting, severance, retention, change-in-control or other similar agreement between such Person and Parent or any of its Affiliates or (d) a bonus, incentive, deferred compensation, profit-sharing, retirement, post-retirement, spending or reimbursement account, employee loan, paid time off, severance or termination pay, benefit or fringe-benefit plan, program, policy, agreement or other arrangement (other than, in each case, any such plan, program, policy, agreement or other arrangement required by applicable Law, sponsored by a Governmental Authority), whether or not in writing and whether or not funded, in each case, that is sponsored, maintained or contributed to (or required to be sponsored, maintained or contributed to) by Parent or any of its Affiliates or with respect to which Parent or any of its Affiliates has any actual or contingent liability.
“Parent Privacy Obligations” means (a) any data privacy, data security, cybersecurity, security breach notification or data protection law or regulation in any applicable jurisdiction, including the Personal Information Protection Act 2016 (Bermuda), the GDPR, the UK General Data Protection Regulation as defined by the Data Protection Act 2018 as amended by the UK GDPR, any applicable law or national law supplementing or implementing the GDPR or UK GDPR, and the California Consumer Privacy Act of 2018 (as amended by the California Privacy Rights Act of 2020), (b) internal policies and procedures regarding Personal Information, and (c) all publicly posted privacy policies and contractual obligations with respect to the receipt, collection, compilation, storage, use, transfer, disclosure, sharing, destruction, disposal, alteration or other processing of Personal Information, posted or entered into Parent or its Subsidiaries.
“Parent Privileged Communications” has the meaning set forth in Section 10.16(g).
“Parent Reinsurance Contracts” has the meaning set forth in Section 6.20.
“Parent Related Parties” has the meaning set forth in Section 9.03(c).
“Parent Restricted Share” means a Parent Share that is unvested and/or subject to a risk of forfeiture.
“Parent Rights” has the meaning set forth in Section 6.02(d).
“Parent SEC Documents” has the meaning set forth in Section 6.05(a).
“Parent Securities” has the meaning set forth in Section 6.02(d).
“Parent Share Certificate” has the meaning set forth in Section 3.01(c).
“Parent Share Plan” means the Maiden Holdings, Ltd. 2019 Omnibus Incentive Plan.
“Parent Shareholder Approval” has the meaning set forth in Section 6.03(h).
“Parent Shareholders” has the meaning set forth in the recitals.
“Parent Shareholders Meeting” has the meaning set forth in Section 7.04(c).
“Parent Shares” means the common shares, par value $0.01 per share, of Parent.
“Parent Statutory Statements” has the meaning set forth in Section 6.18(a).
“Parent Voting Cutback Bye-Law Resolution” means the resolution to approve the amendment to Bye-Law 1.1 and Bye-Law 33 of the Parent Bye-Laws set forth on Exhibit H-1 hereto.

“Parent’s Counsel” has the meaning set forth in Section 7.10(c).
“party” has the meaning set forth in the preamble.
“Paying Agent” has the meaning set forth in Section 3.05(a).
“Paying Agent Agreement” has the meaning set forth in Section 3.05(a).
“Permits” has the meaning set forth in Section 5.08(a).
“Permitted Liens” means (a) statutory Liens for Taxes, assessments or other charges by Governmental Authorities not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings and, in either case, for which adequate reserves are being maintained in accordance with GAAP and Applicable SAP, (b) mechanics’, materialmen’s, carriers’, workmen’s, warehousemen’s, repairmen’s, landlords’ and similar Liens granted or which arise in the ordinary course of business and which are not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings and, in either case, for which adequate reserves are being maintained in accordance with GAAP, (c) Liens securing payment, or any obligation, of the Company or its Subsidiaries or Parent or its Subsidiaries, as applicable, with respect to outstanding Indebtedness so long as there is no default under such Indebtedness, (d) Liens granted in the ordinary course of business in connection with the insurance or reinsurance business of the Company or its Subsidiaries or Parent or its Subsidiaries, as applicable, on cash and cash equivalent instruments or other investments, including Liens granted (i) in connection with (A) pledges of such instruments or investments to collateralize letters of credit delivered by the Company or its Subsidiaries, (B) the creation of trust funds for the benefit of ceding companies, (C) underwriting activities of the Company or its Subsidiaries or Parent or its Subsidiaries, as applicable, (D) deposit liabilities, (E) statutory deposits and (F) ordinary-course securities lending, repurchase, reverse repurchase and short-sale transactions and (ii) with respect to investment securities held in the name of a nominee, custodian, depository, clearinghouse or other record owner, (e) pledges or deposits by the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as applicable, under workmen’s compensation Laws, unemployment Insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, Contracts (other than for the payment of Indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business, (f) zoning, building codes, entitlement and other land use and environmental regulations by any Governmental Authority, which are not violated by the current use or occupancy of such real property in any material respects, (g) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business by the Company or its Subsidiaries or Parent or its Subsidiaries, as applicable, and (h) such other Liens or imperfections that are not material in amount or do not materially detract from the value of and do not materially impair the existing use of the property or asset affected by such Lien or imperfection.
“Permitted Person” means (a) Terry Ledbetter, Luke Ledbetter or any of their respective Affiliates and (b) AmTrust or any of its Affiliates.
“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.
“Personal Information” has the same meaning as the term “personal data,” “personal information,” or the equivalent under the Company Privacy Obligations (in the case of the Company) and the Parent Privacy Obligations (in the case of Parent).
“Principal Parent Shareholders” has the meaning set forth in the recitals.
“Profits Interest Documentation” means those certain profits interest agreements entered into by and between the Company and certain Company Equityholders with respect to the issuance of Class B Units and that certain profits interest plan relating thereto, as amended.
“Proxy Statement/Prospectus” has the meaning set forth in Section 7.04(a).
“Registrar” has the meaning set forth in Section 2.03(b).

“Registration and Investor Rights Agreements” shall mean, collectively, the Ledbetter Registration and Investor Rights Agreement and the AmTrust Registration and Investor Rights Agreement.
“Registration Statement” has the meaning set forth in Section 7.04(a).
“Representatives” means, with respect to any Person, its officers, directors, managers, employees, agents, financial advisors, investment bankers, attorneys, accountants and other advisors.
“Restraints” has the meaning set forth in Section 8.01(c).
“Sanctioned Person” means any Person or Governmental Authority that is the subject or target of sanctions or trade/export restrictions under U.S., EU, UK or other applicable sanctions or export controls Laws, including (a) any Person listed on any list of designated Persons maintained by the U.S. Treasury Department’s Office of Foreign Assets Control; the U.S. Department of Commerce’s Entity List, Denied Persons List or Unverified List; any debarment or sanctions list maintained by the U.S. Department of State; or any other list maintained by U.S. or non-U.S. Governmental Authorities under sanctions or export control Laws; (b) where relevant under applicable sanctions Laws or export control Laws, any Person that is, in the aggregate, 50% or greater owned, directly or indirectly, or controlled by any such Person or Persons described in clause (a) or acting for or on behalf of such Person or Persons described in clause (a); (c) any person located, organized or resident in a country or territory which is itself the subject or target of any comprehensive U.S. sanctions (that is, at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria) or (d) the Government of Venezuela, a blocked national of Cuba, or any other Person subject to asset-blocking sanctions under applicable sanctions Laws.
“Sarbanes-Oxley Act” has the meaning set forth in Section 6.05(d).
“SEC” has the meaning set forth in Section 4.04.
“Second Bermuda NewCo Earnout Share Price” means the volume weighted average price of Bermuda NewCo Shares on the Nasdaq, as reported by Bloomberg, for the thirty (30) consecutive trading days ending on the date Measurement EBITDA for the Second Measurement Period is finally determined pursuant to Section 2.01(c); provided that in the event that the Bermuda NewCo Shares are not listed on the Nasdaq for the thirty (30) consecutive trading days ending on the date Measurement EBITDA for the Second Measurement Period is finally determined pursuant to Section 2.01(c), the Second Bermuda NewCo Earnout Share Price means the volume weighted average price of Bermuda NewCo Shares on the Nasdaq, as reported by Bloomberg, for the most recent thirty (30) consecutive trading day period during which the Bermuda NewCo Shares were traded on the Nasdaq prior to the date Measurement EBITDA for the Second Measurement Period is finally determined pursuant to Section 2.01(c).
“Second Measurement Period” means the period beginning on the first day immediately following the last day of the First Measurement Period and ending on the date immediately preceding the one (1)-year anniversary of such date.
“Second Merger” has the meaning set forth in Section 2.02(b).
“Second Merger Consideration” has the meaning set forth in Section 3.02(c).
“Second Merger Effective Time” has the meaning set forth in Section 2.03(c).
“Second Surviving Company” has the meaning set forth in Section 2.02(b).
“Securities Act” means the Securities Act of 1933.
“Sensitive Information” means (a) with respect to the Company (i) confidential and proprietary information of the Company and its Subsidiaries or of a third party under the control of the Company or any of its Subsidiaries and (ii) Personal Information controlled by the Company and any of its Subsidiaries, and (b) with respect to Parent (i) confidential and proprietary information of Parent and its Subsidiaries or of a third party under the control of Parent or any of its Subsidiaries and (ii) Personal Information controlled by Parent and any of its Subsidiaries.

“Sensitive Information Breach” means any (a) unauthorized or unlawful disclosure of, acquisition of, access to, modification of, destruction of, loss of or misuse (by any means) of Sensitive Information, (b) unauthorized or unlawful processing or sale of Sensitive Information or (c) unauthorized or unlawful access of the IT Assets, including ransomware, phishing or other cyberattack that results in a monetary loss or business disruption.
“Specified Business Conduct Laws” means (a) the Anti-Bribery Legislation, (b) all legal requirements imposing trade sanctions on any Person, including all legal requirements administered by the U.S. Treasury Department’s Office of Foreign Assets Control, all sanctions laws or embargos imposed or administered by the U.S. Department of State, the United Nations Security Council, His Majesty’s Treasury or the European Union and all anti-boycott or anti-embargo laws, (c) all legal requirements relating to the import, export, re-export, transfer of information, data, goods and technology, including the Export Administration Regulations administered by the U.S. Department of Commerce, the International Traffic in Arms Regulations administered by the U.S. Department of State and customs Laws and regulations administered by U.S. Customs and Border Protection and (d) the Money Laundering Control Act, the Currency and Foreign Transactions Reporting Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and other applicable legal requirements relating to money laundering.
“Spin-Off Plan” has the meaning set forth in Section 7.11(a).
“Statutory Merger Agreement” means the Statutory Merger Agreement in the form attached hereto as Exhibit B to be executed and delivered by the applicable parties as contemplated by the terms hereof.
“Subsidiary” when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power (or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.
“Superior Proposal” means any bona fide written Takeover Proposal that did not result from a breach of Section 7.03 (other than any breach that is immaterial in scope and effect) and that the Parent Board has determined in its good faith judgment, after consultation with its financial advisors and outside legal counsel, taking into account all relevant (in the reasonable view of the Parent Board) financial, legal, regulatory and other such aspects of such Takeover Proposal (including any termination fee and conditions to consummation and the identity of the Person making such Takeover Proposal) and this Agreement, is (a) reasonably likely to be consummated in accordance with its terms and (b) more favorable to the Parent Shareholders (solely in their capacities as such) from a financial point of view than the Transactions; provided that for purposes of the definition of “Superior Proposal,” the references to “twenty percent (20%)” in the definition of Takeover Proposal shall be deemed to be references to “fifty percent (50%).”
“Surviving Companies” means the First Surviving Company and the Second Surviving Company, collectively.
“Takeover Law” has the meaning set forth in Section 6.14.
“Takeover Proposal” means any inquiry, proposal (whether or not in writing) or offer from any Person or Group (other than the Company and its Subsidiaries) relating to, in a single transaction or series of related transactions, any direct or indirect (a) acquisition (including any reinsurance or retrocession transaction, or transaction that has similar risk transfer effects) that if consummated would result in any Person or Group owning twenty percent (20%) or more of the consolidated assets (based on the fair market value thereof, as determined in good faith by the Parent Board), reserves, revenues or net income of Parent and its Subsidiaries, (b) acquisition of Parent Shares representing twenty percent (20%) or more of the issued and outstanding Parent Shares, (c) tender offer or exchange offer that if consummated would result in any Person or Group having beneficial ownership of Parent Shares representing twenty percent (20%) or more of the issued and outstanding Parent Shares, (d) merger, amalgamation, consolidation, share exchange, share purchase, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent or any of its Subsidiaries pursuant to which such Person or Group (or the shareholders of any Person) would acquire, directly or indirectly, twenty percent (20%) or more of the aggregate voting power of Parent or of the surviving entity in such transaction or the resulting direct or indirect parent of Parent or such surviving entity; or (e) combination of the foregoing, in each case, other than the Transactions.
“Tax” (and, with correlative meaning, “Taxes”) means any federal, state, local or non-U.S. income, gross receipts, property, sales, use, license, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, governmental fee or other like assessment or charge in the nature of a tax, together with any interest or penalty or addition thereto, imposed by any Governmental Authority.
“Tax Returns” means all reports, returns, statements or other information supplied or required to be supplied to, or filed with or required to be filed with, a Governmental Authority relating to Taxes, including any amendment thereof or supplement or schedule thereto.
“Termination Fee” has the meaning set forth in Section 9.03(a)(i).
“Third Bermuda NewCo Earnout Share Price” means the volume weighted average price of Bermuda NewCo Shares on the Nasdaq, as reported by Bloomberg, for the thirty (30) consecutive trading days ending on the date Measurement EBITDA for the Third Measurement Period is finally determined pursuant to Section 2.01(c); provided that in the event that the Bermuda NewCo Shares are not listed on the Nasdaq for the thirty (30) consecutive trading days ending on the date Measurement EBITDA for the Third Measurement Period is finally determined pursuant to Section 2.01(c), the Third Bermuda NewCo Earnout Share Price means the volume weighted average price of Bermuda NewCo Shares on the Nasdaq, as reported by Bloomberg, for the most recent thirty (30) consecutive trading day period during which the Bermuda NewCo Shares were traded on the Nasdaq prior to the date Measurement EBITDA for the Third Measurement Period is finally determined pursuant to Section 2.01(c).
“Third Measurement Period” means the period beginning on the first day immediately following the last day of the Second Measurement Period and ending on the date immediately preceding the one (1)-year anniversary of such date.
“Transactions” means, collectively, the transactions contemplated by this Agreement and the Ancillary Agreements, including the First Merger and the Company Contribution.
“Transfer” has the meaning set forth in Section 7.18(c).
“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code.
“UK GDPR” has the meaning set forth in the definition of “Company Privacy Obligations.”
“Unaffiliated Bermuda NewCo Directors” means all directors of the Bermuda NewCo Board other than any Holder Designees (as such term is defined in each of the Registration and Investor Rights Agreements).
“US NewCo” has the meaning set forth in the preamble.
“US NewCo Award” means a US NewCo Restricted Share or US NewCo Option, as applicable.
“US NewCo Board” has the meaning set forth in the recitals.
“US NewCo Book-Entry Interest” has the meaning set forth in Section 3.02(c).
“US NewCo Interests” means the common limited liability company interests of US NewCo.
“US NewCo Option” has the meaning set forth in Section 3.06(a)(i).
“US NewCo Restricted Share” has the meaning set forth in Section 3.06(a)(i).
“Voting Agreements” has the meaning set forth in the recitals.
“Waived 280G Benefits” has the meaning set forth in Section 7.11(b).

“Willful Breach” means a material breach of this Agreement that is a consequence of an act or omission undertaken by the breaching party with the Knowledge that the taking of or the omission of taking such act would, or would reasonably be expected to, cause or constitute a material breach of this Agreement.
Section 1.02   Interpretation.
(a)   As used in this Agreement, references to the following terms have the meanings indicated:
(i)   to the Preamble or to the Recitals, Sections, Articles, Exhibits or Schedules are to the Preamble or a Recital, Section or Article of, or an Exhibit or Schedule to, this Agreement unless otherwise clearly indicated to the contrary;
(ii)   to any Contract (including this Agreement) or “organizational document” are to the Contract or organizational document as amended, modified, supplemented or replaced in accordance with the terms thereof from time to time;
(iii)   to any Law are to such Law as amended, modified, supplemented or replaced from time to time and any rules or regulations promulgated thereunder and to any section of any Law include any successor to such section;
(iv)   to any Governmental Authority include any successor to the Governmental Authority and to any Affiliate include any successor to the Affiliate;
(v)   to any “copy” of any Contract or other document or instrument are to a true and complete copy thereof;
(vi)   to “hereof,” “herein,” “hereunder,” “hereby,” “herewith” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or clause of this Agreement, unless otherwise clearly indicated to the contrary;
(vii)   to the “date of this Agreement,” “the date hereof” and words of similar import refer to December 29, 2024; and
(viii)   to “this Agreement” includes the Exhibits and Schedules (including the Company Disclosure Letter and the Parent Disclosure Letter) to this Agreement.
(b)   Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.
(c)   Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on a day other than a business day, the party having such right or duty shall have until the next business day to exercise such right or discharge such duty. Unless otherwise indicated, the word “day” when not preceded by the word “business” shall be interpreted as a calendar day. With respect to any determination of any period of time, unless otherwise set forth herein, the word “from” means “from and including” and the word “to” means “to but excluding.”
(d)   Where used with respect to information, the phrases “delivered,” “made available,” “provided to” and words of similar import means, when used in reference to anything made available by Parent, US NewCo, Bermuda NewCo or any their respective Subsidiaries (including Merger Sub Ltd. and Merger Sub LLC) or any of their respective Representatives, in each case, shall be deemed to include anything (i) uploaded to the electronic data room maintained by or on behalf of Parent or its Representatives for purposes of the Transactions or (ii) publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC, in each case, in a manner that enables viewing of such materials by the Company, the Company Equityholders and its Representatives no later than two (2) business days prior to the execution and delivery of this Agreement by all of the parties. Where used with respect to information, the phrases

“delivered,” “made available,” “provided to” and words of similar import means, when used in reference to anything made available by the Company, any of its Subsidiaries, the Company Equityholders or any of their respective Representatives, in each case, shall be deemed to include anything uploaded to the electronic data room maintained by or on behalf of the Company or its Representatives for purposes of the Transactions in a manner that enables viewing of such materials by Parent and its Representatives no later than two (2) business days prior to the execution and delivery of this Agreement by all of the parties.
(e)   The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.
(f)   References to “dollars” or “$” mean United States dollars, unless otherwise clearly indicated to the contrary.
(g)   The parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
(h)   No summary of this Agreement prepared by or on behalf of any party shall affect the meaning or interpretation of this Agreement.
(i)   All capitalized terms used without definition in the Exhibits and Schedules (including the Company Disclosure Letter and the Parent Disclosure Letter) to this Agreement shall have the meanings ascribed to such terms in this Agreement.
ARTICLE II
COMPANY CONTRIBUTION; PARENT MERGER
Section 2.01   Company Contribution
(a)   Upon the terms and subject to the conditions set forth in this Agreement:
(i)   At the Closing, each Company Equityholder shall contribute, assign, transfer and convey all of the Company Units owned by such Company Equityholder, free and clear of all Liens, to US NewCo, and US NewCo shall acquire and accept the Company Units from each of the Company Equityholders (the “Company Contribution”);
(ii)   The consideration for the contribution, assignment, transfer and conveyance to US NewCo of the Company Units at the Closing, and the other transactions contemplated hereby, shall be the Company Closing Cash Consideration, Company Closing Interests and the contingent right to receive the Earnout Shares pursuant to Section 2.01(b) (collectively, the “Company Contribution Consideration”);
(iii)   At the Closing, Parent shall, or shall cause US NewCo to, deposit with the Paying Agent $40,000,000 by wire transfer of immediately available funds to the account designated by the Paying Agent at the Closing Date (“Company Closing Cash Consideration”). The Company Closing Cash Consideration shall be allocated among the Company Equityholders as set forth on Section 2.01(a) of the Company Disclosure Letter (the “Allocation Schedule”);
(iv)   At the Closing, US NewCo shall issue or cause to be issued to the Company Equityholders, an aggregate of fifty-five million (55,000,000) duly authorized, validly issued, fully paid and nonassessable US NewCo Interests, free and clear of all Liens (the “Company Closing Interests”), which shall be held uncertificated, in a direct registration account of each Company Equityholder at Equiniti Trust Company, LLC. The Company Closing Interests shall be allocated among the Company Equityholders as set forth on the Allocation Schedule;

(v)   At the Closing, each Company Equityholder shall deliver or cause to be delivered to US NewCo, transfer power(s) duly executed by such Company Equityholder evidencing the transfer of all of such Company Equityholder’s Company Units to US NewCo, free and clear of all Liens; and
(vi)   At the Closing, except as otherwise expressly provided herein, all of the Company Equityholders’ rights as equityholders of the Company shall be automatically canceled, cease to exist and have no rights with respect thereto.
(b)   Earnout Shares.   The Company Equityholders shall be entitled to receive contingent consideration, if earned, payable (i) from the Company Contribution Effective Time until the Second Merger Effective Time, by US NewCo to Company Equityholders solely in US NewCo Interests, and (ii) at all times after the Second Merger Effective Time, by Bermuda NewCo to the Company Equityholders solely in Bermuda NewCo Shares (the “Earnout Shares”), upon the following events and in the following amounts:
(i)   if Measurement EBITDA for the First Measurement Period as finally determined pursuant to Section 2.01(c) is equal to or greater than $10,500,000, then Bermuda NewCo shall issue to the Company Equityholders, within seven (7) business days of such date of final determination pursuant to Section 2.01(c), an aggregate number of Bermuda NewCo Shares equal to $15,000,000 divided by the First Bermuda NewCo Earnout Share Price, which shall be allocated among the Company Equityholders in accordance with the Allocation Schedule (in each case rounded to the nearest whole Bermuda NewCo Share);
(ii)   if Measurement EBITDA for the Second Measurement Period as finally determined pursuant to Section 2.01(c) is equal to or greater than $15,750,000, then Bermuda NewCo shall issue to the Company Equityholders, within seven (7) business days of such date of final determination pursuant to Section 2.01(c), an aggregate number of Bermuda NewCo Shares equal to $15,000,000 divided by the Second Bermuda NewCo Earnout Share Price, which shall be allocated among the Company Equityholders in accordance with the Allocation Schedule (in each case rounded to the nearest whole Bermuda NewCo Share); and
(iii)   if Measurement EBITDA for the Third Measurement Period as finally determined pursuant to Section 2.01(c) is equal to or greater than $21,000,000, then Bermuda NewCo shall issue to the Company Equityholders, within seven (7) business days of such date of final determination pursuant to Section 2.01(c), an aggregate number of Bermuda NewCo Shares equal to $15,000,000 divided by the Third Bermuda NewCo Earnout Share Price, which shall be allocated among the Company Equityholders in accordance with the Allocation Schedule (in each case rounded to the nearest whole Bermuda NewCo Share).
(c)   As soon as reasonably practicable, but in no event more than fifteen (15) days, following the earlier of the date Bermuda NewCo files (i) its Form 10-Q for any fiscal quarter or (ii) its Annual Report on Form 10-K, in each case after the expiration of a given Measurement Period, Bermuda NewCo, under the supervision of the Unaffiliated Bermuda NewCo Directors, will prepare the EBITDA Calculations for such Measurement Period and provide the Designated Equityholders with a statement (each, an “EBITDA Statement”) of the EBITDA Calculations for such Measurement Period setting forth in reasonable detail the EBITDA Calculations for such Measurement Period. Upon receipt of each EBITDA Statement, the Designated Equityholders and their respective Representatives shall be given prompt and reasonable access, during normal business hours and upon reasonable request and notice, to Bermuda NewCo’s and the Company’s and their accountants’ books and records (including working papers, schedules and calculations), facilities and personnel to the extent reasonably relating to the preparation of such EBITDA Statement, including by Bermuda NewCo making any applicable records available in electronic form where requested; provided that access to working papers of the auditors of Bermuda NewCo or the Company shall be subject to such auditors’ normal disclosure procedures and execution of a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditor. The Designated Equityholders and their respective Representatives may make reasonable inquiries of Bermuda NewCo and its Representatives regarding an EBITDA Statement arising in the course of their review thereof, and Bermuda NewCo shall use its, and shall cause its Representatives to use their respective, reasonable best efforts to reasonably cooperate with and reasonably promptly respond to such inquiries. An EBITDA Statement will be deemed to be accepted by the Designated Equityholders and shall be deemed final and binding on Bermuda NewCo and the Company Equityholders, unless the Designated Equityholders, acting jointly, deliver to Bermuda NewCo within thirty (30) days following receipt of such EBITDA Statement a written notice of any objection thereto (each, an “EBITDA Objection Notice”). An EBITDA Objection Notice shall state the Designated Equityholders calculation of the Measurement EBITDA for the applicable Measurement Period and set forth in reasonable detail (A) any item in the EBITDA Statement that the Designated Equityholders dispute, including the basis for and calculations and documentation supporting such objection, and (B) the Designated Equityholders’ calculation of the amount of such item. If an EBITDA Objection Notice is timely delivered, then the Designated Equityholders, acting jointly, and Bermuda NewCo shall negotiate in good faith to resolve any disagreements. Any disagreements relating to an EBITDA Objection Notice that are resolved in writing by Bermuda NewCo and the Designated Equityholders, acting jointly, together with any items or calculations set forth in an EBITDA Statement that are not disputed or objected to by the Designated Equityholders, acting jointly, in the applicable EBITDA Objection Notice, are collectively referred to herein as the “EBITDA Resolved Matters.” If the Designated Equityholders, acting jointly, and Bermuda NewCo are unable to resolve all such disagreements within thirty (30) days following delivery of an EBITDA Objection Notice, then the Designated Equityholders, acting jointly and Bermuda NewCo shall together select a nationally recognized independent certified public accountant reasonably acceptable to each of Bermuda NewCo and the Designated Equityholders, acting jointly, and any items or calculations remaining in dispute (“EBITDA Disputed Items”) shall be submitted for resolution to such independent accountant. If the Designated Equityholders, acting jointly, and Bermuda NewCo cannot mutually agree on an independent accountant, then either of the Designated Equityholders or Bermuda NewCo may request the American Arbitration Association to appoint as the independent accountant, within fifteen (15) days from the date of such request or as soon as practicable thereafter, a partner in a nationally recognized independent certified public accountant that is not the auditor or independent accounting firm of any of the parties to this Agreement and who is impartial. Any such independent accountant, acting as an expert and not an arbitrator, shall resolve the EBITDA Disputed Items and make any adjustments to the applicable EBITDA Statement, as the case may be. The parties agree that all adjustments shall be made without regard to materiality. The independent accountant shall only decide the specific items under dispute by Bermuda NewCo and the Designated Equityholders and shall not decide any EBITDA Resolved Matters. The independent accountant’s decision for each EBITDA Disputed Item must be within the range of values assigned to them by Bermuda NewCo, on the one hand, and the Designated Equityholders, on the other, based on the applicable EBITDA Objection Notice and the applicable EBITDA Statement. Bermuda NewCo on the one hand, and the Designated Equityholders, on the other hand, shall bear the costs and expenses of the independent accountant’s review and report based on the percentage which the portion of the contested amount not decided in favor of either such party bears to the amount actually contested by or on behalf of such party, as determined by the independent accountant. The independent accountant shall resolve the EBITDA Disputed Items as soon as practicable within thirty (30) days (or such other time as Bermuda NewCo and the Designated Equityholders, acting jointly, shall agree in writing) after its engagement; provided that the failure of the independent accountant to deliver its written decision within such time period shall not constitute a defense or objection to the finality or enforcement of such determination, and the independent accountant’s resolution of the EBITDA Disputed Items and its adjustments to the applicable EBITDA Statement shall, absent manifest error or fraud, be conclusive, final, binding and non-appealable upon the parties for that Measurement Period.
(d)   Bermuda NewCo acknowledges that the opportunity for the Company Equityholders to receive the Earnout Shares is an integral part of the consideration provided to the Company Equityholders hereunder. The Company Equityholders acknowledge that there is no assurance that any Earnout Shares will be issued.
(e)   Bermuda NewCo agrees, and agrees on behalf of its Subsidiaries, that, until the expiration of the Third Measurement Period:
(i)   it will not, and will cause the Kestrel Business not to, do any of the following, except as required by applicable Law or unless the Designated Equityholders otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed (it being understood that withholding, conditioning or delaying any such consent for a matter that could reasonably be expected to reduce Measurement EBITDA shall in all cases be deemed reasonable)) in each case:

(1)   take or omit to take any action with the purpose of (x) diminishing, minimizing or eliminating EBITDA, (y) restricting the ability of the Kestrel Business to achieve EBITDA or (z) resulting in the non-issuance of the Earnout Shares to the Company Equityholders;
(2)   allocate management or corporate overhead from Bermuda NewCo or any of its Subsidiaries (other than the Kestrel Business) to the Kestrel Business or allocate any other intercompany expenses or charges, in each case, that increase the operating costs of the Kestrel Business and are not related to the operation of the Kestrel Business, except for actions taken in the ordinary course consistent with the past practice of the Kestrel Business or actions which will have a de minimis effect on Measurement EBITDA;
(3)   transfer, sell, license or otherwise dispose of any of the material assets or operations of the Kestrel Business outside of the ordinary course of business; or
(4)   take or omit to take, or permit the Kestrel Business to take or omit to take, any action, outside the ordinary course of business, with the purpose of (A) accelerating income of the Kestrel Business to prior to a Measurement Period where such income otherwise would have been recognized during such Measurement Period, (B) deferring income of Kestrel Business to after the end of a Measurement Period where such income otherwise would have been recognized during such Measurement Period or (C) deferring or accelerating expenses into a Measurement Period where such expenses otherwise would have been recognized outside such Measurement Period.
(f)   In addition, Bermuda NewCo agrees, and agrees on behalf of its Subsidiaries, that during each Measurement Period, Bermuda NewCo shall, and shall cause the Kestrel Business and the Maiden Business to (i) operate as separate divisions and reporting segments on a standalone basis and consistent with the requirements of Section 7.20 hereof; (ii) maintain separate accounting records (from Bermuda NewCo and its other Affiliates) in order to enable Bermuda NewCo to calculate Measurement EBITDA for purposes of this Section 2.01; and (iii) upon reasonable request (not to exceed six (6) times during each Measurement Period), provide the Designated Equityholders the latest available financials, projections of Measurement EBITDA and such other information reasonably requested and related to monitoring EBITDA, to the extent reasonably available.
(g)   In the event of the occurrence of an Acceleration Event, (i) that occurs during the First Measurement Period, then, if applicable, as soon as possible following the receipt of any governmental approvals or non-objections that are required to be obtained prior to the issuance of the Earnout Shares to the Company Equityholders, Bermuda NewCo shall issue to the Company Equityholders an aggregate number of duly authorized, validly issued, fully paid and nonassessable Bermuda NewCo Shares equal to the quotient of $45,000,000 divided by the First Bermuda NewCo Earnout Share Price, which shall be allocated among the Company Equityholders in accordance with the Allocation Schedule (in each case rounded to the nearest whole Bermuda NewCo Share), (ii) that occurs during the Second Measurement Period, then, if applicable, as soon as possible following the receipt of any governmental approvals or non-objections that are required to be obtained prior to the issuance of the Earnout Shares to the Company Equityholders, Bermuda NewCo shall issue to the Company Equityholders an aggregate number of duly authorized, validly issued, fully paid and nonassessable Bermuda NewCo Shares equal to the quotient of $30,000,000 divided by the Second Bermuda NewCo Earnout Share Price, which shall be allocated among the Company Equityholders in accordance with the Allocation Schedule (in each case rounded to the nearest whole Bermuda NewCo Share), and (iii) that occurs during the Third Measurement Period, then, if applicable, as soon as possible following the receipt of any governmental approvals or non-objections that are required to be obtained prior to the issuance of the Earnout Shares to the Company Equityholders, Bermuda NewCo shall issue to the Company Equityholders an aggregate number of duly authorized, validly issued, fully paid and nonassessable Bermuda NewCo Shares equal to the quotient of $15,000,000 divided by the Third Bermuda NewCo Earnout Share Price, which shall be allocated among the Company Equityholders in accordance with the Allocation Schedule (in each case rounded to the nearest whole Bermuda NewCo Share) (such issuances described in clauses (i)  – (iii), each an “Acceleration Payment”). The release and issuance of any Acceleration Payment by Bermuda NewCo, when (A) released and issued in accordance with the terms of this Agreement in connection with such Acceleration Event and (B) actually delivered to the Company Equityholders, shall be in full satisfaction of Bermuda NewCo’s obligations in respect of issuing the Earnout Shares.

(h)   Notwithstanding Section 2.01(e), any action taken, or not taken, by Bermuda NewCo or any of its Subsidiaries with respect to Section 2.01(e) that occurs while Luke Ledbetter is acting as the Chief Executive Officer of Bermuda NewCo (other than (i) any actions contemplated by clauses (1) or (3) of Section 2.01(e)(i) taken by or at the direction of the Bermuda NewCo Board or (ii) any actions taken in response to adverse reserve development or asset impairment for a period of eighteen (18) months from and after the Closing), shall be deemed to be consented to by the Designated Equityholders and not, in any way, a breach, or violation, of Section 2.01(e).
(i)   Notwithstanding any provision of Section 2.01(b) or (g) to the contrary, no Company Equityholder shall be entitled to receive a number of Earnout Shares pursuant to Section 2.01(b) and Bermuda NewCo Shares pursuant to Section 2.01(g) that, collectively, exceeds the lesser of (i) the number of US NewCo Interests received by such Company Equityholder in connection with the First Merger and (ii) the number of Bermuda NewCo Shares received by such Company Equityholder in connection with the Second Merger. For purposes of the immediately preceding sentence, in determining the number of Earnout Shares, Bermuda NewCo Shares or US NewCo Interests at any time, appropriate adjustments shall be made to take into account any share dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction occurring after the First Merger through such time.
Section 2.02   Mergers.
(a)   Upon the terms and subject to the conditions set forth in this Agreement and the Statutory Merger Agreement, and pursuant to the Bermuda Companies Act, at the First Merger Effective Time, Merger Sub Ltd. shall be merged with and into Parent (the “First Merger”), the separate corporate existence of Merger Sub Ltd. shall thereupon cease, and Parent shall be the surviving company in the First Merger (such surviving company, the “First Surviving Company”) as a direct wholly owned Subsidiary of US NewCo.
(b)   Upon the terms and subject to the conditions set forth in this Agreement, and pursuant to the DLLCA, at the Second Merger Effective Time, Merger Sub LLC shall be merged with and into US NewCo (the “Second Merger”), the separate limited liability company existence of Merger Sub LLC shall thereupon cease, and US NewCo shall be the surviving company in the Second Merger (such surviving company, the “Second Surviving Company”) as a wholly owned subsidiary of Bermuda NewCo.
Section 2.03   Effective Times.
(a)   Upon the terms and subject to the conditions set forth in this Agreement, all Company Equityholders shall, on the Closing Date, make the Company Contribution. The Company Contribution shall become effective when completed (the “Company Contribution Effective Time”), which time shall be prior to the First Merger Effective Time.
(b)   Upon the terms and subject to the conditions set forth in this Agreement and the Statutory Merger Agreement, Parent and Merger Sub Ltd. will (i) on the Closing Date, execute and deliver the Statutory Merger Agreement, (ii) on or prior to the Closing Date, cause an application for registration of the First Surviving Company (the “Merger Application”) to be executed and delivered to the Registrar of Companies in Bermuda (the “Registrar”) as provided under Section 108 of the Bermuda Companies Act and to be accompanied by the documents required by Section 108(2) of the Bermuda Companies Act and (iii) cause to be included in the Merger Application a request that the Registrar issue the certificate of merger with respect to the First Merger (the “Parent Certificate of Merger”) on the Closing Date at the time of day mutually agreed upon by the Company and Parent and set forth in the Merger Application. The First Merger shall become effective upon the issuance of the Parent Certificate of Merger by the Registrar at the time and date shown on the Parent Certificate of Merger (such time, the “First Merger Effective Time”). The Company and Parent agree that they will request that the Registrar provide in the Parent Certificate of Merger that the effective time of the First Merger shall be 10:00 a.m., Bermuda time (or such other time mutually agreed upon by the Company and Parent) on the Closing Date, but in all cases the First Merger Effective Time shall occur after the Company Contribution Effective Time.
(c)   Upon the terms and subject to the conditions set forth in this Agreement, Merger Sub LLC and US NewCo will, immediately following the First Merger Effective Time, file or cause to be filed a certificate of merger (the “NewCo Certificate of Merger”), in accordance with Section 18-209 of the DLLCA, with the Secretary of State of the State of Delaware and make all other filings or recordings required by the

DLLCA in connection with the Second Merger. The Second Merger shall become effective at such time as the NewCo Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such other date and time as specified in the NewCo Certificate of Merger (the “Second Merger Effective Time”), but in no case may the Second Merger Effective Time occur prior to the First Merger Effective Time.
Section 2.04   Effects of the Mergers.
(a)   From and after the First Merger Effective Time, the First Merger shall have the effects set forth in this Agreement and Section 109(2) of the Bermuda Companies Act.
(b)   From and after the Second Merger Effective Time, the Second Merger shall have the effects set forth in this Agreement, the limited liability company agreement of the Second Surviving Company and the applicable provisions of the DLLCA.
Section 2.05   Organizational Documents of Bermuda NewCo and the Surviving Companies.
(a)   The parties shall cause the limited liability company agreement of US NewCo in effect immediately prior to the First Merger Effective Time to be amended and restated at the First Merger Effective Time in the form attached hereto as Exhibit C.
(b)   The parties shall cause (i) the memorandum of association of Bermuda NewCo in effect immediately prior to the Second Merger Effective Time to be amended and restated at the Second Merger Effective Time in the form attached hereto as Exhibit D and (ii) the bye-laws of Bermuda NewCo in effect immediately prior to the Second Merger Effective Time to be amended and restated at the Second Merger Effective Time in the form attached hereto as Exhibit E.
(c)   At the First Merger Effective Time, the memorandum of association and bye-laws of the First Surviving Company shall be in the form of the memorandum of association and bye-laws of Merger Sub Ltd. immediately prior to the First Merger Effective Time, until thereafter changed or amended as provided therein or pursuant to applicable Law (in each case, subject to Section 7.08), except that the name of the First Surviving Company shall remain as Maiden Holdings, Ltd.
(d)   At the Second Merger Effective Time, the certificate of formation and the limited liability company agreement of the Second Surviving Company shall be in the form of the limited liability company agreement of Merger Sub LLC immediately prior to the Second Merger Effective Time, until thereafter changed or amended as provided therein or pursuant to applicable Law (in each case, subject to Section 7.08), except that the name of the Second Surviving Company shall remain as Ranger U.S. Newco LLC.
Section 2.06   Board of Directors and Officers of Bermuda NewCo and the Surviving Companies.
(a)   The parties hereto shall cause (i) the Bermuda NewCo Board immediately following the Second Merger Effective Time to be constituted as set forth in the Registration and Investor Rights Agreements and (ii) the officers of Bermuda NewCo Board immediately following the Second Merger Effective Time to include the individuals set forth on Exhibit L. Such officers shall be the officers of Bermuda NewCo until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.
(b)   The directors of Merger Sub Ltd. in office immediately prior to the First Merger Effective Time shall be the directors of the First Surviving Company until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be, in accordance with the Bermuda Companies Act and the bye-laws of the First Surviving Company. The officers of Parent in office immediately prior to the First Merger Effective Time shall be the officers of the First Surviving Company until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.
(c)   The directors of US NewCo in office immediately prior to the Second Merger Effective Time shall be the directors of the Second Surviving Company until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be, in accordance with the DLLCA and the limited liability company agreement of the Second Surviving Company. The officers of US NewCo in office immediately prior to the Second Merger Effective Time shall be the officers of the Second Surviving Company until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.
Section 2.07   Closing.   The closing (the “Closing”) of the Company Contribution and the First Merger shall take place by electronic exchange of documents and signatures by or on behalf of the parties at 9:00 a.m., New York time, on the date that is the third (3rd) business day following the satisfaction or (to the extent permitted herein and by applicable Law) waiver by the party or parties entitled to the benefits thereof of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted herein and by applicable Law) waiver of those conditions at such time), or at such other place, time and date as shall be agreed to in writing by the Company and Parent. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”
ARTICLE III
EFFECT ON THE SHARE CAPITAL OF THE CONSTITUENT ENTITIES;
PAYMENT OF CONSIDERATION
Section 3.01   Effect of First Merger on the Share Capital of Merger Sub Ltd. and Parent.   At the First Merger Effective Time, by virtue of the occurrence of the First Merger, and without any action on the part of any party, or any holder of Parent Shares or any shares, par value $0.01 per share, of Merger Sub Ltd. (“Merger Sub Ltd. Shares”):
(a)   Share Capital of Merger Sub Ltd.   Each Merger Sub Ltd. Share issued and outstanding immediately prior to the First Merger Effective Time shall be automatically converted into and become one (1) duly authorized, validly issued, fully paid and nonassessable common share, par value $0.01 per share, of the First Surviving Company.
(b)   Cancelation of Treasury Parent Shares and Company-Owned Parent Shares; Treatment of Parent Shares Owned by Subsidiaries of Parent.   Each Parent Share owned by Parent as treasury shares and each Parent Share issued and outstanding immediately prior to the First Merger Effective Time and owned by the Company or any direct or indirect wholly owned Subsidiary of the Company immediately prior to the First Merger Effective Time shall be automatically canceled and cease to exist and be outstanding and no consideration shall be delivered in exchange therefor. Each Parent Share owned by a Subsidiary of Parent shall be converted into the First Merger Consideration as contemplated by Section 3.01(c).
(c)   Conversion of Parent Shares.   Subject to Sections 3.01(b) and 3.08, each Parent Share issued and outstanding immediately prior to the First Merger Effective Time, other than any Parent Share that is subject to any Parent Award, shall be automatically canceled and converted into and shall thereafter represent the right to receive an issuance from US NewCo of one (1) duly authorized, validly issued, fully paid and nonassessable US NewCo Interest (the “First Merger Consideration”). Subject to Section 3.08, as of the First Merger Effective Time, each such Parent Share shall no longer be issued and outstanding and shall be automatically canceled and cease to exist, and each holder of a certificate that immediately prior to the First Merger Effective Time evidenced one or more Parent Shares (each, a “Parent Share Certificate”) or uncertificated Parent Shares represented by a book-entry that immediately prior to the First Merger Effective Time evidenced one or more Parent Shares (each, a “Parent Book-Entry Share”) shall cease to have any rights with respect thereto, except the right to receive the First Merger Consideration pertaining to the Parent Shares represented by such Parent Share Certificate or Parent Book-Entry Share, as applicable, to be paid in consideration therefor, in accordance with Section 3.05(a).
Section 3.02   Effect of Second Merger on the Limited Liability Company Interests of Merger Sub LLC and US NewCo.   At the Second Merger Effective Time, by virtue of the occurrence of the Second Merger, and without any action on the part of any party, or any holder of US NewCo Interests or common limited liability company interests of Merger Sub LLC (“Merger Sub LLC Interests”):
(a)   Merger Sub LLC Interests.   The Merger Sub LLC Interests issued and outstanding immediately prior to the Second Merger Effective Time shall be automatically converted into and become one (1) duly authorized, validly issued, fully paid and nonassessable common limited liability company interest of the Second Surviving Company.
(b)   Cancelation of US NewCo Interests Held In Treasury; Treatment of US NewCo Interests Owned by Subsidiaries of US NewCo.   The US NewCo Interests owned by US NewCo in treasury immediately prior to the Second Merger Effective Time shall be automatically canceled and cease to exist and be outstanding and no consideration shall be delivered in exchange therefor. The US NewCo Interests owned by a Subsidiary of US NewCo shall be converted into the Second Merger Consideration as contemplated by Section 3.02(c).
(c)   Conversion of US NewCo Interests.   Subject to Section 3.02(b), the US NewCo Interests issued and outstanding immediately prior to the Second Merger Effective Time, other than any US NewCo Interest that is subject to any US NewCo Award, shall be automatically canceled and converted into and shall thereafter represent the right to receive an issuance from Bermuda NewCo of one (1) duly authorized, validly issued, fully paid and nonassessable Bermuda NewCo Share (the “Second Merger Consideration”). As of the Second Merger Effective Time, the US NewCo Interests shall no longer be issued and outstanding and shall be automatically canceled and cease to exist, and each holder of uncertificated US NewCo Interests represented by a book-entry that immediately prior to the Second Merger Effective Time evidenced one or more US NewCo Interests (each, a “US NewCo Book-Entry Interest”) shall cease to have any rights with respect thereto, except the right to receive the Second Merger Consideration pertaining to the US NewCo Interests represented by such US NewCo Book-Entry Interest, as applicable, to be paid in consideration therefor, in accordance with Section 3.05(a).
Section 3.03   Surrender of US NewCo Interests Held by the First Surviving Company.   Immediately following the First Merger Effective Time, the US NewCo Interests directly held by the First Surviving Company shall be surrendered to US NewCo without payment therefor.
Section 3.04   Surrender of Bermuda NewCo Shares Held by the First Surviving Company and Maiden Reinsurance Ltd..   Immediately following the Second Merger Effective Time, the Bermuda NewCo Shares directly held before the Second Merger Effective Time by the First Surviving Company and Maiden Reinsurance Ltd. shall be surrendered to Bermuda NewCo without payment therefor.
Section 3.05   Exchange Fund.
(a)   Paying Agent.   Not less than thirty (30) days prior to the anticipated Closing Date, Parent shall cause US NewCo and Bermuda NewCo to designate Equiniti Trust Company, LLC (or such other bank or trust company reasonably acceptable to Parent and the Company) to act as agent (the “Paying Agent”) for the payment and delivery of the aggregate First Merger Consideration payable to holders of Parent Shares, the aggregate Company Closing Cash Consideration payable to the Company Equityholders, the aggregate Company Closing Interests payable to the Company Equityholders and the Second Merger Consideration payable to holders of US NewCo Interests, in each case, in accordance with Article II and this Article III and, in connection therewith, shall enter into an agreement with the Paying Agent prior to the Closing Date in a form reasonably acceptable to the Company and Parent (the “Paying Agent Agreement”). Prior to the Closing, US NewCo shall deposit or cause to be deposited with the Paying Agent a number of US NewCo Interests in book-entry form sufficient to pay the aggregate First Merger Consideration and Company Closing Interests, Parent shall deposit or cause to be deposited with the Paying Agent an amount of cash by wire transfer of immediately available funds sufficient to pay the aggregate Company Closing Cash Consideration and Bermuda NewCo shall deposit or cause to be deposited with the Paying Agent a number of certificated Bermuda NewCo Shares or Bermuda NewCo Shares in book-entry form sufficient to pay the aggregate Second Merger Consideration (such US NewCo Interests and Bermuda NewCo Shares being hereinafter referred to as the “Exchange Fund”).
(b)   Letter of Transmittal; Exchange of Parent Shares and US NewCo Interests.   As soon as practicable after the Second Merger Effective Time, Bermuda NewCo shall cause the Paying Agent to mail to each holder of record of a Parent Share Certificate a form of letter of transmittal (which (i) shall specify that delivery of a Parent Share Certificate shall be effected, and risk of loss and title to such Parent Share Certificate shall pass, only upon delivery of such Parent Share Certificate to the Paying Agent and (ii) shall be in such form and have such other customary provisions as Bermuda NewCo may specify, subject to the

Company’s reasonable approval (to be obtained prior to the First Merger Effective Time)), together with instructions thereto, setting forth, inter alia, the procedures by which holders of Parent Share Certificates may receive the First Merger Consideration, and after giving effect to the Second Merger, the Second Merger Consideration. Upon the completion of such applicable procedures by a holder and the surrender of such holder’s Parent Share Certificates, and without any action by any holder of record of Parent Book-Entry Shares and, and after giving effect to the Second Merger, US NewCo Book-Entry Interests, the Paying Agent shall deliver to such holder (other than any holder of Parent Shares representing Dissenting Shares) (1) a notice of the effectiveness of the Mergers and (2) a certificate or book-entry representing that number of Bermuda NewCo Shares that such holder has the right to receive pursuant to this Article III, and such Parent Share Certificates, Parent Book-Entry Shares, US NewCo Book-Entry Interests shall forthwith be canceled. If payment of the First Merger Consideration, and after giving effect to the Second Merger, the Second Merger Consideration, is to be made to a Person other than the Person in whose name a Parent Share Certificate surrendered (as applicable) is registered, it shall be a condition of payment that (x) the Parent Share Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (y) the Person requesting such payment shall have established to the reasonable satisfaction of Bermuda NewCo that any transfer and other Taxes required by reason of the payment of the Second Merger Consideration to a Person other than the registered holder either has been paid or is not applicable. Until satisfaction of the applicable procedures contemplated by this Section 3.05, (x) subject to Section 3.08, each Parent Share Certificate or Parent Book-Entry Share shall be deemed at any time after the First Merger Effective Time to represent only the right to receive the First Merger Consideration, and after giving effect to the Second Merger, the Second Merger Consideration and (y) each US NewCo Book-Entry Interest shall be deemed at any time after the Second Merger Effective Time to represent only the right to receive the Second Merger Consideration. No interest shall be paid or shall accrue on the First Merger Consideration or Second Merger Consideration payable pursuant to this Article III.
(c)   Lost, Stolen or Destroyed Share Certificates.   If any Parent Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Parent Share Certificate to be lost, stolen or destroyed and, if required by Bermuda NewCo, the posting by such Person of a bond, in such reasonable amount as Bermuda NewCo may direct, as indemnity against any claim that may be made against it with respect to such Parent Share Certificate, Bermuda NewCo shall cause the Paying Agent to pay, in exchange for such lost, stolen or destroyed Parent Share Certificate, the applicable First Merger Consideration, and after giving effect to the Second Merger, the applicable Second Merger Consideration.
(d)   Termination of Exchange Fund.   At any time following the first anniversary of the Closing Date, Bermuda NewCo shall be entitled to require the Paying Agent to deliver to it any portion of the Exchange Fund that had been delivered to the Paying Agent and which has not been issued to former holders of Parent Shares and US NewCo Interests, and thereafter such former holders shall be entitled to look only to Bermuda NewCo for, and Bermuda NewCo shall remain liable for, payment of their claims of the Second Merger Consideration. Any Second Merger Consideration, remaining unclaimed by such holders at such time at which such Second Merger Consideration, would otherwise escheat to or become property of any Governmental Authority shall be automatically canceled and cease to exist and be outstanding and no consideration shall be delivered in exchange therefor.
(e)   No Liability.   Notwithstanding any provision of this Agreement to the contrary, none of the parties, the Surviving Companies or the Paying Agent shall be liable to any Person for First Merger Consideration or Second Merger Consideration delivered to a public official pursuant to any applicable state, federal or other abandoned property, escheat or similar applicable Law.
(f)   Transfer Books; No Further Ownership Rights in Parent Shares or US NewCo Interests.   The First Merger Consideration, and after giving effect to the Second Merger, the Second Merger Consideration, paid in respect of each Parent Share in accordance with the terms of this Article III, shall be deemed to have been paid in full satisfaction of all rights pertaining to such Parent Shares previously represented by such Parent Share Certificates or Parent Book-Entry Shares. The Second Merger Consideration paid in respect of the US NewCo Interests in accordance with the terms of this Article III, shall be deemed to have been paid in full satisfaction of all rights pertaining to such US NewCo Interests previously represented by such US NewCo Book-Entry Interests. At the First Merger Effective Time, the share transfer books of

Parent shall be closed and thereafter there shall be no further registration of transfers on the share transfer books of the First Surviving Company of Parent Shares that were issued and outstanding immediately prior to the First Merger Effective Time. At the Second Merger Effective Time, the share transfer books of US NewCo shall be closed and thereafter there shall be no further registration of transfers on the share transfer books of the Second Surviving Company of US NewCo Interests that were issued and outstanding immediately prior to the Second Merger Effective Time. From and after the First Merger Effective Time, the holders of Parent Shares formerly represented by Parent Share Certificates or Parent Book-Entry Shares immediately prior to the First Merger Effective Time shall cease to have any rights with respect to such underlying Parent Shares, except as otherwise provided for herein or by applicable Law. From and after the Second Merger Effective Time, the holders of US NewCo Interests formerly represented by US NewCo Book-Entry Interests immediately prior to the First Merger Effective Time shall cease to have any rights with respect to such underlying US NewCo Interests, except as otherwise provided for herein or by applicable Law. Subject to the last sentence of Section 3.05(d), if, at any time after the First Merger Effective Time, Parent Share Certificates or Parent Book-Entry Shares are presented to the First Surviving Company for any reason, they shall be canceled and exchanged as provided in this Article III. Subject to the last sentence of Section 3.05(d), if, at any time after the Second Merger Effective Time, US NewCo Book-Entry Interests are presented to the Second Surviving Company for any reason, they shall be canceled and exchanged as provided in this Article III.
(g)   Withholding Taxes.   Bermuda NewCo, the Surviving Companies and their respective Affiliates, and the Paying Agent shall be entitled to deduct and withhold (without duplication) from the consideration otherwise payable pursuant to this Agreement such amounts as it reasonably determines are required to be deducted and withheld with respect to the making of such payment under the Code or under any provision of other applicable Tax Law. To the extent amounts are so withheld and paid over to the appropriate Governmental Authority in accordance with applicable Tax Law, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
Section 3.06   Parent Equity Awards.
(a)   At the First Merger Effective Time, by virtue of the First Merger, and without any action on the part of the parties, the holders of each Parent Award or any other Person:
(i)   (A) each Parent Option that is outstanding immediately prior to the First Merger Effective Time, whether or not then vested or exercisable, shall cease to represent a right to acquire Parent Shares and shall be converted automatically into an option to purchase US NewCo Interests (a “US NewCo Option”), on substantially the same terms and conditions, including vesting schedule and per share exercise price, as applied to such Parent Option immediately prior to the First Merger Effective Time, and (B) each Parent Restricted Share that is outstanding immediately prior to the First Merger Effective Time, whether or not then vested, shall cease to represent a Parent Share and shall be converted automatically into US NewCo Interest that is unvested and/or subject to a risk of forfeiture (a “US NewCo Restricted Share”), on substantially the same terms and conditions (including vesting schedule) as applied to such Parent Restricted Share immediately prior to the First Merger Effective Time.
(ii)   Prior to the First Merger Effective Time, Parent shall take all necessary action for the adjustment of Parent Options and Parent Restricted Shares under this Section 3.06(a). US NewCo shall reserve for future issuance a number of US NewCo Interests at least equal to the number of US NewCo Interests that will be subject to US NewCo Options and US NewCo Restricted Shares as a result of the actions contemplated by this Section 3.06(a).
(b)   At the Second Merger Effective Time, by virtue of the Second Merger, and without any action on the part of the parties, the holders of each US NewCo Award or any other Person:
(i)   (A) each US NewCo Option that is outstanding immediately prior to the Second Merger Effective Time, whether or not then vested or exercisable, shall cease to represent a right to acquire US NewCo Interests and shall be converted automatically into an option to purchase Bermuda NewCo Shares (a “Bermuda NewCo Option”), on substantially the same terms and conditions, including vesting schedule and per share exercise price, as applied to such US NewCo Option immediately prior to the

Second Merger Effective Time, and (B) each US NewCo Restricted Share that is outstanding immediately prior to the Second Merger Effective Time, whether or not then vested, shall cease to represent a US NewCo Interest and shall be converted automatically into a Bermuda NewCo Share that is unvested and/or subject to a risk of forfeiture (a “Bermuda NewCo Restricted Share”), on substantially the same terms and conditions (including vesting schedule) as applied to such US NewCo Restricted Share immediately prior to the Second Merger Effective Time.
(ii)   Prior to the Second Merger Effective Time, Parent shall take all necessary action for the adjustment of US NewCo Options and US NewCo Restricted Shares under this Section 3.06(b). Bermuda NewCo shall reserve for future issuance a number of Bermuda NewCo Shares at least equal to the number of Bermuda NewCo Shares that will be subject to Bermuda NewCo Options and Bermuda NewCo Restricted Shares as a result of the actions contemplated by this Section 3.06(b).
(iii)   Not later than the Closing Date, Bermuda NewCo shall file an effective registration statement on Form S-8 (or other applicable form) with respect to the Bermuda NewCo Shares subject to such Bermuda NewCo Options and Bermuda NewCo Restricted Shares and shall distribute a prospectus relating to such Form S-8, and Bermuda NewCo shall use reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Bermuda NewCo Options and Bermuda NewCo Restricted Shares remain outstanding.
(c)   Not later than the Closing Date, Parent, together with US NewCo and Bermuda NewCo, shall deliver to the holders of Parent Options and Parent Restricted Shares any required notices setting forth such holders’ rights pursuant to the Parent Share Plan and award documents and stating that such Parent Options and Parent Restricted Shares have been assumed by US NewCo as of the First Merger Effective Time, and further assumed by Bermuda NewCo as of the Second Merger Effective Time and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 3.06 after giving effect to the Mergers and the terms of the Parent Share Plan).
Section 3.07   Class B Units.   At the Company Contribution Effective Time, by virtue of the Company Contribution and without any action on the part of the parties, each Class B Unit that is outstanding as of immediately prior to the Company Contribution Effective Time shall no longer be subject to recoupment and shall be treated in accordance with the terms of the Company LLCA, including, without limitation, any applicable repurchase rights thereunder, and the Allocation Schedule.
Section 3.08   Shares of Dissenting Holders.
(a)   At the First Merger Effective Time, all Dissenting Shares shall be automatically canceled and, unless otherwise required by applicable Law, converted into the right to receive the First Merger Consideration pursuant to Section 3.01(c). Any holder of Dissenting Shares shall, in the event that the fair value of a Dissenting Share as appraised by the Supreme Court of Bermuda under Section 106(6) of the Bermuda Companies Act (the “Appraised Fair Value”) exceeds the First Merger Consideration, be entitled to receive such excess amount from the First Surviving Company by payment made within one (1) month after such Appraised Fair Value is finally determined pursuant to such appraisal procedure.
(b)   In the event that a holder fails to exercise, effectively withdraws or otherwise waives any right to appraisal (each, an “Appraisal Withdrawal”), such holder shall solely have the right to receive the First Merger Consideration for each such Parent Share.
(c)   Parent shall give the Company (i) written notice of (A) any demands for appraisal of Dissenting Shares or Appraisal Withdrawals received by Parent in accordance with this Section 3.08 and (B) to the extent that Parent has Knowledge thereof, any applications to the Supreme Court of Bermuda for appraisal of the fair value of the Dissenting Shares and (ii) to the extent permitted by applicable Law, the opportunity to participate with Parent in any settlement negotiations and proceedings with respect to any demands for appraisal under the Bermuda Companies Act. Parent shall not, without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed, voluntarily make any payment with respect to, offer to settle or settle any such demands or applications. Payment of any amount payable to holders of Dissenting Shares shall solely be the obligation of the First Surviving Company.

Section 3.09   Adjustments.   Notwithstanding any provision of this Article III to the contrary, if between the date of this Agreement and the Closing, the issued and outstanding US NewCo Interests or Parent Shares shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any share dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the First Merger Consideration, shall be appropriately adjusted to reflect such share dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.
Section 3.10   Tax Consequences of the Mergers.
(a)   For U.S. federal income tax purposes, the First Merger is intended to qualify as a “reorganization” within the meaning of Section 368 of the Code and the Treasury Regulations promulgated thereunder. The parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) with respect to the First Merger.
(b)   For U.S. federal income tax purposes, the Second Merger is intended to qualify as a “reorganization” within the meaning of Section 368 of the Code and the Treasury Regulations promulgated thereunder. The parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) with respect to the Second Merger.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY EQUITYHOLDERS
Each Company Equityholder (severally and not jointly) represents and warrants to Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC that, except as set forth in the corresponding section of the disclosure letter delivered by the Company Equityholders to Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC on the date of this Agreement (the “Company Equityholder Disclosure Letter”) (it being agreed that disclosure set forth in one section or subsection of the Company Equityholder Disclosure Letter shall be deemed disclosure with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent the qualifying nature of such disclosure with respect to such other section or subsection is reasonably apparent on the face of such disclosure):
Section 4.01   Organization; Standing.   Such Company Equityholder, if an entity, is duly incorporated or organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, as applicable. Each Company Equityholder, if an entity, has all requisite corporate or limited liability company power and authority to enter into, consummate the Transactions, and carry out its obligations under, this Agreement and each Ancillary Agreements to which it is or will be a party.
Section 4.02   Authority; Noncontravention.
(a)   Such Company Equityholder, if an entity, has all necessary power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is or will be party, to perform its obligations hereunder or thereunder and to consummate the Transactions. If not an individual, the execution, delivery and performance by such Company Equityholder of this Agreement and each Ancillary Agreement to which it is a party, and the consummation by such Company Equityholder of the Transactions, have been duly authorized and, except for executing and delivering the Ancillary Agreements to which it is or will be a party, no other action on the part of such Company Equityholder is necessary to authorize the execution, delivery and performance by such Company Equityholder of this Agreement and each Ancillary Agreement to which it is or will be a party or the consummation by such Company Equityholder of the Transactions. This Agreement has been, and each applicable Ancillary Agreement will be, at or prior to the Closing, duly executed and delivered by such Company Equityholder and, assuming due authorization, execution and delivery hereof by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of such Company Equityholder, enforceable against such Company Equityholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, rehabilitation, conservatorship, liquidation, receivership and other similar

Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (together, the “Bankruptcy and Equity Exception”).
(b)   Neither the execution and delivery of this Agreement or any applicable Ancillary Agreement by such Company Equityholder, nor the consummation by such Company Equityholder of the Transactions, nor performance of or compliance by such Company Equityholder with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificates or articles of incorporation, memorandum of association, bylaws, bye-laws or other comparable charter or organizational documents of such Company Equityholder, if applicable or (ii) assuming (A) compliance with the matters set forth in Section 6.03(g) (other than Section 6.03(g)(ii)(A)) (and assuming the accuracy of the representations and warranties made in such Section 6.03(g)), (B) that the actions described in Section 4.02(a) have been completed, (C) that the Consents referred to in Section 5.04 are obtained and (D) that the filings referred to in Section 5.04 are made and any waiting periods thereunder have terminated or expired, in the case of each of the foregoing clauses (A) through (D), prior to the Company Contribution Effective Time, (1) except for applicable requirements under “blue sky” laws of various states, violate any Law applicable to such Company Equityholder or any of its Subsidiaries or (2) result in the creation of any Lien (other than any Permitted Lien) on any properties or assets of such Company Equityholder or any of its Subsidiaries, except, in the case of clauses (i) and (ii), as would not have a Company Material Adverse Effect or prevent, materially delay or impair (x) the consummation by such Company Equityholder of the Transactions on a timely basis or (y) the compliance by such Company Equityholder with its obligations under this Agreement or any Ancillary Agreement to which it is or will be a party.
Section 4.03   Title to Company Units.
(a)   Such Company Equityholder owns beneficially and of record all of the Class A Units or Class B Units, as applicable, set forth adjacent to such Company Equityholder’s name on Section 4.03 of the Company Equityholder Disclosure Letter free and clear of all Liens, and such Company Equityholder has full right, power and authority to transfer such Class A Units or Class B Units, as applicable, to US NewCo, free and clear of any Liens. Such Company Equityholder is party to and bound by the Company LLCA as a holder of Class A Units or Class B Units thereunder, as applicable. Such Company Equityholder does not own (whether directly or indirectly) any other interest in the Company. Except for this Agreement and any Ancillary Agreement to which it is a party, the Company LLCA and the Profits Interest Documentation (as applicable), such Company Equityholder is not a party to any Contracts with respect to the voting, purchase, dividend rights, disposition, transfer or similar arrangement or restriction of the Class A Units or Class B Units, as applicable.
(b)   Such Company Equityholder (i) is an “accredited investor” (within the meaning of Rule 501 of Regulation D under the Securities Act) and (ii) is acquiring the US NewCo Interests, and after giving effect to the Second Merger, the Bermuda NewCo Shares, only for its own account and not towards resale or distribution thereof in violation of the Securities Act.
(c)   Such Company Equityholder understands that the US NewCo Interests, and after giving effect to the Second Merger, the Bermuda NewCo Shares, such Company Equityholder receives pursuant to the terms hereof (including any Earnout Shares) may not be offered, resold, transferred, pledged or otherwise disposed of by such Company Equityholder absent an effective registration statement under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities Laws of the states of the United States and other applicable jurisdictions, and that book-entry records representing any and all such US NewCo Interests, and after giving effect to the Second Merger, such Bermuda NewCo Shares, shall contain a legend to such effect.
(d)   Such Company Equityholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in US NewCo Interests, and after giving effect to the Second Merger, the Bermuda NewCo Shares, and has the ability to bear the economic risks of its investment and can afford the complete loss of such investment.
Section 4.04   Governmental Approvals.   Except for (a) compliance with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), including the filing with the Securities and Exchange Commission (the “SEC”) of the Proxy Statement/Prospectus, (b) the filing of the Registration Statement with the SEC in accordance with the Securities Act and the declaration of effectiveness of the Registration Statement, (c) compliance with the rules and regulations of the Nasdaq, (d) the filing of appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (e) filings required under, and compliance with other applicable requirements of, the HSR Act, and such other Consents, filings, declarations or registrations as are required to be made or obtained under any other Antitrust Laws, (f) compliance with any applicable state securities or blue sky laws, (g) Consents, filings, declarations or registrations set forth on Section 4.04 of the Company Equityholder Disclosure Letter (the “Company Equityholder Approvals”), (h) the Company Insurance Approvals or (i) the Parent Insurance Approvals, no Consent of, or filing, declaration or registration with, any Governmental Authority necessary for the execution and delivery of this Agreement or any applicable Ancillary Agreement by such Company Equityholder, the performance by such Company Equityholder of its obligations hereunder and the consummation by such Company Equityholder of the Transactions, other than such other Consents, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected, individually or in the aggregate, to be material to such Company Equityholder and its Subsidiaries (if any), taken as a whole, or prevent, materially delay or impair (x) the consummation by such Company Equityholder of the Transactions on a timely basis or (y) the compliance by such Company Equityholder with its obligations under this Agreement or any Ancillary Agreement to which it is or will be a party.
Section 4.05   Legal Proceedings.   As of the date hereof, there is no (a) Action pending or, to the knowledge of such Company Equityholder, threatened in writing, against such Company Equityholder or any of its Subsidiaries (if any) or (b) outstanding injunction, order, judgment, ruling, decree or writ imposed upon such Company Equityholder or any of its Subsidiaries (if any) or, to the knowledge of such Company Equityholder, any director or officer of such Company Equityholder or any of its Subsidiaries (if any), in each case, by or before any Governmental Authority challenging the validity or propriety of, or that would or would reasonably be expected to have the effect of preventing, materially delaying or making illegal or otherwise materially interfering with the Transactions.
Section 4.06   Brokers and Other Advisors.   No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of such Company Equityholder, any of its respective Subsidiaries (if any) or any of their respective directors, officers or employees.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC that, except as set forth in the corresponding section of the disclosure letter delivered by the Company to Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC on the date of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure set forth in one section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent the qualifying nature of such disclosure with respect to such other section or subsection is reasonably apparent on the face of such disclosure):
Section 5.01   Organization; Standing.
(a)   The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite power and authority necessary to carry on its business as it is now being conducted, and to own, lease and operate its assets and properties in all material respects. The Company is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Company Material Adverse Effect or prevent, materially delay or impair (x) the consummation by the Company of the Transactions on a timely basis or (y) the compliance by the Company with its obligations under this Agreement and the Ancillary Agreements to which it will be a party.
(b)   The Company has made available to Parent true and complete copies of the Company Organizational Documents and the organizational documents of each of the Company’s Subsidiaries, in each case, as amended and in effect as of the date hereof. The Company is not in violation of the Company Organizational Documents, and no Subsidiary of the Company is in violation of its certificates or articles of incorporation, bylaws or other comparable charter or organizational documents, except, in each case, as would not be material to the Company and its Subsidiaries, taken as a whole.
(c)   Each of the Company’s Subsidiaries is (i) duly incorporated or organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its incorporation or organization and (ii) qualified to do business or is licensed and is in good standing (or the equivalent) in the jurisdictions in which the conduct of its business or locations of its assets and/or properties makes such qualification necessary, except where the failure to be so incorporated or organized, validly existing and in good standing would not have a Company Material Adverse Effect.
Section 5.02   Capitalization.
(a)   Section 5.02(a) of the Company Disclosure Letter sets forth a true and correct statement, as of the close of business on December 26, 2024 (the “Capitalization Date”) of (i) the number and class or series (as applicable) of all of the limited liability company interests of the Company issued and outstanding, and (ii) the identity of the Persons that are the record and beneficial owners thereof. Since the Capitalization Date through the date of this Agreement, other than in connection with the vesting, settlement or exercise of Class B Units, neither the Company nor any of its Subsidiaries has issued any Company Securities.
(b)   Except as described in this Section 5.02, as of the Capitalization Date, there were (i) no outstanding Class A Units, Class B Units or other equity or voting interests in the Company (including bonds, debentures, notes or other Indebtedness of the Company having the right to vote), (ii) no outstanding securities of the Company convertible into or exchangeable for Class A Units or other equity or voting interests in the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any Class A Units, Class B Units or other equity or voting interests in, or any securities convertible into or exchangeable for Class A Units, Class B Units or other equity or voting interests in the Company (collectively, “Company Rights,” and the items in clauses (i), (ii) and (iii) being referred to collectively as “Company Securities”) and (iv) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities or dividends paid thereon. Other than in connection with the Class B Units, there are no outstanding agreements of any kind that obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or that grant from the Company or any of its Subsidiaries any preemptive rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. Except as described in this Section 5.02, no direct or indirect Subsidiary of the Company owns any Class A Units or Class B Units. None of the Company or any Subsidiary of the Company is a party to any shareholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition or voting with respect to any Company Securities. All issued and outstanding Class A Units and Class B Units have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.
(c)   Section 5.02(c) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the name and jurisdiction of incorporation or organization of each Subsidiary of the Company. All of the issued and outstanding share capital or shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company are owned, directly or indirectly, beneficially and of record, by the Company free and clear of all Liens. Each issued and outstanding share of capital stock of each Subsidiary of the Company that is held, directly or indirectly, by the Company, is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and there are no subscriptions, options, warrants, rights, calls, contracts or other commitments that obligate the Company or any Subsidiary of the Company to issue any share capital or shares of capital stock or other equity or voting interests of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any Subsidiary of the Company. None of the Subsidiaries of the Company has any outstanding equity compensation plans relating to the share capital or capital stock of, or other equity or voting interests in, any Subsidiary of the Company.
(d)   (i) Any and all limited liability company interests and other interests in the Company will be contributed to US NewCo (pursuant to Section 2.01(a)(i) hereto) and (ii) immediately following the Company Contribution, the Company will become a wholly owned Subsidiary of US NewCo and no other Person shall have any right to, or the right to acquire, any limited liability company interests or other interests in the Company (including any Company Rights and Company Securities).
Section 5.03   Authority; Noncontravention; Voting Requirements.
(a)   The Company has all necessary power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is or will be a party and to perform its obligations hereunder or thereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which it is or will be a party, and the consummation by the Company of the Transactions, have been duly and unanimously authorized and approved by the Board of Directors of the Company (the “Company Board”) and Company Equityholders (in their capacity as members of the Company), and, except for executing and delivering the Ancillary Agreements to which it is or will be a party, no other action (including any shareholder vote or other action) on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which it is or will be a party and the consummation by the Company of the Transactions. This Agreement has been, and each applicable Ancillary Agreement will be, at or prior to the Closing, duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by and is subject to the Bankruptcy and Equity Exception.
(b)   The Company Board has unanimously (i) approved this Agreement and each Ancillary Agreement to which the Company is or will be a party and the Transactions and (ii) declared the advisability of this Agreement, the Ancillary Agreements to which the Company is or will be a party and the Company Contribution and, as of the date of this Agreement, such resolutions have not been subsequently rescinded, modified or withdrawn in any way.
(c)   Neither the execution and delivery of this Agreement or any applicable Ancillary Agreement by the Company, nor the consummation by the Company of the Transactions, nor performance of or compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of (A) the Company Organizational Documents or (B) the certificates or articles of incorporation, memorandum of association, bylaws, bye-laws or other comparable charter or organizational documents of any of the Company’s Subsidiaries or (ii) assuming (A) compliance with the matters set forth in Section 6.03(g) (other than Section 6.03(g)(ii)(A)) (and assuming the accuracy of the representations and warranties made in such Section 6.03(g)), (B) that the actions described in Section 5.03(a) have been completed, (C) that the Consents referred to in Section 5.04 are obtained and (D) that the filings referred to in Section 5.04 are made and any waiting periods thereunder have terminated or expired, in the case of each of the foregoing clauses (A) through (D), prior to the Company Contribution Effective Time, (x) violate any Law applicable to the Company or any of its Subsidiaries, (y) violate or constitute a default under any of the terms, conditions or provisions of any Company Material Contract or Company Lease or give rise to any right of purchase, termination, amendment, acceleration or cancelation under, result in the loss of any benefit to the Company or accelerate the Company’s or, if applicable, any of its Subsidiaries’, obligations under any such Company Material Contract or Company Lease or (z) result in the creation of any Lien (other than any Permitted Lien) on any properties or assets of the Company or any of its Subsidiaries, except, in the case of clauses (i)(B) and (ii), as would not have a Company Material Adverse Effect or prevent, materially delay or impair (x) the consummation by the Company of the Transactions on a timely basis or (y) the compliance by the Company with its obligations under this Agreement or any Ancillary Agreement to which it is or will be a party.

Section 5.04   Governmental Approvals.   Except for (a) compliance with the applicable requirements of the Exchange Act, including the filing with the SEC of the Proxy Statement/Prospectus, (b) the filing of the Registration Statement with the SEC in accordance with the Securities Act and the declaration of effectiveness of the Registration Statement, (c) compliance with the rules and regulations of the Nasdaq, (d) the filing of appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (e) filings required under, and compliance with other applicable requirements of, the HSR Act, and such other Consents, filings, declarations or registrations as are required to be made or obtained under any other Antitrust Laws, (f) compliance with any applicable state securities or blue sky laws, (g) the Company Equityholder Approvals, (h) approvals, filings and notices under all applicable Insurance Laws as set forth in Section 5.04 of the Company Disclosure Letter (the “Company Insurance Approvals”) and (i) the Parent Insurance Approvals, no Consent of, or filing, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement or any applicable Ancillary Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions, other than such other Consents, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries, taken as a whole, or prevent, materially delay or impair (x) the consummation by the Company of the Transactions on a timely basis or (y) the compliance by the Company with its obligations under this Agreement or any Ancillary Agreement to which it is or will be a party.
Section 5.05   Financial Statements; Information Supplied.
(a)   Section 5.05(a) of the Company Disclosure Letter sets forth the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2023 and the audited consolidated statements of operations, equity and cash flows for the 12-month period then ended (collectively, the “Company Audited Financial Statements”). The audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2023 is referred to herein as the “Company Balance Sheet.” The Company Audited Financial Statements have been prepared in all material respects in accordance with GAAP as in effect on the date of such statement, applied on a consistent basis during the period involved (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the date thereof and the consolidated results of their operations, changes in member’s equity and cash flows for the period shown.
(b)   Section 5.05(b) of the Company Disclosure Letter sets forth certain information to be delivered to Parent in connection with the preparation of the Registration Statement pursuant to Section 7.04: (i) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2024 and the unaudited consolidated statements of operations, equity and cash flows for the 9-month period then ended (collectively, the “Company Interim Financial Statements”), (ii) the unaudited pro forma consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2023 to give pro forma effect to the Transactions as if they had occurred on December 31, 2023 and the unaudited pro forma consolidated statements of operations, equity and cash flows for the 12-month period then ended to give pro forma effect to the Transactions as if they had been consummated on January 1, 2023 (collectively, the “Company Pro Forma Annual Financial Statements”) and (iii) the unaudited pro forma consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2024 to give pro forma effect to the Transactions as if they had occurred on September 30, 2024 and the unaudited pro forma consolidated statements of operations, equity and cash flows for the 9-month period then ended to give pro forma effect to the Transactions as if they had been consummated on January 1, 2024 (collectively, the “Company Pro Forma Interim Financial Statements” and, together with the Company Pro Forma Annual Financial Statements, the “Company Pro Forma Financial Statements”); provided, that if the financial statements delivered, or to be delivered, pursuant to clause (a) and (b), respectively, of this Section 5.05 would become stale under Regulation S-X under the Securities Act, the Company shall deliver to Parent the most recently available financial statements of the Company. The Company Interim Financial Statements shall be prepared in all material respects in accordance with GAAP as in effect on the date of such statement, applied on a consistent basis during the period involved (except as may be indicated in the notes thereto), and shall fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the date thereof and the consolidated results of their operations, changes in member’s equity and cash flows for the period shown. The Company Pro Forma Financial Statements shall be prepared in accordance with

Article 11 of Regulation S-X under the Securities Act as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
(c)   Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the Company Balance Sheet, (ii) incurred after December 31, 2023, in the ordinary course of business, (iii) as contemplated by this Agreement or any Ancillary Agreement or otherwise incurred in connection with the Transactions, (iv) as related to Taxes or (v) as would not have a Company Material Adverse Effect.
(d)   None of the information supplied or to be supplied by or on behalf of the Company or its Subsidiaries for inclusion or incorporation by reference in (i) the Proxy Statement/Prospectus shall, on the date the Proxy Statement/Prospectus is first mailed to Parent Shareholders, at the time of any amendment thereof or supplement thereto and at the time of the Parent Shareholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) the Registration Statement shall, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC or any Affiliates thereof for inclusion or incorporation by reference in the Proxy Statement/Prospectus or the Registration Statement.
Section 5.06   Absence of Certain Changes.   From December 31, 2023 through the date of this Agreement, except for the execution, delivery and performance of this Agreement or any Ancillary Agreement and the discussions, negotiations and transactions related thereto (including the Transactions) and to alternative transactions to the Transactions, (a) the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business and (b) there has not been any effect, change, circumstance or event that would (i) have a Company Material Adverse Effect or (ii) reasonably be expected to prevent or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.
Section 5.07   Legal Proceedings.   Except as would not have a Company Material Adverse Effect, there is no (a) Action pending or, to the Knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries (other than ordinary course claims made under or in connection with Contracts of insurance or reinsurance issued by the Company or any of its Subsidiaries) or (b) outstanding injunction, order, judgment, ruling, decree or writ imposed upon the Company or any of its Subsidiaries or, to the Knowledge of the Company, any director or officer of the Company or any of its Subsidiaries, in each case, by or before any Governmental Authority. Notwithstanding the above, as of the date hereof, there is no Action involving the Company challenging the validity or propriety of, or that would or would reasonably be expected to have the effect of preventing, materially delaying or making illegal or otherwise materially interfering with the Transactions.
Section 5.08   Compliance with Laws; Permits.
(a)   The Company and each of its Subsidiaries are, and since the Lookback Date, have been, in compliance with all federal, national, provincial, state, local or multinational laws, statutes, common laws, legal requirements, binding self-regulatory guidelines, ordinances, codes, rules and regulations (collectively, “Laws”), judgments, decrees and orders of Governmental Authorities and Permits, in each case, applicable to the Company or any of its Subsidiaries, except as would not have a Company Material Adverse Effect. The Company and each of its Subsidiaries hold, and since the Lookback Date, have held, all licenses, franchises, permits, certificates, approvals, authorizations and registrations from Governmental Authorities (collectively, “Permits”) necessary for the lawful conduct of their respective businesses and all such Permits are in full force and effect, except where the failure to hold the same or the failure of the same to be in full force and effect would not reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries, taken as a whole. There are no Actions pending or, to the Knowledge of the Company, threatened in writing, that seek the revocation, cancelation or adverse modification of any Permit. No material Permits will be terminated or impaired or become terminable as a result of the Transactions.
(b)   Except as would not (i) have a Company Material Adverse Effect or (ii) reasonably be expected to prevent or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, neither the Company nor any of its Subsidiaries is a party to any agreement or settlement with any Governmental Authority, under which it has any ongoing obligations or restrictions, with respect to any actual or alleged violation of any applicable Law.
(c)   The Company, each of its Subsidiaries, and each of their respective directors, officers, employees, agents, representatives, sales intermediaries and any other third party acting on their behalf, has, since the Lookback Date, complied with all applicable Specified Business Conduct Laws, except as would not have a Company Material Adverse Effect.
(d)   Except as would not have a Company Material Adverse Effect, since the Lookback Date, neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any of their respective directors, officers or employees has been, subject to any actual, pending or threatened civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions, or made any disclosures to any Governmental Authority, involving the Company or any of its Subsidiaries, in any way relating to any applicable Specified Business Conduct Laws.
(e)   Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any of their respective directors, officers, employees, agents, representatives, sales intermediaries or any other third party acting on their behalf is a Sanctioned Person.
(f)   Except as would not have a Company Material Adverse Effect, since the Lookback Date, neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any of their respective directors, officers, employees, agents, representatives, sales intermediaries or any other third party acting on their behalf, has engaged in any dealings, transactions, activity or conduct with, involving or for the benefit of, any Sanctioned Person in violation of the Specified Business Conduct Laws.
Section 5.09   Tax Matters.
(a)   Except as would not have a Company Material Adverse Effect:
(i)   The Company and each of its Subsidiaries has prepared (or caused to be prepared) and timely filed (or had timely filed on their behalf) (taking into account valid extensions of time within which to file) all income, premium and other Tax Returns required to be filed by any of them with the appropriate Governmental Authority in all jurisdictions in which Tax Returns are required to be filed. All such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate, and all Taxes owed by the Company and each of its Subsidiaries that are due (whether or not shown as due on any Tax Return) have been timely paid or have been adequately reserved against, other than any such Taxes that are being contested in good faith.
(ii)   No income, premium or other Taxes of the Company or any of its Subsidiaries are under audit or examination by any Governmental Authority, and there are no audits, claims, assessments, levies, administrative or judicial proceedings pending, threatened, proposed (tentatively or definitely) or contemplated against, or regarding, any income or other Taxes of any of the Company and its Subsidiaries, and no Governmental Authority has proposed, assessed or asserted in writing any material deficiency with respect to Taxes against any of the Company and its Subsidiaries with respect to any Tax period for which the period of assessment or collection remains open.
(iii)   As of the date of this Agreement, the Company has not received written notice of any pending audits, examinations, investigations, claims or other proceedings in respect of any Taxes of the Company or any of its Subsidiaries.

(iv)   There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.
(v)   Neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two (2)-year period ending on the date of this Agreement that was purported or intended to be governed by Section 355 of the Code (or any similar provision of applicable Law).
(vi)   No deficiency for any Tax has been asserted or assessed by any Governmental Authority in writing against the Company or any of its Subsidiaries, except for deficiencies that have been satisfied by payment in full, settled or withdrawn or that have been adequately reserved for.
(vii)   Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes, which waiver or agreement, as applicable, remains in effect (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).
(viii)   Neither the Company nor any of its Subsidiaries has any liability for Taxes of another Person (other than the Company or any of its current or former Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), as a transferee or successor or by Contract (other than any Contract entered into in the ordinary course of business that does not relate principally to Taxes).
(ix)   Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or comparable provision of any other applicable Tax Law.
(x)   The Company and each of its Subsidiaries have, within the time and manner prescribed by Law, withheld and paid over to the proper Governmental Authority all Taxes required to have been so withheld and paid over, except with respect to matters for which adequate accruals or reserves have been established, and have complied with all related Tax information reporting provisions of all applicable Laws.
(xi)   No claim in writing has been made by any Governmental Authority in a jurisdiction where the Company or its Subsidiaries do not file Tax Returns that the Company or its Subsidiaries are or may be subject to Tax in that jurisdiction.
(b)   The Company is not aware of any facts, circumstances, statutory provisions, regulatory provisions, case law, IRS guidance or other information that is likely to cause the Company Contribution and the First Merger, taken together, to fail to qualify for the Intended US NewCo Contribution Tax Treatment, the Second Merger to fail to qualify for the Intended Bermuda NewCo Contribution Tax Treatment, or either the First Merger or the Second Merger to fail to qualify for the Intended Reorganization Tax Treatment.
(c)   The Company has been properly classified as either a partnership or a disregarded entity
(and not as an association taxable as a corporation, including pursuant to Treasury Regulation Section 301.7701-2(b)(4)) at all times since its date of formation. Each direct or indirect Subsidiary of the Company (other than Kestrel Service Corporation) has been properly classified as either a partnership or a disregarded entity for U.S. federal income Tax purposes at all times since its date of formation.
Section 5.10   Employee Benefits.
(a)   Section 5.10(a) of the Company Disclosure Letter contains a true and complete list of each material Company Plan and each material employment agreement with an employee of the Company. With respect to each material Company Plan, the Company has made available to Parent true and complete copies (to the extent applicable) of (i) the plan document, including any amendments thereto, or if such Company Plan is not in writing, a written description of such plan, (ii) the most recent summary plan description for each material Company Plan for which such summary plan description is required by applicable Law and each summary of material modifications (if any), (iii) if such Company Plan is funded through a trust or any other funding arrangement, a copy of such trust or other funding arrangement, (iv) the most recently received IRS determination letter (or opinion or advisory letter, if applicable), (v) the most recent annual report on Form 5500 required to be filed with the IRS with respect thereto (if any), (vi) the most recent financial statements and actuarial or other valuation reports prepared with respect thereto and (vii) all material non-routine correspondence to and from any Governmental Authority within the last three (3) years related to any Company Plan.
(b)   Except as would not have a Company Material Adverse Effect, (i) each of the Company Plans has been administered in compliance with its terms and in accordance with all applicable Laws, (ii) all contributions required to be made with respect to each Company Plan have been timely made and deposited and (iii) all material reports, returns, notices and similar documents required to be filed with any Governmental Authority or distributed to any Company Plan participant have been timely filed or distributed.
(c)   Each Company Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS regarding the Tax-qualified status of such Company Plan or is entitled to rely upon a favorable opinion letter issued by the IRS regarding the plan’s Tax-qualified status, and to the Knowledge of the Company, no events have occurred or circumstances exist that could reasonably be expected to cause the loss of reliance on such determination or opinion letter or adversely affect the Tax-qualified status of any such Company Plan, except where such loss of reliance or Tax-qualified status would not have a Company Material Adverse Effect.
(d)   The Company does not maintain or contribute to, nor within the past six (6) years has maintained or contributed to, a plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code, including any “single employer” defined benefit plan or any “multiemployer plan” (each, as defined in Section 4001 of ERISA). No Company Plan is a “multiple employer plan” (that is subject to Section 413(c) of the Code) or a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. Neither the Company nor any of its Subsidiaries has any current or contingent liability or obligation as a consequence of at any time being considered a single employer under Section 414 of the Code with any other Person, except where such liability would not have a Company Material Adverse Effect.
(e)   Except as required under applicable Law or for matters that would not have a Company Material Adverse Effect, no Company Plan provides health, medical, dental or life insurance benefits following retirement or other termination of employment.
(f)   There are no pending, or to the Knowledge of the Company, anticipated or threatened Actions against the Company or any of its Subsidiaries with respect to any Company Plan, by or on behalf of any employee, former employee or beneficiary covered under any such Company Plan (other than routine claims for benefits) that would have a Company Material Adverse Effect. No Company Plan is, or within the last six (6) years has been, the subject of an examination, investigation or audit by a Governmental Authority, or is the subject of an application or filing under, or a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program.
(g)   With respect to each Company Plan, (i) neither the Company nor its Subsidiaries have engaged in, and to the Knowledge of the Company no other Person has engaged in, any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) that would reasonably be expected to result in a liability to the Company or any of its Subsidiaries that would have a Company Material Adverse Effect and (ii) none of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other “fiduciary” (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such Company Plan that would have a Company Material Adverse Effect.
(h)   Neither the execution and delivery of this Agreement and the Ancillary Agreements nor the consummation of the Transactions (either alone or in conjunction with any other event) will (i) result in any material payment becoming due to any current or former employee, director or other natural individual service provider of the Company or its Subsidiaries, (ii) materially increase any compensation or benefits otherwise payable to any current or former employee, director or other natural individual service provider of the Company or its Subsidiaries, (iii) result in any acceleration of the time of payment, funding or vesting of any such material compensation or benefits to any current or former employee, director or other natural individual service provider of the Company or its Subsidiaries, (iv) trigger any increased or accelerated contributions to any Company Plan or trigger any change in the funding or covenant support arrangements for any Company Plan, or (v) result in the payment of any amount that would, individually or in combination with any other such payment, constitute an “excess parachute payment” within the meaning of Section 280G of the Code.
(i)   No Person is entitled to receive any additional payment (including any Tax gross-up or other payment) from the Company or any of its Subsidiaries as a result of the imposition of the excise Taxes required by Section 4999 of the Code.
(j)   Except as would not have a Company Material Adverse Effect, all Company Plans subject to the Laws of any jurisdiction outside of the United States (A) have been maintained in accordance with all applicable requirements, (B) that are intended to qualify for special Tax treatment meet all requirements for such treatment, and (C) that are intended to be funded and/or book-reserved are funded and/or book reserved, as required under applicable Laws, based upon reasonable actuarial assumptions.
Section 5.11   Labor Matters.
(a)   (i) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, labor agreement or other labor-related agreement with a labor union, labor organization, trades council, works council or similar organization and (ii) (A) to the Company’s Knowledge, there are no, and have been no, labor organizing activities or representation or certification demands, petitions or proceedings by any labor organization, labor union, trades council, works council or similar organization or group of employees of the Company or any of its Subsidiaries to organize or represent any employees of the Company or any of its Subsidiaries, and no pending demand for recognition or certification as the exclusive bargaining representative of any employees has been made by or on behalf of any labor union, labor organization, trades council, works council or similar organization, (B) there are no labor union, labor organization, trades council, works council or similar organization or group of employees that represents or claims to represent employees of the Company or any of its Subsidiaries in connection with their employment with the Company or any of its Subsidiaries and (C) since the Lookback Date, there has been no actual or, to the Company’s Knowledge, threatened strike, lockout, slowdown, work stoppage, unfair labor practice charge, grievance or arbitration against or affecting the Company or any of its Subsidiaries, except, in each case, as would not have a Company Material Adverse Effect.
(b)   To the Company’s Knowledge, no employee of the Company or any of its Subsidiaries is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation: (i) to the Company or any of its Subsidiaries or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company or any of its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information.
(c)   Neither the Company nor any of its Subsidiaries has a single employer, joint employer, alter ego or similar relationship with any other company.
(d)   Since the Lookback Date, no allegations of sexual harassment, sexual misconduct or unlawful discrimination or retaliation or other misconduct against any service provider of the Company or its Subsidiaries who is a director or has the title of vice president or above have been formally reported to the Company in accordance with Company policy.
Section 5.12   Intellectual Property; Data Privacy.
(a)   Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries (i) are the sole and exclusive owners of all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries (the “Company Owned Intellectual Property”) and hold all right, title and interest in and to all Company Owned Intellectual Property free and clear of all Liens other than Permitted Liens, and (ii) have (and will continue to have after the Closing Date) a valid and enforceable license to use any and all Intellectual Property licensed or sublicensed to, or purported to be licensed or sublicensed to, the Company or any of its Subsidiaries, or otherwise used or held for use in the conduct of the business of the Company or its Subsidiaries as currently conducted, free and clear of any Liens other than Permitted Liens.
(b)   No claims are pending or, to the Knowledge of the Company, threatened in writing (i) challenging the ownership, enforceability, scope, validity or use by the Company or any of its Subsidiaries of any

Company Owned Intellectual Property or (ii) alleging that the Company or any of its Subsidiaries is infringing, misappropriating, diluting or otherwise violating the Intellectual Property of any Person.
(c)   To the Knowledge of the Company, no Person is infringing, misappropriating, diluting or otherwise violating any Company Owned Intellectual Property and the operation of the business of the Company and its Subsidiaries as currently conducted does not infringe, misappropriate, dilute or otherwise violate, and the operation of the business of the Company and its Subsidiaries has not infringed, misappropriated, diluted or otherwise violated, the Intellectual Property of any other Person except, in each case, as would not be material to the Company and its Subsidiaries, taken as a whole.
(d)   Except as would not have a Company Material Adverse Effect, (i) all current and former employees, contractors and consultants who have created, invented or otherwise developed Intellectual Property for or on behalf of the Company or any of its Subsidiaries have executed Contracts protecting the confidentiality of, and irrevocably assigning or otherwise transferring to the Company or any of its Subsidiaries all rights to, such Intellectual Property and (ii) no current or former employee, contractor or consultant of the Company or any of its Subsidiaries owns any right, title or interest in or to any of the Company Owned Intellectual Property.
(e)   The Company and its Subsidiaries have taken reasonable measures to protect the Company Owned Intellectual Property.
(f)   The Company is, and since the Lookback Date has been, in material compliance with all Company Privacy Obligations, including (i) all applicable Laws regarding the collection, use and protection of Sensitive Information, (ii) the Company’s privacy policy and (iii) any contractual provisions governing Sensitive Information. No Actions are pending or threatened against the Company relating to the collection or use of Sensitive Information or alleging any violation of the Company Privacy Obligations.
(g)   Since the Lookback Date, (i) none of the Company or its Subsidiaries has experienced a material Sensitive Information Breach; (ii) the Company and its Subsidiaries have (A) implemented and maintained at least industry standard administrative, technical, organizational and physical safeguards, including the implementation of commercially reasonable data backup, disaster avoidance and recovery procedures and business continuity procedures, designed to protect the privacy, security, confidentiality, integrity and availability of the IT Assets and Sensitive Information from unauthorized processing, disclosure, use, access or unlawful destruction, loss or alteration, taking into account the likelihood and severity of any potential harm, the context of use, the risks to and sensitivity of the data and Personal Information processed by the Company and its Subsidiaries, and (B) taken at least industry standard steps designed to ensure that any Person to whom the Company and its Subsidiaries have granted access to Sensitive Information collected by or on behalf of the Company and its Subsidiaries has implemented and maintained the same and (iii) the Company has not received any written claims, notices or complaints with respect to any of the foregoing.
(h)   None of the IT Assets, include any malicious code, program or other internal component (e.g., computer virus, “Trojan horse,” computer worm, computer time bomb or similar component) that is designed to damage, destroy, disable, erase, impede the operation of, allow unauthorized access to or otherwise alter or harm any such IT Assets or present a material risk of disclosure of Sensitive Information.
(i)   Except as would not have a Company Material Adverse Effect, the execution, delivery and performance of this Agreement and the consummation of the Transactions do not violate any Company Privacy Obligations as of the date hereof relating to Sensitive Information as it exists as of the date hereof.
Section 5.13   Real Property.
(a)   Neither the Company nor any of its Subsidiaries owns any real property.
(b)   Section 5.13(b) of the Company Disclosure Letter contains a true and complete list, as of the date of this Agreement, of all material real property leased or subleased, and the location of such premises, by the Company or any of its Subsidiaries, as of the date of this Agreement (collectively, the “Company Leased Real Property”; and the leases (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) demising the Company Leased Real Property, the “Company Leases”). The Company has made available to Parent a true, correct and complete copy of each Company Lease. To the Knowledge of the Company, except as would not have a Company Material Adverse Effect, the Company or one of its Subsidiaries has a good and valid leasehold or subleasehold interest in each material Company Leased Real Property free and clear of all Liens (other than Permitted Liens) and each Company Lease is in full force and effect, except that as enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at Law or in equity).
(c)   To the Knowledge of the Company, neither the Company nor any of its Subsidiaries, nor, any other party under any Company Lease, is in material default under any Company Lease, and no event has occurred that, with notice or lapse of time or both, would constitute a material default of any Company Lease.
(d)   To the Knowledge of the Company, the Company or one of its Subsidiaries, as applicable, have obtained all certificates of occupancy and other permits or approvals required with respect to the use and occupancy of the Company Leased Real Property, except where a failure to obtain any such material permits or approvals would not have a Company Material Adverse Effect.
Section 5.14   Contracts.
(a)   Except for (A) this Agreement and each Ancillary Agreement and (B) each Company Plan, Section 5.14(a) of the Company Disclosure Letter sets forth a list of all Company Material Contracts as of the date of this Agreement. For purposes of this Agreement, “Company Material Contract” means all Contracts to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound (other than Company Plans and insurance, reinsurance or retrocession treaties or agreements, slips, binders, cover notes or other similar arrangements) that:
(i)   relate to the formation or management of any joint venture, partnership or other similar agreement that is material to the business of the Company and its Subsidiaries, taken as a whole;
(ii)   provide for Indebtedness of the Company or any of its Subsidiaries having an outstanding or committed amount in excess of $100,000, other than any Indebtedness between or among any of the Company and any of its Subsidiaries and other than any letters of credit;
(iii)   are any keepwell or similar agreement under which the Company or any of its Subsidiaries has directly guaranteed any liabilities or obligations of another Person or under which another Person has directly guaranteed any liabilities or obligations of the Company or any of its Subsidiaries, in each case involving liabilities or obligations in excess of $100,000 (other than any contracts under which the Company or a Subsidiary has guaranteed the liabilities or obligations of a wholly owned Subsidiary of the Company);
(iv)   have been entered into since the Lookback Date, and involve the acquisition from another Person or disposition to another Person of capital stock or other equity interests of another Person or of a business, in each case, for aggregate consideration under such Contract in excess of $100,000 (excluding, for the avoidance of doubt, acquisitions or dispositions of supplies, products, properties or other assets in the ordinary course of business or of supplies, products, properties or other assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of business of the Company or any of its Subsidiaries);
(v)   prohibit the payment of dividends or distributions in respect of the capital of the Company or any of its wholly owned Subsidiaries, prohibit the pledging of the capital of the Company or any wholly owned Subsidiary of the Company or prohibit the issuance of any guarantee by the Company or any wholly owned Subsidiary of the Company;
(vi)   the Company or any of its Subsidiaries (A) has been granted any license, right, option, non-assertion or release relating to any material Company Owned Intellectual Property, excluding any non-exclusive “click-through” or end-user license for commercially available software used by the Company or any of its Subsidiaries for an aggregate fee less than $75,000 in any calendar year or (B) has granted any license, right, option, non-assertion or release relating to any material Company Owned Intellectual Property, excluding any non-exclusive license granted in the ordinary course of business consistent with past practice;
(vii)   contain provisions that prohibit the Company or any of its Subsidiaries from competing in any material line of business or grant a right of exclusivity to any Person which prevents the Company or any Subsidiary of the Company from entering any material territory, market or field or freely engaging in business anywhere in the world, other than Contracts that can be terminated (including such restrictive provisions) by the Company or any of its Subsidiaries on less than ninety (90) days’ notice without payment by the Company or any Subsidiary of the Company of any material penalty;
(viii)   relate to a material joint venture or material partnership agreement;
(ix)   the principal purpose of which is to indemnify any current or former equityholder of the Company in respect of any potential Tax liabilities;
(x)   is a collective bargaining agreement;
(xi)   relate to an acquisition, divestiture, merger or similar transaction and which contains representations, covenants, indemnities or other obligations (including indemnification, “earnout” or other contingent obligations) that are still in effect (other than confidentiality agreements in connection with any potential acquisition, divestiture, merger or similar transaction);
(xii)   involve the settlement of any pending or threatened claim that requires payment obligations of the Company or any of its Subsidiaries after the date hereof in excess of $150,000, after taking into account any reserves of or insurance proceeds actually received by the Company or any of its Subsidiaries with respect to any such claim;
(xiii)   involve an equityholder, director or officer of the Company (or any Affiliate of a director or officer (other than the Company or any of its Subsidiaries)), other than employment agreements or customary confidentiality or invention assignment agreements entered into with employees generally, but including any Contract that provide for the payment of a cash, or similar, bonus to any such Person as a result of the consummation of the Transactions;
(xiv)   (A) are between the Company or any of its Subsidiaries, on the one hand, and any Company Equityholder or any Affiliate thereof (other than the Company or any of its Subsidiaries), on the other hand or (B) provide for any guarantee by any Company Equityholder or any Affiliate thereof (other than the Company or any of its Subsidiaries) in favor of or in respect of any obligations of the Company; or
(xv)   involve any Governmental Authority with respect to any matter outside of the ordinary course of business.
(b)   (i) Each Company Material Contract is valid and binding on the Company and/or any of its Subsidiaries to the extent such Person is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries, taken as a whole, or prevent, materially impair or delay the ability of the Company to consummate the Transactions, (ii) the Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Company Material Contract, except where such noncompliance would not have a Company Material Adverse Effect, (iii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any Company Material Contract, except where such default would not have a Company Material Adverse Effect and (iv) to the Knowledge of the Company, there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute a default on the part of any counterparty under such Company Material Contract, except as would not have a Company Material Adverse Effect.

Section 5.15   Insurance Subsidiaries.   Except as would not have a Company Material Adverse Effect, each Company Insurance Subsidiary is (a) duly licensed or authorized to transact the business of insurance in its jurisdiction of incorporation or organization and (b) duly licensed, authorized or otherwise eligible to transact the business of insurance in each other jurisdiction where it is required to be so licensed, authorized or otherwise eligible in order to conduct its business as currently conducted.
Section 5.16   Agreements with Insurance Regulators.   None of the Company or its Subsidiaries is a party to any order or directive by, or a recipient of any supervisory letter or cease-and-desist order from, any Insurance Regulator or other Governmental Authority that is binding on the Company or any of its Subsidiaries that limits in any material respect the ability of the Company or any of its Subsidiaries to conduct its business other than as applies to other similarly situated companies.
Section 5.17   Absence of Arrangements with Management, Company Equityholders.   Other than this Agreement and the Ancillary Agreements, none of the Company, the Company Equityholders or any of their respective Affiliates (or any other Person on behalf of the Company, the Company Equityholders or any of their respective Affiliates) has entered into any Contract, or authorized, committed, or agreed to enter into any Contract with (a) any member of the Company’s management, the Company Board, or any of their respective Affiliates or (b) any Company Equityholder pursuant to which such Company Equityholder would be entitled to receive consideration of a different amount or nature than the consideration payable pursuant to the terms hereof.
Section 5.18   Brokers and Other Advisors.   Except for Evercore Group L.L.C., no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company, any of its Subsidiaries or any of their respective directors, officers or employees.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PARENT, US NEWCO, MERGER SUB LTD., BERMUDA NEWCO AND MERGER SUB LLC
Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC jointly and severally represent and warrant to the Company and the Company Equityholders that, except as (A) set forth in the corresponding section of the disclosure letter delivered by Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC to the Company and the Company Equityholders on the date of this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure set forth in one section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent the qualifying nature of such disclosure with respect to such other section or subsection is reasonably apparent on the face of such disclosure) or (B) disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC by Parent and publicly available prior to the date of this Agreement (the “Filed SEC Documents”), other than risk factor disclosure in such Filed SEC Documents describing generally the risks faced by participants in the industries in which Parent operates to the extent not disclosing specific facts and circumstances regarding Parent or its Subsidiaries:
Section 6.01   Organization; Standing.
(a)   Parent is an exempted company limited by shares duly incorporated, validly existing and in good standing under the Laws of Bermuda. Parent has all requisite power and authority necessary to carry on its business as it is now being conducted, and to own, lease and operate its assets and properties in all material respects. Parent is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Parent Material Adverse Effect or prevent, materially delay or impair (x) the consummation by Parent of the Transactions on a timely basis or (y) the compliance by Parent with its obligations under this Agreement and the Ancillary Agreements to which it will be a party.

(b)   A true and complete copy of each of the Parent Organizational Documents is included in the Filed SEC Documents. Parent has made available to the Company true and complete copies of the organizational documents of each of Parent’s Subsidiaries as amended and in effect as of the date hereof. Parent is not in violation of the Parent Organizational Documents, and no Subsidiary of Parent is in violation of its certificates or articles of incorporation, memorandum of association, bylaws, bye-laws or other comparable charter or organizational documents, except, in each case, as would not be material to Parent and its Subsidiaries, taken as a whole.
(c)   US NewCo is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub Ltd. is an exempted company duly organized, validly existing and in good standing under the Laws of Bermuda. Bermuda NewCo is an exempted company duly organized, validly existing and in good standing under the Laws of Bermuda. Merger Sub LLC is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC has all requisite power and authority necessary to carry on its business and is in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its incorporation or organization, except where the failure to be so licensed, qualified or in good standing would not have a Parent Material Adverse Effect or prevent, materially delay or impair (x) the consummation by Parent of the Transactions on a timely basis or (y) the compliance by Parent with its obligations under this Agreement and the Ancillary Agreements to which it will be a party. Each of US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC was organized solely for the purpose of consummating the Transactions, has no assets, liabilities or obligations of any nature and has never engaged in any business activity other than such related to its organization or as contemplated by this Agreement, and prior to the Company Contribution Effective Time, the First Merger Effective Time and the Second Merger Effective Time, respectively, will not have engaged in any business activities other than those relating to the Transactions.
(d)   Parent has made available to the Company true and complete copies of the certificate or articles of incorporation, memorandum of association, bylaws, bye-laws or comparable governing documents, each as amended to the date of this Agreement, as applicable, of each of US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC.
(e)   Each of Parent’s Subsidiaries is (i) duly incorporated or organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its incorporation or organization and (ii) qualified to do business or is licensed and is in good standing (or the equivalent) in the jurisdictions in which the conduct of its business or locations of its assets and/or properties makes such qualification necessary, except where the failure to be so incorporated or organized, validly existing and in good standing would not have a Parent Material Adverse Effect.
Section 6.02   Capitalization.
(a)   The authorized share capital of Parent consists of 200,000,000 Parent Shares. At the close of business on the Capitalization Date, (i) 145,801,065 Parent Shares (including 2,037,278 Parent Restricted Shares and excluding performance-based awards under Parent Plans) were issued and outstanding, (ii) 44,736,178 Parent Shares were held by Parent’s Subsidiaries (the “Hook Shares”), (iii) 5,600,659 Parent Shares were held by Parent as treasury shares (for the avoidance of doubt, excluding Hook Shares), (iv) there were 98,500 Parent Shares underlying outstanding Parent Options and (v) there were 3,004,115 Parent Shares underlying performance-based awards under Parent Plans (at maximum levels of performance). Since the Capitalization Date through the date of this Agreement, other than in connection with the vesting, settlement or exercise of Parent Awards, neither Parent nor any of its Subsidiaries has issued any Parent Securities.
(b)   The authorized limited liability company interests of US NewCo consists of an unlimited number of US NewCo Interests. At the close of business on the Capitalization Date, no US NewCo Interests were held by US NewCo in treasury or held by its Subsidiaries. Since the Capitalization Date through the date of this Agreement, neither US NewCo nor any of its Subsidiaries has issued any (i) US NewCo Interests or other equity or voting interests in US NewCo (including bonds, debentures, notes or other Indebtedness of US NewCo having the right to vote), (ii) outstanding securities of US NewCo convertible into or exchangeable for US NewCo Interests or other equity or voting interests in US NewCo, (iii) outstanding options, warrants, rights or other commitments or agreements to acquire from US NewCo, or that obligate US NewCo to issue, any US NewCo Interests or other equity or voting interests in, or any securities convertible into or exchangeable for US NewCo Interests or other equity or voting interests in US NewCo. Immediately prior to the Company Contribution Effective Time, all of the outstanding US NewCo Interests will be owned directly by Parent free and clear of any Liens. Immediately following the First Merger Effective Time, there will be outstanding only such number of US NewCo Interests as determined in accordance with this Agreement and no US NewCo Interests will be held in US NewCo’s treasury.
(c)   The authorized share capital of Bermuda NewCo consists of 1,000 Bermuda NewCo Shares. At the close of business on the Capitalization Date, (i) 1,000 Bermuda NewCo Shares were issued and outstanding, and (ii) no Bermuda NewCo Shares were held by Bermuda NewCo as treasury shares or held by its Subsidiaries. Since the Capitalization Date through the date of this Agreement, neither Bermuda NewCo nor any of its Subsidiaries has issued any (i) Bermuda NewCo Shares or other equity or voting interests in Bermuda NewCo (including bonds, debentures, notes or other Indebtedness of Bermuda NewCo having the right to vote), (ii) outstanding securities of Bermuda NewCo convertible into or exchangeable for Bermuda NewCo Shares or other equity or voting interests in Bermuda NewCo, (iii) outstanding options, warrants, rights or other commitments or agreements to acquire from Bermuda NewCo, or that obligate Bermuda NewCo to issue, any Bermuda NewCo Shares or other equity or voting interests in, or any securities convertible into or exchangeable for Bermuda NewCo Shares or other equity or voting interests in Bermuda NewCo. Immediately prior to the Company Contribution Effective Time, all of the outstanding Bermuda NewCo Shares will be owned directly by Parent and Maiden Reinsurance Ltd. free and clear of any Liens. Immediately following the Second Merger Effective Time, there will be outstanding only such number of Bermuda NewCo Shares as determined in accordance with this Agreement and no Bermuda NewCo Shares will be held in Bermuda NewCo’s treasury.
(d)   Except as described in this Section 6.02, as of the Capitalization Date, there were (i) no outstanding Parent Shares or other equity or voting interests in Parent (including bonds, debentures, notes or other Indebtedness of Parent having the right to vote), (ii) no outstanding securities of Parent convertible into or exchangeable for Parent Shares or other equity or voting interests in Parent, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from Parent, or that obligate Parent to issue, any Parent Shares or other equity or voting interests in, or any securities convertible into or exchangeable for Parent Shares or other equity or voting interests in Parent (collectively, “Parent Rights,” and the items in clauses (i), (ii) and (iii) being referred to collectively as “Parent Securities”) and (iv) no other obligations by Parent or any of its Subsidiaries to make any payments based on the price or value of any Parent Securities or dividends paid thereon. Other than in connection with the Parent Awards, there are no outstanding agreements of any kind that obligate Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities or that grant from Parent or any of its Subsidiaries any preemptive rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Parent Securities. Except as described in this Section 6.02, no direct or indirect Subsidiary of Parent owns any Parent Shares. None of Parent or any Subsidiary of Parent is a party to any shareholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Parent Securities or any other agreement relating to the disposition or voting with respect to any Parent Securities. All issued and outstanding Parent Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.
(e)   The Parent Shares constitute the only issued classes of shares or other securities of Parent or its Subsidiaries registered under the Exchange Act.
(f)   Section 6.02(f) of the Parent Disclosure Letter sets forth, as of the date of this Agreement, the name and jurisdiction of incorporation or organization of each Subsidiary of Parent. All of the issued and outstanding share capital or shares of capital stock of, or other equity or voting interests in, each Subsidiary of Parent are owned, directly or indirectly, beneficially and of record, by Parent free and clear of all Liens. Each issued and outstanding share of capital stock of each Subsidiary of Parent that is held, directly or indirectly, by Parent, is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and there are no subscriptions, options, warrants, rights, calls, contracts or other commitments that obligate Parent or any Subsidiary of Parent to issue any share capital or shares of capital stock or other equity or voting interests of any Subsidiary of Parent, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any Subsidiary of Parent. None of the Subsidiaries of Parent has any outstanding equity compensation plans relating to the share capital or capital stock of, or other equity or voting interests in, any Subsidiary of Parent.
(g)   Section 6.02(g) of the Parent Disclosure Letter sets forth a true, correct and complete list, as of the Capitalization Date, of (i) the name or employee identification number of each holder of Parent Options and Parent Restricted Shares, (ii) the Parent Plan under which such Parent Option or Parent Restricted Share was granted, (iii) the number of outstanding Parent Options and Parent Restricted Shares held by such holder (at maximum levels of performance), (iv) the vesting schedule of the Parent Options and Parent Restricted Shares, (v) the grant date of each such Parent Option and Parent Restricted Share, (vi) the number of Parent Shares such holder is entitled to receive upon the exercise of each Parent Option and the corresponding exercise price and (vii) the expiration date of each Parent Option. As of the Capitalization Date, 198,485 Shares remain available for issuance under the Parent Plans.
Section 6.03   Authority; Noncontravention; Voting Requirements.
(a)   Each of Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC has all necessary power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is or will be a party and, subject to obtaining the Parent Shareholder Approval, the Merger Sub Ltd. Shareholder Approval and the Bermuda NewCo Shareholder Approval, to perform its obligations hereunder or thereunder and to consummate the Transactions. The execution, delivery and performance by Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC of this Agreement and each Ancillary Agreement to which it is or will be a party, and the consummation by Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC of the Transactions, have been duly and authorized and approved by each of the Parent Board, US NewCo Board, Merger Sub Ltd. Board, Bermuda NewCo Board and Bermuda NewCo, in its capacity as the sole member of Merger Sub LLC, as applicable, and, except for executing and delivering the Ancillary Agreements to which it is or will be a party, as applicable, filing the Merger Application with the Registrar pursuant to the Bermuda Companies Act and obtaining the Parent Shareholder Approval, Merger Sub Ltd. Shareholder Approval (which approval shall be provided by the written consent of US NewCo immediately following the execution of this Agreement) and Bermuda NewCo Shareholder Approval (which approval shall be provided by the written consent of Parent immediately following the execution of this Agreement), no other action (including any shareholder vote or other action) on the part of Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC is necessary to authorize the execution, delivery and performance by Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC of this Agreement and each Ancillary Agreement to which it is or will be a party and the consummation by Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC of the Transactions. This Agreement has been, and each applicable Ancillary Agreement will be, at or prior to the Closing, duly executed and delivered by Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC and, assuming due authorization, execution and delivery hereof by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of each of Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC, enforceable against each of them in accordance with its terms, except that such enforceability may be limited by and is subject to the Bankruptcy and Equity Exception.
(b)   The Parent Board has (i) approved this Agreement, each Ancillary Agreement to which Parent is or will be a party and the Transactions, (ii) approved each of the Parent Bye-Law Resolutions, (iii) determined that the Transactions (including the First Merger) are in the best interests of Parent and fair to the Parent Shareholders, (iv) determined that the First Merger Consideration constitutes fair value for each Parent Share in accordance with the Bermuda Companies Act and (v) resolved, subject to Section 7.03, to recommend and submit to the Parent Shareholders for approval at the Parent Shareholders Meeting the Parent Bye-Law Resolutions and the First Merger Resolution (such recommendation, the “Parent Board Recommendation”), and, as of the date of this Agreement, such resolutions have not been subsequently rescinded, modified or withdrawn in any way.
(c)   The Merger Sub Ltd. Board has unanimously (i) approved the First Merger, this Agreement and each Ancillary Agreement to which Merger Sub Ltd. is or will be a party, (ii) determined that the terms of this Agreement and the Ancillary Agreements to which Merger Sub Ltd. is or will be a party are in the best interests of Merger Sub Ltd. and fair to Merger Sub Ltd.’s sole shareholder and (iii) resolved to recommend approval of the First Merger and the Statutory Merger Agreement to its sole shareholder and, as of the date of this Agreement, such resolutions have not been subsequently rescinded, modified or withdrawn in any way.
(d)   The US NewCo Board has unanimously (i) approved this Agreement and the Ancillary Agreements to which US NewCo is or will be a party, (ii) determined that the terms of this Agreement and the Ancillary Agreements to which US NewCo is or will be a party are in the best interests of and fair to US NewCo and its sole stockholder, (iii) declared the advisability of this Agreement and the Ancillary Agreements to which US NewCo is or will be a party and (iv) resolved to recommend approval of this Agreement to its sole stockholder and, as of the date of this Agreement, such resolutions have not been subsequently rescinded, modified or withdrawn in any way.
(e)   Bermuda NewCo, in its capacity as the sole member of Merger Sub LLC, has unanimously (i) approved the Second Merger, this Agreement and each Ancillary Agreement to which Merger Sub LLC is or will be a party and (ii) determined that the terms of this Agreement and the Ancillary Agreements to which Merger Sub LLC is or will be a party are in the best interests of Merger Sub LLC and fair to Merger Sub LLC’s sole member and, as of the date of this Agreement, such resolutions have not been subsequently rescinded, modified or withdrawn in any way.
(f)   The Bermuda NewCo Board has unanimously (i) approved this Agreement and the Ancillary Agreements to which Bermuda NewCo is or will be a party, (ii) determined that the terms of this Agreement and the Ancillary Agreements to which Bermuda NewCo is or will be a party are in the best interests of and fair to Bermuda NewCo and its sole shareholder, (iii) declared the advisability of this Agreement and the Ancillary Agreements to which Bermuda NewCo is or will be a party and (iv) resolved to recommend approval of this Agreement and the Second Merger to its sole shareholder and, as of the date of this Agreement, such resolutions have not been subsequently rescinded, modified or withdrawn in any way.
(g)   Neither the execution and delivery of this Agreement or any applicable Ancillary Agreement by Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC, nor the consummation by Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC of the Transactions, nor performance of or compliance by Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificates or articles of incorporation, memorandum of association, bylaws, bye-laws or other comparable charter or organizational documents of (A) Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC, or (B) any of Parent’s other Subsidiaries or (ii) assuming (A) compliance with the matters set forth in Section 5.03(c) (other than Section 5.03(c)(ii)(A)) (and assuming the accuracy of the representations and warranties made in such Section 5.03(c)), (B) that the actions described in Section 6.03(a) have been completed, (C) that the Parent Shareholder Approval, the Consents referred to in Section 6.04 and, in the case of US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC, the Merger Sub Ltd. Shareholder Approval and the Bermuda NewCo Shareholder Approval, are obtained and (D) that the filings referred to in Section 6.04 are made and any waiting periods thereunder have terminated or expired, in the case of each of the foregoing clauses (A) through (D), prior to the Company Contribution Effective Time, (x) violate any Law applicable to Parent or any of its Subsidiaries, (y) violate or constitute a default under any of the terms, conditions or provisions of any Parent Material Contract or Parent Lease or give rise to any right of purchase, termination, amendment, acceleration or cancelation under, result in the loss of any benefit to Parent or accelerate Parent’s or, if applicable, any of its Subsidiaries’, obligations under any such Parent Material Contract or Parent Lease or (z) result in the creation of any Lien (other than any Permitted Lien) on any properties or assets of Parent or any of its Subsidiaries, except, in the case of clauses (i)(B) and (ii), as would not have a Parent Material Adverse Effect or prevent, materially delay or impair (x) the consummation by Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC of the Transactions on a timely basis or (y) the compliance by Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC with its obligations under this Agreement or any Ancillary Agreement to which it is or will be a party.
(h)   Subject to bye-law 33 of the Parent Bye-Laws, (i) if the First Merger Approval Bye-Law Resolution is approved, the First Merger Resolution requires the affirmative vote (in person or by proxy) of the holders of a majority of the issued and outstanding Parent Shares that are present (in person or by proxy) at the Parent Shareholders Meeting at which two or more persons present in person or by proxy represent in excess of 50% of the total issued and outstanding Parent Shares; and (ii) if the First Merger Approval Bye-Law Resolution is not approved, the First Merger Resolution requires the affirmative vote (in person or by proxy) of a majority of three-fourths of the issued and outstanding Parent Shares that are present (in person or by proxy) at the Parent Shareholders Meeting at which two or more persons present in person represent in excess of 50% of the total issued and outstanding Parent Shares or by proxy (each of clause (i) and clause (ii), as applicable, the “Parent Shareholder Approval”). The Parent Shareholder Approval is the only vote of, or approval by, the holders of the Parent Shares or any other class or series of share capital of Parent necessary to approve the Statutory Merger Agreement and to consummate the Transactions.
(i)   The Merger Sub Ltd. Shareholder Approval (which approval shall be provided by the written consent of US NewCo as contemplated by Section 7.13) is the only vote or approval of the holders of any class or series of shares of Merger Sub Ltd. that is necessary to approve the Statutory Merger Agreement and to consummate the Transactions.
(j)   The Bermuda NewCo Shareholder Approval (which approval shall be provided by the written consent of Parent as contemplated by Section 7.13) is the only vote or approval of the holders of any class or series of shares of Bermuda NewCo that is necessary to approve this Agreement and to consummate the Transactions.
Section 6.04   Governmental Approvals.   Except for (a) compliance with the applicable requirements of the Exchange Act, including the filing with the SEC of the Proxy Statement/Prospectus, (b) the filing of the Registration Statement with the SEC in accordance with the Securities Act and the declaration of effectiveness of the Registration Statement, (c) compliance with the rules and regulations of the Nasdaq (including the approval of the listing of Bermuda NewCo Shares to be issued in connection with the Transactions), (d) the filing of (i) the Merger Application with the Registrar pursuant to the Bermuda Companies Act and (ii) appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (e) the approval of the Bermuda Monetary Authority pursuant to the Exchange Control Act 1972 regarding the change of ownership of the Company, (f) filings required under, and compliance with other applicable requirements of, the HSR Act, and such other Consents, filings, declarations or registrations as are required to be made or obtained under any other Antitrust Laws, (g) compliance with any applicable state securities or blue sky laws, (h) the Company Equityholder Approvals, (i) approvals, filings and notices under all applicable Insurance Laws as set forth in Section 6.04 of the Parent Disclosure Letter (the “Parent Insurance Approvals”), and (j) the Company Insurance Approvals, no Consent of, or filing, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement or any applicable Ancillary Agreement by Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC, the performance by Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC of their obligations hereunder and the consummation by Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC of the Transactions, other than such other Consents, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected, individually or in the aggregate, to be material to Parent and its Subsidiaries, taken as a whole, or prevent, materially delay or impair (x) the consummation by Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC of the Transactions on a timely basis or (y) the compliance by Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC with its obligations under this Agreement or any Ancillary Agreement to which it is or will be a party.

Section 6.05   Parent SEC Documents; Undisclosed Liabilities.
(a)   Parent has filed with or furnished to (as applicable) the SEC all material reports, schedules, forms, statements and other documents required to be filed or furnished by Parent with the SEC pursuant to the Securities Act or the Exchange Act since January 1, 2022 (collectively, the “Parent SEC Documents”). As of their respective effective dates (in the case of Parent SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) or their respective SEC filing dates (in the case of all other Parent SEC Documents), the Parent SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case when filed or furnished, or with respect to any proxy statement filed pursuant to the Exchange Act, on the date of the applicable meeting; provided, further, that no representation is made as to the accuracy of any financial projection or forward-looking statement or the completeness of any information filed or furnished by Parent with or to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act.
(b)   The consolidated financial statements of Parent (including all related notes or schedules) included or incorporated by reference in the Parent SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with GAAP as in effect on the date of such statement (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, changes in shareholders’ equity and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).
(c)   Neither Parent nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of Parent (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of Parent and its Subsidiaries as of December 31, 2023, included in the Filed SEC Documents, (ii) incurred after December 31, 2023, in the ordinary course of business, (iii) as contemplated by this Agreement or any Ancillary Agreement or otherwise incurred in connection with the Transactions, (iv) as related to Taxes or (v) as would not have a Parent Material Adverse Effect.
(d)   Parent is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC promulgated thereunder (the “Sarbanes-Oxley Act”) that are applicable to Parent. With respect to each Parent SEC Document on Form 10-K or 10-Q, each of the principal executive officer and the principal financial officer of Parent has made all certifications required by Rule 13a-14 or 15(d) under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to such Parent SEC Documents.
(e)   None of the information supplied or to be supplied by or on behalf of Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo, Merger Sub LLC and Parent’s other Subsidiaries for inclusion or incorporation by reference in (i) the Proxy Statement/Prospectus shall, on the date the Proxy Statement/Prospectus is first mailed to Parent Shareholders, at the time of any amendment thereof or supplement thereto and at the time of the Parent Shareholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) the Registration Statement shall, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Proxy Statement/

Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act. Notwithstanding the foregoing, none of Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC makes any representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company or any Affiliates thereof for inclusion or incorporation by reference in the Proxy Statement/Prospectus or the Registration Statement.
(f)   Since December 31, 2022, no material weakness has existed with respect to the internal control over financial reporting of Parent that would be required to be disclosed by Parent pursuant to Item 308(a)(3) of Regulation S-K promulgated by the SEC that has not been disclosed in the Parent SEC Documents as filed with or furnished to the SEC prior to the date of this Agreement. Parent has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, designed to ensure that information required to be disclosed by Parent in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by Parent in the reports that it files and submits under the Exchange Act is accumulated and communicated to management of Parent, as appropriate, to allow timely decisions regarding required disclosure. Parent has disclosed, based on its most recent evaluation, to Parent outside auditors and the audit committee of the Parent Board, (i) all significant deficiencies and material weaknesses in the design and operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting.
Section 6.06   Absence of Certain Changes.   From December 31, 2023 through the date of this Agreement, except for the execution, delivery and performance of this Agreement or any Ancillary Agreement and the discussions, negotiations and transactions related thereto (including the Transactions) and to alternative transactions to the Transactions, (a) the business of Parent and its Subsidiaries has been conducted in all material respects in the ordinary course of business and (b) there has not been any effect, change, circumstance or event that would (i) have a Parent Material Adverse Effect or (ii) reasonably be expected to prevent or materially impair the ability of Parent to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.
Section 6.07   Legal Proceedings.   Except as would not have a Parent Material Adverse Effect, there is no (a) Action pending or, to the Knowledge of Parent, threatened in writing, against Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo, Merger Sub LLC or any of Parent’s other Subsidiaries (other than ordinary course claims made under or in connection with Contracts of insurance or reinsurance issued by Parent or any of its Subsidiaries) or (b) outstanding injunction, order, judgment, ruling, decree or writ imposed upon Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo, Merger Sub LLC or any of Parent’s other Subsidiaries or, to the Knowledge of Parent, any director or officer of Parent or any of its Subsidiaries, in each case, by or before any Governmental Authority. Notwithstanding the above, as of the date hereof, there is no Action involving Parent challenging the validity or propriety of, or that would or would reasonably be expected to have the effect of preventing, materially delaying or making illegal or otherwise materially interfering with the Transactions.
Section 6.08   Compliance with Laws; Permits.
(a)   Parent and each of its Subsidiaries are, and since the Lookback Date, have been, in compliance with all Laws, judgments, decrees and orders of Governmental Authorities and Permits, in each case, applicable to Parent or any of its Subsidiaries, except as would not have a Parent Material Adverse Effect. Parent and each of its Subsidiaries hold, and since the Lookback Date, have held, all Permits necessary for the lawful conduct of their respective businesses and all such Permits are in full force and effect, except where the failure to hold the same or the failure of the same to be in full force and effect would not reasonably be expected, individually or in the aggregate, to be material to Parent and its Subsidiaries, taken as a whole. There are no Actions pending or, to the Knowledge of Parent, threatened in writing, that seek the revocation, cancelation or adverse modification of any Permit. No material Permits will be terminated or impaired or become terminable as a result of the Transactions.
(b)   Except as would not (i) have a Parent Material Adverse Effect or (ii) reasonably be expected to prevent or materially impair the ability of Parent to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, neither Parent nor any of its Subsidiaries is a party to any agreement or settlement with any Governmental Authority, under which it has any ongoing obligations or restrictions, with respect to any actual or alleged violation of any applicable Law.
(c)   Parent, each of its Subsidiaries, and each of their respective directors, officers, employees, agents, representatives, sales intermediaries and any other third party acting on their behalf, has, since the Lookback Date, complied with all applicable Specified Business Conduct Laws, except as would not have a Parent Material Adverse Effect.
(d)   Except as would not have a Parent Material Adverse Effect, since the Lookback Date, neither Parent nor any of its Subsidiaries, nor, to the Knowledge of Parent, any of their respective directors, officers or employees has been, subject to any actual, pending or threatened civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions, or made any disclosures to any Governmental Authority, involving Parent or any of its Subsidiaries, in any way relating to any applicable Specified Business Conduct Laws.
(e)   Except as would not have a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries, nor, to the Knowledge of Parent, any of their respective directors, officers, employees, agents, representatives, sales intermediaries or any other third party acting on their behalf is a Sanctioned Person.
(f)   Except as would not have a Parent Material Adverse Effect, since the Lookback Date, neither Parent nor any of its Subsidiaries, nor, to the Knowledge of Parent, any of their respective directors, officers, employees, agents, representatives, sales intermediaries or any other third party acting on their behalf, has engaged in any dealings, transactions, activity or conduct with, involving or for the benefit of, any Sanctioned Person in violation of the Specified Business Conduct Laws.
Section 6.09   Tax Matters.
(a)   Except as would not have a Parent Material Adverse Effect:
(i)   Parent and each of its Subsidiaries has prepared (or caused to be prepared) and timely filed (or had timely filed on their behalf) (taking into account valid extensions of time within which to file) all income, premium and other Tax Returns required to be filed by any of them with the appropriate Governmental Authority in all jurisdictions in which Tax Returns are required to be filed. All such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate, and all Taxes owed by Parent and each of its Subsidiaries that are due (whether or not shown as due on any Tax Return) have been timely paid or have been adequately reserved against, other than any such Taxes that are being contested in good faith.
(ii)   No income, premium or other Taxes of Parent or any of its Subsidiaries are under audit or examination by any Governmental Authority, and there are no audits, claims, assessments, levies, administrative or judicial proceedings pending, threatened, proposed (tentatively or definitely) or contemplated against, or regarding, any income, premium or other Taxes of any of Parent and its Subsidiaries, and no Governmental Authority has proposed, assessed or asserted in writing any material deficiency with respect to Taxes against any of Parent and its Subsidiaries with respect to any Tax period for which the period of assessment or collection remains open.
(iii)   As of the date of this Agreement, Parent has not received written notice of any pending audits, examinations, investigations, claims or other proceedings in respect of any Taxes of Parent or any of its Subsidiaries.

(iv)   There are no Liens for Taxes on any of the assets of Parent or any of its Subsidiaries other than Permitted Liens.
(v)   Neither Parent nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two (2)-year period ending on the date of this Agreement that was purported or intended to be governed by Section 355 of the Code (or any similar provision of applicable Law).
(vi)   No deficiency for any Tax has been asserted or assessed by any Governmental Authority in writing against Parent or any of its Subsidiaries, except for deficiencies that have been satisfied by payment in full, settled or withdrawn or that have been adequately reserved for.
(vii)   Neither Parent nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes, which waiver or agreement, as applicable, remains in effect (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).
(viii)   Neither Parent nor any of its Subsidiaries has any liability for Taxes of another Person (other than Parent or any of its current or former Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), as a transferee or successor or by Contract (other than any Contract entered into in the ordinary course of business that does not relate principally to Taxes).
(ix)   Neither Parent nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or comparable provision of any other applicable Tax Law.
(x)   Parent and each of its Subsidiaries have, within the time and manner prescribed by Law, withheld and paid over to the proper Governmental Authority all Taxes required to have been so withheld and paid over, except with respect to matters for which adequate accruals or reserves have been established and have complied with all related Tax information reporting provisions of all applicable Laws.
(xi)   No claim in writing has been made by any Governmental Authority in a jurisdiction where Parent or its Subsidiaries do not file Tax Returns that Parent or its Subsidiaries are or may be subject to Tax in that jurisdiction.
(xii)   Each Parent Insurance Subsidiary that is treated as a “domestic corporation” for U.S. federal income tax purposes is subject to Tax under Section 832 of the Code and does not hold any life insurance reserves within the meaning of Section 816(b) of the Code.
(b)   Parent is not aware of any facts, circumstances, statutory provisions, regulatory provisions, case law, IRS guidance or other information that is likely to cause the Company Contribution and the First Merger, taken together, to fail to qualify for the Intended US NewCo Contribution Tax Treatment, the Second Merger to fail to qualify for the Intended Bermuda NewCo Contribution Tax Treatment, or either the First Merger or the Second Merger to fail to qualify for the Intended Reorganization Tax Treatment.
(c)   US NewCo has been properly classified as a corporation for U.S. Federal income tax purposes at all times since its date of formation. At all times since its date of formation through the transaction described in Section 7.21, Bermuda NewCo has been and will be properly classified as a disregarded entity (and not as an association taxable as a corporation) for U.S. Federal income tax purposes. At all times from the transaction described in Section 7.21 through the Closing, Bermuda NewCo will be properly classified as a partnership for U.S. Federal income tax purposes.
(d)   There currently are no material limitations on the utilization of the net operating losses, built-in losses, capital losses, tax credits, business interest expense carryovers or other similar items of Parent or its Subsidiaries under (i) Section 382 of the Code, (ii) Section 383 of the Code, (iii) Section 384 of the Code, (iv) the Treasury Regulations under Section 1502 of the Code, or (v) Section 163 of the Code.

Section 6.10   Employee Benefits.
(a)   Section 6.10(a) of the Parent Disclosure Letter contains a true and complete list of each material Parent Plan and each material employment agreement with an employee of Parent. With respect to each material Parent Plan, Parent has made available to the Company true and complete copies (to the extent applicable) of (i) the plan document, including any amendments thereto, or if such Parent Plan is not in writing, a written description of such plan, (ii) the most recent summary plan description for each material Parent Plan for which such summary plan description is required by applicable Law and each summary of material modifications (if any), (iii) if such Parent Plan is funded through a trust or any other funding arrangement, a copy of such trust or other funding arrangement, (iv) the most recently received IRS determination letter (or opinion or advisory letter, if applicable), (v) the most recent annual report on Form 5500 required to be filed with the IRS with respect thereto (if any), (vi) the most recent financial statements and actuarial or other valuation reports prepared with respect thereto and (vii) all material non-routine correspondence to and from any Governmental Authority within the last three (3) years related to any Parent Plan.
(b)   Except as would not have a Parent Material Adverse Effect, (i) each of the Parent Plans has been administered in compliance with its terms and in accordance with all applicable Laws, (ii) all contributions required to be made with respect to each Parent Plan have been timely made and deposited and (iii) all material reports, returns, notices and similar documents required to be filed with any Governmental Authority or distributed to any Parent Plan participant have been timely filed or distributed.
(c)   Each Parent Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS regarding the Tax-qualified status of such Parent Plan or is entitled to rely upon a favorable opinion letter issued by the IRS regarding the plan’s Tax-qualified status, and to the Knowledge of Parent, no events have occurred or circumstances exist that could reasonably be expected to cause the loss of reliance on such determination or opinion letter or adversely affect the Tax-qualified status of any such Parent Plan, except where such loss of reliance or Tax-qualified status would not have a Parent Material Adverse Effect.
(d)   Parent does not maintain or contribute to, nor within the past six (6) years has maintained or contributed to, a plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code, including any “single employer” defined benefit plan or any “multiemployer plan” (each, as defined in Section 4001 of ERISA). No Parent Plan is a “multiple employer plan” (that is subject to Section 413(c) of the Code) or a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. Neither Parent nor any of its Subsidiaries has any current or contingent liability or obligation as a consequence of at any time being considered a single employer under Section 414 of the Code with any other Person, except where such liability would not have a Parent Material Adverse Effect.
(e)   Except as required under applicable Law or for matters that would not have a Parent Material Adverse Effect, no Parent Plan provides health, medical, dental or life insurance benefits following retirement or other termination of employment.
(f)   There are no pending, or to the Knowledge of Parent, anticipated or threatened Actions against Parent or any of its Subsidiaries with respect to any Parent Plan, by or on behalf of any employee, former employee or beneficiary covered under any such Parent Plan (other than routine claims for benefits) that would have a Parent Material Adverse Effect. No Parent Plan is, or within the last six (6) years has been, the subject of an examination, investigation or audit by a Governmental Authority, or is the subject of an application or filing under, or a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program.
(g)   With respect to each Parent Plan, (i) neither Parent nor its Subsidiaries have engaged in, and to the Knowledge of Parent no other Person has engaged in, any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) that would reasonably be expected to result in a liability to Parent or any of its Subsidiaries that would have a Parent Material Adverse Effect and (ii) none of Parent or any of its Subsidiaries or, to the Knowledge of Parent, any other “fiduciary” (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such Parent Plan that would have a Parent Material Adverse Effect.
(h)   Neither the execution and delivery of this Agreement and the Ancillary Agreements nor the consummation of the Transactions (either alone or in conjunction with any other event) will (i) result in any material payment becoming due to any current or former employee, director or other natural individual service provider of Parent or its Subsidiaries, (ii) materially increase any compensation or benefits otherwise payable to any current or former employee, director or other natural individual service provider of Parent or its Subsidiaries, (iii) result in any acceleration of the time of payment, funding or vesting of any such material compensation or benefits to any current or former employee, director or other natural individual service provider of Parent or its Subsidiaries, (iv) trigger any increased or accelerated contributions to any Parent Plan or trigger any change in the funding or covenant support arrangements for any Parent Plan, or (v) result in the payment of any amount that would, individually or in combination with any other such payment, constitute an “excess parachute payment” within the meaning of Section 280G of the Code.
(i)   No Person is entitled to receive any additional payment (including any Tax gross-up or other payment) from Parent or any of its Subsidiaries as a result of the imposition of the excise Taxes required by Section 4999 of the Code.
(j)   Except as would not have a Parent Material Adverse Effect, all Parent Plans subject to the Laws of any jurisdiction outside of the United States (A) have been maintained in accordance with all applicable requirements, (B) that are intended to qualify for special Tax treatment meet all requirements for such treatment, and (C) that are intended to be funded and/or book-reserved are funded and/or book reserved, as required under applicable Laws, based upon reasonable actuarial assumptions.
Section 6.11   Labor Matters.
(a)   (i) Neither Parent nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, labor agreement or other labor-related agreement with a labor union, labor organization, trades council, works council or similar organization and (ii) (A) to Parent’s Knowledge, there are no, and have been no, labor organizing activities or representation or certification demands, petitions or proceedings by any labor organization, labor union, trades council, works council or similar organization or group of employees of Parent or any of its Subsidiaries to organize or represent any employees of Parent or any of its Subsidiaries, and no pending demand for recognition or certification as the exclusive bargaining representative of any employees has been made by or on behalf of any labor union, labor organization, trades council, works council or similar organization, (B) there are no labor union, labor organization, trades council, works council or similar organization or group of employees that represents or claims to represent employees of Parent or any of its Subsidiaries in connection with their employment with Parent or any of its Subsidiaries and (C) since the Lookback Date, there has been no actual or, to Parent’s Knowledge, threatened strike, lockout, slowdown, work stoppage, unfair labor practice charge, grievance or arbitration against or affecting Parent or any of its Subsidiaries, except, in each case, as would not have a Parent Material Adverse Effect.
(b)   To Parent’s Knowledge, no employee of Parent or any of its Subsidiaries is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation: (i) to Parent or any of its Subsidiaries or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by Parent or any of its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information.
(c)   Neither Parent nor any of its Subsidiaries has a single employer, joint employer, alter ego or similar relationship with any other company.
(d)   Since the Lookback Date, no allegations of sexual harassment, sexual misconduct or unlawful discrimination or retaliation against any service provider of Parent or its Subsidiaries who is a director or has the title of vice president or above have been formally reported to Parent or any of its Subsidiaries in accordance with any applicable policy of Parent or any of its Subsidiaries.

Section 6.12   Investments.
(a)   Parent has made available to the Company a complete list of all bonds, stocks, mortgage loans and other investments that were carried on the books and records of Parent and its Subsidiaries as of December 31, 2023 (such bonds, stocks, mortgage loans and other investments, together with all bonds, stocks, mortgage loans and other investments acquired by Parent and its Subsidiaries between such date and the fifth (5th) business day prior to the Closing Date, the “Parent Investment Assets”). Except for Parent Investment Assets that matured or were sold, redeemed or otherwise disposed of after December 31, 2023, each of Parent and its Subsidiaries, as applicable, has good and marketable title to all of the Parent Investment Assets it purports to own, free and clear of all Liens except for Permitted Liens, except as would not be material to the business of Parent and its Subsidiaries, taken as a whole. As of June 30, 2024, the composition of the Parent Investment Assets complies in all material respects with all applicable policies of Parent with respect to the investment of the Parent Investment Assets (the “Parent Investment Guidelines”). Parent has made available to the Company a copy, as of the date of this Agreement, of the Parent Investment Guidelines. To the Knowledge of Parent, as of the date hereof, none of the Parent Investment Assets are subject, save pursuant to Permitted Liens, to any capital calls or similar liabilities, or any restrictions or suspensions on redemptions, “lock-ups,” “gates,” “side pockets,” stepped-up fee provisions or other penalties or restrictions relating to withdrawals or redemptions, except as would not (i) have a Parent Material Adverse Effect or (ii) reasonably be expected to prevent or materially impair the ability of Parent to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.
(b)   Neither the Parent nor any of its Subsidiaries has received written notice that any of the Parent Investment Assets is in default in any payment of principal, distributions, interest, dividends or any other material payment or performance obligation thereunder. To the Knowledge of Parent, (i) there is no breach of, or default under, any covenants of any of the Parent Investment Assets, (ii) none of the Parent Investment Assets are or should be classified as non-performing, non-accrual, ninety (90) days past due, still accruing and doubtful of collection, in foreclosure or any comparable classification, or permanently impaired to any extent or (iii) none of the Parent Investment Assets are otherwise subject to impairment of carrying value under GAAP or SAP.
Section 6.13   Intellectual Property; Data Privacy.
(a)   Except as would not have a Parent Material Adverse Effect, Parent and its Subsidiaries (i) are the sole and exclusive owners of all Intellectual Property owned or purported to be owned by Parent or any of its Subsidiaries (the “Parent Owned Intellectual Property”) and hold all right, title and interest in and to all Parent Owned Intellectual Property free and clear of all Liens other than Permitted Liens, and (ii) have (and will continue to have after the Closing Date) a valid and enforceable license to use any and all Intellectual Property licensed or sublicensed to, or purported to be licensed or sublicensed to, Parent or any of its Subsidiaries, or otherwise used or held for use in the conduct of the business of Parent or its Subsidiaries as currently conducted, free and clear of any Liens other than Permitted Liens.
(b)   No claims are pending or, to the Knowledge of Parent, threatened in writing (i) challenging the ownership, enforceability, scope, validity or use by Parent or any of its Subsidiaries of any Parent Owned Intellectual Property or (ii) alleging that Parent or any of its Subsidiaries is infringing, misappropriating, diluting or otherwise violating the Intellectual Property of any Person.
(c)   To the Knowledge of Parent, no Person is infringing, misappropriating, diluting or otherwise violating any Parent Owned Intellectual Property and the operation of the business of Parent and its Subsidiaries as currently conducted does not infringe, misappropriate, dilute or otherwise violate, and the operation of the business of Parent and its Subsidiaries has not infringed, misappropriated, diluted or otherwise violated, the Intellectual Property of any other Person, except, in each case, as would not be material to Parent and its Subsidiaries, taken as a whole.
(d)   Except as would not have a Parent Material Adverse Effect, (i) all current and former employees, contractors and consultants who have created, invented or otherwise developed Intellectual Property for or on behalf of Parent or any of its Subsidiaries have executed Contracts protecting the confidentiality of, and irrevocably assigning or otherwise transferring to Parent or any of its Subsidiaries all rights to, such Intellectual Property and (ii) no current or former employee, contractor or consultant of Parent or any of its Subsidiaries owns any right, title or interest in or to any of the Parent Owned Intellectual Property.
(e)   Parent and its Subsidiaries have taken reasonable measures to protect the Parent Owned Intellectual Property.
(f)   Parent is, and since the Lookback Date has been, in material compliance with all Parent Privacy Obligations, including (i) all applicable Laws regarding the collection, use and protection of Sensitive Information, (ii) the Company’s privacy policy and (iii) any contractual provisions governing Sensitive Information. No Actions are pending or threatened against the Parent relating to the collection or use of Sensitive Information or alleging any violation of the Parent Privacy Obligations.
(g)   Since the Lookback Date, (i) none of Parent or its Subsidiaries has experienced a material Sensitive Information Breach; (ii) Parent and its Subsidiaries have (A) implemented and maintained at least industry standard administrative, technical, organizational and physical safeguards, including the implementation of commercially reasonable data backup, disaster avoidance and recovery procedures and business continuity procedures, designed to protect the privacy, security, confidentiality, integrity and availability of the IT Assets and Sensitive Information from unauthorized processing, disclosure, use, access or unlawful destruction, loss or alteration, taking into account the likelihood and severity of any potential harm, the context of use, the risks to and sensitivity of the data and Personal Information processed by Parent and its Subsidiaries, and (B) taken at least industry standard steps designed to ensure that any Person to whom Parent and its Subsidiaries have granted access to Sensitive Information collected by or on behalf of Parent and its Subsidiaries has implemented and maintained the same and (iii) Parent has not received any written claims, notices or complaints with respect to any of the foregoing.
(h)   None of the IT Assets, include any malicious code, program or other internal component (e.g., computer virus, “Trojan horse,” computer worm, computer time bomb or similar component) that is designed to damage, destroy, disable, erase, impede the operation of, allow unauthorized access to or otherwise alter or harm any such IT Assets or present a material risk of disclosure of Sensitive Information.
(i)   Except as would not have a Parent Material Adverse Effect, the execution, delivery and performance of this Agreement and the consummation of the Transactions do not violate any Parent Privacy Obligations as of the date hereof relating to Sensitive Information as it exists as of the date hereof.
Section 6.14   Anti-Takeover Provisions.   No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or similar statute or regulation (each, a “Takeover Law”) applies to Parent with respect to this Agreement, any Ancillary Agreement or the Transactions (including the Company Contribution, the First Merger and the Second Merger).
Section 6.15   Real Property.
(a)   Neither Parent nor any of its Subsidiaries owns any real property.
(b)   Section 6.15(b) of the Parent Disclosure Letter contains a true and complete list, as of the date of this Agreement, of all material real property leased or subleased, and the location of such premises, by Parent or any of its Subsidiaries, as of the date of this Agreement (collectively, the “Parent Leased Real Property”; and the leases (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) demising the Parent Leased Real Property, the “Parent Leases”). Parent has made available to the Company a true, correct and complete copy of each Parent Lease. To the Knowledge of Parent, except as would not have a Parent Material Adverse Effect, Parent or one of its Subsidiaries has a good and valid leasehold or subleasehold interest in each material Parent Leased Real Property free and clear of all Liens (other than Permitted Liens) and each Parent Lease is in full force and effect, except that as enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’

rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at Law or in equity).
(c)   To the Knowledge of Parent, neither Parent nor any of its Subsidiaries, nor, any other party under any Parent Lease, is in material default under any Parent Lease, and no event has occurred that, with notice or lapse of time or both, would constitute a material default of any Parent Lease.
(d)   To the Knowledge of Parent, Parent or one of its Subsidiaries, as applicable, have obtained all certificates of occupancy and other permits or approvals required with respect to the use and occupancy of the Parent Leased Real Property, except where a failure to obtain any such material permits or approvals would not have a Parent Material Adverse Effect.
Section 6.16   Contracts.
(a)   Except for (A) this Agreement and each Ancillary Agreement, (B) each Parent Plan and (C) each Contract filed as an exhibit to the Filed SEC Documents, Section 6.16(a) of the Parent Disclosure Letter sets forth a list of all Parent Material Contracts as of the date of this Agreement. For purposes of this Agreement, “Parent Material Contract” means all Contracts to which Parent or any of its Subsidiaries is a party or by which Parent, any of its Subsidiaries or any of their respective properties or assets is bound (other than Parent Plans and insurance, reinsurance or retrocession treaties or agreements, slips, binders, cover notes or other similar arrangements) that:
(i)   are or would be required to be filed by Parent as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;
(ii)   relate to the formation or management of any joint venture, partnership or other similar agreement that is material to the business of Parent and its Subsidiaries, taken as a whole;
(iii)   provide for Indebtedness of Parent or any of its Subsidiaries having an outstanding or committed amount in excess of $100,000, other than any Indebtedness between or among any of Parent and any of its Subsidiaries and other than any letters of credit;
(iv)   are any keepwell or similar agreement under which Parent or any of its Subsidiaries has directly guaranteed any liabilities or obligations of another Person or under which another Person has directly guaranteed any liabilities or obligations of Parent or any of its Subsidiaries, in each case involving liabilities or obligations in excess of $100,000 (other than any contracts under which Parent or a Subsidiary has guaranteed the liabilities or obligations of a wholly owned Subsidiary of Parent);
(v)   have been entered into since the Lookback Date, and involve the acquisition from another Person or disposition to another Person of capital stock or other equity interests of another Person or of a business, in each case, for aggregate consideration under such Contract in excess of $100,000 (excluding, for the avoidance of doubt, acquisitions or dispositions of investments made pursuant to the Parent Investment Guidelines, or of supplies, products, properties or other assets in the ordinary course of business or of supplies, products, properties or other assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of business of Parent or any of its Subsidiaries);
(vi)   prohibit the payment of dividends or distributions in respect of the capital of Parent or any of its wholly owned Subsidiaries, prohibit the pledging of the capital of Parent or any wholly owned Subsidiary of Parent or prohibit the issuance of any guarantee by Parent or any wholly owned Subsidiary of Parent;
(vii)   Parent or any of its Subsidiaries (A) has been granted any license, right, option, non-assertion or release relating to any material Parent Owned Intellectual Property, excluding any non-exclusive “click-through” or end-user license for commercially available software used by Parent or any of its Subsidiaries for an aggregate fee less than $75,000 in any calendar year or (B) has granted any license, right, option, non-assertion or release relating to any material Parent Owned Intellectual Property, excluding any non-exclusive license granted in the ordinary course of business consistent with past practice;

(viii)   contain provisions that prohibit Parent or any of its Subsidiaries from competing in any material line of business or grant a right of exclusivity to any Person which prevents Parent or any Subsidiary of Parent from entering any material territory, market or field or freely engaging in business anywhere in the world, other than Contracts that can be terminated (including such restrictive provisions) by Parent or any of its Subsidiaries on less than ninety (90) days’ notice without payment by Parent or any Subsidiary of Parent of any material penalty;
(ix)   relate to a material joint venture or material partnership agreement;
(x)   the principal purpose of which is to indemnify any current or former shareholder of Parent in respect of any potential Tax liabilities;
(xi)   is a collective bargaining agreement;
(xii)   relate to an acquisition, divestiture, merger or similar transaction and which contains representations, covenants, indemnities or other obligations (including indemnification, “earnout” or other contingent obligations) that are still in effect (other than confidentiality agreements in connection with any potential acquisition, divestiture, merger or similar transaction);
(xiii)   involve the settlement of any pending or threatened claim that requires payment obligations of Parent or any of its Subsidiaries after the date hereof in excess of $150,000, after taking into account any reserves of or insurance proceeds actually received by Parent or any of its Subsidiaries with respect to any such claim;
(xiv)   involve an equityholder, director or officer of Parent or any Affiliate of a director or officer (other than Parent or any of its Subsidiaries), other than employment agreements or customary confidentiality or invention assignment agreements entered into with employees generally, but including any Contract that provide for the payment of a cash, or similar, bonus to any such Person as a result of the consummation of the Transactions;
(xv)   (A) are between Parent or any of its Subsidiaries, on the one hand, and any shareholder of Parent or any Affiliate thereof (other than Parent or any of its Subsidiaries), on the other hand or (B) provide for any guarantee by any shareholder of Parent or any Affiliate thereof (other than Parent or any of its Subsidiaries) in favor of or in respect of any obligations of Parent; or
(xvi)   involve any Governmental Authority with respect to any matter outside of the ordinary course of business.
(b)   (i) Each Parent Material Contract is valid and binding on Parent and/or any of its Subsidiaries to the extent such Person is a party thereto, as applicable, and to the Knowledge of Parent, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not reasonably be expected, individually or in the aggregate, to be material to Parent and its Subsidiaries, taken as a whole, or prevent, materially impair or delay the ability of Parent to consummate the Transactions, (ii) Parent and each of its Subsidiaries, and, to the Knowledge of Parent, any other party thereto, has performed all obligations required to be performed by it under each Parent Material Contract, except where such noncompliance would not have a Parent Material Adverse Effect, (iii) to the Knowledge of Parent, neither Parent nor any of its Subsidiaries has received notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of Parent or any of its Subsidiaries under any Parent Material Contract, except where such default would not have a Parent Material Adverse Effect and (iv) to the Knowledge of Parent, there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute a default on the part of any counterparty under such Parent Material Contract, except as would not have a Parent Material Adverse Effect.
Section 6.17   Insurance Subsidiaries.   Except as would not have a Parent Material Adverse Effect, each Subsidiary of Parent that conducts the business of insurance or reinsurance (each, a “Parent Insurance Subsidiary”) is (a) duly licensed or authorized to transact business as an insurance company or reinsurance company, as applicable, in its jurisdiction of incorporation or organization and (b) duly licensed, authorized or otherwise eligible to transact the business of insurance or reinsurance, as applicable, in each other jurisdiction where it is required to be so licensed, authorized or otherwise eligible in order to conduct its business as currently conducted.
Section 6.18   Statutory Statements; Examinations.
(a)   Since December 31, 2022, each of the Parent Insurance Subsidiaries has filed or submitted all annual and quarterly statutory financial statements required by applicable Insurance Law to be filed with or submitted to the appropriate Insurance Regulator of the jurisdiction in which it is domiciled (collectively, the “Parent Statutory Statements”).
(b)   Parent has made available to the Company true and complete copies of all Parent Statutory Statements for each quarterly and annual period from and after December 31, 2022. The financial statements included in such Parent Statutory Statements were prepared in all material respects in accordance with Applicable SAP, applied on a consistent basis for the applicable period, except as may have been noted therein, during the periods involved, and fairly present in all material respects, to the extent required by and in conformity with Applicable SAP, the statutory financial position of the relevant Parent Insurance Subsidiary as of the respective dates thereof.
(c)   Parent has made available to the Company, to the extent permitted by applicable Law, true and complete copies of all material examination reports of any Insurance Regulators received by it on or after December 31, 2022, through the date of this Agreement, relating to the Parent Insurance Subsidiaries. To the Knowledge of Parent, all material deficiencies or violations noted in such examination reports have been cured or resolved to the satisfaction of the applicable Insurance Regulator.
Section 6.19   Agreements with Insurance Regulators.   None of Parent or its Subsidiaries is a party to any order or directive by, or a recipient of any supervisory letter or cease-and-desist order from, any Insurance Regulator or other Governmental Authority that is binding on Parent or any of its Subsidiaries that limits in any material respect the ability of Parent or any of its Subsidiaries to conduct its business other than as applies to other similarly situated companies.
Section 6.20   Reinsurance and Retrocession.   (a) Each reinsurance or retrocession treaty or agreement, slip, binder, cover note or other similar arrangement entered into on or after December 31, 2022, pursuant to which any Parent Insurance Subsidiary has ceded or assumed at least $10,000,000 in annual premium or $10,000,000 in liabilities (the “Parent Reinsurance Contracts”) is valid and binding on the applicable Parent Insurance Subsidiary, and to the Knowledge of Parent, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not have a Parent Material Adverse Effect and (b) to the Knowledge of Parent, no party to a Parent Reinsurance Contract is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding.
Section 6.21   Reserves.   The reserves for losses (including incurred but not reported losses), loss adjustment expenses (whether allocated or unallocated) and unearned premiums of each Parent Insurance Subsidiary contained in the Parent Statutory Statements (a) were, except as otherwise noted in the applicable Parent Statutory Statement, determined in all material respects in accordance with generally accepted actuarial standards and (b) satisfied the requirements of all applicable Insurance Laws with respect to the establishment of reserves in all material respects.
Section 6.22   Actuarial Reports.   As of the date of this Agreement, with respect to the Parent Insurance Subsidiaries, Parent has made available to the Company all material actuarial reports in Parent’s possession and prepared by actuaries, independent or otherwise, that cover periods beginning on or after December 31, 2022. The information and data furnished by Parent and the Parent Insurance Subsidiaries to its independent actuaries in connection with the preparation of such actuarial reports were complete and accurate in all material respects for the periods covered in such reports.
Section 6.23   US NewCo Interests.   The US NewCo Interests to be issued as part of the Company Contribution Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right.

Section 6.24   Bermuda NewCo Shares.   The Bermuda NewCo Shares to be issued as part of the Second Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right.
Section 6.25   Absence of Arrangements with Management, Parent Shareholders.   Other than this Agreement and the Ancillary Agreements, none of Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo, Merger Sub LLC or any of their respective Affiliates (or any other Person on behalf of Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo, Merger Sub LLC or any of their respective Affiliates) has entered into any Contract, or authorized, committed, or agreed to enter into any Contract with (a) any member of Parent’s management, the Parent Board, or any of their respective Affiliates or (b) any shareholder of Parent pursuant to which such Person would be entitled to receive consideration of a different amount or nature than the consideration payable pursuant to the terms hereof.
Section 6.26   Financial Advisor Opinion.   Insurance Advisory Partners LLC has delivered to the Parent Board its opinion to the effect that, as of the date of such opinion, and subject to the various limitations, assumptions and qualifications set forth therein, the aggregate Company Closing Cash Consideration, Second Merger Consideration and Earnout Shares to be received in the Transactions by the Company Equityholders pursuant to this Agreement is fair, from a financial point of view, to Parent and its shareholders.
Section 6.27   Brokers and Other Advisors.   Except for Insurance Advisory Partners LLC, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo, Merger Sub LLC, any of Parent’s other Subsidiaries or any of their respective directors, officers or employees.
Section 6.28   Hook Shares.   As of the Capitalization Date, (a) a Subsidiary of Parent is the sole record and beneficial owner of the Parent Shares set forth in Section 6.02(a)(ii) and, subject to Section 33 of the Parent Bye-Laws, has the sole power to vote or cause to be voted such Parent Shares and (b) Parent’s Subsidiaries do not own (directly or indirectly) any other Parent Securities or any other interest in Parent or any voting rights with respect to any Parent Securities, other than the Hook Shares. Parent and its Subsidiaries collectively own beneficially and of record all of the Parent Shares set forth on Section 6.02(a)(ii), free and clear of any proxy, voting restriction, voting trust or Liens, other than (x) those created by this Agreement or (y) restrictions on transfer under applicable securities Law. The effectiveness of the Parent Voting Cutback Bye-Law Resolutions, if approved by the Parent Shareholders at the Parent Shareholders Meeting, is not contingent upon the receipt of any Consent from any Governmental Authority and does not require any filings, declarations or registrations to be made with or obtained from any Governmental Authority.
ARTICLE VII
ADDITIONAL COVENANTS AND AGREEMENTS
Section 7.01   Company Conduct of Business.
(a)   During the period from the date of this Agreement through the earlier of the Closing and the termination of this Agreement, except as required by applicable Law, contemplated, required or permitted by this Agreement or set forth in Section 7.01(a) of the Company Disclosure Letter, unless Parent otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), (w) the Company shall use its reasonable best efforts to, and shall direct and use its reasonable best efforts to cause each of its Subsidiaries to, carry on its business in all material respects in the ordinary course, (x) to the extent consistent with clause (w), the Company shall, and shall cause its Subsidiaries to, use its and their reasonable best efforts to preserve its and each of its Subsidiaries’ business organizations intact and preserve existing relations with Governmental Authorities, key customers, reinsurance providers and other Persons with whom the Company or its Subsidiaries have significant business relationships, in each case, consistent with past practice in all material respects and (y) the Company shall not, and shall not permit any of its Subsidiaries to (it being understood that no act or omission by the

Company or any of its Subsidiaries to comply with the matters specifically addressed by any provision of this clause (y) below shall be deemed to be a breach of clause (w) or (x)):
(i)   (A) issue, sell or grant any Company Units or other equity or voting interests of the Company or its Subsidiaries, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any Company Units or other equity or voting interests of the Company or any of its Subsidiaries, or any options, rights, warrants or other commitments or agreements to acquire from the Company or any of its Subsidiaries, or that obligate the Company or any of its Subsidiaries to issue, any share capital of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of, or other equity or voting interests in, the Company or any of its Subsidiaries; provided that the Company may issue Company Units or other securities as required pursuant to the vesting, settlement or exercise of Class B Units or other equity awards or Company Rights outstanding on the date of this Agreement in accordance with the terms of the applicable Class B Unit, other equity award or Company Right in effect on the date of this Agreement, (B) redeem, purchase, repurchase or otherwise acquire any outstanding Company Units or other equity or voting interests of the Company or any of its Subsidiaries, or any rights, warrants or options to acquire any Company Units or other equity or voting interests of the Company or any of its Subsidiaries, except as required by the Company Plans, the Class B Units or other equity awards, (C) except pursuant to Section 7.04 of the Company LLCA (Tax Advances), establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any Company Units or other equity or voting interests of the Company or any of its Subsidiaries or (D) split, combine, subdivide or reclassify any Company Units or other equity or voting interests of the Company or any of its Subsidiaries;
(ii)   (A) incur, assume or guarantee any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any such indebtedness or any debt securities of another Person or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person (collectively, “Indebtedness”), except for (x) Indebtedness incurred solely between the Company and any of its Subsidiaries or solely between its Subsidiaries or (y) letters of credit issued in the ordinary course of business, consistent with past practice, or (B) enter into any swap or hedging transaction or other derivative agreements other than in the ordinary course of business;
(iii)   (A) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business consistent with past practice or between the Company and any of its Subsidiaries or between Subsidiaries of the Company or (B) make any loans to its directors or officers, other than advances to directors, officers or employees in respect of travel or other related business expenses, in each case, in the ordinary course of business consistent with past practice;
(iv)   sell or lease to any Person, in a single transaction or series of related transactions, any of its owned properties or assets whose value or purchase price exceeds $100,000 individually or $400,000 in the aggregate, except for (A) dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, (B) transfers among the Company and its Subsidiaries, (C) pursuant to Contracts in effect on the date of this Agreement or (D) other transactions in the ordinary course of business (including in connection with cash management or investment portfolio activities) consistent with past practice;
(v)   (A) make any acquisition (including by merger or amalgamation) of the share capital or other equity or voting interests of any other Person or a material portion of the assets of any other Person, in each case for consideration in excess of $100,000 individually or $250,000 in the aggregate, or (B) merge, consolidate, combine or amalgamate the Company or any of its Subsidiaries with any Person;
(vi)   except as required pursuant to the terms of any Company Plan in effect on the date of this Agreement, (A) grant to any current or former director, officer, employee or natural independent contractor of the Company or any of its Subsidiaries any increase in compensation or benefits,

(B) take any voluntary action to accelerate the vesting or lapse of restrictions or payment, or to fund or secure the payment of, any compensation or benefits, (C) establish, adopt, renew, enter into, terminate or amend any Company Plan or collective bargaining agreement or other agreement with a labor union, works council or similar organization, (D) hire, engage or promote, or offer to hire, engage or promote, any individual; provided, however, that the foregoing shall not restrict the Company or any of its Subsidiaries from taking any of the foregoing actions to comply with, satisfy Tax-qualification requirements under, or avoid the imposition of Tax under, the Code and any applicable guidance thereunder or other applicable Law or (E) waive or reduce the scope or duration of any non-competition, non-solicitation, or other restrictive covenant;
(vii)   notwithstanding the terms set forth in Section 7.01(a)(vi)(C), renew, enter into, amend or terminate any Employment Agreement or any other employment agreement or similar agreement entered into with an employee of the Company or any of its Subsidiaries;
(viii)   make any material changes in financial accounting methods, principles or practices, except insofar as may be required by (A) GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the FASB or any similar organization or (B) Applicable SAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the National Association of Insurance Commissioners or (C) any applicable Laws;
(ix)   except as may be required by (A) GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the FASB or any similar organization, (B) Applicable SAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the National Association of Insurance Commissioners or (C) any applicable Laws, alter or amend in any material respect any existing underwriting, reserving, claim handling or actuarial practice guideline or policy of the Company or any Company Insurance Subsidiary;
(x)   amend (A) the Company Organizational Documents or (B) the comparable organizational documents of any of the Subsidiaries of the Company;
(xi)   grant any Lien (other than Permitted Liens) on any of its material assets other than to secure Indebtedness permitted under Section 7.01(a)(ii);
(xii)   sell, assign, transfer, license, sublicense, abandon, cancel, terminate or dispose of, permit to lapse or fail to protect, renew or maintain any material Company Owned Intellectual Property or any other material Intellectual Property for which the Company controls prosecution or maintenance thereof, other than (A) non-exclusive licenses or sublicenses in the ordinary course of business or (B) during the ordinary course of prosecution at the United States Patent and Trademark Office and state, local and foreign equivalents thereof;
(xiii)   other than in connection with claims under or in connection with Contracts of insurance issued by the Company or any of its Subsidiaries, settle or compromise any pending or threatened Action against the Company or any of its Subsidiaries for a cash settlement amount of more than $250,000 individually or $1,000,000 in the aggregate, or which settlement imposes any material restrictions on any of the current or future activities of the Company and its Subsidiaries or that imposes equitable relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries or any of their respective officers or directors;
(xiv)   (A) materially amend, modify, terminate or waive any right under any Company Material Contract or (B) enter into any Contract that would constitute a Company Material Contract if in effect as of the date hereof, in each case, except in the ordinary course of business;
(xv)   materially amend, waive or voluntarily terminate any Company Lease, or enter into, extend or fail to exercise any renewal option under any Company Lease, in each case, except in the ordinary course of business;
(xvi)   (A) change or revoke any material Tax election (or otherwise cause the Company or any of its direct or indirect Subsidiaries (other than Kestrel Service Corporation) to be treated as other than a partnership or a disregarded entity for Tax purposes), (B) change any annual Tax accounting period, or adopt or change any material method of accounting for Tax purposes, (C) file any material amended Tax Return, (D) enter into any closing agreement for Tax purposes, (E) request or enter into any private letter ruling, technical advice memoranda or comparable rulings, decisions or advice, in each case related to Taxes, (F) surrender any right to claim a refund of material Taxes, or (G) settle or compromise any audit or other proceeding relating to a material amount of Tax, in each case to the extent that doing so would reasonably be expected to result in a material incremental Tax cost to Bermuda NewCo, the Surviving Companies or any of their Subsidiaries after the Closing;
(xvii)   make or authorize capital expenditures, except in the ordinary course of business or as budgeted in the Company’s current plan presented to the Company Board that was made available to Parent;
(xviii)   adopt any plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, other than, in the case of any Subsidiary of the Company, that is not material to the Company and its Subsidiaries, taken as a whole;
(xix)   voluntarily abandon, dispose of, or permit to lapse any Permit material to the business of the Company and of its Subsidiaries, taken as a whole, other than as required by applicable Law;
(xx)   enter into any new lines of business or withdraw from, or put into “run off,” any existing lines of business;
(xxi)   engage in any Contract or transaction with any employee, director or officer of Parent or any Person owning directly or indirectly five percent (5%) or more of the Company Units as of the date hereof, or any Affiliate or family member thereof other than (A) in the ordinary course of business, (B) pursuant to a Contract in effect as of the date hereof or pursuant to an employment arrangement permitted hereunder or (C) as may be permitted under the Company Organizational Documents; or
(xxii)   authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.
(b)   Nothing in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Company Contribution Effective Time.
Section 7.02   Parent Conduct of Business.
(a)   During the period from the date of this Agreement through the earlier of the Closing and the termination of this Agreement, except as required by applicable Law, contemplated, required or permitted by this Agreement or set forth in Section 7.02(a) of the Parent Disclosure Letter, unless the Company otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), (w) Parent shall use its reasonable best efforts to, and shall direct and use its reasonable best efforts to cause each of its Subsidiaries (including US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC) to, carry on its business in all material respects in the ordinary course, (x) to the extent consistent with clause (w), Parent shall, and shall cause its Subsidiaries (including US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC) to, use its and their reasonable best efforts to preserve its and each of its Subsidiaries’ (including US NewCo’s, Merger Sub Ltd.’s, Bermuda NewCo’s and Merger Sub LLC’s) business organizations intact and preserve existing relations with Governmental Authorities, key customers, reinsurance providers and other Persons with whom Parent or its Subsidiaries (including US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC) have significant business relationships, in each case, consistent with past practice in all material respects and (y) Parent shall not, and shall not permit any of its Subsidiaries (including US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC) to (it being understood that no act or omission by Parent or any of its Subsidiaries to comply with the matters specifically addressed by any provision of this clause (y) below shall be deemed to be a breach of clause (w) or (x)):

(i)   (A) issue, sell or grant any Parent Shares or other equity or voting interests of Parent or its Subsidiaries, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any Parent Shares or other equity or voting interests of Parent or any of its Subsidiaries, or any options, rights, warrants or other commitments or agreements to acquire from Parent or any of its Subsidiaries, or that obligate Parent or any of its Subsidiaries to issue, any share capital of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of, or other equity or voting interests in, Parent or any of its Subsidiaries; provided that Parent may issue Parent Shares or other securities as required pursuant to the vesting, settlement or exercise of Parent Awards or other equity awards or Parent Rights outstanding on the date of this Agreement in accordance with the terms of the applicable Parent Award, other equity award or Parent Right in effect on the date of this Agreement, (B) redeem, purchase, repurchase or otherwise acquire any outstanding Parent Shares or other equity or voting interests of Parent or any of its Subsidiaries, or any rights, warrants or options to acquire any Parent Shares or other equity or voting interests of Parent or any of its Subsidiaries, except (x) as required by the Parent Plans, the Parent Awards or other equity awards or (y) in connection with the satisfaction of Tax withholding obligations with respect to Parent Awards or other equity awards, (C) establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any Parent Shares or other equity or voting interests of Parent or any of its Subsidiaries or (D) split, combine, subdivide or reclassify any Parent Shares or other equity or voting interests of Parent or any of its Subsidiaries;
(ii)   (A) incur, assume or guarantee any Indebtedness, except for (x) Indebtedness incurred solely between Parent and any of its Subsidiaries or solely between its Subsidiaries or (y) letters of credit issued in the ordinary course of business consistent with past practice, or (B) enter into any swap or hedging transaction or other derivative agreements other than in the ordinary course of business and in compliance with the Parent Investment Guidelines in all material respects;
(iii)   (A) make any loans, advances or capital contributions to, or investments in, any other Person, other than with respect to Parent Investment Assets or otherwise in the ordinary course of business consistent with past practice or between Parent and any of its Subsidiaries or between Subsidiaries of Parent or (B) make any loans to its directors or officers, other than advances to directors, officers or employees in respect of travel or other related business expenses, in each case, in the ordinary course of business consistent with past practice;
(iv)   sell or lease to any Person, in a single transaction or series of related transactions, any of its owned properties or assets whose value or purchase price exceeds $100,000 individually or $400,000 in the aggregate, except for (A) dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of Parent or any of its Subsidiaries, (B) transfers among Parent and its Subsidiaries, (C) pursuant to Contracts in effect on the date of this Agreement or (D) transactions with respect to Parent Investment Assets consistent with the Parent Investment Guidelines in all material respects (including in connection with cash management or investment portfolio activities) and other transactions in the ordinary course of business consistent with past practice;
(v)   (A) make any acquisition (including by merger or amalgamation) of the share capital or other equity or voting interests of any other Person or a material portion of the assets of any other Person, in each case for consideration in excess of $100,000 individually or $250,000 in the aggregate, or (B) merge, consolidate, combine or amalgamate Parent or any of its Subsidiaries with any Person;
(vi)   except as required pursuant to the terms of any Parent Plan in effect on the date of this Agreement, (A) grant to any current or former director, officer, employee or natural independent contractor of Parent or any of its Subsidiaries any increase in compensation or benefits, (B) take any voluntary action to accelerate the vesting or lapse of restrictions or payment, or to fund or secure the payment of, any compensation or benefits, (C) establish, adopt, renew, enter into, terminate or amend any Parent Plan or collective bargaining agreement or other agreement with a labor union, works council or similar organization, (D) hire, engage or promote, or offer to hire, engage or promote, any individual; provided, however, that the foregoing shall not restrict Parent or any of its Subsidiaries from taking any of the foregoing actions to comply with, satisfy Tax-qualification requirements under, or avoid the imposition of Tax under, the Code and any applicable guidance thereunder or other applicable Law or (E) waive or reduce the scope or duration of any non-competition, non-solicitation, or other restrictive covenant;
(vii)   notwithstanding the terms set forth in Section 7.02(a)(vi)(D), renew, enter into, amend or terminate any Employment Agreement or any other employment agreement or similar agreement entered into with an employee of Parent or any of its Subsidiaries;
(viii)   make any material changes in financial accounting methods, principles or practices, except insofar as may be required by (A) GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the FASB or any similar organization, (B) Applicable SAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the National Association of Insurance Commissioners or (C) any applicable Laws, including Regulation S-X under the Securities Act;
(ix)   except as may be required by (A) GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the FASB or any similar organization, (B) Applicable SAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the National Association of Insurance Commissioners or (C) any applicable Laws, alter or amend in any material respect any existing underwriting, reserving, claim handling or actuarial practice guideline or policy of Parent or any Parent Insurance Subsidiary;
(x)   amend (A) the Parent Organizational Documents or (B) the comparable organizational documents of any of the Subsidiaries of Parent;
(xi)   grant any Lien (other than Permitted Liens) on any of its material assets other than to secure Indebtedness permitted under Section 7.02(a)(ii);
(xii)   sell, assign, transfer, license, sublicense, abandon, cancel, terminate or dispose of, permit to lapse or fail to protect, renew or maintain any material Parent Owned Intellectual Property or any other material Intellectual Property for which Parent controls prosecution or maintenance thereof, other than (A) non-exclusive licenses or sublicenses in the ordinary course of business or (B) during the ordinary course of prosecution at the United States Patent and Trademark Office and state, local and foreign equivalents thereof;
(xiii)   other than in connection with claims under or in connection with Contracts of insurance issued by Parent or any of its Subsidiaries, settle or compromise any pending or threatened Action against Parent or any of its Subsidiaries for a cash settlement amount of more than $250,000 individually or $1,000,000 in the aggregate, or which settlement imposes any material restrictions on any of the current or future activities of Parent and its Subsidiaries or that imposes equitable relief on, or the admission of wrongdoing by, Parent or any of its Subsidiaries or any of their respective officers or directors;
(xiv)   (A) materially amend, modify, terminate or waive any right under any Parent Material Contract or Parent Reinsurance Contract, or (B) enter into any Contract that would constitute a Parent Material Contract or Parent Reinsurance Contract if in effect as of the date hereof, in each case, except in the ordinary course of business consistent with past practice;
(xv)   materially amend, waive or voluntarily terminate any Parent Lease, or enter into, extend or fail to exercise any renewal option under any Parent Lease, in each case, except in the ordinary course of business consistent with past practice;
(xvi)   materially amend the Parent Investment Guidelines;
(xvii)   in relation Parent and any Subsidiary incorporated in Bermuda, discontinue to a jurisdiction outside of Bermuda;
(xviii)   (A) change or revoke any material Tax election, (B) change any annual Tax accounting period, or adopt or change any material method of accounting for Tax purposes, (C) file any material amended Tax Return, (D) enter into any closing agreement for Tax purposes, (E) request or enter into any private letter ruling, technical advice memoranda or comparable rulings, decisions or advice, in each case related to Taxes, (F) surrender any right to claim a refund of material Taxes, or (G) settle or compromise any audit or other proceeding relating to a material amount of Tax, in each case to the extent that doing so would reasonably be expected to result in a material incremental Tax cost to Bermuda NewCo, the Surviving Companies or any of their Subsidiaries after the Closing;
(xix)   reduce or strengthen any reserves, provisions for losses or other liability amounts in respect of insurance Contracts and assumed reinsurance Contracts except (A) as may be required by (or, in the reasonable good faith judgment of Parent, advisable under) Applicable SAP (disregarding any changes to Applicable SAP that are not yet required to be implemented) or GAAP, as applicable or (B) as a result of loss or exposure payments to other parties in accordance with the terms of insurance Contracts and assumed reinsurance Contracts;
(xx)   (A) acquire or dispose of any Parent Investment Assets in any manner not in compliance with the Parent Investment Guidelines (provided, however, that in no event shall Parent acquire any interest in any limited partnership, hedge fund, private equity fund or debt issuances (other than debt securities registered in accordance with the Securities Act and debt securities offered pursuant to Rule 144A promulgated under the Securities Act), or any equity securities of any Person not listed on a United States national securities exchange, or the London Stock Exchange; provided that (1) investments in investment affiliates investing in Parent Investment Assets in compliance with the above clause (A) in the ordinary course and (2) dispositions of investments for cash, cash equivalents or investment grade bonds and reinvestments of proceeds from such dispositions in cash, cash equivalents or investment grade bonds shall, in each case, be permitted), or (B) retain or engage any external investment manager that had not been retained or engaged prior to the date of this Agreement;
(xxi)   make or authorize capital expenditures, except in the ordinary course of business or as budgeted in Parent’s current plan presented to the Parent Board that was made available to the Company;
(xxii)   adopt any plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, other than, in the case of any Subsidiary of Parent, that is not material to Parent and its Subsidiaries, taken as a whole;
(xxiii)   voluntarily abandon, dispose of, or permit to lapse any Permit material to the business of Parent and of its Subsidiaries, taken as a whole, other than as required by applicable Law;
(xxiv)   enter into any new lines of business or withdraw from, or put into “run off,” any existing lines of business;
(xxv)   engage in any Contract or transaction with any employee, director or officer of Parent or any Person owning directly or indirectly five percent (5%) or more of the Parent Shares as of the date hereof, or any Affiliate or family member thereof other than (A) in the ordinary course of business, (B) pursuant to a Contract in effect as of the date hereof or pursuant to an employment arrangement permitted hereunder or (C) as may be permitted under the Parent Organizational Documents; or
(xxvi)   authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.
(b)   Nothing in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the First Merger Effective Time.
Section 7.03   No Solicitation by Parent; Change in Recommendation.
(a)   Except as permitted by this Section 7.03, from and after the date hereof, Parent shall, and shall cause each of its Subsidiaries and Representatives to, (i) immediately cease any solicitation,

encouragement, discussions or negotiations of or with any Person that may be ongoing with respect to a Takeover Proposal, (ii) promptly take all steps necessary (to the extent reasonably possible) to terminate any approval under any confidentiality, “standstill” or similar obligation of any Person that may have been heretofore given by Parent to any Person to make a Takeover Proposal and (iii) until the Second Merger Effective Time or, if earlier, the termination of this Agreement in accordance with Article IX, not, directly or indirectly, (A) solicit, encourage, initiate or take any action to knowingly facilitate or encourage the submission of any inquiry or the making of any proposal, in each case, that constitutes, or would reasonably be expected to lead to, a Takeover Proposal (it being understood and agreed that ministerial acts that are not otherwise prohibited by this Section 7.03 (such as answering unsolicited phone calls and informing Persons of the provisions of this Section 7.03) will not be deemed to “solicit,” “encourage,” “initiate” or “facilitate” for purposes of, or otherwise constitute a violation of, this Section 7.03), (B) amend, waive or fail to enforce any confidentiality, “standstill” or similar obligation of any Person under any previously executed confidentiality agreement; provided that if the Parent Board determines in good faith, after consultation with Parent’s outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, then Parent may waive any such “standstill” or similar obligation to the extent necessary to permit the Person bound by such provision or agreement to make a Takeover Proposal to the Parent Board on a non-public basis, (C) continue, engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information or afford access to the business, properties, assets, books, or records of Parent or any of its Subsidiaries for the purpose of facilitating, a Takeover Proposal or (D) approve or recommend, make any public statement approving or recommending, or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, amalgamation agreement or other similar agreement that constitutes or would reasonably be expected to lead to a Takeover Proposal (each, a “Parent Acquisition Agreement”), other than any Acceptable Confidentiality Agreement pursuant to Section 7.03(b).
(b)   Notwithstanding anything contained in Section 7.03(a) or any other provision of this Agreement to the contrary, if at any time prior to obtaining the Parent Shareholder Approval Parent receives a bona fide Takeover Proposal, which Takeover Proposal did not result from any breach of this Section 7.03 (other than any breach that is immaterial in scope and effect), then (i) Parent and its Representatives may contact such Person or Group making the Takeover Proposal and engage in discussions to clarify the terms and conditions thereof, or to request that any Takeover Proposal made orally be made in writing and (ii) if the Parent Board has determined in good faith, after consultation with Parent’s financial advisors and outside legal counsel, that such Takeover Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and failure to take the following action or actions would be inconsistent with the directors’ fiduciary duties under applicable Law, then Parent and its Representatives may (x) enter into an Acceptable Confidentiality Agreement with the Person or Group making the Takeover Proposal and furnish pursuant thereto information (including non-public information) with respect to Parent and its Subsidiaries and afford access to the business, properties, assets, books or records of Parent or any of its Subsidiaries to the Person or Group who has made such Takeover Proposal (including their respective Representatives); provided that Parent shall simultaneously provide to the Company any information with respect to Parent and its Subsidiaries that is provided to any Person to the extent access to such information was not previously provided to the Company and its Representatives; and (y) after entering into an Acceptable Confidentiality Agreement, engage in or otherwise participate in discussions or negotiations with the Person or Group and their respective Representatives making such Takeover Proposal. In no event may Parent or any of its Subsidiaries or any of their respective Representatives directly or indirectly reimburse or pay, or agree to reimburse or pay, the fees, costs or expenses of, or provide or agree to provide any compensation to, any Person or Group (or any of its or their Representatives or potential financing sources) making a Takeover Proposal.
(c)   Parent shall promptly (and in any event within twenty-four (24) hours after the first director or executive officer of Parent becomes aware of receipt) notify the Company in the event that Parent or any of its Subsidiaries or its or their Representatives receives a Takeover Proposal and shall disclose to the Company the material terms and conditions of any such Takeover Proposal (including unredacted copies of any written requests, proposals, offers, proposed agreements and all material correspondence or other material written documentation with respect thereto (and written summaries of any material oral communications)) and the identity of the Person or Group making such Takeover Proposal. Parent shall keep the Company reasonably informed on a prompt basis (and in any event within twenty-four (24) hours after the first director or executive officer of Parent becomes aware of receipt) of any material developments with respect to any such Takeover Proposal (including any material changes thereto). Parent agrees that it and its Subsidiaries will not enter into any confidentiality agreement relating to a Takeover Proposal with any Person on or after the date of this Agreement that prohibits Parent from providing any information to the Company in accordance with this Section 7.03(c).
(d)   Neither the Parent Board nor any committee thereof shall (i) fail to make, withhold or withdraw the Parent Board Recommendation, (ii) modify, qualify or amend the Parent Board Recommendation in a manner adverse to the Company, (iii) fail to include the Parent Board Recommendation in the Proxy Statement/Prospectus, (iv) approve, adopt, endorse, recommend, or otherwise declare advisable any Takeover Proposal, or refrain from recommending against any Takeover Proposal that is a tender offer or exchange offer, within ten (10) business days after the commencement of such tender offer or exchange offer pursuant to Rule 14d-2 of the Exchange Act (or such fewer number of business days as remain prior to Parent Shareholders Meeting as it may be adjourned or postponed), (v) fail to reaffirm (publicly, if so requested by the Company) the Parent Board Recommendation within ten (10) business days after receipt of a written request by the Company to make such reaffirmation following the receipt by Parent of a Takeover Proposal (or a material modification thereto) (or, if Parent Shareholders Meeting is scheduled to be held within ten (10) business days of such request, within five (5) business days of such request, and in any event, prior to the date of Parent Shareholders Meeting), (vi) make any public statement inconsistent with the Parent Board Recommendation or (vii) resolve or agree to take any of the foregoing actions (any prohibited action described in this section (d) being referred to as an “Adverse Recommendation Change”).
(e)   Notwithstanding the foregoing or any other provision of this Agreement to the contrary, prior to the time the Parent Shareholder Approval is obtained, the Parent Board may (i) with respect to an Intervening Event, if the Parent Board has determined in good faith, after consultation with Parent’s financial advisors and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, make an Adverse Recommendation Change and (ii) with respect to a Superior Proposal, if the Parent Board has determined in good faith, after consultation with Parent’s financial advisors and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, make an Adverse Recommendation Change; provided Parent has given the Company at least five (5) business days’ prior written notice (a “Parent Notice”) of its intention to make an Adverse Recommendation Change, which notice (I) in the case of an Intervening Event, specifies the material effects, changes, circumstances or events comprising such Intervening Event and (II) in the case of a Superior Proposal, discloses (1) the material terms and conditions of such Superior Proposal and the identity of the Person or Group making such Superior Proposal and (2) a copy of the most current version of Parent Acquisition Agreement (which version shall be updated on a prompt basis, if applicable) with respect to such Superior Proposal and any related documents, including financing documents, to the extent provided by the relevant party in connection with the Superior Proposal; provided, further, that, (x) during such five (5) business day period (it being understood and agreed that any change to the financial or other material terms and conditions of a Superior Proposal shall require an additional Parent Notice to the Company of three (3) business days running from the date of such notice), Parent shall have, and shall have caused its Representatives to, negotiate with the Company in good faith (if and to the extent the Company desires to so negotiate) to make such amendments to the terms and conditions of this Agreement as would enable the Parent Board to no longer make an Adverse Recommendation Change or a determination that a Takeover Proposal constitutes a Superior Proposal and (y) the Parent Board shall have determined following the end of such five (5) business day period (as it may be extended pursuant to this Section 7.03(e)), after considering the results of such negotiations and any amendments to this Agreement committed to in writing by the Company, if any, after consultation with Parent’s financial advisors and outside legal counsel, (i) that the Superior Proposal giving rise to such Parent Notice continues to be a Superior Proposal or (ii) that failure to make an Adverse Recommendation Change in respect of the applicable Intervening Event or Superior Proposal, would be inconsistent with the directors’ fiduciary duties under applicable Law.

(f)   Nothing contained in this Section 7.03 or elsewhere in this Agreement shall prohibit Parent or the Parent Board or any committee thereof from (i) taking and disclosing to the Parent Shareholders a position or communication contemplated by Rule 14e-2(a), Rule 14d-9 (including a customary “stop, look and listen” communication pursuant to Rule 14d-9(f)) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any factually accurate disclosure to the Parent Shareholders not in violation of this Agreement if the Parent Board determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would be inconsistent with the directors’ fiduciary duties under applicable Law; provided that if such disclosure does not reaffirm the Parent Board Recommendation or has the substantive effect of withdrawing, suspending or adversely amending or modifying the Parent Board Recommendation, such disclosure shall be deemed to be an Adverse Recommendation Change (it being understood that any factually accurate public statement by Parent that merely describes Parent’s receipt of a Takeover Proposal and the operation of this Agreement with respect thereto and contains a “stop, look and listen” communication that contains only the information set forth in Rule 14d-9(f) shall not be deemed to be an Adverse Recommendation Change so long as the Parent Board expressly publicly reaffirms the Parent Board Recommendation in a subsequent disclosure on or before the earlier of (i) the last day of the ten (10) business day period under Rule 14d-9(f) under the Exchange Act and (ii) three (3) business days before the Parent Shareholders Meeting).
Section 7.04   Preparation of the Proxy Statement/Prospectus; Shareholders Meeting.
(a)   As promptly as reasonably practicable after the execution of this Agreement (and in any event not later than forty-five (45) days after the date of this Agreement; provided that Parent has received all required information from the Company prior to such date, including any required consents from the Company’s auditor), Parent shall (with the assistance and cooperation of the Company) prepare Bermuda NewCo’s registration statement on Form S-4 with respect to the registration of the issuance of Bermuda NewCo Shares in connection with the Mergers (such registration statement, including any amendments or supplements thereto, the “Registration Statement”), which Registration Statement will include a preliminary proxy statement/prospectus relating to the matters to be submitted to the Parent Shareholders at the Parent Shareholders Meeting (such proxy statement/prospectus, including any amendments or supplements thereto, the “Proxy Statement/Prospectus”) and cause Bermuda NewCo to file the Registration Statement with the SEC. Subject to Section 7.03, the Parent Board shall make the Parent Board Recommendation to the holders of Parent Shares and shall include such Parent Board Recommendation in the Proxy Statement/Prospectus. Each of the parties (to the extent applicable) shall:
(i)   use reasonable best efforts to respond to comments received from the SEC on the Proxy Statement/Prospectus and to have or cause the Registration Statement declared effective by the SEC as promptly as reasonably practicable after the execution of this Agreement, to keep the Registration Statement effective as long as is necessary to consummate the Mergers, to file the Proxy Statement/Prospectus with the SEC and to mail the Proxy Statement/Prospectus to the Parent Shareholders as promptly as reasonably practicable (and in no event, no more than four (4) business days) after the Registration Statement being declared effective. Parent and Bermuda NewCo shall, as promptly as reasonably practicable after receipt thereof, provide the Company with copies of any written comments and advise the Company of any oral comments with respect to the Proxy Statement/Prospectus or the Registration Statement received from the SEC on or after the date of this Agreement and provide the Company with a reasonable opportunity to review and comment on any responses to the SEC prior to submission to the SEC (provided, that no such responses shall be made to the SEC by any party without the prior approval of the other parties, which approval shall not be unreasonably withheld, conditioned or delayed);
(ii)   cooperate and, in the case of Parent and Bermuda NewCo, provide the Company with a reasonable opportunity to review and comment on all filings and mailings made on or after the date of this Agreement with respect to the Proxy Statement/Prospectus and the Registration Statement, including any amendment or supplement to the Proxy Statement/Prospectus and the Registration Statement, prior to filing such with the SEC or any mailing (provided, that no such filings or mailings shall be made any party without the prior approval of the other parties, which approval shall not be unreasonably withheld, conditioned or delayed), and Parent and Bermuda NewCo will provide the Company with a copy of all such filings made with the SEC to the extent not available on the public website maintained by the SEC;
(iii)   cause the Proxy Statement/Prospectus and the Registration Statement to comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder;
(iv)   use reasonable best efforts to take any action required to be taken under any applicable securities Laws in connection with the Transactions, and furnish all information concerning it and the holders of its share capital or capital stock as may be reasonably requested in connection with any such action; and
(v)   advise the other parties, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the Bermuda NewCo Shares issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement.
(b)   Each of the parties agrees that none of the information supplied or to be supplied by such party for inclusion or incorporation by reference in the (A) Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) Proxy Statement/Prospectus will, at the date of mailing to the Parent Shareholders and filing with the SEC, respectively, and at the times of the Parent Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each party shall promptly notify the other parties if at any time prior to the Second Merger Effective Time, such party discovers any information relating to any of the parties, or their respective Affiliates, officers or directors, which should be set forth in an amendment or supplement to either the Proxy Statement/Prospectus or the Registration Statement so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the Parent Shareholders, to the extent required by Law.
(c)   Subject to Section 7.03, Parent shall take all necessary actions to duly call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable for the purpose of obtaining approval of each of the Parent Bye-Law Resolutions, the Parent Shareholder Approval and approval of the Bermuda NewCo Equity Plan (including any postponement or adjournment permitted in accordance with this Agreement, the “Parent Shareholders Meeting”), and in any event within forty-five (45) days following the date the SEC confirms that it has no further comments on the Proxy Statement/Prospectus and the Registration Statement is declared effective. (i) The Parent Voting Cutback Bye-Law Resolution proposal shall appear first on the proxy card in the Proxy Statement/Prospectus and (ii) the First Merger Approval Bye-Law Resolution proposal shall appear second on the proxy card in the Proxy Statement/Prospectus, in each case, ahead of the proposals to obtain the Parent Shareholder Approval. Subject to Section 7.03, Parent shall use its reasonable best efforts to solicit and secure approval of each of the Parent Bye-Law Resolutions and the Parent Shareholder Approval in accordance with applicable legal requirements including engaging a proxy solicitor reasonably acceptable to the Company to assist in the solicitation of proxies from shareholders relating to the Parent Bye-Law Resolutions and the Parent Shareholder Approval. The Parent Shareholders Meeting and the record date therefor shall be set in consultation with the Company. Parent shall not postpone or adjourn the Parent Shareholders Meeting, except to the extent (i) required by Law or a formal request from the SEC or its staff, (ii) requested by the Company to permit time to solicit additional proxies if the Company reasonably believes there will be insufficient Parent Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Shareholders Meeting or to obtain the Parent Shareholder Approval, (iii) to permit time to solicit additional proxies if Parent reasonably believes there will be insufficient Parent Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Shareholders Meeting or to obtain the Parent Shareholder Approval or (iv) necessary to ensure that any required supplement or amendment to the Proxy Statement/Prospectus or the Registration Statement is delivered to the Parent Shareholders; provided that, in the case of clauses (ii) through (iv), the Parent Shareholders Meeting shall not be postponed or adjourned (x) to a date later than the fourth (4th) business day preceding the Outside Date or (y) for more than twenty (20) business days in the aggregate from the date of the Parent Shareholders Meeting set forth in the definitive Proxy Statement/Prospectus mailed by Parent to the Parent Shareholders for the Parent Shareholders Meeting, in each case, without the prior written consent of the Company. Parent shall keep the Company updated with respect to proxy solicitation results as reasonably requested by the Company.
(d)   Notwithstanding anything to the contrary contained in this Agreement, unless this Agreement shall have been terminated prior to the date of the Parent Shareholders Meeting in accordance with its terms, the obligation of Parent to call, give notice of, convene and hold the Parent Shareholders Meeting in accordance with this Section 7.04 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Takeover Proposal or by the making of an Adverse Recommendation Change.
(e)   Parent agrees to recognize the proxy and power of attorney granted in the Voting Agreements at any meeting of the Parent Shareholders during the pendency of the voting period set forth in the Proxy Statement/Prospectus.
(f)   Parent agrees not to recognize, register or give effect to any such transfer in violation of the Voting Agreements.
(g)   Each of the parties shall cooperate with the other parties to establish an equity incentive plan (“Bermuda NewCo Equity Plan”) for service providers of Bermuda NewCo and its Subsidiaries, effective as of (and contingent on) the Closing, subject to the approval of the shareholders of Parent in the Proxy Statement/Prospectus; provided, that the proposed form of the Bermuda NewCo Equity Plan shall be prepared and delivered by Parent to the Company at least ten (10) Business Days prior to the filing of such Proxy Statement/Prospectus and Parent shall provide the Company with a reasonable opportunity to review and comment on the proposed form of the Bermuda NewCo Equity Plan.
Section 7.05   Reasonable Best Efforts.
(a)   Subject to the terms and conditions of this Agreement, including Section 7.05(e), each of the parties shall, and shall cause their respective Affiliates to, use its reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as reasonably practicable and to consummate and make effective the Transactions as promptly as reasonably practicable, including (A) using reasonable best efforts to take all such actions contemplated by the terms of the Statutory Merger Agreement, (B) otherwise using reasonable best efforts to prepare and file promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (C) using reasonable best efforts to execute and deliver any additional instruments necessary, proper or advisable to consummate the Transactions, (ii) obtain all Consents from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions, including any such Consents required with respect to the Company Insurance Approvals, the Parent Insurance Approvals and under applicable Antitrust Laws, (iii) take any and all steps that are necessary, proper or advisable to avoid each and every impediment under any applicable Law that may be asserted by, or Action that may be entered by, any Governmental Authority with respect to this Agreement or any Ancillary Agreement or the Transactions, as promptly as practicable and (iv) defend or contest in good faith any Action by any third party (including any Governmental Authority), whether judicial or administrative, challenging this Agreement or any Ancillary Agreement or that would otherwise reasonably be expected to prevent or impede, interfere with, hinder or delay in any material respect the consummation of the Transactions, including by seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed.

(b)   In furtherance and not in limitation of the foregoing, the Company and Parent shall each use its reasonable best efforts to (i) take all action necessary to ensure that no Takeover Law is or becomes applicable to any of the Transactions or this Agreement or any Ancillary Agreement and refrain from taking any actions that would cause the applicability of such Laws and (ii) if the restrictions of any Takeover Law become applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Ancillary Agreements and otherwise lawfully minimize the effect of such Takeover Law on the Transactions.
(c)   Without limiting the general applicability of Section 7.05(a), each of the Company, Parent and Bermuda NewCo shall, in consultation and cooperation with the other and as promptly as practicable and in no event later than thirty (30) days following the date of this Agreement, file (i) with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice the notification and report form, if any, required under the HSR Act with respect to the Transactions and (ii) with applicable Insurance Regulators, all documents, forms, filings or other submissions required under applicable Insurance Laws with respect to the Transactions. Any such filings shall comply in all material respects with the requirements of applicable Law.
(d)   Each of the parties shall consult with one another with respect to the obtaining of all Consents from any Governmental Authority necessary, proper or advisable to consummate the Transactions and each of the parties shall keep the others reasonably apprised on a prompt basis of the status of matters relating to such Consents. The Company and Parent shall have the right to review in advance and, subject to any restrictions under applicable Law, each shall consult the other on, any filing made with, or written materials submitted to, any Governmental Authority in connection with the Transactions and each party agrees to reasonably consider comments of the other parties thereon. Each of the parties shall promptly furnish to each other copies of all such filings and written materials after their filing or submission, in each case subject to applicable Laws. Each of the parties shall promptly advise each other upon receiving any communication from any Governmental Authority with respect to any Consent necessary, proper or advisable to consummate the Transactions, including promptly furnishing each other copies of any written or electronic communication, and shall promptly advise each other when any such communication causes such party to believe that there is a reasonable likelihood that any such Consent will not be obtained or that the receipt of any such Consent will be materially delayed or conditioned. No party shall, and each party shall cause its Affiliates not to, permit any of its Representatives to participate in any live or telephonic meeting (other than non-substantive scheduling or administrative calls) with any Governmental Authority in respect of any filings, investigation or other inquiry relating to the Transactions unless it consults with the other in advance and, to the extent permitted by applicable Law and by such Governmental Authority, gives the other parties the opportunity to attend and participate in such meeting. Notwithstanding the foregoing, in no event will any party be required to disclose to any other party any Personal Information, except to the extent required under applicable Law or as requested by any Governmental Authority.
(e)   Notwithstanding the foregoing, nothing in this Agreement shall require, or be construed to require, any party or any of their respective Affiliates to take or refrain from taking, any action or to suffer to exist any term, condition, obligation, restriction, requirement, limitation, qualification, remedy or other action imposed, required or requested by any Governmental Authority that, individually or in the aggregate with any other term, condition, obligation, restriction, requirement, limitation, qualification, remedy or other action, would or would reasonably be expected to (i) materially and adversely affect the economic benefits reasonably anticipated by such party and its Affiliates to be received by them as a result of the Transactions taken as a whole or (ii) impose any requirement on a party or any of its Affiliates relating to the contribution of capital, keepwell or capital maintenance arrangements or maintaining risk based capital level or any restrictions on dividends or distributions (any such agreement, action, impairment or imposition, a “Burdensome Condition”).
Section 7.06   Public Announcements.   The Company, Parent and the Designated Equityholders shall agree on a press release announcing the entering into of this Agreement and the Transactions. Thereafter, the Company Equityholders, the Company and Parent (and each of their respective Affiliates and Representatives) shall consult with each other before issuing any press release or otherwise making any public statements (including scheduling of a press conference or conference call with investors or analysts) with respect to this Agreement or any Ancillary Agreement or any of the Transactions and shall not issue any such press release or make any such public statement without the prior consent of each of the other parties, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that (i) a party may, without the prior consent of the other parties, issue such press release or make such public statement (a) as may be required by Law or order, or in the case of Parent, the applicable rules and regulations of the Nasdaq or any listing agreement with the Nasdaq, (b) as contemplated by or to enforce its rights and remedies under this Agreement or any Ancillary Agreement or (c) if such press release or public statement is not materially inconsistent with previous press releases or public statements made by other parties to this Agreement in compliance with this Section 7.06 and (ii) Parent may, without the prior written consent of the other parties, make any communication regarding a Takeover Proposal or from and after an Adverse Recommendation Change, in each case, solely to the extent permitted by Section 7.03.
Section 7.07   Access to Information; Confidentiality.
(a)   Subject to applicable Law, upon reasonable notice, the Company shall afford to Parent and Parent’s Representatives reasonable access during normal business hours to the Company’s officers, employees, agents, properties, books, Contracts and records and the Company shall furnish to Parent and Parent’s Representatives such information concerning its business, personnel, assets, liabilities and properties as Parent may reasonably request; provided that Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company; provided, further, however, that the Company shall not be obligated to provide such access or information if the Company determines, in its reasonable judgment, that doing so could violate applicable Law or a Contract or obligation of confidentiality owing to a third party, waive the protection of an attorney-client privilege or other legal privilege or expose the Company to risk of liability for disclosure of sensitive or personal information. Without limiting the foregoing, in the event that the Company does not provide access or information in reliance on the immediately preceding sentence, it shall provide notice to Parent that it is withholding such access or information and shall use its reasonable best efforts to communicate, to the extent feasible, the applicable information in a way that would not violate the applicable Law, Contract or obligation, risk waiver of such privilege or expose the Company to such risk. All requests for information made pursuant to this Section 7.07(a) shall be directed to the Person designated by the Company. Until the Closing, the information provided will be subject to the terms of the Mutual Non-Disclosure Agreement dated as of March 18, 2024, by and among Kestrel Service Corporation and Parent (as may in the future be amended from time to time, the “Confidentiality Agreement”).
(b)   Subject to applicable Law, upon reasonable notice, Parent shall afford to the Company and the Company’s Representatives reasonable access during normal business hours to Parent’s officers, employees, agents, properties, books, Contracts and records and Parent shall furnish to the Company and the Company’s Representatives such information concerning its business, personnel, assets, liabilities and properties as the Company may reasonably request; provided that the Company and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of Parent; provided, further, however, that Parent shall not be obligated to provide such access or information if Parent determines, in its reasonable judgment, that doing so could violate applicable Law or a Contract or obligation of confidentiality owing to a third party, waive the protection of an attorney-client privilege or other legal privilege or expose Parent to risk of liability for disclosure of sensitive or personal information. Without limiting the foregoing, in the event that Parent does not provide access or information in reliance on the immediately preceding sentence, it shall provide notice to the Company that it is withholding such access or information and shall use its reasonable best efforts to communicate, to the extent feasible, the applicable information in a way that would not violate the applicable Law, Contract or obligation, risk waiver of such privilege or expose Parent to such risk. All requests for information made pursuant to this Section 7.07(b) shall be directed to the Person designated by Parent. Until the Closing, the information provided will be subject to the terms of the Confidentiality Agreement.
(c)   Subject to applicable Law, for a period of seven (7) years from and after the Closing, upon reasonable notice, Bermuda NewCo shall afford to the Company Equityholders (and their respective

Representatives) reasonable access, the right to examine and make copies, in each case, during normal business hours to, the books and records of the Company for any reasonable business purpose, including the preparation or examination of a Company Equityholder’s or its Affiliates’ governmental, regulatory and Tax filings and financial statements and the conduct of any litigation, arbitration or dispute resolution, whether pending or threatened, concerning the Kestrel Business and the Transactions and (ii) maintain the books and records of the Company for the foregoing examination and copying for a period of seven (7) years following the Closing; provided that the Company Equityholders and their respective Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of Bermuda NewCo; provided, further, however, that Bermuda NewCo shall not be obligated to provide such access or information if Bermuda NewCo determines, in its reasonable judgment, that doing so could violate applicable Law or a Contract or obligation of confidentiality owing to a third party, waive the protection of an attorney-client privilege or other legal privilege or expose Bermuda NewCo to risk of liability for disclosure of sensitive or personal information. Without limiting the foregoing, in the event that Bermuda NewCo does not provide access or information in reliance on the immediately preceding sentence, it shall provide notice to the applicable Company Equityholder that it is withholding such access or information and shall use its reasonable best efforts to communicate, to the extent feasible, the applicable information in a way that would not violate the applicable Law, Contract or obligation, risk waiver of such privilege or expose Bermuda NewCo to such risk. All requests for information made pursuant to this Section 7.07(c) shall be directed to the Person designated by Bermuda NewCo.
(d)   No party shall be deemed to violate any of its obligations under the Confidentiality Agreement as a result of performing any of its obligations under this Agreement or any Ancillary Agreement.
Section 7.08   Indemnification and Insurance.
(a)   For a period of six (6) years from and after the Closing, Bermuda NewCo shall and shall cause the Company and Parent, as applicable, to, (i) indemnify, defend and hold harmless each Person who (x) at the Second Merger Effective Time is, or at any time prior to the Company Contribution Effective Time was, a director or officer of the Company or of a Subsidiary of the Company or (y) at the Second Merger Effective Time is, or at any time prior to the First Merger Effective Time was, a director or officer of Parent or of a Subsidiary of Parent (each, together with such Person’s heirs, executors and administrators, an “Indemnitee”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including reasonable and documented fees and expenses of legal counsel) in connection with any Action (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (A) the fact that an Indemnitee is or was a director or officer of the Company, Parent or such Subsidiary or (B) acts or omissions by an Indemnitee in the Indemnitee’s capacity as a director, officer, employee or agent of the Company, Parent or such Subsidiary or taken at the request of the Company, Parent or such Subsidiary (including in connection with serving at the request of the Company, Parent or such Subsidiary as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan)), in each case under clause (A) or (B), at, or at any time prior to, the Company Contribution Effective Time or the First Merger Effective Time, as applicable (including any Action relating in whole or in part to the Transactions or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnitee), to the fullest extent permitted under applicable Law and (ii) assume all obligations of the Company, Parent and such Subsidiaries to the Indemnitees in respect of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Company Contribution Effective Time or the First Merger Effective Time, as applicable, as provided in the Company Organizational Documents, Parent Organizational Documents and the organizational documents of such Subsidiaries as in effect on the date of this Agreement or in any agreement in existence as of the date of this Agreement providing for indemnification between the Company or any of its Subsidiaries, or Parent or any of its Subsidiaries, as applicable, and any Indemnitee. Without limiting the foregoing, Bermuda NewCo, from and after the Second Merger Effective Time shall cause, to the fullest extent permitted under applicable Law, each of the limited liability company agreement of the Company, the memorandum of association and bye-laws of Parent and the memorandum of association and bye-laws of Bermuda NewCo to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities of directors and officers and indemnification than are set forth as of the date of this Agreement in the Company Organizational Documents, the Parent Organizational Documents or the organizational documents of the Company’s and Parent’s respective Subsidiaries, as applicable, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees. In addition, from the Second Merger Effective Time, Bermuda NewCo shall, and shall cause the Company and Parent to, advance the reasonable and documented expenses (including reasonable and documented fees and expenses of legal counsel) of any Indemnitee under this Section 7.08 (including in connection with enforcing the indemnity and other obligations referred to in this Section 7.08) as incurred to the fullest extent permitted under applicable Law; provided that the Persons to whom expenses are advanced provides an undertaking to repay such advances if it shall be finally determined by a court of competent jurisdiction that such Person is not entitled to be indemnified, defended and held harmless pursuant to this Section 7.08(a).
(b)   None of Bermuda NewCo, US NewCo, Parent or the Company shall settle, compromise or consent to the entry of any judgment in any threatened or actual Action, litigation, claim or proceeding relating to any acts or omissions covered under this Section 7.08 (each, a “Claim”) for which indemnification has been sought by an Indemnitee hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnitee from all liability arising out of such Claim or such Indemnitee otherwise consents in writing to such settlement, compromise or consent. Each of Bermuda NewCo, US NewCo, Parent, the Company and the Indemnitees shall cooperate in the defense of any Claim and shall provide access to properties and Persons as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.
(c)   The provisions of this Section 7.08 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her Representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have under the Company Organizational Documents, the Parent Organizational Documents or the organizational documents of the Company’s and Parent’s respective Subsidiaries, as applicable, by contract or otherwise. The obligations of Bermuda NewCo, US NewCo, the Company and Parent under this Section 7.08 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 7.08 applies unless (x) such termination or modification is required by applicable Law or (y) the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 7.08 applies shall be third-party beneficiaries of this Section 7.08).
(d)   In the event that Bermuda NewCo, US NewCo, Parent, the Company or any of their respective successors or assigns (i) consolidates or amalgamates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation, amalgamation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Bermuda NewCo, US NewCo, Parent or the Company shall assume all of the obligations thereof set forth in this Section 7.08.
Section 7.09   Rule 16b-3.   Prior to the First Merger Effective Time, Parent and Bermuda NewCo shall take such steps as may be reasonably necessary or advisable to cause any dispositions of Parent’s equity securities (including derivative securities), any acquisitions of Bermuda NewCo equity securities (including derivatives thereof), as applicable, resulting from the Transactions by each individual who (a) is a director or officer of Parent or (b) will be a director or officer of Bermuda NewCo, in each case, subject to the reporting requirements of Section 16 of the Exchange Act (or who will become subject to the reporting requirements of Section 16 of the Exchange Act as a result of the Transactions) to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 7.10   Tax Matters.
(a)   The parties agree (i) to treat the Company Contribution and the receipt of the Company Contribution Consideration in accordance with the Allocation Schedule and the First Merger, collectively, in accordance with the Intended US NewCo Contribution Tax Treatment, (ii) to treat the

Earnout Shares as issued in connection with the Company Contribution and, accordingly, as part of the Company Contribution Consideration for purposes of the Intended US NewCo Contribution Tax Treatment, (iii) to treat the Second Merger in accordance with the Intended Bermuda NewCo Contribution Tax Treatment, and (iv) to treat the Mergers in accordance with the Intended Reorganization Tax Treatment.
(b)   Each of the parties shall use their respective reasonable best efforts to cause the Company Contribution and the First Merger, collectively, to qualify for the Intended US NewCo Contribution Tax Treatment, and agree not to, and not to permit or cause any Affiliate or any Subsidiary to, take any actions or cause any action to be taken that would reasonably be expected to prevent the Company Contribution and the First Merger, collectively, from qualifying for the Intended US NewCo Contribution Tax Treatment. Each of the parties shall further use their respective reasonable best efforts to cause the Second Merger to qualify for the Intended Bermuda NewCo Contribution Tax Treatment, and agree not to, and not to permit or cause any Affiliate or any Subsidiary to, take any actions or cause any action to be taken that would reasonably be expected to prevent the Second Merger from qualifying for the Intended Bermuda NewCo Contribution Tax Treatment.
(c)   Upon the Company’s written request, Parent shall use reasonable best efforts to deliver to Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company (“Company’s Counsel”), and Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to Parent (“Parent’s Counsel”), tax representation letters dated as of the date the Registration Statement will have been declared effective by the SEC and signed by an officer of each of US NewCo, Parent, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC containing representations of US NewCo, Parent, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC in substantially the form attached hereto as Exhibit F. Upon Parent’s written request, the Company shall use reasonable best efforts to deliver to Parent’s Counsel and Company’s Counsel tax representation letters dated as of the date the Registration Statement will have been declared effective by the SEC and signed by an officer of the Company containing representations of the Company in substantially the form attached hereto as Exhibit G.
(d)   The Company will make an election to “push out” imputed underpayments under Section 6226 of the Code (or any similar provisions under state or local Law) for any pre-Closing Tax period.
Section 7.11   Employee Benefit Plan Matters.
(a)   If requested by Parent in writing delivered to the Company at least thirty business days prior to the Closing Date, the Company and each of its Subsidiaries shall take all actions necessary to withdraw as a participating employer from the Resourcing Edge Retirement Savings Plan (the “401(k) Plan”) and cause the portion of the 401(k) Plan attributable to the Company and its employees to be spun-off into a separate plan (the “Spin-Off Plan”), which Spin-Off Plan shall be terminated by the Company, effective as of no later than the day immediately preceding the Closing Date, and contingent upon the occurrence of the Closing, and provide that participants in the Spin-Off Plan shall become fully vested in any unvested portion of their Spin-Off Plan accounts as of the date such plan is terminated. If such request to withdraw from the 401(k) Plan is made, the Company shall provide Parent with evidence of such withdrawal and of the adoption and termination of the Spin-Off Plan (each effective no later than immediately prior to the Closing Date and contingent on the Closing) pursuant to resolutions of the Company. The Company shall provide Parent with a reasonable opportunity to review and comment on the form and substance of such resolutions. Parent shall designate a tax-qualified defined contribution retirement plan with a cash or deferred arrangement that is sponsored by Parent or one of its Subsidiaries (the “Parent 401(k) Plan”) that will cover the employees of the Company effective as of the Closing Date. In connection with the Company’s withdrawal from the 401(k) Plan and termination of the Spin-Off Plan, Parent shall cause the Parent 401(k) Plan to accept from the Spin-Off Plan the “direct rollover” of the account balance (including the in-kind rollover of promissory notes evidencing all outstanding loans) of each active employee of the Company who had an account balance in the 401(k) Plan as of the date such plan is terminated and who elects such direct rollover in accordance with the terms of the 401(k) Plan and the Code.
(b)   The Company or its applicable Subsidiaries shall, as soon as reasonably practicable following the date of the Agreement and in no event later than two days prior to the Closing Date, (i) use their reasonable best efforts to secure from each Person who has a right to any payments or benefits or potential right to any payments or benefits (including, without limitation, under any Company Plan) that would be deemed to constitute “parachute payments” (within the meaning of Section 280G of the Code), if any, a waiver, subject to the approval described in clause (ii), of such Person’s rights to all of such parachute payments that are equal to or in excess of three times such Person’s “base amount” (within the meaning of Section 280G of the Code) less one dollar (the “Waived 280G Benefits”) and (ii) solicit the approval of the equityholders of the Company or its Subsidiaries, as applicable, to the extent and in the manner required under Section 280G(b)(5)(B) of the Code and the regulations promulgated thereunder, of any Waived 280G Benefits. In connection with the foregoing, Parent shall provide the Company with all information reasonably necessary to allow the Company to determine whether any payments made or to be made or benefits granted or to be granted pursuant to any employment agreement or other agreement, arrangement or contract entered into or negotiated by Parent or its Affiliates (“Parent Payments”), together with all other “parachute payments” (within the meaning Section 280G of the Code), could reasonably be considered to be “parachute payments” at least twenty (20) business days prior to the Closing Date (and shall further provide any such updated information as is reasonably necessary prior to the Closing Date). No later than one day prior to the Closing Date, the Company shall deliver to Parent (and Parent’s legal counsel) a written certification that either (A) the requisite vote was obtained with respect to the Waived 280G Benefits (the “280G Approval”) or (B) the 280G Approval was not obtained and, as a consequence, the Waived 280G Benefits have not been and shall not be made or provided, and any previously paid or provided Waived 280G Benefits shall be returned or recovered. Not less than three business days prior to distributing any material relating to such vote (including any waivers, consents or disclosure statements), the Company shall provide Parent with drafts of such materials (which shall be subject to Parent’s reasonable review and comment) along with the Pearl Meyer analysis under Section 280G of the Code. In no event shall the foregoing be construed to require the Company (or any of its Affiliates) to compel any such Person to waive any existing rights under any contract or agreement that such Person has with the Company or any of its Affiliates or any other Person, and in no event shall the Company (or any of its Affiliates) be deemed in breach if any such Person refuses to waive any such rights or if the shareholders fail to approve any Waived 280G Benefits. Notwithstanding anything to the contrary in this Agreement, to the extent Parent has provided inaccurate information, or Parent’s omission of information has resulted in inaccurate information, with respect to any Parent Payments, there shall be no breach of the covenant contained herein or the representation set forth in Section 5.10(h) of the Agreement to the extent caused by such inaccurate or omitted information.
(c)   The parties hereto acknowledge and agree that all provisions contained in this Section 7.11 are included for the sole benefit of the parties hereto, and that nothing in this Section 7.11, whether express or implied, (i) shall create any third-party beneficiary or other rights (A) in any other person, including any employees or former employees of the Company or any Affiliate of the Company or any dependent or beneficiary thereof, or (B) to continued employment with Parent, the Company or any of their respective Affiliates (including, following the Closing Date), (ii) shall be treated as an amendment or other modification of any Company Plan or Parent Plan, or (iii) shall limit the right of Parent, the Company or any of their respective Affiliates to amend, terminate or otherwise modify any Company Plan or Parent Plan.
Section 7.12   Notification of Certain Matters; Shareholder Litigation.   During the period from the date of this Agreement through the earlier of the Closing or the termination of this Agreement in accordance with its terms, each party shall give prompt notice to the other parties, of any Actions commenced or, to such party’s Knowledge, threatened against such party which relates to this Agreement, the Ancillary Agreements or the Transactions. Each party shall provide the other parties with any pleadings and correspondence relating to any Actions involving it, any of its officers or directors or any other of its Representatives relating to this Agreement, the Ancillary Agreements or the Transactions and will keep the other reasonably and promptly informed regarding the status of any Actions. Subject to applicable Law, each of the parties shall give the other parties the opportunity to participate, at each such other party’s sole cost and expense, in the defense and settlement of any litigation by any shareholder of Parent against Parent or its directors relating to this Agreement, the Ancillary Agreements or the Transactions, and no such settlement shall be agreed to without the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Without limiting the preceding sentence, each of the parties shall give the other parties the right to review and comment on all filings or responses to be made by it in connection with any such Actions, and it will in good faith take such comments into account; provided, however, that no party shall be obligated to provide such access or information if such party determines, in good faith and in its reasonable judgment, that doing so could waive the protection of an attorney-client privilege or other legal privilege; provided, further, that each of the parties shall use its reasonable best efforts to provide such access or information in a manner that would not risk waiver of such privilege.
Section 7.13   Voting Matters.
(a)   Immediately following the execution of this Agreement, US NewCo shall execute and deliver, in accordance with Section 106 of the Bermuda Companies Act and in its capacity as the sole shareholder of Merger Sub Ltd., a written consent approving this Agreement, the Statutory Merger Agreement and the Transactions (the “Merger Sub Ltd. Shareholder Approval”).
(b)   Immediately following the execution of this Agreement, Parent shall execute and deliver, in its capacity as the sole shareholder of Bermuda NewCo, a written consent approving this Agreement, the Ancillary Agreements and the Transactions (the “Bermuda NewCo Shareholder Approval”).
Section 7.14   Stock Exchange De-listing.   Parent shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done all things, necessary, proper or advisable under applicable Laws and the rules and policies of the Nasdaq and the SEC, to cause Parent Shares to be de-listed from the Nasdaq and de-registered under the Exchange Act as soon as reasonably practicable following the First Merger Effective Time.
Section 7.15   Stock Exchange Listing.   Each of Bermuda NewCo and Parent shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done all things, necessary, proper or advisable under applicable Laws and the rules and policies of the Nasdaq and the SEC to enable the listing of the Bermuda NewCo Shares to be issued in connection with the Second Merger (and as a result thereof, the First Merger and the Company Contribution) on the Nasdaq no later than the Second Merger Effective Time, subject to official notice of issuance.
Section 7.16   Additional Agreements.   At the Closing, each of Bermuda NewCo and the Company Equityholders party thereto shall duly execute and deliver each of the Registration and Investor Rights Agreements and the Amended and Restated Option Agreement in order for each to be in full force and effective as of the Second Merger Effective Time.
Section 7.17   Company Exclusivity.   From and after the date hereof until the Company Contribution Effective Time or, if earlier, the termination of this Agreement in accordance with Article IX, the Company shall, and shall cause each of its Subsidiaries and Representatives to, not, (a) solicit, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any third party (other than Parent and its Representatives) concerning any purchase of the Company Units or any merger, sale of all or a material portion of the assets of the Company or any of its Subsidiaries or similar transactions involving the Company or any of its Subsidiaries (other than assets sold in the ordinary course of business consistent with past practice) (a “Company Acquisition Transaction”), (b) provide non-public information or documentation with respect to the Company or any of its Subsidiaries to any Person, other than Parent, Bermuda NewCo or their respective Subsidiaries or its or their Representatives, relating to a Company Acquisition Transaction or (c) enter into any letter of intent, definitive agreement or other arrangement or understanding with any Person, other than Parent, Bermuda NewCo or their respective Subsidiaries, relating to a Company Acquisition Transaction. Promptly following the execution of this Agreement, the Company shall promptly inform its Representatives of its obligations under this Section 7.17.
Section 7.18   Parent Voting Matters.
(a)   Prior to Parent Shareholder Approval being obtained, at any duly called meeting of the Parent Shareholders (whether annual, special or otherwise), or any adjournment, recess, reconvening or postponement thereof, and in any action by written consent of the Parent Shareholders in lieu of such a meeting, Parent shall cause its Subsidiaries to, if such a meeting is held, appear at such meeting, in person or by proxy, or otherwise cause its Hook Shares to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all their Hook Shares:
(i)   in favor of each of the Parent Bye-Law Resolutions (subject, in the case of the Parent Voting Cutback Bye-Law Resolution, to Section 33 of the Parent Bye-Laws);
(ii)   in favor of the First Merger Resolution;
(iii)   in favor of any proposal to adjourn or postpone the Parent Shareholders Meeting if Parent reasonably believes (after consultation with the Company) there will be insufficient Parent Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Shareholders Meeting or to obtain the Parent Shareholder Approval to the extent permitted or required pursuant to Section 7.04(c);
(iv)   in favor of any proposal that the Parent Board has determined, after consultation with the Company, is designed to facilitate the consummation of the First Merger and the Second Merger;
(v)   against any Takeover Proposal;
(vi)   against any action, proposal, transaction, arrangement or agreement involving Parent or any of its Subsidiaries, in each case, that would reasonably be expected to prevent, materially delay or impair the consummation of the First Merger, the Second Merger or the other Transactions on a timely basis, including any amendments to the Parent Organizational Documents (other than as may be provided for in Section 7.18(a)(i) or otherwise permitted under this Agreement); and
(vii)   against any action, proposal, transaction, arrangement or agreement which would reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of Parent under this Agreement.
(b)   Parent shall not, and shall cause its Subsidiary that owns the Hook Shares not to directly or indirectly take any action (or fail to take any action) that would reduce the right or ability of Parent’s Subsidiary that owns the Hook Shares to vote all of the Hook Shares in the manner set forth in Section 7.18(a).
(c)   Parent, on behalf of itself and its Subsidiaries, agrees that, prior to the Parent Shareholder Approval being obtained, it and its Subsidiaries shall not, without the Company’s prior written consent, (i) directly or indirectly (A) offer for sale, offer, sell (including short sales), transfer, tender, pledge, encumber, assign, exchange, hypothecate, convey any legal or beneficial ownership interest in or otherwise dispose of (including by gift, by merger or amalgamation (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law, or otherwise) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit- or loss-sharing arrangement) with respect to or related to any or all of the Hook Shares or the Parent’s and its Subsidiaries’ voting or economic interest therein or (B) consent to or approve any of the foregoing in this clause (i), or (ii) grant any proxies or powers of attorney with respect to, or deposit into a voting trust or enter into a voting arrangement, whether by proxy, voting agreement or otherwise with respect to, or related to any or all of the Hooks Shares or agree, commit or enter into any understanding to enter into any such voting trust, voting arrangement, proxy or voting agreement. Any attempted Transfer of the Hook Shares or any interest therein in violation of this Section 7.18(c) shall be null and void.
(d)   Parent, on behalf of itself and Subsidiaries, agrees that all Parent Shares that any Subsidiary of Parent purchases, acquires the right to vote, or otherwise acquires beneficial ownership of after the execution and delivery of this Agreement and until the Parent Shareholder Approval is obtained shall be subject to the terms and conditions of this Agreement and shall constitute Hook Shares for all purposes of this Agreement. In the event of a stock dividend or distribution, subdivision, reclassification, recapitalization, split (including a reverse stock split), combination, merger, amalgamation, issuer tender or exchange offer, exchange of shares or similar transaction, or other receipt of Parent Shares by any of Parent’s Subsidiaries, the term “Hook Shares” shall be deemed to refer to and include the Hook Shares initially subject hereto, as well as any additional Parent Shares acquired or received by such Subsidiary of Parent in connection with any such stock dividend or distribution, subdivision, reclassification, recapitalization, split (including a reverse stock split), combination, merger, amalgamation, issuer tender or exchange offer, exchange of shares or similar transaction and any securities into which or for which any or all of the Hook Shares may be changed or exchanged or which are received in such transaction or otherwise acquired or received.
Section 7.19   Parent Investment Asset Reporting.   Within seven (7) business days after the end of each calendar month during the period between the date hereof and the Closing Date, Parent shall provide the Company with an updated listing of the Parent Investment Assets as of the last day of the preceding calendar month and other reporting and data in respect of the Parent Investment Assets that the Company reasonably requests.
Section 7.20   Bermuda NewCo Segment Financial Reporting.   Following the Closing and through the date Bermuda NewCo files its Annual Report on Form 10-K for the Third Measurement Period, subject to the requirements of applicable Law and GAAP, Bermuda NewCo shall cause all of Bermuda NewCo’s periodic Exchange Act filings with the SEC to be prepared and reported on the basis of three separate financial reporting segments, which shall be:
(a)   a “Legacy Reinsurance” reporting segment, which will report the assets, liabilities, income, expenses and results of operations of the Maiden Business;
(b)   an “Insurance Programs” reporting segment, which will report the assets, liabilities, income, expenses and results of operations of the Kestrel Business; and
(c)   a “Corporate” reporting segment, which will report all general corporate and management-related expenses and costs incurred by Bermuda NewCo and its Subsidiaries following the Closing.
Section 7.21   Maiden Reinsurance Ltd. Acquisition of Bermuda NewCo Interests.   No later than two (2) days before the Closing, Parent shall cause Maiden Reinsurance Ltd. to become the owner of 10% of the interests in Bermuda NewCo such that, after such transaction until the Closing, Parent owns 90% of the interests in Bermuda NewCo and Maiden Reinsurance Ltd. owns 10% of the interests in Bermuda NewCo.
Section 7.22   Noteholder Litigation Matter.
(a)   From and after the Closing, Bermuda NewCo shall indemnify, defend and hold harmless each of the Company Equityholders from and against all Litigation Losses in each case, based upon each Company Equityholder’s Company Equityholder Percentage in accordance with the terms of this Section 7.22.
(b)   If a settlement or judgment in respect of the Noteholder Litigation Matter occurs at least ten (10) Business Days prior to the Closing, within five (5) Business Days following the settlement of, or the rendering of any judgment with respect to, the Noteholder Litigation Matter, Parent shall provide written notice to the Company setting forth in reasonable detail the amount of all Litigation Losses, and whether Parent elects to pay the aggregate of such Company Equityholder’s Company Equityholder Percentage of the Litigation Losses in cash or duly authorized, validly issued, fully paid and nonassessable US NewCo Interests or a combination thereof and such payment shall be made as an adjustment to the Company Closing Cash Consideration and/or the Company Closing Interests, as the case may be, payable as set out in Section 2.01. In the event any Litigation Losses are paid pursuant to this Section 7.22(b) in US NewCo Interests, such payment shall be based on the volume weighted average price of Parent Shares on the Nasdaq, as reported by Bloomberg, for the thirty (30) consecutive trading days ending on the date immediately preceding the Closing Date; provided, that in the event that the Parent Shares are not listed on the Nasdaq for the thirty (30) consecutive trading days ending on the date immediately preceding the Closing Date, the payment in US NewCo Interests shall be based on the volume weighted average price of Parent Shares on the Nasdaq, as reported by Bloomberg, for the most recent thirty (30) consecutive trading day period during which the Parent Shares were traded on the Nasdaq prior to the Closing Date.

(c)   If a settlement or judgment in respect of the Noteholder Litigation Matter occurs less than ten (10) Business Days prior to the Closing, on the later of five (5) Business Days following (x) the Closing or (y) the settlement of, or the rendering of any judgment with respect to, the Noteholder Litigation Matter, Bermuda NewCo shall provide written notice to each Company Equityholder setting forth in reasonable detail the amount of all Litigation Losses, and whether Bermuda NewCo elects to pay all such Company Equityholder’s Company Equityholder Percentage of the Litigation Losses in cash or duly authorized, validly issued, fully paid and nonassessable Bermuda NewCo Shares or a combination thereof. With respect to each Company Equityholder, such payment and/or share issuance shall be made by Bermuda NewCo no later than ten (10) Business Days following delivery of such written notice regarding the form of consideration to be paid by Bermuda NewCo as described in the immediately preceding sentence. In the event any Litigation Losses are paid pursuant to this Section 7.22(c) in Bermuda NewCo Shares, such payment shall be based on the volume weighted average price of Bermuda NewCo Shares on the Nasdaq, as reported by Bloomberg, for the thirty (30) consecutive trading days ending on the date immediately preceding the date on which such payment in Bermuda NewCo Shares is made; provided, that in the event that the Bermuda NewCo Shares are not listed on the Nasdaq for the thirty (30) consecutive trading days ending on the date immediately preceding the date on which such payment in Bermuda NewCo Shares is made, the payment in Bermuda NewCo Shares shall be based on the volume weighted average price of Bermuda NewCo Shares on the Nasdaq, as reported by Bloomberg, for the most recent thirty (30) consecutive trading day period during which the Bermuda NewCo Shares were traded on the Nasdaq prior to the date on which such payment in Bermuda NewCo Shares is made. Any payment pursuant this Section 7.22 is intended to be, and each of the parties agrees to treat as, an adjustment to the Company Contribution Consideration.
(d)   The parties agree that any issuance of Parent Shares or Bermuda NewCo Shares pursuant to this Section 7.22 shall not be subject to either the restrictions contained in Bye-Law No. 6 of Bermuda NewCo’s Bye-Laws or Section 2.01(i) of this Agreement.
(e)   During the period from the date hereof to the Closing, subject to the Company obligations of confidentiality hereunder, Parent shall: (i) provide the Company with copies of any material document filed, served, produced or obtained in the course of the Noteholder Litigation Matter and such other information reasonably requested by the Company in connection with the Noteholder Litigation Matter (including Common Interest Material, as defined below) as promptly as practicable; and (ii) keep the Company informed of, and reasonably consult with the Company with respect to, material developments, including any settlement discussions or proposals, with respect to the Noteholder Litigation Matter. In providing to the Company any documents or information about the Noteholder Litigation Matter (the “Common Interest Material”) as required by this paragraph (e), the parties agree that Parent and its Subsidiaries shall not waive any applicable privilege or protection that may attach to such Common Interest Material as between Parent and its counsel, it being the express intent of the parties to preserve intact, and not waive, in whole or in any part, any and all privileges to which Common Interest Material, or any part of it, is, may be or may in the future become subject. Without limiting the foregoing, any materials prepared in anticipation of the Noteholder Litigation Matter by any of the parties, their respective Affiliates or any of their respective representatives shall remain subject to attorney work product protection.
(f)   In the event that Bermuda NewCo, US NewCo, Parent, the Company or any of their respective successors or assigns (i) consolidates or amalgamates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation, amalgamation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Bermuda NewCo, US NewCo, Parent or the Company shall assume all of the obligations thereof set forth in this Section 7.22.
ARTICLE VIII
CONDITIONS PRECEDENT
Section 8.01   Conditions to Each Party’s Obligation to Effect the Second Merger, the First Merger and the Company Contribution.   The respective obligations of each party to effect the Second Merger, the

First Merger and the Company Contribution shall be subject to the satisfaction (or waiver by the Company, Parent and each Designated Equityholder, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
(a)   Parent Shareholder Approval.   The Parent Shareholder Approval shall have been obtained.
(b)   Other Approvals.   (i) Any waiting period (or extension thereof) applicable to the Transactions under the HSR Act shall have been terminated or shall have expired and (ii) the Consents of, or declarations, notifications or filings with, and the other terminations or expirations of waiting periods required from, the Governmental Authorities set forth in Section 8.01(b) of the Company Disclosure Letter shall have been filed, have occurred or been obtained.
(c)   No Injunctions or Restraints.   No injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, “Restraints”) shall be in effect enjoining, restraining or otherwise making illegal or prohibiting consummation of the Second Merger, the First Merger and the Company Contribution. No Restraint shall impose any Burdensome Condition.
(d)   Burdensome Condition.   No Burdensome Condition shall have been imposed by a Governmental Authority.
(e)   Registration Statement Effectiveness.   The Registration Statement shall have been declared effective by the SEC under the Securities Act, no stop order by the SEC suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending.
(f)   Nasdaq Listing.   The Bermuda NewCo Shares issuable in connection with the Second Merger shall have been approved for listing on the Nasdaq, subject to official notice of issuance.
(g)   Additional Agreements.   At the Closing, AmTrust shall duly execute and deliver the Amended and Restated Option Agreement in order for such agreement to be in full force and effect as of the Second Merger Effective Time.
Section 8.02   Conditions to Obligations of Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC.   The obligations of Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC to effect the Second Merger, the First Merger and the Company Contribution are further subject to the satisfaction (or waiver by Parent, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
(a)   Representations and Warranties.   The representations and warranties of the Company and the Company Equityholders (i) set forth in Section 5.06(b) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made as of the Closing Date, (ii) set forth in Sections 4.01, 4.02(a), 4.03(a), 4.06, 5.01(a), 5.02(a), 5.02(b), 5.02(d), 5.03(a), 5.03(b) and 5.18 shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) set forth in this Agreement, other than those Sections specifically identified in clauses (i) or (ii) of this Section 8.02(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein) as of the date hereof and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.
(b)   Obligations and Agreements.   The Company shall have performed or complied in all material respects with the obligations and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(c)   Company Material Adverse Effect.   Since the date of this Agreement, there shall have occurred no Company Material Adverse Effect.
(d)   Additional Agreements.   At the Closing, (i) Kestrel Intermediate Ledbetter Holdings LLC shall duly execute and deliver the Ledbetter Registration and Investor Rights Agreements and (ii) the Company shall duly execute the Amended and Restated Option Agreement, in each case, in order for each to be in full force and effect as of the Second Merger Effective Time.
Section 8.03   Conditions to Obligations of the Company and the Company Equityholders.   The obligations of the Company and the Company Equityholders to effect the Second Merger, First Merger and the Company Contribution are further subject to the satisfaction (or waiver by the Company and each Designated Equityholder, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
(a)   Representations and Warranties.   The representations and warranties of Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC (i) set forth in Section 6.06(b) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made as of the Closing Date, (ii) set forth in Sections 6.01(a), 6.01(c), 6.02(a), 6.02(b), 6.02(c), 6.02(d), 6.03(a), 6.03(b), 6.03(c), 6.03(d), 6.03(e), 6.03(f), 6.03(h), 6.03(i), 6.03(j), 6.14, 6.27 and 6.28 shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) set forth in this Agreement, other than those Sections specifically identified in clauses (i) or (ii) of this Section 8.03(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date hereof and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, have a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC by an executive officer of Parent to such effect.
(b)   Obligations and Agreements.   Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC shall have performed or complied in all material respects with the obligations and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing. The Company shall have received a certificate signed on behalf of Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC by an executive officer of Parent to such effect.
(c)   Parent Material Adverse Effect.   Since the date of this Agreement, there shall have occurred no Parent Material Adverse Effect.
(d)   Additional Agreements.   At the Closing, Bermuda NewCo shall duly execute and deliver each of the Registration and Investor Rights Agreements.
ARTICLE IX
TERMINATION
Section 9.01   Termination.   This Agreement may be terminated and the Transactions abandoned at any time prior to the Company Contribution Effective Time, whether before or after receipt of the Parent Shareholder Approval (except as otherwise expressly noted):
(a)   by the mutual written consent of the Company and Parent duly authorized by each of the Company Board and the Parent Board;
(b)   by either of the Company or Parent:
(i)   if the Second Merger shall not have been consummated on or prior to July 29, 2025 (as such date may be extended pursuant to the first proviso of this Section 9.01(b)(i), and if applicable,

Section 10.08, the “Outside Date”); provided, however, that if on such date the condition precedent to the consummation of the Second Merger set forth in Section 8.01(a) shall not have been satisfied but all other conditions precedent to the consummation of the Second Merger have been satisfied (or, in the case of conditions that by their terms are to be satisfied at the Closing, are capable of being satisfied on that date), then the Outside Date shall be automatically be extended to September 29, 2025, and references to the “Outside Date” shall instead refer to such extended date; provided, further, that the right to terminate this Agreement under this Section 9.01(b)(i) shall not be available to the Company or Parent if the breach by such party of its representations and warranties set forth in this Agreement or the failure of such party to perform any of its obligations under this Agreement, its failure to act in good faith or its failure to use its reasonable best efforts to consummate the Transactions, including to the extent required by and subject to Section 7.05, has been a principal cause of or resulted in the failure of the Second Merger to be consummated on or prior to such date (it being understood that Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC shall be deemed a single party for purposes of the foregoing proviso);
(ii)   if any Restraint having the effect set forth in Section 8.01(c) shall be in effect and shall have become final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this Section 9.01(b)(ii) shall have performed in all material respects its obligations under this Agreement, acted in good faith and used reasonable best efforts to prevent the entry of and to remove such Restraint in accordance with its obligations under this Agreement (it being understood that Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC shall be deemed a single party for purposes of this Section 9.01(b)(ii));
(iii)   if the Parent Shareholder Approval shall not have been obtained following a vote thereon having been taken at the Parent Shareholders Meeting (or any adjournment or postponement thereof at which a vote on the matter has been taken); or
(iv)   if any Burdensome Condition shall have been imposed by a Governmental Authority and shall have become final and non-appealable;
(c)   by Parent, if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.02(a) or 8.02(b) and (B) is not reasonably capable of being cured prior to the Outside Date, or if reasonably capable of being cured, shall not have been cured by the earlier of the Outside Date and thirty (30) days following receipt by the Company of written notice of such breach or failure to perform from Parent stating Parent’s intention to terminate this Agreement pursuant to this Section 9.01(c) and the basis for such termination; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.01(c) if any of Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC is then in material breach of any of its representations, warranties, obligations or agreements hereunder; and
(d)   by the Company:
(i)   if Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.03(a) or 8.03(b) and (B) is not reasonably capable of being cured prior to the Outside Date, or if reasonably capable of being cured, shall not have been cured by the earlier of the Outside Date and thirty (30) days following receipt by Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 9.01(d)(i) and the basis for such termination; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.01(d)(i) if the Company is then in material breach of any of its representations, warranties, obligations or agreements hereunder; or

(ii)   if, prior to the receipt of the Parent Shareholder Approval, the Parent Board makes an Adverse Recommendation Change.
Section 9.02   Effect of Termination.   In the event of the termination of this Agreement as provided in Section 9.01, written notice thereof shall be given to the other parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Sections 9.02 and 9.03, Article X, the Confidentiality Agreement and the last sentence of Sections 7.07(a) and 7.07(b), all of which shall survive termination of this Agreement), and there shall be no liability on the part of any party or their respective former, current or future directors, officers, partners, shareholders, managers, members and Affiliates, except (a) as liability may exist pursuant to the provisions specified in the immediately preceding parenthetical that survive such termination and (b) subject to Section 9.03, that no such termination shall relieve any party from liability for any Willful Breach or Fraud.
Section 9.03   Termination Fee.
(a)   (a) Parent shall pay the Company within two (2) business days after the date of the termination of this Agreement, by wire transfer of immediately available funds to an account designated by the Company in writing, an amount equal to:
(i)   $7,000,000, in the event that this Agreement is terminated (i) by either Parent or the Company pursuant to Section 9.01(b)(i), Section 9.01(b)(ii) or Section 9.01(b)(iv), or (ii) by the Company pursuant to Section 9.01(d)(i) (the “Termination Fee”); provided that the principal cause of such termination is not a Willful Breach of this Agreement by the Company or Kestrel Intermediate Ledbetter Holdings LLC; provided, further, that, at the time of any such termination, all of the other conditions set forth in Section 8.02 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but only if such conditions were capable of being satisfied if the Closing occurred at the same time as the termination of this Agreement);
(ii)   $6,500,000, in the event that this Agreement is terminated by the Company pursuant to Section 9.01(d)(ii) (the “Adverse Recommendation Change Termination Fee”); or
(iii)   $2,000,000, in the event that this Agreement is terminated by either Parent or the Company pursuant to Section 9.01(b)(iii) (the “No Vote Termination Fee”).
(b)   Each of the parties acknowledges that the agreements contained in this Section 9.03 are an integral part of the Transactions, and that without these agreements, the other parties would not enter into this Agreement; accordingly, if Parent fails to timely pay any amount due pursuant to this Section 9.03, and, in order to obtain the payment, the Company commences an Action which results in a judgment against Parent for the payment set forth in this Section 9.03, Parent shall pay the Company for its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Action, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.
(c)   Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 10.08, except in the case of Fraud, the Company’s right to receive payment from Parent of the Termination Fee pursuant to Section 9.03(a)(i), the Adverse Recommendation Change Termination Fee pursuant to Section 9.03(a)(ii) or the No Vote Termination Fee pursuant to Section 9.03(a)(iii), as applicable, in circumstances where such a termination fee is owed as provided in this Section 9.03, shall constitute the sole and exclusive remedy of the Company against Bermuda NewCo, US NewCo, Parent and their Subsidiaries (including Merger Sub Ltd. and Merger Sub LLC) and any of their respective former, current or future general or limited partners, shareholders, members, managers, directors, officers, employees, agents, Affiliates or assignees of any of the foregoing (collectively, the “Parent Related Parties”) for all losses and damages suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder, and upon payment of such amount, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions.

ARTICLE X
MISCELLANEOUS
Section 10.01   No Survival of Representations and Warranties.   This Article X and the agreements of the parties contained in Article III and in Sections 2.01(b) through 2.01(h), and 7.08 shall survive the Closing in accordance with their terms. No other representations, warranties, obligations or agreements in this Agreement shall survive the Closing.
Section 10.02   Amendment or Supplement.   At any time prior to the Closing, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Parent Shareholder Approval, only by written agreement of Parent, the Company and the Company Equityholders, by action taken by the Parent Board, the Company Board and each of the Company Equityholders; provided, however, that following receipt of the Parent Shareholder Approval, there shall be no amendment or change to the provisions hereof which by applicable Law would require further approval by the Parent Shareholders, in each case, without such approval.
Section 10.03   Extension of Time, Waiver, Etc.   At any time prior to the Closing, each party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other parties, (b) extend the time for the performance of any of the obligations or acts of the other parties or (c) subject to the requirements of applicable Law, waive compliance by the other parties with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
Section 10.04   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding two (2) sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 10.04 shall be null and void.
Section 10.05   Counterparts.   This Agreement may be executed in one or more counterparts (including by electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
Section 10.06   Entire Agreement; No Third-Party Beneficiaries.   This Agreement, together with the Exhibits and Schedules attached hereto, the Company Disclosure Letter, the Parent Disclosure Letter and the Ancillary Agreements (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof and (b) except for (i) if the First Merger Effective Time occurs, (A) the right of the holders of Parent Shares to receive the First Merger Consideration payable in accordance with Article III and (B) the right of the holders of Parent Awards to receive the consideration payable in accordance with Article III, (ii) if the Second Merger Effective Time occurs, (A) the right of the holders of US NewCo Interests to receive the Second Merger Consideration payable in accordance with Article III and (B) the right of the holders of US NewCo Awards to receive the consideration payable in accordance with Article III and (iii) the provisions set forth in Section 7.08 of this Agreement, are not intended to and shall not confer upon any Person other than the parties any rights or remedies hereunder. The representations, warranties, covenants and agreements in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties and may, in certain instances, be qualified, limited or changed by confidential disclosure letters. Any inaccuracies in such representations or warranties or failure to perform or breach of such covenants or agreements are subject to waiver by the parties in accordance with Section 10.03 without notice or liability to any other Person. In some instances, the representations, warranties, covenants and agreements in this Agreement may represent an allocation among the parties of risk associated with particular matters regardless of the knowledge of any of the parties. Consequently, Persons other than the parties may not rely upon the representations, warranties, covenants and agreements in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 10.07   Governing Law; Jurisdiction.
(a)   This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that state, regardless of the laws that might otherwise govern under any applicable conflict of laws principles, except to the extent the provisions of the Laws of Bermuda are mandatorily applicable to this Agreement or the Transactions.
(b)   Any Action arising out of or relating to this Agreement (except to the extent the Laws of Bermuda establish the exclusive jurisdiction of a Bermuda court) shall be heard and determined in the Delaware Court of Chancery, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom. The parties hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Actions and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 10.07(b) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties. Each party agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 10.10 of this Agreement. The parties agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing contained in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.
Section 10.08   Specific Enforcement.   The parties agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties fail to take any action required of them hereunder to consummate this Agreement, subject to the terms and conditions of this Agreement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 10.07(b) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and without that right, the parties would not have entered into this Agreement. The parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 10.08 shall not be required to provide any bond or other security in connection with any such order or injunction. If, prior to the Outside Date, any party brings any Action, in each case, in accordance with Section 10.07, to enforce specifically the performance of the terms and provisions hereof by any other party, the Outside Date shall automatically be extended (i) for the period during which such Action is pending, plus ten (10) business days or (ii) by such other time period established by the court presiding over such Action, as the case may be.
Section 10.09   WAIVER OF JURY TRIAL.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF

ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.09.
Section 10.10   Notices.   All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed if such confirmation is requested) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:
If to Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC, to:
Maiden Holdings, Ltd.
Clarendon House, 2 Church Street,
Hamilton HM 11 Bermuda
Attention:
Patrick Haveron
Lawrence Metz

Email:
phaveron@maiden.bm
lmetz@maiden.bm

with a copy (which shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:
Adam Givertz
Stan Richards

Email:
agivertz@paulweiss.com
srichards@paulweiss.com

If to the Company, to:
Kestrel Group LLC
8333 Douglas Ave. Suite 1360
Dallas, TX 75225
Attention:
Elise Clarke

Email:
elise@kestrel.group

with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention:
Todd E. Freed
Patrick Lewis
Christopher J. Ulery

Email:
todd.freed@skadden.com
patrick.lewis@skadden.com
chris.ulery@skadden.com

If to a Company Equityholder, to the applicable address set forth on the Allocation Schedule.
or such other address or email address as such party may hereafter specify by like notice to the other parties. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.
Section 10.11   Severability.   If any term, condition or other provision of this Agreement is finally determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any applicable Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party or such party waives its rights under this Section 10.11 with respect thereto. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.
Section 10.12   Fees and Expenses.   Subject to Section 9.03, if the Closing does not occur, all fees and expenses incurred in connection with the Transactions and this Agreement shall be paid by the party incurring or required to incur such fees or expenses, except as otherwise set forth in this Agreement. If the Transactions are consummated, each party’s documented out-of-pocket fees, costs and expenses incurred in connection with the Transactions shall be paid by Bermuda NewCo.
Section 10.13   No Other Representations and Warranties.
(a)   Except for the representations and warranties expressly set forth in Article IV (as qualified by the related portions of the Company Equityholder Disclosure Letter), or in any certificate delivered by the company pursuant to this Agreement, no Company Equityholders, nor any other Person on behalf of such Company Equityholder, makes any express or implied representation or warranty with respect to such Company Equityholder, its Subsidiaries or their respective businesses or with respect to any other information provided to Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC or their respective Representatives or Affiliates in connection with the Transactions. Except in the case of Fraud, no Company Equityholder will have or be subject to any liability to Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC or any other Person resulting from the distribution to Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC, or their respective Representatives or Affiliates, or Parent’s, US NewCo’s, Merger Sub Ltd.’s, Bermuda NewCo’s or Merger Sub LLC’s or their Representatives’ or Affiliates’ use of, any such information, including any information, documents, projections, forecasts or any other material made available to Parent, US NewCo, Bermuda NewCo or Merger Sub LLC, or their Representatives or Affiliates in the “data rooms” or management presentations in connection with Parent’s, US NewCo’s, Merger Sub Ltd.’s, Bermuda NewCo’s or Merger Sub LLC’s consideration and review of the Transactions, unless any such information is expressly included in a representation or warranty set forth in Article IV. Except for the representations and warranties set forth in Article IV, each of Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC acknowledges that no Company Equityholder nor any Person on behalf of such Company Equityholder makes any other express or implied representation or warranty with respect to such Company Equityholder or any of its Subsidiaries or with respect to any other information provided or made available to Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC in connection with the Transactions.
(b)   Except for the representations and warranties expressly set forth in Article V (as qualified by the related portions of the Company Disclosure Letter), or in any certificate delivered by the company pursuant to this Agreement, neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses or with respect to any other information provided to Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC, or their respective Representatives or Affiliates in connection with the Transactions. Except in the case of Fraud, the Company will neither have nor be subject to any liability to Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC or any other Person resulting from the distribution to Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC, or their respective Representatives or Affiliates, or Parent’s, US NewCo’s, Merger Sub Ltd.’s, Bermuda NewCo’s or Merger Sub LLC’s, or their Representatives’ or Affiliates’ use of, any such information, including any information, documents, projections, forecasts or any other material made available to Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub

LLC, or their Representatives or Affiliates in the “data rooms” or management presentations in connection with Parent’s, US NewCo’s, Merger Sub Ltd.’s, Bermuda NewCo’s or Merger Sub LLC’s consideration and review of the Transactions, unless any such information is expressly included in a representation or warranty set forth in Article V. Except for the representations and warranties set forth in Article V, each of Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo, and Merger Sub LLC acknowledges that neither the Company nor any Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided or made available to Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC in connection with the Transactions.
(c)   Except for the representations and warranties expressly set forth in Article VI (as qualified by the related portions of the Parent Disclosure Letter), or in any certificate delivered by the Company pursuant to this Agreement, none of Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC nor any other Person on behalf of Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC makes any express or implied representation or warranty with respect to Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC, or their respective Subsidiaries or their respective businesses or with respect to any other information provided to the Company or its Representatives or Affiliates in connection with the Transactions. Except in the case of Fraud, Parent will neither have nor be subject to any liability to the Company or the Company Equityholders or any other Person resulting from the distribution to the Company or the Company Equityholders, or their respective Representatives or Affiliates, or the Company’s or the Company Equityholders’, or their Representatives’ or Affiliates’ use of, any such information, including any information, documents, projections, forecasts or any other material made available to the Company, the Company Equityholders, or their Representatives or Affiliates in the “data rooms” or management presentations in connection with the Company’s or the Company Equityholders’ consideration and review of the Transactions, unless any such information is expressly included in a representation or warranty set forth in Article VI. Except for the representations and warranties set forth in Article VI, the Company acknowledges that none of Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC or any Person on behalf of Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC makes any other express or implied representation or warranty with respect to Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo or Merger Sub LLC or with respect to any other information provided or made available to the Company in connection with the Transactions.
Section 10.14   Non-Recourse.   All Actions, liabilities or causes of action (whether in contract or in tort, in law or in equity or granted by statute) that may be based upon, in respect of, arise under, out of or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution, performance or non-performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made against only (and such representations and warranties are those solely of) Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo, Merger Sub LLC, the Company and the Company Equityholders (the “Contracting Parties”). Other than in the case of Fraud, no Person who is not a Contracting Party, including any current, former or future director, officer, employee, consultant, incorporator, member, partner, manager, shareholder, Affiliate, agent, attorney, representative or assignee of, and any advisor or lender to, any Contracting Party, or any current, former or future director, officer, employee, consultant, incorporator, member, partner, manager, shareholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any of the foregoing (collectively, the “Nonparties”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance or breach, and, to the maximum extent permitted by applicable Laws, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action and obligations against any such Nonparties. Without limiting the foregoing, to the maximum extent permitted by applicable Laws, other than in the case of Fraud, each Contracting Party hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise.

Section 10.15   Designated Equityholders.
(a)   For purposes of this Agreement, each Company Equityholder (other than the Designated Equityholders) hereby designates the Designated Equityholders to serve as the representatives of the other Company Equityholders with respect to those provisions of this Agreement that contemplate action by the Designated Equityholders. The Designated Equityholders are hereby constituted and appointed as the true and lawful agents and attorneys-in-fact for and on behalf of the other Company Equityholders with full powers of substitution to act in the name, place and stead of the other Company Equityholders with respect to all post-Closing matters pursuant to Section 2.01(c) of this Agreement. This power of attorney and all authority hereby conferred is granted and shall be irrevocable and shall not be terminated by any act of any Company Equityholder, by operation of Law, whether by such Company Equityholder’s death, disability, protective supervision or any other event. The Designated Equityholders shall have no duties or responsibilities, fiduciary or otherwise, except those expressly set in this Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on behalf of any other Company Equityholder shall otherwise exist against the Designated Equityholders. The Designated Equityholders shall not be liable to any other Company Equityholder relating to any act taken or omitted by it on behalf of the other Company Equityholders as contemplated by this Agreement or otherwise in connection with its service hereunder.
(b)   Parent may rely exclusively, without independent verification or investigation, upon all decisions, communications or writings made, given or executed by the Designated Equityholders in connection with this Agreement, any Ancillary Agreement or any other document contemplated hereby or thereby or in respect of the Transactions. Parent is entitled to deal exclusively with the Designated Equityholders on all matters relating to this Agreement. Any action taken or not taken or decisions, communications or writings made, given or executed by the Designated Equityholders, for or on behalf of any Company Equityholder, shall be deemed an action taken or not taken or decisions, communications or writings made, given or executed by such Company Equityholder. Any notice or communication delivered by Parent to the Designated Equityholders shall be deemed to have been delivered to all Company Equityholders. Parent shall be entitled to disregard any decisions, communications or writings made, given or executed by any Company Equityholder in connection with this Agreement unless the same is made, given or executed by the Designated Equityholders.
(c)   The Company Equityholders and the Company acknowledge that Parent has relied on this Section 10.15 and agree that in no event shall Parent be liable to the Company Equityholders or the Company by acting pursuant to, and relying on, the provisions of this Section 10.15.
Section 10.16   Waiver of Conflicts; Privilege.
(a)   Each of the parties acknowledges and agrees that Company’s Counsel has only acted as counsel to the Company and that Parent’s Counsel has only acted as counsel to Bermuda NewCo, US NewCo, Parent, Merger Sub Ltd. and Merger Sub LLC in connection with the negotiation of this Agreement and consummation of the Transactions, and that neither has acted as counsel for any other Person. The parties agree that Company’s Counsel and Parent’s Counsel are intended third party beneficiaries of this Section 10.16 and are entitled to enforce such section as if they were parties.
(b)   Bermuda NewCo, US NewCo, Parent, Merger Sub Ltd. or Merger Sub LLC hereby consent and agree to, and agree to cause the Company and its Subsidiaries to consent and agree to, Company’s Counsel representing any of the Company Equityholders and their respective Subsidiaries (collectively, the “Company Equityholder Parties”) after the Closing, including with respect to disputes in which the interests of the Company Equityholder Parties may be directly adverse to Bermuda NewCo, US NewCo, Parent, Merger Sub Ltd., Merger Sub LLC and their respective Subsidiaries (including, after the Closing, the Company), and even though Company’s Counsel may have represented Company Equityholder Parties or the Company and its Subsidiaries in a matter substantially related to any such dispute, or may be handling ongoing matters for the Company or Company Equityholder Parties. Bermuda NewCo, US NewCo, Parent, Merger Sub Ltd. and Merger Sub LLC further consent and agree to, and agree to cause the Company and its Subsidiaries to consent and agree to, the communication by Company’s Counsel to the Company Equityholder Parties in connection with any such representation of any fact known to Company’s Counsel arising by reason of Company’s Counsel’s prior representation of the Company Equityholder Parties or the Company or any of its Subsidiaries.
(c)   In connection with the foregoing, each of Bermuda NewCo, US NewCo, Parent, Merger Sub Ltd. and Merger Sub LLC hereby irrevocably waives and agrees not to assert, and agrees to cause the Company and its Subsidiaries to irrevocably waive and not to assert, any conflict of interest arising from or in connection with (i) Company’s Counsel’s prior representation of the Company or any of its Subsidiaries and (ii) Company’s Counsel’s representation of the Company prior to or after the Closing.
(d)   The Company Equityholders hereby consent and agree to Parent’s Counsel representing any of US NewCo, Bermuda NewCo, Parent and their respective Subsidiaries, including after the Closing, the Company and its Subsidiaries (collectively, the “Parent Parties”) after the Closing, including with respect to disputes in which the interests of the Parent Parties may be directly adverse to the Company Equityholders and their respective Subsidiaries, and even though Parent’s Counsel may have represented Parent Parties in a matter substantially related to any such dispute, or may be handling ongoing matters for Parent Parties. The Company Equityholders further consent and agree to the communication by Parent’s Counsel to the Parent Parties in connection with any such representation of any fact known to Parent’s Counsel arising by reason of Parent’s Counsel’s prior representation of Parent Parties.
(e)   In connection with the foregoing, each of the Company Equityholders hereby irrevocably waives and agrees not to assert any conflict of interest arising from or in connection with (i) Parent’s Counsel’s prior representation of Bermuda NewCo, US NewCo or Parent and (ii) Parent’s Counsel’s representation of Parent Parties after the Closing.
(f)   Each of Bermuda NewCo, US NewCo, Parent, Merger Sub Ltd. and Merger Sub LLC further agrees, on behalf of itself and on behalf of, after the Closing, the Company and its Subsidiaries, that all communications in any form or format whatsoever between or among Company’s Counsel, on the one hand, and the Company, any Company Equityholder, or any of their respective Representatives, on the other hand, with respect to the negotiation of this Agreement and the consummation of the Transactions occurring at or prior to Closing (collectively, the “Company Privileged Communications”) shall be deemed to be attorney-client privileged and, after the Closing, that the Company Privileged Communications and the expectation of client confidence relating thereto belong solely to the Company Equityholders and their respective Subsidiaries, shall be controlled by the Company Equityholders and their respective Subsidiaries and shall not pass to or be claimed by Bermuda NewCo, US NewCo, Parent, Merger Sub Ltd., Merger Sub LLC, the Company or any of their respective Affiliates.
(g)   Each of the Company Equityholders agrees that all communications in any form or format whatsoever between or among Parent’s Counsel, on the one hand, and Bermuda NewCo, US NewCo, Parent, Merger Sub Ltd. and Merger Sub LLC, or any of their respective Representatives, on the other hand, with respect to the negotiation of this Agreement and the consummation of the Transactions occurring at or prior to Closing (collectively, the “Parent Privileged Communications”) shall be deemed to be attorney-client privileged, after the Closing, and that the Parent Privileged Communications and the expectation of client confidence relating thereto belong solely to Bermuda NewCo and its Subsidiaries, shall be controlled by Bermuda NewCo and its Subsidiaries and shall not pass to or be claimed by the Company Equityholders or any of their respective Affiliates.
(h)   For the avoidance of doubt, in the event that following the Closing a dispute arises between Bermuda NewCo, its Subsidiaries or any of their respective Affiliates, on the one hand, and a third party other than a Company Equityholder, on the other hand, Bermuda NewCo and its Subsidiaries may assert the attorney-client privilege to prevent the disclosure of the Company Privileged Communications to such third party.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
KESTREL GROUP LLC
By
/s/ Bradford Luke Ledbetter

Name:
Bradford Luke Ledbetter

Title:
President and Chief Executive Officer

KESTREL INTERMEDIATE LEDBETTER HOLDINGS LLC
By
/s/ Bradford Luke Ledbetter

Name:
Bradford Luke Ledbetter

Title:
Authorized Signatory

[Signature Page to Combination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
AMTRUST FINANCIAL SERVICES, INC.
By
/s/ Adam Karkowsky

Name:
Adam Karkowsky

Title:
President

[Signature Page to Combination Agreement]

/s/ Dan Dijak

Name:
Dan Dijak

[Signature Page to Combination Agreement]

/s/ Duncan McColl

Name:
Duncan McColl

[Signature Page to Combination Agreement]

/s/ Elise Clarke

Name:
Elise Clarke

[Signature Page to Combination Agreement]

/s/ Rod Newcomer

Name:
Rod Newcomer

[Signature Page to Combination Agreement]

/s/ Barb Lane

Name:
Barb Lane

[Signature Page to Combination Agreement]

MAIDEN HOLDINGS, LTD.
By
/s/ Patrick Haveron

Name:
Patrick Haveron

Title:
Chief Executive Officer and Chief Financial Officer

RANGER U.S. NEWCO LLC
By
/s/ Patrick Haveron

Name:
Patrick Haveron

Title:
Chief Executive Officer and Chief Financial Officer

RANGER BERMUDA MERGER SUB LTD
By
/s/ Patrick Haveron

Name:
Patrick Haveron

Title:
Chief Executive Officer and Chief Financial Officer

RANGER BERMUDA TOPCO LTD
By
/s/ Patrick Haveron

Name:
Patrick Haveron

Title:
Chief Executive Officer and Chief Financial Officer

RANGER MERGER SUB 2 LLC
By
/s/ Patrick Haveron

Name:
Patrick Haveron

Title:
Chief Executive Officer and Chief Financial Officer

[Signature Page to Combination Agreement]

EXECUTION VERSION
February 17, 2025
Maiden Holdings, Ltd.
Clarendon House, 2 Church Street,
Hamilton HM 11 Bermuda
Attention:
Patrick Haveron
Lawrence Metz

Email:
phaveron@maiden.bm
lmetz@maiden.bm

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:
Adam Givertz
Stan Richards

Email:
agivertz@paulweiss.com
srichards@paulweiss.com

RE:   Extension of Deadline to File Registration Statement and Outside Date
Ladies and Gentlemen
We refer to that certain Combination Agreement (the “Combination Agreement”), dated as of December 29, 2024, by and among Kestrel Group LLC, a Delaware limited liability company (the “Company”), all of the equityholders of the Company (the “Company Equityholders”), Maiden Holdings, Ltd., a Bermuda exempted company limited by shares (“Parent”), Ranger U.S. Newco LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Parent (“US NewCo”), Ranger Bermuda Merger Sub Ltd, a Bermuda exempted company limited by shares and a direct wholly owned Subsidiary of US NewCo (“Merger Sub Ltd.”), Ranger Bermuda Topco Ltd, a Bermuda exempted company limited by shares and a direct wholly owned Subsidiary of Parent (“Bermuda NewCo”), and Ranger Merger Sub 2 LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Bermuda NewCo (“Merger Sub LLC”). The Company, the Company Equityholders, Parent, US NewCo, Merger Sub Ltd., Bermuda NewCo and Merger Sub LLC are collectively referred to herein as the “parties.”
The parties have agreed to enter into this Letter Agreement (this “Letter Agreement”) to set forth their agreement with respect to certain matters regarding the Combination Agreement as described below.
1.   Capitalized Terms.   Capitalized terms used and not defined in this Letter Agreement shall have the meanings ascribed to such terms in the Combination Agreement.
2.   Agreement to Extend Deadline to File Registration Statement.   Pursuant to Section 10.03 of the Combination Agreement, each of the parties hereby agrees to extend the time for the performance of Parent’s obligations to prepare and cause Bermuda NewCo to file the Registration Statement with the SEC as set forth in the first sentence of Section 7.04(a) of the Combination Agreement until March 7, 2025.
3.   Extension of Outside Date.   Each of the parties hereby acknowledges and agrees that the Outside Date (as defined in Section 9.01(b)(i) of the Combination Agreement) be extended to August 20, 2025. Each of the parties further acknowledges and agrees that if on such date the condition precedent to the consummation of the Second Merger set forth in Section 8.01(a) of the Combination Agreement shall not have been satisfied but all other conditions precedent to the consummation of the Second Merger have been satisfied (or, in the case of conditions that by their terms are to be satisfied at the Closing, are capable of being satisfied on that date), then the Outside Date shall be automatically be extended to October 20, 2025, and references to the “Outside Date” shall instead refer to such extended date.
4.   No Other Waiver.   Except as expressly waived and/or superseded by this Letter Agreement, the Combination Agreement remains and shall remain in full force and effect. This Letter Agreement shall not constitute an amendment or waiver of any provision of the Combination Agreement not expressly amended or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent, except as expressly set forth herein. Upon the execution and delivery hereof, the Combination Agreement shall thereupon be deemed to be supplemented as hereinabove set forth as fully and with the same effect as if the waivers, acknowledgments and agreements made hereby were originally set forth in the Combination Agreement. This Letter Agreement and the Combination Agreement shall each henceforth be read, taken and construed as one and the same instrument, but such waivers, acknowledgments and agreements shall not operate so as to render invalid or improper any action heretofore taken under the Combination Agreement. If and to the extent there are any inconsistencies between the Combination Agreement and this Letter Agreement with respect to the matters set forth herein, the terms of this Letter Agreement shall control. References in the Combination Agreement to the Combination Agreement shall be deemed to mean the Combination Agreement as modified and supplemented by this Letter Agreement. On and after the date of this Letter Agreement, each reference to the Combination Agreement, “this Agreement”, “hereof”, “hereunder”, “herein” or words of like import referring to the Combination Agreement shall mean and be a reference to the Combination Agreement as modified hereby, provided that references in the Combination Agreement to “the date hereof” or “the date of this Agreement” or words of like import shall continue to refer to the date of December 29, 2024.
5.   Counterparts.   This Letter Agreement may be executed in one or more counterparts (including by electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
6.   Sections of the Combination Agreement.   Section 10.04 (Assignment), Section 10.06 (Entire Agreement; No Third-Party Beneficiaries), Section 10.07 (Governing Law; Jurisdiction), Section 10.09 (Waiver of Jury Trial), and Section 10.11 (Severability) of the Combination Agreement are each hereby incorporated by reference mutatis mutandis.
[The remainder of this page is intentionally blank.]

2

Respectfully,
KESTREL GROUP LLC
By:
/s/ Bradford Luke Ledbetter

Name:
Bradford Luke Ledbetter

Title:
President and Chief Executive Officer

KESTREL INTERMEDIATE LEDBETTER HOLDINGS LLC
By
/s/ Bradford Luke Ledbetter

Name:
Bradford Luke Ledbetter

Title:
Authorized Signatory

[Signature Page to Letter Agreement]

AMTRUST FINANCIAL SERVICES, INC.
By:
/s/ Adam Karkowsky

Name:
Adam Karkowsky

Title:
President

[Signature Page to Letter Agreement]

/s/ Dan Dijak

Name:
Dan Dijak

[Signature Page to Letter Agreement]

/s/ Duncan McColl

Name:
Duncan McColl

[Signature Page to Letter Agreement]

/s/ Elise Clarke

Name:
Elise Clarke

[Signature Page to Letter Agreement]

/s/ Rod Newcomer

Name:
Rod Newcomer

[Signature Page to Letter Agreement]

/s/ Barb Lane

Name:
Barb Lane

[Signature Page to Letter Agreement]

Acknowledged and agreed:
MAIDEN HOLDINGS, LTD.
By:
/s/ Patrick Haveron

Name:
Patrick Haveron

Title:
Chief Executive Officer and
Chief Financial Officer

RANGER U.S. NEWCO LLC
By:
/s/ Patrick Haveron

Name:
Patrick Haveron

Title:
Chief Executive Officer and
Chief Financial Officer

RANGER BERMUDA MERGER SUB LTD
By:
/s/ Patrick Haveron

Name:
Patrick Haveron

Title:
Chief Executive Officer and
Chief Financial Officer

RANGER BERMUDA TOPCO LTD
By:
/s/ Patrick Haveron

Name:
Patrick Haveron

Title:
Chief Executive Officer and
Chief Financial Officer

RANGER MERGER SUB 2 LLC
By:
/s/ Patrick Haveron

Name:
Patrick Haveron

Title:
Chief Executive Officer and
Chief Financial Officer

[Signature Page to Letter Agreement]

Annex B-1

REGISTRATION AND INVESTOR RIGHTS AGREEMENT
by and between
RANGER BERMUDA TOPCO LTD
and
KESTREL INTERMEDIATE LEDBETTER HOLDINGS LLC
Dated as of [•], 2025

B-1-1

Page
1. Definitions and Interpretation	B-1-3
2. Registration Rights	B-1-8
3. Demand Registration If Shelf Registration Statement Unavailable	B-1-11
4. Piggyback Registration	B-1-13
5. Transfer Restrictions; Lock-Up Agreements	B-1-14
6. Other Registration Rights	B-1-15
7. Registration Procedures	B-1-15
8. Indemnification by the Company	B-1-18
9. Indemnification by the Holder	B-1-19
10. Conduct of Indemnification Proceedings	B-1-19
11. Survival	B-1-20
12. Contribution	B-1-20
13. Participation in Public Offering	B-1-21
14. Compliance with Rule 144 and Rule 144A	B-1-21
15. Selling Expenses	B-1-21
16. Prohibition on Requests; Holder’s Obligations	B-1-21
17. Corporate Governance	B-1-22
18. Information Rights	B-1-24
19. Miscellaneous	B-1-25

B-1-2

This REGISTRATION AND INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2025, is by and between Ranger Bermuda Topco Ltd, a Bermuda exempted company limited by shares (the “Company”), and Kestrel Intermediate Ledbetter Holdings LLC (including any Permitted Transferees hereunder, the “Holder” and, the Holder together with the Company, the “Parties”).
RECITALS
WHEREAS, the Company previously entered into a Combination Agreement, dated as of December 29, 2024, with each of Kestrel Group LLC, a Delaware limited liability company (“Kestrel”), all of the equityholders of Kestrel, Maiden Holdings, Ltd., a Bermuda exempted company limited by shares, Ranger U.S. Newco LLC, a Delaware limited liability company, Ranger Bermuda Merger Sub Ltd, a Bermuda exempted company limited by shares, Ranger Bermuda Topco Ltd, a Bermuda exempted company limited by shares and Ranger Merger Sub 2 LLC, a Delaware limited liability company (such agreement, the “Combination Agreement”);
WHEREAS, in connection with the closing of the transactions contemplated by the Combination Agreement (the “Closing”), the Holder received [•] Common Shares (as defined herein); and
WHEREAS, upon the Closing, the Company entered into this Agreement with the Holder in order to provide the Holder the registration and investor rights described herein.
NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound by this Agreement, the Parties agree as follows:
1.
Definitions and Interpretation.

(a)
Definitions.   As used in this Agreement, each of the following capitalized terms has the meaning specified in this Section 1(a).

“Action” means any action, suit or proceeding by or before any Governmental Authority.
“Adverse Disclosure” means public disclosure of material non-public information that, in the Board’s good faith judgment, after consultation with outside counsel to the Company, (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) the Company has a bona fide business purpose for not disclosing publicly.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.
“Board” means the board of directors of the Company.
“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York or Dallas, Texas are authorized or required by applicable Law to be closed.
“Closing” has the meaning set forth in the recitals.
“Combination Agreement” has the meaning set forth in the recitals.
“Common Shares” means the common shares, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any share split, dividend or combination, or any reclassification, recapitalization, amalgamation, merger, consolidation, scheme of arrangement, exchange or other similar reorganization.
“Company Securities” means (i) the Common Shares and any other shares or other equity interests or equity-linked interests of the Company or any Subsidiary and (ii) Equity Rights that are directly or indirectly

B-1-3

convertible into or exercisable or exchangeable for Common Shares or other shares or other equity of the Company or any Subsidiary.
“Contract” means, with respect to any Person, any written loan or credit agreement, debenture, note, bond, mortgage, indenture, deed, lease, sublease, license, contract or other agreement, to which such Person is a party or by which such Person’s assets or properties are legally bound.
“Equity Right” means, with respect to any Person, any security (including any debt security or hybrid debt-equity security) or obligation convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls, warrants, restricted shares, restricted share units, deferred share awards, share units, “phantom” awards, dividend equivalents, participations, interests, rights or commitments relating to, or any share appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock or earnings of such Person.
“Exchange Act” means the Securities Exchange Act of 1934.
“FINRA” means the Financial Industry Regulatory Authority, Inc., and any successor regulator performing comparable functions.
“Governmental Authority” means any government, legislature, political subdivision, court, board, regulatory or administrative agency, self-regulatory agency, commission or authority or other legislative, executive or judicial governmental entity, whether federal, national, provincial, state, local, foreign or multinational.
“Insurance Regulator” has the meaning set forth in the Combination Agreement.
“Judgments” means any judgments, injunctions, orders, stays, decrees, writs, rulings, or awards of any court or other judicial authority or any other Governmental Authority.
“Law” means all federal, national, provincial, state, local or multinational laws, statutes, common laws, legal requirements, binding self-regulatory guidelines, ordinances, codes, rules and regulations, or Judgments.
“Lock-Up Period” means the period beginning on the date of this Agreement and ending on the date that is the twelve (12) month anniversary of the date of the Closing.
“Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States (other than ordinary course limitations on hours or number of days of trading); (ii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in national or international financial, political or economic conditions; or (iii) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations or results of operations of the Company and its Subsidiaries, taken as a whole.
“Nasdaq” means the Nasdaq Capital Market.
“Notice, Agreement and Questionnaire” means a written notice, agreement and questionnaire substantially in the form of Annex B hereto.
“Parent Insurance Subsidiary” has the meaning set forth in the Combination Agreement.
“Permitted Transfer” means any Transfer by any Qualified Shareholder (i) to any Permitted Transferee of such Qualified Shareholder if such Permitted Transferee agrees to be bound by the terms of this Agreement or (ii) if such Transfer is otherwise approved by a majority of the Unaffiliated Company Directors.
“Permitted Transferee” means, with respect to any Qualified Shareholder, the direct or indirect partners (including limited partners), members, equity holders or controlled Affiliates of such Qualified Shareholder.
“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

B-1-4

“Plan of Distribution” means the plan of distribution substantially in the form of Annex A hereto.
“Public Offering” means any public offering and sale of equity securities of the Company or its successor for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act.
“Qualified Shareholder” means Kestrel Intermediate Ledbetter Holdings LLC (“Ledbetter”) and AmTrust Financial Services, Inc. (“AmTrust”) and any Permitted Transferee of Ledbetter or AmTrust or to a Transferee of twenty-five percent (25%) or greater of the Common Shares issued by the Company to each of Ledbetter or AmTrust, respectively, at the Closing.
“Registrable Securities” means, at any time, any Common Shares and any securities issued or issuable in respect of such Common Shares or by way of conversion, amalgamation, exchange, share dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise held or subsequently acquired by a Qualified Shareholder, a Permitted Transferee of such Qualified Shareholder or a Transferee of twenty-five percent (25%) or greater of the Common Shares issued by the Company to such Qualified Shareholder at the Closing, in each case, until the earliest to occur of (i) a Registration Statement covering such Common Shares has been declared effective by the SEC and such Shares have been sold or otherwise disposed of pursuant to such effective Registration Statement, (ii) such Common Shares are otherwise transferred (other than by a Qualified Shareholder to an Affiliate thereof), the Company has delivered a new certificate or other evidence of ownership for such Common Shares not bearing any restricted legend and such Common Shares may be resold without subsequent registration under the Securities Act, (iii) such Common Shares are repurchased by the Company or a Subsidiary of the Company or cease to be issued and outstanding or (iv) such Common Shares have been sold or distributed pursuant to Rule 144. Notwithstanding the foregoing, any Registrable Securities held by any Person (other than a Qualified Shareholder or its Affiliates) that may be sold under Rule 144(b)(1)(i) without limitation under the other requirements of Rule 144 will be deemed not to be Registrable Securities.
“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” Laws (including fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any Registration Statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any required audits of the financial statements of the Company or any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 7(l)), (vii) fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and expenses of one (1) counsel for the Qualified Shareholders, selected by the Qualified Shareholder holding the majority of the Registrable Securities to be sold in the offering (such selection shall be subject to the consent of each other Qualified Shareholder, which consent shall not be unreasonably withheld, conditioned or delayed) and reasonable fees and expenses of one additional local counsel retained by each Qualified Shareholder for the purpose of rendering a legal opinion on behalf of such Holder in connection with any Underwritten Offering, (ix) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (x) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xi) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities; provided, that the Company shall not be responsible for any plane chartering fees, (xii) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xiii) all out-of-pocket costs and expenses incurred by the

B-1-5

Company or its appropriate officers in connection with their compliance with Section 7(r). For the avoidance of doubt, “Registration Expenses” shall include expenses of the type described in clauses (i)  — (xiii) to the extent incurred in connection with the “take down” of Common Shares pursuant to a Registration Statement previously declared effective. Except as set forth in clause (viii) above, Registration Expenses shall not include any out-of-pocket expenses of the Qualified Shareholders (or the agents who manage their accounts) or any Selling Expenses.
“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant hereto filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, pre- and post-effective amendments and supplements to such registration statement and all exhibits and all material incorporated by reference in such registration statement.
“Representatives” means, with respect to any Person, its officers, directors, managers, employees, agents, financial advisors, investment bankers, attorneys, accountants and other advisors.
“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.
“Rule 144A” means Rule 144A (or any successor provisions) under the Securities Act.
“Rule 415” means Rule 415 (or any successor provisions) under the Securities Act.
“SEC” means the United States Securities and Exchange Commission and any successor agency performing comparable functions.
“Securities Act” means the Securities Act of 1933.
“Selling Expenses” means all underwriting discounts, selling commissions and stock or share transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the reasonable fees and disbursements of one counsel for the Qualified Shareholders set forth in clause (viii) of the definition of Registration Expenses.
“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or a prospectus supplement to an existing Form S-3, or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering all of the Registrable Securities, as applicable, and which may also cover any other securities of the Company.
“Subsidiary” when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power (or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.
“Substantial Marketing Efforts” means marketing, in connection with an Underwritten Offering, that involves one-on-one meetings with prospective purchasers of the Registrable Securities over multiple days.
“Tax” (and, with correlative meaning, “Taxes”) means any federal, state, local or non-U.S. income, gross receipts, property, sales, use, license, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, governmental fee or other like assessment or charge in the nature of a tax, together with any interest or penalty or addition thereto, imposed by any Governmental Authority.
“Tax Returns” means all reports, returns, statements or other information supplied or required to be supplied to, or filed with or required to be filed with, a Governmental Authority relating to Taxes, including any amendment thereof or supplement or schedule thereto.

B-1-6

“Transfer” means to, directly or indirectly, sell, transfer, assign or similarly dispose of Common Shares but, in each case, excluding (i) pledges and other security interest grants, (ii) hedging and derivative transactions and (iii) any pro rata dividend, distribution or other disposition of Common Shares to the equity holders of a Qualified Shareholder. The terms “Transferring,” “Transferee,” “Transferred” or other similar words have correlative meanings to “Transfer.”
“Unaffiliated Company Directors” means any director that qualifies as an independent director pursuant to the rules of Nasdaq and any other applicable securities exchange on which the Common Shares are then listed and applicable rules of the SEC.
“Underwritten Offering” means a registration in which Company Securities are sold to an underwriter or underwriters on a firm commitment basis.
(b)
Other Definitions.   In addition to the defined terms set forth in Section 1(a), as used in this Agreement, each of the following capitalized terms has the meaning specified in the Section set forth opposite such term below.

Term	Section
Agreement	Preamble
Company	Preamble
Company Bye-laws	17(d)
Company Group	18(a)(i)
Company Memorandum of Association	17(d)
Damages	8(a)
Demand Notice	3(a)(i)
Demand Period	3(e)
Demand Registration	3(a)(i)
Demand Suspension	3(h)
Director	17(a)
Executive Holder Designee	17(a)
Holder	Preamble
Holder Designees	17(a)
Holder Information	16(b)
Indemnified Party	10
Indemnifying Party	10
Independent Holder Designee	17(a)
Initial Shares	17(a)
Inspectors	7(k)
Maximum Offering Size	3(g)
Parties	Preamble
Piggyback Registration	4(a)
Records	7(k)
Requesting Shareholder	3(a)(i)
Shelf Suspension	2(e)
Shelf Take-Down	2(c)
Shelf Take-Down Notice	2(d)(i)

B-1-7

(c)
Interpretation.

(i)
As used in this Agreement, references to the following terms have the meanings indicated:

(1)
to the Sections are to the Section of this Agreement unless otherwise clearly indicated to the contrary;

(2)
to any Contract (including this Agreement) or “organizational document” are to the Contract or organizational document as amended, modified, supplemented or replaced in accordance with the terms thereof from time to time;

(3)
to any Law are to such Law as amended, modified, supplemented or replaced from time to time and any rules or regulations promulgated thereunder and to any section of any Law include any successor to such section;

(4)
to any Governmental Authority include any successor to the Governmental Authority and to any Affiliate include any successor to the Affiliate;

(5)
to “hereof,” “herein,” “hereunder,” “hereby,” “herewith” and words of similar import refer to this Agreement as a whole and not to any particular Section or clause of this Agreement, unless otherwise clearly indicated to the contrary; and

(6)
to the “date of this Agreement,” “the date hereof” and words of similar import refer to [•], 2025.

(ii)
Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. With respect to the determination of any period of time, the words “to” and “until” each means “to but excluding.”

(iii)
The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(iv)
The Parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(v)
No summary of this Agreement prepared by or on behalf of either party shall affect the meaning or interpretation of this Agreement.

(vi)
The Annexes to this Agreement are incorporated and made a part hereof and are an integral part of this Agreement. Any capitalized term used in any Annex but not otherwise defined therein shall have the meaning given to such term herein.

2.
Registration Rights.

(a)   Shelf Registration Statement.   Prior to the expiration of the Lock-Up Period (or, if the Company is not eligible to file a registration statement on Form S-3 upon expiration of the Lock-Up Period but will become eligible to file a registration statement on Form S-3 within thirty (30) days following the expiration of the Lock-Up Period, upon the Company becoming eligible to file a registration statement on Form S-3), or as soon as practicable thereafter, the Company shall file with the SEC, and use commercially reasonable efforts to cause to be declared effective as soon as practicable thereafter, a Shelf Registration Statement relating to the offer and resale of Registrable Securities of the Qualified Shareholders from time to time in accordance with the plan of distribution attached hereto as Annex A hereto, and the Company shall use its

B-1-8

reasonable best efforts to cause such Shelf Registration Statement to promptly be declared or otherwise become effective under the Securities Act.
(b)   Continued Effectiveness.   For so long as the Company is eligible to file a registration statement on Form S-3, it shall use reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until such time as there are no longer any Registrable Securities (including, if necessary, by renewing or refiling a Shelf Registration Statement prior to expiration of the existing Shelf Registration Statement or by filing with the SEC a post-effective amendment or a supplement to the Shelf Registration Statement or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act, the Exchange Act, any state securities or “blue sky” Laws, or any rules and regulations thereunder) in order to permit the prospectus forming a part thereof to be usable by the Holder to the extent any Registrable Securities remain outstanding (such period of effectiveness, the “Shelf Period”). If at any time during the Shelf Period the company ceases to be eligible to file a registration statement on Form S-3, the Company shall use its reasonable best efforts to become eligible to file a registration statement on Form S-3 and to promptly thereafter file such registration statement. In the event the Company files a Shelf Registration Statement on Form S-1, the Company shall use its reasonable best efforts to convert such Form S-1 (and any subsequent Shelf Registration Statement) to a Shelf Registration Statement on Form S-3 as soon as practicable after the Company is eligible to use Form S-3.
(c)   Right to Request Shelf Take-Down.   At any time following the expiration of the Lock-Up Period, any Qualified Shareholder may, by written notice to the Company, request at any time that a shelf registration statement (including the Shelf Registration Statement) covering the Registrable Securities is effective, an Underwritten Offering of all or part of the Registrable Securities held by the Holder (a “Shelf Take-Down”). The Holder and its Permitted Transferees shall be entitled to request up to three (3) Shelf Take-Downs involving Substantial Marketing Efforts in any calendar year; provided, that the expected aggregate gross proceeds from any Shelf Take-Down involving Substantial Marketing Efforts shall be at least fifteen million dollars ($15,000,000).
(d)   Shelf Take-Down Notice.
(i)   If at any time during the Shelf Period the Holder requests a Shelf Take-Down, then the Holder shall give written notice (which notice may be given by email) to the Company of such intention at least two (2) Business Days prior to the date on which such Shelf Take-Down is anticipated to launch, specifying the number of Registrable Securities for which the Holder is requesting a Shelf Take-Down under this Section 2(d) and the other material terms of such Shelf Take-Down to the extent known, and the Company shall promptly, but in no event later than the Business Day following the receipt of such request for a Shelf Take-Down, give written notice (which notice may be given by email to the email address for each other Qualified Shareholder known to the Company from time to time) of such request for a Shelf Take-Down (such notice, a “Shelf Take-Down Notice”) to each other Qualified Shareholder and such Shelf Take-Down Notice shall offer each other Qualified Shareholder the opportunity to include as part of such Shelf Take-Down such number of Registrable Securities as each such Qualified Shareholder may request in writing (which request may be made by email to the Company). Subject to Section 2(d)(ii) and Section 2(d)(iii), the Company and the Holder shall cause the underwriter(s) to include as part of the Shelf Take-Down all Registrable Securities that are requested to be included therein by each other Qualified Shareholder within twenty-four (24) hours after the receipt by such Qualified Shareholder of the Shelf Take-Down Notice, all to the extent necessary to permit the disposition of the Registrable Securities to be so sold; provided, that each other Qualified Shareholder requesting to participate in the Shelf Take-Down must sell their Registrable Securities to the underwriters selected on the same terms and conditions as apply to the Holder; provided, further, that, if at any time after making a request for a Shelf Take-Down and prior to the launch of the Shelf Take-Down, the Holder shall determine for any reason not to proceed with or to delay such Shelf Take-Down, the Holder shall give written notice to the Company of such determination and the Company shall give written notice of the same to each other Qualified Shareholder and, thereupon, (A) in the case of a determination not to proceed, the Company and the Holder shall be relieved of their respective obligations to cause the underwriter(s) to include any Registrable Securities of each other Qualified

B-1-9

Shareholder as part of such Shelf Take-Down (but the Company shall not be relieved from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the other registration rights contained herein, and (B) in the case of a determination to delay such Shelf Take-Down, the Company and the Holder shall be relieved of their respective obligations to cause the underwriter(s) to include any Registrable Securities of each other Qualified Shareholder as part of such Shelf Take-Down for the same period as the Holder determines to delay such Shelf Take-Down.
(ii)   If the managing underwriter of a Shelf Take-Down advises the Company and the Holder that, in its view, the number of Common Shares that the Holder and each other Qualified Shareholder intend to include in such Shelf Take-Down exceeds the Maximum Offering Size, the Company and the Holder shall cause the underwriter(s) to include in such Shelf Take-Down, in the following priority, up to the Maximum Offering Size:
(A)
first, to the Holder and each other Qualified Shareholder who requested to include Registrable Securities in such Shelf Take-Down pursuant to Section 2(e)(i) (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Holder and each other Qualified Shareholder on the basis of the relative number of Registrable Securities owned by the Holder and each other Qualified Shareholder);

(B)
second, and only if all of the securities referred to in clause (A) have been included, any securities of any other holder of Common Shares requested to be included in such Shelf Take-Down (allocated, if necessary, for the offering not to exceed the Maximum Offering Size, pro rata among such other holders on the basis of the relative amount of Common Shares owned by such other holders); and

(C)
thereafter, and only if all of the securities referred to in clauses (A) and (B) have been included, any securities proposed to be included for the account of the Company.

(iii)   The Holder shall be permitted to withdraw all or part of its Registrable Securities from a Shelf Take-Down at any time prior to 7:00 a.m., New York City time, on the date on which the Shelf Take-Down is anticipated to launch.
(e)   Suspension of Registration.   If, upon the determination of the Board, the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure and the Company delivers to the Holder an officers’ certificate executed by the Company’s principal executive officer and principal financial officer stating that, based on the good faith judgment of the Company, after consultation with outside counsel to the Company, such postponement or suspension is necessary in order to avoid the Company making an Adverse Disclosure, the Company may, upon giving at least five (5) calendar days’ prior written notice of such action to the Holder, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, that (i) the Company shall not be permitted to exercise a Shelf Suspension (A) more than two (2) times during any twelve (12) month period, or (B) for more than sixty (60) days in aggregate during any twelve (12) month period and (ii) such Shelf Suspension shall terminate at such time as the Company would no longer be required to make any Adverse Disclosure. In the case of a Shelf Suspension, the Holder agrees to suspend use of the applicable prospectus and any issuer free writing prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holder upon the termination of any Shelf Suspension, amend or supplement the prospectus and any issuer free writing prospectus, if necessary, so it does not contain any untrue statement or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to the Holder such numbers of copies of the prospectus and any issuer free writing prospectus as so amended or supplemented as the Holder may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holder. Notwithstanding anything in this Agreement to the contrary, the Company shall not be permitted to conduct a Shelf Take-Down or register any securities for sale either for its own account or the account of any other security holder or holders during any Shelf Suspension.

B-1-10

(f)   Payment of Expenses for Shelf Registrations.   The Company shall be liable for and pay all Registration Expenses in connection with any Shelf Take-Down, regardless of whether such registration is effected.
3.
Demand Registration If Shelf Registration Statement Unavailable.

(a)
Demand by Holder.

(i)
If, at any time beginning ninety (90) days prior to the expiration of the Lock-Up Period, the Company does not have an effective shelf registration statement on Form S-3 (or successor form) in accordance with Section 2(a) and the Company shall have received a request, subject to Section 16, from any Qualified Shareholder (the “Requesting Shareholder”) that the Company effect the registration under the Securities Act of all or any portion of such Requesting Shareholder’s Registrable Securities on Form S-1 or any similar long-form Registration Statement (a “Demand Registration”), and specifying the kind and aggregate amount of Registrable Securities to be registered and the intended method of disposition thereof, then the Company shall promptly, but in no event later than five (5) Business Days following receipt of such request for a Demand Registration, give notice of such request (a “Demand Notice”) to each other Qualified Shareholder known to the Company at such time, specifying the number of Registrable Securities for which the Requesting Shareholder has requested registration under this Section 3(a). During the ten (10) Business Days after receipt of a Demand Notice, each other Qualified Shareholder may provide a written request to the Company, specifying the aggregate amount of Registrable Securities held by such Qualified Shareholder requested to be registered as part of such Demand Registration and the intended method of distribution thereof.

(ii)
The Company shall file such Registration Statement with the SEC as soon as practicable following such request, and shall use reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act and the “blue sky” Laws of such jurisdictions as the Holder or any underwriter, if any, requests, as expeditiously as possible, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities so to be registered. If the Company files a Shelf Registration Statement on Form S-1 pursuant to Section 3(a)(i), it shall maintain such Shelf Registration Statement in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities.

(iii)
Notwithstanding anything to the contrary in this Section 3(a), the Company shall not be obligated to effect (A) more than three (3) Demand Registrations over any one (1) year period at the request of the Holder and (B) a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equals or exceeds fifteen million dollars ($15,000,000).

(b)
Demand Withdrawal.   The Holder may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of a notice from the Holder to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement, and such registration shall nonetheless be deemed a Demand Registration for purposes of Section 3(a) unless (i) the Holder shall have paid or reimbursed the Company for their pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the registration of the withdrawing Holder’s withdrawn Registrable Securities (based on the number of Registrable Securities the Holder sought to register, as compared to the total number of Company Securities included on such Registration Statement), (ii) the withdrawal is made following the occurrence of a Material Adverse Change, because the registration would require the Company to make an Adverse Disclosure or because the Company otherwise requests withdrawal or (iii) the withdrawal

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arose out of the fault of the Company (and in each such case, the Company shall be obligated to pay all Registration Expenses in connection with such revoked request).
(c)
Company Notifications.   Within ten (10) Business Days after the receipt by the Holder of the Demand Notice, the Company will notify the Holder of the number of Registrable Securities requested to be included therein by each other Qualified Shareholder.

(d)
Registration Expenses.   The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such registration is effected, subject to reimbursement pursuant to Section 3(b)(i), if applicable.

(e)
Effective Registration.   A Demand Registration shall be deemed to have occurred if the Registration Statement relating thereto (i) has become effective under the Securities Act and (ii) has remained effective for a period of at least one hundred and eighty (180) calendar days (or such shorter period in which all Registrable Securities of the Holder included in such registration have actually been sold thereunder or withdrawn) or, if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a prospectus is required by Law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”); provided, that a Demand Registration shall not be deemed to have occurred if, (A) during the Demand Period, such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Authority or court, (B) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by the Holder or any other Qualified Shareholder party thereto or (C) the Maximum Offering Size (as defined below) is reduced in accordance with Section 3(g) such that less than ninety percent (90%) of the Registrable Securities that each of the Holder or any Other Qualified Shareholder sought to be included in such registration are included.

(f)
Underwritten Offerings.   If the Holder so requests, an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering.

(g)
Priority of Securities Registered Pursuant to Demand Registrations.   If the managing underwriter or underwriters of a proposed Underwritten Offering advise the Board and each Qualified Shareholder (or, in the case of a Demand Registration not being underwritten, the Board determines in its reasonable discretion) that, in their view, the number of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without being likely to have an adverse effect on the price, timing or distribution of the shares offered in such offering (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i)
first, all Registrable Securities requested to be registered by the Requesting Shareholder and each other Qualified Shareholder (reduced, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Requesting Shareholder and each other Qualified Shareholder on the basis of the relative number of Registrable Securities owned by the Requesting Shareholder and each other Qualified Shareholder);

(ii)
second, all securities requested to be registered by any other holder of Common Shares (reduced, if necessary, for the offering not to exceed the Maximum Offering Size, pro rata among such other holders on the basis of the relative amount of Common Shares owned by such other holders); and

(iii)
thereafter, and only if all the securities referred to in clause (i) have been included, any securities proposed to be registered by the Company for its own account.

(h)
Delay in Filing; Suspension of Registration.   If, upon the determination of the Board, the filing, initial effectiveness or continued use of a Registration Statement in respect of a Demand Registration at any time would require the Company to make an Adverse Disclosure, and the Company

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delivers to the Holder an officers’ certificate executed by the Company’s principal executive officer and principal financial officer stating that, based on the good faith judgment of the Company, after consultation with outside counsel to the Company, such postponement or suspension is necessary in order to avoid the Company making an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holder, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (a “Demand Suspension”); provided, that (i) the Company shall not be permitted to exercise a Demand Suspension (A) more than two (2) times during any twelve (12) month period or (B) for more than sixty (60) days in aggregate during any twelve (12) month period and (ii) such Demand Suspension shall terminate at such time as the Company would no longer be required to make any Adverse Disclosure; and provided, further, that in the event of a Demand Suspension, if the Holder has not sold any Company Securities under such Registration Statement, it shall be entitled to withdraw Registrable Securities from such Demand Registration and such Demand Registration shall not be counted for purposes of the limit on Demand Registrations requested by the Holder in Section 3(a). In the case of a Demand Suspension, the Holder agrees to suspend use of the applicable prospectus and any issuer free writing prospectuses in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall promptly notify the Holder upon the termination of any Demand Suspension, amend or supplement the prospectus and any issuer free writing prospectus, if necessary, so it does not contain any untrue statement or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to the Holder such numbers of copies of the prospectus and any issuer free writing prospectus as so amended or supplemented as the Holder may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the applicable Registration Statement if required by the registration form used by the Company for the applicable Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder, or as may reasonably be requested by the Holder. Notwithstanding anything in this Agreement to the contrary, the Company shall not be permitted to file a registration statement to register for sale, or to conduct any registered securities offerings of, any of its securities either for its own account or the account of any security holder or holders during any Demand Suspension.
4.
Piggyback Registration.

(a)
Participation.   If, following the expiration of the Lock-Up Period, the Company or any other holder of Company Securities at any time proposes to sell in an Underwritten Offering (including, for the avoidance of doubt, a “take-down” pursuant to a prospectus supplement to an effective shelf registration statement) or file a Registration Statement with respect to any offering of its Common Shares for its own account or for the account of each other Qualified Shareholder (other than (i) a Registration Statement on Form S-4 or Form S-8 or any successor form to such forms, (ii) a registration of Common Shares solely relating to an offering and sale to employees or directors of the Company pursuant to any employee share plan or other employee benefit plan arrangement, or (iii) a registration in connection with a direct or indirect acquisition by the Company or one of its Subsidiaries of another Person or a similar business combination transaction, however structured) then, as soon as practicable (but in no event less than ten (10) calendar days prior to the proposed date of the launch of the Underwritten Offering or the filing of such Registration Statement, as applicable), the Company shall give written notice of such proposed offering or filing to the Holder, and such notice shall offer the Holder the opportunity to register under such Registration Statement or include in such Underwritten Offering such number of Registrable Securities as the Holder may request in writing (a “Piggyback Registration”). Subject to Section 4(b) and Section 4(c), the Company shall include in such Registration Statement or Underwritten Offering all such Registrable Securities that are requested to be included therein within five (5) calendar days after the receipt by the Holder of any such notice; provided, that if at any time after giving written notice of its intention to sell any Common Shares in an Underwritten Offering and prior to the launch date, or to register any Common Shares and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to sell or register or to delay such sale or registration, the Company shall give written notice of such determination to the Holder and, thereupon, (A) in the case of a

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determination not to sell or register, shall be relieved of its obligation to register any Registrable Securities in connection with such sale or registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Holder to request that such registration be effected as a Demand Registration (subject to the provisions governing withdrawal set forth in Section 3(b)) or, if applicable, a Shelf Take-Down and (B) in the case of a determination to delay selling or registering, in the absence of a request for a Demand Registration or Shelf-Take-Down, shall be permitted to delay selling or registering any Registrable Securities, for the same period as the delay in registering such other Common Shares; provided, that if such registration or sale involves an Underwritten Offering, the Holder must sell its Registrable Securities to the underwriters selected as provided in Section 7(j) on the same terms and conditions as apply to the Company or each other Qualified Shareholder requesting such registration or sale, as applicable, with, in the case of a combined primary and secondary offering, such differences, including any with respect to representations and warranties and indemnification, as may be customary or appropriate in combined primary and secondary offerings, and the Company shall make arrangements with the managing underwriter so that the Holder may participate in such Underwritten Offering.
(b)
Priority of Registrations Pursuant to a Piggyback Registration.   If a Piggyback Registration involves an Underwritten Offering (other than any Demand Registration or a Shelf Take-Down, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 3(g) or Section 2(d)(ii), respectively, shall apply) and the managing underwriter advises the Board in writing (a copy of which shall be provided to the Holder) that, in its view, the number of Common Shares that the Company and the Holder intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i)
first, so many of the Company Securities proposed to be registered for the account of the Company (or for the account of such other initiating Person) as would not cause the offering to exceed the Maximum Offering Size;

(ii)
second, and only if all of the securities referred to in clause (i) have been included, all Registrable Securities requested to be included in such registration by the Holder and each other Qualified Shareholder pursuant to this Section 4 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Holder and each other Qualified Shareholder on the basis of the relative number of Registrable Securities owned by the Holder and each other Qualified Shareholder); and

(iii)
thereafter, and only if all of the securities referred to in clauses (i) and (ii) have been included, all securities requested to be registered by any other holder of Common Shares (allocated, if necessary, for the offering not to exceed the Maximum Offering Size, pro rata among such other holders on the basis of the relative amount of Common Shares owned by such other holders).

(c)
Piggyback Withdrawal.   The Holder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of such Registration Statement or at any time prior to 7:00 a.m., New York City time, on the date on which the Underwritten Offering is anticipated to launch, as the case may be. Subject to Section 16, no registration effected under this Section 4 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 3.

(d)
Payment of Expenses for Piggyback Registrations.   The Company shall pay all Registration Expenses in connection with each Piggyback Registration, regardless of whether such registration is effected.

5.
Transfer Restrictions; Lock-Up Agreements.

(a)
Until the expiration of the Lock-Up Period, the Holder shall not Transfer any of the Common Shares issued by the Company to the Holder at the Closing, other than in a Permitted Transfer.

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Following the expiration of the Lock-Up Period, the Common Shares issued by the Company to the Holder at the Closing will no longer be subject to the Transfer restrictions set forth in this Section 5(a).
(b)
To the extent requested by the lead underwriter in connection with each Underwritten Offering, the Company and the Holder shall agree not to effect any public sale or distribution of any Company Securities or other security of the Company (except as part of such Underwritten Offering) during the period beginning on the date that is estimated by the Company, in good faith and provided in writing to such Holder, to be the seventh (7th) calendar day prior to the effective date of the applicable Registration Statement (or the anticipated launch date in the case of a “take-down” off of an already effective Shelf Registration Statement) until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) sixty (60) calendar days after the effective date of the applicable Registration Statement (or the pricing date in the case of a “take-down” off of an already effective Shelf Registration Statement); provided, that the Company shall cause all directors and executive officers of the Company, and each other Qualified Shareholder to enter into agreements similar to those contained in this Section 5(b) (without regard to this proviso), subject to exceptions for sales pursuant to pre-existing 105-1 plans and other customary exclusions agreed to by such managing underwriter; provided, further, that the lead managing underwriter may extend such period as necessary to comply with applicable FINRA rules.

(c)
Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to registrations on Form S-4 or Form S-8 or any successor form to such forms or as part of any registration of securities for offering and sale to employees or directors of the Company pursuant to any employee share plan or other employee benefit plan arrangement. The Company agrees to use reasonable best efforts to obtain from each holder of restricted securities of the Company which securities are the same as or similar to the Registrable Securities being registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this Section 5, except as part of any such registration, if permitted.

6.
Other Registration Rights.   The Company represents and warrants that it is not a party to, or otherwise subject to, any agreement (other than as provided herein) granting registration rights to any other Person with respect to any equity securities of the Company other than each other Qualified Shareholder. The Company shall not grant to any Person (including any other Qualified Shareholder) the right, other than as expressly set forth herein, and except to employees of the Company with respect to registrations on Form S-8, to request the Company to register any Company Securities, or otherwise provide rights with respect to the registration and offering of Company Securities similar to the rights to registration and offering provided in this Agreement (including the obligations in connection therewith), except such rights as are not more favorable than or inconsistent with the rights granted to the Holder and that do not violate the rights or adversely affect the priorities of the Holder set forth herein.

7.
Registration Procedures.   In connection with any registration pursuant to Section 2, Section 3 or Section 4, subject to the provisions of such Sections:

(a)
Prior to filing a Registration Statement covering Registrable Securities or related prospectus or any amendment or supplement thereto, the Company shall furnish to the Holder and each underwriter, if any, of the Registrable Securities covered by such Registration Statement copies of such Registration Statement as proposed to be filed, and thereafter the Company shall furnish to the Holder and underwriter, if any, without charge such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as the Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holder. The Holder shall have the right to request that the Company modify any information contained in such Registration Statement, amendment and

B-1-15

supplement thereto pertaining to the Holder and the Company shall use all reasonable efforts to comply with such request; provided, that the Company shall not have any obligation to so modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(b)
In connection with any filing of any Registration Statement or prospectus or amendment or supplement thereto, the Company shall cause such document (i) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder and (ii) with respect to information supplied by or on behalf of the Company for inclusion in the Registration Statement, to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)
The Company shall promptly notify the Holder and the underwriter(s) and, if requested by the Holder or the underwriter(s), confirm in writing, when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective.

(d)
The Company shall furnish counsel for each underwriter, if any, and the Qualified Shareholders with copies of any written comments from the SEC or any state securities authority or any written request by the SEC or any state securities authority for amendments or supplements to a Registration Statement or prospectus or for additional information generally.

(e)
After the filing of the Registration Statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holder set forth in such Registration Statement or supplement to such prospectus and (iii) promptly notify the Holder of any stop order issued or threatened by the SEC or any state securities commission and use all reasonable best efforts to prevent the entry of such stop order or to remove it if entered.

(f)
The Company shall use all reasonable best efforts to (i) register or qualify the Registrable Securities covered by such Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the Holder reasonably (in light of the Holder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holder to consummate the disposition of the Registrable Securities owned by the Holder; provided, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(f), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(g)
The Company shall use reasonable best efforts to provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such Registration Statement.

(h)
The Company shall use reasonable best efforts to cooperate with the Holder and the underwriter or managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the Holder or the underwriter or managing underwriter, if any, may reasonably request at least two (2) Business Days prior to any sale of Registrable Securities.

(i)
The Company shall immediately notify the Holder to the extent it has Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation

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of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to the Holder and file with the SEC any such supplement or amendment subject to any suspension rights contained herein.
(j)
(i) The Holder shall have the right to select an underwriter or underwriters in connection with any Underwritten Offering resulting from the exercise of a Demand Registration or Shelf Take-Down upon consultation with the Company and (ii) the Company shall have the right to select an underwriter or underwriters in connection with any other Underwritten Offering. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all other actions as are reasonably required and customary in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(k)
Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available during regular business hours for inspection by the Holder and any underwriter participating in any disposition pursuant to a Registration Statement being filed by the Company pursuant to this Section 7 and any attorney, accountant or other professional retained by the Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and use its reasonable best efforts to cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement (including by participation in a reasonable number of diligence calls); provided, that that the Company shall not be obligated to provide such Records if the Company determines, in its reasonable judgment, that doing so could violate applicable Law, waive the protection of an attorney-client privilege or other legal privilege or expose the Company to risk of liability for disclosure of sensitive or personal information. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is required pursuant to applicable Law or regulation or judicial process. The Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public. The Holder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(l)
The Company shall furnish to the Holder and to each such underwriter, if any, a signed counterpart, addressed to the Holder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent certified public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter therefor reasonably requests.

(m)
The Company shall use reasonable best efforts to ensure that any free-writing prospectus utilized in connection with any Demand Registration, Shelf Take-Down or other offering off of a Shelf Registration Statement or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(n)
The Company shall otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(o)
The Company may require the Holder promptly to furnish in writing to the Company the Notice, Agreement and Questionnaire and such other information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required or the Company may deem reasonably advisable in connection with such registration and shall not have any obligation to include the Holder on any Registration Statement if the Notice, Agreement and Questionnaire or such other information is not promptly provided; provided, that, prior to excluding the Holder on the basis of its failure to provide the Notice, Agreement and Questionnaire or such other information, the Company must furnish in writing a reminder to the Holder requesting the Notice, Agreement and Questionnaire and such other information at least three (3) days prior to filing the applicable Registration Statement.

(p)
The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(i), the Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(i), and, if so directed by the Company, the Holder shall deliver to the Company all copies, other than any permanent file copies then in the Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 7(i) to the date when the Company shall make available to the Holder a prospectus supplemented or amended to conform with the requirements of Section 7(i).

(q)
The Company shall use all reasonable best efforts to list all Registrable Securities covered by such Registration Statement on any securities exchange or quotation system on which such Registrable Securities are then listed or traded.

(r)
The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) otherwise use their reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities, including, by executing customary underwriting agreements, (iii) as reasonably requested by the Holder, meet with and provide information to purchasers in privately negotiated transactions, and (iv) otherwise use their reasonable best efforts to cooperate as reasonably requested by the Holder in the marketing of the Registrable Securities.

(s)
The Company shall use reasonable efforts, in coordination with and in consideration of the requirements of the registrar and transfer agent for the Registrable Securities, to develop and implement procedures to facilitate compliance with Rule 15c6-1(a) under the Exchange Act for sales of Registrable Securities under a Shelf Registration Statement in ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers.

8.
Indemnification by the Company.

(a)
The Company agrees to indemnify and hold harmless the Holder and each of its Affiliates, officers, directors, stockholders, shareholders, employees, advisors and agents, each Person, if any, who controls such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their Representatives from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have

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furnished any amendments or supplements thereto), any preliminary prospectus or any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act) or (B) any application or other document or communication executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities Laws thereof, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities Laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, except in all cases insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon or contained in any information furnished in writing to the Company by the Holder expressly for use therein or by the Holder’s failure to deliver a copy of the prospectus, the issuer free writing prospectus or any amendments or supplements thereto after the Company has furnished the Holder with a sufficient number of copies of the same.
(b)
The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Holder provided in this Section 8 or otherwise on commercially reasonable terms negotiated on an aim’s length basis with such underwriters.

9.
Indemnification by the Holder.   The Holder, to the extent it holds Registrable Securities included in any Registration Statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company contained in Section 8(a)(i) and Section 8(a)(ii) to the Holder, but only with respect to information furnished in writing by the Holder or on the Holder’s behalf expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, any preliminary prospectus or any “issuer free writing prospectus,” in each case, that has not been corrected in a subsequent writing prior to the sale of Registrable Securities to the Person asserting the claim. The Holder also agrees to indemnify and hold harmless any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 9. As a condition to including Registrable Securities in any Registration Statement filed in accordance herewith, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. The Holder shall not be liable under this Section 9 for any Damages in excess of the gross proceeds realized by the Holder in the sale of Registrable Securities of the Holder to which such Damages relate.

10.
Conduct of Indemnification Proceedings.   If any Action (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 8 or Section 9, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided, that the failure of any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent and only to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the retention of such counsel, (ii) the Indemnifying Party shall have failed to assume the defense of such claim or to employ counsel reasonably satisfactory to the Indemnified Party, or (iii) in the reasonable judgment of such Indemnified Party representation of both parties by the

B-1-19

same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred, in each case promptly after receipt of an invoice setting forth such fees and expenses in reasonable detail. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.
11.
Survival.   Subject to the Holder delivering a properly completed (as solely determined by the Company), executed and acknowledged Notice, Agreement and Questionnaire to the Company, Section 8, Section 9, Section 10 and Section 12 hereto will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of securities.

12.
Contribution.

(a)
If the indemnification provided for herein is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Holder, to the extent it holds Registrable Securities covered by a Registration Statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holder on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Holder on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations, and (ii) as between the Company on the one hand and the Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and Holder on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and Holder bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the applicable prospectus. The relative fault of the Company and Holder on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Holder or by such underwriters. The relative fault of the Company on the one hand and of the Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)
The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take

B-1-20

account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12, the Holder shall not be required to contribute any amount for Damages in excess of the gross proceeds realized by the Holder in the sale of Registrable Securities of the Holder to which such Damages relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holder’s obligation to contribute pursuant to this Section 12 is several in the proportion that the net proceeds of the offering received by the Holder bears to the total net proceeds of the offering and not joint.
13.
Participation in Public Offering.

(a)
The Holder agrees that it may not participate in any Public Offering initiated by the Company or requested by any other Qualified Shareholder hereunder unless it (i) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Company or any other Qualified Shareholder, as applicable (provided, that the Holder will not be required to sell more than the number of Registrable Securities that it has requested the Company include in any Registration Statement), and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions set forth herein in respect of registration rights.

(b)
The Holder, to the extent that is participating in any registration hereunder, agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 7(i) above, the Holder shall immediately discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until the Holder’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 7(i). In the event the Company has given any such notice, the applicable time period during which a Registration Statement is to remain effective shall be extended (provided, that the Company shall not cause any Registration Statement to remain effective beyond the latest date allowed by applicable Law) by the number of days during the period from and including the date of the giving of such notice pursuant to this paragraph to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by Section 7(i).

14.
Compliance with Rule 144 and Rule 144A.   At the request of the Holder, to the extent it proposes to sell securities in compliance with Rule 144 of the Securities Act, the Company shall (a) cooperate, to the extent commercially reasonable, with the Holder, (b) forthwith furnish to the Holder a written statement of compliance with the filing requirements of the SEC as set forth in Rule 144, as such rule may be amended from time to time, (c) make available to the public and the Holder such information, and take such action as is reasonably necessary, to enable the Holder to make sales pursuant to Rule 144, and (d) use its reasonable best efforts to list such Holder’s Common Shares on Nasdaq. Unless the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will provide to the holder of Registrable Securities and to any prospective purchaser of Registrable Securities under Rule 144A of the Securities Act, the information described in Rule 144A(d)(4) of the Securities Act.

15.
Selling Expenses.   All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the Holder, in proportion to the number of Registrable Securities included in such registration for the Holder and its Permitted Transferees; provided, that in no case shall the Holder be responsible for out-of-pocket legal fees incurred by any other selling holder of Registrable Securities.

16.
Prohibition on Requests; Holder’s Obligations.

(a)
The Holder shall not, without the Company’s consent, be entitled to deliver a request for a Demand Registration or a request for a Shelf Take-Down until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) sixty (60) calendar days after

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(A) the effective date of a prior Registration Statement in connection with a Demand Registration, Shelf Registration or Piggyback Registration, (B) the date of withdrawal by the Holder of a Demand Registration or Shelf Take-Down or (C) the pricing date of any Underwritten Offering effected by the Company; provided, in each case, that such Holder has been provided with an opportunity to participate in the prior offering and either (x) has refused or not promptly accepted such opportunity or (y) has not been cut back to less than fifty percent (50%) of the Registrable Securities requested to be included by such Holder.
(b)
The Holder shall not be entitled to sell any of its Registrable Securities pursuant to this Agreement, unless the Holder has timely furnished the Company with all information required to be disclosed in order to make the information previously furnished to the Company by the Holder not misleading and any other information regarding the Holder and the distribution of its Registrable Securities as the Company may from time to time reasonably request pursuant to Section 7(o). Any sale of any Registrable Securities by the Holder shall constitute a representation and warranty by the Holder that the information of the Holder furnished in writing by or on behalf of the Holder, including in the Holder’s Notice, Agreement and Questionnaire (all such information, “Holder Information”), to the Company does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Holder Information, in the light of the circumstances under which they were made, not misleading. Furthermore, if the Company is required to file a subsequent Registration Statement upon a lapse in, or end to, the effectiveness of the Registration Statement naming the Holder, the Company shall be under no obligation to include the Holder as a selling securityholder if the Holder does not timely deliver an updated properly completed (as reasonably determined by the Company), executed and acknowledged Notice, Agreement and Questionnaire and other information upon request by the Company therefore pursuant to Section 7(o).

17.
Corporate Governance.

(a)
Size of the Board.   As of the Closing, (i) the maximum size of the Board is eleven (11) directors of the Board (each, a “Director”) and the current size of the Board is seven (7) Directors and (ii) Terry Ledbetter and Luke Ledbetter (each of such individuals and any successor nominated by (x) Ledbetter (so long as Ledbetter (or its Permitted Transferee(s)) collectively with its Affiliates continues to be the Beneficial Owner of at least twenty-five percent (25%) of the Common Shares issued by the Company to Ledbetter at the Closing (the “Initial Shares”)) or (y) the Permitted Transferee(s) that are Beneficial Owner(s) of at least twenty-five percent (25%) of the Initial Shares, each, an “Executive Holder Designee”) and Erik Cohen and Michael Hotchkiss (each of such two (2) individuals and any successor nominated by (x) Ledbetter (so long as Ledbetter continues to be the Beneficial Owner of at least five percent (5%) of the issued and outstanding Common Shares and at least twenty-five percent (25%) of the Initial Shares) or (y) the Permitted Transferee(s) that are Beneficial Owner(s) of at least five percent (5%) of the issued and outstanding Common Shares and at least twenty-five percent (25%) of the Initial Shares, each, a “Independent Holder Designee,” and together with the Executive Holder Designees, collectively, the “Holder Designees”) were appointed to the Board. The Holder shall have the right to remove any Executive Holder Designee nominated by the Holder and appointed or elected as a Director at any time and at its sole discretion. For so long as the Holder is entitled to nominate at least one (1) Holder Designee for inclusion in the Company’s slate of director nominees pursuant to Section 17(b), the Company shall not increase the size of the Board without the prior written consent of the Holder.

(b)
Composition of the Board.

(i)
At each meeting of the Company’s shareholders at which an election of Directors to the Board occurs, the Holder shall be entitled to nominate two (2) Executive Holder Designees and two (2) Independent Holder Designees; provided that each Independent Holder Designee (1) shall qualify as an independent director pursuant to the rules of Nasdaq and any other applicable securities exchange on which the Common Shares are then listed and applicable rules of the SEC and (2) would reasonably be expected to be determined to be suitable to serve as a director of the Company by the Company’s Insurance Regulators; provided that any such

B-1-22

individual shall be presumed to be so suitable, unless at any time within the past five (5) years such individual has been formally determined not to be suitable to serve as a director of a United States or Bermuda insurance company by the applicable Insurance Regulator regulating such company’s insurance operations. The Company shall, with respect to each Holder Designee that the Holder is entitled to nominate under this Section 17(b)(i) (but subject to 17(b)(v) below), (A) ensure that each Holder Designee is proposed to serve as a Director at each annual or special meeting of the Company at which Directors are to be elected and include each such Holder Designee in the Company’s slate of director nominees, (B) recommend that the Company’s shareholders elect each such Holder Designee, and include such recommendation in the Company’s proxy statement in respect of such annual or special meeting of the Company at which Directors are to be elected and (C) use reasonable best efforts to take all other necessary and appropriate actions to cause the election of each such Holder Designee nominated by such Holder.
(ii)
Upon the resignation, retirement or other removal of any Holder Designee, Holder shall be entitled, subject to Section 17(b)(v) below, to designate a replacement Holder Designee to become a Director; provided that any replacement designated to replace any Independent Holder Designee (1) shall qualify as an independent director pursuant to the rules of Nasdaq and any other applicable securities exchange on which the Common Shares are then listed and applicable rules of the SEC and (2) would reasonably be expected to be determined to be suitable to serve as a director of the Company by the Company’s Insurance Regulators; provided that any such individual shall be presumed to be so suitable, unless at any time within the past five (5) years such individual has been formally determined not to be suitable to serve as a director of a United States or Bermuda insurance company by the applicable Insurance Regulator regulating such company’s insurance operations. The Board shall appoint, and take all action reasonably necessary to appoint, each individual designated to fill such vacancy in accordance with this Section 17(b)(ii).

(iii)
From and after the Closing (including following the termination of this Agreement), each Holder Designee shall be entitled to the same compensation (including fees), expense reimbursement and indemnification rights, as well as the same insurance coverage, in connection with his or her role as a Director as the other non-employee members of the Board. Notwithstanding the foregoing, any Holder Designee shall have the right to waive or assign the right to receive any cash or equity compensation.

(iv)
The Company shall provide each Holder Designee with copies of all notices, minutes, consents and other material that the Company provides to all other members of the Board substantially concurrently as such materials are provided to the other members of the Board.

(v)
(1)
The Holder (or its Permitted Transferee(s)) shall have the right to nominate two (2) Independent Holder Designees for so long as the Holder (or such Permitted Transferee(s)) collectively with its Affiliates are Beneficial Owners (as defined in Annex B and Appendix A) of (A) at least five percent (5%) of the issued and outstanding Common Shares and (B) at least twenty-five percent (25%) of the Initial Shares.

(2)
The Holder (or its Permitted Transferee(s)) shall have the right to nominate two (2) Executive Holder Designees for so long as the Holder (or such Permitted Transferee(s)) collectively with its Affiliates are Beneficial Owners (as defined in Annex B and Appendix A) of at least twenty-five percent (25%) of the Initial Shares.

(c)
Committees.   For so long as at least one (1) Holder Designee serves on the Board, to the extent permitted by applicable Laws (including any requirements under the Exchange Act or the rules of Nasdaq or any other applicable securities exchange on which the Common Shares are then listed), each committee of the Board shall include at least one Holder Designee.

(d)
Memorandum of Association and Bye-laws to be Consistent.   Each of the Company and the Holder shall use its reasonable best efforts to take or cause to be taken all lawful action necessary

B-1-23

or appropriate to ensure that at all times (i) the Memorandum of Association of the Company (the “Company Memorandum of Association”) and the Bye-laws of the Company (the “Company Bye-laws”) contain provisions consistent with the terms of this Agreement (including this Section 17), where applicable and (ii) none of the Company Memorandum of Association or the Company Bye-laws or any of the corresponding constituent documents of the Company’s Subsidiaries contain any provisions inconsistent therewith or that would in any way nullify or impair the terms of this Agreement or the rights of the Company or the Holder.
(e)
Transferability of Governance and Information Rights.   No Transferee, except for any Permitted Transferee, shall be entitled to any of the rights set forth in this Section 17 or in Section 18 hereto.

18.
Information Rights.

(a)
For so long as the Holder owns any Common Shares, the Company agrees that:

(i)
The Company shall provide the Holder (A) within sixty (60) days after the end of each fiscal year, with the consolidated financial results for of the Company’s consolidated group (the “Company Group”) for such fiscal year (including a profit and loss account, balance sheet, cash flow and statement of other comprehensive income), (B) promptly upon availability, the annual accounts for each member of the Company Group (except where such accounts or audits are not legally required), and (C) within thirty (30) days after the end of each fiscal quarter, unaudited consolidated condensed financial results of the Company Group for such fiscal quarter (including a profit and loss account, balance sheet, cash flow and statement of other comprehensive income).

(ii)
The Company will, within twenty-five (25) days after the end of each fiscal quarter, make the Company’s Chief Financial Officer available for a discussion with the Holder with regards to updates to the Company’s business and financial results with respect to such fiscal quarter.

(iii)
The Company shall furnish or cause to be furnished to the Holder, upon reasonable request as promptly as practicable, such information in the possession of the Company or any of its Subsidiaries relating to Taxes, including in connection with filing any Tax Return, amended Tax Return or claim for Tax refund, determining a liability for Taxes or a right to a Tax refund, or participating in or conducting any proceeding in respect of Taxes.

(b)
With respect to any information provided by the Company:

(i)
Subject to the requirements of law, the Holder shall keep confidential, and shall cause its Representatives to keep confidential, all information and documents obtained pursuant to this Section 18 unless such information: (A) is or becomes publicly available other than as a result of a breach of this Section 18(b) by it or its Representatives; (B) was within its possession prior to being furnished to it by or on behalf of the Company; provided, that the source of such information was not known by it to be bound by a confidentiality agreement with, or other contractual or legal obligation of confidentiality to, the Company with respect to such information; (C) is or becomes available to it or any of its Representatives on a non-confidential basis from a source other than the Company or any of its Representatives; provided that such source was not known to it to be bound by a confidentiality agreement with, or other contractual or legal obligation of confidentiality to, the Company with respect to such information; or (D) is independently developed by or on its behalf without violating any of its obligations under this Section 18(b).

(ii)
In the event the Holder believes, upon consultation with its legal counsel, that it is legally required to disclose any information or documents contemplated by Section 18(b)(i), it shall to the extent possible under the circumstances provide reasonable prior written notice to the Company so that the Company may, at its own expense, seek a protective order or otherwise take reasonable steps to protect the confidentiality of such information.

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19.
Miscellaneous.

(a)
Remedies; Specific Performance.

(i)
Any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement, or by law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy.

(ii)
The Parties agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the Parties fail to take any action required of them hereunder to consummate this Agreement, subject to the terms and conditions of this Agreement. The Parties acknowledge and agree that (A) the Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 19(h) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (B) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, the Parties would not have entered into this Agreement. The Parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 19(a)(ii) shall not be required to provide any bond or other security in connection with any such order or injunction.

(b)
Amendments and Waivers.   The provisions of this Agreement including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the Holder; provided, that any amendment, modification or supplement to, or any waiver or consent to depart from, the third party beneficiary rights set forth in Section 19(f), shall require the written consent of any affected Qualified Shareholder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of the Holder, to the extent its securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of any other Qualified Shareholder be given by the Holder; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. The Holder, to the extent it holds Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 19(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to the Holder.

(c)
Notices.   All notices, requests and other communications to any Party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed if such confirmation is requested) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

B-1-25

(i)
if to the Company, to:

Ranger Bermuda Topco Ltd
[•]
[•]
[•]
Attn:   [•]
(ii)
if to the Holder, at the most current address given by the Holder to the Company in a Notice, Agreement and Questionnaire or any amendment thereto or, at the Company’s option, pursuant to the Legal Notice System on DTC, or successor system thereto;

or to such other address as the Holder may have furnished to the other Persons identified in this Section 19(c) in writing in accordance herewith.
(d)
Majority of Registrable Securities.   For purposes of determining what constitutes the holder of a majority of Registrable Securities, as referred to in this Agreement, a majority shall constitute a majority of the Common Shares that constitute Registrable Securities.

(e)
Assignment.

(i)
This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned by the Company in whole or in part.

(ii)
Prior to the expiration of the Lock-Up Period, the Holder may not assign its rights, interests or obligations hereunder, in whole or in part, except in connection with a Permitted Transfer. Following the expiration of the Lock-Up Period, the Holder may assign its rights, interests or obligations hereunder, in whole or in part, in connection with a Permitted Transfer or to a Transferee of twenty-five percent (25%) or greater of the Common Shares issued by the Company to the Holder at the Closing subject to the restrictions set forth Section 17(e).

(iii)
This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the Parties and its successors and permitted assigns, which shall include Permitted Transferees.

(iv)
This Agreement shall not confer any rights or benefits on any Persons that are not Parties or do not hereafter become a Party pursuant to this Section 19(e).

(v)
No assignment by the Holder of its rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (A) written notice of such assignment as provided in Section 19(c) and (B) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 19(e) shall be null and void.

(f)
Third Party Beneficiaries.   Each of the Company, the Holder and only with respect to those rights set forth in Section 8 hereto, any person indemnified under Section 8 hereto, agree and acknowledge that each other Qualified Shareholder is an intended third party beneficiary of rights set forth in Sections 2(d), 3(a), 3(g) and Section 8 and shall have the right, power and authority to enforce the provisions thereof as though they were a party hereto.

(g)
Counterparts.   This Agreement may be executed in one or more counterparts (including by electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

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(h)
Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.

(i)
This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to Contracts executed in and to be performed entirely within that state, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

(ii)
Any Action arising out of or relating to this Agreement shall be heard and determined in the Delaware Court of Chancery, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom. The Parties hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Actions and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 19(h)(ii) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section and shall not be deemed to confer rights on any Person other than the Parties. Each Party agrees that service of process upon such Party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 19(c) of this Agreement. The Parties agree that a final Judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the Judgment or in any other manner provided by applicable Law; provided, however, that nothing contained in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court Judgment.

(iii)
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 19(h)(iii).

(i)
Severability.   If any term, condition or other provision of this Agreement is finally determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any applicable Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party or such Party waives its rights under this Section 19(i) with respect thereto. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions are fulfilled to the extent possible.

(j)
Entire Agreement.   This Agreement, Annex A and Annex B hereto are intended by the Parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein and the registration and investor rights granted by the Company with respect to the Registrable

B-1-27

Securities. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration and investor rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the Parties with respect to such registration and investor rights. No Party shall have any rights, duties or obligations other than those specifically set forth in this Agreement.
(k)
Termination.   This Agreement and the obligations of the Parties hereunder shall terminate upon such time as there are no Registrable Securities, except for the provisions of Sections 2(f), 3(d), 4(d), 8, 9, 10, 11, 12, 15, 17, 18, 19(h) and this 19(k), which shall survive such termination.

[Signature Page Follows]

B-1-28

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.
COMPANY:
RANGER BERMUDA TOPCO LTD
By:
      Name:
      Title:
[Signature Page To Registration And Investor Rights Agreement]

HOLDER:
KESTREL INTERMEDIATE LEDBETTER HOLDINGS LLC
By:
      Name:
      Title:
[Signature Page To Registration And Investor Rights Agreement]

ANNEX A
Plan of Distribution
Each Qualified Shareholder of Common Shares, any Permitted Transferee of such Qualified Shareholder or any Transferee of twenty-five percent (25%) or greater of the Common Shares issued by the Company to such Qualified Shareholder at the Closing may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. Each Qualified Shareholder may use any one or more of the following methods when selling securities:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
settlement of short sales;

•
in transactions through broker-dealers that agree with the Qualified Shareholder to sell a specified number of such securities at a stipulated price per security;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
an underwritten offering;

•
a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

Each Qualified Shareholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by each Qualified Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from each Qualified Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
Each Qualified Shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Qualified Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify each Qualified Shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to keep this prospectus effective until all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect or otherwise in accordance with the Registration Rights Agreement. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, each Qualified Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Shares by each Qualified Shareholder or any other person. We will make copies of this prospectus available to each Qualified Shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

ANNEX B
FORM OF SELLING SECURITYHOLDER NOTICE, AGREEMENT AND QUESTIONNAIRE
The undersigned (the “Selling Securityholder”) beneficial owner of common shares, par value $[•] (the “Common Shares”), of Ranger Bermuda Topco Ltd (the “Company”) understands that the Company intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Long-Form Registration Statement”) or on Form S-3 or a prospectus supplement to an existing shelf registration statement (the “Shelf Registration Statement” and, together with the Long-Form Registration Statement, the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of certain Registrable Securities in accordance with the terms of the Registration and Investor Rights Agreement, dated as of [•], 2025 (the “Registration and Investor Rights Agreement”), by and between the Company and Kestrel Intermediate Ledbetter Holdings LLC. Each capitalized term not otherwise defined herein has the meaning given to it in the Registration and Investor Rights Agreement.
In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, the Selling Securityholder must be named as a selling securityholder in the related prospectus and deliver a prospectus to the purchasers of Registrable Securities. To facilitate naming of the Selling Securityholder as a selling securityholder in the Registration Statement, the Selling Securityholder must complete, execute, acknowledge and deliver this Notice, Agreement and Questionnaire prior to filing of the prospectus supplement to the Registration Statement.
Certain legal consequences arise from being named as a Selling Securityholder in the Registration Statement and the related prospectus. Accordingly, the Selling Securityholder is advised to consult its own legal counsel regarding the consequences of being named or not being named as a Selling Securityholder in the Registration Statement and the related prospectus.
(a)   The Selling Securityholder hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3(b) pursuant to the Registration Statement. The Selling Securityholder, by signing and returning this Notice, Agreement and Questionnaire, understands that it shall be bound by the terms and conditions of this Notice, Agreement and Questionnaire.
(b)   The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:
Questionnaire
1.
(a)   Full Legal Name of Selling Securityholder:

(b)
Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item (3) below are held:

(c)
Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item (3) below are held:

2.
Address for Notices to Selling Securityholder:

Telephone:
Fax:
Email address:
Contact Person:
3.
Beneficial Ownership of Registrable Securities:

This Item (3) covers beneficial ownership of the Company’s securities. Please consult Appendix A to this Notice, Agreement and Questionnaire for information as to the meaning of “beneficial ownership.” Except as set forth below in this Item (3), the Selling Securityholder does not beneficially own any Registrable Securities.
(a)
Number of shares of Registrable Securities beneficially owned:

(b)
Number of shares of the Registrable Securities which the Selling Securityholder wishes to be included in the Registration Statement:

4.
Beneficial Ownership of other securities of the Company owned by the Selling Securityholder.

Except as set forth below in this Item (4), the Selling Securityholder is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (3).
(a)
Type and amount of other securities beneficially owned by the Selling Securityholder:

(b)
CUSIP No(s). of other securities beneficially owned by the Selling Securityholder:

5.
Relationship with the Company:

(a)
Have you or any of your affiliates, officers, directors or principal equity holders (owners of five percent (5%) or more of the equity securities of the Selling Securityholder) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three (3) years?

☐
Yes

☐
No

(b)
If so, please state the nature and duration of your relationship with the Company:

6.
Broker-Dealer Status:

(a)
Is the Selling Securityholder a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐
Yes

☐
No

Note that the Company shall be required to identify any registered broker-dealer as an underwriter in the prospectus.
If so, please answer the remaining questions in this section.
If the Selling Securityholder is a registered broker-dealer, please indicate whether the Selling Securityholder acquired its Registrable Securities for investment or acquired them as transaction-based compensation for investment banking or similar services.

If the Selling Securityholder is a registered broker-dealer and received its Registrable Securities other than as transaction-based compensation, the Company is required to identify you as an underwriter in the Registration Statement and related prospectus.

(b)
Affiliation with Broker-Dealers:

Is the Selling Securityholder an affiliate of a registered broker-dealer? For purposes of this Item 6(b), an “affiliate” of a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.
☐
Yes

☐
No

If so, please answer the remaining questions in this section:
(i)
Please describe the affiliation between the Selling Securityholder and any registered broker-dealers:

(ii)
If the Selling Securityholder, at the time of its acquisition of the Registrable Securities, had any agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities, please describe such agreements or understandings:

Note that if the Selling Securityholder is an affiliate of a broker-dealer and at the time of the acquisition of the Registrable Securities had any agreements or understandings, directly or indirectly, to distribute the securities, the Company must identify the Selling Securityholder as an underwriter in the prospectus.

7.
Nature of Beneficial Holding. The purpose of this question is to identify the ultimate natural person(s) or publicly held entity that exercise(s) sole or shared voting or dispositive power over the Registrable Securities.

(a)
Is the Selling Securityholder required to file, or is it a wholly-owned subsidiary of a company that is required to file, periodic and other reports (for example, Forms 10-K, 10-Q and 8-K) with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act?

☐
Yes

☐
No

(b)
State whether the Selling Securityholder is an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended:

☐
Yes

☐
No

(c)
If a subsidiary, please identify the publicly held parent entity:

If you answered “No” to questions (a) and (b) above, please identify the controlling person(s) of the Selling Securityholder (the “Controlling Entity”). If the Controlling Entity is not a natural person or a publicly held entity, please identify each controlling person(s) of such Controlling Entity. This process should be repeated until you reach natural persons or a publicly held entity that exercise sole or shared voting or dispositive power over the Registrable Securities:

***PLEASE NOTE THAT THE SEC REQUIRES THAT THESE NATURAL PERSONS BE NAMED IN THE PROSPECTUS***
If you need more space for this response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Notice, Agreement and Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the above questions.
8.   Plan of Distribution:
Except as set forth below, the Selling Securityholder (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Registration Statement only as follows (if at all): such Registrable Securities may be sold from time to time directly by the Selling Securityholder or alternatively through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters, broker-dealers or agents, the Selling Securityholder shall be responsible for underwriting discounts or commissions or agent’s commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. The Selling Securityholder may pledge or grant a security interest in some or all of the Registrable Securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Registrable Securities from time to time pursuant to the prospectus. The Selling Securityholder also may transfer and donate shares in other circumstances in which certain cases the transferees, donees, pledgees or other successors in interest shall be the selling Securityholder for purposes of the prospectus.
State any exceptions here:

Note:   In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.
(i)   The Selling Securityholder acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Registration Statement. The Selling Securityholder agrees that neither it nor any person acting on its behalf shall engage in any transaction in violation of such provisions.
(j)   In accordance with the Selling Securityholder’s obligation under the Registration and Investor Rights Agreement to provide such information as may be required by law for inclusion in the Registration Statement, the Selling Securityholder agrees to provide any additional information the Company may reasonably request and to promptly notify the Company of any inaccuracies or changes in the information provided that may occur at any time while the Registration Statement remains effective. All notices hereunder and pursuant to the Registration and Investor Rights Agreement shall be made in writing by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:
To the Company:
Ranger Bermuda Topco Ltd
[•]
[•]
[•]
Attn:   [•]
(k)   In the event the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder shall notify the transferee(s) at the time of transfer of its rights and obligations under this Notice, Agreement and Questionnaire and the Registration and Investor Rights Agreement.
(l)   By signing this Notice, Agreement and Questionnaire, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (8) above and the inclusion of such information in the Registration Statement, the related prospectus and any state securities or Blue Sky applications. The Selling Securityholder understands that such information shall be relied upon by the Company without independent investigation or inquiry in connection with the preparation or amendment of the Registration Statement, the related prospectus and any state securities or Blue Sky applications.
(m)   Once this Notice, Agreement and Questionnaire is executed by the Selling Securityholder and received and acknowledged by the Company, the terms of this Notice, Agreement and Questionnaire and the representations, warranties and indemnification contained herein shall be binding on, shall inure to the benefit of, and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the Selling Securityholder with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above. This Notice, Agreement and Questionnaire shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflicts-of-laws provisions thereof.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice, Agreement and Questionnaire to be executed and delivered either in person or by its authorized agent.
Dated:
Selling Securityholder:
By:
      Name:
      Title:
Please return the completed and executed Notice, Agreement and Questionnaire to:
Ranger Bermuda Topco Ltd
[•]
[•]
[•]
Attn:   [•]
The Company hereby acknowledges that it has received and read and understands this Notice, Agreement and Questionnaire and agrees to be bound by the obligations and terms contained herein.
RANGER BERMUDA TOPCO LTD:
By:
      Name:
      Title:
[Signature Page to Selling Securityholder Notice, Agreement and Questionnaire]

Appendix A
DEFINITION OF “BENEFICIAL OWNERSHIP”
1.
A “Beneficial Owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(a)   Voting power which includes the power to vote, or to direct the voting of, such security; and/or
(b)   Investment power which includes the power to dispose, or direct the disposition of, such security.
Please note that either voting power or investment power, or both, is sufficient for you to be considered the beneficial owner of shares.
2.
Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of the federal securities acts shall be deemed to be the beneficial owner of such security.

3.
Notwithstanding the provisions of paragraph (1), a person is deemed to be the “beneficial owner” of a security if that person has the right to acquire beneficial ownership of such security within sixty (60) days, including but not limited to any right to acquire: (a) through the exercise of any option, warrant or right; (b) through the conversion of a security; (c) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement; provided, however, any person who acquires a security or power specified in (a), (b) or (c) above, with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise or conversion of such security or power.

Annex B-2

REGISTRATION AND INVESTOR RIGHTS AGREEMENT
by and between
RANGER BERMUDA TOPCO LTD
and
AMTRUST FINANCIAL SERVICES, INC.
Dated as of [•], 2025

B-2-1

Page
1. Definitions and Interpretation	B-2-3
2. Registration Rights	B-2-8
3. Demand Registration If Shelf Registration Statement Unavailable	B-2-11
4. Piggyback Registration	B-2-13
5. Transfer Restrictions; Lock-Up Agreements	B-2-14
6. Other Registration Rights	B-2-15
7. Registration Procedures	B-2-15
8. Indemnification by the Company	B-2-18
9. Indemnification by the Holder	B-2-19
10. Conduct of Indemnification Proceedings	B-2-19
11. Survival	B-2-20
12. Contribution	B-2-20
13. Participation in Public Offering	B-2-21
14. Compliance with Rule 144 and Rule 144A	B-2-21
15. Selling Expenses	B-2-21
16. Prohibition on Requests; Holder’s Obligations	B-2-21
17. Corporate Governance	B-2-22
18. Information Rights	B-2-24
19. Miscellaneous	B-2-25

B-2-2

This REGISTRATION AND INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2025, is by and between Ranger Bermuda Topco Ltd, a Bermuda exempted company limited by shares (the “Company”), and AmTrust Financial Services, Inc. (including any Permitted Transferees hereunder, the “Holder” and, the Holder together with the Company, the “Parties”).
RECITALS
WHEREAS, the Company previously entered into a Combination Agreement, dated as of December 29, 2024, with each of Kestrel Group LLC, a Delaware limited liability company (“Kestrel”), all of the equityholders of Kestrel, Maiden Holdings, Ltd., a Bermuda exempted company limited by shares, Ranger U.S. Newco LLC, a Delaware limited liability company, Ranger Bermuda Merger Sub Ltd, a Bermuda exempted company limited by shares, Ranger Bermuda Topco Ltd, a Bermuda exempted company limited by shares and Ranger Merger Sub 2 LLC, a Delaware limited liability company (such agreement, the “Combination Agreement”);
WHEREAS, in connection with the closing of the transactions contemplated by the Combination Agreement (the “Closing”), the Holder received [•] Common Shares (as defined herein); and
WHEREAS, upon the Closing, the Company entered into this Agreement with the Holder in order to provide the Holder the registration and investor rights described herein.
NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound by this Agreement, the Parties agree as follows:
1.
Definitions and Interpretation.

(a)
Definitions.   As used in this Agreement, each of the following capitalized terms has the meaning specified in this Section 1(a).

“Action” means any action, suit or proceeding by or before any Governmental Authority.
“Adverse Disclosure” means public disclosure of material non-public information that, in the Board’s good faith judgment, after consultation with outside counsel to the Company, (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) the Company has a bona fide business purpose for not disclosing publicly.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.
“Board” means the board of directors of the Company.
“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York or Dallas, Texas are authorized or required by applicable Law to be closed.
“Closing” has the meaning set forth in the recitals.
“Combination Agreement” has the meaning set forth in the recitals.
“Common Shares” means the common shares, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any share split, dividend or combination, or any reclassification, recapitalization, amalgamation, merger, consolidation, scheme of arrangement, exchange or other similar reorganization.
“Company Securities” means (i) the Common Shares and any other shares or other equity interests or equity-linked interests of the Company or any Subsidiary and (ii) Equity Rights that are directly or indirectly

B-2-3

convertible into or exercisable or exchangeable for Common Shares or other shares or other equity of the Company or any Subsidiary.
“Contract” means, with respect to any Person, any written loan or credit agreement, debenture, note, bond, mortgage, indenture, deed, lease, sublease, license, contract or other agreement, to which such Person is a party or by which such Person’s assets or properties are legally bound.
“Equity Right” means, with respect to any Person, any security (including any debt security or hybrid debt-equity security) or obligation convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls, warrants, restricted shares, restricted share units, deferred share awards, share units, “phantom” awards, dividend equivalents, participations, interests, rights or commitments relating to, or any share appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock or earnings of such Person.
“Exchange Act” means the Securities Exchange Act of 1934.
“FINRA” means the Financial Industry Regulatory Authority, Inc., and any successor regulator performing comparable functions.
“Governmental Authority” means any government, legislature, political subdivision, court, board, regulatory or administrative agency, self-regulatory agency, commission or authority or other legislative, executive or judicial governmental entity, whether federal, national, provincial, state, local, foreign or multinational.
“Insurance Regulator” has the meaning set forth in the Combination Agreement.
“Judgments” means any judgments, injunctions, orders, stays, decrees, writs, rulings, or awards of any court or other judicial authority or any other Governmental Authority.
“Law” means all federal, national, provincial, state, local or multinational laws, statutes, common laws, legal requirements, binding self-regulatory guidelines, ordinances, codes, rules and regulations, or Judgments.
“Lock-Up Period” means the period beginning on the date of this Agreement and ending on the date that is the twelve (12) month anniversary of the date of the Closing.
“Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States (other than ordinary course limitations on hours or number of days of trading); (ii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in national or international financial, political or economic conditions; or (iii) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations or results of operations of the Company and its Subsidiaries, taken as a whole.
“Nasdaq” means the Nasdaq Capital Market.
“Notice, Agreement and Questionnaire” means a written notice, agreement and questionnaire substantially in the form of Annex B hereto.
“Parent Insurance Subsidiary” has the meaning set forth in the Combination Agreement.
“Permitted Transfer” means any Transfer by any Qualified Shareholder (i) to any Permitted Transferee of such Qualified Shareholder if such Permitted Transferee agrees to be bound by the terms of this Agreement or (ii) if such Transfer is otherwise approved by a majority of the Unaffiliated Company Directors.
“Permitted Transferee” means, with respect to any Qualified Shareholder, the direct or indirect partners (including limited partners), members, equity holders or controlled Affiliates of such Qualified Shareholder.
“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

B-2-4

“Plan of Distribution” means the plan of distribution substantially in the form of Annex A hereto.
“Public Offering” means any public offering and sale of equity securities of the Company or its successor for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act.
“Qualified Shareholder” means Kestrel Intermediate Ledbetter Holdings LLC (“Ledbetter”) and AmTrust Financial Services, Inc. (“AmTrust”) and any Permitted Transferee of Ledbetter or AmTrust or to a Transferee of twenty-five percent (25%) or greater of the Common Shares issued by the Company to each of Ledbetter or AmTrust, respectively, at the Closing.
“Registrable Securities” means, at any time, any Common Shares and any securities issued or issuable in respect of such Common Shares or by way of conversion, amalgamation, exchange, share dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise held or subsequently acquired by a Qualified Shareholder, a Permitted Transferee of such Qualified Shareholder or a Transferee of twenty-five percent (25%) or greater of the Common Shares issued by the Company to such Qualified Shareholder at the Closing, in each case, until the earliest to occur of (i) a Registration Statement covering such Common Shares has been declared effective by the SEC and such Shares have been sold or otherwise disposed of pursuant to such effective Registration Statement, (ii) such Common Shares are otherwise transferred (other than by a Qualified Shareholder to an Affiliate thereof), the Company has delivered a new certificate or other evidence of ownership for such Common Shares not bearing any restricted legend and such Common Shares may be resold without subsequent registration under the Securities Act, (iii) such Common Shares are repurchased by the Company or a Subsidiary of the Company or cease to be issued and outstanding or (iv) such Common Shares have been sold or distributed pursuant to Rule 144. Notwithstanding the foregoing, any Registrable Securities held by any Person (other than a Qualified Shareholder or its Affiliates) that may be sold under Rule 144(b)(1)(i) without limitation under the other requirements of Rule 144 will be deemed not to be Registrable Securities.
“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” Laws (including fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any Registration Statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any required audits of the financial statements of the Company or any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 7(l)), (vii) fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and expenses of one (1) counsel for the Qualified Shareholders, selected by the Qualified Shareholder holding the majority of the Registrable Securities to be sold in the offering (such selection shall be subject to the consent of each other Qualified Shareholder, which consent shall not be unreasonably withheld, conditioned or delayed) and reasonable fees and expenses of one additional local counsel retained by each Qualified Shareholder for the purpose of rendering a legal opinion on behalf of such Holder in connection with any Underwritten Offering, (ix) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (x) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xi) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities; provided, that the Company shall not be responsible for any plane chartering fees, (xii) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xiii) all out-of-pocket costs and expenses incurred by the

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Company or its appropriate officers in connection with their compliance with Section 7(r). For the avoidance of doubt, “Registration Expenses” shall include expenses of the type described in clauses (i)  – (xiii) to the extent incurred in connection with the “take down” of Common Shares pursuant to a Registration Statement previously declared effective. Except as set forth in clause (viii) above, Registration Expenses shall not include any out-of-pocket expenses of the Qualified Shareholders (or the agents who manage their accounts) or any Selling Expenses.
“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant hereto filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, pre- and post-effective amendments and supplements to such registration statement and all exhibits and all material incorporated by reference in such registration statement.
“Representatives” means, with respect to any Person, its officers, directors, managers, employees, agents, financial advisors, investment bankers, attorneys, accountants and other advisors.
“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.
“Rule 144A” means Rule 144A (or any successor provisions) under the Securities Act.
“Rule 415” means Rule 415 (or any successor provisions) under the Securities Act.
“SEC” means the United States Securities and Exchange Commission and any successor agency performing comparable functions.
“Securities Act” means the Securities Act of 1933.
“Selling Expenses” means all underwriting discounts, selling commissions and stock or share transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the reasonable fees and disbursements of one counsel for the Qualified Shareholders set forth in clause (viii) of the definition of Registration Expenses.
“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or a prospectus supplement to an existing Form S-3, or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering all of the Registrable Securities, as applicable, and which may also cover any other securities of the Company.
“Subsidiary” when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power (or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.
“Substantial Marketing Efforts” means marketing, in connection with an Underwritten Offering, that involves one-on-one meetings with prospective purchasers of the Registrable Securities over multiple days.
“Tax” (and, with correlative meaning, “Taxes”) means any federal, state, local or non-U.S. income, gross receipts, property, sales, use, license, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, governmental fee or other like assessment or charge in the nature of a tax, together with any interest or penalty or addition thereto, imposed by any Governmental Authority.
“Tax Returns” means all reports, returns, statements or other information supplied or required to be supplied to, or filed with or required to be filed with, a Governmental Authority relating to Taxes, including any amendment thereof or supplement or schedule thereto.

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“Transfer” means to, directly or indirectly, sell, transfer, assign or similarly dispose of Common Shares but, in each case, excluding (i) pledges and other security interest grants, (ii) hedging and derivative transactions and (iii) any pro rata dividend, distribution or other disposition of Common Shares to the equity holders of a Qualified Shareholder. The terms “Transferring,” “Transferee,” “Transferred” or other similar words have correlative meanings to “Transfer.”
“Unaffiliated Company Directors” means any director that qualifies as an independent director pursuant to the rules of Nasdaq and any other applicable securities exchange on which the Common Shares are then listed and applicable rules of the SEC.
“Underwritten Offering” means a registration in which Company Securities are sold to an underwriter or underwriters on a firm commitment basis.
(b)
Other Definitions.   In addition to the defined terms set forth in Section 1(a), as used in this Agreement, each of the following capitalized terms has the meaning specified in the Section set forth opposite such term below.

Term	Section
Agreement	Preamble
Company	Preamble
Company Bye-laws	17(d)
Company Group	18(a)(i)
Company Memorandum of Association	17(d)
Damages	8(a)
Demand Notice	3(a)(i)
Demand Period	3(e)
Demand Registration	3(a)(i)
Demand Suspension	3(h)
Director	17(a)
Executive Holder Designee	17(a)
Holder	Preamble
Holder Designees	17(a)
Holder Information	16(b)
Indemnified Party	10
Indemnifying Party	10
Independent Holder Designee	17(a)
Initial Shares	17(a)
Inspectors	7(k)
Maximum Offering Size	3(g)
Parties	Preamble
Piggyback Registration	4(a)
Records	7(k)
Requesting Shareholder	3(a)(i)
Shelf Suspension	2(e)
Shelf Take-Down	2(c)
Shelf Take-Down Notice	2(d)(i)

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(c)
Interpretation.

(i)
As used in this Agreement, references to the following terms have the meanings indicated:

(1)
to the Sections are to the Section of this Agreement unless otherwise clearly indicated to the contrary;

(2)
to any Contract (including this Agreement) or “organizational document” are to the Contract or organizational document as amended, modified, supplemented or replaced in accordance with the terms thereof from time to time;

(3)
to any Law are to such Law as amended, modified, supplemented or replaced from time to time and any rules or regulations promulgated thereunder and to any section of any Law include any successor to such section;

(4)
to any Governmental Authority include any successor to the Governmental Authority and to any Affiliate include any successor to the Affiliate;

(5)
to “hereof,” “herein,” “hereunder,” “hereby,” “herewith” and words of similar import refer to this Agreement as a whole and not to any particular Section or clause of this Agreement, unless otherwise clearly indicated to the contrary; and

(6)
to the “date of this Agreement,” “the date hereof” and words of similar import refer to [•], 2025.

(ii)
Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. With respect to the determination of any period of time, the words “to” and “until” each means “to but excluding.”

(iii)
The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(iv)
The Parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(v)
No summary of this Agreement prepared by or on behalf of either party shall affect the meaning or interpretation of this Agreement.

(vi)
The Annexes to this Agreement are incorporated and made a part hereof and are an integral part of this Agreement. Any capitalized term used in any Annex but not otherwise defined therein shall have the meaning given to such term herein.

2.
Registration Rights.

(a)   Shelf Registration Statement.   Prior to the expiration of the Lock-Up Period (or, if the Company is not eligible to file a registration statement on Form S-3 upon expiration of the Lock-Up Period but will become eligible to file a registration statement on Form S-3 within thirty (30) days following the expiration of the Lock-Up Period, upon the Company becoming eligible to file a registration statement on Form S-3), or as soon as practicable thereafter, the Company shall file with the SEC, and use commercially reasonable efforts to cause to be declared effective as soon as practicable thereafter, a Shelf Registration Statement relating to the offer and resale of Registrable Securities of the Qualified Shareholders from time to time in accordance with the plan of distribution attached hereto as Annex A hereto, and the Company shall use its

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reasonable best efforts to cause such Shelf Registration Statement to promptly be declared or otherwise become effective under the Securities Act.
(b)   Continued Effectiveness.   For so long as the Company is eligible to file a registration statement on Form S-3, it shall use reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until such time as there are no longer any Registrable Securities (including, if necessary, by renewing or refiling a Shelf Registration Statement prior to expiration of the existing Shelf Registration Statement or by filing with the SEC a post-effective amendment or a supplement to the Shelf Registration Statement or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act, the Exchange Act, any state securities or “blue sky” Laws, or any rules and regulations thereunder) in order to permit the prospectus forming a part thereof to be usable by the Holder to the extent any Registrable Securities remain outstanding (such period of effectiveness, the “Shelf Period”). If at any time during the Shelf Period the company ceases to be eligible to file a registration statement on Form S-3, the Company shall use its reasonable best efforts to become eligible to file a registration statement on Form S-3 and to promptly thereafter file such registration statement. In the event the Company files a Shelf Registration Statement on Form S-1, the Company shall use its reasonable best efforts to convert such Form S-1 (and any subsequent Shelf Registration Statement) to a Shelf Registration Statement on Form S-3 as soon as practicable after the Company is eligible to use Form S-3.
(c)   Right to Request Shelf Take-Down.   At any time following the expiration of the Lock-Up Period, any Qualified Shareholder may, by written notice to the Company, request at any time that a shelf registration statement (including the Shelf Registration Statement) covering the Registrable Securities is effective, an Underwritten Offering of all or part of the Registrable Securities held by the Holder (a “Shelf Take-Down”). The Holder and its Permitted Transferees shall be entitled to request up to three (3) Shelf Take-Downs involving Substantial Marketing Efforts in any calendar year; provided, that the expected aggregate gross proceeds from any Shelf Take-Down involving Substantial Marketing Efforts shall be at least fifteen million dollars ($15,000,000).
(d)   Shelf Take-Down Notice.
(i)   If at any time during the Shelf Period the Holder requests a Shelf Take-Down, then the Holder shall give written notice (which notice may be given by email) to the Company of such intention at least two (2) Business Days prior to the date on which such Shelf Take-Down is anticipated to launch, specifying the number of Registrable Securities for which the Holder is requesting a Shelf Take-Down under this Section 2(d) and the other material terms of such Shelf Take-Down to the extent known, and the Company shall promptly, but in no event later than the Business Day following the receipt of such request for a Shelf Take-Down, give written notice (which notice may be given by email to the email address for each other Qualified Shareholder known to the Company from time to time) of such request for a Shelf Take-Down (such notice, a “Shelf Take-Down Notice”) to each other Qualified Shareholder and such Shelf Take-Down Notice shall offer each other Qualified Shareholder the opportunity to include as part of such Shelf Take-Down such number of Registrable Securities as each such Qualified Shareholder may request in writing (which request may be made by email to the Company). Subject to Section 2(d)(ii) and Section 2(d)(iii), the Company and the Holder shall cause the underwriter(s) to include as part of the Shelf Take-Down all Registrable Securities that are requested to be included therein by each other Qualified Shareholder within twenty-four (24) hours after the receipt by such Qualified Shareholder of the Shelf Take-Down Notice, all to the extent necessary to permit the disposition of the Registrable Securities to be so sold; provided, that each other Qualified Shareholder requesting to participate in the Shelf Take-Down must sell their Registrable Securities to the underwriters selected on the same terms and conditions as apply to the Holder; provided, further, that, if at any time after making a request for a Shelf Take-Down and prior to the launch of the Shelf Take-Down, the Holder shall determine for any reason not to proceed with or to delay such Shelf Take-Down, the Holder shall give written notice to the Company of such determination and the Company shall give written notice of the same to each other Qualified Shareholder and, thereupon, (A) in the case of a determination not to proceed, the Company and the Holder shall be relieved of their respective obligations to cause the underwriter(s) to include any Registrable Securities of each other Qualified

B-2-9

Shareholder as part of such Shelf Take-Down (but the Company shall not be relieved from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the other registration rights contained herein, and (B) in the case of a determination to delay such Shelf Take-Down, the Company and the Holder shall be relieved of their respective obligations to cause the underwriter(s) to include any Registrable Securities of each other Qualified Shareholder as part of such Shelf Take-Down for the same period as the Holder determines to delay such Shelf Take-Down.
(ii)   If the managing underwriter of a Shelf Take-Down advises the Company and the Holder that, in its view, the number of Common Shares that the Holder and each other Qualified Shareholder intend to include in such Shelf Take-Down exceeds the Maximum Offering Size, the Company and the Holder shall cause the underwriter(s) to include in such Shelf Take-Down, in the following priority, up to the Maximum Offering Size:
(A)
first, to the Holder and each other Qualified Shareholder who requested to include Registrable Securities in such Shelf Take-Down pursuant to Section 2(e)(i) (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Holder and each other Qualified Shareholder on the basis of the relative number of Registrable Securities owned by the Holder and each other Qualified Shareholder);

(B)
second, and only if all of the securities referred to in clause (A) have been included, any securities of any other holder of Common Shares requested to be included in such Shelf Take-Down (allocated, if necessary, for the offering not to exceed the Maximum Offering Size, pro rata among such other holders on the basis of the relative amount of Common Shares owned by such other holders); and

(C)
thereafter, and only if all of the securities referred to in clauses (A) and (B) have been included, any securities proposed to be included for the account of the Company.

(iii)   The Holder shall be permitted to withdraw all or part of its Registrable Securities from a Shelf Take-Down at any time prior to 7:00 a.m., New York City time, on the date on which the Shelf Take-Down is anticipated to launch.
(e)   Suspension of Registration.   If, upon the determination of the Board, the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure and the Company delivers to the Holder an officers’ certificate executed by the Company’s principal executive officer and principal financial officer stating that, based on the good faith judgment of the Company, after consultation with outside counsel to the Company, such postponement or suspension is necessary in order to avoid the Company making an Adverse Disclosure, the Company may, upon giving at least five (5) calendar days’ prior written notice of such action to the Holder, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, that (i) the Company shall not be permitted to exercise a Shelf Suspension (A) more than two (2) times during any twelve (12) month period, or (B) for more than sixty (60) days in aggregate during any twelve (12) month period and (ii) such Shelf Suspension shall terminate at such time as the Company would no longer be required to make any Adverse Disclosure. In the case of a Shelf Suspension, the Holder agrees to suspend use of the applicable prospectus and any issuer free writing prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holder upon the termination of any Shelf Suspension, amend or supplement the prospectus and any issuer free writing prospectus, if necessary, so it does not contain any untrue statement or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to the Holder such numbers of copies of the prospectus and any issuer free writing prospectus as so amended or supplemented as the Holder may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holder. Notwithstanding anything in this Agreement to the contrary, the Company shall not be permitted to conduct a Shelf Take-Down or register any securities for sale either for its own account or the account of any other security holder or holders during any Shelf Suspension.

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(f)   Payment of Expenses for Shelf Registrations.   The Company shall be liable for and pay all Registration Expenses in connection with any Shelf Take-Down, regardless of whether such registration is effected.
3.
Demand Registration If Shelf Registration Statement Unavailable.

(a)
Demand by Holder.

(i)
If, at any time beginning ninety (90) days prior to the expiration of the Lock-Up Period, the Company does not have an effective shelf registration statement on Form S-3 (or successor form) in accordance with Section 2(a) and the Company shall have received a request, subject to Section 16, from any Qualified Shareholder (the “Requesting Shareholder”) that the Company effect the registration under the Securities Act of all or any portion of such Requesting Shareholder’s Registrable Securities on Form S-1 or any similar long-form Registration Statement (a “Demand Registration”), and specifying the kind and aggregate amount of Registrable Securities to be registered and the intended method of disposition thereof, then the Company shall promptly, but in no event later than five (5) Business Days following receipt of such request for a Demand Registration, give notice of such request (a “Demand Notice”) to each other Qualified Shareholder known to the Company at such time, specifying the number of Registrable Securities for which the Requesting Shareholder has requested registration under this Section 3(a). During the ten (10) Business Days after receipt of a Demand Notice, each other Qualified Shareholder may provide a written request to the Company, specifying the aggregate amount of Registrable Securities held by such Qualified Shareholder requested to be registered as part of such Demand Registration and the intended method of distribution thereof.

(ii)
The Company shall file such Registration Statement with the SEC as soon as practicable following such request, and shall use reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act and the “blue sky” Laws of such jurisdictions as the Holder or any underwriter, if any, requests, as expeditiously as possible, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities so to be registered. If the Company files a Shelf Registration Statement on Form S-1 pursuant to Section 3(a)(i), it shall maintain such Shelf Registration Statement in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities.

(iii)
Notwithstanding anything to the contrary in this Section 3(a), the Company shall not be obligated to effect (A) more than three (3) Demand Registrations over any one (1) year period at the request of the Holder and (B) a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equals or exceeds fifteen million dollars ($15,000,000).

(b)
Demand Withdrawal.   The Holder may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of a notice from the Holder to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement, and such registration shall nonetheless be deemed a Demand Registration for purposes of Section 3(a) unless (i) the Holder shall have paid or reimbursed the Company for their pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the registration of the withdrawing Holder’s withdrawn Registrable Securities (based on the number of Registrable Securities the Holder sought to register, as compared to the total number of Company Securities included on such Registration Statement), (ii) the withdrawal is made following the occurrence of a Material Adverse Change, because the registration would require the Company to make an Adverse Disclosure or because the Company otherwise requests withdrawal or (iii) the withdrawal

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arose out of the fault of the Company (and in each such case, the Company shall be obligated to pay all Registration Expenses in connection with such revoked request).
(c)
Company Notifications.   Within ten (10) Business Days after the receipt by the Holder of the Demand Notice, the Company will notify the Holder of the number of Registrable Securities requested to be included therein by each other Qualified Shareholder.

(d)
Registration Expenses.   The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such registration is effected, subject to reimbursement pursuant to Section 3(b)(i), if applicable.

(e)
Effective Registration.   A Demand Registration shall be deemed to have occurred if the Registration Statement relating thereto (i) has become effective under the Securities Act and (ii) has remained effective for a period of at least one hundred and eighty (180) calendar days (or such shorter period in which all Registrable Securities of the Holder included in such registration have actually been sold thereunder or withdrawn) or, if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a prospectus is required by Law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”); provided, that a Demand Registration shall not be deemed to have occurred if, (A) during the Demand Period, such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Authority or court, (B) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by the Holder or any other Qualified Shareholder party thereto or (C) the Maximum Offering Size (as defined below) is reduced in accordance with Section 3(g) such that less than ninety percent (90%) of the Registrable Securities that each of the Holder or any Other Qualified Shareholder sought to be included in such registration are included.

(f)
Underwritten Offerings.   If the Holder so requests, an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering.

(g)
Priority of Securities Registered Pursuant to Demand Registrations.   If the managing underwriter or underwriters of a proposed Underwritten Offering advise the Board and each Qualified Shareholder (or, in the case of a Demand Registration not being underwritten, the Board determines in its reasonable discretion) that, in their view, the number of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without being likely to have an adverse effect on the price, timing or distribution of the shares offered in such offering (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i)
first, all Registrable Securities requested to be registered by the Requesting Shareholder and each other Qualified Shareholder (reduced, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Requesting Shareholder and each other Qualified Shareholder on the basis of the relative number of Registrable Securities owned by the Requesting Shareholder and each other Qualified Shareholder);

(ii)
second, all securities requested to be registered by any other holder of Common Shares (reduced, if necessary, for the offering not to exceed the Maximum Offering Size, pro rata among such other holders on the basis of the relative amount of Common Shares owned by such other holders); and

(iii)
thereafter, and only if all the securities referred to in clause (i) have been included, any securities proposed to be registered by the Company for its own account.

(h)
Delay in Filing; Suspension of Registration.   If, upon the determination of the Board, the filing, initial effectiveness or continued use of a Registration Statement in respect of a Demand Registration at any time would require the Company to make an Adverse Disclosure, and the Company

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delivers to the Holder an officers’ certificate executed by the Company’s principal executive officer and principal financial officer stating that, based on the good faith judgment of the Company, after consultation with outside counsel to the Company, such postponement or suspension is necessary in order to avoid the Company making an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holder, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (a “Demand Suspension”); provided, that (i) the Company shall not be permitted to exercise a Demand Suspension (A) more than two (2) times during any twelve (12) month period or (B) for more than sixty (60) days in aggregate during any twelve (12) month period and (ii) such Demand Suspension shall terminate at such time as the Company would no longer be required to make any Adverse Disclosure; and provided, further, that in the event of a Demand Suspension, if the Holder has not sold any Company Securities under such Registration Statement, it shall be entitled to withdraw Registrable Securities from such Demand Registration and such Demand Registration shall not be counted for purposes of the limit on Demand Registrations requested by the Holder in Section 3(a). In the case of a Demand Suspension, the Holder agrees to suspend use of the applicable prospectus and any issuer free writing prospectuses in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall promptly notify the Holder upon the termination of any Demand Suspension, amend or supplement the prospectus and any issuer free writing prospectus, if necessary, so it does not contain any untrue statement or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to the Holder such numbers of copies of the prospectus and any issuer free writing prospectus as so amended or supplemented as the Holder may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the applicable Registration Statement if required by the registration form used by the Company for the applicable Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder, or as may reasonably be requested by the Holder. Notwithstanding anything in this Agreement to the contrary, the Company shall not be permitted to file a registration statement to register for sale, or to conduct any registered securities offerings of, any of its securities either for its own account or the account of any security holder or holders during any Demand Suspension.
4.
Piggyback Registration.

(a)
Participation.   If, following the expiration of the Lock-Up Period, the Company or any other holder of Company Securities at any time proposes to sell in an Underwritten Offering (including, for the avoidance of doubt, a “take-down” pursuant to a prospectus supplement to an effective shelf registration statement) or file a Registration Statement with respect to any offering of its Common Shares for its own account or for the account of each other Qualified Shareholder (other than (i) a Registration Statement on Form S-4 or Form S-8 or any successor form to such forms, (ii) a registration of Common Shares solely relating to an offering and sale to employees or directors of the Company pursuant to any employee share plan or other employee benefit plan arrangement, or (iii) a registration in connection with a direct or indirect acquisition by the Company or one of its Subsidiaries of another Person or a similar business combination transaction, however structured) then, as soon as practicable (but in no event less than ten (10) calendar days prior to the proposed date of the launch of the Underwritten Offering or the filing of such Registration Statement, as applicable), the Company shall give written notice of such proposed offering or filing to the Holder, and such notice shall offer the Holder the opportunity to register under such Registration Statement or include in such Underwritten Offering such number of Registrable Securities as the Holder may request in writing (a “Piggyback Registration”). Subject to Section 4(b) and Section 4(c), the Company shall include in such Registration Statement or Underwritten Offering all such Registrable Securities that are requested to be included therein within five (5) calendar days after the receipt by the Holder of any such notice; provided, that if at any time after giving written notice of its intention to sell any Common Shares in an Underwritten Offering and prior to the launch date, or to register any Common Shares and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to sell or register or to delay such sale or registration, the Company shall give written notice of such determination to the Holder and, thereupon, (A) in the case of a

B-2-13

determination not to sell or register, shall be relieved of its obligation to register any Registrable Securities in connection with such sale or registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Holder to request that such registration be effected as a Demand Registration (subject to the provisions governing withdrawal set forth in Section 3(b)) or, if applicable, a Shelf Take-Down and (B) in the case of a determination to delay selling or registering, in the absence of a request for a Demand Registration or Shelf-Take-Down, shall be permitted to delay selling or registering any Registrable Securities, for the same period as the delay in registering such other Common Shares; provided, that if such registration or sale involves an Underwritten Offering, the Holder must sell its Registrable Securities to the underwriters selected as provided in Section 7(j) on the same terms and conditions as apply to the Company or each other Qualified Shareholder requesting such registration or sale, as applicable, with, in the case of a combined primary and secondary offering, such differences, including any with respect to representations and warranties and indemnification, as may be customary or appropriate in combined primary and secondary offerings, and the Company shall make arrangements with the managing underwriter so that the Holder may participate in such Underwritten Offering.
(b)
Priority of Registrations Pursuant to a Piggyback Registration.   If a Piggyback Registration involves an Underwritten Offering (other than any Demand Registration or a Shelf Take-Down, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 3(g) or Section 2(d)(ii), respectively, shall apply) and the managing underwriter advises the Board in writing (a copy of which shall be provided to the Holder) that, in its view, the number of Common Shares that the Company and the Holder intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i)
first, so many of the Company Securities proposed to be registered for the account of the Company (or for the account of such other initiating Person) as would not cause the offering to exceed the Maximum Offering Size;

(ii)
second, and only if all of the securities referred to in clause (i) have been included, all Registrable Securities requested to be included in such registration by the Holder and each other Qualified Shareholder pursuant to this Section 4 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Holder and each other Qualified Shareholder on the basis of the relative number of Registrable Securities owned by the Holder and each other Qualified Shareholder); and

(iii)
thereafter, and only if all of the securities referred to in clauses (i) and (ii) have been included, all securities requested to be registered by any other holder of Common Shares (allocated, if necessary, for the offering not to exceed the Maximum Offering Size, pro rata among such other holders on the basis of the relative amount of Common Shares owned by such other holders).

(c)
Piggyback Withdrawal.   The Holder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of such Registration Statement or at any time prior to 7:00 a.m., New York City time, on the date on which the Underwritten Offering is anticipated to launch, as the case may be. Subject to Section 16, no registration effected under this Section 4 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 3.

(d)
Payment of Expenses for Piggyback Registrations.   The Company shall pay all Registration Expenses in connection with each Piggyback Registration, regardless of whether such registration is effected.

5.
Transfer Restrictions; Lock-Up Agreements.

(a)
Until the expiration of the Lock-Up Period, the Holder shall not Transfer any of the Common Shares issued by the Company to the Holder at the Closing, other than in a Permitted Transfer.

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Following the expiration of the Lock-Up Period, the Common Shares issued by the Company to the Holder at the Closing will no longer be subject to the Transfer restrictions set forth in this Section 5(a).
(b)
To the extent requested by the lead underwriter in connection with each Underwritten Offering, the Company and the Holder shall agree not to effect any public sale or distribution of any Company Securities or other security of the Company (except as part of such Underwritten Offering) during the period beginning on the date that is estimated by the Company, in good faith and provided in writing to such Holder, to be the seventh (7th) calendar day prior to the effective date of the applicable Registration Statement (or the anticipated launch date in the case of a “take-down” off of an already effective Shelf Registration Statement) until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) sixty (60) calendar days after the effective date of the applicable Registration Statement (or the pricing date in the case of a “take-down” off of an already effective Shelf Registration Statement); provided, that the Company shall cause all directors and executive officers of the Company, and each other Qualified Shareholder to enter into agreements similar to those contained in this Section 5(b) (without regard to this proviso), subject to exceptions for sales pursuant to pre-existing 105-1 plans and other customary exclusions agreed to by such managing underwriter; provided, further, that the lead managing underwriter may extend such period as necessary to comply with applicable FINRA rules.

(c)
Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to registrations on Form S-4 or Form S-8 or any successor form to such forms or as part of any registration of securities for offering and sale to employees or directors of the Company pursuant to any employee share plan or other employee benefit plan arrangement. The Company agrees to use reasonable best efforts to obtain from each holder of restricted securities of the Company which securities are the same as or similar to the Registrable Securities being registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this Section 5, except as part of any such registration, if permitted.

6.
Other Registration Rights.   The Company represents and warrants that it is not a party to, or otherwise subject to, any agreement (other than as provided herein) granting registration rights to any other Person with respect to any equity securities of the Company other than each other Qualified Shareholder. The Company shall not grant to any Person (including any other Qualified Shareholder) the right, other than as expressly set forth herein, and except to employees of the Company with respect to registrations on Form S-8, to request the Company to register any Company Securities, or otherwise provide rights with respect to the registration and offering of Company Securities similar to the rights to registration and offering provided in this Agreement (including the obligations in connection therewith), except such rights as are not more favorable than or inconsistent with the rights granted to the Holder and that do not violate the rights or adversely affect the priorities of the Holder set forth herein.

7.
Registration Procedures.   In connection with any registration pursuant to Section 2, Section 3 or Section 4, subject to the provisions of such Sections:

(a)
Prior to filing a Registration Statement covering Registrable Securities or related prospectus or any amendment or supplement thereto, the Company shall furnish to the Holder and each underwriter, if any, of the Registrable Securities covered by such Registration Statement copies of such Registration Statement as proposed to be filed, and thereafter the Company shall furnish to the Holder and underwriter, if any, without charge such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as the Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holder. The Holder shall have the right to request that the Company modify any information contained in such Registration Statement, amendment and

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supplement thereto pertaining to the Holder and the Company shall use all reasonable efforts to comply with such request; provided, that the Company shall not have any obligation to so modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(b)
In connection with any filing of any Registration Statement or prospectus or amendment or supplement thereto, the Company shall cause such document (i) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder and (ii) with respect to information supplied by or on behalf of the Company for inclusion in the Registration Statement, to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)
The Company shall promptly notify the Holder and the underwriter(s) and, if requested by the Holder or the underwriter(s), confirm in writing, when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective.

(d)
The Company shall furnish counsel for each underwriter, if any, and the Qualified Shareholders with copies of any written comments from the SEC or any state securities authority or any written request by the SEC or any state securities authority for amendments or supplements to a Registration Statement or prospectus or for additional information generally.

(e)
After the filing of the Registration Statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holder set forth in such Registration Statement or supplement to such prospectus and (iii) promptly notify the Holder of any stop order issued or threatened by the SEC or any state securities commission and use all reasonable best efforts to prevent the entry of such stop order or to remove it if entered.

(f)
The Company shall use all reasonable best efforts to (i) register or qualify the Registrable Securities covered by such Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the Holder reasonably (in light of the Holder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holder to consummate the disposition of the Registrable Securities owned by the Holder; provided, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(f), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(g)
The Company shall use reasonable best efforts to provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such Registration Statement.

(h)
The Company shall use reasonable best efforts to cooperate with the Holder and the underwriter or managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the Holder or the underwriter or managing underwriter, if any, may reasonably request at least two (2) Business Days prior to any sale of Registrable Securities.

(i)
The Company shall immediately notify the Holder to the extent it has Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation

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of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to the Holder and file with the SEC any such supplement or amendment subject to any suspension rights contained herein.
(j)
(i) The Holder shall have the right to select an underwriter or underwriters in connection with any Underwritten Offering resulting from the exercise of a Demand Registration or Shelf Take-Down upon consultation with the Company and (ii) the Company shall have the right to select an underwriter or underwriters in connection with any other Underwritten Offering. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all other actions as are reasonably required and customary in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(k)
Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available during regular business hours for inspection by the Holder and any underwriter participating in any disposition pursuant to a Registration Statement being filed by the Company pursuant to this Section 7 and any attorney, accountant or other professional retained by the Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and use its reasonable best efforts to cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement (including by participation in a reasonable number of diligence calls); provided, that that the Company shall not be obligated to provide such Records if the Company determines, in its reasonable judgment, that doing so could violate applicable Law, waive the protection of an attorney-client privilege or other legal privilege or expose the Company to risk of liability for disclosure of sensitive or personal information. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is required pursuant to applicable Law or regulation or judicial process. The Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public. The Holder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(l)
The Company shall furnish to the Holder and to each such underwriter, if any, a signed counterpart, addressed to the Holder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent certified public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter therefor reasonably requests.

(m)
The Company shall use reasonable best efforts to ensure that any free-writing prospectus utilized in connection with any Demand Registration, Shelf Take-Down or other offering off of a Shelf Registration Statement or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(n)
The Company shall otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(o)
The Company may require the Holder promptly to furnish in writing to the Company the Notice, Agreement and Questionnaire and such other information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required or the Company may deem reasonably advisable in connection with such registration and shall not have any obligation to include the Holder on any Registration Statement if the Notice, Agreement and Questionnaire or such other information is not promptly provided; provided, that, prior to excluding the Holder on the basis of its failure to provide the Notice, Agreement and Questionnaire or such other information, the Company must furnish in writing a reminder to the Holder requesting the Notice, Agreement and Questionnaire and such other information at least three (3) days prior to filing the applicable Registration Statement.

(p)
The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(i), the Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(i), and, if so directed by the Company, the Holder shall deliver to the Company all copies, other than any permanent file copies then in the Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 7(i) to the date when the Company shall make available to the Holder a prospectus supplemented or amended to conform with the requirements of Section 7(i).

(q)
The Company shall use all reasonable best efforts to list all Registrable Securities covered by such Registration Statement on any securities exchange or quotation system on which such Registrable Securities are then listed or traded.

(r)
The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) otherwise use their reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities, including, by executing customary underwriting agreements, (iii) as reasonably requested by the Holder, meet with and provide information to purchasers in privately negotiated transactions, and (iv) otherwise use their reasonable best efforts to cooperate as reasonably requested by the Holder in the marketing of the Registrable Securities.

(s)
The Company shall use reasonable efforts, in coordination with and in consideration of the requirements of the registrar and transfer agent for the Registrable Securities, to develop and implement procedures to facilitate compliance with Rule 15c6-1(a) under the Exchange Act for sales of Registrable Securities under a Shelf Registration Statement in ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers.

8.
Indemnification by the Company.

(a)
The Company agrees to indemnify and hold harmless the Holder and each of its Affiliates, officers, directors, stockholders, shareholders, employees, advisors and agents, each Person, if any, who controls such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their Representatives from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have

B-2-18

furnished any amendments or supplements thereto), any preliminary prospectus or any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act) or (B) any application or other document or communication executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities Laws thereof, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities Laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, except in all cases insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon or contained in any information furnished in writing to the Company by the Holder expressly for use therein or by the Holder’s failure to deliver a copy of the prospectus, the issuer free writing prospectus or any amendments or supplements thereto after the Company has furnished the Holder with a sufficient number of copies of the same.
(b)
The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Holder provided in this Section 8 or otherwise on commercially reasonable terms negotiated on an aim’s length basis with such underwriters.

9.
Indemnification by the Holder.   The Holder, to the extent it holds Registrable Securities included in any Registration Statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company contained in Section 8(a)(i) and Section 8(a)(ii) to the Holder, but only with respect to information furnished in writing by the Holder or on the Holder’s behalf expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, any preliminary prospectus or any “issuer free writing prospectus,” in each case, that has not been corrected in a subsequent writing prior to the sale of Registrable Securities to the Person asserting the claim. The Holder also agrees to indemnify and hold harmless any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 9. As a condition to including Registrable Securities in any Registration Statement filed in accordance herewith, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. The Holder shall not be liable under this Section 9 for any Damages in excess of the gross proceeds realized by the Holder in the sale of Registrable Securities of the Holder to which such Damages relate.

10.
Conduct of Indemnification Proceedings.   If any Action (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 8 or Section 9, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided, that the failure of any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent and only to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the retention of such counsel, (ii) the Indemnifying Party shall have failed to assume the defense of such claim or to employ counsel reasonably satisfactory to the Indemnified Party, or (iii) in the reasonable judgment of such Indemnified Party representation of both parties by the

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same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred, in each case promptly after receipt of an invoice setting forth such fees and expenses in reasonable detail. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.
11.
Survival.   Subject to the Holder delivering a properly completed (as solely determined by the Company), executed and acknowledged Notice, Agreement and Questionnaire to the Company, Section 8, Section 9, Section 10 and Section 12 hereto will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of securities.

12.
Contribution.

(a)
If the indemnification provided for herein is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Holder, to the extent it holds Registrable Securities covered by a Registration Statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holder on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Holder on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations, and (ii) as between the Company on the one hand and the Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and Holder on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and Holder bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the applicable prospectus. The relative fault of the Company and Holder on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Holder or by such underwriters. The relative fault of the Company on the one hand and of the Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)
The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take

B-2-20

account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12, the Holder shall not be required to contribute any amount for Damages in excess of the gross proceeds realized by the Holder in the sale of Registrable Securities of the Holder to which such Damages relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holder’s obligation to contribute pursuant to this Section 12 is several in the proportion that the net proceeds of the offering received by the Holder bears to the total net proceeds of the offering and not joint.
13.
Participation in Public Offering.

(a)
The Holder agrees that it may not participate in any Public Offering initiated by the Company or requested by any other Qualified Shareholder hereunder unless it (i) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Company or any other Qualified Shareholder, as applicable (provided, that the Holder will not be required to sell more than the number of Registrable Securities that it has requested the Company include in any Registration Statement), and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions set forth herein in respect of registration rights.

(b)
The Holder, to the extent that is participating in any registration hereunder, agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 7(i) above, the Holder shall immediately discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until the Holder’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 7(i). In the event the Company has given any such notice, the applicable time period during which a Registration Statement is to remain effective shall be extended (provided, that the Company shall not cause any Registration Statement to remain effective beyond the latest date allowed by applicable Law) by the number of days during the period from and including the date of the giving of such notice pursuant to this paragraph to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by Section 7(i).

14.
Compliance with Rule 144 and Rule 144A.   At the request of the Holder, to the extent it proposes to sell securities in compliance with Rule 144 of the Securities Act, the Company shall (a) cooperate, to the extent commercially reasonable, with the Holder, (b) forthwith furnish to the Holder a written statement of compliance with the filing requirements of the SEC as set forth in Rule 144, as such rule may be amended from time to time, (c) make available to the public and the Holder such information, and take such action as is reasonably necessary, to enable the Holder to make sales pursuant to Rule 144, and (d) use its reasonable best efforts to list such Holder’s Common Shares on Nasdaq. Unless the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will provide to the holder of Registrable Securities and to any prospective purchaser of Registrable Securities under Rule 144A of the Securities Act, the information described in Rule 144A(d)(4) of the Securities Act.

15.
Selling Expenses.   All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the Holder, in proportion to the number of Registrable Securities included in such registration for the Holder and its Permitted Transferees; provided, that in no case shall the Holder be responsible for out-of-pocket legal fees incurred by any other selling holder of Registrable Securities.

16.
Prohibition on Requests; Holder’s Obligations.

(a)
The Holder shall not, without the Company’s consent, be entitled to deliver a request for a Demand Registration or a request for a Shelf Take-Down until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) sixty (60) calendar days after

B-2-21

(A) the effective date of a prior Registration Statement in connection with a Demand Registration, Shelf Registration or Piggyback Registration, (B) the date of withdrawal by the Holder of a Demand Registration or Shelf Take-Down or (C) the pricing date of any Underwritten Offering effected by the Company; provided, in each case, that such Holder has been provided with an opportunity to participate in the prior offering and either (x) has refused or not promptly accepted such opportunity or (y) has not been cut back to less than fifty percent (50%) of the Registrable Securities requested to be included by such Holder.
(b)
The Holder shall not be entitled to sell any of its Registrable Securities pursuant to this Agreement, unless the Holder has timely furnished the Company with all information required to be disclosed in order to make the information previously furnished to the Company by the Holder not misleading and any other information regarding the Holder and the distribution of its Registrable Securities as the Company may from time to time reasonably request pursuant to Section 7(o). Any sale of any Registrable Securities by the Holder shall constitute a representation and warranty by the Holder that the information of the Holder furnished in writing by or on behalf of the Holder, including in the Holder’s Notice, Agreement and Questionnaire (all such information, “Holder Information”), to the Company does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Holder Information, in the light of the circumstances under which they were made, not misleading. Furthermore, if the Company is required to file a subsequent Registration Statement upon a lapse in, or end to, the effectiveness of the Registration Statement naming the Holder, the Company shall be under no obligation to include the Holder as a selling securityholder if the Holder does not timely deliver an updated properly completed (as reasonably determined by the Company), executed and acknowledged Notice, Agreement and Questionnaire and other information upon request by the Company therefore pursuant to Section 7(o).

17.
Corporate Governance.

(a)
Size of the Board.   As of the Closing, (i) the maximum size of the Board is eleven (11) directors of the Board (each, a “Director”) and the current size of the Board is seven (7) Directors and (ii) Joseph Brecher (such individual and any successor nominated by (x) AmTrust (so long as AmTrust (or its Permitted Transferee(s)) collectively with its Affiliates continues to be the Beneficial Owner of at least twenty-five percent (25%) of the Common Shares issued by the Company to AmTrust at the Closing (the “Initial Shares”)) or (y) the Permitted Transferee(s) that are Beneficial Owner(s) of at least twenty-five percent (25%) of the Initial Shares, the “Executive Holder Designee”) and Steven Nigro and Jeffrey Weissmann (each of such two (2) individuals and any successor nominated by (x) AmTrust (so long as AmTrust continues to be the Beneficial Owner of at least five percent (5%) of the issued and outstanding Common Shares and at least twenty-five percent (25%) of the Initial Shares) or (y) the Permitted Transferee(s) that are Beneficial Owner(s) of at least five percent (5%) of the issued and outstanding Common Shares and at least twenty-five percent (25%) of the Initial Shares, each, a “Independent Holder Designee,” and together with the Executive Holder Designee, collectively, the “Holder Designees”) were appointed to the Board. The Holder shall have the right to remove the Executive Holder Designee nominated by the Holder and appointed or elected as a Director at any time and at its sole discretion. For so long as the Holder is entitled to nominate at least one (1) Holder Designee for inclusion in the Company’s slate of director nominees pursuant to Section 17(b), the Company shall not increase the size of the Board without the prior written consent of the Holder.

(b)
Composition of the Board.

(i)
At each meeting of the Company’s shareholders at which an election of Directors to the Board occurs, the Holder shall be entitled to nominate one (1) Executive Holder Designee and two (2) Independent Holder Designees; provided that each Independent Holder Designee (1) shall qualify as an independent director pursuant to the rules of Nasdaq and any other applicable securities exchange on which the Common Shares are then listed and applicable rules of the SEC and (2) would reasonably be expected to be determined to be suitable to serve as a director of the Company by the Company’s Insurance Regulators; provided that any such individual shall be presumed to be so suitable, unless at any time within the past five (5) years

B-2-22

such individual has been formally determined not to be suitable to serve as a director of a United States or Bermuda insurance company by the applicable Insurance Regulator regulating such company’s insurance operations. The Company shall, with respect to each Holder Designee that the Holder is entitled to nominate under this Section 17(b)(i) (but subject to 17(b)(v) below), (A) ensure that each Holder Designee is proposed to serve as a Director at each annual or special meeting of the Company at which Directors are to be elected and include each such Holder Designee in the Company’s slate of director nominees, (B) recommend that the Company’s shareholders elect each such Holder Designee, and include such recommendation in the Company’s proxy statement in respect of such annual or special meeting of the Company at which Directors are to be elected and (C) use reasonable best efforts to take all other necessary and appropriate actions to cause the election of each such Holder Designee nominated by such Holder.
(ii)
Upon the resignation, retirement or other removal of any Holder Designee, Holder shall be entitled, subject to Section 17(b)(v) below, to designate a replacement Holder Designee to become a Director; provided that any replacement designated to replace any Independent Holder Designee (1) shall qualify as an independent director pursuant to the rules of Nasdaq and any other applicable securities exchange on which the Common Shares are then listed and applicable rules of the SEC and (2) would reasonably be expected to be determined to be suitable to serve as a director of the Company by the Company’s Insurance Regulators; provided that any such individual shall be presumed to be so suitable, unless at any time within the past five (5) years such individual has been formally determined not to be suitable to serve as a director of a United States or Bermuda insurance company by the applicable Insurance Regulator regulating such company’s insurance operations. The Board shall appoint, and take all action reasonably necessary to appoint, each individual designated to fill such vacancy in accordance with this Section 17(b)(ii).

(iii)
From and after the Closing (including following the termination of this Agreement), each Holder Designee shall be entitled to the same compensation (including fees), expense reimbursement and indemnification rights, as well as the same insurance coverage, in connection with his or her role as a Director as the other non-employee members of the Board. Notwithstanding the foregoing, any Holder Designee shall have the right to waive or assign the right to receive any cash or equity compensation.

(iv)
The Company shall provide each Holder Designee with copies of all notices, minutes, consents and other material that the Company provides to all other members of the Board substantially concurrently as such materials are provided to the other members of the Board.

(v)
(1)
The Holder (or its Permitted Transferee(s)) shall have the right to nominate two (2) Independent Holder Designees for so long as the Holder (or such Permitted Transferee(s)) collectively with its Affiliates are Beneficial Owners (as defined in Annex B and Appendix A) of (A) at least five percent (5%) of the issued and outstanding Common Shares and (B) at least twenty-five percent (25%) of the Initial Shares.

(2)
The Holder (or its Permitted Transferee(s)) shall have the right to nominate one (1) Executive Holder Designee for so long as the Holder (or such Permitted Transferee(s)) collectively with its Affiliates are Beneficial Owners (as defined in Annex B and Appendix A) of at least twenty-five percent (25%) of the Initial Shares.

(c)
Committees.   For so long as at least one (1) Holder Designee serves on the Board, to the extent permitted by applicable Laws (including any requirements under the Exchange Act or the rules of Nasdaq or any other applicable securities exchange on which the Common Shares are then listed), each committee of the Board shall include at least one Holder Designee.

(d)
Memorandum of Association and Bye-laws to be Consistent.   Each of the Company and the Holder shall use its reasonable best efforts to take or cause to be taken all lawful action necessary or appropriate to ensure that at all times (i) the Memorandum of Association of the Company (the

B-2-23

“Company Memorandum of Association”) and the Bye-laws of the Company (the “Company Bye-laws”) contain provisions consistent with the terms of this Agreement (including this Section 17), where applicable and (ii) none of the Company Memorandum of Association or the Company Bye-laws or any of the corresponding constituent documents of the Company’s Subsidiaries contain any provisions inconsistent therewith or that would in any way nullify or impair the terms of this Agreement or the rights of the Company or the Holder.
(e)
Transferability of Governance and Information Rights.   No Transferee, except for any Permitted Transferee, shall be entitled to any of the rights set forth in this Section 17 or in Section 18 hereto.

18.
Information Rights.

(a)
For so long as the Holder owns any Common Shares, the Company agrees that:

(i)
The Company shall provide the Holder (A) within sixty (60) days after the end of each fiscal year, with the consolidated financial results for of the Company’s consolidated group (the “Company Group”) for such fiscal year (including a profit and loss account, balance sheet, cash flow and statement of other comprehensive income), (B) promptly upon availability, the annual accounts for each member of the Company Group (except where such accounts or audits are not legally required), and (C) within thirty (30) days after the end of each fiscal quarter, unaudited consolidated condensed financial results of the Company Group for such fiscal quarter (including a profit and loss account, balance sheet, cash flow and statement of other comprehensive income).

(ii)
The Company will, within twenty-five (25) days after the end of each fiscal quarter, make the Company’s Chief Financial Officer available for a discussion with the Holder with regards to updates to the Company’s business and financial results with respect to such fiscal quarter.

(iii)
The Company shall furnish or cause to be furnished to the Holder, upon reasonable request as promptly as practicable, such information in the possession of the Company or any of its Subsidiaries relating to Taxes, including in connection with filing any Tax Return, amended Tax Return or claim for Tax refund, determining a liability for Taxes or a right to a Tax refund, or participating in or conducting any proceeding in respect of Taxes.

(b)
With respect to any information provided by the Company:

(i)
Subject to the requirements of law, the Holder shall keep confidential, and shall cause its Representatives to keep confidential, all information and documents obtained pursuant to this Section 18 unless such information: (A) is or becomes publicly available other than as a result of a breach of this Section 18(b) by it or its Representatives; (B) was within its possession prior to being furnished to it by or on behalf of the Company; provided, that the source of such information was not known by it to be bound by a confidentiality agreement with, or other contractual or legal obligation of confidentiality to, the Company with respect to such information; (C) is or becomes available to it or any of its Representatives on a non-confidential basis from a source other than the Company or any of its Representatives; provided that such source was not known to it to be bound by a confidentiality agreement with, or other contractual or legal obligation of confidentiality to, the Company with respect to such information; or (D) is independently developed by or on its behalf without violating any of its obligations under this Section 18(b).

(ii)
In the event the Holder believes, upon consultation with its legal counsel, that it is legally required to disclose any information or documents contemplated by Section 18(b)(i), it shall to the extent possible under the circumstances provide reasonable prior written notice to the Company so that the Company may, at its own expense, seek a protective order or otherwise take reasonable steps to protect the confidentiality of such information.

B-2-24

19.
Miscellaneous.

(a)
Remedies; Specific Performance.

(i)
Any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement, or by law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy.

(ii)
The Parties agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the Parties fail to take any action required of them hereunder to consummate this Agreement, subject to the terms and conditions of this Agreement. The Parties acknowledge and agree that (A) the Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 19(h) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (B) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, the Parties would not have entered into this Agreement. The Parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 19(a)(ii) shall not be required to provide any bond or other security in connection with any such order or injunction.

(b)
Amendments and Waivers.   The provisions of this Agreement including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the Holder; provided, that any amendment, modification or supplement to, or any waiver or consent to depart from, the third party beneficiary rights set forth in Section 19(f), shall require the written consent of any affected Qualified Shareholder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of the Holder, to the extent its securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of any other Qualified Shareholder be given by the Holder; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. The Holder, to the extent it holds Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 19(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to the Holder.

(c)
Notices.   All notices, requests and other communications to any Party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed if such confirmation is requested) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

B-2-25

(i)
if to the Company, to:

Ranger Bermuda Topco Ltd
[•]
[•]
[•]
Attn:   [•]
(ii)
if to the Holder, at the most current address given by the Holder to the Company in a Notice, Agreement and Questionnaire or any amendment thereto or, at the Company’s option, pursuant to the Legal Notice System on DTC, or successor system thereto;

or to such other address as the Holder may have furnished to the other Persons identified in this Section 19(c) in writing in accordance herewith.
(d)
Majority of Registrable Securities.   For purposes of determining what constitutes the holder of a majority of Registrable Securities, as referred to in this Agreement, a majority shall constitute a majority of the Common Shares that constitute Registrable Securities.

(e)
Assignment.

(i)
This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned by the Company in whole or in part.

(ii)
Prior to the expiration of the Lock-Up Period, the Holder may not assign its rights, interests or obligations hereunder, in whole or in part, except in connection with a Permitted Transfer. Following the expiration of the Lock-Up Period, the Holder may assign its rights, interests or obligations hereunder, in whole or in part, in connection with a Permitted Transfer or to a Transferee of twenty-five percent (25%) or greater of the Common Shares issued by the Company to the Holder at the Closing subject to the restrictions set forth Section 17(e).

(iii)
This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the Parties and its successors and permitted assigns, which shall include Permitted Transferees.

(iv)
This Agreement shall not confer any rights or benefits on any Persons that are not Parties or do not hereafter become a Party pursuant to this Section 19(e).

(v)
No assignment by the Holder of its rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (A) written notice of such assignment as provided in Section 19(c) and (B) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 19(e) shall be null and void.

(f)
Third Party Beneficiaries.   Each of the Company, the Holder and only with respect to those rights set forth in Section 8 hereto, any person indemnified under Section 8 hereto, agree and acknowledge that each other Qualified Shareholder is an intended third party beneficiary of rights set forth in Sections 2(d), 3(a), 3(g) and Section 8 and shall have the right, power and authority to enforce the provisions thereof as though they were a party hereto.

(g)
Counterparts.   This Agreement may be executed in one or more counterparts (including by electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

B-2-26

(h)
Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.

(i)
This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to Contracts executed in and to be performed entirely within that state, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

(ii)
Any Action arising out of or relating to this Agreement shall be heard and determined in the Delaware Court of Chancery, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom. The Parties hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Actions and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 19(h)(ii) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section and shall not be deemed to confer rights on any Person other than the Parties. Each Party agrees that service of process upon such Party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 19(c) of this Agreement. The Parties agree that a final Judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the Judgment or in any other manner provided by applicable Law; provided, however, that nothing contained in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court Judgment.

(iii)
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 19(h)(iii).

(i)
Severability.   If any term, condition or other provision of this Agreement is finally determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any applicable Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party or such Party waives its rights under this Section 19(i) with respect thereto. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions are fulfilled to the extent possible.

(j)
Entire Agreement.   This Agreement, Annex A and Annex B hereto are intended by the Parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein and the registration and investor rights granted by the Company with respect to the Registrable

B-2-27

Securities. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration and investor rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the Parties with respect to such registration and investor rights. No Party shall have any rights, duties or obligations other than those specifically set forth in this Agreement.
(k)
Termination.   This Agreement and the obligations of the Parties hereunder shall terminate upon such time as there are no Registrable Securities, except for the provisions of Sections 2(f), 3(d), 4(d), 8, 9, 10, 11, 12, 15, 17, 18, 19(h) and this 19(k), which shall survive such termination.

[Signature Page Follows]

B-2-28

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.
COMPANY:
RANGER BERMUDA TOPCO LTD
By:

Name:
Title:
[Signature Page to Registration and Investor Rights Agreement]

HOLDER:
AMTRUST FINANCIAL SERVICES, INC.
By:

Name:
Title:
[Signature Page to Registration and Investor Rights Agreement]

ANNEX A
Plan of Distribution
Each Qualified Shareholder of Common Shares, any Permitted Transferee of such Qualified Shareholder or any Transferee of twenty-five percent (25%) or greater of the Common Shares issued by the Company to such Qualified Shareholder at the Closing may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. Each Qualified Shareholder may use any one or more of the following methods when selling securities:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
settlement of short sales;

•
in transactions through broker-dealers that agree with the Qualified Shareholder to sell a specified number of such securities at a stipulated price per security;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
an underwritten offering;

•
a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

Each Qualified Shareholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by each Qualified Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from each Qualified Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
Each Qualified Shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Qualified Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify each Qualified Shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to keep this prospectus effective until all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect or otherwise in accordance with the Registration Rights Agreement. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, each Qualified Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Shares by each Qualified Shareholder or any other person. We will make copies of this prospectus available to each Qualified Shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

ANNEX B
FORM OF SELLING SECURITYHOLDER NOTICE, AGREEMENT AND QUESTIONNAIRE
The undersigned (the “Selling Securityholder”) beneficial owner of common shares, par value $[•] (the “Common Shares”), of Ranger Bermuda Topco Ltd (the “Company”) understands that the Company intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Long-Form Registration Statement”) or on Form S-3 or a prospectus supplement to an existing shelf registration statement (the “Shelf Registration Statement” and, together with the Long-Form Registration Statement, the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of certain Registrable Securities in accordance with the terms of the Registration and Investor Rights Agreement, dated as of [•], 2025 (the “Registration and Investor Rights Agreement”), by and between the Company and AmTrust Financial Services, Inc. Each capitalized term not otherwise defined herein has the meaning given to it in the Registration and Investor Rights Agreement.
In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, the Selling Securityholder must be named as a selling securityholder in the related prospectus and deliver a prospectus to the purchasers of Registrable Securities. To facilitate naming of the Selling Securityholder as a selling securityholder in the Registration Statement, the Selling Securityholder must complete, execute, acknowledge and deliver this Notice, Agreement and Questionnaire prior to filing of the prospectus supplement to the Registration Statement.
Certain legal consequences arise from being named as a Selling Securityholder in the Registration Statement and the related prospectus. Accordingly, the Selling Securityholder is advised to consult its own legal counsel regarding the consequences of being named or not being named as a Selling Securityholder in the Registration Statement and the related prospectus.
(a)   The Selling Securityholder hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3(b) pursuant to the Registration Statement. The Selling Securityholder, by signing and returning this Notice, Agreement and Questionnaire, understands that it shall be bound by the terms and conditions of this Notice, Agreement and Questionnaire.
(b)   The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:
Questionnaire
1.
(a)   Full Legal Name of Selling Securityholder:

(b)
Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item (3) below are held:

(c)
Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item (3) below are held:

2.
Address for Notices to Selling Securityholder:

Telephone:
Fax:
Email address:
Contact Person:
3.
Beneficial Ownership of Registrable Securities:

This Item (3) covers beneficial ownership of the Company’s securities. Please consult Appendix A to this Notice, Agreement and Questionnaire for information as to the meaning of “beneficial ownership.” Except as set forth below in this Item (3), the Selling Securityholder does not beneficially own any Registrable Securities.
(a)
Number of shares of Registrable Securities beneficially owned:

(b)
Number of shares of the Registrable Securities which the Selling Securityholder wishes to be included in the Registration Statement:

4.
Beneficial Ownership of other securities of the Company owned by the Selling Securityholder.

Except as set forth below in this Item (4), the Selling Securityholder is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (3).
(a)
Type and amount of other securities beneficially owned by the Selling Securityholder:

(b)
CUSIP No(s). of other securities beneficially owned by the Selling Securityholder:

5.
Relationship with the Company:

(a)
Have you or any of your affiliates, officers, directors or principal equity holders (owners of five percent (5%) or more of the equity securities of the Selling Securityholder) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three (3) years?

☐
Yes

☐
No

(b)
If so, please state the nature and duration of your relationship with the Company:

6.
Broker-Dealer Status:

(a)
Is the Selling Securityholder a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐
Yes

☐
No

Note that the Company shall be required to identify any registered broker-dealer as an underwriter in the prospectus.
If so, please answer the remaining questions in this section.
If the Selling Securityholder is a registered broker-dealer, please indicate whether the Selling Securityholder acquired its Registrable Securities for investment or acquired them as transaction-based compensation for investment banking or similar services.

If the Selling Securityholder is a registered broker-dealer and received its Registrable Securities other than as transaction-based compensation, the Company is required to identify you as an underwriter in the Registration Statement and related prospectus.

(b)
Affiliation with Broker-Dealers:

Is the Selling Securityholder an affiliate of a registered broker-dealer? For purposes of this Item 6(b), an “affiliate” of a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.
☐
Yes

☐
No

If so, please answer the remaining questions in this section:
(i)
Please describe the affiliation between the Selling Securityholder and any registered broker-dealers:

(ii)
If the Selling Securityholder, at the time of its acquisition of the Registrable Securities, had any agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities, please describe such agreements or understandings:

Note that if the Selling Securityholder is an affiliate of a broker-dealer and at the time of the acquisition of the Registrable Securities had any agreements or understandings, directly or indirectly, to distribute the securities, the Company must identify the Selling Securityholder as an underwriter in the prospectus.

7.
Nature of Beneficial Holding. The purpose of this question is to identify the ultimate natural person(s) or publicly held entity that exercise(s) sole or shared voting or dispositive power over the Registrable Securities.

(a)
Is the Selling Securityholder required to file, or is it a wholly-owned subsidiary of a company that is required to file, periodic and other reports (for example, Forms 10-K, 10-Q and 8-K) with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act?

☐
Yes

☐
No

(b)
State whether the Selling Securityholder is an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended:

☐
Yes

☐
No

(c)
If a subsidiary, please identify the publicly held parent entity:

If you answered “No” to questions (a) and (b) above, please identify the controlling person(s) of the Selling Securityholder (the “Controlling Entity”). If the Controlling Entity is not a natural person or a publicly held entity, please identify each controlling person(s) of such Controlling Entity. This process should be repeated until you reach natural persons or a publicly held entity that exercise sole or shared voting or dispositive power over the Registrable Securities:

***PLEASE NOTE THAT THE SEC REQUIRES THAT THESE NATURAL PERSONS BE NAMED IN THE PROSPECTUS***
If you need more space for this response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Notice, Agreement and Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the above questions.
8.   Plan of Distribution:
Except as set forth below, the Selling Securityholder (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Registration Statement only as follows (if at all): such Registrable Securities may be sold from time to time directly by the Selling Securityholder or alternatively through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters, broker-dealers or agents, the Selling Securityholder shall be responsible for underwriting discounts or commissions or agent’s commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. The Selling Securityholder may pledge or grant a security interest in some or all of the Registrable Securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Registrable Securities from time to time pursuant to the prospectus. The Selling Securityholder also may transfer and donate shares in other circumstances in which certain cases the transferees, donees, pledgees or other successors in interest shall be the selling Securityholder for purposes of the prospectus.
State any exceptions here:

Note:   In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.
(i)   The Selling Securityholder acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Registration Statement. The Selling Securityholder agrees that neither it nor any person acting on its behalf shall engage in any transaction in violation of such provisions.
(j)   In accordance with the Selling Securityholder’s obligation under the Registration and Investor Rights Agreement to provide such information as may be required by law for inclusion in the Registration Statement, the Selling Securityholder agrees to provide any additional information the Company may reasonably request and to promptly notify the Company of any inaccuracies or changes in the information provided that may occur at any time while the Registration Statement remains effective. All notices hereunder and pursuant to the Registration and Investor Rights Agreement shall be made in writing by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:
To the Company:
Ranger Bermuda Topco Ltd
[•]
[•]
[•]
Attn:   [•]
(k)   In the event the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder shall notify the transferee(s) at the time of transfer of its rights and obligations under this Notice, Agreement and Questionnaire and the Registration and Investor Rights Agreement.
(l)   By signing this Notice, Agreement and Questionnaire, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (8) above and the inclusion of such information in the Registration Statement, the related prospectus and any state securities or Blue Sky applications. The Selling Securityholder understands that such information shall be relied upon by the Company without independent investigation or inquiry in connection with the preparation or amendment of the Registration Statement, the related prospectus and any state securities or Blue Sky applications.
(m)   Once this Notice, Agreement and Questionnaire is executed by the Selling Securityholder and received and acknowledged by the Company, the terms of this Notice, Agreement and Questionnaire and the representations, warranties and indemnification contained herein shall be binding on, shall inure to the benefit of, and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the Selling Securityholder with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above. This Notice, Agreement and Questionnaire shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflicts-of-laws provisions thereof.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice, Agreement and Questionnaire to be executed and delivered either in person or by its authorized agent.
Dated:
Selling Securityholder:
By:

Name:
Title:
Please return the completed and executed Notice, Agreement and Questionnaire to:
Ranger Bermuda Topco Ltd
[•]
[•]
[•]
Attn:   [•]
The Company hereby acknowledges that it has received and read and understands this Notice, Agreement and Questionnaire and agrees to be bound by the obligations and terms contained herein.
RANGER BERMUDA TOPCO LTD:
By:

Name:
Title:
[Signature Page to Selling Securityholder Notice, Agreement and Questionnaire]

Appendix A
DEFINITION OF “BENEFICIAL OWNERSHIP”
1.
A “Beneficial Owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(a)   Voting power which includes the power to vote, or to direct the voting of, such security; and/or
(b)   Investment power which includes the power to dispose, or direct the disposition of, such security.
Please note that either voting power or investment power, or both, is sufficient for you to be considered the beneficial owner of shares.
2.
Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of the federal securities acts shall be deemed to be the beneficial owner of such security.

3.
Notwithstanding the provisions of paragraph (1), a person is deemed to be the “beneficial owner” of a security if that person has the right to acquire beneficial ownership of such security within sixty (60) days, including but not limited to any right to acquire: (a) through the exercise of any option, warrant or right; (b) through the conversion of a security; (c) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement; provided, however, any person who acquires a security or power specified in (a), (b) or (c) above, with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise or conversion of such security or power.

Annex B-3

VOTING AND SUPPORT AGREEMENT
by and between
KESTREL GROUP LLC
and
THE SHAREHOLDER SET FORTH ON THE SIGNATURE PAGES HERETO
Dated as of December 29, 2024

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VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is dated as of December 29, 2024, by and between Kestrel Group LLC, a Delaware limited liability company (the “Company”), and the undersigned (the “Shareholder”), a holder of Parent Shares (as defined below). The Company and the Shareholder are each referred to in this Agreement as a “party” and collectively as the “parties.”
W I T N E S S E T H:
WHEREAS, as of the date hereof, the Shareholder owns the number of common shares, par value $0.01 per share (the “Parent Shares”), of Maiden Holdings, Ltd., a Bermuda exempted company limited by shares (“Parent”), set forth on the Shareholder’s signature page hereto (such Parent Shares, together with any other Parent Shares over which the Shareholder acquires ownership (including (x) pursuant to Section 3.01(b) and Section 3.01(c) and (y) beneficial ownership (as defined in Rule 13d-3 of the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used)) during the period from the date hereof through the termination of this Agreement, are collectively referred to herein as the “Subject Shares”);
WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, all of the equityholders of the Company, Parent, Ranger U.S. Newco LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Parent (“US NewCo”), Ranger Bermuda Merger Sub Ltd, a Bermuda exempted company limited by shares and a direct wholly owned Subsidiary of US NewCo (“Merger Sub Ltd.”), Ranger Bermuda Topco Ltd, a Bermuda exempted company limited by shares and a direct wholly owned Subsidiary of Parent (“Bermuda NewCo”), and Ranger Merger Sub 2 LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Bermuda NewCo (“Merger Sub LLC”), are entering into a Combination Agreement (the “Combination Agreement”), pursuant to which, among other things, (i) Merger Sub Ltd. will, subject to the terms and conditions set forth in the Combination Agreement and the Statutory Merger Agreement, and pursuant to the Bermuda Companies Act, merge with and into Parent, with Parent surviving such merger (the “First Merger”), and (ii) Merger Sub LLC will, subject to the terms and conditions set forth in the Combination Agreement and pursuant to the DLLCA, merge with and into US NewCo, with US NewCo surviving such merger (the “Second Merger,” and collectively with the First Merger, the “Mergers”), so that immediately following the Mergers, Parent will be a direct wholly owned Subsidiary of US NewCo and an indirect wholly owned Subsidiary of Bermuda NewCo;
WHEREAS, the Parent Shareholders will be required to approve the First Merger, the Combination Agreement and the Statutory Merger Agreement as a condition to the First Merger being consummated; and
WHEREAS, as an inducement to the Company’s willingness to enter into the Combination Agreement, the Company and the Shareholder are entering into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01   Capitalized Terms.   For purposes hereof, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Combination Agreement.
Section 1.02   Interpretation.
(a)   As used in this Agreement, references to the following terms have the meanings indicated:
(i)   to the Sections and Articles are to the Section or Article of this Agreement unless otherwise clearly indicated to the contrary;
(ii)   to any Contract (including this Agreement) or “organizational document” are to the Contract or organizational document as amended, modified, supplemented or replaced in accordance with the terms thereof from time to time;

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(iii)   to any Law are to such Law as amended, modified, supplemented or replaced from time to time and any rules or regulations promulgated thereunder and to any section of any Law include any successor to such section;
(iv)   to any Governmental Authority include any successor to the Governmental Authority and to any Affiliate include any successor to the Affiliate;
(v)   to “hereof,” “herein,” “hereunder,” “hereby,” “herewith” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or clause of this Agreement, unless otherwise clearly indicated to the contrary; and
(vi)   to the “date of this Agreement,” “the date hereof” and words of similar import refer to December 29, 2024.
(b)   Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. With respect to the determination of any period of time, the words “to” and “until” each means “to but excluding.”
(c)   The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.
(d)   The parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
(e)   No summary of this Agreement prepared by or on behalf of either party shall affect the meaning or interpretation of this Agreement.
ARTICLE II
VOTING AND SUPPORT AGREEMENT
Section 2.01   Agreement to Vote the Subject Shares.   The Shareholder hereby, irrevocably and unconditionally, agrees that, prior to the Termination Time, at any duly called meeting of the Parent Shareholders (whether annual, special or otherwise), or any adjournment, recess, reconvening or postponement thereof, and in any action by written consent of the Parent Shareholders in lieu of such a meeting, the Shareholder shall, if such a meeting is held, appear at such meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all its Subject Shares:
(a)   in favor of each of the Parent Bye-Law Resolutions (subject, in the case of the Parent Voting Cutback Bye-Law Resolution, to Section 33 of the Parent Bye-Laws);
(b)   in favor of the First Merger Resolution;
(c)   in favor of any proposal to adjourn or postpone the Parent Shareholders Meeting if Parent reasonably believes (after consultation with the Company) there will be insufficient Parent Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Shareholders Meeting or to obtain the Parent Shareholder Approval to the extent permitted or required pursuant to Section 7.04(c) of the Combination Agreement;
(d)   in favor of any proposal that the Parent Board has determined, after consultation with the Company, is designed to facilitate the consummation of the First Merger and the Second Merger;
(e)   against any Takeover Proposal;

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(f)   against any action, proposal, transaction, arrangement or agreement involving Parent or any of its Subsidiaries, in each case, that would reasonably be expected to prevent, materially delay or impair the consummation of the First Merger, the Second Merger or the other transactions contemplated by the Combination Agreement on a timely basis, including any amendments to the Parent Organizational Documents (other than as may be provided for in Section 2.01(a) above or otherwise permitted under the Combination Agreement); and
(g)   against any action, proposal, transaction, arrangement or agreement which would reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of Parent under the Combination Agreement or the Shareholder under this Agreement.
Section 2.02   Irrevocable Proxy.
(a)   The Shareholder hereby appoints the Company and any designee of the Company, and each of them individually (each an “Authorized Party” and collectively the “Authorized Parties”), until the Termination Time (at which time this proxy and power of attorney shall automatically and immediately be terminated), its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent with respect to the Subject Shares in accordance with Section 2.01 (the “Proxy”). The Proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder shall take such further action or execute such other instruments as may be necessary or appropriate to effectuate the intent of the Proxy. The Proxy shall be irrevocable until the Termination Time, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by the Shareholder with respect to the Subject Shares. The power of attorney granted by the Shareholder herein is a durable power of attorney and shall, to the extent applicable, survive the bankruptcy, death or incapacity, of the Shareholder. Notwithstanding anything to the contrary contained in this Section 2.02, in the case of any meeting of the Parent Shareholders (whether annual, special or otherwise) held prior to the Termination Time at which a matter described in Section 2.01 is to be considered, the Shareholder’s grant of the Proxy shall be effective if, and only if, the Shareholder has not delivered to the secretary of Parent at least four (4) business days prior to such meeting a duly executed proxy card previously approved by the Company voting the Shareholder’s Subject Shares in the manner specified in Section 2.01.
(b)   Following the grant of the Proxy pursuant to Section 2.02(a), the vote of an Authorized Party shall control in any conflict between the vote by an Authorized Party of such Subject Shares and any other vote by the Shareholder of its Subject Shares prior to the Termination Time.
(c)   The Shareholder hereby affirms that the Proxy granted pursuant to this Section 2.02 is given by the Shareholder in connection with, and in consideration of, the execution of the Combination Agreement by the Company.
ARTICLE III
COVENANTS
Section 3.01   Subject Shares.
(a)   The Shareholder agrees that, prior to the Termination Time, it shall not, without the Company’s prior written consent, (i) directly or indirectly (A) offer for sale, offer, sell (including short sales), transfer, tender, pledge, encumber, assign, exchange, hypothecate, convey any legal or beneficial ownership interest in or otherwise dispose of (including by gift, by merger or amalgamation (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law, or otherwise) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit- or loss-sharing arrangement) with respect to, or related to, any or all of the Subject Shares or the Shareholder’s voting or economic interest therein or (B) consent to or approve any of the foregoing in this clause (i), or (ii) grant any proxies or powers of attorney with respect to, or deposit into a voting trust or enter into a voting arrangement, whether by proxy, voting agreement or otherwise with respect to, or related to any or all of the Subject Shares or agree, commit or enter into any understanding to enter into any such voting trust, voting

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arrangement, proxy or voting agreement. Any attempted Transfer of the Subject Shares or any interest therein in violation of this Section 3.01(a) shall be null and void.
(b)   The Shareholder agrees that all Parent Shares that the Shareholder purchases, acquires the right to vote, or otherwise acquires beneficial ownership of after the execution and delivery of this Agreement and until the Termination Time shall be subject to the terms and conditions of this Agreement and shall constitute Subject Shares for all purposes of this Agreement.
(c)   In the event of a stock dividend or distribution, subdivision, reclassification, recapitalization, split (including a reverse stock split), combination, merger, amalgamation, issuer tender or exchange offer, exchange of shares or similar transaction, or other receipt of Parent Shares by the Shareholder, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares initially subject hereto, as well as any additional Parent Shares acquired or received by the Shareholder in connection with any such stock dividend or distribution, subdivision, reclassification, recapitalization, split (including a reverse stock split), combination, merger, amalgamation, issuer tender or exchange offer, exchange of shares or similar transaction and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction or otherwise acquired or received.
(d)   At all times prior to the Termination Time, in furtherance of this Agreement, the Shareholder hereby authorizes Parent or its counsel to notify Parent’s transfer agent that there is a stop-transfer order with respect to all of the Subject Shares (and that this Agreement places limits on the voting and transfer of the Subject Shares), subject to the provisions hereof and provided that any such stop-transfer order and notice is requested by Parent and will immediately be withdrawn and terminated by Parent, and shall be of no further force and effect, following the Termination Time.
Section 3.02   No Solicitation by the Shareholder.   Prior to the Termination Time, the Shareholder shall, and shall cause its Representatives to, comply with the covenants set forth in Section 7.03(a) of the Combination Agreement (subject to any exceptions therein) applicable to Parent as if such covenants were applicable to the Shareholder. For the avoidance of doubt, nothing in this Section 3.02 shall restrict the Shareholder or any of its Affiliates from engaging, in coordination with Parent Board, in discussions or negotiations or otherwise taking action regarding a Takeover Proposal with any Person, solely and to the same extent to which Parent is permitted to engage (and is engaging) in such discussions, negotiations or otherwise with such Person in compliance with Section 7.03(b) of the Combination Agreement.
Section 3.03   Shareholder’s Capacity.   All agreements and understandings made herein shall be made solely in the Shareholder’s capacity as the holder of the Subject Shares and not in any other capacity. The parties acknowledge and agree that (a) the Shareholder is a director and/or officer of Parent and agree that the Shareholder shall be free to act in his capacity as a director and/or officer of Parent in accordance with his fiduciary duties under Bermuda Law, including, if applicable, with respect to any vote cast or written consent given in the Shareholder’s capacity as a director of Parent on any matter, (b) nothing herein shall prohibit or restrict the Shareholder from taking any action in his capacity as a director and/or officer in facilitation of the exercise of the Shareholder’s fiduciary duties under Bermuda Law to the extent permitted by Section 7.03 of the Combination Agreement and (c) no action taken by the Shareholder acting solely in the Shareholder’s capacity as a director and/or officer of Parent, including, if applicable, any vote cast or written consent given in his capacity as a director of Parent on any matter, shall be deemed to be a breach by the Shareholder hereof.
Section 3.04   Waiver of Appraisal Rights.   The Shareholder hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any and all rights to require appraisal of its Subject Shares pursuant to Bermuda Law or otherwise to dissent from the First Merger.
Section 3.05   Dissenters Rights.   The Shareholder hereby agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against the parties to the Combination Agreement or any of their respective successors (a) challenging the validity of, or seeking to enjoin the operation of, any provision hereof or (b) alleging breach of fiduciary duty of any Person in connection with the negotiation and entry into the Combination Agreement.

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Section 3.06   Further Assurances.   The Shareholder shall, from time to time, use its reasonable best efforts to perform or cause to be performed such further acts and to execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as are reasonably necessary to vest in the Company the power to carry out and give effect to the provisions of this Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER
The Shareholder hereby represents and warrants to the Company as follows:
Section 4.01   Organization and Authority.
(a)   The Shareholder has capacity to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.
(b)   This Agreement has been duly executed and delivered by the Shareholder and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against it in accordance with its terms, except that such enforceability may be limited by and is subject to the Bankruptcy and Equity Exception.
Section 4.02   Ownership of Parent Shares.   As of the date hereof, (a) the Shareholder’s signature page hereto sets forth the true, complete and correct number of Parent Shares owned by the Shareholder (including beneficial ownership) and (b) the Shareholder (i) is the owner of the Parent Shares set forth on the Shareholder’s signature page hereto and has the sole power to vote or cause to be voted such Parent Shares and (ii) does not own (directly or indirectly) any other Parent Securities or any other interest in Parent or any voting rights with respect to any Parent Securities, other than the Subject Shares. The Shareholder owns beneficially and of record all of the Parent Shares set forth on the Shareholder’s signature page hereto, free and clear of any proxy, voting restriction, voting trust or Liens, other than (x) those created by this Agreement or (y) restrictions on transfer under applicable securities Law.
Section 4.03   No Conflicts.
(a)   Neither the execution and delivery hereof by the Shareholder, nor the consummation by the Shareholder of the transactions contemplated hereby, nor performance of or compliance by the Shareholder with any of the terms or provisions hereof, will (i) violate any Law applicable to the Shareholder or by which any property or asset of the Shareholder is bound or affected, (ii) require any Consent or other action by any Person under, result in a breach or violate or constitute a default under any of the terms, conditions or provisions of any material Contract to which the Shareholder is bound or give rise to any right of purchase, termination, amendment, acceleration or cancelation under, result in the loss of any benefit to the Shareholder or accelerate the Shareholder’s obligations under any such material Contract, (iii) give rise to any right of first refusal, preemptive right, tag-along right, transfer right or other similar right of any other party to a Contract to which the Shareholder is bound or (iv) result in the creation of any Lien on any properties or assets of the Shareholder, except, in each case, as would not prevent, materially delay or impair the ability of the Shareholder to perform its obligations under this Agreement.
(b)   No Consent of, or filing, declaration or registration with, any Governmental Authority that has jurisdiction over the transactions contemplated hereby is required on the part of the Shareholder (i) in connection with the execution and delivery of this Agreement, (ii) the performance by the Shareholder of its obligations hereunder or (iii) the consummation of the transactions contemplated hereby, other than such other Consents, filings, declarations or registrations that, if not obtained, made or given, would not prevent, materially delay or impair the ability of the Shareholder to perform its obligations under this Agreement.
Section 4.04   Legal Proceedings.   There is no (a) Action pending or, to the knowledge of the Shareholder, threatened in writing, against the Shareholder, (b) outstanding injunction, order, judgment, ruling, decree or writ imposed upon the Shareholder by or before any Governmental Authority or (c) Action challenging the validity or propriety of, or making illegal or otherwise interfering with, the transactions

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contemplated hereby, that, in each case, if adversely decided or resolved, in each case, would prevent, materially delay or impair the ability of the Shareholder to perform its obligations under this Agreement.
ARTICLE V
TERMINATION
Section 5.01   Termination.   This Agreement shall automatically terminate with respect to the Shareholder, and neither the Company nor the Shareholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of (the “Termination Time”): (a) a written agreement between the Company and the Shareholder to terminate this Agreement; (b) the First Merger Effective Time; (c) the date of effectiveness of any waiver, modification or amendment to the terms of the Combination Agreement that reduces (or otherwise alters) the First Merger Consideration payable to such Shareholder pursuant to the Combination Agreement as in effect on the date hereof without the Shareholder’s vote or approval in such Shareholder’s capacity as a director of Parent; and (d) the termination of the Combination Agreement in accordance with its terms. The representations and warranties herein shall not survive the termination of this Agreement. The termination of this Agreement shall not prevent a party from seeking any remedies (at law or in equity) against the other party or relieve such party from liability for such party’s willful and material breach of any provision of this Agreement prior to such termination or for fraud. Notwithstanding anything to the contrary herein, the provisions of Article VI shall survive the termination hereof.
ARTICLE VI
MISCELLANEOUS
Section 6.01   Amendment or Supplement.   At any time prior to the Termination Time, this Agreement may be amended or supplemented in any and all respects, only by written agreement of the parties.
Section 6.02   Extension of Time, Waiver, Etc.   At any time prior to the Termination Time, (x) each party may, subject to applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other party or (b) subject to the requirements of applicable Law, waive compliance by the party with any of the agreements contained herein and (y) the Company may, subject to applicable Law, waive any inaccuracies in the representations and warranties of the Shareholder. Notwithstanding the foregoing, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
Section 6.03   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by either party without the prior written consent of the other party. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding two (2) sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 6.03 shall be null and void.
Section 6.04   Counterparts.   This Agreement may be executed in one or more counterparts (including by electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
Section 6.05   Entire Agreement; No Third-Party Beneficiaries.   This Agreement (a) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties and their Affiliates, or any of them, with respect to the subject matter hereof and (b) is not intended to and shall not confer upon any Person other than the parties any rights or remedies hereunder. The representations, warranties, covenants and agreements in this Agreement are the product of negotiations between the parties and are for the sole benefit of the parties. Any inaccuracies in such representations or warranties or failure to perform or breach of such covenants or agreements are subject to waiver by the parties in accordance with Section 6.02 without notice or liability to any other Person. In

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some instances, the representations, warranties, covenants and agreements in this Agreement may represent an allocation among the parties of risk associated with particular matters regardless of the knowledge of any of the parties. Consequently, Persons other than the parties may not rely upon the representations, warranties, covenants and agreements in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 6.06   Governing Law; Jurisdiction.
(a)   This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that state, regardless of the laws that might otherwise govern under any applicable conflict of laws principles, except to the extent the provisions of the Laws of Bermuda are mandatorily applicable thereto.
(b)   Any Action arising out of or relating to this Agreement (except to the extent the Laws of Bermuda establish the exclusive jurisdiction of a Bermuda court) shall be heard and determined in the Delaware Court of Chancery, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom. The parties hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Actions and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 6.06(b) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties. Each party agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 6.09 of this Agreement. The parties agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing contained in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.
Section 6.07   Specific Enforcement.   The parties agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties fail to take any action required of them hereunder to consummate this Agreement, subject to the terms and conditions of this Agreement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 6.06(b) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, the parties would not have entered into this Agreement. The parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 6.07 shall not be required to provide any bond or other security in connection with any such order or injunction.
Section 6.08   WAIVER OF JURY TRIAL.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF

B-3-9

LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.08.
Section 6.09   Notices.   All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed if such confirmation is requested) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:
If to the Company, to it at:
Kestrel Group LLC
8333 Douglas Ave. Suite 1360
Dallas, TX 75225
Attention:
Elise Clarke

Email:
elise@kestrel.group

with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention:
Todd E. Freed
Patrick Lewis

Email:
todd.freed@skadden.com
patrick.lewis@skadden.com

If to a Shareholder, to it at the address set forth on the Shareholder’s signature page hereto;
or, in the case of both the Company and the Shareholder, such other address or email address as such party may hereafter specify by like notice to the other party. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.
Section 6.10   Severability.   If any term, condition or other provision of this Agreement is finally determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any applicable Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party or such party waives its rights under this Section 6.10 with respect thereto. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Section 6.11   Fees and Expenses.   Whether or not the transactions contemplated hereby are consummated, all fees and expenses incurred in connection with the transactions contemplated hereby and this Agreement shall be paid by the party incurring or required to incur such fees or expenses.
Section 6.12   Publication.   The Shareholder authorizes Parent and the Company to publish and disclose publicly (including in any documents and schedules filed with any Governmental Authority and including disclosing a copy of this Agreement) the Shareholder’s identity and ownership of Parent Shares and the nature of its commitments, arrangements and understandings pursuant hereto, in each case, to the extent required under applicable Law, applicable stock exchange rules and regulations or in connection with

B-3-10

any regulatory filings to be submitted in connection with the Transactions or the transactions contemplated by the AmTrust Transaction Agreements.
Section 6.13   No Partnership, Agency or Joint Venture.   This Agreement is intended to create a contractual relationship between each Shareholder and the Company and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.
[Signature pages follow]

B-3-11

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as a deed as of the date first above written.
KESTREL GROUP LLC
By:

Name:
Title:
[Signature Page – Voting and Support Agreement]

[•]
By:

[ADDRESS]
Email: [•]
Parent Shares: [•]
[Signature Page – Voting and Support Agreement]

Annex C
Insurance Advisory Partners LLC 1270 Avenue of the Americas, Suite 1803 New York, NY 10020
December 29, 2024
CONFIDENTIAL
Board of Directors
Maiden Holdings Ltd. Clarendon House
2 Church Street Hamilton HM 1Bermuda
Members of the Board of Directors:
We understand that Maiden Holdings Ltd. (“Parent”) proposes to enter into a Combination Agreement (the “Combination Agreement”), by and among Parent, Ranger U.S. Newco LLC, a wholly owned subsidiary of Parent (“US NewCo”), Ranger Bermuda Merger Sub Ltd, a wholly owned subsidiary of US NewCo (“Bermuda Merger Sub”), Ranger Bermuda Topco Ltd, a wholly owned subsidiary of Parent (“Bermuda NewCo”), Ranger Merger Sub 2 LLC, a wholly owned subsidiary of Bermuda NewCo (“US Merger Sub”), Kestrel Group LLC (the “Company”) and the equityholders of the Company (the “Company Equityholders”), pursuant to which, among other things, (i) at the Company Contribution Effective Time (as defined in the Combination Agreement), the Company Equityholders will contribute all of the Class A Units and Class B Units of the Company (collectively, the “Company Units”) to US NewCo (the “Company Contribution”) in exchange for (A) $40,000,000 in cash (the “Company Closing Cash Consideration”), (B) fifty five million (55,000,000) (the “Company Closing Interests”) common limited liability company interests of US NewCo (the “US NewCo Interests”), each of which shall be automatically canceled and converted into the right to receive an issuance from Bermuda NewCo of one (1) duly authorized, validly issued, fully paid and nonassessable Bermuda NewCo Share (as defined in the Combination Agreement, and such Bermuda Newco Shares, the “Second Merger Consideration”) and (C) additional contingent consideration (the “Earnout”) payable in up to $45,000,000 of common shares of Bermuda NewCo Shares , contingent upon the Company exceeding certain performance thresholds (the “Earnout Shares”, and collectively with the Company Closing Cash Consideration and the Second Merger Consideration, the “Consideration”). Following the Company Contribution, at the First Merger Effective Time (as defined in the Combination Agreement), Bermuda Merger Sub will merge with and into Parent, with Parent surviving the merger as a wholly owned subsidiary of US NewCo, and each common share, par value $0.01 per share, of Parent (“Parent Shares”) will be cancelled and converted into the right to receive one US NewCo Interest, and the US NewCo Interests directly held by Parent will be surrendered for no consideration, and at the Second Merger Effective Time (as defined in the Combination Agreement), US Merger Sub will merge with and into US NewCo, with US NewCo surviving the merger as a wholly owned subsidiary of Bermuda NewCo, and each US NewCo Interest will be cancelled and converted into the right to receive one Bermuda NewCo Share, and the Bermuda NewCo Shares directly held by Parent will be surrendered for no consideration, in each case, in accordance with the terms and subject to the conditions set forth in the Combination Agreement and the Ancillary Agreements (as defined therein) including, without limitation, the Statutory Merger Agreement, by and among Parent, US NewCo and Bermuda Merger Sub (the “Merger Agreement”, and collectively, the “Transaction Agreements”) (the transactions described above and the other transactions contemplated by the Transaction Agreements, the “Transaction”). At your direction and with your consent, we have assumed, for purposes of our financial analyses and this opinion, that (i) the Earnout Shares issued as part of the Consideration will be payable in full to the holders of Company Units pursuant to the terms of the Combination Agreement and have an aggregate value equal to $45,000,000, without any discount or other adjustment (for risk of payment, the time value of money or otherwise) and (ii) the Second Merger Consideration issued as part of the Consideration will have a value upon issuance equal to an equivalent number of Parent Shares based upon the 30-day volume weighted average price of Parent Shares on the date of this opinion. The terms and conditions of the Transaction are more fully set forth in the Transaction Agreements.

You have asked us whether, in our opinion, the Consideration to be received by the Company Equityholders in the Transaction pursuant to the Combination Agreement is fair, from a financial point of view, to Parent and its shareholders.
In arriving at our opinion, we have, among other things:
(i)
reviewed a draft, dated December 29, 2024, of the Combination Agreement (the “Draft Combination Agreement”);

(ii)
reviewed certain non-public financial and operating information relating to the business, operations and prospects of the Company furnished to us by management of the Company, including certain internal analyses and financial forecasts and projections (including assumptions thereto) relating to the Company that were prepared by management of the Company, which we have been directed by you to utilize in our financial analyses for purposes of delivering our opinion;

(iii)
compared certain financial information of the Company with similar information, to the extent available, for certain other companies that we deemed relevant whose equity securities are publicly traded;

(iv)
reviewed the reported prices and trading activity for the Parent Shares;

(v)
compared the financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

(vi)
held discussions with certain members of senior management of Parent and the Company regarding certain aspects of the Transaction, as well as the business, past and current operations, financial projections, financial condition and future prospects of the Company; and

(vii)
performed such other analyses and examinations and considered such other factors and information that we deemed appropriate.

In connection with rendering our opinion, we have, with your consent, assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of all financial and other information publicly available, provided to, otherwise reviewed by or discussed with us and have, with your consent, further relied upon the assurances of management of Parent that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts and projections of the Company made available to us by the Company and approved for our use by you for purposes of our financial analyses and opinion, we have assumed, at your direction and with your consent, that such projections have been reasonably prepared by the Company on bases and assumptions reflecting the best currently available estimates and good faith judgments of the management of the Company. We express no view as to the reasonableness, completeness, or accuracy of any such financial projections or the assumptions on which they are based.
For purposes of rendering our opinion, we have, with your consent, assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Combination Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Combination Agreement (and the Ancillary Agreements referred to therein) and that all conditions to the consummation of the Transaction will be satisfied without material delay, waiver or modification thereof that would be meaningful in any respect to our analysis or opinion. We have assumed, at your direction, that the Transaction will be consummated in accordance with the terms of the Combination Agreement without waiver, modification or amendment of any material term, condition or agreement that would be meaningful in any respect to our analysis or opinion. We have further assumed, with your consent, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Transaction will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on Parent, the Company, any of their respective subsidiaries or the consummation of the Transaction, materially reduce the benefits to Parent of the Transaction or affect our analysis or opinion in any meaningful way. We have further assumed, with your consent, that the final Combination Agreement will not differ from the Draft Combination Agreement in any material respect. We have further assumed, with your consent, that the Company will have sufficient fronting capacity necessary for the execution of the Company’s business plan following the consummation of the Transaction.
We are not actuaries and our services did not include any actuarial determination or evaluation by us or any attempt to evaluate actuarial assumptions. We express no view as to, and our opinion does not address, any effect arising from any write-down of assets, write-up of liabilities, the recognition of any adverse reserve development or other similar actions that may be taken by Parent, the Company or their respective subsidiaries at any time. We have not conducted a physical inspection of the properties or assets of Parent, the Company or their respective affiliates and have not prepared, obtained or reviewed any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities), of Parent, the Company or any of their respective subsidiaries or affiliates, nor have we been furnished with, or assumed any responsibility for preparing, any such appraisals, nor have we evaluated, and we express no opinion as to, the solvency or fair value of Parent, the Company or any of their respective subsidiaries or affiliates under any state or federal laws relating to bankruptcy, insolvency or similar matters.
This opinion is limited to the fairness, from a financial point of view, to Parent and its shareholders of the Consideration being received by the Company Equityholders in the Transaction pursuant to the Combination Agreement as of the date hereof and no opinion or view is expressed with respect to any consideration to be received in connection with the Transaction by the holders of any class of securities, creditors or other constituencies of any party. Our opinion does not address any terms (other than the Consideration to the extent expressly specified herein) or other aspects or implications of the Transaction, including, without limitation, the form or structure of the Transaction or any other agreement, arrangement or understanding, or term or aspect thereof (including without limitation the terms of the Earnout), to be entered into in connection with or contemplated by the Transaction or otherwise, including without limitation the terms and conditions of any of the Ancillary Agreements such as the Registration and Investor Rights Agreement. We express no view as to, and our opinion does not address, the pro forma ownership or governance of Bermuda Newco following the consummation of the Transaction.
We express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons, relative to the Consideration or otherwise; the relative merits of the Transaction as compared to any alternative business or financial strategies or transactions that might be available to Parent or the effect of any other transaction in which Parent might engage; or the underlying business decision of Parent to engage in the Transaction.
Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It is understood that subsequent developments may affect this opinion and we expressly disclaim and assume no responsibility for any undertaking or obligation to update, revise, reaffirm or withdraw this opinion or advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof. We are not legal, regulatory, accounting or tax experts and have relied on, and assumed the accuracy and completeness of, assessments by Parent and its advisors with respect to legal, regulatory, accounting and tax matters and our opinion does not address any such matters.
We have acted as financial advisor to Parent in connection with the Transaction and will receive a fee for our services, a portion of which is payable upon the delivery of this opinion and a significant portion of which is contingent upon consummation of the Transaction. In addition, Parent has agreed to reimburse our expenses and to indemnify us against certain liabilities and other items arising out of or related to our engagement.
We are engaged in merger and acquisition (“M&A”) and strategic advisory and capital raising services for various persons and entities. We have in the past provided financial advisory services to Parent and/or its affiliates for which we have received customary compensation and may in the future provide investment banking, placement agent and other services to Parent, the Company and/or their respective affiliates from time to time for which we may receive compensation.
This opinion has been approved by the fairness opinion committee of Insurance Advisory Partners LLC. This opinion is for the information of the Board of Directors of Parent (in its capacity as such) in connection with its evaluation of the Transaction. This opinion does not address the prices at which the Parent Shares (or the shares of Bermuda Newco will trade following the announcement of the Transaction or at any other time, and does not constitute a recommendation as to how any person should vote or act in connection with the Transaction.
Based upon and subject to the foregoing assumptions, qualifications and limitations, it is our opinion that, as of the date hereof, the Consideration to be received in the Transaction by the Company Equityholders pursuant to the Combination Agreement is fair, from a financial point of view, to Parent and its shareholders.
Very truly yours,
INSURANCE ADVISORY PARTNERS LLC

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Bermuda NewCo bye-laws indemnify Bermuda NewCo’s directors and officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to Bermuda NewCo other than in respect of his own fraud or dishonesty, which is the maximum extent of indemnification permitted under the Companies Act. Under Bermuda law, this indemnity operates as a defense to claims brought by Bermuda NewCo for breaches of directors’ and officers’ duties to Bermuda NewCo, save in cases of fraud or dishonesty. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if the director or officer had no reasonable cause to believe his conduct was unlawful. Under the Bermuda NewCo bye-laws, Bermuda NewCo shareholders agree to waive any claim or right of action, other than those involving fraud or dishonesty, against Bermuda NewCo or any of its officers or directors. In addition, Bermuda NewCo will enter into indemnification agreements with its directors and officers.
ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
(a) The following exhibits are filed herewith or incorporated herein by reference:
Exhibit No.	Description
2.1	Combination Agreement, dated as of December 29, 2024, by and among Maiden, Kestrel, Bermuda NewCo, Merger Sub I, Merger Sub II, US NewCo and the Kestrel equityholders (filed as Annex A hereto)†
2.2	Letter Agreement, amending the Combination Agreement, dated February 17, 2025, by and among Maiden, Kestrel, Bermuda NewCo, Merger Sub I, Merger Sub II, US NewCo and the Kestrel equityholders (filed as Annex A hereto)
3.1	Form of US NewCo LLC Agreement
3.2	Memorandum of Association of Bermuda NewCo
3.3	Bye-Laws of Bermuda NewCo
4.1	Form of Registration and Investor Rights Agreement — Ledbetter (filed as Annex B-1 hereto)
4.2	Form of Registration and Investor Rights Agreement — Amtrust (filed as Annex B-2 hereto)
5.1	Form of Opinion of Appleby (Bermuda) Limited regarding legality of securities being registered
10.1	Form of Voting Agreement (filed as Annex B-3 hereto)
10.2	Form of Amended and Restated Option Agreement
10.3(1)	Employment Agreement, entered into as of December 29, 2024, by and between Bradford Luke Ledbetter and Bermuda NewCo
10.4(1)	Employment Agreement, entered into as of December 29, 2024, by and between Terry Ledbetter and Bermuda NewCo
10.5(2)	2019 Omnibus Incentive Plan as of December 10, 2019
10.6(3)	Form of Share Option Agreement under 2019 Omnibus Incentive Plan
10.7(3)	Form of Restricted Share Agreement under 2019 Omnibus Incentive Plan
10.8(23)	Form of Performance Award Agreement under 2019 Omnibus Incentive Plan
10.9(4)	Form of Employment Agreement by and between Maiden and Patrick J. Haveron and Lawrence F. Metz, dated as of November 1, 2011

Exhibit No.	Description
10.10(5)	Master Agreement by and between Maiden Holdings, Ltd. and AmTrust Financial Services, Inc., dated as of July 3, 2007
10.11(5)	Amendment No. 1 to the Master Agreement by and between Maiden Holdings, Ltd. and AmTrust Financial Services, Inc., dated as of September 17, 2007
10.12(6)	Amendment No. 2 to the Master Agreement by and between Maiden Holdings, Ltd. and AmTrust Financial Services, Inc., dated as of January 30, 2019
10.13(7)	Amended and Restated Quota Share Reinsurance Agreement by and between Maiden Insurance Company Ltd. and AmTrust International Insurance, Ltd. and dated as of June 1, 2008
10.14(8)	Loan Agreement by and between AmTrust International Insurance, Ltd. and Maiden Insurance Company Ltd., dated as of November 16, 2007
10.15(8)	Amendment No. 1 to the Loan Agreement by and between AmTrust International Insurance, Ltd. and Maiden Insurance Company Ltd., dated as of February 15, 2008
10.16(9)	Amendment No. 2 to the Loan Agreement by and between Maiden Reinsurance Ltd. and AmTrust Financial Services, Inc., dated as of December 18, 2017
10.17(6)	2019 Amendment to the Loan Agreement by and between AmTrust International Insurance, Ltd. and Maiden Reinsurance Ltd., dated as of January 30, 2019
10.18(9)	Asset Management Agreement by and between AII Insurance Management Limited and Maiden Reinsurance Ltd. dated as of January 1, 2018
10.19(9)	Novation Agreement between AII Insurance Management Limited, AmTrust Financial Services, Inc and Maiden Reinsurance Ltd. dated as of September 9, 2020
10.20(9)	Asset Management Agreement by and between AII Insurance Management Limited and Maiden Life Forsakrings, AB dated as of January 1, 2018
10.21(9)	Novation Agreement between AII Insurance Management Limited, AmTrust Financial Services, Inc. and Maiden Life Forsakrings, AB dated as of September 9, 2020
10.22(9)	Asset Management Agreement by and between AII Insurance Management Limited and Maiden General Forsakrings, AB dated as of January 1, 2018
10.23(9)	Novation Agreement between AII Insurance Management Limited, AmTrust Financial Services, Inc. and Maiden General Forsakrings, AB dated as of September 9, 2020
10.24(10)	Endorsement No. 1 to the Amended and Restated Quota Share Reinsurance Agreement by and between Maiden Insurance Company Ltd. and AmTrust International Insurance, Ltd. dated as of July 26, 2011
10.25(11)	Endorsement No. 2 to the Quota Share Reinsurance Contract by and between Maiden Insurance Company Ltd. and AmTrust International Insurance, Ltd. dated as of March 7, 2013
10.26(12)	Endorsement No. 3 to the Amended and Restated Quota Share Agreement between AmTrust International Insurance, Ltd. and Maiden Reinsurance Ltd. dated as of September 30, 2015
10.27(13)	Endorsement No 4. to the Amended and Restated Quota Share Reinsurance Contract by and between Maiden Reinsurance Ltd. and AmTrust International Insurance, Ltd. dated as of August 8, 2018
10.28(14)	Endorsement No. 5 to the Amended and Restated Quota Share Reinsurance Contract by and between Maiden Reinsurance Ltd. and AmTrust International Insurance, Ltd. dated as of November 6, 2018.
10.29(10)	Quota Share Reinsurance Contract by and between Maiden Insurance Company Ltd. and AmTrust Europe Limited and/or AmTrust International Underwriters Limited dated as of April 1, 2011

Exhibit No.	Description
10.30(10)
Endorsement No. 1 to the Quota Share Reinsurance Contract by and between Maiden Insurance Company Ltd. and AmTrust Europe Limited and/or AmTrust International Underwriters Limited dated as of July 26, 2011

10.31(15)
Endorsement No. 2 to the Quota Share Reinsurance Contract by and between Maiden Insurance Company Ltd. and AmTrust Europe Limited and/or AmTrust International Underwriters Limited dated as of August 7, 2012

10.32(16)	Endorsement No. 3 to the Amended and Restated Quota Share Reinsurance Agreement by and between Maiden Reinsurance Ltd. and AmTrust International Insurance, Ltd. dated as of March 1, 2015
10.33(17)	Endorsement No. 4 to the Quota Share Reinsurance Contract by and between Maiden Reinsurance Ltd. and AmTrust Europe Limited and/or AmTrust International Underwriters Limited dated as of July 1, 2016
10.34(18)	Form of Indemnification Agreement between Maiden Holdings, Ltd. and its officers and directors
10.35(19)	Partial Termination Endorsement to the Amended and Restated Quota Share Reinsurance Agreement by and between Maiden Reinsurance Ltd. and AmTrust International Insurance, Ltd. dated January 1, 2019
10.36(6)	Termination Endorsement to the Amended and Restated Quota Share Reinsurance Agreement by and between Maiden Reinsurance Ltd. and AmTrust International Insurance, Ltd. dated January 30, 2019
10.37(6)	Termination Endorsement to the Quota Share Reinsurance Contract by and between Maiden Reinsurance Ltd. and AmTrust Europe Limited and AmTrust International Underwriters DAC dated January 30, 2019
10.38(20)	Master Agreement by and among Maiden Holdings, Ltd., Maiden Reinsurance Ltd. and Enstar Group Limited dated as of March 1, 2019
10.39(21)	Adverse Development Cover Agreement by and between Maiden Reinsurance Ltd. and Cavello Bay Reinsurance Limited, dated July 31, 2019
10.40(21)	Commutation Agreement and Release between Maiden Reinsurance Ltd. and AmTrust International Insurance, dated July 31, 2019
10.41(21)
Master Collateral Agreement between Maiden Reinsurance Ltd., Cavello Bay Reinsurance Limited, AmTrust Financial Services, Inc., AmTrust International Insurance, Ltd. and Technology Insurance Company, Inc., dated July 31, 2019

10.42(21)	Post-Termination Endorsement No. 1 between Maiden Reinsurance Ltd. and AmTrust International Insurance, Ltd. to the Amended and Restated Quota Share Reinsurance Agreement, dated July 31, 2019
10.43(2)	Post-Termination Endorsement No. 1 between Maiden Reinsurance Ltd. and AmTrust Europe Limited and AmTrust International Underwriters DAC to the Quota Share Reinsurance Contract, dated January 13, 2020
10.44(2)	Post-Termination Endorsement No. 2 between Maiden Reinsurance Ltd. and AmTrust International Insurance, Ltd to the Amended and Restated Quota Share Reinsurance Agreement, dated January 13, 2020
10.45(9)	Post-Termination Endorsement No. 2 between Maiden Reinsurance Ltd. and AmTrust Europe Limited and AmTrust International Underwriters DAC to the Quota Share Reinsurance Contract, dated May 12, 2020
10.46(9)	Commutation Agreement and Release by and between AmTrust International Insurance, Ltd. and Maiden Reinsurance Ltd., dated May 20, 2020
10.47(22)	Renewal Rights and Asset Purchase Agreement by and between Maiden General Försäkrings AB, Maiden Life Försäkrings AB and AmTrust Nordic AB, dated as of May 3, 2024

Exhibit No.	Description
10.48(23)
Renewal Rights and Asset Purchase Agreement by and between Maiden General Försäkrings AB, Maiden Life Försäkrings AB, AmTrust Europe Limited, and AmTrust International Underwriters DAC, dated as of June 20, 2024

10.49	Form of Bermuda NewCo Equity Plan
21.1	Subsidiaries of Bermuda NewCo
23.1	Consent of Frazier & Deeter, LLC
23.2	Consent of Ernst & Young LLP
23.3	Consent Of Appleby (Bermuda) Limited (included in exhibit 5.1)
24.1	Powers of Attorney of Maiden’s Officers and Directors (included on signature page)
99.1	Consent of Insurance Advisory Partners
99.2	Consent of Terry Ledbetter
99.3	Consent of Bradford Luke Ledbetter
99.4	Consent of Joseph Brecher
99.5	Consent of Erik Cohen
99.6	Consent of Michael Hotchkiss
99.7	Consent of Steven Nigro
99.8	Consent of Jeffrey Weissmann
99.10*	Form of Proxy Card for Maiden
107	Filing Fee Table

1.
Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 30, 2024.

2.
Incorporated by reference to the filing of such exhibit with Maiden’s Proxy Statement on Schedule 14A filed with the SEC on November 8, 2019.

3.
Incorporated by reference to the filing of such exhibit with Maiden’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 18, 2020 (File No. 001-34042).

4.
Incorporated by reference to the filing of such exhibit with Maiden’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 13, 2012 (File No. 001-34042).

5.
Incorporated by reference to the filing of such exhibit with Maiden’s Registration Statement on S-1 initially filed with the SEC on September 17, 2007, subsequently amended and declared effective May 6, 2008 (File No. 333-146137).

6.
Incorporated by reference to the filing of such exhibit with Maiden’s Current Report on Form 8-K filed with the SEC on January 30, 2019 (File No. 001-34042).

7.
Incorporated by reference to the filing of such exhibit with Maiden’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 31, 2009 (File No. 001-34042).

8.
Incorporated by reference to the filing of such exhibit with Amendment No. 2 to Maiden’s Registration Statement on S-1 filed with the SEC on March 28, 2008 (File No. 333-146137).

9.
Incorporated by reference to the filing of such exhibit with Maiden’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 15, 2021 (File No. 001-34042).

10.
Incorporated by reference to the filing of such exhibit with Maiden’s Quarterly Report on Form 10-Q for the period ended June 30, 2011 filed with the SEC on August 8, 2011 (File No. 001-34042).

11.
Incorporated by reference to the filing of such exhibit with Maiden’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 11, 2013 (File No. 001-34042).

12.
Incorporated by reference to the filing of such exhibit with Maiden’s Quarterly Report on Form 10-Q for the period ended June 30, 2016 filed with the SEC on August 9, 2016 (File No. 001-34042).

13.
Incorporated by reference to the filing of such exhibit with Maiden’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 15, 2019 (File No. 001-34042).

14.
Incorporated by reference to the filing of such exhibit with Maiden’s Quarterly Report on Form 10-Q for the period ended September 30, 2018 filed with the SEC on November 9, 2018 (File No. 001-34042).

15.
Incorporated by reference to the filing of such exhibit with Maiden’s Quarterly Report on Form 10-Q for the period ended June 30, 2012 filed with the SEC on August 9, 2012 (File No. 001-34042).

16.
Incorporated by reference to the filing of such exhibit with Maiden’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 1, 2018 (File No. 001-34042).

17.
Incorporated by reference to the filing of such exhibit with Maiden’s Quarterly Report on Form 10-Q for the period ended September 30, 2016 filed with the SEC on November 8, 2016 (File No. 001-34042).

18.
Incorporated by reference to the filing of such exhibit with Maiden’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 14, 2022 (File No. 001-34042).

19.
Incorporated by reference to the filing of such exhibit with Maiden’s Current Report on Form 8-K filed with the SEC on January 3, 2019 (File No. 001-34042).

20.
Incorporated by reference to the filing of such exhibit with Maiden’s Current Report on Form 8-K filed with the SEC on March 4, 2019 (File No. 001-34042).

21.
Incorporated by reference to the filing of such exhibit with Maiden’s Quarterly Report on Form 10-Q for the period ended June 30, 2019 filed with the SEC on August 9, 2019 (File No. 001-34042).

22.
Incorporated by reference to the filing of such exhibit with Maiden’s Quarterly Report on Form 10-Q for the period ended March 31, 2024 filed with the SEC on May 9, 2024 (No. 001-34042).

23.
Incorporated by reference to the filing of such exhibit with Maiden’s Quarterly Report on Form 10-Q for the period ended June 30, 2024 filed with the SEC on August 8, 2024 (No. 001-34042).

†
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish the omitted schedules to the SEC upon request.

*
To be filed by amendment.

ITEM 22.   UNDERTAKINGS
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(b)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(c)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(c)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(d)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.
(8)   That every prospectus (a) that is filed pursuant to the paragraph immediately preceding, or (b) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(9)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(10)   To respond to requests for information that is incorporated by reference into the proxy statement/prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(11)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 10, 2025.
RANGER BERMUDA TOPCO LTD
By:
/s/ Patrick J. Haveron

Name:
Patrick J. Haveron

Title:
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes Patrick J. Haveron and Lawrence F. Metz, and any one of them individually, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.
Signature	Title	Date
/s/ Patrick J. Haveron Patrick J. Haveron	Director, Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	March 10, 2025
/s/ Lawrence F. Metz Lawrence F. Metz	Director	March 10, 2025